Transamerica Funds
Prospectus March 1, 2015
Fund	Class A Ticker	Class B Ticker	Class C Ticker	Class I Ticker	Class R Ticker	Class T Ticker
Transamerica Asset Allocation-Conservative Portfolio	ICLAX	ICLBX	ICLLX	TACIX	ICVRX	None
Transamerica Asset Allocation-Growth Portfolio	IAAAX	IAABX	IAALX	TAGIX	IGWRX	None
Transamerica Asset Allocation-Moderate Growth Portfolio	IMLAX	IMLBX	IMLLX	TMGIX	IMGRX	None
Transamerica Asset Allocation-Moderate Portfolio	IMOAX	IMOBX	IMOLX	TMMIX	IMDRX	None
Transamerica Capital Growth	IALAX	IACBX	ILLLX	TFOIX	None	None
Transamerica Concentrated Growth	TORAX	None	TCCGX	TOREX	None	None
Transamerica Dividend Focused	TDFAX	None	TDFCX	TDFIX	None	None
Transamerica Emerging Markets Debt	EMTAX	None	EMTCX	EMTIX	None	None
Transamerica Emerging Markets Equity	AEMTX	None	CEMTX	IEMTX	None	None
Transamerica Enhanced Muni	TAMUX	None	TCMUX	TIMUX	None	None
Transamerica Flexible Income	IDITX	IFLBX	IFLLX	TFXIX	None	None
Transamerica Floating Rate	TFLAX	None	TFLCX	TFLIX	None	None
Transamerica Global Bond	ATGBX	None	CTGBX	ITGBX	None	None
Transamerica Global Equity	IMNAX	IMNBX	IMNCX	TMUIX	None	None
Transamerica Growth Opportunities	ITSAX	ITCBX	ITSLX	TGPIX	None	None
Transamerica High Yield Bond	IHIYX	INCBX	INCLX	TDHIX	None	None
Transamerica High Yield Muni	THAYX	None	THCYX	THYIX	None	None
Transamerica Income & Growth	TAIGX	None	TCIGX	TIIGX	None	None
Transamerica Inflation Opportunities	TIOAX	None	TIOCX	ITIOX	None	None
Transamerica International Equity	TRWAX	None	TRWCX	TSWIX	None	None
Transamerica International Small Cap Value	None	None	None	TISVX	None	None
Transamerica Large Cap Value	TWQAX	None	TWQCX	TWQIX	None	None
Transamerica Mid Cap Growth	MCGAX	None	MGTCX	IMCGX	None	None
Transamerica Mid Cap Value Opportunities	MCVAX	None	MCVCX	MVTIX	None	None
Transamerica MLP & Energy Income	TMLAX	None	TMCLX	TMLPX	None	None
Transamerica Money Market	IATXX	IBTXX	IMLXX	TAMXX	None	None
Transamerica Multi-Managed Balanced	IBALX	IBABX	IBLLX	TBLIX	None	None
Transamerica Multi-Manager Alternative Strategies Portfolio	IMUAX	None	IMUCX	TASIX	None	None
Transamerica Opportunistic Allocation	None	None	None	None	None	None
Transamerica Short-Term Bond	ITAAX	None	ITACX	TSTIX	None	None
Transamerica Small Cap Core	SCCAX	None	SCCCX	ISMTX	None	None
Transamerica Small Cap Growth	ASGTX	None	CSGTX	ISCGX	None	None
Transamerica Small Cap Value	TSLAX	None	TSLCX	TSLIX	None	None
Transamerica Small/Mid Cap Value	IIVAX	IIVBX	IIVLX	TSVIX	None	None
Transamerica Strategic High Income	TASHX	None	TCSHX	TSHIX	None	None
Transamerica Tactical Allocation	TTAAX	None	TTACX	TTAIX	None	None
Transamerica Tactical Income	IGTAX	None	IGTCX	IGTIX	None	None
Transamerica Tactical Rotation	ATTRX	None	CTTRX	ITTOX	None	None
Transamerica Unconstrained Bond	TUNAX	None	TUNBX	TUNIX	None	None
Transamerica US Growth	TADAX	TADBX	TADCX	TDEIX	None	TWMTX
Neither the U.S. Securities and Exchange Commission, U.S. Commodity Futures Trading Commission, nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Not insured by FDIC or any federal government agency.	May lose value.	Not a deposit of or guaranteed by any bank, bank affiliate, or credit union.

Transamerica Asset Allocation-Conservative Portfolio

Investment Objective: Seeks current income and preservation of capital.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	B	C	I	R
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.50%	None	None	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	5.00%	1.00%	None	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	B	C	I	R
Management fees	0.10%	0.10%	0.10%	0.10%	0.10%
Distribution and service (12b-1) fees	0.25%	1.00%	1.00%	0.00%	0.50%
Other expenses	0.16%	0.18%	0.12%	0.16%	0.22%
Acquired fund fees and expenses	0.78%	0.78%	0.78%	0.78%	0.78%
Total annual fund operating expenses[1]	1.29%	2.06%	2.00%	1.04%	1.60%
1	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not include acquired (i.e., underlying) funds’ fees and expenses and do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$674	$936	$1,219	$2,021
B	$709	$946	$1,208	$2,192
C	$303	$627	$1,078	$2,327
I	$106	$331	$ 574	$1,271
R	$163	$505	$ 871	$1,900
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$674	$936	$1,219	$2,021
B	$209	$646	$1,108	$2,192
C	$203	$627	$1,078	$2,327
I	$106	$331	$ 574	$1,271
R	$163	$505	$ 871	$1,900

Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 26% of the average value of its portfolio.
Principal Investment Strategies: The fund seeks to achieve its investment objective by investing its assets in a broad mix of underlying Transamerica Funds (“underlying funds”).
•	Under normal circumstances, investments in underlying funds are expected to achieve a mix over time of approximately 35% of net assets in equities, which may include both stocks and commodity-related securities, and approximately 65% of net assets in fixed-income, which may include bonds, cash, cash equivalents, and other money market instruments. These percentages may vary.
•	The underlying funds may invest in a variety of U.S. and foreign equity and fixed-income (including high-yield) securities and alternative investments. The underlying funds may also invest in real estate investment trusts (“REITs”).
•	Allocation of assets among the underlying funds is based on factors such as diversification, general market outlooks, volatility in the equity markets, historical performance, current valuations, and other global economic factors.
•	The fund may also invest directly in U.S. government securities and/or short-term commercial paper.
Each underlying fund has its own investment objective, principal investment strategies and investment risks. The “Underlying Funds” section of the prospectus lists the underlying funds currently available for investment by the fund, provides a summary of their respective investment objectives and principal investment strategies, and identifies certain risks of the underlying funds.
The fund may have exposure to derivatives instruments, such as options, futures or forward contracts and swaps through its investments in the underlying funds.
It is not possible to predict the extent to which the fund will be invested in a particular underlying fund at any time. The fund may be a significant shareholder in certain underlying funds.
The Portfolio Construction Manager, Morningstar Associates, LLC, may change the fund's asset allocation and underlying funds at any time without notice to shareholders and without shareholder approval.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund (either directly or through its investments in underlying funds). Each risk described below may not apply to each underlying fund and an underlying fund may be subject to additional or different risks than those described below. You may lose money if you invest in this fund.
•	Asset Allocation – The Portfolio Construction Manager allocates the fund's assets among various asset classes and underlying funds. These allocations may be unsuccessful in maximizing the fund's return and/or avoiding investment losses, and may cause the fund to underperform.
•	Commodities – To the extent the fund invests in commodities or instruments whose performance is linked to the price of an underlying commodity or commodity index, the fund will be subject to the risks of investing in commodities, including regulatory, economic and political developments, weather events and natural disasters and market disruptions. The fund's investment exposure to the commodities markets may subject the fund to greater volatility than investments in more traditional securities, such as stocks and bonds. Commodities and commodity-linked investments may be less liquid than other investments. Commodity-linked investments are subject to the credit risks associated with the issuer, and their values may decline substantially if the issuer's creditworthiness deteriorates.
•	Convertible Securities – Convertible securities share investment characteristics of both fixed income and equity securities. However, the value of these securities tends to vary more with fluctuations in the value of the underlying common stock than with fluctuations in interest rates. The value of convertible securities also tends to exhibit lower volatility than the underlying common stock. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. The fund could lose money if the issuer of a convertible security is unable to meet its financial obligations or goes bankrupt.
•	Counterparty – The fund will be subject to credit risk (that is, where changes in an issuer’s financial strength or credit rating may affect an instrument’s value) with respect to the amount it expects to receive from counterparties to derivatives, repurchase agreements and other financial contracts entered into by the fund or held by special purpose or structured vehicles. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the value of your investment in the fund may decline.
•	Credit – If an issuer or other obligor (such as a party providing insurance or other credit enhancement) of a security held by the fund or a counterparty to a financial contract with the fund defaults or is downgraded, or is perceived to be less creditworthy, or if the value of any underlying assets declines, the value of your investment will typically decline. Below investment grade, high-yield debt securities (commonly known as “junk bonds”) have a higher risk of default and are considered speculative. Subordinated securities are more likely to suffer a credit loss than non-subordinated securities of the same issuer and will be disproportionately affected by a default, downgrade or perceived decline in creditworthiness.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Derivatives – Using derivatives exposes the fund to additional risks and can increase fund losses and reduce opportunities for gains when market prices, interest rates or the derivatives themselves behave in a way not anticipated by the fund. Using derivatives also can have a leveraging effect and increase fund volatility. The fund may also have to sell assets at inopportune times to satisfy its obligations. Derivatives may be difficult to sell, unwind or value, and the counterparty may default on its obligations to the fund. The fund's investments in derivative instruments may involve a small investment relative to the amount of investment exposure assumed and may result in losses exceeding the amounts invested in those instruments. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The U.S. government is in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin and reporting requirements. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make them more costly, may limit their availability, may disrupt markets or may otherwise adversely affect their value or performance.
•	Emerging Markets – Investments in the securities of issuers located in or principally doing business in emerging markets are subject to foreign investments risks. These risks are greater for investments in issuers in emerging market countries. Emerging market countries tend to have economic, political and legal systems that are less fully developed and are less stable than those of more developed countries. Emerging market securities are often particularly sensitive to market movements because their market prices tend to reflect speculative expectations. Low trading volumes may result in a lack of liquidity and in extreme price volatility.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Extension – When interest rates rise, repayments of fixed income securities, particularly asset- and mortgage-backed securities, may occur more slowly than anticipated, extending the effective duration of these fixed income securities at below market interest rates and causing their market prices to decline more than they would have declined due to the rise in interest rates alone. This may cause the fund’s share price to be more volatile.
•	Fixed-Income Securities – The market prices of fixed-income securities may go up or down, sometimes rapidly and unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. In addition, the market value of a fixed income security may decline if the issuer or other obligor of the security fails to pay principal and/or interest, otherwise defaults or has its credit rating downgraded or is perceived to be less creditworthy, or the credit quality or value of any underlying assets declines. When market prices fall, the value of your investment will go down. The value of your investment will generally go down when interest rates rise. Interest rates have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	High-Yield Debt Securities – High-yield debt securities, commonly referred to as “junk bonds,” are securities that are rated below “investment grade” (that is, securities rated below Baa/BBB) or, if unrated, determined to be below investment grade by the sub-adviser. Changes in interest rates, the market’s perception of the issuers and the creditworthiness of the issuers may significantly affect the value of these bonds. Junk bonds are considered speculative, have a higher risk of default, tend to be less liquid and may be more difficult to value than higher grade securities. Junk bonds tend to be volatile and more susceptible to adverse events and negative sentiments.
•	Interest Rate – Interest rates in the U.S. have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. The value of fixed income securities generally goes down when interest rates rise, and therefore the value of your investment in the fund may also go down. Debt securities have varying levels of sensitivity to changes in interest rates. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Leveraging – The value of your investment may be more volatile to the extent that the fund borrows or uses derivatives or other investments that have a leveraging effect on the fund. Other risks also will be compounded. This is because leverage generally magnifies the effect of a change in the value of an asset and creates a risk of loss of value on a larger pool of assets than the fund would otherwise have had. The use of leverage is considered to be a speculative investment practice and may result in the loss of a substantial amount, and possibly all, of the fund's assets. The fund also may have to sell assets at inopportune times to satisfy its obligations.
•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.
•	Manager – The fund is subject to the risk that the Portfolio Construction Manager’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the Portfolio Construction Manager to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the Portfolio Construction Manager. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Prepayment or Call – Many issuers have a right to prepay their securities. If interest rates fall, an issuer may exercise this right. If this happens, the fund will not benefit from the rise in market price that normally accompanies a decline in interest rates, and will be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on the prepaid security. The fund also may lose any premium it paid on the security.
•	REITs – Investing in real estate investment trusts (“REITs”) involves unique risks. When the fund invests in REITs, it is subject to risks generally associated with investing in real estate. A REIT’s performance depends on the types and locations of the properties it owns, how well it manages those properties and cash flow. REITs may have lower trading volumes and may be subject to more abrupt or erratic price movements than the overall securities markets. In addition to its own expenses, the fund will indirectly bear its proportionate share of any management and other expenses paid by REITs in which it invests. REITs are subject to a number of highly technical tax-related rules and requirements; and the failure to qualify as a REIT could result in corporate-level taxation, significantly reducing the return on an investment to the fund.
•	Underlying Funds – Because the fund invests its assets in various underlying funds, its ability to achieve its investment objective depends largely on the performance of the underlying funds in which it invests. Each of the underlying funds in which the fund may invest has its own investment risks, and those risks can affect the value of the underlying funds' shares and therefore the value of the fund's investments. There can be no assurance that the investment objective of any underlying fund will be achieved. To the extent that the fund invests more of its assets in one underlying fund than in another, the fund will have greater exposure to the risks of that underlying fund. In addition, the fund will bear a pro rata portion of the operating expenses of the underlying funds in which it invests. The “Underlying Funds” section of the fund's prospectus identifies certain risks of each underlying fund.
•	U.S. Government Agency Obligations – Government agency obligations have different levels of credit support and, therefore, different degrees of credit risk. Securities issued by agencies and instrumentalities of the U.S. government that are supported by the full faith and credit of the U.S. generally present a lesser degree of credit risk than securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the issuer’s right to borrow from the U.S. Treasury and securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the credit of the issuing agencies. Although the U.S. government has provided financial support to the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) in the past, there can be no assurance that it will support these or other government sponsored entities in the future.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows how the fund’s performance has varied from year to year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance, as well as comparison to one or more secondary indices. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. In the “10 Years or Since Inception” column of the table, returns are shown for ten years or since inception of the share class, whichever is less. Index returns are for ten years.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.

Annual Total Returns (calendar years ended December 31) - Class A
	Quarter Ended	Return
Best Quarter:	06/30/2009	12.20%
Worst Quarter:	12/31/2008	-10.98%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	5 Years	10 Years or Since Inception	Inception Date
Class A				03/01/2002
Return before taxes	4.18%	6.30%	4.96%
Return after taxes on distributions	1.49%	4.93%	3.56%
Return after taxes on distributions and sale of fund shares	3.83%	4.60%	3.53%
Class B (Return before taxes only)	3.45%	5.59%	4.41%	03/01/2002
Class C (Return before taxes only)	3.57%	5.65%	4.31%	11/11/2002
Class I (Return before taxes only)	4.54%	6.67%	6.74%	11/30/2009
Class R (Return before taxes only)	3.95%	6.03%	4.91%	06/15/2006
Wilshire 5000 Total Market Index (reflects no deduction for fees, expenses or taxes)	12.10%	15.64%	8.13%
Barclays U.S. Aggregate Bond Index (reflects no deduction for fees, expenses or taxes)	5.97%	4.45%	4.71%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.
Management:
Investment Adviser:	Portfolio Construction Manager:
Transamerica Asset Management, Inc.	Morningstar Associates, LLC
Portfolio Construction Team:
Dario Castagna, CFA, Co-Portfolio Manager since 2014
Dan McNeela, CFA, Co-Portfolio Manager since 2010
Michael Stout, CFA, Co-Portfolio Manager since 2006
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Class B shares are not available for purchase, including to existing Class B shareholders, except in the limited circumstances described in this prospectus under the section entitled “Shareholder Information – Buying Shares”.
Class R shares are intended for purchase by participants in certain retirement plans such as 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit sharing and money purchase plans, defined-benefit plans and non-qualified deferred compensation plans (eligible retirement plans), and under the following conditions: Class R shares are available only when a plan’s recordkeeper or financial service firm serving as an intermediary has an agreement with Transamerica Funds, and in such eligible retirement plans where Class R shares are held on the books of the funds through omnibus or Network Level 3 accounts (either at the plan level or at the level of the financial service firm serving as an intermediary). There is no minimum investment for Class R shares.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Asset Allocation-Growth Portfolio

Investment Objective: Seeks long-term capital appreciation.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	B	C	I	R
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.50%	None	None	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	5.00%	1.00%	None	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	B	C	I	R
Management fees	0.10%	0.10%	0.10%	0.10%	0.10%
Distribution and service (12b-1) fees	0.25%	1.00%	1.00%	0.00%	0.50%
Other expenses	0.19%	0.24%	0.16%	0.16%	0.25%
Acquired fund fees and expenses	0.93%	0.93%	0.93%	0.93%	0.93%
Total annual fund operating expenses[1]	1.47%	2.27%	2.19%	1.19%	1.78%
1	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not include acquired (i.e., underlying) funds’ fees and expenses and do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$691	$ 989	$1,309	$2,211
B	$730	$1,009	$1,315	$2,404
C	$322	$ 685	$1,175	$2,524
I	$121	$ 378	$ 654	$1,443
R	$181	$ 560	$ 964	$2,095
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$691	$989	$1,309	$2,211
B	$230	$709	$1,215	$2,404
C	$222	$685	$1,175	$2,524
I	$121	$378	$ 654	$1,443
R	$181	$560	$ 964	$2,095

Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 31% of the average value of its portfolio.
Principal Investment Strategies: The fund seeks to achieve its investment objective by investing its assets in a broad mix of underlying Transamerica Funds (“underlying funds”).
•	Under normal circumstances, the fund expects to invest primarily in underlying funds that invest in U.S. and foreign (including emerging market) equities, commodity-related securities, and alternative investments.
•	Allocation of assets among the underlying funds is based on factors such as diversification, general market outlooks, historical performance, current valuations, and other global economic factors. The underlying funds may also invest in real estate investment trusts (“REITs”).
•	The fund may also invest directly in U.S. government securities and/or short-term commercial paper.
Each underlying fund has its own investment objective, principal investment strategies and investment risks. The “Underlying Funds” section of the prospectus lists the underlying funds currently available for investment by the fund, provides a summary of their respective investment objectives and principal investment strategies, and identifies certain risks of the underlying funds.
The fund may have exposure to derivatives instruments, such as options, futures or forward contracts and swaps through its investments in the underlying funds.
It is not possible to predict the extent to which the fund will be invested in a particular underlying fund at any time. The fund may be a significant shareholder in certain underlying funds.
The Portfolio Construction Manager, Morningstar Associates, LLC, may change the fund’s asset allocations and underlying funds at any time without notice to shareholders and without shareholder approval.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund (either directly or through its investments in underlying funds). Each risk described below may not apply to each underlying fund and an underlying fund may be subject to additional or different risks than those described below. You may lose money if you invest in this fund.
•	Asset Allocation – The Portfolio Construction Manager allocates the fund's assets among various asset classes and underlying funds. These allocations may be unsuccessful in maximizing the fund's return and/or avoiding investment losses, and may cause the fund to underperform.
•	Commodities – To the extent the fund invests in commodities or instruments whose performance is linked to the price of an underlying commodity or commodity index, the fund will be subject to the risks of investing in commodities, including regulatory, economic and political developments, weather events and natural disasters and market disruptions. The fund's investment exposure to the commodities markets may subject the fund to greater volatility than investments in more traditional securities, such as stocks and bonds. Commodities and commodity-linked investments may be less liquid than other investments. Commodity-linked investments are subject to the credit risks associated with the issuer, and their values may decline substantially if the issuer's creditworthiness deteriorates.
•	Counterparty – The fund will be subject to credit risk (that is, where changes in an issuer’s financial strength or credit rating may affect an instrument’s value) with respect to the amount it expects to receive from counterparties to derivatives, repurchase agreements and other financial contracts entered into by the fund or held by special purpose or structured vehicles. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the value of your investment in the fund may decline.

•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Derivatives – Using derivatives exposes the fund to additional risks and can increase fund losses and reduce opportunities for gains when market prices, interest rates or the derivatives themselves behave in a way not anticipated by the fund. Using derivatives also can have a leveraging effect and increase fund volatility. The fund may also have to sell assets at inopportune times to satisfy its obligations. Derivatives may be difficult to sell, unwind or value, and the counterparty may default on its obligations to the fund. The fund's investments in derivative instruments may involve a small investment relative to the amount of investment exposure assumed and may result in losses exceeding the amounts invested in those instruments. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The U.S. government is in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin and reporting requirements. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make them more costly, may limit their availability, may disrupt markets or may otherwise adversely affect their value or performance.
•	Emerging Markets – Investments in the securities of issuers located in or principally doing business in emerging markets are subject to foreign investments risks. These risks are greater for investments in issuers in emerging market countries. Emerging market countries tend to have economic, political and legal systems that are less fully developed and are less stable than those of more developed countries. Emerging market securities are often particularly sensitive to market movements because their market prices tend to reflect speculative expectations. Low trading volumes may result in a lack of liquidity and in extreme price volatility.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Fixed-Income Securities – The market prices of fixed-income securities may go up or down, sometimes rapidly and unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. In addition, the market value of a fixed income security may decline if the issuer or other obligor of the security fails to pay principal and/or interest, otherwise defaults or has its credit rating downgraded or is perceived to be less creditworthy, or the credit quality or value of any underlying assets declines. When market prices fall, the value of your investment will go down. The value of your investment will generally go down when interest rates rise. Interest rates have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	Interest Rate – Interest rates in the U.S. have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. The value of fixed income securities generally goes down when interest rates rise, and therefore the value of your investment in the fund may also go down. Debt securities have varying levels of sensitivity to changes in interest rates. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Leveraging – The value of your investment may be more volatile to the extent that the fund borrows or uses derivatives or other investments that have a leveraging effect on the fund. Other risks also will be compounded. This is because leverage generally magnifies the effect of a change in the value of an asset and creates a risk of loss of value on a larger pool of assets than the fund would otherwise have had. The use of leverage is considered to be a speculative investment practice and may result in the loss of a substantial amount, and possibly all, of the fund's assets. The fund also may have to sell assets at inopportune times to satisfy its obligations.
•	Manager – The fund is subject to the risk that the Portfolio Construction Manager’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the Portfolio Construction Manager to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the Portfolio Construction Manager. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	REITs – Investing in real estate investment trusts (“REITs”) involves unique risks. When the fund invests in REITs, it is subject to risks generally associated with investing in real estate. A REIT’s performance depends on the types and locations of the properties it owns, how well it manages those properties and cash flow. REITs may have lower trading volumes and may be subject to more abrupt or erratic price movements than the overall securities markets. In addition to its own expenses, the fund will indirectly bear its proportionate share of any management and other expenses paid by REITs in which it invests. REITs are subject to a number of highly technical tax-related rules and requirements; and the failure to qualify as a REIT could result in corporate-level taxation, significantly reducing the return on an investment to the fund.
•	Underlying Funds – Because the fund invests its assets in various underlying funds, its ability to achieve its investment objective depends largely on the performance of the underlying funds in which it invests. Each of the underlying funds in which the fund may invest has its own investment risks, and those risks can affect the value of the underlying funds' shares and therefore the value of the fund's investments. There can be no assurance that the investment objective of any underlying fund will be achieved. To the extent that the fund invests more of its assets in one underlying fund than in another, the fund will have greater exposure to the risks of that underlying fund. In addition, the fund will bear a pro rata portion of the operating expenses of the underlying funds in which it invests. The “Underlying Funds” section of the fund's prospectus identifies certain risks of each underlying fund.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows how the fund’s performance has varied from year to year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. In the “10 Years or Since Inception” column of the table, returns are shown for ten years or since inception of the share class, whichever is less. Index returns are for ten years.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Annual Total Returns (calendar years ended December 31) - Class A
	Quarter Ended	Return
Best Quarter:	06/30/2009	18.83%
Worst Quarter:	12/31/2008	-22.63%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	5 Years	10 Years or Since Inception	Inception Date
Class A				03/01/2002
Return before taxes	5.33%	10.49%	5.79%
Return after taxes on distributions	3.53%	9.88%	5.23%
Return after taxes on distributions and sale of fund shares	4.56%	8.33%	4.65%
Class B (Return before taxes only)	4.52%	9.67%	5.23%	03/01/2002
Class C (Return before taxes only)	4.58%	9.75%	5.14%	11/11/2002
Class I (Return before taxes only)	5.63%	10.88%	11.38%	11/30/2009
Class R (Return before taxes only)	5.04%	10.25%	5.32%	06/15/2006
Wilshire 5000 Total Market Index (reflects no deduction for fees, expenses or taxes)	12.10%	15.64%	8.13%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.

Management:
Investment Adviser:	Portfolio Construction Manager:
Transamerica Asset Management, Inc.	Morningstar Associates, LLC
Portfolio Construction Team:
Dario Castagna, CFA, Co-Portfolio Manager since 2014
Dan McNeela, CFA, Co-Portfolio Manager since 2010
Michael Stout, CFA, Co-Portfolio Manager since 2006
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Class B shares are not available for purchase, including to existing Class B shareholders, except in the limited circumstances described in this prospectus under the section entitled “Shareholder Information – Buying Shares”.
Class R shares are intended for purchase by participants in certain retirement plans such as 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit sharing and money purchase plans, defined-benefit plans and non-qualified deferred compensation plans (eligible retirement plans), and under the following conditions: Class R shares are available only when a plan’s recordkeeper or financial service firm serving as an intermediary has an agreement with Transamerica Funds, and in such eligible retirement plans where Class R shares are held on the books of the funds through omnibus or Network Level 3 accounts (either at the plan level or at the level of the financial service firm serving as an intermediary). There is no minimum investment for Class R shares.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Asset Allocation-Moderate Growth Portfolio

Investment Objective: Seeks capital appreciation with current income as a secondary objective.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	B	C	I	R
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.50%	None	None	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	5.00%	1.00%	None	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	B	C	I	R
Management fees	0.10%	0.10%	0.10%	0.10%	0.10%
Distribution and service (12b-1) fees	0.25%	1.00%	1.00%	0.00%	0.50%
Other expenses	0.15%	0.20%	0.13%	0.15%	0.15%
Acquired fund fees and expenses	0.87%	0.87%	0.87%	0.87%	0.87%
Total annual fund operating expenses[1]	1.37%	2.17%	2.10%	1.12%	1.62%
1	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not include acquired (i.e., underlying) funds’ fees and expenses and do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$682	$960	$1,259	$2,106
B	$720	$979	$1,264	$2,300
C	$313	$658	$1,129	$2,431
I	$114	$356	$ 617	$1,363
R	$165	$511	$ 881	$1,922
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$682	$960	$1,259	$2,106
B	$220	$679	$1,164	$2,300
C	$213	$658	$1,129	$2,431
I	$114	$356	$ 617	$1,363
R	$165	$511	$ 881	$1,922

Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 33% of the average value of its portfolio.
Principal Investment Strategies: The fund seeks to achieve its investment objective by investing its assets in a broad mix of underlying Transamerica Funds (“underlying funds”).
•	Under normal circumstances, investments in underlying funds are expected to achieve a mix over time of approximately 70% of net assets in equities, which may include both stocks and commodity-related securities, and approximately 30% of net assets in fixed-income, which may include bonds, cash, cash equivalents, and other money market instruments. These percentages may vary.
•	The underlying funds may invest in a variety of U.S. and foreign equity and fixed-income (including high-yield) securities and alternative investments. The underlying funds may also invest in real estate investment trusts (“REITs”).
•	Allocation of assets among the underlying funds is based on factors such as diversification, general market outlooks, volatility in the equity markets, historical performance, current valuations, and other global economic factors.
•	The fund may also invest directly in U.S. government securities and/or short-term commercial paper.
Each underlying fund has its own investment objective, principal investment strategies and investment risks. The “Underlying Funds” section of the prospectus lists the underlying funds currently available for investment by the fund, provides a summary of their respective investment objectives and principal investment strategies, and identifies certain risks of the underlying funds.
The fund may have exposure to derivatives instruments, such as options, futures or forward contracts and swaps through its investments in the underlying funds.
It is not possible to predict the extent to which the fund will be invested in a particular underlying fund at any time. The fund may be a significant shareholder in certain underlying funds.
The Portfolio Construction Manager, Morningstar Associates, LLC, may change the fund's asset allocation and underlying funds at any time without notice to shareholders and without shareholder approval.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund (either directly or through its investments in underlying funds). Each risk described below may not apply to each underlying fund and an underlying fund may be subject to additional or different risks than those described below. You may lose money if you invest in this fund.
•	Asset Allocation – The Portfolio Construction Manager allocates the fund's assets among various asset classes and underlying funds. These allocations may be unsuccessful in maximizing the fund's return and/or avoiding investment losses, and may cause the fund to underperform.
•	Commodities – To the extent the fund invests in commodities or instruments whose performance is linked to the price of an underlying commodity or commodity index, the fund will be subject to the risks of investing in commodities, including regulatory, economic and political developments, weather events and natural disasters and market disruptions. The fund's investment exposure to the commodities markets may subject the fund to greater volatility than investments in more traditional securities, such as stocks and bonds. Commodities and commodity-linked investments may be less liquid than other investments. Commodity-linked investments are subject to the credit risks associated with the issuer, and their values may decline substantially if the issuer's creditworthiness deteriorates.
•	Counterparty – The fund will be subject to credit risk (that is, where changes in an issuer’s financial strength or credit rating may affect an instrument’s value) with respect to the amount it expects to receive from counterparties to derivatives, repurchase agreements and other financial contracts entered into by the fund or held by special purpose or structured vehicles. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the value of your investment in the fund may decline.
•	Credit – If an issuer or other obligor (such as a party providing insurance or other credit enhancement) of a security held by the fund or a counterparty to a financial contract with the fund defaults or is downgraded, or is perceived to be less creditworthy, or if the value of any underlying assets declines, the value of your investment will typically decline. Below investment grade, high-yield debt securities (commonly known as “junk bonds”) have a higher risk of default and are considered speculative. Subordinated securities are more likely to suffer a credit loss than non-subordinated securities of the same issuer and will be disproportionately affected by a default, downgrade or perceived decline in creditworthiness.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Derivatives – Using derivatives exposes the fund to additional risks and can increase fund losses and reduce opportunities for gains when market prices, interest rates or the derivatives themselves behave in a way not anticipated by the fund. Using derivatives also can have a leveraging effect and increase fund volatility. The fund may also have to sell assets at inopportune times to satisfy its obligations. Derivatives may be difficult to sell, unwind or value, and the counterparty may default on its obligations to the fund. The fund's investments in derivative instruments may involve a small investment relative to the amount of investment exposure assumed and may result in losses exceeding the amounts invested in those instruments. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The U.S. government is in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin and reporting requirements. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make them more costly, may limit their availability, may disrupt markets or may otherwise adversely affect their value or performance.
•	Emerging Markets – Investments in the securities of issuers located in or principally doing business in emerging markets are subject to foreign investments risks. These risks are greater for investments in issuers in emerging market countries. Emerging market countries tend to have economic, political and legal systems that are less fully developed and are less stable than those of more developed countries. Emerging market securities are often particularly sensitive to market movements because their market prices tend to reflect speculative expectations. Low trading volumes may result in a lack of liquidity and in extreme price volatility.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Extension – When interest rates rise, repayments of fixed income securities, particularly asset- and mortgage-backed securities, may occur more slowly than anticipated, extending the effective duration of these fixed income securities at below market interest rates and causing their market prices to decline more than they would have declined due to the rise in interest rates alone. This may cause the fund’s share price to be more volatile.
•	Fixed-Income Securities – The market prices of fixed-income securities may go up or down, sometimes rapidly and unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. In addition, the market value of a fixed income security may decline if the issuer or other obligor of the security fails to pay principal and/or interest, otherwise defaults or has its credit rating downgraded or is perceived to be less creditworthy, or the credit quality or value of any underlying assets declines. When market prices fall, the value of your investment will go down. The value of your investment will generally go down when interest rates rise. Interest rates have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.

•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	High-Yield Debt Securities – High-yield debt securities, commonly referred to as “junk bonds,” are securities that are rated below “investment grade” (that is, securities rated below Baa/BBB) or, if unrated, determined to be below investment grade by the sub-adviser. Changes in interest rates, the market’s perception of the issuers and the creditworthiness of the issuers may significantly affect the value of these bonds. Junk bonds are considered speculative, have a higher risk of default, tend to be less liquid and may be more difficult to value than higher grade securities. Junk bonds tend to be volatile and more susceptible to adverse events and negative sentiments.
•	Interest Rate – Interest rates in the U.S. have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. The value of fixed income securities generally goes down when interest rates rise, and therefore the value of your investment in the fund may also go down. Debt securities have varying levels of sensitivity to changes in interest rates. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Leveraging – The value of your investment may be more volatile to the extent that the fund borrows or uses derivatives or other investments that have a leveraging effect on the fund. Other risks also will be compounded. This is because leverage generally magnifies the effect of a change in the value of an asset and creates a risk of loss of value on a larger pool of assets than the fund would otherwise have had. The use of leverage is considered to be a speculative investment practice and may result in the loss of a substantial amount, and possibly all, of the fund's assets. The fund also may have to sell assets at inopportune times to satisfy its obligations.
•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.
•	Manager – The fund is subject to the risk that the Portfolio Construction Manager’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the Portfolio Construction Manager to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the Portfolio Construction Manager. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Prepayment or Call – Many issuers have a right to prepay their securities. If interest rates fall, an issuer may exercise this right. If this happens, the fund will not benefit from the rise in market price that normally accompanies a decline in interest rates, and will be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on the prepaid security. The fund also may lose any premium it paid on the security.
•	REITs – Investing in real estate investment trusts (“REITs”) involves unique risks. When the fund invests in REITs, it is subject to risks generally associated with investing in real estate. A REIT’s performance depends on the types and locations of the properties it owns, how well it manages those properties and cash flow. REITs may have lower trading volumes and may be subject to more abrupt or erratic price movements than the overall securities markets. In addition to its own expenses, the fund will indirectly bear its proportionate share of any management and other expenses paid by REITs in which it invests. REITs are subject to a number of highly technical tax-related rules and requirements; and the failure to qualify as a REIT could result in corporate-level taxation, significantly reducing the return on an investment to the fund.
•	Underlying Funds – Because the fund invests its assets in various underlying funds, its ability to achieve its investment objective depends largely on the performance of the underlying funds in which it invests. Each of the underlying funds in which the fund may invest has its own investment risks, and those risks can affect the value of the underlying funds' shares and therefore the value of the fund's investments. There can be no assurance that the investment objective of any underlying fund will be achieved. To the extent that the fund invests more of its assets in one underlying fund than in another, the fund will have greater exposure to the risks of that underlying fund. In addition, the fund will bear a pro rata portion of the operating expenses of the underlying funds in which it invests. The “Underlying Funds” section of the fund's prospectus identifies certain risks of each underlying fund.
•	U.S. Government Agency Obligations – Government agency obligations have different levels of credit support and, therefore, different degrees of credit risk. Securities issued by agencies and instrumentalities of the U.S. government that are supported by the full faith and credit of the U.S. generally present a lesser degree of credit risk than securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the issuer’s right to borrow from the U.S. Treasury and securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the credit of the issuing agencies. Although the U.S. government has provided financial support to the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) in the past, there can be no assurance that it will support these or other government sponsored entities in the future.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows how the fund’s performance has varied from year to year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance, as well as comparison to one or more secondary indices. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. In the “10 Years or Since Inception” column of the table, returns are shown for ten years or since inception of the share class, whichever is less. Index returns are for ten years.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.

Annual Total Returns (calendar years ended December 31) - Class A
	Quarter Ended	Return
Best Quarter:	06/30/2009	15.57%
Worst Quarter:	12/31/2008	-17.63%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	5 Years	10 Years or Since Inception	Inception Date
Class A				03/01/2002
Return before taxes	5.04%	8.96%	5.69%
Return after taxes on distributions	2.37%	8.02%	4.77%
Return after taxes on distributions and sale of fund shares	4.90%	6.98%	4.40%
Class B (Return before taxes only)	4.16%	8.15%	5.12%	03/01/2002
Class C (Return before taxes only)	4.22%	8.22%	5.01%	11/11/2002
Class I (Return before taxes only)	5.25%	9.31%	9.60%	11/30/2009
Class R (Return before taxes only)	4.70%	8.76%	5.38%	06/15/2006
Wilshire 5000 Total Market Index (reflects no deduction for fees, expenses or taxes)	12.10%	15.64%	8.13%
Barclays U.S. Aggregate Bond Index (reflects no deduction for fees, expenses or taxes)	5.97%	4.45%	4.71%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.
Management:
Investment Adviser:	Portfolio Construction Manager:
Transamerica Asset Management, Inc.	Morningstar Associates, LLC
Portfolio Construction Team:
Dario Castagna, CFA, Co-Portfolio Manager since 2014
Dan McNeela, CFA, Co-Portfolio Manager since 2010
Michael Stout, CFA, Co-Portfolio Manager since 2006
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Class B shares are not available for purchase, including to existing Class B shareholders, except in the limited circumstances described in this prospectus under the section entitled “Shareholder Information – Buying Shares”.
Class R shares are intended for purchase by participants in certain retirement plans such as 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit sharing and money purchase plans, defined-benefit plans and non-qualified deferred compensation plans (eligible retirement plans), and under the following conditions: Class R shares are available only when a plan’s recordkeeper or financial service firm serving as an intermediary has an agreement with Transamerica Funds, and in such eligible retirement plans where Class R shares are held on the books of the funds through omnibus or Network Level 3 accounts (either at the plan level or at the level of the financial service firm serving as an intermediary). There is no minimum investment for Class R shares.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Asset Allocation-Moderate Portfolio

Investment Objective: Seeks capital appreciation and current income.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	B	C	I	R
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.50%	None	None	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	5.00%	1.00%	None	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	B	C	I	R
Management fees	0.10%	0.10%	0.10%	0.10%	0.10%
Distribution and service (12b-1) fees	0.25%	1.00%	1.00%	0.00%	0.50%
Other expenses	0.15%	0.20%	0.12%	0.15%	0.13%
Acquired fund fees and expenses	0.83%	0.83%	0.83%	0.83%	0.83%
Total annual fund operating expenses[1]	1.33%	2.13%	2.05%	1.08%	1.56%
1	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not include acquired (i.e., underlying) funds’ fees and expenses and do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$678	$948	$1,239	$2,063
B	$716	$967	$1,244	$2,258
C	$308	$643	$1,103	$2,379
I	$110	$343	$ 595	$1,317
R	$159	$493	$ 850	$1,856
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$678	$948	$1,239	$2,063
B	$216	$667	$1,144	$2,258
C	$208	$643	$1,103	$2,379
I	$110	$343	$ 595	$1,317
R	$159	$493	$ 850	$1,856

Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 27% of the average value of its portfolio.
Principal Investment Strategies: The fund seeks to achieve its investment objective by investing its assets in a broad mix of underlying Transamerica Funds (“underlying funds”).
•	Under normal circumstances, investments in underlying funds are expected to achieve a mix over time of approximately 50% of net assets in equities, which may include both stocks and commodity-related securities, and approximately 50% of net assets in fixed-income, which may include bonds, cash, cash equivalents, and other money market instruments. These percentages may vary.
•	The underlying funds may invest in a variety of U.S. and foreign (including emerging market) equity and fixed-income (including high-yield) securities and alternative investments. The underlying funds may also invest in real estate investment trusts (“REITs”).
•	Allocation of assets among the underlying funds is based on factors such as diversification, general market outlooks, historical performance, current valuations, and other global economic factors.
•	The fund may also invest directly in U.S. government securities and/or short-term commercial paper.
Each underlying fund has its own investment objective, principal investment strategies and investment risks. The “Underlying Funds” section of the prospectus lists the underlying funds currently available for investment by the fund, provides a summary of their respective investment objectives and principal investment strategies, and identifies certain risks of the underlying funds.
The fund may have exposure to derivatives instruments, such as options, futures or forward contracts and swaps through its investments in the underlying funds.
It is not possible to predict the extent to which the fund will be invested in a particular underlying fund at any time. The fund may be a significant shareholder in certain underlying funds.
The Portfolio Construction Manager, Morningstar Associates, LLC, may change the fund's asset allocation and underlying funds at any time without notice to shareholders and without shareholder approval.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund (either directly or through its investments in underlying funds). Each risk described below may not apply to each underlying fund and an underlying fund may be subject to additional or different risks than those described below. You may lose money if you invest in this fund.
•	Asset Allocation – The Portfolio Construction Manager allocates the fund's assets among various asset classes and underlying funds. These allocations may be unsuccessful in maximizing the fund's return and/or avoiding investment losses, and may cause the fund to underperform.
•	Commodities – To the extent the fund invests in commodities or instruments whose performance is linked to the price of an underlying commodity or commodity index, the fund will be subject to the risks of investing in commodities, including regulatory, economic and political developments, weather events and natural disasters and market disruptions. The fund's investment exposure to the commodities markets may subject the fund to greater volatility than investments in more traditional securities, such as stocks and bonds. Commodities and commodity-linked investments may be less liquid than other investments. Commodity-linked investments are subject to the credit risks associated with the issuer, and their values may decline substantially if the issuer's creditworthiness deteriorates.
•	Counterparty – The fund will be subject to credit risk (that is, where changes in an issuer’s financial strength or credit rating may affect an instrument’s value) with respect to the amount it expects to receive from counterparties to derivatives, repurchase agreements and other financial contracts entered into by the fund or held by special purpose or structured vehicles. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the value of your investment in the fund may decline.
•	Credit – If an issuer or other obligor (such as a party providing insurance or other credit enhancement) of a security held by the fund or a counterparty to a financial contract with the fund defaults or is downgraded, or is perceived to be less creditworthy, or if the value of any underlying assets declines, the value of your investment will typically decline. Below investment grade, high-yield debt securities (commonly known as “junk bonds”) have a higher risk of default and are considered speculative. Subordinated securities are more likely to suffer a credit loss than non-subordinated securities of the same issuer and will be disproportionately affected by a default, downgrade or perceived decline in creditworthiness.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Derivatives – Using derivatives exposes the fund to additional risks and can increase fund losses and reduce opportunities for gains when market prices, interest rates or the derivatives themselves behave in a way not anticipated by the fund. Using derivatives also can have a leveraging effect and increase fund volatility. The fund may also have to sell assets at inopportune times to satisfy its obligations. Derivatives may be difficult to sell, unwind or value, and the counterparty may default on its obligations to the fund. The fund's investments in derivative instruments may involve a small investment relative to the amount of investment exposure assumed and may result in losses exceeding the amounts invested in those instruments. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The U.S. government is in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin and reporting requirements. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make them more costly, may limit their availability, may disrupt markets or may otherwise adversely affect their value or performance.
•	Emerging Markets – Investments in the securities of issuers located in or principally doing business in emerging markets are subject to foreign investments risks. These risks are greater for investments in issuers in emerging market countries. Emerging market countries tend to have economic, political and legal systems that are less fully developed and are less stable than those of more developed countries. Emerging market securities are often particularly sensitive to market movements because their market prices tend to reflect speculative expectations. Low trading volumes may result in a lack of liquidity and in extreme price volatility.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Extension – When interest rates rise, repayments of fixed income securities, particularly asset- and mortgage-backed securities, may occur more slowly than anticipated, extending the effective duration of these fixed income securities at below market interest rates and causing their market prices to decline more than they would have declined due to the rise in interest rates alone. This may cause the fund’s share price to be more volatile.
•	Fixed-Income Securities – The market prices of fixed-income securities may go up or down, sometimes rapidly and unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. In addition, the market value of a fixed income security may decline if the issuer or other obligor of the security fails to pay principal and/or interest, otherwise defaults or has its credit rating downgraded or is perceived to be less creditworthy, or the credit quality or value of any underlying assets declines. When market prices fall, the value of your investment will go down. The value of your investment will generally go down when interest rates rise. Interest rates have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.

•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	High-Yield Debt Securities – High-yield debt securities, commonly referred to as “junk bonds,” are securities that are rated below “investment grade” (that is, securities rated below Baa/BBB) or, if unrated, determined to be below investment grade by the sub-adviser. Changes in interest rates, the market’s perception of the issuers and the creditworthiness of the issuers may significantly affect the value of these bonds. Junk bonds are considered speculative, have a higher risk of default, tend to be less liquid and may be more difficult to value than higher grade securities. Junk bonds tend to be volatile and more susceptible to adverse events and negative sentiments.
•	Interest Rate – Interest rates in the U.S. have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. The value of fixed income securities generally goes down when interest rates rise, and therefore the value of your investment in the fund may also go down. Debt securities have varying levels of sensitivity to changes in interest rates. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Leveraging – The value of your investment may be more volatile to the extent that the fund borrows or uses derivatives or other investments that have a leveraging effect on the fund. Other risks also will be compounded. This is because leverage generally magnifies the effect of a change in the value of an asset and creates a risk of loss of value on a larger pool of assets than the fund would otherwise have had. The use of leverage is considered to be a speculative investment practice and may result in the loss of a substantial amount, and possibly all, of the fund's assets. The fund also may have to sell assets at inopportune times to satisfy its obligations.
•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.
•	Manager – The fund is subject to the risk that the Portfolio Construction Manager’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the Portfolio Construction Manager to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the Portfolio Construction Manager. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Prepayment or Call – Many issuers have a right to prepay their securities. If interest rates fall, an issuer may exercise this right. If this happens, the fund will not benefit from the rise in market price that normally accompanies a decline in interest rates, and will be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on the prepaid security. The fund also may lose any premium it paid on the security.
•	REITs – Investing in real estate investment trusts (“REITs”) involves unique risks. When the fund invests in REITs, it is subject to risks generally associated with investing in real estate. A REIT’s performance depends on the types and locations of the properties it owns, how well it manages those properties and cash flow. REITs may have lower trading volumes and may be subject to more abrupt or erratic price movements than the overall securities markets. In addition to its own expenses, the fund will indirectly bear its proportionate share of any management and other expenses paid by REITs in which it invests. REITs are subject to a number of highly technical tax-related rules and requirements; and the failure to qualify as a REIT could result in corporate-level taxation, significantly reducing the return on an investment to the fund.
•	Underlying Funds – Because the fund invests its assets in various underlying funds, its ability to achieve its investment objective depends largely on the performance of the underlying funds in which it invests. Each of the underlying funds in which the fund may invest has its own investment risks, and those risks can affect the value of the underlying funds' shares and therefore the value of the fund's investments. There can be no assurance that the investment objective of any underlying fund will be achieved. To the extent that the fund invests more of its assets in one underlying fund than in another, the fund will have greater exposure to the risks of that underlying fund. In addition, the fund will bear a pro rata portion of the operating expenses of the underlying funds in which it invests. The “Underlying Funds” section of the fund's prospectus identifies certain risks of each underlying fund.
•	U.S. Government Agency Obligations – Government agency obligations have different levels of credit support and, therefore, different degrees of credit risk. Securities issued by agencies and instrumentalities of the U.S. government that are supported by the full faith and credit of the U.S. generally present a lesser degree of credit risk than securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the issuer’s right to borrow from the U.S. Treasury and securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the credit of the issuing agencies. Although the U.S. government has provided financial support to the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) in the past, there can be no assurance that it will support these or other government sponsored entities in the future.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows how the fund’s performance has varied from year to year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance, as well as comparison to one or more secondary indices. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. In the “10 Years or Since Inception” column of the table, returns are shown for ten years or since inception of the share class, whichever is less. Index returns are for ten years.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.

Annual Total Returns (calendar years ended December 31) - Class A
	Quarter Ended	Return
Best Quarter:	06/30/2009	13.29%
Worst Quarter:	12/31/2008	-13.46%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	5 Years	10 Years or Since Inception	Inception Date
Class A				03/01/2002
Return before taxes	4.36%	7.63%	5.44%
Return after taxes on distributions	1.67%	6.32%	4.17%
Return after taxes on distributions and sale of fund shares	4.02%	5.73%	4.02%
Class B (Return before taxes only)	3.51%	6.85%	4.87%	03/01/2002
Class C (Return before taxes only)	3.62%	6.92%	4.77%	11/11/2002
Class I (Return before taxes only)	4.55%	7.95%	8.11%	11/30/2009
Class R (Return before taxes only)	4.07%	7.41%	5.27%	06/15/2006
Wilshire 5000 Total Market Index (reflects no deduction for fees, expenses or taxes)	12.10%	15.64%	8.13%
Barclays U.S. Aggregate Bond Index (reflects no deduction for fees, expenses or taxes)	5.97%	4.45%	4.71%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.
Management:
Investment Adviser:	Portfolio Construction Manager:
Transamerica Asset Management, Inc.	Morningstar Associates, LLC
Portfolio Construction Team:
Dario Castagna, CFA, Co-Portfolio Manager since 2014
Dan McNeela, CFA, Co-Portfolio Manager since 2010
Michael Stout, CFA, Co-Portfolio Manager since 2006
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Class B shares are not available for purchase, including to existing Class B shareholders, except in the limited circumstances described in this prospectus under the section entitled “Shareholder Information – Buying Shares”.
Class R shares are intended for purchase by participants in certain retirement plans such as 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit sharing and money purchase plans, defined-benefit plans and non-qualified deferred compensation plans (eligible retirement plans), and under the following conditions: Class R shares are available only when a plan’s recordkeeper or financial service firm serving as an intermediary has an agreement with Transamerica Funds, and in such eligible retirement plans where Class R shares are held on the books of the funds through omnibus or Network Level 3 accounts (either at the plan level or at the level of the financial service firm serving as an intermediary). There is no minimum investment for Class R shares.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Capital Growth

Investment Objective: Seeks to maximize long-term growth.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	B	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.50%	None	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	5.00%	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	B	C	I
Management fees	0.74%	0.74%	0.74%	0.74%
Distribution and service (12b-1) fees	0.25%	1.00%	1.00%	0.00%
Other expenses	0.26%	0.46%	0.21%	0.21%
Recaptured expense[1]	0.00%	0.04%	0.00%	0.00%
All other expenses	0.26%	0.42%	0.21%	0.21%
Total annual fund operating expenses	1.25% [2]	2.20%	1.95%	0.95%
1	Contractual arrangements have been made with the fund’s investment adviser, Transamerica Asset Management, Inc. (“TAM”), through March 1, 2016 to waive fees and/or reimburse fund expenses to the extent that the fund’s total operating expenses exceed 1.20%, excluding, as applicable, 12b-1 fees, acquired fund fees and expenses, interest, taxes, brokerage commissions, dividend and interest expenses on securities sold short, extraordinary expenses and other expenses not incurred in the ordinary course of the fund’s business. These arrangements cannot be terminated prior to March 1, 2016 without the Board of Trustees’ consent. TAM is entitled to reimbursement by the fund of fees waived or expenses reduced during any of the previous 36 months if on any day or month the estimated annualized fund operating expenses are less than the cap.
2	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$670	$925	$1,199	$1,978
B	$723	$988	$1,280	$2,293
C	$298	$612	$1,052	$2,275
I	$ 97	$303	$ 525	$1,166

If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$670	$925	$1,199	$1,978
B	$223	$688	$1,180	$2,293
C	$198	$612	$1,052	$2,275
I	$ 97	$303	$ 525	$1,166
Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 30% of the average value of its portfolio.
Principal Investment Strategies: The fund’s sub-adviser, Morgan Stanley Investment Management Inc. (the “sub-adviser”), under normal circumstances, seeks long-term capital growth by investing primarily in established and emerging companies with capitalizations within the range of companies included in the Russell 1000® Growth Index1, which as of December 31, 2014, was between $203.5 million and $665.5 billion.
The fund may invest up to 25% of its total assets in securities of foreign issuers, including issuers located in emerging market or developing countries. The sub-adviser considers an issuer to be from a particular country if (i) its principal securities trading market is in that country; (ii) alone or on a consolidated basis it derives 50% or more of its annual revenue from goods produced, sales made or services performed in that country; or (iii) it is organized under the laws of, or has a principal office in, that country. By applying these tests, it is possible that a particular company could be deemed to be from more than one country. The securities in which the fund may invest may be denominated in U.S. dollars or in currencies other than U.S. dollars. The fund may utilize foreign currency exchange contracts, which are derivatives, in connection with its investment in foreign securities. The fund’s equity investments may include common and preferred stocks, convertible securities and equity-linked securities, rights and warrants to purchase common stocks, depositary receipts, exchange-traded funds (“ETFs”) and other specialty securities having equity features.
The sub-adviser emphasizes a bottom-up stock selection process, seeking attractive investments on an individual company basis. The sub-adviser seeks to invest in high quality companies it believes have sustainable competitive advantages and the ability to redeploy capital at high rates of return. The sub-adviser typically favors companies with rising returns on invested capital, above average business visibility, strong free cash flow generation and an attractive risk/reward. The sub-adviser generally considers selling an investment when it determines the company no longer satisfies its investment criteria.
1 Russell Investment Group is the source and owner of the trademarks, service marks and copyrights related to the Russell indexes. Russell® is a trademark of Russell Investment Group.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Convertible Securities – Convertible securities share investment characteristics of both fixed income and equity securities. However, the value of these securities tends to vary more with fluctuations in the value of the underlying common stock than with fluctuations in interest rates. The value of convertible securities also tends to exhibit lower volatility than the underlying common stock. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. The fund could lose money if the issuer of a convertible security is unable to meet its financial obligations or goes bankrupt.
•	Counterparty – The fund will be subject to credit risk (that is, where changes in an issuer’s financial strength or credit rating may affect an instrument’s value) with respect to the amount it expects to receive from counterparties to derivatives, repurchase agreements and other financial contracts entered into by the fund or held by special purpose or structured vehicles. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the value of your investment in the fund may decline.

•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Currency Hedging – The fund may hedge its currency risk using currency futures, forwards or options. However, these instruments may not always work as intended, and a fund may be worse off than if it had not used a hedging instrument.
•	Depositary Receipts – Depositary receipts may be less liquid than the underlying shares in their primary trading market. Any distributions paid to the holders of depositary receipts are usually subject to a fee charged by the depositary. Holders of depositary receipts may have limited voting rights, and investment restrictions in certain countries may adversely impact the value of depositary receipts because such restrictions may limit the ability to convert equity shares into depositary receipts and vice versa. Such restrictions may cause equity shares of the underlying issuer to trade at a discount or premium to the market price of the depositary receipts.
•	Derivatives – Using derivatives exposes the fund to additional risks and can increase fund losses and reduce opportunities for gains when market prices, interest rates or the derivative instruments themselves behave in a way not anticipated by the fund. Using derivatives also can have a leveraging effect and increase fund volatility. The fund may also have to sell assets at inopportune times to satisfy its obligations. Derivatives may be difficult to sell, unwind or value, and the counterparty may default on its obligations to the fund. The fund's investments in derivative instruments may involve a small investment relative to the amount of investment exposure assumed and may result in losses exceeding the amounts invested in those instruments. Recent legislation calls for new regulation of the derivatives markets. The extent and impact of the regulation are not yet fully known and may not be for some time. New regulation of derivatives may make them more costly, may limit their availability, or may otherwise adversely affect their value or performance.
•	Emerging Markets – Investments in the securities of issuers located in or principally doing business in emerging markets are subject to foreign investments risks. These risks are greater for investments in issuers in emerging market countries. Emerging market countries tend to have economic, political and legal systems that are less fully developed and are less stable than those of more developed countries. Emerging market securities are often particularly sensitive to market movements because their market prices tend to reflect speculative expectations. Low trading volumes may result in a lack of liquidity and in extreme price volatility.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Exchange Traded Funds (ETFs) – Equity-based ETFs are subject to risks similar to those of stocks; fixed income-based ETFs are subject to risks similar to those of fixed-income securities. ETF shares may trade at a premium or discount to net asset value. ETFs are subject to secondary market trading risks. In addition, a fund will bear a pro rata portion of the operating expenses of an ETF in which it invests.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	Growth Stocks – Returns on growth stocks may not move in tandem with returns on other categories of stocks or the market as a whole. Growth stocks may be particularly susceptible to larger price swings or to adverse developments. Growth stocks as a group may be out of favor and underperform the overall equity market for a long period of time, for example, while the market favors “value” stocks.

•	Leveraging – The value of your investment may be more volatile to the extent that the fund borrows or uses derivatives or other investments that have a leveraging effect on the fund. Other risks also will be compounded. This is because leverage generally magnifies the effect of a change in the value of an asset and creates a risk of loss of value on a larger pool of assets than the fund would otherwise have had. The use of leverage is considered to be a speculative investment practice and may result in the loss of a substantial amount, and possibly all, of the fund's assets. The fund also may have to sell assets at inopportune times to satisfy its obligations.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Preferred Stock – Preferred stock’s right to dividends and liquidation proceeds is junior to the rights of a company’s debt securities. The value of preferred stock may be subject to factors that affect fixed income and equity securities, including changes in interest rates and in a company’s creditworthiness. The value of preferred stock tends to vary more with fluctuations in the underlying common stock and less with fluctuations in interest rates and tends to exhibit greater volatility. Shareholders of preferred stock may suffer a loss of value if dividends are not paid and have limited voting rights.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
•	Warrants and Rights – Warrants and rights may be considered more speculative than certain other types of investments because they do not entitle a holder to the dividends or voting rights for the securities that may be purchased. They do not represent any rights in the assets of the issuing company, and cease to have value if not exercised prior to the expiration date.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows how the fund’s performance has varied from year to year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. Index returns are since inception of the oldest share class.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Prior to March 22, 2011, the fund was named Transamerica Focus, had a different sub-adviser and used different investment strategies. The performance set forth prior to that date is attributable to a previous sub-adviser.
Annual Total Returns (calendar years ended December 31) - Class A
	Quarter Ended	Return
Best Quarter:	03/31/2012	20.41%
Worst Quarter:	9/30/2011	-13.96%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	5 Years	Since Inception	Inception Date
Class A				11/13/2009
Return before taxes	5.69%	16.67%	16.71%
Return after taxes on distributions	5.01%	16.20%	16.25%
Return after taxes on distributions and sale of fund shares	3.80%	13.51%	13.57%
Class B (Return before taxes only)	4.73%	15.83%	15.87%	11/13/2009
Class C (Return before taxes only)	4.96%	15.95%	15.98%	11/13/2009
Class I (Return before taxes only)	6.02%	17.17%	17.76%	11/30/2009
Russell 1000® Growth Index (reflects no deduction for fees, expenses or taxes)	13.05%	15.81%	16.22%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.

Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Morgan Stanley Investment Management Inc.
Portfolio Managers:
Dennis P. Lynch, Lead Portfolio Manager since 2011
Sam G. Chainani, CFA, Portfolio Manager since 2011
David S. Cohen, Portfolio Manager since 2011
Armistead B. Nash, Portfolio Manager since 2011
Alexander T. Norton, Portfolio Manager since 2011
Jason C. Yeung, CFA, Portfolio Manager since 2011
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Class B shares are not available for purchase, including to existing Class B shareholders, except in the limited circumstances described in this prospectus under the section entitled “Shareholder Information – Buying Shares”.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Concentrated Growth

Investment Objective: Seeks to achieve long-term growth of capital.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.50%	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	C	I
Management fees	0.65%	0.65%	0.65%
Distribution and service (12b-1) fees	0.25%	1.00%	0.00%
Other expenses	0.28%	0.28%	0.30%
Recaptured expense[1]	0.00%	0.00%	0.08%
All other expenses	0.28%	0.28%	0.22%
Total annual fund operating expenses	1.18%	1.93%	0.95% [2]
1	Contractual arrangements have been made with the fund’s investment adviser, Transamerica Asset Management, Inc. (“TAM”), through March 1, 2016 to waive fees and/or reimburse fund expenses to the extent that the fund’s total operating expenses exceed 0.95%, excluding, as applicable, 12b-1 fees, acquired fund fees and expenses, interest, taxes, brokerage commissions, dividend and interest expenses on securities sold short, extraordinary expenses and other expenses not incurred in the ordinary course of the fund’s business. These arrangements cannot be terminated prior to March 1, 2016 without the Board of Trustees’ consent. TAM is entitled to reimbursement by the fund of fees waived or expenses reduced during any of the previous 36 months if on any day or month the estimated annualized fund operating expenses are less than the cap.
2	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not reflect the reduction in advisory fees effective March 1, 2014 for an entire fiscal year.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$664	$904	$1,163	$1,903
C	$296	$606	$1,042	$2,254
I	$ 97	$303	$ 525	$1,166
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$664	$904	$1,163	$1,903
C	$196	$606	$1,042	$2,254
I	$ 97	$303	$ 525	$1,166

Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
For the period beginning January 1, 2014 and ending October 31, 2014, the portfolio turnover rate for the fund was 18% of the average value of its portfolio.
Portfolio turnover rate includes that of The Torray Resolute Fund (the “predecessor fund”) for the period beginning January 1, 2014 and ending February 28, 2104.
Principal Investment Strategies: Under normal circumstances, the fund’s sub-adviser, Torray LLC (the “sub-adviser”), will invest at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in equity securities of large capitalization companies with proven records of increasing earnings on a consistent and sustainable basis. The fund considers large capitalization companies to be those companies with market capitalizations of $5 billion or more at the time of purchase. Sustainable growth is a product of businesses generally characterized by durable competitive advantages, high returns on and efficient use of capital, low financial and operating volatility, high levels of recurring revenue and low exposure to cyclical trends. Companies are reviewed on a fundamental basis in the context of long-term secular themes.
The fund employs a concentrated approach, investing in 25 to 30 stocks, with a long-term orientation and a quality focus. Correlation of securities and underlying businesses is considered in an effort to minimize risk within the fund. Initial positions range from 2% to 3% of assets and may be increased over time to between 5% and 7%. Individual positions will not exceed 7%. Sector weights are independent of benchmarks, ranging from 0% to 35%, and cash is not employed in a tactical or strategic manner.
Risk control is an integral part of the sub-adviser’s process. In the context of security selection, the focus is on quality, which is defined as businesses demonstrating consistent financial and operating metrics through a full business cycle, high returns on capital, appropriate leverage and reasonable valuation. Risk control is also a primary part of portfolio construction. In order to achieve effective diversification, correlation among existing and prospective holdings is measured through multiple periods, assigning preference to issues exhibiting low correlation to the portfolio and among sectors. Excess (positive or negative) relative performance also initiates a review of a security by the sub-adviser.
Positions are reduced or sold if they exhibit excess valuation, reach sector or position limits, show increased business volatility, are replaced by higher conviction ideas or fail to fulfill the original investment thesis.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Focused Investing – To the extent the fund invests in one or more countries, regions, sectors or industries, or in a limited number of issuers, the fund will be more susceptible to negative events affecting those countries, regions, sectors, industries or issuers. Local events, such as political upheaval, financial troubles, or natural disasters may disrupt a country’s or region’s securities markets. Geographic risk is especially high in emerging markets.
•	Growth Stocks – Returns on growth stocks may not move in tandem with returns on other categories of stocks or the market as a whole. Growth stocks may be particularly susceptible to larger price swings or to adverse developments. Growth stocks as a group may be out of favor and underperform the overall equity market for a long period of time, for example, while the market favors “value” stocks.

•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows how the fund’s performance has varied from year to year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance, as well as comparison to one or more secondary indices. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. Index returns are since inception of the predecessor fund.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
The fund acquired the assets and assumed the liabilities of the predecessor fund on March 1, 2014, and the predecessor fund is the accounting and performance survivor of the reorganization. This means that the predecessor fund’s performance and financial history have been adopted by the fund. In the reorganization, former shareholders of the predecessor fund received Class I shares of the fund. Accordingly, the performance of Class I shares of the fund includes the performance of the predecessor fund. The performance of the predecessor fund has not been restated to reflect the estimated annual operating expenses of Class I shares. The inception date shown in the table for Class I shares is that of the predecessor fund.
Although Class A and Class C shares would have similar annual returns to Class I shares because the classes are invested in the same portfolio of securities, the returns for Class A and Class C shares would be lower than Class I shares because of the lower expenses paid by Class I shares. Performance information for Class A and Class C shares will be included after the share classes have been in operation for one complete calendar year.

Annual Total Returns (calendar years ended December 31) - Class I
	Quarter Ended	Return
Best Quarter:	03/31/2012	15.66%
Worst Quarter:	09/30/2011	-13.01%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	Since Inception	Inception Date
Class I			12/31/2010
Return before taxes	8.12%	15.05%
Return after taxes on distributions	7.28%	14.64%
Return after taxes on distributions and sale of fund shares	5.18%	11.95%
Russell 1000® Growth Index (reflects no deduction for fees, expenses or taxes)	13.05%	15.53%

Russell Investment Group is the source and owner of the trademarks, service marks and copyrights related to the Russell indexes. Russell® is a trademark of Russell Investment Group.
The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Torray LLC
Portfolio Manager:
Nicholas C. Haffenreffer, Portfolio Manager of the fund since 2014; Portfolio Manager of the predecessor fund since 2010.
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.

Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Dividend Focused

Investment Objective: Seeks total return gained from the combination of dividend yield, growth of dividends and capital appreciation.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.50%	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	C	I
Management fees	0.64%	0.64%	0.64%
Distribution and service (12b-1) fees	0.25%	1.00%	0.00%
Other expenses	0.07%	0.17%	0.16%
Total annual fund operating expenses	0.96%	1.81%	0.80%
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$643	$839	$1,052	$1,663
C	$284	$569	$ 980	$2,127
I	$ 82	$255	$ 444	$ 990
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$643	$839	$1,052	$1,663
C	$184	$569	$ 980	$2,127
I	$ 82	$255	$ 444	$ 990
Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 21% of the average value of its portfolio.
Principal Investment Strategies: The fund’s sub-adviser, Barrow, Hanley, Mewhinney & Strauss, LLC (the “sub-adviser”), deploys an active strategy that seeks large and middle capitalization U.S.-listed stocks, including American Depositary Receipts (“ADRs”), which make up a portfolio that generally exhibits the following value characteristics: price/earnings and price/book ratios at or below the market (S&P 500®) and dividend yields at or above the market. In addition, the sub-adviser considers stocks for the fund that not only currently pay a dividend, but also have a consecutive 25-year history of paying cash dividends. The sub-adviser also seeks stocks that have long established histories of dividend increases in an effort to ensure that the growth of the dividend stream of the fund’s holdings will be greater than that of the market as a whole.
The sub-adviser utilizes a conservative orientation based on the belief that above-average returns can be achieved while taking below-average risks. The sub-adviser’s investment approach is based on an underlying philosophy that securities markets are inefficient and that these inefficiencies can be favorably exploited through adherence to a value-oriented investment process dedicated to individual stock selection on a bottom-up basis. Accordingly, the sub-adviser constructs a portfolio of individual stocks, selected on a bottom-up basis, using fundamental analysis. The sub-adviser seeks to identify companies that are undervalued and temporarily out-of-favor for reasons it can identify and understand. The sub-adviser does not attempt to time the market or rotate in and out of broad market sectors, as it believes that it is difficult, if not impossible, to add incremental value on a consistent basis by market timing.
The fund’s portfolio will generally consist of 35 to 45 stocks with position sizes of 1% to 5% (8% maximum position weighting). Annual portfolio turnover is anticipated to be less than 25%. If a stock held in the fund omits its dividend, the fund is not required to immediately sell the stock, but the fund will not purchase any stock that does not have a 25-year record of paying cash dividends.
The sub-adviser employs a fully invested strategy. Therefore, under normal market conditions, cash and cash equivalents are generally less than 5% of the fund’s assets.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Depositary Receipts – Depositary receipts may be less liquid than the underlying shares in their primary trading market. Any distributions paid to the holders of depositary receipts are usually subject to a fee charged by the depositary. Holders of depositary receipts may have limited voting rights, and investment restrictions in certain countries may adversely impact the value of depositary receipts because such restrictions may limit the ability to convert equity shares into depositary receipts and vice versa. Such restrictions may cause equity shares of the underlying issuer to trade at a discount or premium to the market price of the depositary receipts.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Focused Investing – To the extent the fund invests in one or more countries, regions, sectors or industries, or in a limited number of issuers, the fund will be more susceptible to negative events affecting those countries, regions, sectors, industries or issuers. Local events, such as political upheaval, financial troubles, or natural disasters may disrupt a country’s or region’s securities markets. Geographic risk is especially high in emerging markets.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.

•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Medium Capitalization Companies – The fund will be exposed to additional risks as a result of its investments in the securities of medium capitalization companies. Investing in medium capitalization companies involves greater risk than is customarily associated with more established companies. The prices of securities of medium capitalization companies generally are more volatile and are more likely to be adversely affected by changes in earnings results and investor expectations or poor economic or market conditions. Securities of medium capitalization companies may underperform larger capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
•	Value Investing – The prices of securities the sub-adviser believes are undervalued may not appreciate as anticipated or may go down. Value stocks as a group may be out of favor and underperform the overall equity market for a long period of time, for example, while the market favors “growth” stocks.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows the fund’s performance for the past calendar year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. Index returns are since the inception of the oldest share class.

As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Annual Total Returns (calendar years ended December 31) - Class A
	Quarter Ended	Return
Best Quarter:	03/31/2014	4.23%
Worst Quarter:	09/30/2014	0.85%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	Since Inception	Inception Date
Class A			01/04/2013
Return before taxes	11.00%	19.03%
Return after taxes on distributions	9.51%	17.82%
Return after taxes on distributions and sale of fund shares	6.97%	14.53%
Class C (Return before taxes only)	10.03%	18.10%	01/04/2013
Class I (Return before taxes only)	11.20%	19.25%	01/04/2013
Russell 1000® Value Index (reflects no deduction for fees, expenses or taxes)	13.45%	21.29%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Barrow, Hanley, Mewhinney & Strauss, LLC
Portfolio Managers:
Ray Nixon, Jr., Portfolio Manager since 2013
Brian Quinn, CFA, Portfolio Manager since 2013
Lewis Ropp, Portfolio Manager since 2013
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.

Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Emerging Markets Debt

Investment Objective: Seeks to generate a high total return through a combination of capital appreciation and income.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	4.75%	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	C	I
Management fees	0.59%	0.59%	0.59%
Distribution and service (12b-1) fees	0.25%	1.00%	0.00%
Other expenses	0.32%	0.25%	0.22%
Total annual fund operating expenses	1.16% [1]	1.84%	0.81%
1	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$588	$826	$1,083	$1,817
C	$287	$579	$ 995	$2,159
I	$ 83	$259	$ 450	$1,002
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$588	$826	$1,083	$1,817
C	$187	$579	$ 995	$2,159
I	$ 83	$259	$ 450	$1,002
Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 321% of the average value of its portfolio.
Principal Investment Strategies: Under normal circumstances, the fund’s sub-adviser, Logan Circle Partners, LP (the “sub-adviser”), invests at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in debt securities of issuers located in emerging market countries. Emerging market countries are countries that major international financial institutions, such as the World Bank, generally consider to be less economically mature than developed nations. Emerging market countries can include every nation in the world except the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. The fund normally invests primarily in fixed-income securities of government and government-related issuers and corporate issuers in emerging market countries.
The sub-adviser seeks to identify companies in developing countries that are believed to be undervalued and have attractive or improving fundamentals. The sub-adviser analyzes the global economic environment and its impact on emerging markets. The fund will normally invest its assets in local currency and hard currency (such as U.S. dollars) emerging markets sovereign and corporate debt issues. The fund’s U.S. dollar denominated sovereign exposure should range between 30% and 100% and corporate exposure between 30% and 70%, and the fund’s local currency sovereign and corporate exposures should range between 5% and 40%. The fund’s developed markets exposure will normally range between 0% and 10%. Generally, less than 10% of the fund’s assets will be invested in cash and cash equivalents.
The fund’s holdings may range in maturity from overnight to 30 years or more and will not be subject to any minimum credit rating standard. The fund may invest in debt securities that are rated below investment grade (commonly known as “junk bonds”), including defaulted securities. The sub-adviser does not expect defaulted securities to represent more than 5% of the fund’s portfolio at any one time. The sub-adviser may, when or if available, use certain strategies, including the use of derivatives, to seek to protect the fund from what are believed to be overvalued currencies or to take advantage of what are believed to be undervalued currencies. The fund may use forward currency contracts to hedge against a decline in the value of existing investments denominated in foreign currency. The sub-adviser generally considers selling a security when it determines that the holding no longer satisfies its investment criteria.
The fund may invest in capital securities, which are hybrid securities that combine the characteristics of bonds and preferred stocks. The fund may invest in such securities in order to take advantage of the mispricing of subordinated risk within the marketplace. The sub-adviser does not expect that capital securities will represent more than 5% of the fund’s assets at any one time.
The fund may also invest up to 25% of its assets in cross currency hedges, which involve the sale of one currency against the positive exposure to a different currency. Cross currency hedges may be used for hedging purposes or to establish an active exposure to the exchange rate between any two currencies.
The fund is non-diversified.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Active Trading – The fund is actively managed and may purchase and sell securities without regard to the length of time held. Active trading may have a negative impact on performance by increasing transaction costs and may generate greater amounts of net short-term capital gains, which, for shareholders holding shares in taxable accounts, would be subject to tax at ordinary income tax rates upon distribution.
•	Aggressive Investment – The fund’s investment strategies, techniques and/or portfolio investments differ from those of many other mutual funds and may be considered aggressive. This approach to investing may expose the fund to additional risks, make the fund a more volatile investment than other mutual funds and cause the fund to perform less favorably than other mutual funds under similar market or economic conditions.
•	Counterparty – The fund will be subject to credit risk (that is, where changes in an issuer’s financial strength or credit rating may affect an instrument’s value) with respect to the amount it expects to receive from counterparties to derivatives, repurchase agreements and other financial contracts entered into by the fund or held by special purpose or structured vehicles. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the value of your investment in the fund may decline.
•	Credit – If an issuer or other obligor (such as a party providing insurance or other credit enhancement) of a security held by the fund or a counterparty to a financial contract with the fund defaults or is downgraded, or is perceived to be less creditworthy, or if the value of any underlying assets declines, the value of your investment will typically decline. Below investment grade, high-yield debt securities (commonly known as “junk bonds”) have a higher risk of default and are considered speculative. Subordinated securities are more likely to suffer a credit loss than non-subordinated securities of the same issuer and will be disproportionately affected by a default, downgrade or perceived decline in creditworthiness.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Currency Hedging – The fund may hedge its currency risk using currency futures, forwards or options. However, these instruments may not always work as intended, and a fund may be worse off than if it had not used a hedging instrument.
•	Derivatives – Using derivatives exposes the fund to additional risks and can increase fund losses and reduce opportunities for gains when market prices, interest rates or the derivatives themselves behave in a way not anticipated by the fund. Using derivatives also can have a leveraging effect and increase fund volatility. The fund may also have to sell assets at inopportune times to satisfy its obligations. Derivatives may be difficult to sell, unwind or value, and the counterparty may default on its obligations to the fund. The fund's investments in derivative instruments may involve a small investment relative to the amount of investment exposure assumed and may result in losses exceeding the amounts invested in those instruments. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The U.S. government is in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin and reporting requirements. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make them more costly, may limit their availability, may disrupt markets or may otherwise adversely affect their value or performance.
•	Distressed or Defaulted Securities – Investments in defaulted securities and obligations of distressed issuers, including securities that are, or may be, involved in reorganizations or other financial restructurings, either out of court or in bankruptcy, involve substantial risks and are considered speculative. The fund may suffer significant losses if the reorganization or restructuring is not completed as anticipated. The fund will generally not receive interest payments on the distressed securities and may incur costs to protect its investment. Repayment of defaulted securities and obligations of distressed issuers is subject to significant uncertainties.
•	Emerging Markets – Investments in the securities of issuers located in or principally doing business in emerging markets are subject to foreign investments risks. These risks are greater for investments in issuers in emerging market countries. Emerging market countries tend to have economic, political and legal systems that are less fully developed and are less stable than those of more developed countries. Emerging market securities are often particularly sensitive to market movements because their market prices tend to reflect speculative expectations. Low trading volumes may result in a lack of liquidity and in extreme price volatility.
•	Extension – When interest rates rise, repayments of fixed income securities, particularly asset- and mortgage-backed securities, may occur more slowly than anticipated, extending the effective duration of these fixed income securities at below market interest rates and causing their market prices to decline more than they would have declined due to the rise in interest rates alone. This may cause the fund’s share price to be more volatile.
•	Fixed-Income Securities – The market prices of fixed-income securities may go up or down, sometimes rapidly and unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. In addition, the market value of a fixed income security may decline if the issuer or other obligor of the security fails to pay principal and/or interest, otherwise defaults or has its credit rating downgraded or is perceived to be less creditworthy, or the credit quality or value of any underlying assets declines. When market prices fall, the value of your investment will go down. The value of your investment will generally go down when interest rates rise. Interest rates have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.

•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	High-Yield Debt Securities – High-yield debt securities, commonly referred to as “junk bonds,” are securities that are rated below “investment grade” (that is, securities rated below Baa/BBB) or, if unrated, determined to be below investment grade by the sub-adviser. Changes in interest rates, the market’s perception of the issuers and the creditworthiness of the issuers may significantly affect the value of these bonds. Junk bonds are considered speculative, have a higher risk of default, tend to be less liquid and may be more difficult to value than higher grade securities. Junk bonds tend to be volatile and more susceptible to adverse events and negative sentiments.
•	Interest Rate – Interest rates in the U.S. have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. The value of fixed income securities generally goes down when interest rates rise, and therefore the value of your investment in the fund may also go down. Debt securities have varying levels of sensitivity to changes in interest rates. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Leveraging – The value of your investment may be more volatile to the extent that the fund borrows or uses derivatives or other investments that have a leveraging effect on the fund. Other risks also will be compounded. This is because leverage generally magnifies the effect of a change in the value of an asset and creates a risk of loss of value on a larger pool of assets than the fund would otherwise have had. The use of leverage is considered to be a speculative investment practice and may result in the loss of a substantial amount, and possibly all, of the fund's assets. The fund also may have to sell assets at inopportune times to satisfy its obligations.
•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.

•	Non-Diversification – The fund is classified as “non-diversified,” which means it may invest a larger percentage of its assets in a smaller number of issuers than a diversified fund. To the extent the fund invests its assets in a smaller number of issuers, the fund will be more susceptible to negative events affecting those issuers than a diversified fund.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Prepayment or Call – Many issuers have a right to prepay their securities. If interest rates fall, an issuer may exercise this right. If this happens, the fund will not benefit from the rise in market price that normally accompanies a decline in interest rates, and will be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on the prepaid security. The fund also may lose any premium it paid on the security.
•	Sovereign Debt – Sovereign debt instruments are subject to the risk that the governmental entity may delay or fail to pay interest or repay principal on its sovereign debt. If a governmental entity defaults, it may ask for more time in which to pay or for further loans. There may be no established legal process for collecting sovereign debt that a government does not pay, nor are there bankruptcy proceedings through which all or part of the sovereign debt that a governmental entity has not repaid may be collected.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows how the fund’s performance has varied from year to year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. Index returns are since inception of the oldest share class.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Annual Total Returns (calendar years ended December 31) - Class A
	Quarter Ended	Return
Best Quarter:	03/31/2012	8.84%
Worst Quarter:	06/30/2013	-6.82%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	Since Inception	Inception Date
Class A			08/31/2011
Return before taxes	1.91%	5.90%
Return after taxes on distributions	-0.10%	3.71%
Return after taxes on distributions and sale of fund shares	1.12%	3.67%
Class C (Return before taxes only)	1.26%	5.19%	08/31/2011
Class I (Return before taxes only)	2.40%	6.28%	08/31/2011
J.P. Morgan Emerging Markets Bond Index Global (reflects no deduction for fees, expenses or taxes)	5.53%	5.18%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Logan Circle Partners, LP
Portfolio Managers:
Todd Howard, CFA, Portfolio Manager since 2011
Scott Moses, CFA, Portfolio Manager since 2011

Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Tax Information: Fund distributions may be taxable as ordinary income or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Emerging Markets Equity

Investment Objective: Seeks long-term capital appreciation.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.50%	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	C	I
Management fees	0.95%	0.95%	0.95%
Distribution and service (12b-1) fees	0.25%	1.00%	0.00%
Other expenses	0.40%	0.34%	0.34%
Total annual fund operating expenses	1.60% [1]	2.29%	1.29%
1	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$704	$1,027	$1,373	$2,346
C	$332	$ 715	$1,225	$2,626
I	$131	$ 409	$ 708	$1,556
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$704	$1,027	$1,373	$2,346
C	$232	$ 715	$1,225	$2,626
I	$131	$ 409	$ 708	$1,556
Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 69% of the average value of its portfolio.
Principal Investment Strategies: Under normal circumstances, the fund’s sub-adviser, ClariVest Asset Management LLC (the “sub-adviser”), invests at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in equity securities (including American Depositary Receipts (“ADRs”), Global Depositary Receipts

(“GDRs”) and European Depositary Receipts (“EDRs”)) of issuers economically tied to one or more emerging market countries. Issuers considered to be economically tied to emerging market countries include, without limitation: (1) an issuer organized under the laws of or maintaining a principal office or principal place(s) of business in one or more emerging markets; (2) an issuer of securities that are principally traded in one or more emerging markets; (3) an issuer that derives or is currently expected to derive 50% or more of its total sales, revenues, profits, earnings, growth, or another measure of economic activity from, the production or sale of goods or performance of services or making of investments or other economic activity in, one or more emerging markets, or that maintains or is currently expected to maintain 50% or more of its employees, assets, investments, operations, or other business activity in one or more emerging markets; (4) a governmental or quasi-governmental entity of an emerging market; or (5) any other issuer that the sub-adviser believes may expose the fund’s assets to the economic fortunes and risks of emerging markets. The sub-adviser may consider any one of the five factors when making a determination that an issuer is “economically tied” to emerging markets. The sub-adviser may consider an issuer to be economically tied to emerging markets even though it may be based in a developed market such as the United States. The sub-adviser considers emerging market countries to be countries included in the MSCI Emerging Markets Index.
The fund may (but is not required to) invest up to 100% of its total assets in foreign securities. The fund will normally emphasize investments in common stocks and other equity securities. The fund may invest in companies that exhibit growth characteristics and companies that exhibit value characteristics.
In selecting securities for the fund, the sub-adviser utilizes quantitative tools in a bottom-up investment process. Using an internally developed algorithm, the sub-adviser constructs a portfolio that seeks to maximize expected alpha, subject to constraints designed to meet long-run expected active risk goals. The annual portfolio turnover rate of the fund may exceed 125%.
The fund may invest in exchange-traded funds (“ETFs”) in order to equitize cash positions, seek exposure to certain markets or market sectors and to hedge against certain market movements.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Active Trading – The fund is actively managed and may purchase and sell securities without regard to the length of time held. Active trading may have a negative impact on performance by increasing transaction costs and may generate greater amounts of net short-term capital gains, which, for shareholders holding shares in taxable accounts, would be subject to tax at ordinary income tax rates upon distribution.
•	Aggressive Investment – The fund’s investment strategies, techniques and/or portfolio investments differ from those of many other mutual funds and may be considered aggressive. This approach to investing may expose the fund to additional risks, make the fund a more volatile investment than other mutual funds and cause the fund to perform less favorably than other mutual funds under similar market or economic conditions.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Depositary Receipts – Depositary receipts may be less liquid than the underlying shares in their primary trading market. Any distributions paid to the holders of depositary receipts are usually subject to a fee charged by the depositary. Holders of depositary receipts may have limited voting rights, and investment restrictions in certain countries may adversely impact the value of depositary receipts because such restrictions may limit the ability to convert equity shares into depositary receipts and vice versa. Such restrictions may cause equity shares of the underlying issuer to trade at a discount or premium to the market price of the depositary receipts.
•	Emerging Markets – Investments in the securities of issuers located in or principally doing business in emerging markets are subject to foreign investments risks. These risks are greater for investments in issuers in emerging market countries. Emerging market countries tend to have economic, political and legal systems that are less fully developed and are less stable than those of more developed countries. Emerging market securities are often particularly sensitive to market movements because their market prices tend to reflect speculative expectations. Low trading volumes may result in a lack of liquidity and in extreme price volatility.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Exchange Traded Funds (ETFs) – Equity-based ETFs are subject to risks similar to those of stocks; fixed income-based ETFs are subject to risks similar to those of fixed-income securities. ETF shares may trade at a premium or discount to net asset value. ETFs are subject to secondary market trading risks. In addition, a fund will bear a pro rata portion of the operating expenses of an ETF in which it invests.
•	Focused Investing – To the extent the fund invests in one or more countries, regions, sectors or industries, or in a limited number of issuers, the fund will be more susceptible to negative events affecting those countries, regions, sectors, industries or issuers. Local events, such as political upheaval, financial troubles, or natural disasters may disrupt a country’s or region’s securities markets. Geographic risk is especially high in emerging markets.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	Growth Stocks – Returns on growth stocks may not move in tandem with returns on other categories of stocks or the market as a whole. Growth stocks may be particularly susceptible to larger price swings or to adverse developments. Growth stocks as a group may be out of favor and underperform the overall equity market for a long period of time, for example, while the market favors “value” stocks.
•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Preferred Stock – Preferred stock’s right to dividends and liquidation proceeds is junior to the rights of a company’s debt securities. The value of preferred stock may be subject to factors that affect fixed income and equity securities, including changes in interest rates and in a company’s creditworthiness. The value of preferred stock tends to vary more with fluctuations in the underlying common stock and less with fluctuations in interest rates and tends to exhibit greater volatility. Shareholders of preferred stock may suffer a loss of value if dividends are not paid and have limited voting rights.
•	Small and Medium Capitalization Companies – The fund will be exposed to additional risks as a result of its investments in the securities of small or medium capitalization companies. Small or medium capitalization companies may be more at risk than large capitalization companies because, among other things, they may have limited product lines, operating history, market or financial resources, or because they may depend on a limited management group. The prices of securities of small and medium capitalization companies generally are more volatile than those of large capitalization companies and are more likely to be adversely affected than large capitalization companies by changes in earnings results and investor expectations or poor economic or market conditions. Securities of small and medium capitalization companies may underperform large capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
•	Value Investing – The prices of securities the sub-adviser believes are undervalued may not appreciate as anticipated or may go down. Value stocks as a group may be out of favor and underperform the overall equity market for a long period of time, for example, while the market favors “growth” stocks.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows how the fund’s performance has varied from year to year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. Index returns are since the inception of the oldest share class.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Annual Total Returns (calendar years ended December 31) - Class A

	Quarter Ended	Return
Best Quarter:	09/30/2013	6.55%
Worst Quarter:	06/30/2013	-7.91%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	Since Inception	Inception Date
Class A			04/30/2012
Return before taxes	0.38%	0.33%
Return after taxes on distributions	0.37%	0.20%
Return after taxes on distributions and sale of fund shares	0.67%	0.33%
Class C (Return before taxes only)	-0.32%	-0.34%	04/30/2012
Class I (Return before taxes only)	0.71%	0.64%	04/30/2012
MSCI Emerging Markets Index (reflects no deduction for fees, expenses or taxes)	-1.82%	0.60%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	ClariVest Asset Management LLC
Portfolio Managers:
David R. Vaughn, CFA, Portfolio Manager since 2012
Stacey Nutt, Portfolio Manager since 2014
Alex Turner, CFA, Assistant Portfolio Manager since 2012, Portfolio Manager since 2014 Priyanshu Mutreja, CFA, Assistant Portfolio Manager since 2014
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Enhanced Muni

Investment Objective: Seeks to maximize total return through a combination of current income that is exempt from federal income tax and capital appreciation.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	3.25%	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	C	I
Management fees	0.44%	0.44%	0.44%
Distribution and service (12b-1) fees	0.25%	1.00%	0.00%
Other expenses	0.43%	0.43%	0.48%
Total annual fund operating expenses	1.12%	1.87%	0.92%
Fee waiver and/or expense reimbursement[1]	0.26%	0.41%	0.21%
Total annual fund operating expenses after fee waiver and/or expense reimbursement	0.86%	1.46%	0.71%
1	Contractual arrangements have been made with the fund’s investment adviser, Transamerica Asset Management, Inc. (“TAM”), through March 1, 2016 to waive fees and/or reimburse fund expenses to the extent that the fund’s total operating expenses exceed 0.71%, excluding, as applicable, 12b-1 fees, acquired fund fees and expenses, interest, taxes, brokerage commissions, dividend and interest expenses on securities sold short, extraordinary expenses and other expenses not incurred in the ordinary course of the fund’s business. These arrangements cannot be terminated prior to March 1, 2016 without the Board of Trustees’ consent. TAM is entitled to reimbursement by the fund of fees waived or expenses reduced during any of the previous 36 months if on any day or month the estimated annualized fund operating expenses are less than the cap. In addition, 0.10% of the 0.25% distribution and services (12b-1) fee for Class A shares and 0.25% of the 1.00% distribution and services (12b-1) fee for Class C shares will be contractually waived through March 1, 2016.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$410	$644	$898	$1,621
C	$249	$548	$973	$2,157
I	$ 73	$272	$489	$1,112
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$410	$644	$898	$1,621
C	$149	$548	$973	$2,157
I	$ 73	$272	$489	$1,112

Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 107% of the average value of its portfolio.
Principal Investment Strategies: Under normal circumstances, the fund’s sub-adviser, Belle Haven Investments, L.P. (the “sub-adviser”), invests at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in municipal fixed-income securities the interest from which is exempt from federal income tax and the federal alternative minimum tax (“AMT”) applicable to individuals. The fund invests primarily in general obligation and revenue bonds issued by U.S. municipal issuers, as well as issuers in U.S. territories and possessions.
The fund is an actively managed, total return strategy that seeks to identify inefficiencies in the municipal bond market. The fund will invest utilizing a process that seeks to maximize total return, while adhering to longer term strategic risk management through a disciplined commitment to the diversification benefits of investment in a number of security types within the municipal bond market. The fund does this by taking a flexible approach to where it identifies value opportunities regardless of the par value. The sub-adviser also has the flexibility to invest in a broad array of issuers across the credit spectrum, although the fund is expected to have an investment grade bias.
Under normal conditions, the duration of the fund will generally vary between 3 and 10 years. Duration is a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security to changes in interest rates. The fund’s holdings may range in maturity from overnight to approximately 20 years. A fixed income security’s maturity is the date at which the security’s issuer legally agrees to repay the principal.
The fund may invest no more than 25% of its assets in securities of issuers in the same state, political subdivision or U.S. territory. The fund may invest up to 20% of its net assets in taxable investments, including U.S. high yield fixed income securities (commonly known as “junk bonds”) rated B or higher. Junk bonds are those securities rated below investment grade by at least one nationally recognized statistical rating organization, or, if unrated, determined by the sub-adviser to be of comparable quality.
The fund may invest in derivative instruments such as options and futures contracts on U.S. Treasury securities for hedging purposes. The fund may also invest in exchange-traded funds (“ETFs”).
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Active Trading – The fund is actively managed and may purchase and sell securities without regard to the length of time held. Active trading may have a negative impact on performance by increasing transaction costs and may generate greater amounts of net short-term capital gains, which, for shareholders holding shares in taxable accounts, would be subject to tax at ordinary income tax rates upon distribution.
•	Counterparty – The fund will be subject to credit risk (that is, where changes in an issuer’s financial strength or credit rating may affect an instrument’s value) with respect to the amount it expects to receive from counterparties to derivatives, repurchase agreements and other financial contracts entered into by the fund or held by special purpose or structured vehicles. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the value of your investment in the fund may decline.
•	Credit – If an issuer or other obligor (such as a party providing insurance or other credit enhancement) of a security held by the fund or a counterparty to a financial contract with the fund defaults or is downgraded, or is perceived to be less creditworthy, or if the value of any underlying assets declines, the value of your investment will typically decline. Below investment grade, high-yield debt securities (commonly known as “junk bonds”) have a higher risk of default and are considered speculative. Subordinated securities are more likely to suffer a credit loss than non-subordinated securities of the same issuer and will be disproportionately affected by a default, downgrade or perceived decline in creditworthiness.

•	Derivatives – Using derivatives exposes the fund to additional risks and can increase fund losses and reduce opportunities for gains when market prices, interest rates or the derivatives themselves behave in a way not anticipated by the fund. Using derivatives also can have a leveraging effect and increase fund volatility. The fund may also have to sell assets at inopportune times to satisfy its obligations. Derivatives may be difficult to sell, unwind or value, and the counterparty may default on its obligations to the fund. The fund's investments in derivative instruments may involve a small investment relative to the amount of investment exposure assumed and may result in losses exceeding the amounts invested in those instruments. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The U.S. government is in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin and reporting requirements. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make them more costly, may limit their availability, may disrupt markets or may otherwise adversely affect their value or performance.
•	Exchange Traded Funds (ETFs) – Equity-based ETFs are subject to risks similar to those of stocks; fixed income-based ETFs are subject to risks similar to those of fixed-income securities. ETF shares may trade at a premium or discount to net asset value. ETFs are subject to secondary market trading risks. In addition, a fund will bear a pro rata portion of the operating expenses of an ETF in which it invests.
•	Extension – When interest rates rise, repayments of fixed income securities, particularly asset- and mortgage-backed securities, may occur more slowly than anticipated, extending the effective duration of these fixed income securities at below market interest rates and causing their market prices to decline more than they would have declined due to the rise in interest rates alone. This may cause the fund’s share price to be more volatile.
•	Fixed-Income Securities – The market prices of fixed-income securities may go up or down, sometimes rapidly and unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. In addition, the market value of a fixed income security may decline if the issuer or other obligor of the security fails to pay principal and/or interest, otherwise defaults or has its credit rating downgraded or is perceived to be less creditworthy, or the credit quality or value of any underlying assets declines. When market prices fall, the value of your investment will go down. The value of your investment will generally go down when interest rates rise. Interest rates have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	High-Yield Debt Securities – High-yield debt securities, commonly referred to as “junk bonds,” are securities that are rated below “investment grade” (that is, securities rated below Baa/BBB) or, if unrated, determined to be below investment grade by the sub-adviser. Changes in interest rates, the market’s perception of the issuers and the creditworthiness of the issuers may significantly affect the value of these bonds. Junk bonds are considered speculative, have a higher risk of default, tend to be less liquid and may be more difficult to value than higher grade securities. Junk bonds tend to be volatile and more susceptible to adverse events and negative sentiments.
•	Interest Rate – Interest rates in the U.S. have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. The value of fixed income securities generally goes down when interest rates rise, and therefore the value of your investment in the fund may also go down. Debt securities have varying levels of sensitivity to changes in interest rates. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Leveraging – The value of your investment may be more volatile to the extent that the fund borrows or uses derivatives or other investments that have a leveraging effect on the fund. Other risks also will be compounded. This is because leverage generally magnifies the effect of a change in the value of an asset and creates a risk of loss of value on a larger pool of assets than the fund would otherwise have had. The use of leverage is considered to be a speculative investment practice and may result in the loss of a substantial amount, and possibly all, of the fund's assets. The fund also may have to sell assets at inopportune times to satisfy its obligations.
•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.

•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Municipal Securities – Municipal issuers may be adversely affected by rising health care costs, increasing unfunded pension liabilities, and by the phasing out of federal programs providing financial support. Unfavorable conditions and developments relating to projects financed with municipal securities can result in lower revenues to issuers of municipal securities, potentially resulting in defaults. The value of municipal securities can also be adversely affected by changes in the financial condition of one or more individual municipal issuers or insurers of municipal issuers, regulatory and political developments, tax law changes or other legislative actions, and by uncertainties and public perceptions concerning these and other factors. To the extent the fund invests significantly in a single state or in securities the payments on which are dependent upon a single project or source of revenues, or that relate to a sector or industry, the fund will be more susceptible to associated risks and developments. In recent periods an increasing number of municipal issuers have defaulted on obligations, commenced insolvency proceedings, or suffered credit downgrading. Financial difficulties of municipal issuers may continue or get worse.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Prepayment or Call – Many issuers have a right to prepay their securities. If interest rates fall, an issuer may exercise this right. If this happens, the fund will not benefit from the rise in market price that normally accompanies a decline in interest rates, and will be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on the prepaid security. The fund also may lose any premium it paid on the security.
•	Taxable Investments – Although distributions of interest income from the fund’s tax-exempt securities are generally exempt from regular federal income tax, distributions from other sources, including capital gain distributions, and any gains on the sale of your shares are not. In addition, the interest on the fund’s municipal securities could become subject to regular federal income tax due to noncompliant conduct by issuers, unfavorable legislation or litigation, or adverse interpretations by regulatory authorities. You should consult a tax adviser about whether an alternative minimum tax applies to you and about state and local taxes on your fund distributions.

•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows how the fund’s performance has varied from year to year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. Index returns are since the inception of the oldest share class.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Annual Total Returns (calendar years ended December 31) - Class A
	Quarter Ended	Return
Best Quarter:	03/31/2014	3.48%
Worst Quarter:	06/30/2013	-1.97%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	Since Inception	Inception Date
Class A			10/31/2012
Return before taxes	11.30%	7.80%
Return after taxes on distributions	9.63%	6.51%
Return after taxes on distributions and sale of fund shares	6.38%	5.40%
Class C (Return before taxes only)	10.69%	7.14%	10/31/2012
Class I (Return before taxes only)	11.41%	7.88%	10/31/2012
Barclays Managed Money Intermediate (1-17 Year) Index (reflects no deduction for fees, expenses or taxes)	6.83%	2.32%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.

Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Belle Haven Investments, L.P.
Portfolio Managers:
Matthew Dalton, Portfolio Manager since 2012
Brian Steeves, Portfolio Manager since 2012
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Tax Information: The fund intends to distribute income that is exempt from regular federal income tax and the federal alternative minimum tax on individuals. A portion of the fund’s distributions may be subject to taxes.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Flexible Income

Investment Objective: Seeks to provide high total return through a combination of current income and capital appreciation.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	B	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	4.75%	None	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	5.00%	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	B	C	I
Management fees	0.44%	0.44%	0.44%	0.44%
Distribution and service (12b-1) fees	0.25%	1.00%	1.00%	0.00%
Other expenses	0.20%	0.28%	0.16%	0.18%
Total annual fund operating expenses	0.89%	1.72%	1.60%	0.62%
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$562	$745	$ 945	$1,519
B	$675	$842	$1,033	$1,810
C	$263	$505	$ 871	$1,900
I	$ 63	$199	$ 346	$ 774
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$562	$745	$945	$1,519
B	$175	$542	$933	$1,810
C	$163	$505	$871	$1,900
I	$ 63	$199	$346	$ 774
Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 26% of the average value of its portfolio.

Principal Investment Strategies: The fund’s sub-adviser, Aegon USA Investment Management, LLC (the “sub-adviser”), invests, under normal circumstances, at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in fixed-income securities, including U.S. government and foreign government bonds and notes (including emerging markets), mortgage-backed, commercial mortgage-backed, and asset-backed securities (including collateralized mortgage obligations), corporate bonds of issuers in the U.S. and foreign countries (including emerging markets), convertible bonds and other convertible securities, bank loans and loan participations, structured notes, and preferred securities.
Under normal circumstances, at least 50% of the value of the fund’s assets will be invested in (a) debt securities which have a rating within the four highest grades as determined by Moody’s Investors Services, Inc. (“Moody’s”) (“Aaa, Aa, A or Baa”) or Standard & Poor’s Corporation (“S&P”) (“AAA, AA, A or BBB”); (b) securities issued or guaranteed by the U.S. government or its agencies or instrumentalities; (c) commercial paper rated Prime, Prime-1 or Prime-2 by NCO/Moody’s Commercial Paper Division, Moody’s or A-1 or A-2 by S&P; or (d) cash or cash equivalents. Up to 50% of the value of the fund’s assets may be invested in other debt securities which are not rated by Moody’s or S&P or, if so rated, are not within the grades or ratings referred to above (commonly known as “junk bonds”). The fund may invest up to 20% of its total assets in equity securities, such as common stocks, rights, warrants or preferred stock. The fund may invest in securities of any maturity and does not have a target average duration.
The fund may engage in options and futures transactions, foreign currency transactions, and swap transactions. Instead of investing directly in particular securities, the fund may use instruments such as derivatives, including credit default swaps and futures contracts, and synthetic instruments that are intended to provide economic exposure to the securities or the issuer. The fund may use one or more types of these instruments without limit. These instruments are taken into account when determining compliance with the fund’s 80% policy.
The fund may use short-term trading as a means of managing its portfolio to achieve its investment objectives.
By virtue of short-term trading, the fund may engage in greater buying and selling activity than investment companies which are not permitted to employ such a policy in seeking their investment objectives. Such activity can result in greater costs of operation than is the case with other investment companies, and risks of loss in portfolio value could be greater. Accordingly, an investment in fund shares may be more speculative than an investment in shares of an investment company which cannot engage in short-term trading.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Active Trading – The fund is actively managed and may purchase and sell securities without regard to the length of time held. Active trading may have a negative impact on performance by increasing transaction costs and may generate greater amounts of net short-term capital gains, which, for shareholders holding shares in taxable accounts, would be subject to tax at ordinary income tax rates upon distribution.
•	Convertible Securities – Convertible securities share investment characteristics of both fixed income and equity securities. However, the value of these securities tends to vary more with fluctuations in the value of the underlying common stock than with fluctuations in interest rates. The value of convertible securities also tends to exhibit lower volatility than the underlying common stock. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. The fund could lose money if the issuer of a convertible security is unable to meet its financial obligations or goes bankrupt.
•	Counterparty – The fund will be subject to credit risk (that is, where changes in an issuer’s financial strength or credit rating may affect an instrument’s value) with respect to the amount it expects to receive from counterparties to derivatives, repurchase agreements and other financial contracts entered into by the fund or held by special purpose or structured vehicles. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the value of your investment in the fund may decline.
•	Credit – If an issuer or other obligor (such as a party providing insurance or other credit enhancement) of a security held by the fund or a counterparty to a financial contract with the fund defaults or is downgraded, or is perceived to be less creditworthy, or if the value of any underlying assets declines, the value of your investment will typically decline. Below investment grade, high-yield debt securities (commonly known as “junk bonds”) have a higher risk of default and are considered speculative. Subordinated securities are more likely to suffer a credit loss than non-subordinated securities of the same issuer and will be disproportionately affected by a default, downgrade or perceived decline in creditworthiness.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Derivatives – Using derivatives exposes the fund to additional risks and can increase fund losses and reduce opportunities for gains when market prices, interest rates or the derivatives themselves behave in a way not anticipated by the fund. Using derivatives also can have a leveraging effect and increase fund volatility. The fund may also have to sell assets at inopportune times to satisfy its obligations. Derivatives may be difficult to sell, unwind or value, and the counterparty may default on its obligations to the fund. The fund's investments in derivative instruments may involve a small investment relative to the amount of investment exposure assumed and may result in losses exceeding the amounts invested in those instruments. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The U.S. government is in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin and reporting requirements. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make them more costly, may limit their availability, may disrupt markets or may otherwise adversely affect their value or performance.
•	Emerging Markets – Investments in the securities of issuers located in or principally doing business in emerging markets are subject to foreign investments risks. These risks are greater for investments in issuers in emerging market countries. Emerging market countries tend to have economic, political and legal systems that are less fully developed and are less stable than those of more developed countries. Emerging market securities are often particularly sensitive to market movements because their market prices tend to reflect speculative expectations. Low trading volumes may result in a lack of liquidity and in extreme price volatility.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Extension – When interest rates rise, repayments of fixed income securities, particularly asset- and mortgage-backed securities, may occur more slowly than anticipated, extending the effective duration of these fixed income securities at below market interest rates and causing their market prices to decline more than they would have declined due to the rise in interest rates alone. This may cause the fund’s share price to be more volatile.
•	Fixed-Income Securities – The market prices of fixed-income securities may go up or down, sometimes rapidly and unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. In addition, the market value of a fixed income security may decline if the issuer or other obligor of the security fails to pay principal and/or interest, otherwise defaults or has its credit rating downgraded or is perceived to be less creditworthy, or the credit quality or value of any underlying assets declines. When market prices fall, the value of your investment will go down. The value of your investment will generally go down when interest rates rise. Interest rates have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.

•	High-Yield Debt Securities – High-yield debt securities, commonly referred to as “junk bonds,” are securities that are rated below “investment grade” (that is, securities rated below Baa/BBB) or, if unrated, determined to be below investment grade by the sub-adviser. Changes in interest rates, the market’s perception of the issuers and the creditworthiness of the issuers may significantly affect the value of these bonds. Junk bonds are considered speculative, have a higher risk of default, tend to be less liquid and may be more difficult to value than higher grade securities. Junk bonds tend to be volatile and more susceptible to adverse events and negative sentiments.
•	Interest Rate – Interest rates in the U.S. have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. The value of fixed income securities generally goes down when interest rates rise, and therefore the value of your investment in the fund may also go down. Debt securities have varying levels of sensitivity to changes in interest rates. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Leveraging – The value of your investment may be more volatile to the extent that the fund borrows or uses derivatives or other investments that have a leveraging effect on the fund. Other risks also will be compounded. This is because leverage generally magnifies the effect of a change in the value of an asset and creates a risk of loss of value on a larger pool of assets than the fund would otherwise have had. The use of leverage is considered to be a speculative investment practice and may result in the loss of a substantial amount, and possibly all, of the fund's assets. The fund also may have to sell assets at inopportune times to satisfy its obligations.
•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.
•	Loans – Loans are subject to the credit risk of nonpayment of principal or interest. Economic downturns or increases in interest rates may cause an increase in defaults, interest rate risk and liquidity risk. Loans may or may not be collateralized at the time of acquisition, and any collateral may be relatively illiquid or lose all or substantially all of its value subsequent to investment. In the event of bankruptcy of a borrower, the fund could experience delays or limitations with respect to its ability to realize the benefits of any collateral securing a loan. Junior loans, which have a lower place in the borrower’s capital structure than senior loans and may be unsecured, involve a higher degree of overall risk than senior loans of the same borrower. The fund's investments in loans are also subject to prepayment or call risk.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Mortgage-Related and Asset-Backed Securities – The value of mortgage-related and asset-backed securities will be influenced by factors affecting the housing market and the assets underlying such securities. As a result, during periods of declining asset values, difficult or frozen credit markets, swings in interest rates, or deteriorating economic conditions, mortgage-related and asset-backed securities may decline in value, face valuation difficulties, become more volatile and/or become illiquid. Mortgage-backed securities may be issued by private issuers, by government-sponsored entities such as Fannie Mae or Freddie Mac or by agencies of the U.S. government, such as Ginnie Mae. Mortgage-backed securities represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. Unlike mortgage-related securities issued or guaranteed by agencies of the U.S. government or government-sponsored entities, mortgage-related securities issued by private issuers do not have a government or government-sponsored entity guarantee (but may have other credit enhancement), and may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics. Asset-backed securities represent participations in, or are secured by and payable from, assets such as installment sales or loan contracts, leases, credit card receivables and other categories of receivables. The value of mortgage-backed and asset-backed securities may be affected by changes in credit quality or value of the mortgage loans or other assets that support the securities. Mortgage-backed and asset-backed securities are subject to prepayment or call and extension risks. Some of these securities may receive little or no collateral protection from the underlying assets. The risk of default is generally higher in the case of mortgage-backed investments that include so-called “sub-prime” mortgages. The structure of some of these securities may be complex and there may be less information available than for other types of debt securities. Upon the occurrence of certain triggering events or defaults, the fund may become the holder of underlying assets at a time when those assets may be difficult to sell or may be sold only at a loss.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Preferred Stock – Preferred stock’s right to dividends and liquidation proceeds is junior to the rights of a company’s debt securities. The value of preferred stock may be subject to factors that affect fixed income and equity securities, including changes in interest rates and in a company’s creditworthiness. The value of preferred stock tends to vary more with fluctuations in the underlying common stock and less with fluctuations in interest rates and tends to exhibit greater volatility. Shareholders of preferred stock may suffer a loss of value if dividends are not paid and have limited voting rights.
•	Prepayment or Call – Many issuers have a right to prepay their securities. If interest rates fall, an issuer may exercise this right. If this happens, the fund will not benefit from the rise in market price that normally accompanies a decline in interest rates, and will be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on the prepaid security. The fund also may lose any premium it paid on the security.
•	Structured Instruments – The fund may invest in, or have exposure to, various types of structured instruments, including securities that have demand, tender or put features, or interest rate reset features. Structured instruments are a type of derivative instrument and the payment and credit qualities of these instruments derive from the assets embedded in the structure from which they are issued. Structured instruments may behave in ways not anticipated by the fund, or they may not receive tax, accounting or regulatory treatment anticipated by the fund.
•	U.S. Government Agency Obligations – Government agency obligations have different levels of credit support and, therefore, different degrees of credit risk. Securities issued by agencies and instrumentalities of the U.S. government that are supported by the full faith and credit of the U.S. generally present a lesser degree of credit risk than securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the issuer’s right to borrow from the U.S. Treasury and securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the credit of the issuing agencies. Although the U.S. government has provided financial support to the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) in the past, there can be no assurance that it will support these or other government sponsored entities in the future.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
•	Warrants and Rights – Warrants and rights may be considered more speculative than certain other types of investments because they do not entitle a holder to the dividends or voting rights for the securities that may be purchased. They do not represent any rights in the assets of the issuing company, and cease to have value if not exercised prior to the expiration date.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows how the fund’s performance has varied from year to year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. In the “10 Years or Since Inception” column of the table, returns are shown for ten years or since inception of the share class, whichever is less. Index returns are for ten years.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Annual Total Returns (calendar years ended December 31) - Class A
	Quarter Ended	Return
Best Quarter:	06/30/2009	12.36%
Worst Quarter:	12/31/2008	-12.66%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	5 Years	10 Years or Since Inception	Inception Date
Class A				06/29/1987
Return before taxes	3.74%	7.06%	4.75%
Return after taxes on distributions	2.49%	5.19%	2.91%
Return after taxes on distributions and sale of fund shares	2.12%	4.73%	2.92%
Class B (Return before taxes only)	2.97%	6.18%	4.14%	10/01/1995
Class C (Return before taxes only)	3.03%	6.31%	4.06%	11/11/2002
Class I (Return before taxes only)	4.01%	7.38%	7.45%	11/30/2009
Barclays U.S. Aggregate Bond Index (reflects no deduction for fees, expenses or taxes)	5.97%	4.45%	4.71%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Aegon USA Investment Management, LLC
Portfolio Managers:
Brian W. Westhoff, CFA, Portfolio Manager since 2005
Rick Perry, CFA, Portfolio Manager since 2011
James K. Schaeffer, Jr., Portfolio Manager since 2011
Doug Weih, CFA, Portfolio Manager since 2014
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Class B shares are not available for purchase, including to existing Class B shareholders, except in the limited circumstances described in this prospectus under the section entitled “Shareholder Information – Buying Shares”.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Floating Rate

Investment Objective: Seeks to achieve a high level of current income with capital appreciation as a secondary objective.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	4.75%	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	C	I
Management fees	0.61%	0.61%	0.61%
Distribution and service (12b-1) fees	0.25%	1.00%	0.00%
Other expenses	0.34%	0.36%	0.36%
Acquired fund fees and expenses	0.01%	0.01%	0.01%
Total annual fund operating expenses[1]	1.21%	1.98%	0.98%
Fee waiver and/or expense reimbursement[2]	0.15%	0.17%	0.17%
Total annual fund operating expenses after fee waiver and/or expense reimbursement	1.06%	1.81%	0.81%
1	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not include acquired (i.e., underlying) funds’ fees and expenses and do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
2	Contractual arrangements have been made with the fund’s investment adviser, Transamerica Asset Management, Inc. (“TAM”), through March 1, 2016 to waive fees and/or reimburse fund expenses to the extent that the fund’s total operating expenses exceed 0.80%, excluding, as applicable, 12b-1 fees, acquired fund fees and expenses, interest, taxes, brokerage commissions, dividend and interest expenses on securities sold short, extraordinary expenses and other expenses not incurred in the ordinary course of the fund’s business. These arrangements cannot be terminated prior to March 1, 2016 without the Board of Trustees’ consent. TAM is entitled to reimbursement by the fund of fees waived or expenses reduced during any of the previous 36 months if on any day or month the estimated annualized fund operating expenses are less than the cap.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$578	$827	$1,095	$1,859
C	$284	$605	$1,052	$2,293
I	$ 83	$295	$ 525	$1,186

If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$578	$827	$1,095	$1,859
C	$184	$605	$1,052	$2,293
I	$ 83	$295	$ 525	$1,186
Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 73% of the average value of its portfolio.
Principal Investment Strategies: Under normal circumstances the fund’s sub-adviser, Aegon USA Investment Management, LLC (the “sub-adviser”) seeks to achieve the fund’s objective by investing at least 80% of its net assets (plus the amount of borrowings, if any, for investment purposes) in floating rate loans and floating rate debt securities. Floating rate loans have interest rates that reset periodically, typically quarterly or monthly. Interest rates on floating rate loans are generally based off the London Interbank Offered Rate (“LIBOR”) plus a premium, but certain leveraged loans can use different base rates. Floating rate loans represent amounts borrowed by companies or other entities, the debt securities of which are usually rated below investment grade, from banks and other lenders. In many cases, they are issued in connection with recapitalizations, acquisitions, leveraged buyouts, and refinancings. Certain loans in which the fund invests are referred to as “leveraged loans” because the borrowing companies have significantly more debt than equity.
The sub-adviser selects investments based on fundamentals, sentiment and positioning, technicals and valuations. Analysis covers all aspects of the investment including underlying credit, capital structure, collateral and covenants. Comprehensive understanding of the entire competitive landscape supports strategic positioning of a credit, and allows for more effective measurement of up and downside scenarios. Individual credits are analyzed as both an independent holding and at the portfolio level. An overlay of top-down economic, business cycle and sector trend analysis is applied to investment candidates.
The fund will primarily invest in first lien, senior secured term loans (“senior loans”) to corporate issuers, partnerships and other entities. The fund can invest in senior loans of any maturity and quality. The majority of the fund’s assets will be invested in below-investment grade loans and “high-yield” securities (commonly known as “junk bonds”) and the fund may invest without limitation in such loans and securities. The issuers of the loans in which the fund invests may themselves be rated below investment grade. To a lesser extent the fund will invest in unsecured senior loans, unsecured floating rate notes, second lien loans and subordinated bridge loans (“junior loans”), unsecured fixed rate high yield bonds, other floating rate debt securities, fixed income debt obligations, money market instruments, and other debt securities, including distressed securities that may be in default and have any or no credit rating. The fund can invest up to 15% of its assets in loans and securities that are not secured by any specific collateral. The fund can invest up to 15% in unsecured fixed rate high-yield bonds and 15% in second lien loans. The fund may invest in loans of foreign-domiciled borrowers and foreign debt securities, including emerging market debt securities, but expects that the majority of assets in which it invests will be invested in loans and securities of U.S. borrowers or issuers. The fund may invest in derivatives such as futures, forwards, and options for a variety of purposes, including as a means to manage fixed income exposure and to increase the fund’s return as a non-hedging strategy that may be considered speculative. The fund can invest in leverage loan exchange traded funds (“ETF”) to create exposure to the asset class.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Active Trading – The fund is actively managed and may purchase and sell securities without regard to the length of time held. Active trading may have a negative impact on performance by increasing transaction costs and may generate greater amounts of net short-term capital gains, which, for shareholders holding shares in taxable accounts, would be subject to tax at ordinary income tax rates upon distribution.

•	Counterparty – The fund will be subject to credit risk (that is, where changes in an issuer’s financial strength or credit rating may affect an instrument’s value) with respect to the amount it expects to receive from counterparties to derivatives, repurchase agreements and other financial contracts entered into by the fund or held by special purpose or structured vehicles. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the value of your investment in the fund may decline.
•	Credit – If an issuer or other obligor (such as a party providing insurance or other credit enhancement) of a security held by the fund or a counterparty to a financial contract with the fund defaults or is downgraded, or is perceived to be less creditworthy, or if the value of any underlying assets declines, the value of your investment will typically decline. Below investment grade, high-yield debt securities (commonly known as “junk bonds”) have a higher risk of default and are considered speculative. Subordinated securities are more likely to suffer a credit loss than non-subordinated securities of the same issuer and will be disproportionately affected by a default, downgrade or perceived decline in creditworthiness.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Derivatives – Using derivatives exposes the fund to additional risks and can increase fund losses and reduce opportunities for gains when market prices, interest rates or the derivatives themselves behave in a way not anticipated by the fund. Using derivatives also can have a leveraging effect and increase fund volatility. The fund may also have to sell assets at inopportune times to satisfy its obligations. Derivatives may be difficult to sell, unwind or value, and the counterparty may default on its obligations to the fund. The fund's investments in derivative instruments may involve a small investment relative to the amount of investment exposure assumed and may result in losses exceeding the amounts invested in those instruments. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The U.S. government is in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin and reporting requirements. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make them more costly, may limit their availability, may disrupt markets or may otherwise adversely affect their value or performance.
•	Distressed or Defaulted Securities – Investments in defaulted securities and obligations of distressed issuers, including securities that are, or may be, involved in reorganizations or other financial restructurings, either out of court or in bankruptcy, involve substantial risks and are considered speculative. The fund may suffer significant losses if the reorganization or restructuring is not completed as anticipated. The fund will generally not receive interest payments on the distressed securities and may incur costs to protect its investment. Repayment of defaulted securities and obligations of distressed issuers is subject to significant uncertainties.
•	Emerging Markets – Investments in the securities of issuers located in or principally doing business in emerging markets are subject to foreign investments risks. These risks are greater for investments in issuers in emerging market countries. Emerging market countries tend to have economic, political and legal systems that are less fully developed and are less stable than those of more developed countries. Emerging market securities are often particularly sensitive to market movements because their market prices tend to reflect speculative expectations. Low trading volumes may result in a lack of liquidity and in extreme price volatility.
•	Exchange Traded Funds (ETFs) – Fixed income-based ETFs are subject to risks similar to those of fixed-income securities. ETF shares may trade at a premium or discount to net asset value. ETFs are subject to secondary market trading risks. In addition, a fund will bear a pro rata portion of the operating expenses of an ETF in which it invests.
•	Extension – When interest rates rise, repayments of fixed income securities, particularly asset- and mortgage-backed securities, may occur more slowly than anticipated, extending the effective duration of these fixed income securities at below market interest rates and causing their market prices to decline more than they would have declined due to the rise in interest rates alone. This may cause the fund’s share price to be more volatile.
•	Fixed-Income Securities – The market prices of fixed-income securities may go up or down, sometimes rapidly and unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. In addition, the market value of a fixed income security may decline if the issuer or other obligor of the security fails to pay principal and/or interest, otherwise defaults or has its credit rating downgraded or is perceived to be less creditworthy, or the credit quality or value of any underlying assets declines. When market prices fall, the value of your investment will go down. The value of your investment will generally go down when interest rates rise. Interest rates have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	High-Yield Debt Securities – High-yield debt securities, commonly referred to as “junk bonds,” are securities that are rated below “investment grade” (that is, securities rated below Baa/BBB) or, if unrated, determined to be below investment grade by the sub-adviser. Changes in interest rates, the market’s perception of the issuers and the creditworthiness of the issuers may significantly affect the value of these bonds. Junk bonds are considered speculative, have a higher risk of default, tend to be less liquid and may be more difficult to value than higher grade securities. Junk bonds tend to be volatile and more susceptible to adverse events and negative sentiments.
•	Interest Rate – Interest rates in the U.S. have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. The value of fixed income securities generally goes down when interest rates rise, and therefore the value of your investment in the fund may also go down. Debt securities have varying levels of sensitivity to changes in interest rates. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Junior Loans – Junior loans are subject to the same general risks inherent to any loan investment, including credit risk, market and liquidity risk and interest rate risk. Due to their lower place in the borrower’s capital structure and possible unsecured status, junior loans involve a higher degree of overall risk than senior loans of the same borrower.
•	Leveraging – The value of your investment may be more volatile to the extent that the fund borrows or uses derivatives or other investments that have a leveraging effect on the fund. Other risks also will be compounded. This is because leverage generally magnifies the effect of a change in the value of an asset and creates a risk of loss of value on a larger pool of assets than the fund would otherwise have had. The use of leverage is considered to be a speculative investment practice and may result in the loss of a substantial amount, and possibly all, of the fund's assets. The fund also may have to sell assets at inopportune times to satisfy its obligations.
•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.
•	Loans – Loans are subject to the credit risk of nonpayment of principal or interest. Economic downturns or increases in interest rates may cause an increase in defaults, interest rate risk and liquidity risk. Loans may or may not be collateralized at the time of acquisition, and any collateral may be relatively illiquid or lose all or substantially all of its value subsequent to investment. In the event of bankruptcy of a borrower, the fund could experience delays or limitations with respect to its ability to realize the benefits of any collateral securing a loan. Junior loans, which have a lower place in the borrower’s capital structure than senior loans and may be unsecured, involve a higher degree of overall risk than senior loans of the same borrower. The fund's investments in loans are also subject to prepayment or call risk.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.

•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Prepayment or Call – Many issuers have a right to prepay their securities. If interest rates fall, an issuer may exercise this right. If this happens, the fund will not benefit from the rise in market price that normally accompanies a decline in interest rates, and will be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on the prepaid security. The fund also may lose any premium it paid on the security.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows the fund’s performance for the past calendar year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. Index returns are since the inception of the oldest share class.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Annual Total Returns (calendar years ended December 31) - Class A

	Quarter Ended	Return
Best Quarter:	03/31/2014	1.03%
Worst Quarter:	09/30/2014	-0.64%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	Since Inception	Inception Date
Class A			10/31/2013
Return before taxes	1.55%	1.80%
Return after taxes on distributions	0.04%	0.41%
Return after taxes on distributions and sale of fund shares	0.88%	0.75%
Class C (Return before taxes only)	0.80%	1.06%	10/31/2013
Class I (Return before taxes only)	1.82%	2.07%	10/31/2013
Credit Suisse Leveraged Loan Index (reflects no deduction for fees, expenses or taxes)	2.06%	2.64%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Aegon USA Investment Management, LLC
Portfolio Managers:
John F. Bailey, CFA, Portfolio Manager since 2013
Jason P. Felderman, CFA, Portfolio Manager since 2013
James K. Schaeffer, Jr., Portfolio Manager since 2013
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Tax Information: Fund distributions may be taxable as ordinary income or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Global Bond

Investment Objective: Seeks total return.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	4.75%	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	C	I
Management fees	0.54%	0.54%	0.54%
Distribution and service (12b-1) fees	0.25%	1.00%	0.00%
Other expenses	0.30%	0.27%	0.37%
Total annual fund operating expenses	1.09%	1.81%	0.91%
Fee waiver and/or expense reimbursement[1]	0.09%	0.06%	0.16%
Total annual fund operating expenses after fee waiver and/or expense reimbursement	1.00%	1.75%	0.75%
1	Contractual arrangements have been made with the fund’s investment adviser, Transamerica Asset Management, Inc. (“TAM”), through March 1, 2016 to waive fees and/or reimburse fund expenses to the extent that the fund’s total operating expenses exceed 0.75%, excluding, as applicable, 12b-1 fees, acquired fund fees and expenses, interest, taxes, brokerage commissions, dividend and interest expenses on securities sold short, extraordinary expenses and other expenses not incurred in the ordinary course of the fund’s business. These arrangements cannot be terminated prior to March 1, 2016 without the Board of Trustees’ consent. TAM is entitled to reimbursement by the fund of fees waived or expenses reduced during any of the previous 36 months if on any day or month the estimated annualized fund operating expenses are less than the cap.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$572	$797	$1,039	$1,733
C	$278	$564	$ 974	$2,122
I	$ 77	$274	$ 488	$1,105
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$572	$797	$1,039	$1,733
C	$178	$564	$ 974	$2,122
I	$ 77	$274	$ 488	$1,105

Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
For the period beginning March 1, 2014 and ending October 31, 2014, the portfolio turnover rate for the fund was 138% of the average value of its portfolio.
Principal Investment Strategies: Under normal circumstances, the fund’s sub-adviser, Logan Circle Partners, L.P. (the “sub-adviser”), invests at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in bonds. The fund’s bond holdings will be invested primarily in bonds issued by governments and government agencies located around the world. Under normal market conditions, the fund invests at least 40% of its assets (or, if conditions are not favorable, at least 30% of its assets) in non-U.S. issuers directly or through depositary receipts. The fund’s portfolio normally will be composed of investments in issuers that are economically tied to at least three different countries, including the United States. The fund may also invest in inflation-indexed securities, corporate issues, and securities or structured products that are linked to or derive their value from another security, asset or currency of any nation. A structured product is generally a customized investment that derives its value from the performance of another type of investment, such as a single security, derivatives and/or foreign currencies. The fund may invest up to 30% of its assets in developing markets.
Although the fund may buy bonds rated in any category, it focuses on “investment grade” bonds. These are bonds rated in the top four rating categories by at least one independent rating agency, such as the Standard & Poor's Corporation or Moody's Investors Service, Inc. or, if unrated, determined by the fund's sub-adviser to be of comparable quality. The fund may invest up to 25% of its total assets in bonds that are rated below investment grade (commonly known as “junk bonds”). Generally, lower rated securities pay higher yields than more highly rated securities to compensate investors for the higher risk. The fund may invest in securities of any maturity and does not have a target average duration.
The sub-adviser allocates the fund's assets based upon its assessment of changing macroeconomic, political, and market conditions. It will consider various factors, including evaluation of monetary policies, inflation and gross domestic production forecasts, interest and currency exchange rate changes, and credit risks. The sub-adviser may consider selling a security when it believes the security has become fully valued due to either its price appreciation or changes in the issuer's fundamentals, or when the sub-adviser believes another security is a more attractive investment opportunity.
The fund may engage in hedging activities wherein it hedges the foreign currency exposure back into the base currency of the fund (U.S. dollar). The fund may also engage in proxy hedging wherein the fund will use another currency to hedge the underlying currency risk of a particular bond. The fund may buy or sell currency positions and may invest in currency futures forwards and options on foreign currencies, provided that such investments are consistent with the fund’s investment objective.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Counterparty – The fund will be subject to credit risk (that is, where changes in an issuer’s financial strength or credit rating may affect an instrument’s value) with respect to the amount it expects to receive from counterparties to derivatives, repurchase agreements and other financial contracts entered into by the fund or held by special purpose or structured vehicles. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the value of your investment in the fund may decline.
•	Credit – If an issuer or other obligor (such as a party providing insurance or other credit enhancement) of a security held by the fund or a counterparty to a financial contract with the fund defaults or is downgraded, or is perceived to be less creditworthy, or if the value of any underlying assets declines, the value of your investment will typically decline.

Below investment grade, high-yield debt securities (commonly known as “junk bonds”) have a higher risk of default and are considered speculative. Subordinated securities are more likely to suffer a credit loss than non-subordinated securities of the same issuer and will be disproportionately affected by a default, downgrade or perceived decline in creditworthiness.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Currency Hedging – The fund may hedge its currency risk using currency futures, forwards or options. However, these instruments may not always work as intended, and a fund may be worse off than if it had not used a hedging instrument.
•	Depositary Receipts – Depositary receipts may be less liquid than the underlying shares in their primary trading market. Any distributions paid to the holders of depositary receipts are usually subject to a fee charged by the depositary. Holders of depositary receipts may have limited voting rights, and investment restrictions in certain countries may adversely impact the value of depositary receipts because such restrictions may limit the ability to convert equity shares into depositary receipts and vice versa. Such restrictions may cause equity shares of the underlying issuer to trade at a discount or premium to the market price of the depositary receipts.
•	Derivatives – Using derivatives exposes the fund to additional risks and can increase fund losses and reduce opportunities for gains when market prices, interest rates or the derivatives themselves behave in a way not anticipated by the fund. Using derivatives also can have a leveraging effect and increase fund volatility. The fund may also have to sell assets at inopportune times to satisfy its obligations. Derivatives may be difficult to sell, unwind or value, and the counterparty may default on its obligations to the fund. The fund's investments in derivative instruments may involve a small investment relative to the amount of investment exposure assumed and may result in losses exceeding the amounts invested in those instruments. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The U.S. government is in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin and reporting requirements. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make them more costly, may limit their availability, may disrupt markets or may otherwise adversely affect their value or performance.
•	Emerging Markets – Investments in the securities of issuers located in or principally doing business in emerging markets are subject to foreign investments risks. These risks are greater for investments in issuers in emerging market countries. Emerging market countries tend to have economic, political and legal systems that are less fully developed and are less stable than those of more developed countries. Emerging market securities are often particularly sensitive to market movements because their market prices tend to reflect speculative expectations. Low trading volumes may result in a lack of liquidity and in extreme price volatility.
•	Extension – When interest rates rise, repayments of fixed income securities, particularly asset- and mortgage-backed securities, may occur more slowly than anticipated, extending the effective duration of these fixed income securities at below market interest rates and causing their market prices to decline more than they would have declined due to the rise in interest rates alone. This may cause the fund’s share price to be more volatile.
•	Fixed-Income Securities – The market prices of fixed-income securities may go up or down, sometimes rapidly and unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. In addition, the market value of a fixed income security may decline if the issuer or other obligor of the security fails to pay principal and/or interest, otherwise defaults or has its credit rating downgraded or is perceived to be less creditworthy, or the credit quality or value of any underlying assets declines. When market prices fall, the value of your investment will go down. The value of your investment will generally go down when interest rates rise. Interest rates have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.

•	Focused Investing – To the extent the fund invests in one or more countries, regions, sectors or industries, or in a limited number of issuers, the fund will be more susceptible to negative events affecting those countries, regions, sectors, industries or issuers. Local events, such as political upheaval, financial troubles, or natural disasters may disrupt a country’s or region’s securities markets. Geographic risk is especially high in emerging markets.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	High-Yield Debt Securities – High-yield debt securities, commonly referred to as “junk bonds,” are securities that are rated below “investment grade” (that is, securities rated below Baa/BBB) or, if unrated, determined to be below investment grade by the sub-adviser. Changes in interest rates, the market’s perception of the issuers and the creditworthiness of the issuers may significantly affect the value of these bonds. Junk bonds are considered speculative, have a higher risk of default, tend to be less liquid and may be more difficult to value than higher grade securities. Junk bonds tend to be volatile and more susceptible to adverse events and negative sentiments.
•	Interest Rate – Interest rates in the U.S. have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. The value of fixed income securities generally goes down when interest rates rise, and therefore the value of your investment in the fund may also go down. Debt securities have varying levels of sensitivity to changes in interest rates. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Leveraging – The value of your investment may be more volatile to the extent that the fund borrows or uses derivatives or other investments that have a leveraging effect on the fund. Other risks also will be compounded. This is because leverage generally magnifies the effect of a change in the value of an asset and creates a risk of loss of value on a larger pool of assets than the fund would otherwise have had. The use of leverage is considered to be a speculative investment practice and may result in the loss of a substantial amount, and possibly all, of the fund's assets. The fund also may have to sell assets at inopportune times to satisfy its obligations.
•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	New Fund – The fund is newly formed. Investors in the fund bear the risk that the sub-adviser may not be successful in implementing its investment strategy, and may not employ a successful investment strategy, or that the fund may fail to attract sufficient assets under management to realize economies of scale, any of which could result in the fund being liquidated at any time without shareholder approval and at a time that may not be favorable for all shareholders.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Prepayment or Call – Many issuers have a right to prepay their securities. If interest rates fall, an issuer may exercise this right. If this happens, the fund will not benefit from the rise in market price that normally accompanies a decline in interest rates, and will be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on the prepaid security. The fund also may lose any premium it paid on the security.
•	Structured Instruments – The fund may invest in, or have exposure to, various types of structured instruments, including securities that have demand, tender or put features, or interest rate reset features. Structured instruments are a type of derivative instrument and the payment and credit qualities of these instruments derive from the assets embedded in the structure from which they are issued. Structured instruments may behave in ways not anticipated by the fund, or they may not receive tax, accounting or regulatory treatment anticipated by the fund.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
Performance: No performance is shown for the fund. Performance information will appear in a future version of this prospectus once the fund has a full calendar year of performance information to report to investors.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Logan Circle Partners, LP
Portfolio Managers:
Todd Howard, CFA, Portfolio Manager since 2014
Scott Moses, CFA, Portfolio Manager since 2014
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Tax Information: Fund distributions may be taxable as ordinary income or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Global Equity (formerly, Transamerica Multi-Manager International Portfolio)

Investment Objective: Seeks long-term capital appreciation.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	B	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.50%	None	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	5.00%	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	B	C	I
Management fees[1]	0.81%	0.81%	0.81%	0.81%
Distribution and service (12b-1) fees	0.25%	1.00%	1.00%	0.00%
Other expenses	0.29%	0.44%	0.29%	0.24%
Total annual fund operating expenses	1.35% [2]	2.25%	2.10%	1.05%
Fee waiver and/or expense reimbursement[3]	0.00%	0.15%	0.00%	0.00%
Total annual fund operating expenses after fee waiver and/or expense reimbursement	1.35%	2.10%	2.10%	1.05%
1	Management fees have been restated to reflect a change of advisory fees effective September 4, 2014.
2	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
3	Contractual arrangements have been made with the fund’s investment adviser, Transamerica Asset Management, Inc. (“TAM”), through March 1, 2016 to waive fees and/or reimburse fund expenses to the extent that the fund’s total operating expenses exceed 1.10%, excluding, as applicable, 12b-1 fees, acquired fund fees and expenses, interest, taxes, brokerage commissions, dividend and interest expenses on securities sold short, extraordinary expenses and other expenses not incurred in the ordinary course of the fund’s business. These arrangements cannot be terminated prior to March 1, 2016 without the Board of Trustees’ consent. TAM is entitled to reimbursement by the fund of fees waived or expenses reduced during any of the previous 36 months if on any day or month the estimated annualized fund operating expenses are less than the cap.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$680	$954	$1,249	$2,085
B	$713	$989	$1,291	$2,346
C	$313	$658	$1,129	$2,431
I	$107	$334	$ 579	$1,283

If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$680	$954	$1,249	$2,085
B	$213	$689	$1,191	$2,346
C	$213	$658	$1,129	$2,431
I	$107	$334	$ 579	$1,283
Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 150% of the average value of its portfolio.
Principal Investment Strategies: Under normal circumstances, the fund’s sub-adviser, Rockefeller & Co., Inc. (the “sub-adviser”) invests at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in equity securities. The fund may invest in securities of U.S. and non-U.S. issuers of any size, but generally focuses on larger, more established companies. The fund will invest primarily in securities of companies domiciled in developed markets, but may invest up to 30% of its net assets in securities of companies domiciled in emerging and frontier markets, as classified using the MSCI classifications of emerging and frontier markets. Under normal conditions, the fund will invest in at least four countries including the U.S. Securities held by the fund may be denominated in both U.S. dollars as well as the local currency.
The sub-adviser selects investments for the fund’s portfolio using a bottom-up security analysis that includes fundamental, sector-based research in seeking to identify businesses that have high or improving returns on capital, barriers to competition and compelling valuations.
Equity securities in which the fund may invest include common stocks, preferred stocks, convertible securities, rights and warrants for equity securities, depositary receipts such as American Depositary Receipts, Global Depositary Receipts and European Depositary Receipts, and interests in other investment companies, including exchange traded funds, that invest in equity securities.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Convertible Securities – Convertible securities share investment characteristics of both fixed income and equity securities. However, the value of these securities tends to vary more with fluctuations in the value of the underlying common stock than with fluctuations in interest rates. The value of convertible securities also tends to exhibit lower volatility than the underlying common stock. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. The fund could lose money if the issuer of a convertible security is unable to meet its financial obligations or goes bankrupt.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Depositary Receipts – Depositary receipts may be less liquid than the underlying shares in their primary trading market. Any distributions paid to the holders of depositary receipts are usually subject to a fee charged by the depositary. Holders of depositary receipts may have limited voting rights, and investment restrictions in certain countries may adversely impact the value of depositary receipts because such restrictions may limit the ability to convert equity shares into depositary receipts and vice versa. Such restrictions may cause equity shares of the underlying issuer to trade at a discount or premium to the market price of the depositary receipts.

•	Emerging Markets – Investments in the securities of issuers located in or principally doing business in emerging markets are subject to foreign investments risks. These risks are greater for investments in issuers in emerging market countries. Emerging market countries tend to have economic, political and legal systems that are less fully developed and are less stable than those of more developed countries. Emerging market securities are often particularly sensitive to market movements because their market prices tend to reflect speculative expectations. Low trading volumes may result in a lack of liquidity and in extreme price volatility.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Exchange Traded Funds (ETFs) – Equity-based ETFs are subject to risks similar to those of stocks; fixed income-based ETFs are subject to risks similar to those of fixed-income securities. ETF shares may trade at a premium or discount to net asset value. ETFs are subject to secondary market trading risks. In addition, a fund will bear a pro rata portion of the operating expenses of an ETF in which it invests.
•	Focused Investing – To the extent the fund invests in one or more countries, regions, sectors or industries, or in a limited number of issuers, the fund will be more susceptible to negative events affecting those countries, regions, sectors, industries or issuers. Local events, such as political upheaval, financial troubles, or natural disasters may disrupt a country’s or region’s securities markets. Geographic risk is especially high in emerging markets.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	Frontier Markets – Frontier market countries generally have smaller economies and even less developed capital markets than emerging market countries, and, as a result, the risks of investing in emerging market countries are magnified in frontier market countries. The magnification of risks are the result of: potential for extreme price volatility and illiquidity in frontier markets; government ownership or control of parts of private sector and of certain companies; trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which frontier market countries trade; and the relatively new and unsettled securities laws in many frontier market countries.
•	Large Capitalization Companies – The fund’s investments in large capitalization companies may underperform other segments of the market because they may be less responsive to competitive challenges and opportunities and unable to attain high growth rates during periods of economic expansion.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal

Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Preferred Stock – Preferred stock’s right to dividends and liquidation proceeds is junior to the rights of a company’s debt securities. The value of preferred stock may be subject to factors that affect fixed income and equity securities, including changes in interest rates and in a company’s creditworthiness. The value of preferred stock tends to vary more with fluctuations in the underlying common stock and less with fluctuations in interest rates and tends to exhibit greater volatility. Shareholders of preferred stock may suffer a loss of value if dividends are not paid and have limited voting rights.
•	Small and Medium Capitalization Companies – The fund will be exposed to additional risks as a result of its investments in the securities of small or medium capitalization companies. Small or medium capitalization companies may be more at risk than large capitalization companies because, among other things, they may have limited product lines, operating history, market or financial resources, or because they may depend on a limited management group. The prices of securities of small and medium capitalization companies generally are more volatile than those of large capitalization companies and are more likely to be adversely affected than large capitalization companies by changes in earnings results and investor expectations or poor economic or market conditions. Securities of small and medium capitalization companies may underperform large capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
•	Warrants and Rights – Warrants and rights may be considered more speculative than certain other types of investments because they do not entitle a holder to the dividends or voting rights for the securities that may be purchased. They do not represent any rights in the assets of the issuing company, and cease to have value if not exercised prior to the expiration date.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows how the fund’s performance has varied from year to year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. Index returns are since inception of the oldest share class.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Prior to September 4, 2014, the fund was named Transamerica Multi-Manager International Portfolio, had a Portfolio Construction Manager, used different investment strategies and had a different benchmark index. The performance set forth prior to that date is attributable to the Portfolio Construction Manager and was compared to the MSCI World ex-U.S. Index. As of September 4, 2014, the fund compares its performance against the MSCI All Country World Index (Net Dividend) Unhedged to reflect the fund's current investment strategies.

Annual Total Returns (calendar years ended December 31) - Class A
	Quarter Ended	Return
Best Quarter:	06/30/2009	25.56%
Worst Quarter:	12/31/2008	-22.43%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	5 Years	Since Inception	Inception Date
Class A				3/1/2006
Return before taxes	0.36%	5.79%	3.15%
Return after taxes on distributions	0.36%	5.54%	2.75%
Return after taxes on distributions and sale of fund shares	0.21%	4.54%	2.48%
Class B (Return before taxes only)	-0.45%	4.96%	2.47%	3/1/2006
Class C (Return before taxes only)	-0.36%	5.06%	2.45%	3/1/2006
Class I (Return before taxes only)	0.64%	6.17%	6.55%	11/30/2009
MSCI All Country World Index (Net Dividend) Unhedged (reflects no deduction for fees, expenses or taxes)	4.17%	9.17%	5.13%
MSCI World ex-U.S.Index (reflects no deduction for fees, expenses or taxes)	-3.88%	5.71%	3.49%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Rockefeller & Co., Inc.
Portfolio Managers:
David P. Harris, CFA, Portfolio Manager since 2014
Jimmy C. Chang, CFA, Portfolio Manager since 2014

Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Class B shares are not available for purchase, including to existing Class B shareholders, except in the limited circumstances described in this prospectus under the section entitled “Shareholder Information – Buying Shares”.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Growth Opportunities

Investment Objective: Seeks capital appreciation.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	B	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.50%	None	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	5.00%	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	B	C	I
Management fees	0.75%	0.75%	0.75%	0.75%
Distribution and service (12b-1) fees	0.25%	1.00%	1.00%	0.00%
Other expenses	0.35%	0.48%	0.39%	0.24%
Total annual fund operating expenses	1.35% [1]	2.23%	2.14%	0.99%
1	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$680	$954	$1,249	$2,085
B	$726	$997	$1,295	$2,342
C	$317	$670	$1,149	$2,472
I	$101	$315	$ 547	$1,213
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$680	$954	$1,249	$2,085
B	$226	$697	$1,195	$2,342
C	$217	$670	$1,149	$2,472
I	$101	$315	$ 547	$1,213
Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 53% of the average value of its portfolio.

Principal Investment Strategies: The fund’s sub-adviser, Morgan Stanley Investment Management Inc. (the “sub-adviser”), under normal circumstances, invests at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in common stocks of mid cap companies. The sub-adviser seeks long-term capital growth by investing primarily in established and emerging mid cap companies with capitalizations within the range of companies included in the Russell Midcap® Growth Index1, which as of December 31, 2014, was between $203.5 million and $32.7 billion.
The sub-adviser emphasizes a bottom-up stock selection process, seeking attractive investments on an individual company basis. The sub-adviser seeks to invest in high quality companies it believes have sustainable competitive advantages and the ability to redeploy capital at high rates of return. The sub-adviser typically favors companies with rising returns on invested capital, above average business visibility, strong free cash flow generation and an attractive risk/reward. The sub-adviser generally considers selling an investment when it determines the investment no longer satisfies its investment criteria.
The sub-adviser may invest up to 25% of the fund’s assets in securities of foreign companies, including emerging market securities. The sub-adviser considers an issuer to be from a particular country if (i) its principal securities trading market is in that country; (ii) alone or on a consolidated basis it derives 50% or more of its annual revenue from goods produced, sales made or services performed in that country; or (iii) it is organized under the laws of, or has a principal office in, that country. By applying these tests, it is possible that a particular company could be deemed to be from more than one country. The securities in which the fund may invest may be denominated in U.S. dollars or in currencies other than U.S. dollars.
The fund may utilize foreign currency forward exchange contracts, which are derivatives, in connection with its investment in foreign securities. The fund may invest in convertible securities. The fund may also invest in privately placed and restricted securities.
1 Russell Investment Group is the source and owner of the trademarks, service marks and copyrights related to the Russell indexes. Russell® is a trademark of Russell Investment Group.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Convertible Securities – Convertible securities share investment characteristics of both fixed income and equity securities. However, the value of these securities tends to vary more with fluctuations in the value of the underlying common stock than with fluctuations in interest rates. The value of convertible securities also tends to exhibit lower volatility than the underlying common stock. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. The fund could lose money if the issuer of a convertible security is unable to meet its financial obligations or goes bankrupt.
•	Counterparty – The fund will be subject to credit risk (that is, where changes in an issuer’s financial strength or credit rating may affect an instrument’s value) with respect to the amount it expects to receive from counterparties to derivatives, repurchase agreements and other financial contracts entered into by the fund or held by special purpose or structured vehicles. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the value of your investment in the fund may decline.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Currency Hedging – The fund may hedge its currency risk using currency futures, forwards or options. However, these instruments may not always work as intended, and a fund may be worse off than if it had not used a hedging instrument.

•	Derivatives – Using derivatives exposes the fund to additional risks and can increase fund losses and reduce opportunities for gains when market prices, interest rates or the derivative instruments themselves behave in a way not anticipated by the fund. Using derivatives also can have a leveraging effect and increase fund volatility. The fund may also have to sell assets at inopportune times to satisfy its obligations. Derivatives may be difficult to sell, unwind or value, and the counterparty may default on its obligations to the fund. The fund's investments in derivative instruments may involve a small investment relative to the amount of investment exposure assumed and may result in losses exceeding the amounts invested in those instruments. Recent legislation calls for new regulation of the derivatives markets. The extent and impact of the regulation are not yet fully known and may not be for some time. New regulation of derivatives may make them more costly, may limit their availability, or may otherwise adversely affect their value or performance.
•	Emerging Markets – Investments in the securities of issuers located in or principally doing business in emerging markets are subject to foreign investments risks. These risks are greater for investments in issuers in emerging market countries. Emerging market countries tend to have economic, political and legal systems that are less fully developed and are less stable than those of more developed countries. Emerging market securities are often particularly sensitive to market movements because their market prices tend to reflect speculative expectations. Low trading volumes may result in a lack of liquidity and in extreme price volatility.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	Growth Stocks – Returns on growth stocks may not move in tandem with returns on other categories of stocks or the market as a whole. Growth stocks may be particularly susceptible to larger price swings or to adverse developments. Growth stocks as a group may be out of favor and underperform the overall equity market for a long period of time, for example, while the market favors “value” stocks.
•	Leveraging – The value of your investment may be more volatile to the extent that the fund borrows or uses derivatives or other investments that have a leveraging effect on the fund. Other risks also will be compounded. This is because leverage generally magnifies the effect of a change in the value of an asset and creates a risk of loss of value on a larger pool of assets than the fund would otherwise have had. The use of leverage is considered to be a speculative investment practice and may result in the loss of a substantial amount, and possibly all, of the fund's assets. The fund also may have to sell assets at inopportune times to satisfy its obligations.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Medium Capitalization Companies – The fund will be exposed to additional risks as a result of its investments in the securities of medium capitalization companies. Investing in medium capitalization companies involves greater risk than is customarily associated with more established companies. The prices of securities of medium capitalization companies generally are more volatile and are more likely to be adversely affected by changes in earnings results and investor expectations or poor economic or market conditions. Securities of medium capitalization companies may underperform larger capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Rule 144A and Privately Placed Securities – The fund’s investments may include privately placed securities such as Rule 144A securities, which are subject to resale restrictions. Rule 144A permits certain qualified institutional buyers, such as the fund, to trade in privately placed securities that have not been registered for sale to the public. Rule 144A and other privately placed securities may be deemed illiquid, and the fund might be unable to dispose of such securities promptly or at reasonable prices.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows how the fund’s performance has varied from year to year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. In the “10 Years or Since Inception” column of the table, returns are shown for ten years or since inception of the share class, whichever is less. Index returns are for ten years.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Prior to March 22, 2011, the fund had a different sub-adviser, a different investment objective and used different investment strategies. The performance set forth prior to that date is attributable to a previous sub-adviser.

Annual Total Returns (calendar years ended December 31) - Class A
	Quarter Ended	Return
Best Quarter:	06/30/2009	20.38%
Worst Quarter:	12/31/2008	-23.89%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	5 Years	10 Years or Since Inception	Inception Date
Class A				03/01/2000
Return before taxes	-0.88%	12.59%	7.72%
Return after taxes on distributions	-3.47%	10.97%	6.94%
Return after taxes on distributions and sale of fund shares	1.67%	10.20%	6.34%
Class B (Return before taxes only)	-1.85%	11.74%	7.08%	03/01/2000
Class C (Return before taxes only)	-1.73%	11.78%	6.95%	11/11/2002
Class I (Return before taxes only)	-0.58%	13.13%	14.39%	11/30/2009
Russell Midcap® Growth Index (reflects no deduction for fees, expenses or taxes)	11.90%	16.94%	9.43%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Morgan Stanley Investment Management Inc.
Portfolio Managers:
Dennis P. Lynch, Lead Portfolio Manager since 2011
Sam G. Chainani, CFA, Portfolio Manager since 2011
David S. Cohen, Portfolio Manager since 2011
Armistead B. Nash, Portfolio Manager since 2011
Alexander T. Norton, Portfolio Manager since 2011
Jason C. Yeung, CFA, Portfolio Manager since 2011
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Class B shares are not available for purchase, including to existing Class B shareholders, except in the limited circumstances described in this prospectus under the section entitled “Shareholder Information – Buying Shares”.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica High Yield Bond

Investment Objective: Seeks a high level of current income by investing in high-yield debt securities.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	B	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	4.75%	None	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	5.00%	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	B	C	I
Management fees[1]	0.55%	0.55%	0.55%	0.55%
Distribution and service (12b-1) fees	0.25%	1.00%	1.00%	0.00%
Other expenses	0.15%	0.25%	0.19%	0.20%
Total annual fund operating expenses	0.95% [2]	1.80%	1.74%	0.75%
1	Management fees have been restated to reflect a reduction in advisory fees effective May 1, 2014.
2	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$567	$763	$ 976	$1,586
B	$683	$866	$1,075	$1,892
C	$277	$548	$ 944	$2,052
I	$ 77	$240	$ 417	$ 930
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$567	$763	$976	$1,586
B	$183	$566	$975	$1,892
C	$177	$548	$944	$2,052
I	$ 77	$240	$417	$ 930
Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 48% of the average value of its portfolio.

Principal Investment Strategies: The fund’s sub-adviser, Aegon USA Investment Management, LLC (the “sub-adviser”), seeks to achieve the fund’s objective by investing, under normal circumstances, at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in high-yield/high-risk bonds (commonly known as “junk bonds”).
Junk bonds are high risk debt securities rated below investment grade or determined by the sub-adviser to be of comparable quality. The sub-adviser’s strategy is to seek to achieve yields as high as possible while seeking to manage risk. The sub-adviser uses a “top-down/bottom-up” approach in managing the fund’s assets. The “top-down” approach is to adjust the risk profile of the fund. The sub-adviser analyzes four factors that affect the movement of the fixed-income bond prices which include: economic indicators; technical indicators that are specific to the high-yield market; investor sentiment; and valuation. Analysis of these factors assists the sub-adviser in its decision regarding the fund’s portfolio allocations. In a “top-down” approach, the sub-adviser looks at broad market factors and chooses certain sectors or industries within the market, based on those factors. It then looks at individual companies within those sectors or industries.
The sub-adviser has developed a proprietary credit model that is the foundation of its “bottom-up” analysis. The model tracks historical cash flow numbers and calculates credit financial ratios. Because high-yield companies are of higher financial risk, the sub-adviser does a thorough credit analysis of all companies in the fund’s portfolio, as well as all potential acquisitions. A “bottom-up” approach is looking at individual companies against the context of broader market factors.
The fund may invest in loans of foreign-domiciled borrowers and foreign debt securities, including emerging market debt securities, but expects that the majority of assets in which it invests will be invested in loans and securities of U.S. borrowers or issuers. The sub-adviser may sell fund securities when it determines there are changes in economic indicators, technical indicators or valuation.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Active Trading – The fund is actively managed and may purchase and sell securities without regard to the length of time held. Active trading may have a negative impact on performance by increasing transaction costs and may generate greater amounts of net short-term capital gains, which, for shareholders holding shares in taxable accounts, would be subject to tax at ordinary income tax rates upon distribution.
•	Counterparty – The fund will be subject to credit risk (that is, where changes in an issuer’s financial strength or credit rating may affect an instrument’s value) with respect to the amount it expects to receive from counterparties to derivatives, repurchase agreements and other financial contracts entered into by the fund or held by special purpose or structured vehicles. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the value of your investment in the fund may decline.
•	Credit – If an issuer or other obligor (such as a party providing insurance or other credit enhancement) of a security held by the fund or a counterparty to a financial contract with the fund defaults or is downgraded, or is perceived to be less creditworthy, or if the value of any underlying assets declines, the value of your investment will typically decline. Below investment grade, high-yield debt securities (commonly known as “junk bonds”) have a higher risk of default and are considered speculative. Subordinated securities are more likely to suffer a credit loss than non-subordinated securities of the same issuer and will be disproportionately affected by a default, downgrade or perceived decline in creditworthiness.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.

•	Emerging Markets – Investments in the securities of issuers located in or principally doing business in emerging markets are subject to foreign investments risks. These risks are greater for investments in issuers in emerging market countries. Emerging market countries tend to have economic, political and legal systems that are less fully developed and are less stable than those of more developed countries. Emerging market securities are often particularly sensitive to market movements because their market prices tend to reflect speculative expectations. Low trading volumes may result in a lack of liquidity and in extreme price volatility.
•	Extension – When interest rates rise, repayments of fixed income securities, particularly asset- and mortgage-backed securities, may occur more slowly than anticipated, extending the effective duration of these fixed income securities at below market interest rates and causing their market prices to decline more than they would have declined due to the rise in interest rates alone. This may cause the fund’s share price to be more volatile.
•	Fixed-Income Securities – The market prices of fixed-income securities may go up or down, sometimes rapidly and unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. In addition, the market value of a fixed income security may decline if the issuer or other obligor of the security fails to pay principal and/or interest, otherwise defaults or has its credit rating downgraded or is perceived to be less creditworthy, or the credit quality or value of any underlying assets declines. When market prices fall, the value of your investment will go down. The value of your investment will generally go down when interest rates rise. Interest rates have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	High-Yield Debt Securities – High-yield debt securities, commonly referred to as “junk bonds,” are securities that are rated below “investment grade” (that is, securities rated below Baa/BBB) or, if unrated, determined to be below investment grade by the sub-adviser. Changes in interest rates, the market’s perception of the issuers and the creditworthiness of the issuers may significantly affect the value of these bonds. Junk bonds are considered speculative, have a higher risk of default, tend to be less liquid and may be more difficult to value than higher grade securities. Junk bonds tend to be volatile and more susceptible to adverse events and negative sentiments.
•	Interest Rate – Interest rates in the U.S. have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. The value of fixed income securities generally goes down when interest rates rise, and therefore the value of your investment in the fund may also go down. Debt securities have varying levels of sensitivity to changes in interest rates. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.
•	Loans – Loans are subject to the credit risk of nonpayment of principal or interest. Economic downturns or increases in interest rates may cause an increase in defaults, interest rate risk and liquidity risk. Loans may or may not be collateralized at the time of acquisition, and any collateral may be relatively illiquid or lose all or substantially all of its value subsequent to investment. In the event of bankruptcy of a borrower, the fund could experience delays or limitations with respect to its ability to realize the benefits of any collateral securing a loan. Junior loans, which have a lower place in the borrower’s capital structure than senior loans and may be unsecured, involve a higher degree of overall risk than senior loans of the same borrower. The fund's investments in loans are also subject to prepayment or call risk.

•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Prepayment or Call – Many issuers have a right to prepay their securities. If interest rates fall, an issuer may exercise this right. If this happens, the fund will not benefit from the rise in market price that normally accompanies a decline in interest rates, and will be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on the prepaid security. The fund also may lose any premium it paid on the security.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows how the fund’s performance has varied from year to year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. In the “10 Years or Since Inception” column of the table, returns are shown for ten years or since inception of the share class, whichever is less. Index returns are for ten years.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.

Annual Total Returns (calendar years ended December 31) - Class A
	Quarter Ended	Return
Best Quarter:	06/30/2009	22.80%
Worst Quarter:	12/31/2008	-16.73%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	5 Years	10 Years or Since Inception	Inception Date
Class A				06/14/1985
Return before taxes	3.43%	8.55%	7.32%
Return after taxes on distributions	0.81%	5.89%	4.62%
Return after taxes on distributions and sale of fund shares	2.12%	5.59%	4.57%
Class B (Return before taxes only)	2.60%	7.72%	6.71%	10/01/1995
Class C (Return before taxes only)	2.69%	7.80%	6.59%	11/11/2002
Class I (Return before taxes only)	3.66%	8.87%	9.36%	11/30/2009
Barclays U.S. Corporate High Yield 2% Issuer Capped Index (reflects no deduction for fees, expenses or taxes)	2.46%	8.98%	7.73%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Aegon USA Investment Management, LLC
Portfolio Managers:
Kevin Bakker, CFA, Co-Lead Portfolio Manager since 2015, Portfolio Manager since 2007
Benjamin D. Miller, CFA, Portfolio Manager since 2006
James K. Schaeffer, Jr., Co-Lead Portfolio Manager since 2015, Portfolio Manager since 2011
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Class B shares are not available for purchase, including to existing Class B shareholders, except in the limited circumstances described in this prospectus under the section entitled “Shareholder Information – Buying Shares”.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica High Yield Muni

Investment Objective: Seeks to maximize total return through investment in medium- and lower-grade municipal securities that are exempt from federal income tax.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	3.25%	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	C	I
Management fees	0.51%	0.51%	0.51%
Distribution and service (12b-1) fees	0.25%	1.00%	0.00%
Other expenses	1.51%	1.47%	1.53%
Acquired fund fees and expenses	0.03%	0.03%	0.03%
Total annual fund operating expenses[1]	2.30%	3.01%	2.07%
Fee waiver and/or expense reimbursement[2]	1.36%	1.47%	1.28%
Total annual fund operating expenses after fee waiver and/or expense reimbursement	0.94%	1.54%	0.79%
1	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not include acquired (i.e., underlying) funds’ fees and expenses.
2	Contractual arrangements have been made with the fund’s investment adviser, Transamerica Asset Management, Inc. (“TAM”), through March 1, 2016 to waive fees and/or reimburse fund expenses to the extent that the fund’s total operating expenses exceed 0.76%, excluding, as applicable, 12b-1 fees, acquired fund fees and expenses, interest, taxes, brokerage commissions, dividend and interest expenses on securities sold short, extraordinary expenses and other expenses not incurred in the ordinary course of the fund’s business. These arrangements cannot be terminated prior to March 1, 2016 without the Board of Trustees’ consent. TAM is entitled to reimbursement by the fund of fees waived or expenses reduced during any of the previous 36 months if on any day or month the estimated annualized fund operating expenses are less than the cap. In addition, 0.10% of the 0.25% distribution and services (12b-1) fee for Class A shares and 0.25% of the 1.00% distribution and services (12b-1) fee for Class C shares will be contractually waived through March 1, 2016.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$418	$893	$1,395	$2,773
C	$257	$792	$1,453	$3,223
I	$ 81	$525	$ 995	$2,298

If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$418	$893	$1,395	$2,773
C	$157	$792	$1,453	$3,223
I	$ 81	$525	$ 995	$2,298
Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 266% of the average value of its portfolio.
Principal Investment Strategies: Under normal circumstances, the fund’s sub-adviser, Belle Haven Investments, L.P. (the “sub-adviser”), invests at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in municipal fixed-income securities the interest from which is exempt from federal income tax and the federal alternative minimum tax (“AMT”) applicable to individuals. Interest income from some of the municipal obligations in which the fund may invest may be subject to AMT for individuals. The fund invests primarily in general obligation and revenue bonds issued by U.S. municipal issuers, as well as issuers in U.S. territories and possessions. The fund may invest 25% or more of its total assets in any sector or sub-sector of the municipal bond market.
The fund is an actively managed, total return strategy that seeks to identify inefficiencies in the municipal bond market. The process is engineered to seek to exploit mispricing that may be apparent at the issuer, credit, industry, security and/or maturity level based on macro-economic and fundamental analysis. Analysis is also used to determine the fund’s yield curve positioning. Investment decisions are made to maximize total return while balancing portfolio risk. The fund’s investments generally include higher yielding municipal bonds, specifically medium- to- lower-grade municipal bonds. High-yield, lower-grade debt securities (commonly known as “junk bonds”) are those rated below “Baa” by Moody’s Investors Service, Inc. (“Moody’s”) or lower than “BBB” by Standard & Poor’s Rating Services (“S&P”) or comparable ratings by other nationally recognized rating organizations (or, in the case of unrated securities, determined by the sub-adviser to be of comparable quality). The fund has the flexibility to invest the remainder of its assets in a broad array of issuers across the credit spectrum.
The fund may also invest up to 15% of its assets in municipal bonds that are distressed securities. Distressed securities are securities that are the subject of bankruptcy proceedings or are rated in the lowest rating categories by at least one independent rating agency (“CC” or lower by S&P or Fitch or “Ca” or lower by Moody’s), or if unrated, judged to be of comparable quality by the sub-adviser. The fund may also invest in higher quality debt securities.
Under normal conditions, the duration of the fund will generally vary between three and 20 years. Duration is a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security to changes in interest rates. The fund does not limit the maturity of the securities in which it invests. The maturity of a fixed income security is the measure of time remaining until the final payment on the security is due. However, under normal circumstances, the fund may focus on longer-term maturities in an effort to capture the higher yields generally associated with such maturities. The fund may invest more than 25% of its assets in securities relating to one political subdivision, such as any state or U.S. territory. The fund may invest in derivative instruments such as options and futures contracts for speculative, hedging, or duration management purposes. The fund may also invest in exchange-traded funds (“ETFs”) as well as municipal bond closed-end funds.
The fund is non-diversified.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.

•	Active Trading – The fund is actively managed and may purchase and sell securities without regard to the length of time held. Active trading may have a negative impact on performance by increasing transaction costs and may generate greater amounts of net short-term capital gains, which, for shareholders holding shares in taxable accounts, would be subject to tax at ordinary income tax rates upon distribution.
•	Counterparty – The fund will be subject to credit risk (that is, where changes in an issuer’s financial strength or credit rating may affect an instrument’s value) with respect to the amount it expects to receive from counterparties to derivatives, repurchase agreements and other financial contracts entered into by the fund or held by special purpose or structured vehicles. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the value of your investment in the fund may decline.
•	Credit – If an issuer or other obligor (such as a party providing insurance or other credit enhancement) of a security held by the fund or a counterparty to a financial contract with the fund defaults or is downgraded, or is perceived to be less creditworthy, or if the value of any underlying assets declines, the value of your investment will typically decline. Below investment grade, high-yield debt securities (commonly known as “junk bonds”) have a higher risk of default and are considered speculative. Subordinated securities are more likely to suffer a credit loss than non-subordinated securities of the same issuer and will be disproportionately affected by a default, downgrade or perceived decline in creditworthiness.
•	Derivatives – Using derivatives exposes the fund to additional risks and can increase fund losses and reduce opportunities for gains when market prices, interest rates or the derivatives themselves behave in a way not anticipated by the fund. Using derivatives also can have a leveraging effect and increase fund volatility. The fund may also have to sell assets at inopportune times to satisfy its obligations. Derivatives may be difficult to sell, unwind or value, and the counterparty may default on its obligations to the fund. The fund's investments in derivative instruments may involve a small investment relative to the amount of investment exposure assumed and may result in losses exceeding the amounts invested in those instruments. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The U.S. government is in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin and reporting requirements. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make them more costly, may limit their availability, may disrupt markets or may otherwise adversely affect their value or performance.
•	Distressed or Defaulted Securities – Investments in defaulted securities and obligations of distressed issuers, including securities that are, or may be, involved in reorganizations or other financial restructurings, either out of court or in bankruptcy, involve substantial risks and are considered speculative. The fund may suffer significant losses if the reorganization or restructuring is not completed as anticipated. The fund will generally not receive interest payments on the distressed securities and may incur costs to protect its investment. Repayment of defaulted securities and obligations of distressed issuers is subject to significant uncertainties.
•	Exchange Traded Funds (ETFs) – Equity-based ETFs are subject to risks similar to those of stocks; fixed income-based ETFs are subject to risks similar to those of fixed-income securities. ETF shares may trade at a premium or discount to net asset value. ETFs are subject to secondary market trading risks. In addition, a fund will bear a pro rata portion of the operating expenses of an ETF in which it invests.
•	Extension – When interest rates rise, repayments of fixed income securities, particularly asset- and mortgage-backed securities, may occur more slowly than anticipated, extending the effective duration of these fixed income securities at below market interest rates and causing their market prices to decline more than they would have declined due to the rise in interest rates alone. This may cause the fund’s share price to be more volatile.
•	Fixed-Income Securities – The market prices of fixed-income securities may go up or down, sometimes rapidly and unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. In addition, the market value of a fixed income security may decline if the issuer or other obligor of the security fails to pay principal and/or interest, otherwise defaults or has its credit rating downgraded or is perceived to be less creditworthy, or the credit quality or value of any underlying assets declines. When market prices fall, the value of your investment will go down. The value of your investment will generally go down when interest rates rise. Interest rates have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.

•	High-Yield Debt Securities – High-yield debt securities, commonly referred to as “junk bonds,” are securities that are rated below “investment grade” (that is, securities rated below Baa/BBB) or, if unrated, determined to be below investment grade by the sub-adviser. Changes in interest rates, the market’s perception of the issuers and the creditworthiness of the issuers may significantly affect the value of these bonds. Junk bonds are considered speculative, have a higher risk of default, tend to be less liquid and may be more difficult to value than higher grade securities. Junk bonds tend to be volatile and more susceptible to adverse events and negative sentiments.
•	Interest Rate – Interest rates in the U.S. have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. The value of fixed income securities generally goes down when interest rates rise, and therefore the value of your investment in the fund may also go down. Debt securities have varying levels of sensitivity to changes in interest rates. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Leveraging – The value of your investment may be more volatile to the extent that the fund borrows or uses derivatives or other investments that have a leveraging effect on the fund. Other risks also will be compounded. This is because leverage generally magnifies the effect of a change in the value of an asset and creates a risk of loss of value on a larger pool of assets than the fund would otherwise have had. The use of leverage is considered to be a speculative investment practice and may result in the loss of a substantial amount, and possibly all, of the fund's assets. The fund also may have to sell assets at inopportune times to satisfy its obligations.
•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Municipal Securities – Municipal issuers may be adversely affected by rising health care costs, increasing unfunded pension liabilities, and by the phasing out of federal programs providing financial support. Unfavorable conditions and developments relating to projects financed with municipal securities can result in lower revenues to issuers of municipal securities, potentially resulting in defaults. The value of municipal securities can also be adversely affected by changes in the financial condition of one or more individual municipal issuers or insurers of municipal issuers, regulatory and political developments, tax law changes or other legislative actions, and by uncertainties and public perceptions concerning these and other factors. To the extent the fund invests significantly in a single state or in securities the payments on which are dependent upon a single project or source of revenues, or that relate to a sector or industry, the fund will be more susceptible to associated risks and developments. In recent periods an increasing number of municipal issuers have defaulted on obligations, commenced insolvency proceedings, or suffered credit downgrading. Financial difficulties of municipal issuers may continue or get worse.
•	Non-Diversification – The fund is classified as “non-diversified,” which means it may invest a larger percentage of its assets in a smaller number of issuers than a diversified fund. To the extent the fund invests its assets in a smaller number of issuers, the fund will be more susceptible to negative events affecting those issuers than a diversified fund.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Prepayment or Call – Many issuers have a right to prepay their securities. If interest rates fall, an issuer may exercise this right. If this happens, the fund will not benefit from the rise in market price that normally accompanies a decline in interest rates, and will be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on the prepaid security. The fund also may lose any premium it paid on the security.
•	Taxable Investments – Although distributions of interest income from the fund’s tax-exempt securities are generally exempt from regular federal income tax, distributions from other sources, including capital gain distributions, and any gains on the sale of your shares are not. In addition, the interest on the fund’s municipal securities could become subject to regular federal income tax due to noncompliant conduct by issuers, unfavorable legislation or litigation, or adverse interpretations by regulatory authorities. You should consult a tax adviser about whether an alternative minimum tax applies to you and about state and local taxes on your fund distributions.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows the fund’s performance for the past calendar year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. Index returns are since the inception of the oldest share class.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Annual Total Returns (calendar years ended December 31) - Class A
	Quarter Ended	Return
Best Quarter:	06/30/2014	5.31%
Worst Quarter:	12/31/2014	2.66%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	Since Inception	Inception Date
Class A			07/31/2013
Return before taxes	17.23%	15.03%
Return after taxes on distributions	13.76%	12.16%
Return after taxes on distributions and sale of fund shares	9.68%	10.16%
Class C (Return before taxes only)	16.68%	14.48%	07/31/2013
Class I (Return before taxes only)	17.49%	15.34%	07/31/2013
Barclays High Yield Municipal Index (reflects no deduction for fees, expenses or taxes)	13.85%	8.63%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Belle Haven Investments, L.P.
Portfolio Managers:
Matthew Dalton, Portfolio Manager since 2013
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Tax Information: The fund intends to distribute income that is exempt from regular federal income tax and the federal alternative minimum tax on individuals. A portion of the fund’s distributions may be subject to taxes.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Income & Growth

Investment Objective: Seeks long-term growth of capital while providing current income.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.50%	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	C	I
Management fees	0.67%	0.67%	0.67%
Distribution and service (12b-1) fees	0.25%	1.00%	0.00%
Other expenses	0.17%	0.17%	0.18%
Acquired fund fees and expenses	0.19%	0.19%	0.19%
Total annual fund operating expenses[1]	1.28%	2.03%	1.04%
1	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not include acquired (i.e., underlying) funds’ fees and expenses and do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$673	$934	$1,214	$2,010
C	$306	$637	$1,093	$2,358
I	$106	$331	$ 574	$1,271
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$673	$934	$1,214	$2,010
C	$206	$637	$1,093	$2,358
I	$106	$331	$ 574	$1,271
Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 23% of the average value of its portfolio.
Principal Investment Strategies: The fund seeks to achieve its objective by investing globally in a range of securities, primarily equities with market capitalizations in excess of $750 million, which provide current income combined with the potential for capital appreciation. The fund normally invests primarily in securities intended to generate income, including but not limited to (1) common stocks, (2) preferred stocks, including convertible securities, (3) master limited partnerships (“MLPs”) and (4) common shares of real estate investment trusts (“REITs”). The fund may also invest in fixed income securities of any maturity or credit quality, including high yield bonds rated below BBB by S&P or Fitch or Baa by Moody’s (commonly known as “junk bonds”). The fund invests without restriction as to issuer country, capitalization or currency.
Ranger International Management, LP (the “sub-adviser”) normally invests globally (including in emerging markets) in a variety of income-producing securities that the sub-adviser believes have attractive yields, and in the case of common stocks, the potential for dividend growth. The sub-adviser employs a bottom-up, fundamentals-based investment approach to security selection. The sub-adviser selects stock of issuers that it believes are stable and industry- or region-leading companies. The sub-adviser selects fixed income securities that it believes have the highest expected return among issuers of similar credit quality. The sub-adviser's investment philosophy seeks domestic and international investment candidates characterized by (i) attractive yield, (ii) quality and (iii) financial strength.
The sub-adviser sells a security if the sub-adviser believes it is overvalued, more attractive candidates arise, or if there is a substantial, long term reduction in a company's fundamental prospects that impair its value.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Active Trading – The fund is actively managed and may purchase and sell securities without regard to the length of time held. Active trading may have a negative impact on performance by increasing transaction costs and may generate greater amounts of net short-term capital gains, which, for shareholders holding shares in taxable accounts, would be subject to tax at ordinary income tax rates upon distribution.
•	Bank Obligations – To the extent the fund invests in U.S. bank obligations, the fund will be more susceptible to negative events affecting the U.S. banking industry. Banks are sensitive to changes in money market and general economic conditions. Banks are highly regulated. Decisions by regulators may limit the loans banks make and the interest rates and fees they charge, and may reduce bank profitability.
•	Convertible Securities – Convertible securities share investment characteristics of both fixed income and equity securities. However, the value of these securities tends to vary more with fluctuations in the value of the underlying common stock than with fluctuations in interest rates. The value of convertible securities also tends to exhibit lower volatility than the underlying common stock. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. The fund could lose money if the issuer of a convertible security is unable to meet its financial obligations or goes bankrupt.
•	Credit – If an issuer or other obligor (such as a party providing insurance or other credit enhancement) of a security held by the fund or a counterparty to a financial contract with the fund defaults or is downgraded, or is perceived to be less creditworthy, or if the value of any underlying assets declines, the value of your investment will typically decline. Below investment grade, high-yield debt securities (commonly known as “junk bonds”) have a higher risk of default and are considered speculative. Subordinated securities are more likely to suffer a credit loss than non-subordinated securities of the same issuer and will be disproportionately affected by a default, downgrade or perceived decline in creditworthiness.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Depositary Receipts – Depositary receipts may be less liquid than the underlying shares in their primary trading market. Any distributions paid to the holders of depositary receipts are usually subject to a fee charged by the depositary. Holders of depositary receipts may have limited voting rights, and investment restrictions in certain countries may adversely impact the value of depositary receipts because such restrictions may limit the ability to convert equity shares into depositary receipts and vice versa. Such restrictions may cause equity shares of the underlying issuer to trade at a discount or premium to the market price of the depositary receipts.
•	Emerging Markets – Investments in the securities of issuers located in or principally doing business in emerging markets are subject to foreign investments risks. These risks are greater for investments in issuers in emerging market countries. Emerging market countries tend to have economic, political and legal systems that are less fully developed and are less stable than those of more developed countries. Emerging market securities are often particularly sensitive to market movements because their market prices tend to reflect speculative expectations. Low trading volumes may result in a lack of liquidity and in extreme price volatility.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Extension – When interest rates rise, repayments of fixed income securities, particularly asset- and mortgage-backed securities, may occur more slowly than anticipated, extending the effective duration of these fixed income securities at below market interest rates and causing their market prices to decline more than they would have declined due to the rise in interest rates alone. This may cause the fund’s share price to be more volatile.
•	Fixed-Income Securities – The market prices of fixed-income securities may go up or down, sometimes rapidly and unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. In addition, the market value of a fixed income security may decline if the issuer or other obligor of the security fails to pay principal and/or interest, otherwise defaults or has its credit rating downgraded or is perceived to be less creditworthy, or the credit quality or value of any underlying assets declines. When market prices fall, the value of your investment will go down. The value of your investment will generally go down when interest rates rise. Interest rates have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Focused Investing – To the extent the fund invests in one or more countries, regions, sectors or industries, or in a limited number of issuers, the fund will be more susceptible to negative events affecting those countries, regions, sectors, industries or issuers. Local events, such as political upheaval, financial troubles, or natural disasters may disrupt a country’s or region’s securities markets. Geographic risk is especially high in emerging markets.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	Growth Stocks – Returns on growth stocks may not move in tandem with returns on other categories of stocks or the market as a whole. Growth stocks may be particularly susceptible to larger price swings or to adverse developments. Growth stocks as a group may be out of favor and underperform the overall equity market for a long period of time, for example, while the market favors “value” stocks.
•	High-Yield Debt Securities – High-yield debt securities, commonly referred to as “junk bonds,” are securities that are rated below “investment grade” (that is, securities rated below Baa/BBB) or, if unrated, determined to be below investment grade by the sub-adviser. Changes in interest rates, the market’s perception of the issuers and the creditworthiness of the issuers may significantly affect the value of these bonds. Junk bonds are considered speculative, have a higher risk of default, tend to be less liquid and may be more difficult to value than higher grade securities. Junk bonds tend to be volatile and more susceptible to adverse events and negative sentiments.

•	Interest Rate – Interest rates in the U.S. have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. The value of fixed income securities generally goes down when interest rates rise, and therefore the value of your investment in the fund may also go down. Debt securities have varying levels of sensitivity to changes in interest rates. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Master Limited Partnerships – Investments in MLPs involve risks that differ from investments in corporate issuers, including risks related to limited control and limited rights to vote on matters affecting the MLP, risks related to potential conflicts of interest between the MLP and the MLP’s general partner, cash flow risks, dilution risks, certain tax risks, and risks related to the general partner’s right to require unitholders to sell their common units at an undesirable time or price. MLP entities are typically focused in the energy, natural resources and real estate sectors of the economy. A downturn in the energy, natural resources or real estate sectors of the economy could have an adverse impact on the fund. At times, the performance of securities of companies in the energy, natural resources and real estate sectors of the economy may lag the performance of other sectors or the broader market as a whole. The yields for equity and debt securities of MLPs and other issuers in the energy sector are susceptible in the short-term to fluctuations in interest rates and the value of the fund’s investments in such securities may decline if interest rates rise. The value of the fund’s investment in MLPs depends to a significant extent on the MLPs being treated as partnerships for U.S. federal income tax purposes. If an MLP does not meet the legal requirements to maintain partnership status, it could be taxed as a corporation and there could be a material decrease in the value of its securities.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Preferred Stock – Preferred stock’s right to dividends and liquidation proceeds is junior to the rights of a company’s debt securities. The value of preferred stock may be subject to factors that affect fixed income and equity securities, including changes in interest rates and in a company’s creditworthiness. The value of preferred stock tends to vary more with fluctuations in the underlying common stock and less with fluctuations in interest rates and tends to exhibit greater volatility. Shareholders of preferred stock may suffer a loss of value if dividends are not paid and have limited voting rights.
•	Prepayment or Call – Many issuers have a right to prepay their securities. If interest rates fall, an issuer may exercise this right. If this happens, the fund will not benefit from the rise in market price that normally accompanies a decline in interest rates, and will be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on the prepaid security. The fund also may lose any premium it paid on the security.
•	REITs – Investing in real estate investment trusts (“REITs”) involves unique risks. When the fund invests in REITs, it is subject to risks generally associated with investing in real estate. A REIT’s performance depends on the types and locations of the properties it owns, how well it manages those properties and cash flow. REITs may have lower trading volumes and may be subject to more abrupt or erratic price movements than the overall securities markets. In addition to its own expenses, the fund will indirectly bear its proportionate share of any management and other expenses paid by REITs in which it invests. REITs are subject to a number of highly technical tax-related rules and requirements; and the failure to qualify as a REIT could result in corporate-level taxation, significantly reducing the return on an investment to the fund.
•	Small and Medium Capitalization Companies – The fund will be exposed to additional risks as a result of its investments in the securities of small or medium capitalization companies. Small or medium capitalization companies may be more at risk than large capitalization companies because, among other things, they may have limited product lines, operating history, market or financial resources, or because they may depend on a limited management group. The prices of securities of small and medium capitalization companies generally are more volatile than those of large capitalization companies and are more likely to be adversely affected than large capitalization companies by changes in earnings results and investor expectations or poor economic or market conditions. Securities of small and medium capitalization companies may underperform large capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses.
•	Tax – In order to qualify for treatment as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the fund must meet certain requirements regarding the composition of its income, the diversification of its assets, and the amounts of its distributions. If the fund were to fail to meet any of these requirements, the fund might not be eligible for treatment as a RIC, in which case it would be subject to federal income tax on its net income at corporate rates (without reduction for distributions to shareholders). When distributed, that income would generally be taxable to shareholders as ordinary dividend income to the extent attributable to the fund’s earnings and profits. If the fund were to fail to qualify as a RIC, shareholders of the fund could realize significantly diminished returns from their investment in the fund. In the alternative, the fund may be able to preserve its RIC qualification under those circumstances by meeting certain conditions, in which case it may be subject to certain additional taxes.
The fund may invest no more than 25% of its total assets in the securities of MLPs and other entities treated as qualified publicly traded partnerships for federal income tax purposes. An MLP is an entity treated as a partnership under the Internal Revenue Code, the partnership interests of which are traded on securities exchanges like shares of corporate stock. To qualify as an MLP, an entity must receive at least 90% of its income from qualifying sources such as interest, dividends, income and gain from mineral or natural resources activities, income and gain from the transportation or storage of certain fuels, and, in certain circumstances, income and gain from commodities or futures, forwards and options with respect to commodities. For this purpose, mineral or natural resources activities include exploration, development, production, mining, refining, marketing and transportation (including pipelines) of oil and gas, minerals, geothermal energy, fertilizer, timber or industrial source carbon dioxide. If it does not so qualify, it will generally be subject to tax as a corporation and there could be a material decrease in the value of its securities.
Depreciation or other cost recovery deductions passed through to the fund from investments in MLPs in a given year will generally reduce the fund’s taxable income, but those deductions may be recaptured in the fund’s income in one or more subsequent years. When recognized and distributed, recapture income will generally be taxable to shareholders at the time of the distribution at ordinary income tax rates, even though those shareholders might not have held shares in the fund at the time the deductions were taken by the fund, and even though those shareholders may not have corresponding economic gain on their shares at the time of the recapture. In order to distribute recapture income or to fund redemption requests, the fund may need to liquidate investments, which may lead to additional recapture income.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
•	Warrants and Rights – Warrants and rights may be considered more speculative than certain other types of investments because they do not entitle a holder to the dividends or voting rights for the securities that may be purchased. They do not represent any rights in the assets of the issuing company, and cease to have value if not exercised prior to the expiration date.
•	Yield – The amount of income received by the fund will go up or down depending on day-to-day variations in short-term interest rates, and when interest rates are very low the fund's expenses could absorb all or a significant portion of the fund's income.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows how the fund’s performance has varied from year to year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. Index returns are since the inception of the oldest share class.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Annual Total Returns (calendar years ended December 31) - Class A
	Quarter Ended	Return
Best Quarter:	03/31/2013	9.90%
Worst Quarter:	09/30/2014	-3.86%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	Since Inception	Inception Date
Class A			10/31/2012
Return before taxes	2.33%	7.46%
Return after taxes on distributions	1.12%	6.05%
Return after taxes on distributions and sale of fund shares	2.15%	5.39%
Class C (Return before taxes only)	1.64%	6.68%	10/31/2012
Class I (Return before taxes only)	2.67%	7.74%	10/31/2012
MSCI All Country World Index – Gross (reflects no deduction for fees, expenses or taxes)	4.71%	14.43%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Ranger International Management, LP
Portfolio Manager:
William R. Andersen, CFA, Portfolio Manager since 2012
Jeff Middleswart, Assistant Portfolio Manager since 2014
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Inflation Opportunities

Investment Objective: Seeks maximum real return, consistent with appreciation of capital.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	4.75%	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	C	I
Management fees	0.55%	0.55%	0.55%
Distribution and service (12b-1) fees	0.25%	1.00%	0.00%
Other expenses	0.21%	0.22%	0.29%
Total annual fund operating expenses	1.01%	1.77%	0.84%
Fee waiver and/or expense reimbursement[1]	0.01%	0.02%	0.09%
Total annual fund operating expenses after fee waiver and/or expense reimbursement	1.00%	1.75%	0.75%
1	Contractual arrangements have been made with the fund’s investment adviser, Transamerica Asset Management, Inc. (“TAM”), through March 1, 2016 to waive fees and/or reimburse fund expenses to the extent that the fund’s total operating expenses exceed 0.75%, excluding, as applicable, 12b-1 fees, acquired fund fees and expenses, interest, taxes, brokerage commissions, dividend and interest expenses on securities sold short, extraordinary expenses and other expenses not incurred in the ordinary course of the fund’s business. These arrangements cannot be terminated prior to March 1, 2016 without the Board of Trustees’ consent. TAM is entitled to reimbursement by the fund of fees waived or expenses reduced during any of the previous 36 months if on any day or month the estimated annualized fund operating expenses are less than the cap.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$572	$780	$1,005	$1,652
C	$278	$555	$ 957	$2,082
I	$ 77	$259	$ 457	$1,029
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$572	$780	$1,005	$1,652
C	$178	$555	$ 957	$2,082
I	$ 77	$259	$ 457	$1,029

Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
For the period beginning March 1, 2014 and ending October 31, 2014, the portfolio turnover rate for the fund was 57% of the average value of its portfolio.
Principal Investment Strategies: The fund’s sub-adviser, PineBridge Investments LLC (the “sub-adviser”), seeks to achieve the fund’s investment objective by investing the fund’s assets primarily in inflation-indexed fixed income securities issued by domestic and foreign governments (including those in emerging market countries), their agencies or instrumentalities, and corporations.
Inflation-indexed fixed income securities are structured to provide protection against the negative effects of inflation. The value of an inflation-indexed fixed income security’s principal or the interest income paid on the fixed income security is adjusted to track changes in an official inflation measure, usually the Consumer Price Index for Urban Consumers with respect to domestic issuers.
The fund may also invest in debt securities that are not inflation-indexed, including but not limited to securities issued or guaranteed by national governments, their agencies, instrumentalities, and political sub-divisions, securities of supranational organizations such as bonds, corporate debt securities, adjustable rate bonds, floating rate bonds, principal only bonds, Eurobonds, Eurodollar bonds and Yankee dollar instruments, zero coupon bonds, convertible notes, commercial paper, and commercial mortgage-backed and mortgage-backed asset-backed securities. The fund may invest in securities of any maturity and does not have a target average duration. The fund also may invest in money market instruments (including repurchase agreements) with remaining maturities of one year or less, as well as cash and cash equivalents.
The fund invests primarily in investment grade securities, but may invest up to 20% of its total assets in high yield securities (often referred to as “junk bonds”) rated BB or below by Moody's Investors Service, Inc., or equivalently rated by Standard & Poor's Corporation or Fitch, Inc., or, if unrated, determined by the sub-advisor to be of comparable quality.
The fund may use derivatives, including swaps, currency forward contracts, and futures, in an effort to mitigate uncertainties from exposure to such factors as credit, interest rates, inflation, and exchange rates. The fund may invest in swaps, including interest rate swaps, inflation-based swaps and credit default swaps, provided that the fund’s maximum swap underlying notional value exposure does not exceed 40% of the underlying market value of the fund’s portfolio. The fund may also invest in hybrid instruments.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Convertible Securities – Convertible securities share investment characteristics of both fixed income and equity securities. However, the value of these securities tends to vary more with fluctuations in the value of the underlying common stock than with fluctuations in interest rates. The value of convertible securities also tends to exhibit lower volatility than the underlying common stock. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. The fund could lose money if the issuer of a convertible security is unable to meet its financial obligations or goes bankrupt.
•	Counterparty – The fund will be subject to credit risk (that is, where changes in an issuer’s financial strength or credit rating may affect an instrument’s value) with respect to the amount it expects to receive from counterparties to derivatives, repurchase agreements and other financial contracts entered into by the fund or held by special purpose or structured vehicles. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the value of your investment in the fund may decline.
•	Credit – If an issuer or other obligor (such as a party providing insurance or other credit enhancement) of a security held by the fund or a counterparty to a financial contract with the fund defaults or is downgraded, or is perceived to be less creditworthy, or if the value of any underlying assets declines, the value of your investment will typically decline. Below investment grade, high-yield debt securities (commonly known as “junk bonds”) have a higher risk of default and are considered speculative. Subordinated securities are more likely to suffer a credit loss than non-subordinated securities of the same issuer and will be disproportionately affected by a default, downgrade or perceived decline in creditworthiness.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Currency Hedging – The fund may hedge its currency risk using currency futures, forwards or options. However, these instruments may not always work as intended, and a fund may be worse off than if it had not used a hedging instrument.
•	Derivatives – Using derivatives exposes the fund to additional risks and can increase fund losses and reduce opportunities for gains when market prices, interest rates or the derivatives themselves behave in a way not anticipated by the fund. Using derivatives also can have a leveraging effect and increase fund volatility. The fund may also have to sell assets at inopportune times to satisfy its obligations. Derivatives may be difficult to sell, unwind or value, and the counterparty may default on its obligations to the fund. The fund's investments in derivative instruments may involve a small investment relative to the amount of investment exposure assumed and may result in losses exceeding the amounts invested in those instruments. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The U.S. government is in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin and reporting requirements. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make them more costly, may limit their availability, may disrupt markets or may otherwise adversely affect their value or performance.
•	Emerging Markets – Investments in the securities of issuers located in or principally doing business in emerging markets are subject to foreign investments risks. These risks are greater for investments in issuers in emerging market countries. Emerging market countries tend to have economic, political and legal systems that are less fully developed and are less stable than those of more developed countries. Emerging market securities are often particularly sensitive to market movements because their market prices tend to reflect speculative expectations. Low trading volumes may result in a lack of liquidity and in extreme price volatility.
•	Extension – When interest rates rise, repayments of fixed income securities, particularly asset- and mortgage-backed securities, may occur more slowly than anticipated, extending the effective duration of these fixed income securities at below market interest rates and causing their market prices to decline more than they would have declined due to the rise in interest rates alone. This may cause the fund’s share price to be more volatile.
•	Fixed-Income Securities – The market prices of fixed-income securities may go up or down, sometimes rapidly and unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. In addition, the market value of a fixed income security may decline if the issuer or other obligor of the security fails to pay principal and/or interest, otherwise defaults or has its credit rating downgraded or is perceived to be less creditworthy, or the credit quality or value of any underlying assets declines. When market prices fall, the value of your investment will go down. The value of your investment will generally go down when interest rates rise. Interest rates have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Focused Investing – To the extent the fund invests in one or more countries, regions, sectors or industries, or in a limited number of issuers, the fund will be more susceptible to negative events affecting those countries, regions, sectors, industries or issuers. Local events, such as political upheaval, financial troubles, or natural disasters may disrupt a country’s or region’s securities markets. Geographic risk is especially high in emerging markets.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	High-Yield Debt Securities – High-yield debt securities, commonly referred to as “junk bonds,” are securities that are rated below “investment grade” (that is, securities rated below Baa/BBB) or, if unrated, determined to be below investment grade by the sub-adviser. Changes in interest rates, the market’s perception of the issuers and the creditworthiness of the issuers may significantly affect the value of these bonds. Junk bonds are considered speculative, have a higher risk of default, tend to be less liquid and may be more difficult to value than higher grade securities. Junk bonds tend to be volatile and more susceptible to adverse events and negative sentiments.
•	Hybrid Instruments – The risks of investing in hybrid instruments include a combination of the risks of investing in securities, commodities, options, futures, and currencies. An investment in a hybrid instrument may entail significant risks in addition to those associated with traditional fixed-income or convertible securities.
•	Inflation-Protected Securities – Inflation-protected debt securities may react differently from other types of debt securities and tend to react to changes in “real” interest rates. Real interest rates represent nominal (stated) interest rates reduced by the expected impact of inflation. In general, the price of an inflation-protected debt security can fall when real interest rates rise, and can rise when real interest rates fall. Interest payments on inflation-protected debt securities can be unpredictable and will vary as the principal and/or interest is adjusted for inflation. Also, the inflation index utilized by a particular inflation-protected security may not accurately reflect the true rate of inflation, in which case the market value of the security could be adversely affected.
•	Interest Rate – Interest rates in the U.S. have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. The value of fixed income securities generally goes down when interest rates rise, and therefore the value of your investment in the fund may also go down. Debt securities have varying levels of sensitivity to changes in interest rates. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Leveraging – The value of your investment may be more volatile to the extent that the fund borrows or uses derivatives or other investments that have a leveraging effect on the fund. Other risks also will be compounded. This is because leverage generally magnifies the effect of a change in the value of an asset and creates a risk of loss of value on a larger pool of assets than the fund would otherwise have had. The use of leverage is considered to be a speculative investment practice and may result in the loss of a substantial amount, and possibly all, of the fund's assets. The fund also may have to sell assets at inopportune times to satisfy its obligations.
•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Money Market Funds – An investment in a money market fund is not a bank deposit, and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. Although money market funds generally seek to maintain a stable net asset value of $1.00 per share, it is possible to lose money by investing in a money market fund.
•	Mortgage-Related and Asset-Backed Securities – The value of mortgage-related and asset-backed securities will be influenced by factors affecting the housing market and the assets underlying such securities. As a result, during periods of declining asset values, difficult or frozen credit markets, swings in interest rates, or deteriorating economic conditions, mortgage-related and asset-backed securities may decline in value, face valuation difficulties, become more volatile and/or become illiquid. Mortgage-backed securities may be issued by private issuers, by government-sponsored entities such as Fannie Mae or Freddie Mac or by agencies of the U.S. government, such as Ginnie Mae. Mortgage-backed securities represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. Unlike mortgage-related securities issued or guaranteed by agencies of the U.S. government or government-sponsored entities, mortgage-related securities issued by private issuers do not have a government or government-sponsored entity guarantee (but may have other credit enhancement), and may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics. Asset-backed securities represent participations in, or are secured by and payable from, assets such as installment sales or loan contracts, leases, credit card receivables and other categories of receivables. The value of mortgage-backed and asset-backed securities may be affected by changes in credit quality or value of the mortgage loans or other assets that support the securities. Mortgage-backed and asset-backed securities are subject to prepayment or call and extension risks. Some of these securities may receive little or no collateral protection from the underlying assets. The risk of default is generally higher in the case of mortgage-backed investments that include so-called “sub-prime” mortgages. The structure of some of these securities may be complex and there may be less information available than for other types of debt securities. Upon the occurrence of certain triggering events or defaults, the fund may become the holder of underlying assets at a time when those assets may be difficult to sell or may be sold only at a loss.
•	New Fund – The fund is newly formed. Investors in the fund bear the risk that the sub-adviser may not be successful in implementing its investment strategy, and may not employ a successful investment strategy, or that the fund may fail to attract sufficient assets under management to realize economies of scale, any of which could result in the fund being liquidated at any time without shareholder approval and at a time that may not be favorable for all shareholders.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Prepayment or Call – Many issuers have a right to prepay their securities. If interest rates fall, an issuer may exercise this right. If this happens, the fund will not benefit from the rise in market price that normally accompanies a decline in interest rates, and will be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on the prepaid security. The fund also may lose any premium it paid on the security.
•	Repurchase Agreements – If the other party to a repurchase agreement defaults on its obligation, the fund may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security and the market value declines, the fund could lose money. If the seller becomes insolvent and subject to liquidation or reorganization under applicable bankruptcy or other laws, the fund's ability to dispose of the underlying securities may be restricted.
•	U.S. Government Agency Obligations – Government agency obligations have different levels of credit support and, therefore, different degrees of credit risk. Securities issued by agencies and instrumentalities of the U.S.

government that are supported by the full faith and credit of the U.S. generally present a lesser degree of credit risk than securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the issuer’s right to borrow from the U.S. Treasury and securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the credit of the issuing agencies. Although the U.S. government has provided financial support to the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) in the past, there can be no assurance that it will support these or other government sponsored entities in the future.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
•	Yield – The amount of income received by the fund will go up or down depending on day-to-day variations in short-term interest rates, and when interest rates are very low the fund's expenses could absorb all or a significant portion of the fund's income.
Performance: No performance is shown for the fund. Performance information will appear in a future version of this prospectus once the fund has a full calendar year of performance information to report to investors.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	PineBridge Investments LLC
Portfolio Managers:
Amit Agrawal, Lead Portfolio Manager since 2014
Robert A. Vanden Assem, CFA, Portfolio Manager since 2014
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Tax Information: Fund distributions may be taxable as ordinary income or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica International Equity

Investment Objective: Seeks maximum long-term total return, consistent with reasonable risk to principal, by investing in a diversified portfolio of common stocks of primarily non-U.S. issuers.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.50%	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	C	I
Management fees	0.73%	0.73%	0.73%
Distribution and service (12b-1) fees	0.25%	1.00%	0.00%
Other expenses	0.30%	0.25%	0.22%
Total annual fund operating expenses	1.28% [1]	1.98%	0.95%
1	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$673	$934	$1,214	$2,010
C	$301	$621	$1,068	$2,306
I	$ 97	$303	$ 525	$1,166
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$673	$934	$1,214	$2,010
C	$201	$621	$1,068	$2,306
I	$ 97	$303	$ 525	$1,166
Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 19% of the average value of its portfolio.
Principal Investment Strategies: Under normal circumstances, the fund seeks to achieve its investment objective by investing at least 80% of its net assets (plus the amount of borrowings, if any, for investment purposes) in equity securities of foreign companies representing at least three countries other than the United States. The fund’s sub-adviser, Thompson, Siegel & Walmsley LLC (the “sub-adviser”), currently anticipates investing in at least 12 countries other than the United States. The sub-adviser will emphasize established companies in individual foreign markets and will attempt to stress companies and markets that it believes are undervalued. The fund expects capital growth to be the predominant component of its total return.
Generally, the fund will invest primarily in common stocks of companies listed on foreign securities exchanges, but it may also invest in depositary receipts including American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”) and European Depositary Receipts (“EDRs”). Although the fund will emphasize larger, more seasoned or established companies, it may invest in companies of varying size as measured by assets, sales or market capitalization. The fund will invest primarily in securities of companies domiciled in developed countries, but may invest up to 10% of its assets in securities of companies in developing countries. It is expected that investments will be diversified throughout the world and within markets in an effort to minimize specific country and currency risks.
The sub-adviser employs a relative value process utilizing a combination of quantitative and qualitative methods based on a four-factor valuation screen designed to outperform the MSCI Europe, Australasia and Far East (“EAFE”) Index. The sub-adviser’s analysts also perform rigorous fundamental analysis. A portfolio composed of approximately 80-110 stocks is selected as a result of this process. The sub-adviser generally limits its investment universe to those companies with a minimum of three years of operating history. The sub-adviser employs a consistent sell discipline which includes a significant negative earnings revision, a stock being sold when the catalyst is no longer valid or another stock presents a more attractive opportunity.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Depositary Receipts – Depositary receipts may be less liquid than the underlying shares in their primary trading market. Any distributions paid to the holders of depositary receipts are usually subject to a fee charged by the depositary. Holders of depositary receipts may have limited voting rights, and investment restrictions in certain countries may adversely impact the value of depositary receipts because such restrictions may limit the ability to convert equity shares into depositary receipts and vice versa. Such restrictions may cause equity shares of the underlying issuer to trade at a discount or premium to the market price of the depositary receipts.
•	Emerging Markets – Investments in the securities of issuers located in or principally doing business in emerging markets are subject to foreign investments risks. These risks are greater for investments in issuers in emerging market countries. Emerging market countries tend to have economic, political and legal systems that are less fully developed and are less stable than those of more developed countries. Emerging market securities are often particularly sensitive to market movements because their market prices tend to reflect speculative expectations. Low trading volumes may result in a lack of liquidity and in extreme price volatility.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.

•	Focused Investing – To the extent the fund invests in one or more countries, regions, sectors or industries, or in a limited number of issuers, the fund will be more susceptible to negative events affecting those countries, regions, sectors, industries or issuers. Local events, such as political upheaval, financial troubles, or natural disasters may disrupt a country’s or region’s securities markets. Geographic risk is especially high in emerging markets.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Small and Medium Capitalization Companies – The fund will be exposed to additional risks as a result of its investments in the securities of small or medium capitalization companies. Small or medium capitalization companies may be more at risk than large capitalization companies because, among other things, they may have limited product lines, operating history, market or financial resources, or because they may depend on a limited management group. The prices of securities of small and medium capitalization companies generally are more volatile than those of large capitalization companies and are more likely to be adversely affected than large capitalization companies by changes in earnings results and investor expectations or poor economic or market conditions. Securities of small and medium capitalization companies may underperform large capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses.

•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
•	Value Investing – The prices of securities the sub-adviser believes are undervalued may not appreciate as anticipated or may go down. Value stocks as a group may be out of favor and underperform the overall equity market for a long period of time, for example, while the market favors “growth” stocks.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows how the fund’s performance has varied from year to year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. In the “10 Years or Since Inception” column of the table, returns are shown for ten years or since inception of the share class, whichever is less. Index returns are for ten years.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
The fund acquired the assets and assumed the liabilities of TS&W International Equity Portfolio (the “predecessor fund”) on February 28, 2011, and the predecessor fund is the accounting and performance survivor of the reorganization. This means that the predecessor fund’s performance and financial history have been adopted by the fund. In the reorganization, former shareholders of the predecessor fund received Class I shares of the fund. The performance of Class I shares of the fund includes the performance of the predecessor fund prior to the reorganization. The performance of the predecessor fund has not been restated to reflect the current annual operating expenses of Class I shares. The inception date shown in the table for Class I shares is that of the predecessor fund.
Annual Total Returns (calendar years ended December 31) - Class I
	Quarter Ended	Return
Best Quarter:	06/30/2009	24.59%
Worst Quarter:	09/30/2008	-21.12%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	5 Years	10 Years or Since Inception	Inception Date
Class I				12/18/1992
Return before taxes	-4.45%	8.41%	6.21%
Return after taxes on distributions	-5.31%	7.74%	5.35%
Return after taxes on distributions and sale of fund shares	-1.98%	6.59%	5.07%
Class C (Return before taxes only)	-5.40%	N/A	5.18%	03/01/2011
Class A (Return before taxes only)	-4.78%	N/A	5.86%	03/01/2011
MSCI EAFE Index (reflects no deduction for fees, expenses or taxes)	-4.48%	5.81%	4.91%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Thompson, Siegel & Walmsley LLC
Portfolio Manager:
Brandon H. Harrell, CFA, Portfolio Manager since 2011
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica International Small Cap Value

Investment Objective: Seeks maximum long-term total return.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold Class I shares of the fund.
Shareholder Fees (fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
Class of Shares
I
Management fees	0.91%
Distribution and service (12b-1) fees	None
Other expenses	0.24%
Total annual fund operating expenses	1.15%
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
I	$117	$365	$633	$1,398
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
I	$117	$365	$633	$1,398
Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 21% of the average value of its portfolio.
Principal Investment Strategies: The fund’s sub-adviser, Thompson, Siegel & Walmsley LLC (the “sub-adviser”), invests under normal circumstances, at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in small-capitalization companies. The fund considers small-cap companies to be those with market capitalizations between $200 million and $6 billion at the time of investment. The fund primarily invests in equity securities of small-cap companies located outside the United States. The sub-adviser will seek stocks that it believes are undervalued. The fund expects capital growth to be the predominant component of its total return.
Generally, the fund will invest primarily in common stocks of companies listed on foreign securities exchanges, but it may also invest in depositary receipts including American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”) and European Depositary Receipts (“EDRs”). Although the fund will emphasize small cap companies, it may also invest in companies of varying sizes as measured by assets, sales or market capitalization. The fund will invest primarily in securities of companies domiciled in developed markets, but may invest up to 25% of its assets in securities of companies in emerging markets. It is expected that investments will generally be diversified throughout the world and within markets in an effort to moderate specific country and currency risks.

The sub-adviser employs a relative value process utilizing a combination of quantitative and qualitative methods based on a four-factor valuation screen designed to outperform the MSCI Europe, Australasia and Far East (“EAFE”) Small Cap Index. The sub-adviser’s analysts also perform rigorous fundamental analysis. A portfolio composed of approximately 80-120 securities is selected as a result of this process.
The sub-adviser employs a consistent sell discipline, regularly reviewing the investment thesis and valuation for each stock and selling those where the catalyst is no longer valid or where another stock presents a significantly better combination of risk and reward. The sub-adviser trims and reviews for elimination any stock that suffers a significant negative earnings revision and eliminates any stock whose market capitalization reaches twice the maximum market cap of the MSCI EAFE Small Cap Index.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Depositary Receipts – Depositary receipts may be less liquid than the underlying shares in their primary trading market. Any distributions paid to the holders of depositary receipts are usually subject to a fee charged by the depositary. Holders of depositary receipts may have limited voting rights, and investment restrictions in certain countries may adversely impact the value of depositary receipts because such restrictions may limit the ability to convert equity shares into depositary receipts and vice versa. Such restrictions may cause equity shares of the underlying issuer to trade at a discount or premium to the market price of the depositary receipts.
•	Emerging Markets – Investments in the securities of issuers located in or principally doing business in emerging markets are subject to foreign investments risks. These risks are greater for investments in issuers in emerging market countries. Emerging market countries tend to have economic, political and legal systems that are less fully developed and are less stable than those of more developed countries. Emerging market securities are often particularly sensitive to market movements because their market prices tend to reflect speculative expectations. Low trading volumes may result in a lack of liquidity and in extreme price volatility.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Focused Investing – To the extent the fund invests in one or more countries, regions, sectors or industries, or in a limited number of issuers, the fund will be more susceptible to negative events affecting those countries, regions, sectors, industries or issuers. Local events, such as political upheaval, financial troubles, or natural disasters may disrupt a country’s or region’s securities markets. Geographic risk is especially high in emerging markets.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.

•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Small Capitalization Companies – The fund will be exposed to additional risks as a result of its investments in the securities of small capitalization companies. Small capitalization companies may be more at risk than larger capitalization companies because, among other things, they may have limited product lines, operating history, market or financial resources, or because they may depend on limited management groups. The prices of securities of small capitalization companies generally are more volatile than those of larger capitalization companies and are more likely to be adversely affected than larger capitalization companies by changes in earnings results and investor expectations or poor economic or market conditions. Securities of small capitalization companies may underperform larger capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
•	Value Investing – The prices of securities the sub-adviser believes are undervalued may not appreciate as anticipated or may go down. Value stocks as a group may be out of favor and underperform the overall equity market for a long period of time, for example, while the market favors “growth” stocks.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows the fund’s performance for the past calendar year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. Index returns are since the inception of the oldest share class.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Annual Total Returns (calendar years ended December 31) - Class I
	Quarter Ended	Return
Best Quarter:	06/30/2014	4.49%
Worst Quarter:	09/30/2014	-9.05%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	Since Inception	Inception Date
Class I			01/04/2013
Return before taxes	-6.28%	8.78%
Return after taxes on distributions	-6.74%	8.16%
Return after taxes on distributions and sale of fund shares	-3.06%	6.70%
MSCI EAFE Small Cap Index – Gross (reflects no deduction for fees, expenses or taxes)	-4.63%	10.38%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Thompson, Siegel & Walmsley LLC
Portfolio Managers:
Brandon H. Harrell, CFA, Portfolio Manager since 2013
Stedman D. Oakey, CFA, Portfolio Manager since 2013
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum investment for Class I shares is $1,000,000.
Shares of the fund are not available for purchase to new investors. Existing shareholders may continue to invest in the fund as described in this prospectus under the section entitled “Shareholder Information – Buying Shares”.

Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Large Cap Value

Investment Objective: Seeks long-term capital appreciation.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.50%	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	C	I
Management fees	0.63%	0.63%	0.63%
Distribution and service (12b-1) fees	0.25%	1.00%	0.00%
Other expenses	0.18%	0.16%	0.16%
Total annual fund operating expenses	1.06% [1]	1.79%	0.79%
1	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$652	$869	$1,103	$1,773
C	$282	$563	$ 970	$2,105
I	$ 81	$252	$ 439	$ 978
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$652	$869	$1,103	$1,773
C	$182	$563	$ 970	$2,105
I	$ 81	$252	$ 439	$ 978
Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 87% of the average value of its portfolio.
Principal Investment Strategies: Under normal circumstances, the fund will invest at least 80% of its net assets (plus the amount of borrowings, if any, for investment purposes) in equity securities of large cap companies. The fund considers large cap companies to be companies with capitalizations within the range of companies included in the Russell 1000®

Value Index1. As of December 31, 2014, the market capitalization range of the Russell 1000® Value Index was between approximately $0.3 billion and $388.3 billion. The fund’s sub-adviser, Levin Capital Strategies, L.P. (the “sub-adviser”), normally intends to focus primarily on companies with market capitalization greater than $10 billion but may invest in companies with capitalizations between $1 billion to $10 billion at the time of purchase.
The fund will employ a value-oriented, contrarian approach and a bottom-up fundamental research process combining stock specific insight with a contra momentum discipline. Employing a contra momentum discipline is a practice through which the sub-adviser will seek to purchase securities trading lower than recent highs and at modest multiples of cash flow, reflecting low asset valuations and indicating that the securities may be undervalued. The sub-adviser emphasizes capital preservation, risk control and downside protection. The goal of the systematic evaluation is to identify and buy stocks that are undervalued but have an identifiable catalyst, such as a potentially profitable product in the issuer’s production pipeline, that has the potential to unlock value.
The fund will generally invest in companies across a variety of industries and sectors. Valuation is assessed on both a relative and absolute basis. The fund will invest primarily in common stock and depositary receipts. The fund may invest up to 20% of its assets in non-U.S. securities. The fund considers non-U.S. securities to include issuers organized or located outside the U.S. and trade primarily in a market located outside the U.S.
1 Russell Investment Group is the source and owner of the trademarks, service marks and copyrights related to the Russell indexes. Russell® is a trademark of Russell Investment Group.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Active Trading – The fund is actively managed and may purchase and sell securities without regard to the length of time held. Active trading may have a negative impact on performance by increasing transaction costs and may generate greater amounts of net short-term capital gains, which, for shareholders holding shares in taxable accounts, would be subject to tax at ordinary income tax rates upon distribution.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Depositary Receipts – Depositary receipts may be less liquid than the underlying shares in their primary trading market. Any distributions paid to the holders of depositary receipts are usually subject to a fee charged by the depositary. Holders of depositary receipts may have limited voting rights, and investment restrictions in certain countries may adversely impact the value of depositary receipts because such restrictions may limit the ability to convert equity shares into depositary receipts and vice versa. Such restrictions may cause equity shares of the underlying issuer to trade at a discount or premium to the market price of the depositary receipts.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.

•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Small and Medium Capitalization Companies – The fund will be exposed to additional risks as a result of its investments in the securities of small or medium capitalization companies. Small or medium capitalization companies may be more at risk than large capitalization companies because, among other things, they may have limited product lines, operating history, market or financial resources, or because they may depend on a limited management group. The prices of securities of small and medium capitalization companies generally are more volatile than those of large capitalization companies and are more likely to be adversely affected than large capitalization companies by changes in earnings results and investor expectations or poor economic or market conditions. Securities of small and medium capitalization companies may underperform large capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
•	Value Investing – The prices of securities the sub-adviser believes are undervalued may not appreciate as anticipated or may go down. Value stocks as a group may be out of favor and underperform the overall equity market for a long period of time, for example, while the market favors “growth” stocks.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows how the fund’s performance has varied from year to year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. Index returns are since inception of the oldest share class.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Prior to July 31, 2012, the fund was named Transamerica Quality Value, had a different sub-adviser, a different investment objective and used different investment strategies. The performance set forth prior to that date is attributable to a previous sub-adviser.
Annual Total Returns (calendar years ended December 31) - Class A
	Quarter Ended	Return
Best Quarter:	12/31/2011	12.47%
Worst Quarter:	09/30/2011	-15.99%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	Since Inception	Inception Date
Class A			11/15/2010
Return before taxes	8.58%	15.42%
Return after taxes on distributions	5.87%	12.56%
Return after taxes on distributions and sale of fund shares	6.59%	11.52%
Class C (Return before taxes only)	7.79%	14.67%	11/15/2010
Class I (Return before taxes only)	8.96%	15.86%	11/15/2010
Russell 1000® Value Index (reflects no deduction for fees, expenses or taxes)	13.45%	16.46%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Levin Capital Strategies, L.P.
Portfolio Managers:
John Levin, Portfolio Manager since 2012
Jack Murphy, Portfolio Manager since 2012

Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Mid Cap Growth

Investment Objective: Seeks long term capital appreciation.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.50%	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	C	I
Management fees	0.72%	0.72%	0.72%
Distribution and service (12b-1) fees	0.25%	1.00%	0.00%
Other expenses	0.34%	0.33%	0.38%
Total annual fund operating expenses	1.31% [1]	2.05%	1.10%
Fee waiver and/or expense reimbursement[2]	0.00%	0.00%	0.05%
Total annual fund operating expenses after fee waiver and/or expense reimbursement	1.31%	2.05%	1.05%
1	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
2	Contractual arrangements have been made with the fund’s investment adviser, Transamerica Asset Management, Inc. (“TAM”), through March 1, 2016 to waive fees and/or reimburse fund expenses to the extent that the fund’s total operating expenses exceed 1.05%, excluding, as applicable, 12b-1 fees, acquired fund fees and expenses, interest, taxes, brokerage commissions, dividend and interest expenses on securities sold short, extraordinary expenses and other expenses not incurred in the ordinary course of the fund’s business. These arrangements cannot be terminated prior to March 1, 2016 without the Board of Trustees’ consent. TAM is entitled to reimbursement by the fund of fees waived or expenses reduced during any of the previous 36 months if on any day or month the estimated annualized fund operating expenses are less than the cap.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$676	$942	$1,229	$2,042
C	$308	$643	$1,103	$2,379
I	$107	$345	$ 601	$1,336
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$676	$942	$1,229	$2,042
C	$208	$643	$1,103	$2,379
I	$107	$345	$ 601	$1,336

Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 67% of the average value of its portfolio.
Principal Investment Strategies: The fund normally invests primarily in stocks of medium sized companies which the fund’s sub-adviser believes have the potential to deliver earnings growth in excess of the market average, or to become market leaders. Under normal circumstances, the fund’s sub-adviser, Quantum Capital Management (the “sub-adviser”), invests at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in securities of medium sized (or mid-cap) companies and other investments with similar economic characteristics. The sub-adviser considers mid-cap companies to be companies with market capitalizations that, at the time of initial purchase, are within the range of capitalization of the companies that are included in the Russell Midcap® Growth Index1. As of December 31, 2014, the market capitalizations of companies in the Russell Midcap® Growth Index ranged from approximately $203.5 million to $32.7 billion. Over time, the capitalizations of the companies in the Russell Midcap® Growth Index will change. As they do, the size of the companies in which the fund invests may change.
The fund’s equity securities may include common stocks and preferred stocks listed on the New York Stock Exchange and on other national securities exchanges and, to a lesser extent, stocks that are traded over-the-counter. The fund emphasizes common stocks. The fund may also invest in foreign securities.
The fund may also invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Generally, 5% or less of fund assets will be invested in cash and cash equivalents.
1 Russell Investment Group is the source and owner of the trademarks, service marks and copyrights related to the Russell indexes. Russell® is a trademark of Russell Investment Group.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Active Trading – The fund is actively managed and may purchase and sell securities without regard to the length of time held. Active trading may have a negative impact on performance by increasing transaction costs and may generate greater amounts of net short-term capital gains, which, for shareholders holding shares in taxable accounts, would be subject to tax at ordinary income tax rates upon distribution.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.

•	Growth Stocks – Returns on growth stocks may not move in tandem with returns on other categories of stocks or the market as a whole. Growth stocks may be particularly susceptible to larger price swings or to adverse developments. Growth stocks as a group may be out of favor and underperform the overall equity market for a long period of time, for example, while the market favors “value” stocks.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Medium Capitalization Companies – The fund will be exposed to additional risks as a result of its investments in the securities of medium capitalization companies. Investing in medium capitalization companies involves greater risk than is customarily associated with more established companies. The prices of securities of medium capitalization companies generally are more volatile and are more likely to be adversely affected by changes in earnings results and investor expectations or poor economic or market conditions. Securities of medium capitalization companies may underperform larger capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Preferred Stock – Preferred stock’s right to dividends and liquidation proceeds is junior to the rights of a company’s debt securities. The value of preferred stock may be subject to factors that affect fixed income and equity securities, including changes in interest rates and in a company’s creditworthiness. The value of preferred stock tends to vary more with fluctuations in the underlying common stock and less with fluctuations in interest rates and tends to exhibit greater volatility. Shareholders of preferred stock may suffer a loss of value if dividends are not paid and have limited voting rights.
•	Repurchase Agreements – If the other party to a repurchase agreement defaults on its obligation, the fund may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security and the market value declines, the fund could lose money. If the seller becomes insolvent and subject to liquidation or reorganization under applicable bankruptcy or other laws, the fund's ability to dispose of the underlying securities may be restricted.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows the fund’s performance for the past calendar year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. Index returns are since the inception of the oldest share class.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Annual Total Returns (calendar years ended December 31) - Class A
	Quarter Ended	Return
Best Quarter:	12/31/2014	5.82%
Worst Quarter:	09/30/2014	-3.25%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	Since Inception	Inception Date
Class A			10/31/2013
Return before taxes	7.13%	11.21%
Return after taxes on distributions	7.01%	11.10%
Return after taxes on distributions and sale of fund shares	4.13%	8.56%
Class C (Return before taxes only)	6.35%	10.43%	10/31/2013
Class I (Return before taxes only)	7.40%	11.46%	10/31/2013
Russell Midcap® Growth Index (reflects no deduction for fees, expenses or taxes)	11.90%	15.06%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Quantum Capital Management
Portfolio Managers:
Howard Aschwald, CFA, Portfolio Manager since 2013 Timothy Chatard, CFA, Portfolio Manager since 2014
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Mid Cap Value Opportunities

Investment Objective: Seeks to provide investors with long term capital growth.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.50%	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	C	I
Management fees	0.67%	0.67%	0.67%
Distribution and service (12b-1) fees	0.25%	1.00%	0.00%
Other expenses	0.26%	0.26%	0.29%
Total annual fund operating expenses	1.18%	1.93%	0.96%
Fee waiver and/or expense reimbursement[1]	0.00%	0.00%	0.01%
Total annual fund operating expenses after fee waiver and/or expense reimbursement	1.18%	1.93%	0.95%
1	Contractual arrangements have been made with the fund’s investment adviser, Transamerica Asset Management, Inc. (“TAM”), through March 1, 2016 to waive fees and/or reimburse fund expenses to the extent that the fund’s total operating expenses exceed 0.95%, excluding, as applicable, 12b-1 fees, acquired fund fees and expenses, interest, taxes, brokerage commissions, dividend and interest expenses on securities sold short, extraordinary expenses and other expenses not incurred in the ordinary course of the fund’s business. These arrangements cannot be terminated prior to March 1, 2016 without the Board of Trustees’ consent. TAM is entitled to reimbursement by the fund of fees waived or expenses reduced during any of the previous 36 months if on any day or month the estimated annualized fund operating expenses are less than the cap.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$664	$904	$1,163	$1,903
C	$296	$606	$1,042	$2,254
I	$ 97	$305	$ 530	$1,177
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$664	$904	$1,163	$1,903
C	$196	$606	$1,042	$2,254
I	$ 97	$305	$ 530	$1,177

Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
For the period beginning April 30, 2014 and ending October 31, 2014, the portfolio turnover rate for the fund was 23% of the average value of its portfolio.
Principal Investment Strategies: Under normal circumstances, the fund invests at least 80% of its net assets (plus the amount of borrowings, if any, for investment purposes) in equity securities of mid cap companies. The fund's sub-adviser, Thompson, Siegel & Walmsley LLC (the “sub-adviser”), considers mid cap companies to be those companies with market capitalizations within the range of companies included in the Russell Midcap® Value Index1 (between approximately $2.2 billion and $26.9 billion as of its most recent reconstitution on May 30, 2014). The size of the companies in the Russell Midcap® Value Index will change with market conditions. The fund may invest in other equity and non-equity securities, including preferred stocks, convertible securities and foreign securities which may take the form of depositary receipts.
The fund primarily invests in common stocks. The sub-adviser seeks to invest in companies it believes present a value or potential worth that is not recognized by prevailing market prices or that have experienced some fundamental changes and are intrinsically undervalued by the investment community. The sub-adviser's mid cap value process uses a combination of quantitative and qualitative methods and is based on a four-factor valuation screen. Parts one and two of the screen attempt to assess a company's discount to private market value relative to other mid cap stocks. The third factor considers the relative earnings prospects of the company. The fourth factor involves looking at the company's recent price action.
The sub-adviser's analysts also explore numerous factors that might affect the outlook for a company. They evaluate publicly available information including, but not limited to, sell-side research, company filings, and trade periodicals. The analysts may speak with company management to hear their perspectives and outlook on the pertinent business issues. They apply a consistent and disciplined review in a team environment that encourages critical thinking and analysis for each company considered for investment.
The sub-adviser generally considers selling a security when the catalyst for the investment is no longer valid, when the sub-adviser believes that another stock will have a higher expected return, or for portfolio risk management. The fund generally engages in active and frequent trading of portfolio securities as part of its principal investment strategy.
1 Russell Investment Group is the source and owner of the trademarks, service marks and copyrights related to the Russell indexes. Russell® is a trademark of Russell Investment Group.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Active Trading – The fund is actively managed and may purchase and sell securities without regard to the length of time held. Active trading may have a negative impact on performance by increasing transaction costs and may generate greater amounts of net short-term capital gains, which, for shareholders holding shares in taxable accounts, would be subject to tax at ordinary income tax rates upon distribution.
•	Convertible Securities – Convertible securities share investment characteristics of both fixed income and equity securities. However, the value of these securities tends to vary more with fluctuations in the value of the underlying common stock than with fluctuations in interest rates. The value of convertible securities also tends to exhibit lower volatility than the underlying common stock. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. The fund could lose money if the issuer of a convertible security is unable to meet its financial obligations or goes bankrupt.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.

•	Depositary Receipts – Depositary receipts may be less liquid than the underlying shares in their primary trading market. Any distributions paid to the holders of depositary receipts are usually subject to a fee charged by the depositary. Holders of depositary receipts may have limited voting rights, and investment restrictions in certain countries may adversely impact the value of depositary receipts because such restrictions may limit the ability to convert equity shares into depositary receipts and vice versa. Such restrictions may cause equity shares of the underlying issuer to trade at a discount or premium to the market price of the depositary receipts.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Medium Capitalization Companies – The fund will be exposed to additional risks as a result of its investments in the securities of medium capitalization companies. Investing in medium capitalization companies involves greater risk than is customarily associated with more established companies. The prices of securities of medium capitalization companies generally are more volatile and are more likely to be adversely affected by changes in earnings results and investor expectations or poor economic or market conditions. Securities of medium capitalization companies may underperform larger capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses.
•	New Fund – The fund is newly formed. Investors in the fund bear the risk that the sub-adviser may not be successful in implementing its investment strategy, and may not employ a successful investment strategy, or that the fund may fail to attract sufficient assets under management to realize economies of scale, any of which could result in the fund being liquidated at any time without shareholder approval and at a time that may not be favorable for all shareholders.

•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Preferred Stock – Preferred stock’s right to dividends and liquidation proceeds is junior to the rights of a company’s debt securities. The value of preferred stock may be subject to factors that affect fixed income and equity securities, including changes in interest rates and in a company’s creditworthiness. The value of preferred stock tends to vary more with fluctuations in the underlying common stock and less with fluctuations in interest rates and tends to exhibit greater volatility. Shareholders of preferred stock may suffer a loss of value if dividends are not paid and have limited voting rights.
•	Value Investing – The prices of securities the sub-adviser believes are undervalued may not appreciate as anticipated or may go down. Value stocks as a group may be out of favor and underperform the overall equity market for a long period of time, for example, while the market favors “growth” stocks.
Performance: No performance is shown for the fund. Performance information will appear in a future version of this prospectus once the fund has a full calendar year of performance information to report to investors.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Thompson, Siegel & Walmsley LLC
Portfolio Manager:
Brett P. Hawkins, CFA, Portfolio Manager since 2014
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica MLP & Energy Income

Investment Objective: Seeks long-term growth of capital while providing current income.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.50%	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	C	I
Management fees	1.08%	1.08%	1.08%
Distribution and service (12b-1) fees	0.25%	1.00%	0.00%
Other expenses	0.20%	0.18%	0.19%
Total annual fund operating expenses	1.53% [1]	2.26%	1.27%
1	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$697	$1,007	$1,338	$2,273
C	$329	$ 706	$1,210	$2,595
I	$129	$ 403	$ 697	$1,534
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$697	$1,007	$1,338	$2,273
C	$229	$ 706	$1,210	$2,595
I	$129	$ 403	$ 697	$1,534
Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 46% of the average value of its portfolio.
Principal Investment Strategies: Under normal circumstances, the fund’s sub-adviser, Kayne Anderson Capital Advisors, L.P. (the “sub-adviser”), seeks to achieve the fund’s stated objective by investing at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in the equity and debt securities of energy master limited partnerships (“MLPs”), MLP-related entities, energy infrastructure companies and other issuers in the energy sector. The sub-adviser considers the “energy sector” to consist of companies involved in exploring, developing, producing, generating, transporting, transmitting, storing, gathering, processing, refining, distributing, mining or marketing of natural gas, natural gas liquids, crude oil, refined products, coal or electricity (“energy-related assets”).
MLPs are publicly traded partnerships that principally own and operate assets used in energy logistics, including, but not limited to, assets used in transporting, storing, gathering, processing, distributing, or marketing of natural gas, natural gas liquids, crude oil or refined products (“midstream assets”). MLPs also include general partner MLPs whose assets consist of ownership interests of an affiliated MLP (which may include general partnership interests, incentive distribution rights, common units and subordinated units).
MLP-related entities include companies structured as MLPs that have elected to be taxed as corporations for federal income tax purposes, affiliates of MLPs, substantially all of whose assets consist of i-units and instruments that are derivatives of interests in MLPs. MLP affiliates are not treated as publicly traded partnerships for federal income tax purposes. Energy infrastructure companies are companies, other than MLPs, that own or operate midstream assets. This includes companies that (i) derive at least 50% of their revenues or operating income from midstream assets or (ii) have midstream assets that represent a majority of their assets. Energy infrastructure companies are not structured as MLPs and are taxed as corporations. Investments in other issuers in the energy sector will consist of companies that own, operate or provide services to energy-related assets.
Equity investments by the fund may include securities of any capitalization that are publicly traded on an exchange or in the over-the-counter market, including MLP and limited liability company common units; the equity securities issued by MLP-related entities, such as I-shares of MLP-related entities and common shares of corporations that own, directly or indirectly, MLP general partner interests; and other investment companies that invest in MLPs and energy infrastructure companies.
The fund may invest in the debt securities of issuers in the energy sector, but not more than 10% of its total assets may be invested in debt securities that are rated below investment grade (commonly known as “junk bonds”), including defaulted securities.
The fund may directly invest up to, but not more than, 25% of its total assets in equity or debt securities of MLPs and other entities that are treated as qualified publicly traded partnerships for federal income tax purposes. This limit does not apply to I-shares of MLP-related entities, substantially all of whose assets consist of limited partnership interests in MLPs in the form of i-units, which are not treated as publicly traded partnerships for federal income tax purposes. MLP-related entities receive additional i-units in an amount equal to the cash distributions received by MLP common units. Similarly, holders of I-shares will receive additional I-shares, in the same proportion as the MLP-related entities’ receipt of i-units, rather than cash distributions.
The fund may use short sales, arbitrage and other strategies to try to generate additional return, the maximum exposure to which may not exceed 20% of the fund’s net assets. As part of such strategies, the fund may (1) engage in paired long short trades in an attempt to arbitrage pricing disparities in securities held in the fund (e.g., establishing a long or short position in the equity of an MLP issuer while simultaneously establishing an opposite position in an affiliated MLP-related entity or other affiliated equity security); (2) trade call or put options; (3) enter into total return swaps or credit default contracts; or (4) sell securities short. The fund may also invest in foreign securities, but generally will not invest more than 10% of fund assets in foreign securities. The fund only invests in securities traded on U.S. and Canadian exchanges.
Options trading is not a core strategy of the fund, but may be used to monetize existing positions when price targets are reached, to generate income and to help hedge the fund. In addition, by taking both long and short positions, the fund seeks to provide some protection in down markets when compared to a fund that takes only long positions.
The fund may invest a significant portion of its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments to serve as collateral for the positions the fund takes, to earn income, and for cash management purposes.
The above investment restrictions apply at the time of purchase, and the fund will not be required to reduce a position due solely to market value fluctuations in order to comply with these restrictions.
The fund is non-diversified.

Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Arbitrage – Securities purchased pursuant to an arbitrage strategy intended to take advantage of a perceived relationship between the value of two or more securities may not perform as expected.
•	Capital Markets – Energy companies may be unable to obtain new debt or equity financing on acceptable terms. If funding is not available when needed, or is available only on unfavorable terms, energy companies may not be able to meet their obligations as they come due. Moreover, without adequate funding, energy companies may be unable to execute their growth strategies, complete future acquisitions, take advantage of other business opportunities or respond to competitive pressures, any of which could have a material adverse effect on their revenues and results of operations.
•	Cash Flow – A substantial portion of the income received by the fund is expected to be derived from investments in equity securities of energy companies. The amount and tax characterization of cash that any such company has available for distribution depends on the amount of cash generated from such company’s operations. Cash from operations may vary widely from quarter to quarter and is largely dependent on factors affecting the company’s operations and factors affecting the energy industry in general. In addition, operating costs, capital expenditures, acquisition costs, construction costs, exploration costs, borrowing costs and other costs of expenditures may reduce the amount of cash that a company has available for distribution in a given period.
•	Counterparty – The fund will be subject to credit risk (that is, where changes in an issuer’s financial strength or credit rating may affect an instrument’s value) with respect to the amount it expects to receive from counterparties to derivatives, repurchase agreements and other financial contracts entered into by the fund or held by special purpose or structured vehicles. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the value of your investment in the fund may decline.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Derivatives – Using derivatives exposes the fund to additional risks and can increase fund losses and reduce opportunities for gains when market prices, interest rates or the derivatives themselves behave in a way not anticipated by the fund. Using derivatives also can have a leveraging effect and increase fund volatility. The fund may also have to sell assets at inopportune times to satisfy its obligations. Derivatives may be difficult to sell, unwind or value, and the counterparty may default on its obligations to the fund. The fund's investments in derivative instruments may involve a small investment relative to the amount of investment exposure assumed and may result in losses exceeding the amounts invested in those instruments. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The U.S. government is in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin and reporting requirements. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make them more costly, may limit their availability, may disrupt markets or may otherwise adversely affect their value or performance.
•	Distressed or Defaulted Securities – Investments in defaulted securities and obligations of distressed issuers, including securities that are, or may be, involved in reorganizations or other financial restructurings, either out of court or in bankruptcy, involve substantial risks and are considered speculative. The fund may suffer significant losses if the reorganization or restructuring is not completed as anticipated. The fund will generally not receive interest payments on the distressed securities and may incur costs to protect its investment. Repayment of defaulted securities and obligations of distressed issuers is subject to significant uncertainties.
•	Energy Sector – Under normal circumstances, the fund concentrates its investments in industries in the energy sector. Investing in the energy sector involves a number of risks, including:

•	Supply and Demand. A decrease in the production of natural gas, natural gas liquids, crude oil, coal or other energy commodities, a decrease in the volume of such commodities available for transportation, mining, processing, storage or distribution or a sustained decline in demand for such commodities, may adversely impact the financial performance of energy companies.
•	Depletion and Exploration. Energy reserves naturally deplete as they are consumed over time. The financial performance of energy companies may be adversely affected if they, or the companies to whom they provide services, are unable to cost-effectively acquire additional energy deposits sufficient to replace the natural decline of existing reserves. Also, the quantities of reserves may be overstated, or deposits may not be produced in the time periods anticipated.
•	Regulatory. Energy companies are subject to significant federal, state and local government regulation in virtually every aspect of their operations, including (i) how facilities are constructed, maintained and operated, (ii) how and where wells are drilled, (iii) how services are provided, (iv) environmental and safety controls, and (v) the prices they may charge for the products and services they provide.
•	Commodity Pricing. The operations and financial performance of energy companies may be directly affected by energy commodity prices, especially those energy companies which own the underlying energy commodity or receive payments for services that are based on commodity prices.
•	Acquisition. The ability of energy companies to grow operating cash flow and increase such company’s enterprise value can be highly dependent on their ability to make accretive acquisitions. In the event that energy companies are unable to make such acquisitions, whether because they are unable to identify attractive acquisition candidates and negotiate and close acceptable purchase contracts or to raise financing for such acquisitions on economically acceptable terms, or otherwise, their future growth may be limited.
•	Affiliated Party. Certain energy companies are dependent on their parents or sponsors for a majority of their revenues. Any failure by such company’s parents or sponsors to satisfy their payments or obligations would impact such company’s revenues and operating cash flows and ability to make interest payments and/or distributions.
•	Catastrophe. The operations of energy companies are subject to many hazards inherent in the exploring, developing, producing, generating, transporting, transmission, storing, gathering, processing, refining, distributing, mining or marketing of natural gas, natural gas liquids, crude oil, refined products, coal or electricity, including: damage to pipelines, storage tanks, plants or related equipment and surrounding properties caused by hurricanes, tornadoes, floods, fires and other natural disasters or by acts of terrorism; inadvertent damage from construction and farm equipment; well blowouts; leaks of such energy commodities; fires and explosions.
•	Terrorism/Market Disruption. Events in the Middle East and elsewhere could have significant adverse effects on the U.S. economy, financial and commodities markets.
•	Weather . Extreme weather conditions, such as hurricanes, (i) could result in substantial damage to the facilities of certain energy companies located in the affected areas, (ii) significantly increase the volatility in the supply of energy commodities and (iii) adversely affect the financial performance of energy companies, and could therefore adversely affect their securities. The damage done by extreme weather also may serve to increase many insurance premiums paid by energy companies and could adversely affect such companies’ financial condition.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Fixed-Income Securities – The market prices of fixed-income securities may go up or down, sometimes rapidly and unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. In addition, the market value of a fixed income security may decline if the issuer or other obligor of the security fails to pay principal and/or interest, otherwise defaults or has its credit rating downgraded or is perceived to be less creditworthy, or the credit quality or value of any underlying assets declines. When market prices fall, the value of your investment will go down. The value of your investment will generally go down when interest rates rise. Interest rates have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Focused Investing – To the extent the fund invests in one or more countries, regions, sectors or industries, or in a limited number of issuers, the fund will be more susceptible to negative events affecting those countries, regions, sectors, industries or issuers. Local events, such as political upheaval, financial troubles, or natural disasters may disrupt a country’s or region’s securities markets. Geographic risk is especially high in emerging markets.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	High-Yield Debt Securities – High-yield debt securities, commonly referred to as “junk bonds,” are securities that are rated below “investment grade” (that is, securities rated below Baa/BBB) or, if unrated, determined to be below investment grade by the sub-adviser. Changes in interest rates, the market’s perception of the issuers and the creditworthiness of the issuers may significantly affect the value of these bonds. Junk bonds are considered speculative, have a higher risk of default, tend to be less liquid and may be more difficult to value than higher grade securities. Junk bonds tend to be volatile and more susceptible to adverse events and negative sentiments.
•	Industry Concentration – The fund concentrates its investments in a specific industry or industries. Concentration in a particular industry subjects the fund to the risks associated with that industry. As a result, the fund may be subject to greater price volatility and risk of loss as a result of adverse economic, business or other developments affecting that industry than funds investing in a broader range of industries.
•	Interest Rate – Interest rates in the U.S. have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. The value of fixed income securities generally goes down when interest rates rise, and therefore the value of your investment in the fund may also go down. Debt securities have varying levels of sensitivity to changes in interest rates. A rise in rates tends to have a greater impact on the prices of longer term or duration securities. The yields for equity securities of MLPs and certain midstream companies (companies that own and operate midstream assets, which are used in energy logistics, including, assets used in transporting, storing, gathering, processing, distributing, or marketing of natural gas, natural gas liquids, crude oil or refined products) are susceptible in the short-term to fluctuations in interest rates and the prices of such equity securities may decline when interest rates rise. This is also true for investments in debt instruments of energy companies. Rising interest rates can adversely impact the financial performance of energy companies by increasing the cost of capital. This may reduce such companies’ ability to execute acquisitions or expansion projects in a cost-effective manner.
•	IPOs – Initial public offerings (“IPOs”) are subject to specific risks which include, among others:
•	high volatility;
•	no track record for consideration;
•	securities may be illiquid; and
•	earnings are less predictable.
•	Leveraging – The value of your investment may be more volatile to the extent that the fund borrows or uses derivatives or other investments that have a leveraging effect on the fund. Other risks also will be compounded. This is because leverage generally magnifies the effect of a change in the value of an asset and creates a risk of loss of value on a larger pool of assets than the fund would otherwise have had. The use of leverage is considered to be a speculative investment practice and may result in the loss of a substantial amount, and possibly all, of the fund's assets. The fund also may have to sell assets at inopportune times to satisfy its obligations.

•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Master Limited Partnerships – Investments in MLPs involve risks that differ from investments in corporate issuers, including risks related to limited control and limited rights to vote on matters affecting the MLP, risks related to potential conflicts of interest between the MLP and the MLP’s general partner, cash flow risks, dilution risks, certain tax risks, and risks related to the general partner’s right to require unitholders to sell their common units at an undesirable time or price. MLP entities are typically focused in the energy, natural resources and real estate sectors of the economy. A downturn in the energy, natural resources or real estate sectors of the economy could have an adverse impact on the fund. At times, the performance of securities of companies in the energy, natural resources and real estate sectors of the economy may lag the performance of other sectors or the broader market as a whole. The yields for equity and debt securities of MLPs and other issuers in the energy sector are susceptible in the short-term to fluctuations in interest rates and the value of the fund’s investments in such securities may decline if interest rates rise. The value of the fund’s investment in MLPs depends to a significant extent on the MLPs being treated as partnerships for U.S. federal income tax purposes. If an MLP does not meet the legal requirements to maintain partnership status, it could be taxed as a corporation and there could be a material decrease in the value of its securities.
•	Non-Diversification – The fund is classified as “non-diversified,” which means it may invest a larger percentage of its assets in a smaller number of issuers than a diversified fund. To the extent the fund invests its assets in a smaller number of issuers, the fund will be more susceptible to negative events affecting those issuers than a diversified fund.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Prepayment or Call – Many issuers have a right to prepay their securities. If interest rates fall, an issuer may exercise this right. If this happens, the fund will not benefit from the rise in market price that normally accompanies a decline in interest rates, and will be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on the prepaid security. The fund also may lose any premium it paid on the security.

•	Privately Held Companies – Privately held companies are not subject to SEC reporting requirements, are not required to maintain their accounting records in accordance with generally accepted accounting principles, and are not required to maintain effective internal controls over financial reporting. As a result, the sub-adviser may not have timely or accurate information about the business, financial condition and results of operations of the privately held companies in which the fund invests.
•	Repurchase Agreements – If the other party to a repurchase agreement defaults on its obligation, the fund may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security and the market value declines, the fund could lose money. If the seller becomes insolvent and subject to liquidation or reorganization under applicable bankruptcy or other laws, the fund's ability to dispose of the underlying securities may be restricted.
•	Short Sales – A short sale may be effected by selling a security that the fund does not own. If the price of the security sold short increases, the fund would incur a loss; conversely, if the price declines, the fund will realize a gain. Although the gain is limited by the price at which the security was sold short, the loss is potentially unlimited. The fund may also pay transaction costs and borrowing fees in connection with short sales.
•	Small and Medium Capitalization Companies – The fund will be exposed to additional risks as a result of its investments in the securities of small or medium capitalization companies. Small or medium capitalization companies may be more at risk than large capitalization companies because, among other things, they may have limited product lines, operating history, market or financial resources, or because they may depend on a limited management group. The prices of securities of small and medium capitalization companies generally are more volatile than those of large capitalization companies and are more likely to be adversely affected than large capitalization companies by changes in earnings results and investor expectations or poor economic or market conditions. Securities of small and medium capitalization companies may underperform large capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses.
•	Tax – In order to qualify for treatment as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the fund must meet certain requirements regarding the composition of its income, the diversification of its assets, and the amounts of its distributions. If the fund were to fail to meet any of these requirements, the fund might not be eligible for treatment as a RIC, in which case it would be subject to federal income tax on its net income at regular corporate rates (without reduction for distributions to shareholders). When distributed, that income would generally be taxable to shareholders as ordinary dividend income to the extent attributable to the fund’s earnings and profits. If the fund were to fail to qualify as a RIC, shareholders of the fund could realize significantly diminished returns from their investment in the fund. In the alternative, the fund may be able to preserve its RIC qualification under those circumstances by meeting certain conditions, in which case it may be subject to certain additional taxes.
The fund may invest no more than 25% of its total assets in the securities of MLPs and other entities treated as qualified publicly traded partnerships for federal income tax purposes. An MLP is an entity treated as a partnership under the Internal Revenue Code, the partnership interests of which are traded on securities exchanges like shares of corporate stock. To qualify as an MLP, an entity must receive at least 90% of its income from qualifying sources such as interest, dividends, income and gain from mineral or natural resources activities, income and gain from the transportation or storage of certain fuels, and, in certain circumstances, income and gain from commodities or futures, forwards and options with respect to commodities. For this purpose, mineral or natural resources activities include exploration, development, production, mining, refining, marketing and transportation (including pipelines) of oil and gas, minerals, geothermal energy, fertilizer, timber or industrial source carbon dioxide. If it does not so qualify, it will generally be subject to tax as a corporation and there could be a material decrease in the value of its securities.
Depreciation or other cost recovery deductions passed through to the fund from investments in MLPs in a given year will generally reduce the fund’s taxable income, but those deductions may be recaptured in the fund’s income in one or more subsequent years. When recognized and distributed, recapture income will generally be taxable to shareholders at the time of the distribution at ordinary income tax rates, even though those shareholders might not have held shares in the fund at the time the deductions were taken by the fund, and even though those shareholders may not have corresponding economic gain on their shares at the time of the recapture. In order to distribute recapture income or to fund redemption requests, the fund may need to liquidate investments, which may lead to additional recapture income.

Changes in tax laws or regulations, or interpretations thereof in the future, could adversely affect the fund or the issuers in which the fund invests. Any such changes could negatively impact the value of the fund’s investments and the amount and tax characterization of distributions paid by the fund.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows the fund’s performance for the past calendar year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance, as well as comparison to one or more secondary indices. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. Index returns are since the inception of the oldest share class.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Annual Total Returns (calendar years ended December 31) - Class A
	Quarter Ended	Return
Best Quarter:	06/30/2014	13.70%
Worst Quarter:	12/31/2014	-10.93%

The Transamerica MLP & Energy Income Blended Benchmark consists of the following: Alerian MLP Index, 50% and Barclays Investment Grade Credit Index, 50%. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses.
Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	Since Inception	Inception Date
Class A			04/30/2013
Return before taxes	3.35%	6.53%
Return after taxes on distributions	2.29%	5.53%
Return after taxes on distributions and sale of fund shares	2.08%	4.64%
Class C (Return before taxes only)	2.66%	5.76%	04/30/2013
Class I (Return before taxes only)	3.59%	6.74%	04/30/2013
S&P 500® (reflects no deduction for fees, expenses or taxes)	13.69%	19.02%
Transamerica MLP & Energy Income Blended Benchmark (reflects no deduction for fees, expenses or taxes)	3.45%	1.47%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Kayne Anderson Capital Advisors, L.P.
Portfolio Manager:
John C. Frey, Portfolio Manager since 2013
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors. Some fund distributions may be treated as a return of capital, which is not currently taxable. Distributions treated as a return of capital will reduce your tax basis in your shares.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Money Market

Investment Objective: Seeks maximum current income from money market securities consistent with liquidity and preservation of principal.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	B	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	None	None	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	5.00%	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	B	C	I
Management fees	0.40%	0.40%	0.40%	0.40%
Distribution and service (12b-1) fees	0.25%	1.00%	1.00%	0.00%
Other expenses	0.43%	0.46%	0.27%	0.37%
Total annual fund operating expenses	1.08% [1]	1.86%	1.67%	0.77%
Fee waiver and/or expense reimbursement[2]	0.35%	0.38%	0.19%	0.29%
Total annual fund operating expenses after fee waiver and/or expense reimbursement	0.73%	1.48%	1.48%	0.48%
1	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
2	Contractual arrangements have been made with the fund’s investment adviser, Transamerica Asset Management, Inc. (“TAM”), through March 1, 2016 to waive fees and/or reimburse fund expenses to the extent that the fund’s total operating expenses exceed 0.48%, excluding, as applicable, 12b-1 fees, acquired fund fees and expenses, interest, taxes, brokerage commissions, dividend and interest expenses on securities sold short, extraordinary expenses and other expenses not incurred in the ordinary course of the fund’s business. These arrangements cannot be terminated prior to March 1, 2016 without the Board of Trustees’ consent. TAM is entitled to reimbursement by the fund of fees waived or expenses reduced during any of the previous 36 months if on any day or month the estimated annualized fund operating expenses are less than the cap.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$ 75	$309	$ 562	$1,286
B	$651	$848	$1,071	$1,944
C	$251	$508	$ 890	$1,960
I	$ 49	$217	$ 399	$ 927

If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$ 75	$309	$562	$1,286
B	$151	$548	$971	$1,944
C	$151	$508	$890	$1,960
I	$ 49	$217	$399	$ 927
Principal Investment Strategies: The fund’s sub-adviser, Aegon USA Investment Management, LLC (the “sub-adviser”), invests the fund’s assets in high quality, U.S. dollar-denominated short-term money market instruments. These instruments include:
•	short-term U.S. government obligations, corporate bonds and notes, bank obligations (such as certificates of deposit and bankers’ acceptances), commercial paper, asset-backed securities and repurchase agreements
•	obligations issued or guaranteed by the U.S. and foreign governments and their agencies and instrumentalities
•	obligations of U.S. and foreign banks, or their foreign branches, and U.S. savings banks
The fund may invest without limit in obligations of U.S. banks.
Bank obligations purchased for the fund are limited to U.S. or foreign banks with total assets of $1.5 billion or more. Similarly, savings association obligations purchased for the fund are limited to U.S. savings association obligations issued by U.S. savings banks with total assets of $1.5 billion or more. Foreign securities purchased for the fund must be U.S. dollar-denominated and issued by foreign governments, agencies or instrumentalities, or banks that meet the minimum $1.5 billion total asset requirement. These foreign obligations must also meet the same quality requirements as U.S. obligations.
The fund will enter into repurchase agreements only with financial institutions that the sub-adviser determines are creditworthy. A financial institution must furnish collateral to the fund at least equal in value to the amount of its repurchase obligation. This collateral generally consists of U.S. government securities, but may also consist of non-U.S. government securities including securities that could not be held by the fund without the seller’s repurchase commitment. When the fund enters into a repurchase agreement with collateral that it could not otherwise hold, the fund takes on additional credit and other risks. The sub-adviser is responsible for ensuring that each repurchase agreement is eligible for purchase by the fund.
As a money market fund, the fund tries to maintain a share price of $1.00, and must follow strict rules as to the credit quality, diversification, liquidity and maturity of its investments. Each security, at the time of purchase by the fund, has been determined by the sub-adviser to present minimal credit risk. Where required by these rules, the fund’s sub-adviser or Board of Trustees will decide whether the security should be held or sold in the event of credit downgrades or certain other events occurring after purchase.
Principal Risks: An investment in the fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. Although the fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the fund.
In addition, you should be aware that there have been a very small number of money market funds in other fund complexes that, in the past, have failed to pay investors $1.00 per share for their investment in those funds (this is referred to as “breaking the buck”), and any money market fund may do so in the future. If a money market fund breaks the buck or if money market funds are perceived to be likely to do so, there could be significant redemptions from money market funds, driving market prices of securities down and making it more difficult for the fund to maintain a $1.00 per share net asset value. You should also be aware that TAM and its affiliates are under no obligation to provide financial support to the fund or take other measures to ensure that you receive $1.00 per share for your investment in the fund. You should not invest in the fund with the expectation that any such action will be taken.
There is no assurance that the fund will meet its investment objective. The fund could underperform short-term debt instruments or other money market funds, or you could lose money, as a result of risks (in alphabetical order) such as:
•	Banking Industry – The fund may invest a significant portion of its assets in obligations that are issued or backed by U.S. and non-U.S. banks and other financial services companies, and thus will be more susceptible to negative events affecting the worldwide financial services sector. Banks are sensitive to changes in money market and general economic conditions. Banks are highly regulated. Decisions by regulators may limit the loans banks make and the interest rates and fees they charge, and may reduce bank profitability.
•	Credit – An issuer or other obligor (such as a party providing insurance or other credit enhancement) of a security held by the fund or a counterparty to a financial contract with the fund may default or its credit may be downgraded, or the value of assets underlying a security may decline.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	Interest Rate – The interest rates on short-term obligations held in the fund will vary, rising or falling with short-term interest rates generally. Interest rates in the United States have recently been at historically low levels. The fund's yield will tend to lag behind general changes in interest rates. The ability of the fund's yield to reflect current market rates will depend on how quickly the obligations in its portfolio mature and how much money is available for investment at current market rates.
•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.
•	Manager – The sub-adviser to the fund actively manages the fund’s investments. Consequently, the fund is subject to the risk that the methods and analyses employed by the sub-adviser may not produce the desired results.
•	Market – A change in interest rates or a decline in the market value of a fund investment, lack of liquidity in the bond markets, real or perceived adverse economic or political conditions, inflation, or other market events could cause the value of your investment in the fund, or its yield, to decline. Financial markets in the United States, Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Money Market Fund Reform – New requirements for money market funds will take effect over the course of 2015 and 2016. The new regulations will impact funds differently depending upon the types of investors that will be permitted to invest in a fund, and the types of securities in which a fund may invest. “Retail” money market funds will generally limit their beneficial owners to natural persons. All other money market funds will be considered to be “institutional” money market funds. “Prime” money market funds will be permitted to invest primarily in corporate or other non-government securities, “U.S. government” money market funds will be required to invest a very high percentage of their assets in U.S. government securities and “municipal” money market funds will be required to invest significantly in municipal securities. Under the new requirements, institutional prime money market funds and institutional municipal money market funds will be required to sell and redeem shares at prices based on their market value (a floating net asset value). Retail money market funds and institutional U.S. government money market funds will not be subject to the floating net asset value requirement. The new rules will also permit or require both retail and institutional money market funds to impose liquidity fees and suspend redemptions temporarily in certain circumstances. As a result, money market funds will be required to implement changes that will impact and may adversely affect the funds and their investors.
•	Portfolio Selection – The sub-adviser’s judgment about the quality, relative yield or value of, or market trends affecting, a particular security or sector, or about interest rates, may be incorrect.
•	Redemption – The fund may experience periods of heavy redemptions that could cause the fund to liquidate its assets at inopportune times or at a loss or depressed value, and that could affect the fund’s ability to maintain a $1.00 share price. Redemption risk is greater to the extent that the fund has investors with large shareholdings, short investment horizons, or unpredictable cash flow needs. The redemption by one or more large shareholders of their holdings in the fund could have an adverse impact on the remaining shareholders in the fund. In addition, the fund may suspend redemptions when permitted by applicable regulations.
•	Repurchase Agreements – If the other party to a repurchase agreement defaults on its obligation, the fund may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security and the market value declines, the fund could lose money. If the seller becomes insolvent and subject to liquidation or reorganization under applicable bankruptcy or other laws, the fund's ability to dispose of the underlying securities may be restricted.
•	U.S. Government Agency Obligations – Government agency obligations have different levels of credit support and, therefore, different degrees of credit risk. Securities issued by agencies and instrumentalities of the U.S. government that are supported by the full faith and credit of the U.S. generally present a lesser degree of credit risk than securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the issuer’s right to borrow from the U.S. Treasury and securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the credit of the issuing agencies. Although the U.S. government has provided financial support to the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) in the past, there can be no assurance that it will support these or other government sponsored entities in the future.
•	Yield – The amount of income received by the fund will go up or down depending on day-to-day variations in short-term interest rates, and when interest rates are very low the fund's expenses could absorb all or a significant portion of the fund's income. If interest rates increase, the fund’s yield may not increase proportionately. For example, TAM or its affiliates may discontinue any temporary voluntary fee limitation or recoup amounts previously waived or reimbursed. In addition, the recent adoption of more stringent regulations governing the management of money market funds could have a negative effect on yields.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows how the fund’s performance has varied from year to year. The table shows the fund’s average annual total returns for different periods. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. In the “10 Years or Since Inception” column of the table, returns are shown for ten years or since inception of the class, whichever is less.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.

Annual Total Returns (calendar years ended December 31) - Class A
7-DAY YIELD
(as of December 31, 2014)
Class A = 0.01%
	Quarter Ended	Return
Best Quarter:	09/30/2007	1.15%
Worst Quarter:	12/31/2013	0.00%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	5 Years	10 Years or Since Inception	Inception Date
Class A				03/01/2002
Return before taxes	0.01%	0.01%	1.32%
Return after taxes on distributions	0.01%	0.00%	0.86%
Return after taxes on distributions and sale of fund shares	0.01%	0.00%	0.86%
Class B (Return before taxes only)	0.01%	0.01%	1.07%	03/01/2002
Class C (Return before taxes only)	0.01%	0.01%	1.07%	11/11/2002
Class I (Return before taxes only)	0.02%	0.02%	0.02%	11/30/2009

Actual returns may depend on the investor’s individual tax situation and may differ from those shown.
Call customer service (1-888-233-4339) for the current 7-day yield.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Aegon USA Investment Management, LLC
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Class B shares are not available for purchase, including to existing Class B shareholders, except in the limited circumstances described in this prospectus under the section entitled “Shareholder Information – Buying Shares”.
Tax Information: Fund distributions may be taxable as ordinary income or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.

Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Multi-Managed Balanced

Investment Objective: Seeks to provide a high total investment return through investments in a broadly diversified portfolio of stocks, bonds and money market instruments.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	B	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.50%	None	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	5.00%	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	B	C	I
Management fees[1]	0.65%	0.65%	0.65%	0.65%
Distribution and service (12b-1) fees	0.25%	1.00%	1.00%	0.00%
Other expenses	0.31%	0.49%	0.24%	0.26%
Total annual fund operating expenses	1.21% [2]	2.14%	1.89%	0.91%
1	Management fees have been restated to reflect a reduction in advisory fees effective May 1, 2014.
2	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$667	$913	$1,178	$1,935
B	$717	$970	$1,249	$2,235
C	$292	$594	$1,021	$2,212
I	$ 93	$290	$ 504	$1,120
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$667	$913	$1,178	$1,935
B	$217	$670	$1,149	$2,235
C	$192	$594	$1,021	$2,212
I	$ 93	$290	$ 504	$1,120
Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.

During the most recent fiscal year, the portfolio turnover rate for the fund was 102% of the average value of its portfolio.
Principal Investment Strategies: The fund has two sub-advisers. J.P. Morgan Investment Management Inc. (the “equity sub-adviser”) manages the equity component of the fund and Aegon USA Investment Management, LLC (the “fixed-income sub-adviser”) manages the fixed-income component of the fund.
The fund varies the percentage of assets invested in any one type of security in accordance with its sub-advisers’ interpretation of economic and market conditions, fiscal and monetary policy, and underlying securities values. Generally, the fund invests approximately 60% of its assets in equity securities and approximately 40% of its assets in fixed-income and money market securities (investing at least 25% of its assets in fixed-income senior securities, including debt securities and preferred stocks). The fund’s investment adviser, Transamerica Asset Management, Inc., monitors the allocation of the fund’s assets between the equity sub-adviser and the fixed-income sub-adviser and rebalances the allocation periodically to maintain these approximate allocations.
•	Equity component – The equity sub-adviser seeks to achieve the fund’s objective by investing, under normal circumstances, at least 80% of the equity component’s net assets in equity securities of large- and medium-capitalization U.S. companies. The fund may invest in foreign companies. The equity sub-adviser will normally keep the equity component as fully invested in equity securities as practicable. Industry by industry, the fund’s weightings are generally similar to those of the S&P 500®. The equity sub-adviser normally does not look to overweight or underweight industries. Holdings by industry sector will normally approximate those of the S&P 500®.
•	Fixed income component – The fixed income component of the fund is normally invested primarily in investment grade debt securities including: investment grade corporate securities, U.S. government obligations, mortgage-backed securities guaranteed by U.S. government agencies and instrumentalities, and mortgage-backed securities without government guarantees. Its portfolio weighted average duration will typically range from 3 to 10 years. The fund may also invest in U.S. Treasury and agency securities, municipal bonds, asset-backed securities (including collateralized loan obligations (“CLO”s), collateralized bond obligations (“CBO”s) and collateralized debt obligations (“CDO”s)), commercial mortgage-backed securities (“CMBS”), high quality short-term obligations and repurchase agreements, and in securities of foreign issuer including emerging market debt securities. The fund may invest in securities that are denominated in U.S. dollars and in foreign currencies.

The fund may invest in dollar rolls, which involve a sale by the fund of a mortgage-backed or other security concurrently with an agreement to repurchase a similar security at a later date at an agreed-upon price. The securities that are repurchased will bear the same interest rate and stated maturity as those sold, but pools of mortgages collateralizing those securities may have different prepayment histories than those sold.

The fund may invest up to 10% of its net assets in emerging market debt securities and 10% in high-yield debt securities (commonly referred to as “junk bonds”), but is limited to 15% in aggregate between emerging market debt and high-yield securities. Investment grade debt securities carry a rating of at least BBB from Standard & Poor’s or Fitch or Baa from Moody’s or are of comparable quality as determined by the fund’s sub-adviser.
The fund may, but is not required to, engage in certain investment strategies involving derivatives, such as options, futures, forward currency contracts and swaps, including, but not limited to, interest rate, total return and credit default swaps. These investment strategies may be employed to attempt to alter investment characteristics of the fund’s portfolio (including to attempt to mitigate risk of loss in some fashion, or “hedge”), but they also may be used to generate income.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Active Trading – The fund is actively managed and may purchase and sell securities without regard to the length of time held. Active trading may have a negative impact on performance by increasing transaction costs and may generate greater amounts of net short-term capital gains, which, for shareholders holding shares in taxable accounts, would be subject to tax at ordinary income tax rates upon distribution.
•	Counterparty – The fund will be subject to credit risk (that is, where changes in an issuer’s financial strength or credit rating may affect an instrument’s value) with respect to the amount it expects to receive from counterparties to derivatives, repurchase agreements and other financial contracts entered into by the fund or held by special purpose or structured vehicles. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the value of your investment in the fund may decline.
•	Credit – If an issuer or other obligor (such as a party providing insurance or other credit enhancement) of a security held by the fund or a counterparty to a financial contract with the fund defaults or is downgraded, or is perceived to be less creditworthy, or if the value of any underlying assets declines, the value of your investment will typically decline. Below investment grade, high-yield debt securities (commonly known as “junk bonds”) have a higher risk of default and are considered speculative. Subordinated securities are more likely to suffer a credit loss than non-subordinated securities of the same issuer and will be disproportionately affected by a default, downgrade or perceived decline in creditworthiness.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Derivatives – Using derivatives exposes the fund to additional risks and can increase fund losses and reduce opportunities for gains when market prices, interest rates or the derivatives themselves behave in a way not anticipated by the fund. Using derivatives also can have a leveraging effect and increase fund volatility. The fund may also have to sell assets at inopportune times to satisfy its obligations. Derivatives may be difficult to sell, unwind or value, and the counterparty may default on its obligations to the fund. The fund's investments in derivative instruments may involve a small investment relative to the amount of investment exposure assumed and may result in losses exceeding the amounts invested in those instruments. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The U.S. government is in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin and reporting requirements. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make them more costly, may limit their availability, may disrupt markets or may otherwise adversely affect their value or performance.
•	Dollar Rolls – Fixed income securities with buy-back features enable the fund to recover principal upon tendering the securities to the issuer or a third party. A dollar roll transaction involves a sale by the fund of a mortgage-backed or other security concurrently with an agreement by the fund to repurchase a similar security at a later date at an agreed-upon price. The securities that are repurchased will bear the same interest rate and stated maturity as those sold, but pools of mortgages collateralizing those securities may have different prepayment histories than those sold.
•	Emerging Markets – Investments in the securities of issuers located in or principally doing business in emerging markets are subject to foreign investments risks. These risks are greater for investments in issuers in emerging market countries. Emerging market countries tend to have economic, political and legal systems that are less fully developed and are less stable than those of more developed countries. Emerging market securities are often particularly sensitive to market movements because their market prices tend to reflect speculative expectations. Low trading volumes may result in a lack of liquidity and in extreme price volatility.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Extension – When interest rates rise, repayments of fixed income securities, particularly asset- and mortgage-backed securities, may occur more slowly than anticipated, extending the effective duration of these fixed income securities at below market interest rates and causing their market prices to decline more than they would have declined due to the rise in interest rates alone. This may cause the fund’s share price to be more volatile.
•	Fixed-Income Securities – The market prices of fixed-income securities may go up or down, sometimes rapidly and unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. In addition, the market value of a fixed income security may decline if the issuer or other obligor of the security fails to pay principal and/or interest, otherwise defaults or has its credit rating downgraded or is perceived to be less creditworthy, or the credit quality or value of any underlying assets declines. When market prices fall, the value of your investment will go down. The value of your investment will generally go down when interest rates rise. Interest rates have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Focused Investing – To the extent the fund invests in one or more countries, regions, sectors or industries, or in a limited number of issuers, the fund will be more susceptible to negative events affecting those countries, regions, sectors, industries or issuers. Local events, such as political upheaval, financial troubles, or natural disasters may disrupt a country’s or region’s securities markets. Geographic risk is especially high in emerging markets.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	Growth Stocks – Returns on growth stocks may not move in tandem with returns on other categories of stocks or the market as a whole. Growth stocks may be particularly susceptible to larger price swings or to adverse developments. Growth stocks as a group may be out of favor and underperform the overall equity market for a long period of time, for example, while the market favors “value” stocks.
•	High-Yield Debt Securities – High-yield debt securities, commonly referred to as “junk bonds,” are securities that are rated below “investment grade” (that is, securities rated below Baa/BBB) or, if unrated, determined to be below investment grade by the sub-adviser. Changes in interest rates, the market’s perception of the issuers and the creditworthiness of the issuers may significantly affect the value of these bonds. Junk bonds are considered speculative, have a higher risk of default, tend to be less liquid and may be more difficult to value than higher grade securities. Junk bonds tend to be volatile and more susceptible to adverse events and negative sentiments.
•	Interest Rate – Interest rates in the U.S. have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. The value of fixed income securities generally goes down when interest rates rise, and therefore the value of your investment in the fund may also go down. Debt securities have varying levels of sensitivity to changes in interest rates. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Leveraging – The value of your investment may be more volatile to the extent that the fund borrows or uses derivatives or other investments that have a leveraging effect on the fund. Other risks also will be compounded. This is because leverage generally magnifies the effect of a change in the value of an asset and creates a risk of loss of value on a larger pool of assets than the fund would otherwise have had. The use of leverage is considered to be a speculative investment practice and may result in the loss of a substantial amount, and possibly all, of the fund's assets. The fund also may have to sell assets at inopportune times to satisfy its obligations.
•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.
•	Loans – Loans are subject to the credit risk of nonpayment of principal or interest. Economic downturns or increases in interest rates may cause an increase in defaults, interest rate risk and liquidity risk. Loans may or may not be collateralized at the time of acquisition, and any collateral may be relatively illiquid or lose all or substantially all of its value subsequent to investment. In the event of bankruptcy of a borrower, the fund could experience delays or limitations with respect to its ability to realize the benefits of any collateral securing a loan. Junior loans, which have a lower place in the borrower’s capital structure than senior loans and may be unsecured, involve a higher degree of overall risk than senior loans of the same borrower. The fund's investments in loans are also subject to prepayment or call risk.

•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Mortgage-Related and Asset-Backed Securities – The value of mortgage-related and asset-backed securities will be influenced by factors affecting the housing market and the assets underlying such securities. As a result, during periods of declining asset values, difficult or frozen credit markets, swings in interest rates, or deteriorating economic conditions, mortgage-related and asset-backed securities may decline in value, face valuation difficulties, become more volatile and/or become illiquid. Mortgage-backed securities may be issued by private issuers, by government-sponsored entities such as Fannie Mae or Freddie Mac or by agencies of the U.S. government, such as Ginnie Mae. Mortgage-backed securities represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. Unlike mortgage-related securities issued or guaranteed by agencies of the U.S. government or government-sponsored entities, mortgage-related securities issued by private issuers do not have a government or government-sponsored entity guarantee (but may have other credit enhancement), and may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics. Asset-backed securities represent participations in, or are secured by and payable from, assets such as installment sales or loan contracts, leases, credit card receivables and other categories of receivables. The value of mortgage-backed and asset-backed securities may be affected by changes in credit quality or value of the mortgage loans or other assets that support the securities. Mortgage-backed and asset-backed securities are subject to prepayment or call and extension risks. Some of these securities may receive little or no collateral protection from the underlying assets. The risk of default is generally higher in the case of mortgage-backed investments that include so-called “sub-prime” mortgages. The structure of some of these securities may be complex and there may be less information available than for other types of debt securities. Upon the occurrence of certain triggering events or defaults, the fund may become the holder of underlying assets at a time when those assets may be difficult to sell or may be sold only at a loss.
•	Municipal Securities – Municipal issuers may be adversely affected by rising health care costs, increasing unfunded pension liabilities, and by the phasing out of federal programs providing financial support. Unfavorable conditions and developments relating to projects financed with municipal securities can result in lower revenues to issuers of municipal securities, potentially resulting in defaults. The value of municipal securities can also be adversely affected by changes in the financial condition of one or more individual municipal issuers or insurers of municipal issuers, regulatory and political developments, tax law changes or other legislative actions, and by uncertainties and public perceptions concerning these and other factors. To the extent the fund invests significantly in a single state or in securities the payments on which are dependent upon a single project or source of revenues, or that relate to a sector or industry, the fund will be more susceptible to associated risks and developments. In recent periods an increasing number of municipal issuers have defaulted on obligations, commenced insolvency proceedings, or suffered credit downgrading. Financial difficulties of municipal issuers may continue or get worse.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Preferred Stock – Preferred stock’s right to dividends and liquidation proceeds is junior to the rights of a company’s debt securities. The value of preferred stock may be subject to factors that affect fixed income and equity securities, including changes in interest rates and in a company’s creditworthiness. The value of preferred stock tends to vary more with fluctuations in the underlying common stock and less with fluctuations in interest rates and tends to exhibit greater volatility. Shareholders of preferred stock may suffer a loss of value if dividends are not paid and have limited voting rights.
•	Prepayment or Call – Many issuers have a right to prepay their securities. If interest rates fall, an issuer may exercise this right. If this happens, the fund will not benefit from the rise in market price that normally accompanies a decline in interest rates, and will be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on the prepaid security. The fund also may lose any premium it paid on the security.
•	Repurchase Agreements – If the other party to a repurchase agreement defaults on its obligation, the fund may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security and the market value declines, the fund could lose money. If the seller becomes insolvent and subject to liquidation or reorganization under applicable bankruptcy or other laws, the fund's ability to dispose of the underlying securities may be restricted.
•	Small and Medium Capitalization Companies – The fund will be exposed to additional risks as a result of its investments in the securities of small or medium capitalization companies. Small or medium capitalization companies may be more at risk than large capitalization companies because, among other things, they may have limited product lines, operating history, market or financial resources, or because they may depend on a limited management group. The prices of securities of small and medium capitalization companies generally are more volatile than those of large capitalization companies and are more likely to be adversely affected than large capitalization companies by changes in earnings results and investor expectations or poor economic or market conditions. Securities of small and medium capitalization companies may underperform large capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses.
•	U.S. Government Agency Obligations – Government agency obligations have different levels of credit support and, therefore, different degrees of credit risk. Securities issued by agencies and instrumentalities of the U.S. government that are supported by the full faith and credit of the U.S. generally present a lesser degree of credit risk than securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the issuer’s right to borrow from the U.S. Treasury and securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the credit of the issuing agencies. Although the U.S. government has provided financial support to the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) in the past, there can be no assurance that it will support these or other government sponsored entities in the future.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
•	Value Investing – The prices of securities the sub-adviser believes are undervalued may not appreciate as anticipated or may go down. Value stocks as a group may be out of favor and underperform the overall equity market for a long period of time, for example, while the market favors “growth” stocks.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows how the fund’s performance has varied from year to year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance, as well as comparison to one or more secondary indices. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. In the “10 Years or Since Inception” column of the table, returns are shown for ten years or since inception of the share class, whichever is less. Index returns are for ten years.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Prior to March 22, 2011, the fund was named Transamerica Balanced, had a different sub-adviser, a different investment objective and used different investment strategies. The performance set forth for the period between May 28, 2004 and March 21, 2011 is attributable to a previous sub-adviser.
Prior to May 1, 2014, the fund had a different fixed-income sub-adviser and used different investment strategies. The performance set forth for the period between March 22, 2011 and April 30, 2014 is attributable to the previous fixed-income sub-adviser.
Annual Total Returns (calendar years ended December 31) - Class A
	Quarter Ended	Return
Best Quarter:	06/30/2009	13.89%
Worst Quarter:	12/31/2008	-16.46%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	5 Years	10 Years or Since Inception	Inception Date
Class A				12/02/1994
Return before taxes	10.34%	13.18%	7.43%
Return after taxes on distributions	8.68%	11.50%	6.36%
Return after taxes on distributions and sale of fund shares	6.81%	10.35%	5.86%
Class B (Return before taxes only)	9.31%	12.22%	6.84%	10/01/1995
Class C (Return before taxes only)	9.59%	12.51%	6.83%	11/11/2002
Class I (Return before taxes only)	10.68%	13.59%	14.00%	11/30/2009
S&P 500® (reflects no deduction for fees, expenses or taxes)	13.69%	15.45%	7.67%
Barclays U.S. Aggregate Bond Index (reflects no deduction for fees, expenses or taxes)	5.97%	4.45%	4.71%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.

Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Aegon USA Investment Management, LLC
Portfolio Managers:
Brian W. Westhoff, CFA, Portfolio Manager since 2014
Rick Perry, CFA, Portfolio Manager since 2014
Doug Weih, CFA, Portfolio Manager since 2014
Sub-Adviser:
J.P. Morgan Investment Management Inc.
Portfolio Managers:
Aryeh Glatter, Portfolio Manager since 2014
Steven G. Lee, Portfolio Manager since 2014
Tim Snyder, CFA, Portfolio Manager since 2013
Raffaele Zingone, CFA, Portfolio Manager since 2011
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Class B shares are not available for purchase, including to existing Class B shareholders, except in the limited circumstances described in this prospectus under the section entitled “Shareholder Information – Buying Shares”.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Multi-Manager Alternative Strategies Portfolio

Investment Objective: Seeks long-term capital appreciation.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.50%	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	C	I
Management fees	0.20%	0.20%	0.20%
Distribution and service (12b-1) fees	0.25%	1.00%	0.00%
Other expenses	0.25%	0.25%	0.21%
Acquired fund fees and expenses	1.58%	1.58%	1.58%
Total annual fund operating expenses[1]	2.28%	3.03%	1.99%
1	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not include acquired (i.e., underlying) funds’ fees and expenses and do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$768	$1,223	$1,703	$3,022
C	$406	$ 936	$1,591	$3,346
I	$202	$ 624	$1,073	$2,317
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$768	$1,223	$1,703	$3,022
C	$306	$ 936	$1,591	$3,346
I	$202	$ 624	$1,073	$2,317
Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 79% of the average value of its portfolio.

Principal Investment Strategies: The fund’s sub-adviser, Aegon USA Investment Management, LLC (the “sub-adviser”), seeks to achieve the fund’s investment objective by investing its assets in a combination of underlying Transamerica Funds (“underlying funds”).
•	Under normal circumstances, the fund expects to invest primarily in underlying funds that use alternative investment strategies or invest in alternative asset classes, including but not limited to:
•	Long-short and market-neutral strategies;
•	Bear-market strategies;
•	Tactical investment strategies (bond and/or equity);
•	Merger arbitrage;
•	Real estate strategies;
•	Managed futures strategies;
•	Commodities and/or natural resources and/or precious metals;
•	Foreign currency trading strategies; and
•	Non-core investments (such as micro-cap stocks, emerging markets equities, TIPS and foreign bonds).
•	From time to time the fund may invest in asset classes that are out of favor with the market. The fund considers these asset classes to be alternative investment strategies.
•	The underlying funds may invest in a variety of U.S. and foreign (including emerging market) equity and fixed-income (including high-yield) instruments. Allocation of assets among the underlying funds is intended to achieve moderate capital appreciation with limited volatility and correlation with the mainstream equity and bond markets.
•	The fund may also invest directly in U.S. government securities and/or short-term commercial paper.
Each underlying fund has its own investment objective, principal investment strategies and investment risks. The sub-adviser for each underlying fund decides which securities to purchase and sell for that underlying fund. The fund’s ability to achieve its investment objective depends largely on the performance of the underlying funds in which it invests. The “Underlying Funds” section of the prospectus lists the underlying funds currently available for investment by the fund, provides a summary of their respective investment objectives and principal investment strategies, and identifies certain risks of the underlying funds.
The fund may have exposure to derivatives instruments, such as options, futures or forward contracts and swaps through its investments in the underlying funds.
It is not possible to predict the extent to which the fund will be invested in a particular underlying fund at any time. The fund may be a significant shareholder in certain underlying funds.
The fund expects to allocate substantially more of its assets to underlying funds that invest in securities rather than to underlying funds that pursue commodities trading strategies. In addition, in keeping with applicable regulatory restrictions, the fund’s exposure to commodities through its investments in underlying funds will be limited.
The sub-adviser may change the fund’s asset allocation and underlying funds at any time without notice to shareholders and without shareholder approval.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund (either directly or through its investments in underlying funds). Each risk described below may not apply to each underlying fund and an underlying fund may be subject to additional or different risks than those described below. You may lose money if you invest in this fund.

•	Active Trading – The fund is actively managed and may purchase and sell securities without regard to the length of time held. Active trading may have a negative impact on performance by increasing transaction costs and may generate greater amounts of net short-term capital gains, which, for shareholders holding shares in taxable accounts, would be subject to tax at ordinary income tax rates upon distribution.
•	Aggressive Investment – The fund’s investment strategies, techniques and/or portfolio investments differ from those of many other mutual funds and may be considered aggressive. This approach to investing may expose the fund to additional risks, make the fund a more volatile investment than other mutual funds and cause the fund to perform less favorably than other mutual funds under similar market or economic conditions.
•	Arbitrage – Securities purchased pursuant to an arbitrage strategy intended to take advantage of a perceived relationship between the value of two or more securities may not perform as expected.
•	Asset Allocation – The Investment Adviser allocates the fund's assets among various asset classes and underlying funds. These allocations may be unsuccessful in maximizing the fund's return and/or avoiding investment losses, and may cause the fund to underperform.
•	Commodities – To the extent the fund invests in commodities or instruments whose performance is linked to the price of an underlying commodity or commodity index, the fund will be subject to the risks of investing in commodities, including regulatory, economic and political developments, weather events and natural disasters and market disruptions. The fund's investment exposure to the commodities markets may subject the fund to greater volatility than investments in more traditional securities, such as stocks and bonds. Commodities and commodity-linked investments may be less liquid than other investments. Commodity-linked investments are subject to the credit risks associated with the issuer, and their values may decline substantially if the issuer's creditworthiness deteriorates.
•	Counterparty – The fund will be subject to credit risk (that is, where changes in an issuer’s financial strength or credit rating may affect an instrument’s value) with respect to the amount it expects to receive from counterparties to derivatives, repurchase agreements and other financial contracts entered into by the fund or held by special purpose or structured vehicles. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the value of your investment in the fund may decline.
•	Credit – If an issuer or other obligor (such as a party providing insurance or other credit enhancement) of a security held by the fund or a counterparty to a financial contract with the fund defaults or is downgraded, or is perceived to be less creditworthy, or if the value of any underlying assets declines, the value of your investment will typically decline. Below investment grade, high-yield debt securities (commonly known as “junk bonds”) have a higher risk of default and are considered speculative. Subordinated securities are more likely to suffer a credit loss than non-subordinated securities of the same issuer and will be disproportionately affected by a default, downgrade or perceived decline in creditworthiness.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Derivatives – Using derivatives exposes the fund to additional risks and can increase fund losses and reduce opportunities for gains when market prices, interest rates or the derivatives themselves behave in a way not anticipated by the fund. Using derivatives also can have a leveraging effect and increase fund volatility. The fund may also have to sell assets at inopportune times to satisfy its obligations. Derivatives may be difficult to sell, unwind or value, and the counterparty may default on its obligations to the fund. The fund's investments in derivative instruments may involve a small investment relative to the amount of investment exposure assumed and may result in losses exceeding the amounts invested in those instruments. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The U.S. government is in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin and reporting requirements. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make them more costly, may limit their availability, may disrupt markets or may otherwise adversely affect their value or performance.

•	Emerging Markets – Investments in the securities of issuers located in or principally doing business in emerging markets are subject to foreign investments risks. These risks are greater for investments in issuers in emerging market countries. Emerging market countries tend to have economic, political and legal systems that are less fully developed and are less stable than those of more developed countries. Emerging market securities are often particularly sensitive to market movements because their market prices tend to reflect speculative expectations. Low trading volumes may result in a lack of liquidity and in extreme price volatility.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Fixed-Income Securities – The market prices of fixed-income securities may go up or down, sometimes rapidly and unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. In addition, the market value of a fixed income security may decline if the issuer or other obligor of the security fails to pay principal and/or interest, otherwise defaults or has its credit rating downgraded or is perceived to be less creditworthy, or the credit quality or value of any underlying assets declines. When market prices fall, the value of your investment will go down. The value of your investment will generally go down when interest rates rise. Interest rates have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	High-Yield Debt Securities – High-yield debt securities, commonly referred to as “junk bonds,” are securities that are rated below “investment grade” (that is, securities rated below Baa/BBB) or, if unrated, determined to be below investment grade by the sub-adviser. Changes in interest rates, the market’s perception of the issuers and the creditworthiness of the issuers may significantly affect the value of these bonds. Junk bonds are considered speculative, have a higher risk of default, tend to be less liquid and may be more difficult to value than higher grade securities. Junk bonds tend to be volatile and more susceptible to adverse events and negative sentiments.
•	Inflation-Protected Securities – Inflation-protected debt securities may react differently from other types of debt securities and tend to react to changes in “real” interest rates. Real interest rates represent nominal (stated) interest rates reduced by the expected impact of inflation. In general, the price of an inflation-protected debt security can fall when real interest rates rise, and can rise when real interest rates fall. Interest payments on inflation-protected debt securities can be unpredictable and will vary as the principal and/or interest is adjusted for inflation. Also, the inflation index utilized by a particular inflation-protected security may not accurately reflect the true rate of inflation, in which case the market value of the security could be adversely affected.
•	Interest Rate – Interest rates in the U.S. have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. The value of fixed income securities generally goes down when interest rates rise, and therefore the value of your investment in the fund may also go down. Debt securities have varying levels of sensitivity to changes in interest rates. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Leveraging – The value of your investment may be more volatile to the extent that the fund borrows or uses derivatives or other investments that have a leveraging effect on the fund. Other risks also will be compounded. This is because leverage generally magnifies the effect of a change in the value of an asset and creates a risk of loss of value on a larger pool of assets than the fund would otherwise have had. The use of leverage is considered to be a speculative investment practice and may result in the loss of a substantial amount, and possibly all, of the fund's assets. The fund also may have to sell assets at inopportune times to satisfy its obligations.

•	Manager – The fund is subject to the risk that the Investment Adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the Investment Adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the Investment Adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Natural Resource-Related Securities – Because the fund invests in natural resource related securities, the fund is subject to the risks associated with natural resource investments in addition to the general risk of the stock market. This means the fund is more vulnerable to the price movements of natural resources and factors that particularly affect the oil, gas, mining, energy, chemicals, paper, steel or agriculture sectors than a more broadly diversified fund. Because the fund invests primarily in companies with natural resource assets, there is the risk that the fund will perform poorly during a downturn in natural resource prices.
•	Precious Metals-Related Securities – Investments in precious metals-related securities are considered speculative and are affected by a variety of worldwide economic, financial and political factors. Prices of precious metals and of precious metals-related securities historically have been very volatile. The high volatility of precious metals prices may adversely affect the financial condition of companies involved with precious metals. The production and sale of precious metals by governments or central banks or other larger holders can be affected by various economic, financial, social and political factors, which may be unpredictable and may have a significant impact on the prices of precious metals. Other factors that may affect the prices of precious metals and securities related to them include changes in inflation, the outlook for inflation and changes in industrial and commercial demand for precious metals.
•	Prepayment or Call – Many issuers have a right to prepay their securities. If interest rates fall, an issuer may exercise this right. If this happens, the fund will not benefit from the rise in market price that normally accompanies a decline in interest rates, and will be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on the prepaid security. The fund also may lose any premium it paid on the security.
•	Real Estate Securities – Investments in the real estate industry are subject to risks associated with direct investment in real estate. These risks include declines in the value of real estate, adverse general and local economic conditions, increased competition, overbuilding and changes in operating expenses, property taxes or interest rates.
•	REITs – Investing in real estate investment trusts (“REITs”) involves unique risks. When the fund invests in REITs, it is subject to risks generally associated with investing in real estate. A REIT’s performance depends on the types and locations of the properties it owns, how well it manages those properties and cash flow. REITs may have lower trading volumes and may be subject to more abrupt or erratic price movements than the overall securities markets. In addition to its own expenses, the fund will indirectly bear its proportionate share of any management and other expenses paid by REITs in which it invests. REITs are subject to a number of highly technical tax-related rules and requirements; and the failure to qualify as a REIT could result in corporate-level taxation, significantly reducing the return on an investment to the fund.
•	Small Capitalization Companies – The fund will be exposed to additional risks as a result of its investments in the securities of small capitalization companies. Small capitalization companies may be more at risk than larger capitalization companies because, among other things, they may have limited product lines, operating history, market or financial resources, or because they may depend on limited management groups. The prices of securities of small capitalization companies generally are more volatile than those of larger capitalization companies and are more likely to be adversely affected than larger capitalization companies by changes in earnings results and investor expectations or poor economic or market conditions. Securities of small capitalization companies may underperform larger capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses.
•	Underlying Funds – Because the fund invests its assets in various underlying funds, its ability to achieve its investment objective depends largely on the performance of the underlying funds in which it invests. Each of the underlying funds in which the fund may invest has its own investment risks, and those risks can affect the value of the underlying funds' shares and therefore the value of the fund's investments. There can be no assurance that the investment objective of any underlying fund will be achieved. To the extent that the fund invests more of its assets in one underlying fund than in another, the fund will have greater exposure to the risks of that underlying fund. In addition, the fund will bear a pro rata portion of the operating expenses of the underlying funds in which it invests. The “Underlying Funds” section of the fund's prospectus identifies certain risks of each underlying fund.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows how the fund’s performance has varied from year to year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance, as well as comparison to one or more secondary indices. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. Index returns are since inception of the oldest share class.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Annual Total Returns (calendar years ended December 31) - Class A
	Quarter Ended	Return
Best Quarter:	06/30/2009	12.16%
Worst Quarter:	12/31/2008	-10.35%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	5 Years	Since Inception	Inception Date
Class A				12/28/2006
Return before taxes	2.97%	3.58%	2.48%
Return after taxes on distributions	2.70%	3.16%	1.89%
Return after taxes on distributions and sale of fund shares	1.72%	2.63%	1.74%
Class C (Return before taxes only)	2.21%	2.87%	1.80%	12/28/2006
Class I (Return before taxes only)	3.32%	3.95%	4.12%	11/30/2009
BofA Merrill Lynch 3-Month Treasury Bill + 3% Wrap Index (reflects no deduction for fees, expenses or taxes)	3.08%	3.13%	4.03%
HFRX Global Hedge Fund Index (reflects no deduction for fees, expenses or taxes)	-0.58%	1.04%	-0.54%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Aegon USA Investment Management, LLC
Portfolio Managers:
Timothy S. Galbraith, Portfolio Manager since 2012
Prat Patel, CFA, Co-Portfolio Manager since 2014
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Opportunistic Allocation

Investment Objective: Seeks capital appreciation with current income as a secondary objective.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.50%	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	C	I
Management fees	0.42%	0.42%	0.42%
Distribution and service (12b-1) fees	0.25%	1.00%	0.00%
Other expenses	8.95%	8.95%	9.05%
Acquired fund fees and expenses	1.32%	1.32%	1.32%
Total annual fund operating expenses[1]	10.94%	11.69%	10.79%
Fee waiver and/or expense reimbursement[2]	8.42%	8.42%	8.52%
Total annual fund operating expenses after fee waiver and/or expense reimbursement	2.52%	3.27%	2.27%
1	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not include acquired (i.e., underlying) funds’ fees and expenses and do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
2	Contractual arrangements have been made with the fund’s investment adviser, Transamerica Asset Management, Inc. (“TAM”), through March 1, 2016 to waive fees and/or reimburse fund expenses to the extent that the fund’s total operating expenses exceed 0.95%, excluding, as applicable, 12b-1 fees, acquired fund fees and expenses, interest, taxes, brokerage commissions, dividend and interest expenses on securities sold short, extraordinary expenses and other expenses not incurred in the ordinary course of the fund’s business. These arrangements cannot be terminated prior to March 1, 2016 without the Board of Trustees’ consent. TAM is entitled to reimbursement by the fund of fees waived or expenses reduced during any of the previous 36 months if on any day or month the estimated annualized fund operating expenses are less than the cap.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$791	$2,786	$4,551	$8,124
C	$430	$2,552	$4,486	$8,298
I	$230	$2,321	$4,176	$7,952
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$791	$2,786	$4,551	$8,124
C	$330	$2,552	$4,486	$8,298
I	$230	$2,321	$4,176	$7,952

Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 118% of the average value of its portfolio.
Principal Investment Strategies: The fund seeks to achieve its objective by primarily investing in the common stock of closed-end funds selected by Aegon USA Investment Management, LLC (the “sub-adviser”). The fund seeks to identify and exploit relative value opportunities in the closed-end fund universe. The overall investment philosophy is predicated on recognizing and capitalizing on market inefficiencies found in this universe.
The combination of the sub-adviser’s quantitative approach and research-driven process for selecting closed-end funds is intended to produce a portfolio focused on total return that is allocated across multiple sectors, strategies and managers. The fund’s available investment universe is initially composed of those exchange-listed closed-end funds, which may include both foreign and domestic securities of all ratings and market capitalizations, with greater than $350 million in market capitalization and an average daily volume greater than $1 million. From this investment universe, the sub-adviser seeks to identify closed-end funds that are trading at a discount to their net asset value that is larger than the respective universe average, but are exhibiting signs of price appreciation.
From the filtered universe of closed-end funds, the sub-adviser constructs the portfolio by utilizing a value investment approach that seeks to identify investment worthy ideas. The sub-adviser normally selects the combination of underlying closed-end funds in an effort to maximize the diversification of independent sources of risk. The allocation to a single underlying closed-end fund will generally not exceed 4%.
The fund may also invest in exchange traded funds (“ETFs”) in order to provide exposure to asset classes that are unavailable in the closed-end universe, and to provide additional sources of liquidity. Under normal market conditions, ETFs are not expected to comprise more than 20% of the fund’s assets.
The fund may have exposure to derivative instruments, such as options, futures, or forward contracts and swaps, as well as to fixed income securities, through its investment in the underlying closed-end funds and ETFs.
The fund may also seek to earn a liquidity premium through its underlying closed-end fund investments by buying underlying closed-end funds when they are less liquid and selling them when they are more liquid.
Each underlying closed-end fund and ETF has its own investment objective, principal investment strategies, and risk.
It is not possible to predict the extent to which the fund will be invested in particular underlying closed-end funds at any time. The fund may be a significant shareholder in certain underlying closed-end funds, given the fund’s planned investments in certain underlying closed-end funds, the fund considers multiple investments of up to 3% to be significant and, as such, the fund to be a “significant shareholder” of those underlying closed-end funds. The sub-adviser may change the fund’s asset allocations and underlying closed-end funds at any time without notice to the shareholders and without shareholder approval.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Active Trading – The fund is actively managed and may purchase and sell securities without regard to the length of time held. Active trading may have a negative impact on performance by increasing transaction costs and may generate greater amounts of net short-term capital gains, which, for shareholders holding shares in taxable accounts, would be subject to tax at ordinary income tax rates upon distribution.
•	Aggressive Investment – The fund’s investment strategies, techniques and/or portfolio investments differ from those of many other mutual funds and may be considered aggressive. This approach to investing may expose the fund to additional risks, make the fund a more volatile investment than other mutual funds and cause the fund to perform less favorably than other mutual funds under similar market or economic conditions.

•	Asset Allocation – The adviser allocates the fund's assets among various asset classes and underlying funds. These allocations may be unsuccessful in maximizing the fund's return and/or avoiding investment losses, and may cause the fund to underperform.
•	Counterparty – The fund will be subject to credit risk (that is, where changes in an issuer’s financial strength or credit rating may affect an instrument’s value) with respect to the amount it expects to receive from counterparties to derivatives, repurchase agreements and other financial contracts entered into by the fund or held by special purpose or structured vehicles. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the value of your investment in the fund may decline.
•	Credit – If an issuer or other obligor (such as a party providing insurance or other credit enhancement) of a security held by the fund or a counterparty to a financial contract with the fund defaults or is downgraded, or is perceived to be less creditworthy, or if the value of any underlying assets declines, the value of your investment will typically decline. Below investment grade, high-yield debt securities (commonly known as “junk bonds”) have a higher risk of default and are considered speculative. Subordinated securities are more likely to suffer a credit loss than non-subordinated securities of the same issuer and will be disproportionately affected by a default, downgrade or perceived decline in creditworthiness.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Derivatives – Using derivatives exposes the fund to additional risks and can increase fund losses and reduce opportunities for gains when market prices, interest rates or the derivatives themselves behave in a way not anticipated by the fund. Using derivatives also can have a leveraging effect and increase fund volatility. The fund may also have to sell assets at inopportune times to satisfy its obligations. Derivatives may be difficult to sell, unwind or value, and the counterparty may default on its obligations to the fund. The fund's investments in derivative instruments may involve a small investment relative to the amount of investment exposure assumed and may result in losses exceeding the amounts invested in those instruments. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The U.S. government is in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin and reporting requirements. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make them more costly, may limit their availability, may disrupt markets or may otherwise adversely affect their value or performance.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Extension – When interest rates rise, repayments of fixed income securities, particularly asset- and mortgage-backed securities, may occur more slowly than anticipated, extending the effective duration of these fixed income securities at below market interest rates and causing their market prices to decline more than they would have declined due to the rise in interest rates alone. This may cause the fund’s share price to be more volatile.
•	Fixed-Income Securities – The market prices of fixed-income securities may go up or down, sometimes rapidly and unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. In addition, the market value of a fixed income security may decline if the issuer or other obligor of the security fails to pay principal and/or interest, otherwise defaults or has its credit rating downgraded or is perceived to be less creditworthy, or the credit quality or value of any underlying assets declines. When market prices fall, the value of your investment will go down. The value of your investment will generally go down when interest rates rise. Interest rates have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.

•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	High-Yield Debt Securities – High-yield debt securities, commonly referred to as “junk bonds,” are securities that are rated below “investment grade” (that is, securities rated below Baa/BBB) or, if unrated, determined to be below investment grade by the sub-adviser. Changes in interest rates, the market’s perception of the issuers and the creditworthiness of the issuers may significantly affect the value of these bonds. Junk bonds are considered speculative, have a higher risk of default, tend to be less liquid and may be more difficult to value than higher grade securities. Junk bonds tend to be volatile and more susceptible to adverse events and negative sentiments.
•	Interest Rate – Interest rates in the U.S. have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. The value of fixed income securities generally goes down when interest rates rise, and therefore the value of your investment in the fund may also go down. Debt securities have varying levels of sensitivity to changes in interest rates. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Leveraging – The value of your investment may be more volatile to the extent that the fund borrows or uses derivatives or other investments that have a leveraging effect on the fund. Other risks also will be compounded. This is because leverage generally magnifies the effect of a change in the value of an asset and creates a risk of loss of value on a larger pool of assets than the fund would otherwise have had. The use of leverage is considered to be a speculative investment practice and may result in the loss of a substantial amount, and possibly all, of the fund's assets. The fund also may have to sell assets at inopportune times to satisfy its obligations.
•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.
•	Manager – The fund is subject to the risk that the adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.

•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Prepayment or Call – Many issuers have a right to prepay their securities. If interest rates fall, an issuer may exercise this right. If this happens, the fund will not benefit from the rise in market price that normally accompanies a decline in interest rates, and will be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on the prepaid security. The fund also may lose any premium it paid on the security.
•	Small and Medium Capitalization Companies – The fund will be exposed to additional risks as a result of its investments in the securities of small or medium capitalization companies. Small or medium capitalization companies may be more at risk than large capitalization companies because, among other things, they may have limited product lines, operating history, market or financial resources, or because they may depend on a limited management group. The prices of securities of small and medium capitalization companies generally are more volatile than those of large capitalization companies and are more likely to be adversely affected than large capitalization companies by changes in earnings results and investor expectations or poor economic or market conditions. Securities of small and medium capitalization companies may underperform large capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses.
•	Underlying Closed-end Funds and Exchange Traded Funds – Because the fund invests its assets in various underlying closed-end funds and ETFs (the “underlying funds”), its ability to achieve its investment objective depends largely on the performance of the underlying funds in which it invests. Each of the underlying funds in which the fund may invest has its own investment risks, and those risks can affect the value of the underlying funds' shares and therefore the value of the fund's investments. There can be no assurance that the investment objective of any underlying fund will be achieved. To the extent that the fund invests more of its assets in one underlying fund than in another, the fund will have greater exposure to the risks of that underlying fund. In addition, the fund will bear a pro rata portion of the operating expenses of the underlying funds in which it invests.
Equity-based ETFs are subject to risks similar to those of stocks; fixed income based ETFs are subject to risks similar to those of fixed-income securities. An investment in an ETF or closed-end fund generally presents the same primary risks as an investment in a conventional fund (i.e., one that is not exchange-traded) that has the same investment objectives, strategies and policies. The price of a closed-end fund or an ETF can fluctuate up and down, and the fund could lose money investing in such a closed-end fund or an ETF if the prices of the securities owned by the closed-end fund or ETF go down. In addition, closed-end funds and ETFs are subject to the following risks that do not apply to conventional funds: (i) the market price of a closed-end fund’s or an ETF’s shares may be above or below the shares’ net asset value (shares of closed-end funds frequently trade at a discount from their net asset value); (ii) an active trading market for a closed-end fund’s or an ETF’s shares may not develop or be maintained; or (iii) trading of a closed-end fund’s or an ETF’s shares may be halted if the listing exchange’s officials deem such action appropriate, the shares are delisted from the exchange or the activation of market-wide “circuit breakers” (which are tied to large decreases in stock prices) halts stock trading generally. Closed-end funds and ETFs may employ leverage, which also subjects the funds to increased risks such as increased volatility.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
•	Value Investing – The prices of securities the sub-adviser believes are undervalued may not appreciate as anticipated or may go down. Value stocks as a group may be out of favor and underperform the overall equity market for a long period of time, for example, while the market favors “growth” stocks.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows the fund’s performance for the past calendar year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. Index returns are since the inception of the oldest share class.

As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Annual Total Returns (calendar years ended December 31) - Class A
	Quarter Ended	Return
Best Quarter:	06/30/2014	5.47%
Worst Quarter:	09/30/2014	-2.37%

The Transamerica Opportunistic Allocation Blended Benchmark consists of the following: S&P 500®, 60% and Barclays Aggregate Bond Index, 40%. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses.
Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	Since Inception	Inception Date
Class A			10/31/2013
Return before taxes	3.55%	5.69%
Return after taxes on distributions	1.51%	3.16%
Return after taxes on distributions and sale of fund shares	2.24%	3.32%
Class C (Return before taxes only)	2.79%	4.92%	10/31/2013
Class I (Return before taxes only)	3.81%	5.96%	10/31/2013
S&P 500® (reflects no deduction for fees, expenses or taxes)	13.69%	16.59%
Transamerica Opportunistic Allocation Blended Benchmark (reflects no deduction for fees, expenses or taxes)	10.62%	11.56%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Aegon USA Investment Management, LLC
Portfolio Managers:
Todd R. Porter, CFA, Portfolio Manager since 2013
Maciej J. Kowara, CFA, Portfolio Manager since 2013
Nazar Suschko, Portfolio Manager since 2015
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Short-Term Bond

Investment Objective: Seeks a high level of income consistent with minimal fluctuation in principal value and liquidity.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Certain purchases of Class A shares in amounts of $250,000 or more are subject to a 0.75% contingent deferred sales charge for 12 months after purchase.
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	2.50%	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	C	I
Management fees	0.46%	0.46%	0.46%
Distribution and service (12b-1) fees	0.25%	1.00%	0.00%
Other expenses	0.13%	0.13%	0.17%
Total annual fund operating expenses	0.84%	1.59%	0.63%
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$334	$511	$704	$1,261
C	$262	$502	$866	$1,889
I	$ 64	$202	$351	$ 786
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$334	$511	$704	$1,261
C	$162	$502	$866	$1,889
I	$ 64	$202	$351	$ 786
Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 52% of the average value of its portfolio.
Principal Investment Strategies: The fund’s sub-adviser, Aegon USA Investment Management, LLC (the “sub-adviser”), seeks to achieve the fund’s objective by investing, under normal circumstances, at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in fixed-income securities. The fund's portfolio weighted average duration will typically range from 1 to 2.5 years. The fund expects to typically invest no more than 10% of its net assets, but may invest up to 20% of its net assets, in high-yield debt securities (commonly known as “junk bonds”).
Securities in which the fund may invest include:
•	short-term and intermediate-term corporate obligations
•	obligations issued or guaranteed by the U.S. and foreign governments and their agencies and instrumentalities
•	mortgage-backed securities
•	asset-backed securities
The sub-adviser may also invest in bank obligations, collateralized mortgage obligations, foreign securities and hybrids.
Bank obligations purchased for the fund are limited to U.S. or foreign banks with total assets of $1.5 billion or more. Similarly, savings association obligations purchased for the fund are limited to U.S. savings association obligations issued by U.S. savings banks with total assets of $1.5 billion or more. Foreign government securities purchased for the fund must be U.S. dollar-denominated and issued by foreign governments, agencies or instrumentalities. These foreign obligations must also meet the same quality requirements as U.S. obligations. The commercial paper and other short-term corporate obligations the sub-adviser buys for the fund are determined by the fund manager to present minimal credit risks.
The fund may engage in options and futures transactions, foreign currency transactions, and swap transactions. Instead of investing directly in particular securities, the fund may use instruments such as derivatives, including credit default swaps and futures contracts, and synthetic instruments that are intended to provide economic exposure to the securities or the issuer. The fund may use one or more types of these instruments without limit. These instruments are taken into account when determining compliance with the fund’s 80% policy.
The fund may use short-term trading as a means of managing its portfolio to achieve its investment objectives.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Active Trading – The fund is actively managed and may purchase and sell securities without regard to the length of time held. Active trading may have a negative impact on performance by increasing transaction costs and may generate greater amounts of net short-term capital gains, which, for shareholders holding shares in taxable accounts, would be subject to tax at ordinary income tax rates upon distribution.
•	Bank Obligations – To the extent the fund invests in U.S. bank obligations, the fund will be more susceptible to negative events affecting the U.S. banking industry. Banks are sensitive to changes in money market and general economic conditions. Banks are highly regulated. Decisions by regulators may limit the loans banks make and the interest rates and fees they charge, and may reduce bank profitability.
•	Counterparty – The fund will be subject to credit risk (that is, where changes in an issuer’s financial strength or credit rating may affect an instrument’s value) with respect to the amount it expects to receive from counterparties to derivatives, repurchase agreements and other financial contracts entered into by the fund or held by special purpose or structured vehicles. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the value of your investment in the fund may decline.
•	Credit – If an issuer or other obligor (such as a party providing insurance or other credit enhancement) of a security held by the fund or a counterparty to a financial contract with the fund defaults or is downgraded, or is perceived to be less creditworthy, or if the value of any underlying assets declines, the value of your investment will typically decline. Below investment grade, high-yield debt securities (commonly known as “junk bonds”) have a higher risk of default and are considered speculative. Subordinated securities are more likely to suffer a credit loss than non-subordinated securities of the same issuer and will be disproportionately affected by a default, downgrade or perceived decline in creditworthiness.

•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Derivatives – Using derivatives exposes the fund to additional risks and can increase fund losses and reduce opportunities for gains when market prices, interest rates or the derivatives themselves behave in a way not anticipated by the fund. Using derivatives also can have a leveraging effect and increase fund volatility. The fund may also have to sell assets at inopportune times to satisfy its obligations. Derivatives may be difficult to sell, unwind or value, and the counterparty may default on its obligations to the fund. The fund's investments in derivative instruments may involve a small investment relative to the amount of investment exposure assumed and may result in losses exceeding the amounts invested in those instruments. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The U.S. government is in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin and reporting requirements. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make them more costly, may limit their availability, may disrupt markets or may otherwise adversely affect their value or performance.
•	Emerging Markets – Investments in the securities of issuers located in or principally doing business in emerging markets are subject to foreign investments risks. These risks are greater for investments in issuers in emerging market countries. Emerging market countries tend to have economic, political and legal systems that are less fully developed and are less stable than those of more developed countries. Emerging market securities are often particularly sensitive to market movements because their market prices tend to reflect speculative expectations. Low trading volumes may result in a lack of liquidity and in extreme price volatility.
•	Extension – When interest rates rise, repayments of fixed income securities, particularly asset- and mortgage-backed securities, may occur more slowly than anticipated, extending the effective duration of these fixed income securities at below market interest rates and causing their market prices to decline more than they would have declined due to the rise in interest rates alone. This may cause the fund’s share price to be more volatile.
•	Fixed-Income Securities – The market prices of fixed-income securities may go up or down, sometimes rapidly and unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. In addition, the market value of a fixed income security may decline if the issuer or other obligor of the security fails to pay principal and/or interest, otherwise defaults or has its credit rating downgraded or is perceived to be less creditworthy, or the credit quality or value of any underlying assets declines. When market prices fall, the value of your investment will go down. The value of your investment will generally go down when interest rates rise. Interest rates have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	High-Yield Debt Securities – High-yield debt securities, commonly referred to as “junk bonds,” are securities that are rated below “investment grade” (that is, securities rated below Baa/BBB) or, if unrated, determined to be below investment grade by the sub-adviser. Changes in interest rates, the market’s perception of the issuers and the creditworthiness of the issuers may significantly affect the value of these bonds. Junk bonds are considered speculative, have a higher risk of default, tend to be less liquid and may be more difficult to value than higher grade securities. Junk bonds tend to be volatile and more susceptible to adverse events and negative sentiments.

•	Interest Rate – Interest rates in the U.S. have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. The value of fixed income securities generally goes down when interest rates rise, and therefore the value of your investment in the fund may also go down. Debt securities have varying levels of sensitivity to changes in interest rates. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Leveraging – The value of your investment may be more volatile to the extent that the fund borrows or uses derivatives or other investments that have a leveraging effect on the fund. Other risks also will be compounded. This is because leverage generally magnifies the effect of a change in the value of an asset and creates a risk of loss of value on a larger pool of assets than the fund would otherwise have had. The use of leverage is considered to be a speculative investment practice and may result in the loss of a substantial amount, and possibly all, of the fund's assets. The fund also may have to sell assets at inopportune times to satisfy its obligations.
•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Mortgage-Related and Asset-Backed Securities – The value of mortgage-related and asset-backed securities will be influenced by factors affecting the housing market and the assets underlying such securities. As a result, during periods of declining asset values, difficult or frozen credit markets, swings in interest rates, or deteriorating economic conditions, mortgage-related and asset-backed securities may decline in value, face valuation difficulties, become more volatile and/or become illiquid. Mortgage-backed securities may be issued by private issuers, by government-sponsored entities such as Fannie Mae or Freddie Mac or by agencies of the U.S. government, such as Ginnie Mae. Mortgage-backed securities represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. Unlike mortgage-related securities issued or guaranteed by agencies of the U.S. government or government-sponsored entities, mortgage-related securities issued by private issuers do not have a government or government-sponsored entity guarantee (but may have other credit enhancement), and may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics. Asset-backed securities represent participations in, or are secured by and payable from, assets such as installment sales or loan contracts, leases, credit card receivables and other categories of receivables. The value of mortgage-backed and asset-backed securities may be affected by changes in credit quality or value of the mortgage loans or other assets that support the securities. Mortgage-backed and asset-backed securities are subject to prepayment or call and extension risks. Some of these securities may receive little or no collateral protection from the underlying assets. The risk of default is generally higher in the case of mortgage-backed investments that include so-called “sub-prime” mortgages. The structure of some of these securities may be complex and there may be less information available than for other types of debt securities. Upon the occurrence of certain triggering events or defaults, the fund may become the holder of underlying assets at a time when those assets may be difficult to sell or may be sold only at a loss.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Prepayment or Call – Many issuers have a right to prepay their securities. If interest rates fall, an issuer may exercise this right. If this happens, the fund will not benefit from the rise in market price that normally accompanies a decline in interest rates, and will be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on the prepaid security. The fund also may lose any premium it paid on the security.
•	REITs – Investing in real estate investment trusts (“REITs”) involves unique risks. When the fund invests in REITs, it is subject to risks generally associated with investing in real estate. A REIT’s performance depends on the types and locations of the properties it owns, how well it manages those properties and cash flow. REITs may have lower trading volumes and may be subject to more abrupt or erratic price movements than the overall securities markets. In addition to its own expenses, the fund will indirectly bear its proportionate share of any management and other expenses paid by REITs in which it invests. REITs are subject to a number of highly technical tax-related rules and requirements; and the failure to qualify as a REIT could result in corporate-level taxation, significantly reducing the return on an investment to the fund.
•	U.S. Government Agency Obligations – Government agency obligations have different levels of credit support and, therefore, different degrees of credit risk. Securities issued by agencies and instrumentalities of the U.S. government that are supported by the full faith and credit of the U.S. generally present a lesser degree of credit risk than securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the issuer’s right to borrow from the U.S. Treasury and securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the credit of the issuing agencies. Although the U.S. government has provided financial support to the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) in the past, there can be no assurance that it will support these or other government sponsored entities in the future.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
•	Yield – The amount of income received by the fund will go up or down depending on day-to-day variations in short-term interest rates, and when interest rates are very low the fund's expenses could absorb all or a significant portion of the fund's income.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows how the fund’s performance has varied from year to year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. Index returns are since inception of the oldest share class.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.

Annual Total Returns (calendar years ended December 31) - Class A
	Quarter Ended	Return
Best Quarter:	06/30/2009	4.77%
Worst Quarter:	12/31/2008	-2.36%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	5 Years	Since Inception	Inception Date
Class A				11/01/2007
Return before taxes	1.37%	3.59%	4.29%
Return after taxes on distributions	0.38%	2.28%	2.89%
Return after taxes on distributions and sale of fund shares	0.80%	2.29%	2.81%
Class C (Return before taxes only)	0.61%	2.80%	3.52%	11/01/2007
Class I (Return before taxes only)	1.58%	3.80%	3.76%	11/30/2009
BofA Merrill Lynch U.S. Corporate & Government 1-3 Years Index (reflects no deduction for fees, expenses or taxes)	0.78%	1.47%	2.45%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Aegon USA Investment Management, LLC
Portfolio Managers:
Doug Weih, CFA, Lead Portfolio Manager since 2012, Portfolio Manager since 2011
Matthew Buchanan, CFA, Portfolio Manager since 2012
Glen Kneeland, Portfolio Manager since 2014
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.

Tax Information: Fund distributions may be taxable as ordinary income or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Small Cap Core

Investment Objective: Seeks long term capital appreciation.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.50%	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	C	I
Management fees	0.80%	0.80%	0.80%
Distribution and service (12b-1) fees	0.25%	1.00%	0.00%
Other expenses	0.25%	0.26%	0.28%
Acquired fund fees and expenses	0.09%	0.09%	0.09%
Total annual fund operating expenses[1]	1.39%	2.15%	1.17%
Fee waiver and/or expense reimbursement[2]	0.00%	0.01%	0.03%
Total annual fund operating expenses after fee waiver and/or expense reimbursement	1.39%	2.14%	1.14%
1	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not include acquired (i.e., underlying) funds’ fees and expenses and do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
2	Contractual arrangements have been made with the fund’s investment adviser, Transamerica Asset Management, Inc. (“TAM”), through March 1, 2016 to waive fees and/or reimburse fund expenses to the extent that the fund’s total operating expenses exceed 1.05%, excluding, as applicable, 12b-1 fees, acquired fund fees and expenses, interest, taxes, brokerage commissions, dividend and interest expenses on securities sold short, extraordinary expenses and other expenses not incurred in the ordinary course of the fund’s business. These arrangements cannot be terminated prior to March 1, 2016 without the Board of Trustees’ consent. TAM is entitled to reimbursement by the fund of fees waived or expenses reduced during any of the previous 36 months if on any day or month the estimated annualized fund operating expenses are less than the cap.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$684	$966	$1,269	$2,127
C	$317	$672	$1,153	$2,482
I	$116	$369	$ 641	$1,418
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$684	$966	$1,269	$2,127
C	$217	$672	$1,153	$2,482
I	$116	$369	$ 641	$1,418

Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 140% of the average value of its portfolio.
Principal Investment Strategies: The fund normally invests primarily in stocks of companies with small market capitalizations which, in the opinion of the fund’s sub-adviser, Systematic Financial Management, L.P. (the “sub-adviser”), present an opportunity for significant increases in value, without consideration for current income. Under normal circumstances, the sub-adviser invests at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in equity securities of companies with small market capitalizations (or small-cap companies) and other investments with similar economic characteristics. The sub-adviser considers small-cap companies to be companies with market capitalizations that, at the time of initial purchase, are within the range of capitalization of the companies that are included in the Russell 2000® Index1 over time. On December 31, 2014, the market capitalizations of companies in the Russell 2000® Index ranged from $19 million to $7.3 billion. Over time, the capitalizations of the companies in the Russell 2000® Index will change. As they do, the size of the companies in which the fund invests may change.
The fund may invest in American Depositary Receipts (“ADRs”) and/or foreign securities trading on U.S. exchanges, which generally stay under 10% of portfolio assets. It will not trade securities on a non-U.S. exchange. An issuer that is a Russell 3000® Index constituent shall not be considered a foreign issuer, regardless of the issuer’s domicile or headquarters. The fund may also invest in real estate investment trusts (“REITs”). Investment in derivatives, futures and swaps are not permitted.
The fund may also invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Generally, 5% or less of fund assets will be invested in cash and cash equivalents.
1 Russell Investment Group is the source and owner of the trademarks, service marks and copyrights related to the Russell indexes. Russell® is a trademark of Russell Investment Group.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Active Trading – The fund is actively managed and may purchase and sell securities without regard to the length of time held. Active trading may have a negative impact on performance by increasing transaction costs and may generate greater amounts of net short-term capital gains, which, for shareholders holding shares in taxable accounts, would be subject to tax at ordinary income tax rates upon distribution.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Depositary Receipts – Depositary receipts may be less liquid than the underlying shares in their primary trading market. Any distributions paid to the holders of depositary receipts are usually subject to a fee charged by the depositary. Holders of depositary receipts may have limited voting rights, and investment restrictions in certain countries may adversely impact the value of depositary receipts because such restrictions may limit the ability to convert equity shares into depositary receipts and vice versa. Such restrictions may cause equity shares of the underlying issuer to trade at a discount or premium to the market price of the depositary receipts.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.

•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	Growth Stocks – Returns on growth stocks may not move in tandem with returns on other categories of stocks or the market as a whole. Growth stocks may be particularly susceptible to larger price swings or to adverse developments. Growth stocks as a group may be out of favor and underperform the overall equity market for a long period of time, for example, while the market favors “value” stocks.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	REITs – Investing in real estate investment trusts (“REITs”) involves unique risks. When the fund invests in REITs, it is subject to risks generally associated with investing in real estate. A REIT’s performance depends on the types and locations of the properties it owns, how well it manages those properties and cash flow. REITs may have lower trading volumes and may be subject to more abrupt or erratic price movements than the overall securities markets. In addition to its own expenses, the fund will indirectly bear its proportionate share of any management and other expenses paid by REITs in which it invests. REITs are subject to a number of highly technical tax-related rules and requirements; and the failure to qualify as a REIT could result in corporate-level taxation, significantly reducing the return on an investment to the fund.
•	Repurchase Agreements – If the other party to a repurchase agreement defaults on its obligation, the fund may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security and the market value declines, the fund could lose money. If the seller becomes insolvent and subject to liquidation or reorganization under applicable bankruptcy or other laws, the fund's ability to dispose of the underlying securities may be restricted.
•	Small and Medium Capitalization Companies – The fund will be exposed to additional risks as a result of its investments in the securities of small or medium capitalization companies. Small or medium capitalization companies may be more at risk than large capitalization companies because, among other things, they may have limited product lines, operating history, market or financial resources, or because they may depend on a limited management group. The prices of securities of small and medium capitalization companies generally are more volatile than those of large capitalization companies and are more likely to be adversely affected than large capitalization companies by changes in earnings results and investor expectations or poor economic or market conditions. Securities of small and medium capitalization companies may underperform large capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
•	Value Investing – The prices of securities the sub-adviser believes are undervalued may not appreciate as anticipated or may go down. Value stocks as a group may be out of favor and underperform the overall equity market for a long period of time, for example, while the market favors “growth” stocks.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows the fund’s performance for the past calendar year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. Index returns are since the inception of the oldest share class.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Annual Total Returns (calendar years ended December 31) - Class A
	Quarter Ended	Return
Best Quarter:	12/31/2014	5.74%
Worst Quarter:	09/30/2014	-6.21%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	Since Inception	Inception Date
Class A			10/31/2013
Return before taxes	3.62%	7.46%
Return after taxes on distributions	2.59%	6.51%
Return after taxes on distributions and sale of fund shares	2.14%	5.32%
Class C (Return before taxes only)	2.85%	6.67%	10/31/2013
Class I (Return before taxes only)	3.94%	7.79%	10/31/2013
Russell 2000® Index (reflects no deduction for fees, expenses or taxes)	4.89%	9.09%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Systematic Financial Management, L.P.
Portfolio Managers:
Eoin E. Middaugh, CFA, Co-Portfolio Manager since 2013
D. Kevin McCreesh, CFA, Co-Portfolio Manager since 2013
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Small Cap Growth

Investment Objective: Seeks long-term capital appreciation.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.50%	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	C	I
Management fees	0.82%	0.82%	0.82%
Distribution and service (12b-1) fees	0.25%	1.00%	0.00%
Other expenses	0.26%	0.17%	0.21%
Total annual fund operating expenses	1.33% [1]	1.99%	1.03%
1	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$678	$948	$1,239	$2,063
C	$302	$624	$1,073	$2,317
I	$105	$328	$ 569	$1,259
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$678	$948	$1,239	$2,063
C	$202	$624	$1,073	$2,317
I	$105	$328	$ 569	$1,259
Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 73% of the average value of its portfolio.
Principal Investment Strategies: Under normal circumstances, the fund invests at least 80% of its net assets (plus the amount of borrowing, if any, for investment purposes) in stocks of small capitalization companies. The fund’s sub-adviser, Ranger Investment Management, L.P. (the “sub-adviser”), primarily focuses on seeking to identify high quality, high-growth small capitalization companies. The sub-adviser considers small capitalization companies to be companies with market capitalizations that, at the time of initial purchase, have either market capitalizations between $100 million and $2 billion or within the range of the Russell 2000® Growth Index1, which as of June 30, 2014, the most recent reconstitution date of the index, was between $143 million and $4.5 billion.
The sub-adviser’s approach to security selection seeks quality growth companies by implementing a bottom-up, fundamental research driven security selection process. The sub-adviser’s focus is to attempt to identify companies with characteristics such as high recurring revenue, steady and/or accelerating sales growth, strong balance sheets and free cash flows, stable/expanding margins, and superior return on equity/return on invested capital. In addition to the extensive quantitative analysis, careful consideration is given to qualitative analysis. The sub-adviser incorporates a preference towards companies with certain qualitative characteristics such as conservative accounting practices, seasoned management team with high corporate integrity, sustainable competitive advantage and ability to grow market share, sound corporate governance, and unique demand drivers. Once these quantitative and qualitative characteristics are analyzed, the sub-adviser then determines whether it believes a company is undervalued and has sufficient upside to the stock price to warrant an investment.
The fund may invest in foreign securities through American Depositary Receipts (“ADRs”), and generally will not invest more than 10% of fund assets in foreign securities. The fund only invests in securities traded on U.S. exchanges.
1 Russell Investment Group is the source and owner of the trademarks, service marks and copyrights related to the Russell indexes. Russell® is a trademark of Russell Investment Group.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Active Trading – The fund is actively managed and may purchase and sell securities without regard to the length of time held. Active trading may have a negative impact on performance by increasing transaction costs and may generate greater amounts of net short-term capital gains, which, for shareholders holding shares in taxable accounts, would be subject to tax at ordinary income tax rates upon distribution.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Depositary Receipts – Depositary receipts may be less liquid than the underlying shares in their primary trading market. Any distributions paid to the holders of depositary receipts are usually subject to a fee charged by the depositary. Holders of depositary receipts may have limited voting rights, and investment restrictions in certain countries may adversely impact the value of depositary receipts because such restrictions may limit the ability to convert equity shares into depositary receipts and vice versa. Such restrictions may cause equity shares of the underlying issuer to trade at a discount or premium to the market price of the depositary receipts.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Focused Investing – To the extent the fund invests in one or more countries, regions, sectors or industries, or in a limited number of issuers, the fund will be more susceptible to negative events affecting those countries, regions, sectors, industries or issuers. Local events, such as political upheaval, financial troubles, or natural disasters may disrupt a country’s or region’s securities markets. Geographic risk is especially high in emerging markets.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	Growth Stocks – Returns on growth stocks may not move in tandem with returns on other categories of stocks or the market as a whole. Growth stocks may be particularly susceptible to larger price swings or to adverse developments. Growth stocks as a group may be out of favor and underperform the overall equity market for a long period of time, for example, while the market favors “value” stocks.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Small Capitalization Companies – The fund will be exposed to additional risks as a result of its investments in the securities of small capitalization companies. Small capitalization companies may be more at risk than larger capitalization companies because, among other things, they may have limited product lines, operating history, market or financial resources, or because they may depend on limited management groups. The prices of securities of small capitalization companies generally are more volatile than those of larger capitalization companies and are more likely to be adversely affected than larger capitalization companies by changes in earnings results and investor expectations or poor economic or market conditions. Securities of small capitalization companies may underperform larger capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows how the fund’s performance has varied from year to year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. Index returns are since the inception of the oldest share class.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Annual Total Returns (calendar years ended December 31) - Class A
	Quarter Ended	Return
Best Quarter:	09/30/2013	12.30%
Worst Quarter:	09/30/2014	-4.66%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	Since Inception	Inception Date
Class A			08/31/2012
Return before taxes	2.74%	12.40%
Return after taxes on distributions	0.79%	11.48%
Return after taxes on distributions and sale of fund shares	3.15%	9.62%
Class C (Return before taxes only)	2.05%	11.70%	08/31/2012
Class I (Return before taxes only)	3.04%	12.70%	08/31/2012
Russell 2000® Growth Index (reflects no deduction for fees, expenses or taxes)	5.60%	21.39%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Ranger Investment Management, L.P.
Portfolio Manager:
W. Conrad Doenges, Portfolio Manager since 2012
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Small Cap Value

Investment Objective: Seeks capital appreciation.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.50%	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	C	I
Management fees	0.85%	0.85%	0.85%
Distribution and service (12b-1) fees	0.25%	1.00%	0.00%
Other expenses	0.26%	0.14%	0.19%
Acquired fund fees and expenses	0.32%	0.32%	0.32%
Total annual fund operating expenses[1]	1.68%	2.31%	1.36%
1	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not include acquired (i.e., underlying) funds’ fees and expenses and do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$711	$1,050	$1,412	$2,428
C	$334	$ 721	$1,235	$2,646
I	$138	$ 431	$ 745	$1,635
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$711	$1,050	$1,412	$2,428
C	$234	$ 721	$1,235	$2,646
I	$138	$ 431	$ 745	$1,635
Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 37% of the average value of its portfolio.
Principal Investment Strategies: The fund’s sub-adviser, Lombardia Capital Partners, LLC (the “sub-adviser”), invests, under normal circumstances, at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in equity securities of small companies. The fund generally considers small companies to be companies with capitalizations that, at the time of purchase, are within the range of companies included in the Russell 2000® Value Index1. As of December 31, 2014, the market capitalization range of the Russell 2000® Value Index was between $19 million and $5 billion.
Although the portfolio management team primarily focuses on buying companies trading below their historic price to earnings ratio, stocks are also evaluated for anticipated fundamental catalysts that may narrow the discount between the current and historic price to earnings ratio. Additionally, the strategy also incorporates a preference towards higher quality companies, which are generally companies with strong balance sheets, free cash flow generation, liquidity, high interest coverage, and below average levels of debt.
From time to time, the fund may invest in exchange-traded funds (“ETFs”) in order to manage market liquidity and timing issues.
1 Russell Investment Group is the source and owner of the trademarks, service marks and copyrights related to the Russell indexes. Russell® is a trademark of Russell Investment Group.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Exchange Traded Funds (ETFs) – Equity-based ETFs are subject to risks similar to those of stocks; fixed income-based ETFs are subject to risks similar to those of fixed-income securities. ETF shares may trade at a premium or discount to net asset value. ETFs are subject to secondary market trading risks. In addition, a fund will bear a pro rata portion of the operating expenses of an ETF in which it invests.
•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	REITs – Investing in real estate investment trusts (“REITs”) involves unique risks. When the fund invests in REITs, it is subject to risks generally associated with investing in real estate. A REIT’s performance depends on the types and locations of the properties it owns, how well it manages those properties and cash flow. REITs may have lower trading volumes and may be subject to more abrupt or erratic price movements than the overall securities markets. In addition to its own expenses, the fund will indirectly bear its proportionate share of any management and other expenses paid by REITs in which it invests. REITs are subject to a number of highly technical tax-related rules and requirements; and the failure to qualify as a REIT could result in corporate-level taxation, significantly reducing the return on an investment to the fund.
•	Small Capitalization Companies – The fund will be exposed to additional risks as a result of its investments in the securities of small capitalization companies. Small capitalization companies may be more at risk than larger capitalization companies because, among other things, they may have limited product lines, operating history, market or financial resources, or because they may depend on limited management groups. The prices of securities of small capitalization companies generally are more volatile than those of larger capitalization companies and are more likely to be adversely affected than larger capitalization companies by changes in earnings results and investor expectations or poor economic or market conditions. Securities of small capitalization companies may underperform larger capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
•	Value Investing – The prices of securities the sub-adviser believes are undervalued may not appreciate as anticipated or may go down. Value stocks as a group may be out of favor and underperform the overall equity market for a long period of time, for example, while the market favors “growth” stocks.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows how the fund’s performance has varied from year to year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. Index returns are since the inception of the oldest share class.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.

Annual Total Returns (calendar years ended December 31) - Class A
	Quarter Ended	Return
Best Quarter:	03/31/2013	12.40%
Worst Quarter:	09/30/2014	-8.97%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	Since Inception	Inception Date
Class A			04/30/2012
Return before taxes	1.86%	14.15%
Return after taxes on distributions	-0.50%	12.31%
Return after taxes on distributions and sale of fund shares	2.92%	10.89%
Class C (Return before taxes only)	1.20%	13.48%	04/30/2012
Class I (Return before taxes only)	2.17%	14.55%	04/30/2012
Russell 2000® Value Index (reflects no deduction for fees, expenses or taxes)	4.22%	16.03%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Lombardia Capital Partners, LLC
Portfolio Managers:
Andrew Absler, Portfolio Manager since 2012
Alvin W. Marley, CFA, Portfolio Manager since 2012
James Veers, CFA, Portfolio Manager since 2014
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.

Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Small/Mid Cap Value

Investment Objective: Seeks to maximize total return.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	B	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.50%	None	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	5.00%	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	B	C	I
Management fees	0.77%	0.77%	0.77%	0.77%
Distribution and service (12b-1) fees	0.25%	1.00%	1.00%	0.00%
Other expenses	0.26%	0.24%	0.20%	0.19%
Total annual fund operating expenses	1.28% [1]	2.01%	1.97%	0.96%
1	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$673	$934	$1,214	$2,010
B	$704	$930	$1,183	$2,150
C	$300	$618	$1,062	$2,296
I	$ 98	$306	$ 531	$1,178
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$673	$934	$1,214	$2,010
B	$204	$630	$1,083	$2,150
C	$200	$618	$1,062	$2,296
I	$ 98	$306	$ 531	$1,178
Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 96% of the average value of its portfolio.

Principal Investment Strategies: The fund’s sub-adviser, Systematic Financial Management, L.P. (the “sub-adviser”), seeks to achieve the fund’s objective by investing, under normal circumstances, at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in small- and mid-cap equity securities (U.S. equity securities, American Depositary Receipts (“ADRs”) and foreign securities trading on U.S. markets). The fund defines small- and mid-cap equities as companies whose market capitalization falls within the range of $100 million to $20 billion or within the range of the Russell 2500® Index1, which as of December 31, 2014, was between $19 million and $20.7 billion, whichever is broader at the time of purchase.
The fund generally will invest in small- and mid-cap equities with valuation characteristics including low price/earnings and price/cash flow ratios. The sub-adviser’s security selection process generally favors companies with positive earnings dynamics, manageable debt levels and good cash flows. Trends in balance sheet items including inventories, accounts receivable, and payables are scrutinized as well. The sub-adviser also reviews the company’s products/services, market position, industry condition, financial and accounting policies and quality of management. Securities of issuers that possess the greatest combination of the aforementioned attributes are then prioritized as candidates for purchase.
The fund may invest up to 10% of its total assets in the securities of foreign issuers, including ADRs and foreign securities trading on U.S. markets. An issuer that is a Russell 3000® Index constituent shall not be considered a foreign issuer, regardless of the issuer’s domicile or headquarters. The fund may also invest in real estate investment trusts (“REITs”).
The sub-adviser employs a fully invested strategy. Therefore, under normal market conditions, cash and cash equivalents are generally less than 5% of the portfolio value.
1 Russell Investment Group is the source and owner of the trademarks, service marks and copyrights related to the Russell indexes. Russell® is a trademark of Russell Investment Group.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Active Trading – The fund is actively managed and may purchase and sell securities without regard to the length of time held. Active trading may have a negative impact on performance by increasing transaction costs and may generate greater amounts of net short-term capital gains, which, for shareholders holding shares in taxable accounts, would be subject to tax at ordinary income tax rates upon distribution.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Depositary Receipts – Depositary receipts may be less liquid than the underlying shares in their primary trading market. Any distributions paid to the holders of depositary receipts are usually subject to a fee charged by the depositary. Holders of depositary receipts may have limited voting rights, and investment restrictions in certain countries may adversely impact the value of depositary receipts because such restrictions may limit the ability to convert equity shares into depositary receipts and vice versa. Such restrictions may cause equity shares of the underlying issuer to trade at a discount or premium to the market price of the depositary receipts.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	REITs – Investing in real estate investment trusts (“REITs”) involves unique risks. When the fund invests in REITs, it is subject to risks generally associated with investing in real estate. A REIT’s performance depends on the types and locations of the properties it owns, how well it manages those properties and cash flow. REITs may have lower trading volumes and may be subject to more abrupt or erratic price movements than the overall securities markets. In addition to its own expenses, the fund will indirectly bear its proportionate share of any management and other expenses paid by REITs in which it invests. REITs are subject to a number of highly technical tax-related rules and requirements; and the failure to qualify as a REIT could result in corporate-level taxation, significantly reducing the return on an investment to the fund.
•	Small and Medium Capitalization Companies – The fund will be exposed to additional risks as a result of its investments in the securities of small or medium capitalization companies. Small or medium capitalization companies may be more at risk than large capitalization companies because, among other things, they may have limited product lines, operating history, market or financial resources, or because they may depend on a limited management group. The prices of securities of small and medium capitalization companies generally are more volatile than those of large capitalization companies and are more likely to be adversely affected than large capitalization companies by changes in earnings results and investor expectations or poor economic or market conditions. Securities of small and medium capitalization companies may underperform large capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.

•	Value Investing – The prices of securities the sub-adviser believes are undervalued may not appreciate as anticipated or may go down. Value stocks as a group may be out of favor and underperform the overall equity market for a long period of time, for example, while the market favors “growth” stocks.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows how the fund’s performance has varied from year to year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. In the “10 Years or Since Inception” column of the table, returns are shown for ten years or since inception of the share class, whichever is less. Index returns are for ten years.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Prior to March 1, 2004, the fund had a different sub-adviser, a different investment objective and used different investment strategies. The performance set forth prior to that date is attributable to a previous sub-adviser.
Prior to March 22, 2011, the fund had a different sub-adviser and used different investment strategies. The performance set forth for the period between March 1, 2004 and March 22, 2011 is attributable to a previous sub-adviser.
Annual Total Returns (calendar years ended December 31) - Class A
	Quarter Ended	Return
Best Quarter:	06/30/2009	26.95%
Worst Quarter:	12/31/2008	-25.24%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	5 Years	10 Years or Since Inception	Inception Date
Class A				04/02/2001
Return before taxes	4.55%	15.53%	10.82%
Return after taxes on distributions	2.00%	14.23%	9.76%
Return after taxes on distributions and sale of fund shares	4.34%	12.42%	8.84%
Class B (Return before taxes only)	3.83%	14.75%	10.21%	04/02/2001
Class C (Return before taxes only)	3.87%	14.79%	10.09%	11/11/2002
Class I (Return before taxes only)	4.92%	16.01%	17.47%	11/30/2009
Russell 2500® Value Index (reflects no deduction for fees, expenses or taxes)	7.11%	15.48%	7.91%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Systematic Financial Management, L.P.
Portfolio Managers:
Kenneth Burgess, CFA, Portfolio Manager since 2011
Ron Mushock, CFA, Portfolio Manager since 2011
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Class B shares are not available for purchase, including to existing Class B shareholders, except in the limited circumstances described in this prospectus under the section entitled “Shareholder Information – Buying Shares”.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Strategic High Income

Investment Objective: Seeks current income while providing long-term capital appreciation.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.50%	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	C	I
Management fees	0.66%	0.66%	0.66%
Distribution and service (12b-1) fees	0.25%	1.00%	0.00%
Other expenses	0.49%	0.48%	0.57%
Acquired fund fees and expenses	0.01%	0.01%	0.01%
Total annual fund operating expenses[1]	1.41%	2.15%	1.24%
Fee waiver and/or expense reimbursement[2]	0.20%	0.19%	0.28%
Total annual fund operating expenses after fee waiver and/or expense reimbursement	1.21%	1.96%	0.96%
1	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not include acquired (i.e., underlying) funds’ fees and expenses.
2	Contractual arrangements have been made with the fund’s investment adviser, Transamerica Asset Management, Inc. (“TAM”), through March 1, 2016 to waive fees and/or reimburse fund expenses to the extent that the fund’s total operating expenses exceed 0.95%, excluding, as applicable, 12b-1 fees, acquired fund fees and expenses, interest, taxes, brokerage commissions, dividend and interest expenses on securities sold short, extraordinary expenses and other expenses not incurred in the ordinary course of the fund’s business. These arrangements cannot be terminated prior to March 1, 2016 without the Board of Trustees’ consent. TAM is entitled to reimbursement by the fund of fees waived or expenses reduced during any of the previous 36 months if on any day or month the estimated annualized fund operating expenses are less than the cap.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$667	$953	$1,261	$2,132
C	$299	$655	$1,137	$2,468
I	$ 98	$366	$ 654	$1,475
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$667	$953	$1,261	$2,132
C	$199	$655	$1,137	$2,468
I	$ 98	$366	$ 654	$1,475

Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
For the period beginning March 1, 2014 and ending October 31, 2014, the portfolio turnover rate for the fund was 61% of the average value of its portfolio.
Principal Investment Strategies: The fund’s sub-adviser, Thompson, Siegel & Walmsley LLC (the “sub-adviser”), deploys an active strategy that normally seeks to invest in a range of securities, including primarily U.S. stocks with market capitalizations in excess of $3 billion, preferred stocks, and income producing fixed income securities. Under normal market conditions, the fund invests in a diversified portfolio of credit and equity securities and may shift its investments from one asset class to another in order to achieve the fund’s income objective.
The sub-adviser employs a strategic approach to asset allocation and uses a bottom-up fundamental investment approach to security selection. The sub-adviser expects to invest the fund’s portfolio in a mix of common stock, preferred stock and fixed income securities, targeting allocations of 40%, 20% and 40%, respectively for these asset classes. Depending on market factors, these allocations may range from approximately 20% to approximately 60% for common stock, 0% to approximately 40% for preferred stock and approximately 20% to approximately 60% for fixed income securities.
The equity securities in which the fund invests consist primarily of common stocks. Debt securities in which the fund invests include primarily high yield bonds (also known as “junk bonds”), although the fund may hold other fixed income securities including various fixed, floating and variable rate instruments, secured and unsecured bonds, bonds convertible into common stock, senior floating rate and term loans, debentures, shorter term instruments and closed-end funds. The fund may invest all of its fixed income allocation in securities that are rated below investment grade.
The fund may invest in securities of any maturity and does not have a target average duration. The fund maintains the flexibility to invest in securities of companies from a variety of sectors, but from time to time, based on economic conditions, the fund may have significant investments in particular sectors. The fund may also invest up to 25% of its assets in foreign securities, either directly or through depositary receipts. The fund may also invest in exchange-traded funds (“ETFs”).
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Active Trading – The fund is actively managed and may purchase and sell securities without regard to the length of time held. Active trading may have a negative impact on performance by increasing transaction costs and may generate greater amounts of net short-term capital gains, which, for shareholders holding shares in taxable accounts, would be subject to tax at ordinary income tax rates upon distribution.
•	Convertible Securities – Convertible securities share investment characteristics of both fixed income and equity securities. However, the value of these securities tends to vary more with fluctuations in the value of the underlying common stock than with fluctuations in interest rates. The value of convertible securities also tends to exhibit lower volatility than the underlying common stock. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. The fund could lose money if the issuer of a convertible security is unable to meet its financial obligations or goes bankrupt.
•	Counterparty – The fund will be subject to credit risk (that is, where changes in an issuer’s financial strength or credit rating may affect an instrument’s value) with respect to the amount it expects to receive from counterparties to derivatives, repurchase agreements and other financial contracts entered into by the fund or held by special purpose or structured vehicles. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the value of your investment in the fund may decline.
•	Credit – If an issuer or other obligor (such as a party providing insurance or other credit enhancement) of a security held by the fund or a counterparty to a financial contract with the fund defaults or is downgraded, or is perceived to be less creditworthy, or if the value of any underlying assets declines, the value of your investment will typically decline. Below investment grade, high-yield debt securities (commonly known as “junk bonds”) have a higher risk of default and are considered speculative. Subordinated securities are more likely to suffer a credit loss than non-subordinated securities of the same issuer and will be disproportionately affected by a default, downgrade or perceived decline in creditworthiness.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Depositary Receipts – Depositary receipts may be less liquid than the underlying shares in their primary trading market. Any distributions paid to the holders of depositary receipts are usually subject to a fee charged by the depositary. Holders of depositary receipts may have limited voting rights, and investment restrictions in certain countries may adversely impact the value of depositary receipts because such restrictions may limit the ability to convert equity shares into depositary receipts and vice versa. Such restrictions may cause equity shares of the underlying issuer to trade at a discount or premium to the market price of the depositary receipts.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Exchange Traded Funds (ETFs) – Equity-based ETFs are subject to risks similar to those of stocks; fixed income-based ETFs are subject to risks similar to those of fixed-income securities. ETF shares may trade at a premium or discount to net asset value. ETFs are subject to secondary market trading risks. In addition, a fund will bear a pro rata portion of the operating expenses of an ETF in which it invests.
•	Extension – When interest rates rise, repayments of fixed income securities, particularly asset- and mortgage-backed securities, may occur more slowly than anticipated, extending the effective duration of these fixed income securities at below market interest rates and causing their market prices to decline more than they would have declined due to the rise in interest rates alone. This may cause the fund’s share price to be more volatile.
•	Fixed-Income Securities – The market prices of fixed-income securities may go up or down, sometimes rapidly and unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. In addition, the market value of a fixed income security may decline if the issuer or other obligor of the security fails to pay principal and/or interest, otherwise defaults or has its credit rating downgraded or is perceived to be less creditworthy, or the credit quality or value of any underlying assets declines. When market prices fall, the value of your investment will go down. The value of your investment will generally go down when interest rates rise. Interest rates have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	Growth Stocks – Returns on growth stocks may not move in tandem with returns on other categories of stocks or the market as a whole. Growth stocks may be particularly susceptible to larger price swings or to adverse developments. Growth stocks as a group may be out of favor and underperform the overall equity market for a long period of time, for example, while the market favors “value” stocks.
•	High-Yield Debt Securities – High-yield debt securities, commonly referred to as “junk bonds,” are securities that are rated below “investment grade” (that is, securities rated below Baa/BBB) or, if unrated, determined to be below investment grade by the sub-adviser. Changes in interest rates, the market’s perception of the issuers and the creditworthiness of the issuers may significantly affect the value of these bonds. Junk bonds are considered speculative, have a higher risk of default, tend to be less liquid and may be more difficult to value than higher grade securities. Junk bonds tend to be volatile and more susceptible to adverse events and negative sentiments.
•	Interest Rate – Interest rates in the U.S. have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. The value of fixed income securities generally goes down when interest rates rise, and therefore the value of your investment in the fund may also go down. Debt securities have varying levels of sensitivity to changes in interest rates. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Investment Companies – To the extent that the fund invests in other investment companies, such as closed-end or exchange-traded funds, it is subject to the risks of these investment companies and bears its pro rata share of the investment companies’ expenses.
•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.
•	Loans – Loans are subject to the credit risk of nonpayment of principal or interest. Economic downturns or increases in interest rates may cause an increase in defaults, interest rate risk and liquidity risk. Loans may or may not be collateralized at the time of acquisition, and any collateral may be relatively illiquid or lose all or substantially all of its value subsequent to investment. In the event of bankruptcy of a borrower, the fund could experience delays or limitations with respect to its ability to realize the benefits of any collateral securing a loan. Junior loans, which have a lower place in the borrower’s capital structure than senior loans and may be unsecured, involve a higher degree of overall risk than senior loans of the same borrower. The fund's investments in loans are also subject to prepayment or call risk.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	New Fund – The fund is newly formed. Investors in the fund bear the risk that the sub-adviser may not be successful in implementing its investment strategy, and may not employ a successful investment strategy, or that the fund may fail to attract sufficient assets under management to realize economies of scale, any of which could result in the fund being liquidated at any time without shareholder approval and at a time that may not be favorable for all shareholders.

•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Preferred Stock – Preferred stock’s right to dividends and liquidation proceeds is junior to the rights of a company’s debt securities. The value of preferred stock may be subject to factors that affect fixed income and equity securities, including changes in interest rates and in a company’s creditworthiness. The value of preferred stock tends to vary more with fluctuations in the underlying common stock and less with fluctuations in interest rates and tends to exhibit greater volatility. Shareholders of preferred stock may suffer a loss of value if dividends are not paid and have limited voting rights.
•	Prepayment or Call – Many issuers have a right to prepay their securities. If interest rates fall, an issuer may exercise this right. If this happens, the fund will not benefit from the rise in market price that normally accompanies a decline in interest rates, and will be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on the prepaid security. The fund also may lose any premium it paid on the security.
•	Small and Medium Capitalization Companies – The fund will be exposed to additional risks as a result of its investments in the securities of small or medium capitalization companies. Small or medium capitalization companies may be more at risk than large capitalization companies because, among other things, they may have limited product lines, operating history, market or financial resources, or because they may depend on a limited management group. The prices of securities of small and medium capitalization companies generally are more volatile than those of large capitalization companies and are more likely to be adversely affected than large capitalization companies by changes in earnings results and investor expectations or poor economic or market conditions. Securities of small and medium capitalization companies may underperform large capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
•	Value Investing – The prices of securities the sub-adviser believes are undervalued may not appreciate as anticipated or may go down. Value stocks as a group may be out of favor and underperform the overall equity market for a long period of time, for example, while the market favors “growth” stocks.
Performance: No performance is shown for the fund. Performance information will appear in a future version of this prospectus once the fund has a full calendar year of performance information to report to investors.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Thompson, Siegel & Walmsley LLC
Portfolio Manager:
William M. Bellamy, CFA, Portfolio Manager since 2014
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.

Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Tactical Allocation

Investment Objective: Seeks to maximize long term total return.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.50%	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	C	I
Management fees	0.55%	0.55%	0.55%
Distribution and service (12b-1) fees	0.25%	1.00%	0.00%
Other expenses	0.68%	0.66%	0.66%
Acquired fund fees and expenses	0.23%	0.23%	0.23%
Total annual fund operating expenses[1]	1.71%	2.44%	1.44%
Fee waiver and/or expense reimbursement[2]	0.38%	0.36%	0.36%
Total annual fund operating expenses after fee waiver and/or expense reimbursement	1.33%	2.08%	1.08%
1	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not include acquired (i.e., underlying) funds’ fees and expenses and do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
2	Contractual arrangements have been made with the fund’s investment adviser, Transamerica Asset Management, Inc. (“TAM”), through March 1, 2016 to waive fees and/or reimburse fund expenses to the extent that the fund’s total operating expenses exceed 0.85%, excluding, as applicable, 12b-1 fees, acquired fund fees and expenses, interest, taxes, brokerage commissions, dividend and interest expenses on securities sold short, extraordinary expenses and other expenses not incurred in the ordinary course of the fund’s business. These arrangements cannot be terminated prior to March 1, 2016 without the Board of Trustees’ consent. TAM is entitled to reimbursement by the fund of fees waived or expenses reduced during any of the previous 36 months if on any day or month the estimated annualized fund operating expenses are less than the cap.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$678	$1,024	$1,393	$2,428
C	$311	$ 726	$1,268	$2,749
I	$110	$ 420	$ 753	$1,693
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$678	$1,024	$1,393	$2,428
C	$211	$ 726	$1,268	$2,749
I	$110	$ 420	$ 753	$1,693

Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 228% of the average value of its portfolio.
Principal Investment Strategies: The fund’s sub-adviser, Aegon USA Investment Management, LLC (the “sub-adviser”) seeks to achieve the fund’s objective by investing primarily in a combination of underlying exchange-traded funds (“ETFs”).
The sub-adviser seeks to achieve the fund’s objectives by utilizing both tactical and strategic asset allocation strategies. The sub-adviser’s tactical asset allocation strategy involves making short-term adjustments to the fund’s asset mix, utilizing the sub-adviser’s research on various risk and return considerations, in an effort to optimize returns relative to risks as market and economic conditions change. The sub-adviser’s strategic asset allocation strategy is similar, but with a somewhat longer-term outlook. The sub-adviser’s selections of individual ETFs to populate the allocation to a given asset class may be driven by strategic or tactical considerations.
Under normal circumstances, the sub-adviser expects to allocate substantially all of the fund’s assets among underlying ETFs to achieve targeted exposure to global equities, commodities and derivative instruments, as well as U.S. and international fixed income securities. The allocation of fund assets will generally vary as follows: 16% to 70% of the fund’s net assets in global equities, including emerging markets; 0% to 8% of net assets in inflation-protected securities; 0% to 15% of net assets in commodities; 14% to 70% of net assets in fixed income securities; and 0% to 5% of its net assets in derivative instruments. The fixed income exposure may include U.S. and non-U.S. corporate bonds and U.S. Treasuries of any maturity, sovereign debt of developed and emerging market countries, and inflation-protected bonds. The fund may invest up to 35% of its net assets in high yield bonds (commonly known as “junk bonds”). The fund may also invest in ETFs (including leveraged, inverse and inverse leveraged ETFs) that use derivatives to achieve or amplify the return (or the inverse of the return) of an underlying index or benchmark, but the fund’s investments in leveraged, inverse and inverse leveraged ETFs will be limited to 5% of the fund’s net assets. The fund may invest in companies of any capitalization.
The sub-adviser actively and tactically rotates the fund’s assets among various asset classes in an effort to take advantage of changing economic conditions that the sub-adviser believes favor one asset class over another. Based on the analysis of various economic indicators, the sub-adviser will increase the allocation to the asset classes that the sub-adviser believes have a higher probability of contributing to outperformance relative to the fund’s benchmark. Tactical strategies tend to have higher turnover than index or other strategies that adhere to a long term allocation.
The sub-adviser uses a three step investment process to construct and manage the fund’s portfolio. In the first step, the sub-adviser employs a global “top down” approach in which the sub-adviser analyzes various factors that affect the movement of markets and securities prices worldwide. This step attempts to translate the sub-adviser’s top down qualitative analysis, as well as its strategic and tactical views, into an asset allocation decision reflecting the foregoing and the fund’s investment objectives. Following determination of the fund’s overall asset allocation, in step two, the sub-adviser determines sector allocations and selects and determines the weights of specific ETFs to populate each sector allocation. The sub-adviser selects and determines the weights of fixed income ETFs based on a combination of the sub-adviser’s top down analysis and a relative value and “bottom up” approach, which takes into account various qualitative factors. The sub-adviser uses quantitative models to guide the selection of equity ETFs. The sub-adviser may in its discretion adjust, change, or even disregard any model at any time. In step three, the sub-adviser reviews and may make adjustments to the portfolio constructed in the first two steps, based on the sub-adviser’s views of the market and general economic conditions.
Each underlying ETF has its own investment objective, principal investment strategies and investment risks. It is not possible to predict the extent to which the fund will be invested in a particular underlying ETF at any time. The fund may be a significant shareholder in certain underlying ETFs. The sub-adviser may change the fund’s asset allocations and underlying ETFs at any time without investor approval and without notice to investors.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The fund, through its investments in underlying funds, is subject to the risks of the underlying funds. The following is a summary description of principal risks (in alphabetical order) of investing in the fund (either directly or through its investments in underlying funds). Each risk described below may not apply to each underlying fund and an underlying fund may be subject to additional or different risks than those described below. You may lose money if you invest in this fund.
•	Active Trading – The fund is actively managed and may purchase and sell securities without regard to the length of time held. Active trading may have a negative impact on performance by increasing transaction costs and may generate greater amounts of net short-term capital gains, which, for shareholders holding shares in taxable accounts, would be subject to tax at ordinary income tax rates upon distribution.
•	Asset Allocation – The sub-adviser allocates the fund's assets among various asset classes and underlying funds. These allocations may be unsuccessful in maximizing the fund's return and/or avoiding investment losses, and may cause the fund to underperform.
•	Asset Class Variation – The underlying funds invest principally in the securities constituting their asset class (i.e., equity or fixed income). However, under normal market conditions, an underlying fund may vary the percentage of its assets in these securities (subject to any applicable regulatory requirements). Depending upon the percentage of securities in a particular asset class held by the underlying funds at any given time, and the percentage of the fund's assets invested in various underlying funds, the fund's actual exposure to the securities in a particular asset class may vary substantially from its target allocation for that asset class.
•	Commodities – To the extent the fund invests in commodities or instruments whose performance is linked to the price of an underlying commodity or commodity index, the fund will be subject to the risks of investing in commodities, including regulatory, economic and political developments, weather events and natural disasters and market disruptions. The fund's investment exposure to the commodities markets may subject the fund to greater volatility than investments in more traditional securities, such as stocks and bonds. Commodities and commodity-linked investments may be less liquid than other investments. Commodity-linked investments are subject to the credit risks associated with the issuer, and their values may decline substantially if the issuer's creditworthiness deteriorates.
•	Counterparty – The fund will be subject to credit risk (that is, where changes in an issuer’s financial strength or credit rating may affect an instrument’s value) with respect to the amount it expects to receive from counterparties to derivatives, repurchase agreements and other financial contracts entered into by the fund or held by special purpose or structured vehicles. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the value of your investment in the fund may decline.
•	Credit – If an issuer or other obligor (such as a party providing insurance or other credit enhancement) of a security held by the fund or a counterparty to a financial contract with the fund defaults or is downgraded, or is perceived to be less creditworthy, or if the value of any underlying assets declines, the value of your investment will typically decline. Below investment grade, high-yield debt securities (commonly known as “junk bonds”) have a higher risk of default and are considered speculative. Subordinated securities are more likely to suffer a credit loss than non-subordinated securities of the same issuer and will be disproportionately affected by a default, downgrade or perceived decline in creditworthiness.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Derivatives – Using derivatives exposes the fund to additional risks and can increase fund losses and reduce opportunities for gains when market prices, interest rates or the derivatives themselves behave in a way not anticipated by the fund. Using derivatives also can have a leveraging effect and increase fund volatility. The fund may also have to sell assets at inopportune times to satisfy its obligations. Derivatives may be difficult to sell, unwind or value, and the counterparty may default on its obligations to the fund. The fund's investments in derivative instruments may involve a small investment relative to the amount of investment exposure assumed and may result in losses exceeding the amounts invested in those instruments. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The U.S. government is in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin and reporting requirements. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make them more costly, may limit their availability, may disrupt markets or may otherwise adversely affect their value or performance.
•	Emerging Markets – Investments in the securities of issuers located in or principally doing business in emerging markets are subject to foreign investments risks. These risks are greater for investments in issuers in emerging market countries. Emerging market countries tend to have economic, political and legal systems that are less fully developed and are less stable than those of more developed countries. Emerging market securities are often particularly sensitive to market movements because their market prices tend to reflect speculative expectations. Low trading volumes may result in a lack of liquidity and in extreme price volatility.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Extension – When interest rates rise, repayments of fixed income securities, particularly asset- and mortgage-backed securities, may occur more slowly than anticipated, extending the effective duration of these fixed income securities at below market interest rates and causing their market prices to decline more than they would have declined due to the rise in interest rates alone. This may cause the fund’s share price to be more volatile.
•	Fixed-Income Securities – The market prices of fixed-income securities may go up or down, sometimes rapidly and unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. In addition, the market value of a fixed income security may decline if the issuer or other obligor of the security fails to pay principal and/or interest, otherwise defaults or has its credit rating downgraded or is perceived to be less creditworthy, or the credit quality or value of any underlying assets declines. When market prices fall, the value of your investment will go down. The value of your investment will generally go down when interest rates rise. Interest rates have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Focused Investing – To the extent the fund invests in one or more countries, regions, sectors or industries, or in a limited number of issuers, the fund will be more susceptible to negative events affecting those countries, regions, sectors, industries or issuers. Local events, such as political upheaval, financial troubles, or natural disasters may disrupt a country’s or region’s securities markets. Geographic risk is especially high in emerging markets.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	High-Yield Debt Securities – High-yield debt securities, commonly referred to as “junk bonds,” are securities that are rated below “investment grade” (that is, securities rated below Baa/BBB) or, if unrated, determined to be below investment grade by the sub-adviser. Changes in interest rates, the market’s perception of the issuers and the creditworthiness of the issuers may significantly affect the value of these bonds. Junk bonds are considered speculative, have a higher risk of default, tend to be less liquid and may be more difficult to value than higher grade securities. Junk bonds tend to be volatile and more susceptible to adverse events and negative sentiments.
•	Inflation-Protected Securities – Inflation-protected debt securities may react differently from other types of debt securities and tend to react to changes in “real” interest rates. Real interest rates represent nominal (stated) interest rates reduced by the expected impact of inflation. In general, the price of an inflation-protected debt security can fall when real interest rates rise, and can rise when real interest rates fall. Interest payments on inflation-protected debt securities can be unpredictable and will vary as the principal and/or interest is adjusted for inflation. Also, the inflation index utilized by a particular inflation-protected security may not accurately reflect the true rate of inflation, in which case the market value of the security could be adversely affected.
•	Interest Rate – Interest rates in the U.S. have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. The value of fixed income securities generally goes down when interest rates rise, and therefore the value of your investment in the fund may also go down. Debt securities have varying levels of sensitivity to changes in interest rates. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Leveraging – The value of your investment may be more volatile to the extent that the fund borrows or uses derivatives or other investments that have a leveraging effect on the fund. Other risks also will be compounded. This is because leverage generally magnifies the effect of a change in the value of an asset and creates a risk of loss of value on a larger pool of assets than the fund would otherwise have had. The use of leverage is considered to be a speculative investment practice and may result in the loss of a substantial amount, and possibly all, of the fund's assets. The fund also may have to sell assets at inopportune times to satisfy its obligations.
•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Model and Data – If quantitative models, algorithms or calculations (whether proprietary and developed by the sub-adviser or supplied by third parties) (“Models”) or information or data supplied by third parties (“Data”) prove to be incorrect or incomplete, any decisions made, in whole or part, in reliance thereon expose the fund to additional risks. Models can be predictive in nature. The use of predictive Models has inherent risks. The success of relying on or otherwise using Models depends on a number of factors, including the validity, accuracy and completeness of the Model’s development, implementation and maintenance, the Model’s assumptions, factors, algorithms and methodologies, and the accuracy and reliability of the supplied historical or other Data. Models rely on, among other things, correct and complete Data inputs. If incorrect Data is entered into even a well-founded Model, the resulting information will be incorrect. However, even if Data is input correctly, Model prices may differ substantially from market prices, especially for securities with complex characteristics. Investments selected with the use of Models may perform differently than expected as a result of the design of the Model, inputs into the Model or other factors. There can be no assurance that the use of Models will result in effective investment decisions for the fund.
•	Mortgage-Related and Asset-Backed Securities – The value of mortgage-related and asset-backed securities will be influenced by factors affecting the housing market and the assets underlying such securities. As a result, during periods of declining asset values, difficult or frozen credit markets, swings in interest rates, or deteriorating economic conditions, mortgage-related and asset-backed securities may decline in value, face valuation difficulties, become more volatile and/or become illiquid. Mortgage-backed securities may be issued by private issuers, by government-sponsored entities such as Fannie Mae or Freddie Mac or by agencies of the U.S. government, such as Ginnie Mae. Mortgage-backed securities represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. Unlike mortgage-related securities issued or guaranteed by agencies of the U.S. government or government-sponsored entities, mortgage-related securities issued by private issuers do not have a government or government-sponsored entity guarantee (but may have other credit enhancement), and may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics. Asset-backed securities represent participations in, or are secured by and payable from, assets such as installment sales or loan contracts, leases, credit card receivables and other categories of receivables. The value of mortgage-backed and asset-backed securities may be affected by changes in credit quality or value of the mortgage loans or other assets that support the securities. Mortgage-backed and asset-backed securities are subject to prepayment or call and extension risks. Some of these securities may receive little or no collateral protection from the underlying assets. The risk of default is generally higher in the case of mortgage-backed investments that include so-called “sub-prime” mortgages. The structure of some of these securities may be complex and there may be less information available than for other types of debt securities. Upon the occurrence of certain triggering events or defaults, the fund may become the holder of underlying assets at a time when those assets may be difficult to sell or may be sold only at a loss.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Prepayment or Call – Many issuers have a right to prepay their securities. If interest rates fall, an issuer may exercise this right. If this happens, the fund will not benefit from the rise in market price that normally accompanies a decline in interest rates, and will be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on the prepaid security. The fund also may lose any premium it paid on the security.
•	Small and Medium Capitalization Companies – The fund will be exposed to additional risks as a result of its investments in the securities of small or medium capitalization companies. Small or medium capitalization companies may be more at risk than large capitalization companies because, among other things, they may have limited product lines, operating history, market or financial resources, or because they may depend on a limited management group. The prices of securities of small and medium capitalization companies generally are more volatile than those of large capitalization companies and are more likely to be adversely affected than large capitalization companies by changes in earnings results and investor expectations or poor economic or market conditions. Securities of small and medium capitalization companies may underperform large capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses.
•	Sovereign Debt – Sovereign debt instruments are subject to the risk that the governmental entity may delay or fail to pay interest or repay principal on its sovereign debt. If a governmental entity defaults, it may ask for more time in which to pay or for further loans. There may be no established legal process for collecting sovereign debt that a government does not pay, nor are there bankruptcy proceedings through which all or part of the sovereign debt that a governmental entity has not repaid may be collected.
•	Structured Instruments – The fund may invest in, or have exposure to, various types of structured instruments, including securities that have demand, tender or put features, or interest rate reset features. Structured instruments are a type of derivative instrument and the payment and credit qualities of these instruments derive from the assets embedded in the structure from which they are issued. Structured instruments may behave in ways not anticipated by the fund, or they may not receive tax, accounting or regulatory treatment anticipated by the fund.

•	Tactical and Strategic Asset Allocation – Tactical asset allocation strategy involves making short-term adjustments to the fund's asset mix, utilizing the sub-adviser’s research on various risk and return considerations, in an effort to optimize returns relative to risks as market and economic conditions change. Strategic asset allocation strategy is similar, but with a somewhat longer-term outlook. These strategies tend to produce higher turnover than those that adhere to a longer term outlook, which may result in higher transaction costs. These strategies may not work as intended. The fund may not achieve its objective and may not perform as well as other funds using other asset management strategies.
•	Underlying Exchange Traded Funds – Because the fund invests its assets in various underlying ETFs, its ability to achieve its investment objective depends largely on the performance of the underlying ETFs in which it invests. Each of the underlying ETFs in which the fund may invest has its own investment risks, and those risks can affect the value of the underlying ETFs’ shares and therefore the value of the fund’s investments. There can be no assurance that the investment objective of any underlying ETF will be achieved. To the extent that the fund invests more of its assets in one underlying ETF than in another, the fund will have greater exposure to the risks of that underlying ETF. In addition, the fund will bear a pro rata portion of the operating expenses of the underlying ETFs in which it invests.
Equity-based ETFs are subject to risks similar to those of stocks; fixed income-based ETFs are subject to risks similar to those of fixed-income securities. An investment in an ETF generally presents the same primary risks as an investment in a conventional fund (i.e., one that is not exchange-traded) that has the same investment objectives, strategies and policies. The price of an ETF can fluctuate up and down, and the fund could lose money investing in an ETF if the prices of the securities owned by the ETF go down. In addition, ETFs are subject to the following risks that do not apply to conventional funds: (i) the market price of an ETF’s shares may be above or below the shares’ net asset value; (ii) during periods of market volatility, the share prices of ETFs may deviate significantly from their NAVs; (iii) an active trading market for an ETF’s shares may not develop or be maintained; or (iv) trading of an ETF’s shares may be halted if the listing exchange’s officials deem such action appropriate, the shares are delisted from the exchange or the activation of market-wide “circuit breakers” (which are tied to large decreases in stock prices) halts stock trading generally.
•	U.S. Government Agency Obligations – Government agency obligations have different levels of credit support and, therefore, different degrees of credit risk. Securities issued by agencies and instrumentalities of the U.S. government that are supported by the full faith and credit of the U.S. generally present a lesser degree of credit risk than securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the issuer’s right to borrow from the U.S. Treasury and securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the credit of the issuing agencies. Although the U.S. government has provided financial support to the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) in the past, there can be no assurance that it will support these or other government sponsored entities in the future.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows how the fund’s performance has varied from year to year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance, as well as comparison to one or more indices. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. Index returns are since the inception of the oldest share class.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.

Annual Total Returns (calendar years ended December 31) - Class A
	Quarter Ended	Return
Best Quarter:	06/30/2014	3.26%
Worst Quarter:	09/30/2014	-3.01%

The Transamerica Tactical Allocation Blended Benchmark consists of the following: FTSE All-World Index Total Return, 60%, and Barclays Global Aggregate Index, 40%. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses.
Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	Since Inception	Inception Date
Class A			10/31/2012
Return before taxes	2.27%	4.57%
Return after taxes on distributions	0.57%	3.00%
Return after taxes on distributions and sale of fund shares	2.33%	3.14%
Class C (Return before taxes only)	1.53%	3.82%	10/31/2012
Class I (Return before taxes only)	2.55%	4.88%	10/31/2012
FTSE All-World Index Total Return (reflects no deduction for fees, expenses or taxes)	4.78%	14.46%
Barclays Global Aggregate Index (reflects no deduction for fees, expenses or taxes)	0.59%	-1.12%
Transamerica Tactical Allocation Blended Benchmark (reflects no deduction for fees, expenses or taxes)	3.14%	8.04%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Aegon USA Investment Management, LLC
Portfolio Managers:
Doug Weih, CFA, Lead Portfolio Manager since 2015
David Halfpap, CFA, Portfolio Manager since 2012
Frank Rybinski, CFA, Portfolio Manager since 2012
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Tactical Income

Investment Objective: Seeks high current income as the primary objective with capital appreciation as a secondary objective.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	4.75%	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	C	I
Management fees	0.47%	0.47%	0.47%
Distribution and service (12b-1) fees	0.25%	1.00%	0.00%
Other expenses	0.15%	0.16%	0.17%
Acquired fund fees and expenses	0.32%	0.32%	0.32%
Total annual fund operating expenses[1]	1.19%	1.95%	0.96%
1	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not include acquired (i.e., underlying) funds’ fees and expenses and do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$591	$835	$1,098	$1,850
C	$298	$612	$1,052	$2,275
I	$ 98	$306	$ 531	$1,178
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$591	$835	$1,098	$1,850
C	$198	$612	$1,052	$2,275
I	$ 98	$306	$ 531	$1,178
Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 102% of the average value of its portfolio.

Principal Investment Strategies: The fund’s sub-adviser, Aegon USA Investment Management, LLC (the “sub-adviser”), seeks to achieve the fund’s objective by investing primarily in a combination of underlying exchange-traded funds (“ETFs”).
The sub-adviser seeks to achieve the fund’s objectives by utilizing both tactical and strategic asset allocation strategies. The sub-adviser’s tactical asset allocation strategy involves making short-term adjustments to the fund’s asset mix, utilizing the sub-adviser’s research on various risk and return considerations, in an effort to optimize returns relative to risks as market and economic conditions change. The sub-adviser’s strategic asset allocation strategy is similar, but with a somewhat longer-term outlook. The sub-adviser’s selections of individual ETFs to populate the allocation to a given asset class may be driven by strategic or tactical considerations.
Under normal circumstances, the fund’s equity allocation will generally vary between 20% and 35% of its net assets. The equity allocation involves any combination of domestic and non-U.S. ETFs, consisting of any mixture of large, medium and small-cap styles and pursuing growth or value strategies. The fund’s allocation to high yield (commonly known as “junk bonds”) and emerging market fixed income asset classes will generally vary between 30% and 55% of its net assets. The fund’s allocation to other bond ETFs (which may include domestic and non-U.S. government, corporate, and structured bonds) will generally vary between 10% and 50% of net assets. The sub-adviser may also invest in ETFs (including leveraged, inverse and inverse leveraged ETFs) that use derivatives to achieve or amplify the return (or the inverse of the return) of an underlying index or benchmark, but the fund’s investments in leveraged, inverse and inverse leveraged ETFs will be limited to 3% of the fund’s net assets.
The sub-adviser actively and tactically rotates the fund’s assets among various asset classes in an effort to take advantage of changing economic conditions that the sub-adviser believes favor one asset class over another. Based on the analysis of various economic indicators, the sub-adviser will increase the allocation to the asset classes that the sub-adviser believes have a higher probability of contributing to outperformance relative to the fund’s benchmark. Tactical strategies tend to have higher turnover than index or other strategies that adhere to a long term allocation.
The sub-adviser uses a three step investment process to construct and manage the fund’s portfolio. In the first step, the sub-adviser employs a global “top down” approach in which the sub-adviser analyzes various factors that affect the movement of markets and securities prices worldwide. This step attempts to translate the sub-adviser’s top down qualitative analysis, as well as its strategic and tactical views, into an asset allocation decision reflecting the foregoing and the fund’s investment objectives. Following determination of the fund’s overall asset allocation, in step two, the sub-adviser determines sector allocations and selects and determines the weights of specific ETFs to populate each sector allocation. The sub-adviser selects and determines the weights of fixed income ETFs based on a combination of the sub-adviser’s top down analysis and a relative value and “bottom up” approach, which takes into account various qualitative factors. The sub-adviser uses quantitative models to guide the selection of equity ETFs. The sub-adviser may in its discretion adjust, change, or even disregard any model at any time. In step three, the sub-adviser reviews and may make adjustments to the portfolio constructed in the first two steps, based on the sub-adviser’s views of the market and general economic conditions.
It is the fund's goal to pay a monthly dividend that is generally consistent in amount based on current market conditions. The dividend will be calculated based on estimates of expected dividends from the fund’s holdings. Actual dividends received by the fund may vary from the estimates, and subsequent monthly dividends will be adjusted accordingly.
Each underlying ETF has its own investment objective, principal investment strategies and investment risks. It is not possible to predict the extent to which the fund will be invested in a particular underlying ETF at any time. The fund may be a significant shareholder in certain underlying ETFs. The sub-adviser may change the fund’s asset allocations and underlying ETFs at any time without investor approval and without notice to investors.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The fund, through its investments in underlying funds, is subject to the risks of the underlying funds. The following is a summary description of principal risks (in alphabetical order) of investing in the fund (either directly or through its investments in underlying funds). Each risk described below may not apply to each underlying fund and an underlying fund may be subject to additional or different risks than those described below. You may lose money if you invest in this fund.

•	Active Trading – The fund is actively managed and may purchase and sell securities without regard to the length of time held. Active trading may have a negative impact on performance by increasing transaction costs and may generate greater amounts of net short-term capital gains, which, for shareholders holding shares in taxable accounts, would be subject to tax at ordinary income tax rates upon distribution.
•	Asset Allocation – The sub-adviser allocates the fund's assets among various asset classes and underlying funds. These allocations may be unsuccessful in maximizing the fund's return and/or avoiding investment losses, and may cause the fund to underperform.
•	Asset Class Variation – The underlying funds invest principally in the securities constituting their asset class (i.e., equity or fixed income). However, under normal market conditions, an underlying fund may vary the percentage of its assets in these securities (subject to any applicable regulatory requirements). Depending upon the percentage of securities in a particular asset class held by the underlying funds at any given time, and the percentage of the fund's assets invested in various underlying funds, the fund's actual exposure to the securities in a particular asset class may vary substantially from its target allocation for that asset class.
•	Counterparty – The fund will be subject to credit risk (that is, where changes in an issuer’s financial strength or credit rating may affect an instrument’s value) with respect to the amount it expects to receive from counterparties to derivatives, repurchase agreements and other financial contracts entered into by the fund or held by special purpose or structured vehicles. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the value of your investment in the fund may decline.
•	Credit – If an issuer or other obligor (such as a party providing insurance or other credit enhancement) of a security held by the fund or a counterparty to a financial contract with the fund defaults or is downgraded, or is perceived to be less creditworthy, or if the value of any underlying assets declines, the value of your investment will typically decline. Below investment grade, high-yield debt securities (commonly known as “junk bonds”) have a higher risk of default and are considered speculative. Subordinated securities are more likely to suffer a credit loss than non-subordinated securities of the same issuer and will be disproportionately affected by a default, downgrade or perceived decline in creditworthiness.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Derivatives – Using derivatives exposes the fund to additional risks and can increase fund losses and reduce opportunities for gains when market prices, interest rates or the derivatives themselves behave in a way not anticipated by the fund. Using derivatives also can have a leveraging effect and increase fund volatility. The fund may also have to sell assets at inopportune times to satisfy its obligations. Derivatives may be difficult to sell, unwind or value, and the counterparty may default on its obligations to the fund. The fund's investments in derivative instruments may involve a small investment relative to the amount of investment exposure assumed and may result in losses exceeding the amounts invested in those instruments. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The U.S. government is in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin and reporting requirements. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make them more costly, may limit their availability, may disrupt markets or may otherwise adversely affect their value or performance.
•	Emerging Markets – Investments in the securities of issuers located in or principally doing business in emerging markets are subject to foreign investments risks. These risks are greater for investments in issuers in emerging market countries. Emerging market countries tend to have economic, political and legal systems that are less fully developed and are less stable than those of more developed countries. Emerging market securities are often particularly sensitive to market movements because their market prices tend to reflect speculative expectations. Low trading volumes may result in a lack of liquidity and in extreme price volatility.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Extension – When interest rates rise, repayments of fixed income securities, particularly asset- and mortgage-backed securities, may occur more slowly than anticipated, extending the effective duration of these fixed income securities at below market interest rates and causing their market prices to decline more than they would have declined due to the rise in interest rates alone. This may cause the fund’s share price to be more volatile.
•	Fixed-Income Securities – The market prices of fixed-income securities may go up or down, sometimes rapidly and unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. In addition, the market value of a fixed income security may decline if the issuer or other obligor of the security fails to pay principal and/or interest, otherwise defaults or has its credit rating downgraded or is perceived to be less creditworthy, or the credit quality or value of any underlying assets declines. When market prices fall, the value of your investment will go down. The value of your investment will generally go down when interest rates rise. Interest rates have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Focused Investing – To the extent the fund invests in one or more countries, regions, sectors or industries, or in a limited number of issuers, the fund will be more susceptible to negative events affecting those countries, regions, sectors, industries or issuers. Local events, such as political upheaval, financial troubles, or natural disasters may disrupt a country’s or region’s securities markets. Geographic risk is especially high in emerging markets.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	High-Yield Debt Securities – High-yield debt securities, commonly referred to as “junk bonds,” are securities that are rated below “investment grade” (that is, securities rated below Baa/BBB) or, if unrated, determined to be below investment grade by the sub-adviser. Changes in interest rates, the market’s perception of the issuers and the creditworthiness of the issuers may significantly affect the value of these bonds. Junk bonds are considered speculative, have a higher risk of default, tend to be less liquid and may be more difficult to value than higher grade securities. Junk bonds tend to be volatile and more susceptible to adverse events and negative sentiments.
•	Interest Rate – Interest rates in the U.S. have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. The value of fixed income securities generally goes down when interest rates rise, and therefore the value of your investment in the fund may also go down. Debt securities have varying levels of sensitivity to changes in interest rates. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Leveraging – The value of your investment may be more volatile to the extent that the fund borrows or uses derivatives or other investments that have a leveraging effect on the fund. Other risks also will be compounded. This is because leverage generally magnifies the effect of a change in the value of an asset and creates a risk of loss of value on a larger pool of assets than the fund would otherwise have had. The use of leverage is considered to be a speculative investment practice and may result in the loss of a substantial amount, and possibly all, of the fund's assets. The fund also may have to sell assets at inopportune times to satisfy its obligations.
•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.

•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Model and Data – If quantitative models, algorithms or calculations (whether proprietary and developed by the sub-adviser or supplied by third parties) (“Models”) or information or data supplied by third parties (“Data”) prove to be incorrect or incomplete, any decisions made, in whole or part, in reliance thereon expose the fund to additional risks. Models can be predictive in nature. The use of predictive Models has inherent risks. The success of relying on or otherwise using Models depends on a number of factors, including the validity, accuracy and completeness of the Model’s development, implementation and maintenance, the Model’s assumptions, factors, algorithms and methodologies, and the accuracy and reliability of the supplied historical or other Data. Models rely on, among other things, correct and complete Data inputs. If incorrect Data is entered into even a well-founded Model, the resulting information will be incorrect. However, even if Data is input correctly, Model prices may differ substantially from market prices, especially for securities with complex characteristics. Investments selected with the use of Models may perform differently than expected as a result of the design of the Model, inputs into the Model or other factors. There can be no assurance that the use of Models will result in effective investment decisions for the fund.
•	Mortgage-Related and Asset-Backed Securities – The value of mortgage-related and asset-backed securities will be influenced by factors affecting the housing market and the assets underlying such securities. As a result, during periods of declining asset values, difficult or frozen credit markets, swings in interest rates, or deteriorating economic conditions, mortgage-related and asset-backed securities may decline in value, face valuation difficulties, become more volatile and/or become illiquid. Mortgage-backed securities may be issued by private issuers, by government-sponsored entities such as Fannie Mae or Freddie Mac or by agencies of the U.S. government, such as Ginnie Mae. Mortgage-backed securities represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. Unlike mortgage-related securities issued or guaranteed by agencies of the U.S. government or government-sponsored entities, mortgage-related securities issued by private issuers do not have a government or government-sponsored entity guarantee (but may have other credit enhancement), and may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics. Asset-backed securities represent participations in, or are secured by and payable from, assets such as installment sales or loan contracts, leases, credit card receivables and other categories of receivables. The value of mortgage-backed and asset-backed securities may be affected by changes in credit quality or value of the mortgage loans or other assets that support the securities. Mortgage-backed and asset-backed securities are subject to prepayment or call and extension risks. Some of these securities may receive little or no collateral protection from the underlying assets. The risk of default is generally higher in the case of mortgage-backed investments that include so-called “sub-prime” mortgages. The structure of some of these securities may be complex and there may be less information available than for other types of debt securities. Upon the occurrence of certain triggering events or defaults, the fund may become the holder of underlying assets at a time when those assets may be difficult to sell or may be sold only at a loss.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Prepayment or Call – Many issuers have a right to prepay their securities. If interest rates fall, an issuer may exercise this right. If this happens, the fund will not benefit from the rise in market price that normally accompanies a decline in interest rates, and will be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on the prepaid security. The fund also may lose any premium it paid on the security.
•	Real Estate Securities – Investments in the real estate industry are subject to risks associated with direct investment in real estate. These risks include declines in the value of real estate, adverse general and local economic conditions, increased competition, overbuilding and changes in operating expenses, property taxes or interest rates.
•	REITs – Investing in real estate investment trusts (“REITs”) involves unique risks. When the fund invests in REITs, it is subject to risks generally associated with investing in real estate. A REIT’s performance depends on the types and locations of the properties it owns, how well it manages those properties and cash flow. REITs may have lower trading volumes and may be subject to more abrupt or erratic price movements than the overall securities markets. In addition to its own expenses, the fund will indirectly bear its proportionate share of any management and other expenses paid by REITs in which it invests. REITs are subject to a number of highly technical tax-related rules and requirements; and the failure to qualify as a REIT could result in corporate-level taxation, significantly reducing the return on an investment to the fund.
•	Small and Medium Capitalization Companies – The fund will be exposed to additional risks as a result of its investments in the securities of small or medium capitalization companies. Small or medium capitalization companies may be more at risk than large capitalization companies because, among other things, they may have limited product lines, operating history, market or financial resources, or because they may depend on a limited management group. The prices of securities of small and medium capitalization companies generally are more volatile than those of large capitalization companies and are more likely to be adversely affected than large capitalization companies by changes in earnings results and investor expectations or poor economic or market conditions. Securities of small and medium capitalization companies may underperform large capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses.
•	Sovereign Debt – Sovereign debt instruments are subject to the risk that the governmental entity may delay or fail to pay interest or repay principal on its sovereign debt. If a governmental entity defaults, it may ask for more time in which to pay or for further loans. There may be no established legal process for collecting sovereign debt that a government does not pay, nor are there bankruptcy proceedings through which all or part of the sovereign debt that a governmental entity has not repaid may be collected.
•	Structured Instruments – The fund may invest in, or have exposure to, various types of structured instruments, including securities that have demand, tender or put features, or interest rate reset features. Structured instruments are a type of derivative instrument and the payment and credit qualities of these instruments derive from the assets embedded in the structure from which they are issued. Structured instruments may behave in ways not anticipated by the fund, or they may not receive tax, accounting or regulatory treatment anticipated by the fund.
•	Tactical and Strategic Asset Allocation – Tactical asset allocation strategy involves making short-term adjustments to the fund's asset mix, utilizing the sub-adviser’s research on various risk and return considerations, in an effort to optimize returns relative to risks as market and economic conditions change. Strategic asset allocation strategy is similar, but with a somewhat longer-term outlook. These strategies tend to produce higher turnover than those that adhere to a longer term outlook, which may result in higher transaction costs. These strategies may not work as intended. The fund may not achieve its objective and may not perform as well as other funds using other asset management strategies.
•	Underlying Exchange Traded Funds – Because the fund invests its assets in various underlying ETFs, its ability to achieve its investment objective depends largely on the performance of the underlying ETFs in which it invests.

Each of the underlying ETFs in which the fund may invest has its own investment risks, and those risks can affect the value of the underlying ETFs’ shares and therefore the value of the fund’s investments. There can be no assurance that the investment objective of any underlying ETF will be achieved. To the extent that the fund invests more of its assets in one underlying ETF than in another, the fund will have greater exposure to the risks of that underlying ETF. In addition, the fund will bear a pro rata portion of the operating expenses of the underlying ETFs in which it invests.
Equity-based ETFs are subject to risks similar to those of stocks; fixed income-based ETFs are subject to risks similar to those of fixed-income securities. An investment in an ETF generally presents the same primary risks as an investment in a conventional fund (i.e., one that is not exchange-traded) that has the same investment objectives, strategies and policies. The price of an ETF can fluctuate up and down, and the fund could lose money investing in an ETF if the prices of the securities owned by the ETF go down. In addition, ETFs are subject to the following risks that do not apply to conventional funds: (i) the market price of an ETF’s shares may be above or below the shares’ net asset value; (ii) during periods of market volatility, the share prices of ETFs may deviate significantly from their NAVs; (iii) an active trading market for an ETF’s shares may not develop or be maintained; or (iv) trading of an ETF’s shares may be halted if the listing exchange’s officials deem such action appropriate, the shares are delisted from the exchange or the activation of market-wide “circuit breakers” (which are tied to large decreases in stock prices) halts stock trading generally.
•	U.S. Government Agency Obligations – Government agency obligations have different levels of credit support and, therefore, different degrees of credit risk. Securities issued by agencies and instrumentalities of the U.S. government that are supported by the full faith and credit of the U.S. generally present a lesser degree of credit risk than securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the issuer’s right to borrow from the U.S. Treasury and securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the credit of the issuing agencies. Although the U.S. government has provided financial support to the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) in the past, there can be no assurance that it will support these or other government sponsored entities in the future.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows how the fund’s performance has varied from year to year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance, as well as comparison to one or more secondary indices. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. Index returns are since inception of the oldest share class.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Annual Total Returns (calendar years ended December 31) - Class A

	Quarter Ended	Return
Best Quarter:	12/31/2013	3.72%
Worst Quarter:	06/30/2013	-2.91%

The Transamerica Tactical Income Blended Benchmark consists of the following: IBOXX $ Liquid High Yield Index, 40%, Barclays Aggregate Bond Index, 30% and S&P 500®, 30%. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses.
Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	Since Inception	Inception Date
Class A			10/31/2011
Return before taxes	4.55%	5.76%
Return after taxes on distributions	2.56%	3.84%
Return after taxes on distributions and sale of fund shares	2.71%	3.70%
Class C (Return before taxes only)	3.78%	4.97%	10/31/2011
Class I (Return before taxes only)	4.79%	5.99%	10/31/2011
iBoxx $ Liquid High Yield Index (reflects no deduction for fees, expenses or taxes)	2.13%	7.07%
Transamerica Tactical Income Blended Benchmark (reflects no deduction for fees, expenses or taxes)	6.71%	9.23%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Aegon USA Investment Management, LLC
Portfolio Managers:
Doug Weih, CFA, Lead Portfolio Manager since 2015
David Halfpap, CFA, Portfolio Manager since 2012
Frank Rybinski, CFA, Portfolio Manager since 2012
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Tactical Rotation

Investment Objective: Seeks capital appreciation.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.50%	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	C	I
Management fees	0.55%	0.55%	0.55%
Distribution and service (12b-1) fees	0.25%	1.00%	0.00%
Other expenses	0.51%	0.54%	0.48%
Acquired fund fees and expenses	0.23%	0.23%	0.23%
Total annual fund operating expenses[1]	1.54%	2.32%	1.26%
Fee waiver and/or expense reimbursement[2]	0.21%	0.24%	0.18%
Total annual fund operating expenses after fee waiver and/or expense reimbursement	1.33%	2.08%	1.08%
1	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not include acquired (i.e., underlying) funds’ fees and expenses and do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
2	Contractual arrangements have been made with the fund’s investment adviser, Transamerica Asset Management, Inc. (“TAM”), through March 1, 2016 to waive fees and/or reimburse fund expenses to the extent that the fund’s total operating expenses exceed 0.85%, excluding, as applicable, 12b-1 fees, acquired fund fees and expenses, interest, taxes, brokerage commissions, dividend and interest expenses on securities sold short, extraordinary expenses and other expenses not incurred in the ordinary course of the fund’s business. These arrangements cannot be terminated prior to March 1, 2016 without the Board of Trustees’ consent. TAM is entitled to reimbursement by the fund of fees waived or expenses reduced during any of the previous 36 months if on any day or month the estimated annualized fund operating expenses are less than the cap.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$678	$990	$1,325	$2,267
C	$311	$701	$1,219	$2,637
I	$110	$382	$ 674	$1,507
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$678	$990	$1,325	$2,267
C	$211	$701	$1,219	$2,637
I	$110	$382	$ 674	$1,507

Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 194% of the average value of its portfolio.
Principal Investment Strategies: The fund’s sub-adviser, Aegon USA Investment Management, LLC (the “sub-adviser”) seeks to achieve the fund’s objective by investing primarily in a combination of underlying exchange-traded funds (“ETFs”).
The sub-adviser seeks to achieve the fund’s objectives by utilizing both tactical and strategic asset allocation strategies. The sub-adviser’s tactical asset allocation strategy involves making short-term adjustments to the fund’s asset mix, utilizing the sub-adviser’s research on various risk and return considerations, in an effort to optimize returns relative to risks as market and economic conditions change. The sub-adviser’s strategic asset allocation strategy is similar, but with a somewhat longer-term outlook. The sub-adviser’s selections of individual ETFs to populate the allocation to a given asset class may be driven by strategic or tactical considerations.
Under normal circumstances, the sub-adviser expects to allocate substantially all of the fund’s assets among underlying ETFs to achieve targeted exposure to global equities and short-term fixed income securities. The allocation of fund assets will generally vary as follows: 20% to 100% of the fund’s net assets in global equities, including emerging and frontier markets; and 0% to 80% of the fund’s net assets in short duration, investment grade fixed income securities, inflation-protected securities and/or cash.
The fund may invest in companies of any capitalization. The dollar-weighted average duration of the fund’s fixed income securities is normally expected to be less than 3 years.
The sub-adviser actively and tactically rotates the fund’s assets among various asset classes in an effort to take advantage of changing economic conditions that the sub-adviser believes favor one asset class over another. Based on the analysis of various economic indicators, the sub-adviser will increase the allocation to the asset classes that the sub-adviser believes have a higher probability of contributing to outperformance relative to the fund’s benchmark. Tactical strategies tend to have higher turnover than index or other strategies that adhere to a long term allocation.
The sub-adviser uses a three step investment process to construct and manage the fund’s portfolio. In the first step, the sub-adviser employs a global “top down” approach in which the sub-adviser analyzes various factors that affect the movement of markets and securities prices worldwide. This step attempts to translate the sub-adviser’s top down qualitative analysis, as well as its strategic and tactical views, into an asset allocation decision reflecting the foregoing and the fund’s investment objectives. Following determination of the fund’s overall asset allocation, in step two, the sub-adviser determines sector allocations and selects and determines the weights of specific ETFs to populate each sector allocation. The sub-adviser selects and determines the weights of fixed income ETFs based on a combination of the sub-adviser’s top down analysis and a relative value and “bottom up” approach, which takes into account various qualitative factors. The sub-adviser uses quantitative models to guide the selection of equity ETFs. The sub-adviser may in its discretion adjust, change, or even disregard any model at any time. In step three, the sub-adviser reviews and may make adjustments to the portfolio constructed in the first two steps, based on the sub-adviser’s views of the market and general economic conditions.
Each underlying ETF has its own investment objective, principal investment strategies and investment risks. It is not possible to predict the extent to which the fund will be invested in a particular underlying ETF at any time. The fund may be a significant shareholder in certain underlying ETFs. The sub-adviser may change the fund’s asset allocations and underlying ETFs at any time without investor approval and without notice to investors.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The fund, through its investments in underlying funds, is subject to the risks of the underlying funds. The following is a summary description of principal risks

(in alphabetical order) of investing in the fund (either directly or through its investments in underlying funds). Each risk described below may not apply to each underlying fund and an underlying fund may be subject to additional or different risks than those described below. You may lose money if you invest in this fund.
•	Active Trading – The fund is actively managed and may purchase and sell securities without regard to the length of time held. Active trading may have a negative impact on performance by increasing transaction costs and may generate greater amounts of net short-term capital gains, which, for shareholders holding shares in taxable accounts, would be subject to tax at ordinary income tax rates upon distribution.
•	Asset Allocation – The sub-adviser allocates the fund's assets among various asset classes and underlying funds. These allocations may be unsuccessful in maximizing the fund's return and/or avoiding investment losses, and may cause the fund to underperform.
•	Asset Class Variation – The underlying funds invest principally in the securities constituting their asset class (i.e., equity or fixed income). However, under normal market conditions, an underlying fund may vary the percentage of its assets in these securities (subject to any applicable regulatory requirements). Depending upon the percentage of securities in a particular asset class held by the underlying funds at any given time, and the percentage of the fund's assets invested in various underlying funds, the fund's actual exposure to the securities in a particular asset class may vary substantially from its target allocation for that asset class.
•	Credit – If an issuer or other obligor (such as a party providing insurance or other credit enhancement) of a security held by the fund or a counterparty to a financial contract with the fund defaults or is downgraded, or is perceived to be less creditworthy, or if the value of any underlying assets declines, the value of your investment will typically decline. Below investment grade, high-yield debt securities (commonly known as “junk bonds”) have a higher risk of default and are considered speculative. Subordinated securities are more likely to suffer a credit loss than non-subordinated securities of the same issuer and will be disproportionately affected by a default, downgrade or perceived decline in creditworthiness.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Emerging Markets – Investments in the securities of issuers located in or principally doing business in emerging markets are subject to foreign investments risks. These risks are greater for investments in issuers in emerging market countries. Emerging market countries tend to have economic, political and legal systems that are less fully developed and are less stable than those of more developed countries. Emerging market securities are often particularly sensitive to market movements because their market prices tend to reflect speculative expectations. Low trading volumes may result in a lack of liquidity and in extreme price volatility.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Extension – When interest rates rise, repayments of fixed income securities, particularly asset- and mortgage-backed securities, may occur more slowly than anticipated, extending the effective duration of these fixed income securities at below market interest rates and causing their market prices to decline more than they would have declined due to the rise in interest rates alone. This may cause the fund’s share price to be more volatile.
•	Fixed-Income Securities – The market prices of fixed-income securities may go up or down, sometimes rapidly and unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. In addition, the market value of a fixed income security may decline if the issuer or other obligor of the security fails to pay principal and/or interest, otherwise defaults or has its credit rating downgraded or is perceived to be less creditworthy, or the credit quality or value of any underlying assets declines. When market prices fall, the value of your investment will go down. The value of your investment will generally go down when interest rates rise. Interest rates have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Focused Investing – To the extent the fund invests in one or more countries, regions, sectors or industries, or in a limited number of issuers, the fund will be more susceptible to negative events affecting those countries, regions, sectors, industries or issuers. Local events, such as political upheaval, financial troubles, or natural disasters may disrupt a country’s or region’s securities markets. Geographic risk is especially high in emerging markets.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	Frontier Markets – Frontier market countries generally have smaller economies and even less developed capital markets than emerging market countries, and, as a result, the risks of investing in emerging market countries are magnified in frontier market countries. The magnification of risks are the result of: potential for extreme price volatility and illiquidity in frontier markets; government ownership or control of parts of private sector and of certain companies; trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which frontier market countries trade; and the relatively new and unsettled securities laws in many frontier market countries.
•	Inflation-Protected Securities – Inflation-protected debt securities may react differently from other types of debt securities and tend to react to changes in “real” interest rates. Real interest rates represent nominal (stated) interest rates reduced by the expected impact of inflation. In general, the price of an inflation-protected debt security can fall when real interest rates rise, and can rise when real interest rates fall. Interest payments on inflation-protected debt securities can be unpredictable and will vary as the principal and/or interest is adjusted for inflation. Also, the inflation index utilized by a particular inflation-protected security may not accurately reflect the true rate of inflation, in which case the market value of the security could be adversely affected.
•	Interest Rate – Interest rates in the U.S. have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. The value of fixed income securities generally goes down when interest rates rise, and therefore the value of your investment in the fund may also go down. Debt securities have varying levels of sensitivity to changes in interest rates. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Model and Data – If quantitative models, algorithms or calculations (whether proprietary and developed by the sub-adviser or supplied by third parties) (“Models”) or information or data supplied by third parties (“Data”) prove to be incorrect or incomplete, any decisions made, in whole or part, in reliance thereon expose the fund to additional risks. Models can be predictive in nature. The use of predictive Models has inherent risks. The success of relying on or otherwise using Models depends on a number of factors, including the validity, accuracy and completeness of the Model’s development, implementation and maintenance, the Model’s assumptions, factors, algorithms and methodologies, and the accuracy and reliability of the supplied historical or other Data. Models rely on, among other things, correct and complete Data inputs. If incorrect Data is entered into even a well-founded Model, the resulting information will be incorrect. However, even if Data is input correctly, Model prices may differ substantially from market prices, especially for securities with complex characteristics. Investments selected with the use of Models may perform differently than expected as a result of the design of the Model, inputs into the Model or other factors. There can be no assurance that the use of Models will result in effective investment decisions for the fund.
•	Mortgage-Related and Asset-Backed Securities – The value of mortgage-related and asset-backed securities will be influenced by factors affecting the housing market and the assets underlying such securities. As a result, during periods of declining asset values, difficult or frozen credit markets, swings in interest rates, or deteriorating economic conditions, mortgage-related and asset-backed securities may decline in value, face valuation difficulties, become more volatile and/or become illiquid. Mortgage-backed securities may be issued by private issuers, by government-sponsored entities such as Fannie Mae or Freddie Mac or by agencies of the U.S. government, such as Ginnie Mae. Mortgage-backed securities represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. Unlike mortgage-related securities issued or guaranteed by agencies of the U.S. government or government-sponsored entities, mortgage-related securities issued by private issuers do not have a government or government-sponsored entity guarantee (but may have other credit enhancement), and may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics. Asset-backed securities represent participations in, or are secured by and payable from, assets such as installment sales or loan contracts, leases, credit card receivables and other categories of receivables. The value of mortgage-backed and asset-backed securities may be affected by changes in credit quality or value of the mortgage loans or other assets that support the securities. Mortgage-backed and asset-backed securities are subject to prepayment or call and extension risks. Some of these securities may receive little or no collateral protection from the underlying assets. The risk of default is generally higher in the case of mortgage-backed investments that include so-called “sub-prime” mortgages. The structure of some of these securities may be complex and there may be less information available than for other types of debt securities. Upon the occurrence of certain triggering events or defaults, the fund may become the holder of underlying assets at a time when those assets may be difficult to sell or may be sold only at a loss.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Prepayment or Call – Many issuers have a right to prepay their securities. If interest rates fall, an issuer may exercise this right. If this happens, the fund will not benefit from the rise in market price that normally accompanies a decline in interest rates, and will be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on the prepaid security. The fund also may lose any premium it paid on the security.
•	Small and Medium Capitalization Companies – The fund will be exposed to additional risks as a result of its investments in the securities of small or medium capitalization companies. Small or medium capitalization companies may be more at risk than large capitalization companies because, among other things, they may have limited product lines, operating history, market or financial resources, or because they may depend on a limited management group. The prices of securities of small and medium capitalization companies generally are more volatile than those of large capitalization companies and are more likely to be adversely affected than large capitalization companies by changes in earnings results and investor expectations or poor economic or market conditions. Securities of small and medium capitalization companies may underperform large capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses.
•	Sovereign Debt – Sovereign debt instruments are subject to the risk that the governmental entity may delay or fail to pay interest or repay principal on its sovereign debt. If a governmental entity defaults, it may ask for more time in which to pay or for further loans. There may be no established legal process for collecting sovereign debt that a government does not pay, nor are there bankruptcy proceedings through which all or part of the sovereign debt that a governmental entity has not repaid may be collected.
•	Structured Instruments – The fund may invest in, or have exposure to, various types of structured instruments, including securities that have demand, tender or put features, or interest rate reset features. Structured instruments are a type of derivative instrument and the payment and credit qualities of these instruments derive from the assets embedded in the structure from which they are issued. Structured instruments may behave in ways not anticipated by the fund, or they may not receive tax, accounting or regulatory treatment anticipated by the fund.
•	Tactical and Strategic Asset Allocation – Tactical asset allocation strategy involves making short-term adjustments to the fund's asset mix, utilizing the sub-adviser’s research on various risk and return considerations, in an effort to optimize returns relative to risks as market and economic conditions change. Strategic asset allocation strategy is similar, but with a somewhat longer-term outlook. These strategies tend to produce higher turnover than those that adhere to a longer term outlook, which may result in higher transaction costs. These strategies may not work as intended. The fund may not achieve its objective and may not perform as well as other funds using other asset management strategies.
•	Underlying Exchange Traded Funds – Because the fund invests its assets in various underlying ETFs, its ability to achieve its investment objective depends largely on the performance of the underlying ETFs in which it invests. Each of the underlying ETFs in which the fund may invest has its own investment risks, and those risks can affect the value of the underlying ETFs’ shares and therefore the value of the fund’s investments. There can be no assurance that the investment objective of any underlying ETF will be achieved. To the extent that the fund invests more of its assets in one underlying ETF than in another, the fund will have greater exposure to the risks of that underlying ETF. In addition, the fund will bear a pro rata portion of the operating expenses of the underlying ETFs in which it invests.
Equity-based ETFs are subject to risks similar to those of stocks; fixed income-based ETFs are subject to risks similar to those of fixed-income securities. An investment in an ETF generally presents the same primary risks as an investment in a conventional fund (i.e., one that is not exchange-traded) that has the same investment objectives, strategies and policies. The price of an ETF can fluctuate up and down, and the fund could lose money investing in an ETF if the prices of the securities owned by the ETF go down. In addition, ETFs are subject to the following risks that do not apply to conventional funds: (i) the market price of an ETF’s shares may be above or below the shares’ net asset value; (ii) during periods of market volatility, the share prices of ETFs may deviate significantly from their NAVs; (iii) an active trading market for an ETF’s shares may not develop or be maintained; or (iv) trading of an ETF’s shares may be halted if the listing exchange’s officials deem such action appropriate, the shares are delisted from the exchange or the activation of market-wide “circuit breakers” (which are tied to large decreases in stock prices) halts stock trading generally.
•	U.S. Government Agency Obligations – Government agency obligations have different levels of credit support and, therefore, different degrees of credit risk. Securities issued by agencies and instrumentalities of the U.S. government that are supported by the full faith and credit of the U.S. generally present a lesser degree of credit risk than securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the issuer’s right to borrow from the U.S. Treasury and securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the credit of the issuing agencies. Although the U.S. government has provided financial support to the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) in the past, there can be no assurance that it will support these or other government sponsored entities in the future.

•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows how the fund’s performance has varied from year to year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance, as well as comparison to one or more secondary indices. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. Index returns are since the inception of the oldest share class.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Annual Total Returns (calendar years ended December 31) - Class A
	Quarter Ended	Return
Best Quarter:	03/31/2013	6.50%
Worst Quarter:	09/30/2014	-2.54%

The Transamerica Tactical Rotation Blended Benchmark consists of the following: FTSE All-World Index Total Return, 80%, and Barclays 1-3 Month U.S. Treasury Bill Index, 20%. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses.
Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	Since Inception	Inception Date
Class A			10/31/2012
Return before taxes	3.92%	10.89%
Return after taxes on distributions	2.24%	9.06%
Return after taxes on distributions and sale of fund shares	3.36%	7.94%
Class C (Return before taxes only)	3.19%	10.10%	10/31/2012
Class I (Return before taxes only)	4.26%	11.22%	10/31/2012
FTSE All-World Index Total Return (reflects no deduction for fees, expenses or taxes)	4.78%	14.46%
S&P 500® (reflects no deduction for fees, expenses or taxes)	13.69%	21.58%
Transamerica Tactical Rotation Blended Benchmark (reflects no deduction for fees, expenses or taxes)	3.87%	11.50%

The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.

Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Aegon USA Investment Management, LLC
Portfolio Managers:
Doug Weih, CFA, Lead Portfolio Manager since 2015
David Halfpap, CFA, Portfolio Manager since 2012
Frank Rybinski, CFA, Portfolio Manager since 2012
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica Unconstrained Bond

Investment Objective: Seeks to maximize total return through a combination of interest income and capital appreciation.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	C	I
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	4.75%	None	None
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	1.00%	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	C	I
Management fees	0.64%	0.64%	0.64%
Distribution and service (12b-1) fees	0.25%	1.00%	0.00%
Other expenses[1]	0.25%	0.25%	0.25%
Total annual fund operating expenses	1.14%	1.89%	0.89%
1	Other expenses are based on estimates for the current fiscal year.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years
A	$586	$819
C	$292	$594
I	$ 91	$284

If the shares are not redeemed:
Share Class	1 year	3 years
A	$586	$819
C	$192	$594
I	$ 91	$284
Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
Portfolio turnover rate is not included at this time because the fund did not commence operations until after the most recent fiscal year-end.
Principal Investment Strategies: Under normal circumstances, the fund’s sub-adviser, PineBridge Investments LLC (the “sub-adviser”), invests at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in bonds. The fund may invest in investment grade and below investment grade (commonly known as “junk bonds”) fixed income securities issued by domestic and foreign issuers, including those in emerging market countries. The bonds in which the fund may invest may be issued by governments, their agencies or instrumentalities, and corporate issuers. The fund will not be constrained by management against an index.
The fund may invest opportunistically across a broad array of fixed income segments, including but not limited to U.S. government bonds, inflation-protected securities, international government bonds, municipal bonds, intermediate maturity corporate bonds, long maturity corporate bonds, bank loans (including loan participations and loan assignments), high yield bonds, emerging markets sovereign bonds, emerging market corporate bonds, emerging market local currency debt, securitized assets (asset-backed securities, mortgage-backed securities, and commercial mortgage-backed securities) and cash/cash equivalents. The fund has a broad investment universe that covers multiple sectors, quality segments, and security types. Yield curve exposure can be from U.S. or non-U.S. sectors. On a portfolio level, the fund actively manages duration and yield curve positioning. The average portfolio duration of the fund will normally vary from -3 to 10 years. During periods of market volatility, duration may deviate outside this range.
Based on fundamental macroeconomic research and the resulting asset allocation output, the fund may rotate between the different fixed income segments and may exclude certain sectors based on relative attractiveness. No fixed income segment is expected to constitute more than 35% of the fund. While the fund will normally invest primarily in investment grade securities, it may invest without limit in below investment grade issues during periods when the sub-adviser believes there are attractive valuations supported by strong economic fundamentals. Each segment will be actively managed, with a well-diversified and risk managed sub portfolio of directly invested securities with no more than 5% invested in any non-government issuer. Investments in preferred and convertible securities generally will not exceed 15% of the fund’s assets. The fund may invest significantly in non-dollar denominated developed and emerging market bonds on a hedged or unhedged basis. The fund’s bank loan investments may include senior secured floating rate and fixed rate loans or debt, second lien or other subordinated or unsecured floating rate and fixed rate loans or debt and other types of secured or unsecured loans with fixed, floating or variable interest rates. The fund may also invest in To Be Announced (“TBA”) mortgages and dollar rolls.
The fund may use derivatives such as swaps, futures, forwards and structured investments, for investment purposes or in an effort to hedge and mitigate uncertainties from exposure to such factors as credit, interest rates, inflation, and exchange rates. Swaps, such as interest rate, inflation, or credit default (on indices or individual issues) are allowed as long as the maximum underlying notional value does not exceed 33% of the underlying market value of the fund. When segments are believed to be overvalued, the fund may short indices or individual issues.
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Active Trading – The fund is actively managed and may purchase and sell securities without regard to the length of time held. Active trading may have a negative impact on performance by increasing transaction costs and may generate greater amounts of net short-term capital gains, which, for shareholders holding shares in taxable accounts, would be subject to tax at ordinary income tax rates upon distribution.
•	Bank Obligations – To the extent the fund invests in U.S. bank obligations, the fund will be more susceptible to negative events affecting the U.S. banking industry. Banks are sensitive to changes in money market and general economic conditions. Banks are highly regulated. Decisions by regulators may limit the loans banks make and the interest rates and fees they charge, and may reduce bank profitability.
•	Convertible Securities – Convertible securities share investment characteristics of both fixed income and equity securities. However, the value of these securities tends to vary more with fluctuations in the value of the underlying common stock than with fluctuations in interest rates. The value of convertible securities also tends to exhibit lower volatility than the underlying common stock. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. The fund could lose money if the issuer of a convertible security is unable to meet its financial obligations or goes bankrupt.

•	Counterparty – The fund will be subject to credit risk (that is, where changes in an issuer’s financial strength or credit rating may affect an instrument’s value) with respect to the amount it expects to receive from counterparties to derivatives, repurchase agreements and other financial contracts entered into by the fund or held by special purpose or structured vehicles. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the value of your investment in the fund may decline.
•	Credit – If an issuer or other obligor (such as a party providing insurance or other credit enhancement) of a security held by the fund or a counterparty to a financial contract with the fund defaults or is downgraded, or is perceived to be less creditworthy, or if the value of any underlying assets declines, the value of your investment will typically decline. Below investment grade, high-yield debt securities (commonly known as “junk bonds”) have a higher risk of default and are considered speculative. Subordinated securities are more likely to suffer a credit loss than non-subordinated securities of the same issuer and will be disproportionately affected by a default, downgrade or perceived decline in creditworthiness.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Currency Hedging – The fund may hedge its currency risk using currency futures, forwards or options. However, these instruments may not always work as intended, and a fund may be worse off than if it had not used a hedging instrument.
•	Derivatives – Using derivatives exposes the fund to additional risks and can increase fund losses and reduce opportunities for gains when market prices, interest rates or the derivatives themselves behave in a way not anticipated by the fund. Using derivatives also can have a leveraging effect and increase fund volatility. The fund may also have to sell assets at inopportune times to satisfy its obligations. Derivatives may be difficult to sell, unwind or value, and the counterparty may default on its obligations to the fund. The fund's investments in derivative instruments may involve a small investment relative to the amount of investment exposure assumed and may result in losses exceeding the amounts invested in those instruments. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The U.S. government is in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin and reporting requirements. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make them more costly, may limit their availability, may disrupt markets or may otherwise adversely affect their value or performance.
•	Dollar Rolls – Fixed income securities with buy-back features enable the fund to recover principal upon tendering the securities to the issuer or a third party. A dollar roll transaction involves a sale by the fund of a mortgage-backed or other security concurrently with an agreement by the fund to repurchase a similar security at a later date at an agreed-upon price. The securities that are repurchased will bear the same interest rate and stated maturity as those sold, but pools of mortgages collateralizing those securities may have different prepayment histories than those sold.
•	Emerging Markets – Investments in the securities of issuers located in or principally doing business in emerging markets are subject to foreign investments risks. These risks are greater for investments in issuers in emerging market countries. Emerging market countries tend to have economic, political and legal systems that are less fully developed and are less stable than those of more developed countries. Emerging market securities are often particularly sensitive to market movements because their market prices tend to reflect speculative expectations. Low trading volumes may result in a lack of liquidity and in extreme price volatility.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.

•	Extension – When interest rates rise, repayments of fixed income securities, particularly asset- and mortgage-backed securities, may occur more slowly than anticipated, extending the effective duration of these fixed income securities at below market interest rates and causing their market prices to decline more than they would have declined due to the rise in interest rates alone. This may cause the fund’s share price to be more volatile.
•	Fixed-Income Securities – The market prices of fixed-income securities may go up or down, sometimes rapidly and unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. In addition, the market value of a fixed income security may decline if the issuer or other obligor of the security fails to pay principal and/or interest, otherwise defaults or has its credit rating downgraded or is perceived to be less creditworthy, or the credit quality or value of any underlying assets declines. When market prices fall, the value of your investment will go down. The value of your investment will generally go down when interest rates rise. Interest rates have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Focused Investing – To the extent the fund invests in one or more countries, regions, sectors or industries, or in a limited number of issuers, the fund will be more susceptible to negative events affecting those countries, regions, sectors, industries or issuers. Local events, such as political upheaval, financial troubles, or natural disasters may disrupt a country’s or region’s securities markets. Geographic risk is especially high in emerging markets.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	High-Yield Debt Securities – High-yield debt securities, commonly referred to as “junk bonds,” are securities that are rated below “investment grade” (that is, securities rated below Baa/BBB) or, if unrated, determined to be below investment grade by the sub-adviser. Changes in interest rates, the market’s perception of the issuers and the creditworthiness of the issuers may significantly affect the value of these bonds. Junk bonds are considered speculative, have a higher risk of default, tend to be less liquid and may be more difficult to value than higher grade securities. Junk bonds tend to be volatile and more susceptible to adverse events and negative sentiments.
•	Inflation-Protected Securities – Inflation-protected debt securities may react differently from other types of debt securities and tend to react to changes in “real” interest rates. Real interest rates represent nominal (stated) interest rates reduced by the expected impact of inflation. In general, the price of an inflation-protected debt security can fall when real interest rates rise, and can rise when real interest rates fall. Interest payments on inflation-protected debt securities can be unpredictable and will vary as the principal and/or interest is adjusted for inflation. Also, the inflation index utilized by a particular inflation-protected security may not accurately reflect the true rate of inflation, in which case the market value of the security could be adversely affected.
•	Interest Rate – Interest rates in the U.S. have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. The value of fixed income securities generally goes down when interest rates rise, and therefore the value of your investment in the fund may also go down. Debt securities have varying levels of sensitivity to changes in interest rates. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
•	Leveraging – The value of your investment may be more volatile to the extent that the fund borrows or uses derivatives or other investments that have a leveraging effect on the fund. Other risks also will be compounded. This is because leverage generally magnifies the effect of a change in the value of an asset and creates a risk of loss of value on a larger pool of assets than the fund would otherwise have had. The use of leverage is considered to be a speculative investment practice and may result in the loss of a substantial amount, and possibly all, of the fund's assets. The fund also may have to sell assets at inopportune times to satisfy its obligations.

•	Liquidity – The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.
•	Loans – Loans are subject to the credit risk of nonpayment of principal or interest. Economic downturns or increases in interest rates may cause an increase in defaults, interest rate risk and liquidity risk. Loans may or may not be collateralized at the time of acquisition, and any collateral may be relatively illiquid or lose all or substantially all of its value subsequent to investment. In the event of bankruptcy of a borrower, the fund could experience delays or limitations with respect to its ability to realize the benefits of any collateral securing a loan. Junior loans, which have a lower place in the borrower’s capital structure than senior loans and may be unsecured, involve a higher degree of overall risk than senior loans of the same borrower. The fund's investments in loans are also subject to prepayment or call risk.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Money Market Funds – An investment in a money market fund is not a bank deposit, and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. Although money market funds generally seek to maintain a stable net asset value of $1.00 per share, it is possible to lose money by investing in a money market fund.
•	Mortgage-Related and Asset-Backed Securities – The value of mortgage-related and asset-backed securities will be influenced by factors affecting the housing market and the assets underlying such securities. As a result, during periods of declining asset values, difficult or frozen credit markets, swings in interest rates, or deteriorating economic conditions, mortgage-related and asset-backed securities may decline in value, face valuation difficulties, become more volatile and/or become illiquid. Mortgage-backed securities may be issued by private issuers, by government-sponsored entities such as Fannie Mae or Freddie Mac or by agencies of the U.S. government, such as Ginnie Mae. Mortgage-backed securities represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. Unlike mortgage-related securities issued or guaranteed by agencies of the U.S. government or government-sponsored entities, mortgage-related securities issued by private issuers do not have a government or government-sponsored entity guarantee (but may have other credit enhancement), and may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics. Asset-backed securities represent participations in, or are secured by and payable from, assets such as installment sales or loan contracts, leases, credit card receivables and other categories of receivables. The value of mortgage-backed and asset-backed securities may be affected by changes in credit quality or value of the mortgage loans or other assets that support the securities. Mortgage-backed and asset-backed securities are subject to prepayment or call and extension risks. Some of these securities may receive little or no collateral protection from the underlying assets. The risk of default is generally higher in the case of mortgage-backed investments that include so-called “sub-prime” mortgages. The structure of some of these securities may be complex and there may be less information available than for other types of debt securities. Upon the occurrence of certain triggering events or defaults, the fund may become the holder of underlying assets at a time when those assets may be difficult to sell or may be sold only at a loss.
•	Municipal Securities – Municipal issuers may be adversely affected by rising health care costs, increasing unfunded pension liabilities, and by the phasing out of federal programs providing financial support. Unfavorable conditions and developments relating to projects financed with municipal securities can result in lower revenues to issuers of municipal securities, potentially resulting in defaults. The value of municipal securities can also be adversely affected by changes in the financial condition of one or more individual municipal issuers or insurers of municipal issuers, regulatory and political developments, tax law changes or other legislative actions, and by uncertainties and public perceptions concerning these and other factors. To the extent the fund invests significantly in a single state or in securities the payments on which are dependent upon a single project or source of revenues, or that relate to a sector or industry, the fund will be more susceptible to associated risks and developments. In recent periods an increasing number of municipal issuers have defaulted on obligations, commenced insolvency proceedings, or suffered credit downgrading. Financial difficulties of municipal issuers may continue or get worse.
•	New Fund – The fund is newly formed. Investors in the fund bear the risk that the sub-adviser may not be successful in implementing its investment strategy, and may not employ a successful investment strategy, or that the fund may fail to attract sufficient assets under management to realize economies of scale, any of which could result in the fund being liquidated at any time without shareholder approval and at a time that may not be favorable for all shareholders.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Preferred Stock – Preferred stock’s right to dividends and liquidation proceeds is junior to the rights of a company’s debt securities. The value of preferred stock may be subject to factors that affect fixed income and equity securities, including changes in interest rates and in a company’s creditworthiness. The value of preferred stock tends to vary more with fluctuations in the underlying common stock and less with fluctuations in interest rates and tends to exhibit greater volatility. Shareholders of preferred stock may suffer a loss of value if dividends are not paid and have limited voting rights.
•	Prepayment or Call – Many issuers have a right to prepay their securities. If interest rates fall, an issuer may exercise this right. If this happens, the fund will not benefit from the rise in market price that normally accompanies a decline in interest rates, and will be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on the prepaid security. The fund also may lose any premium it paid on the security.
•	Repurchase Agreements – If the other party to a repurchase agreement defaults on its obligation, the fund may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security and the market value declines, the fund could lose money. If the seller becomes insolvent and subject to liquidation or reorganization under applicable bankruptcy or other laws, the fund's ability to dispose of the underlying securities may be restricted.
•	Short Sales – A short sale may be effected by selling a security that the fund does not own. If the price of the security sold short increases, the fund would incur a loss; conversely, if the price declines, the fund will realize a gain. Although the gain is limited by the price at which the security was sold short, the loss is potentially unlimited. The fund may also pay transaction costs and borrowing fees in connection with short sales.
•	Sovereign Debt – Sovereign debt instruments are subject to the risk that the governmental entity may delay or fail to pay interest or repay principal on its sovereign debt. If a governmental entity defaults, it may ask for more time in which to pay or for further loans. There may be no established legal process for collecting sovereign debt that a government does not pay, nor are there bankruptcy proceedings through which all or part of the sovereign debt that a governmental entity has not repaid may be collected.
•	Structured Instruments – The fund may invest in, or have exposure to, various types of structured instruments, including securities that have demand, tender or put features, or interest rate reset features. Structured instruments are a type of derivative instrument and the payment and credit qualities of these instruments derive from the assets embedded in the structure from which they are issued. Structured instruments may behave in ways not anticipated by the fund, or they may not receive tax, accounting or regulatory treatment anticipated by the fund.
•	To Be Announced (TBA) Transactions – Although the securities that are delivered in TBA transactions must meet certain standards, there is a risk that the actual securities received by the fund may be less favorable than what was anticipated when entering into the transaction. TBA transactions also involve the risk that a counterparty will fail to deliver the security, exposing the fund to further losses. Whether or not the fund takes delivery of the securities at the termination date of a TBA transaction, it will nonetheless be exposed to changes in the value of the underlying investments during the term of the agreement.
•	U.S. Government Agency Obligations – Government agency obligations have different levels of credit support and, therefore, different degrees of credit risk. Securities issued by agencies and instrumentalities of the U.S. government that are supported by the full faith and credit of the U.S. generally present a lesser degree of credit risk than securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the issuer’s right to borrow from the U.S. Treasury and securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the credit of the issuing agencies. Although the U.S. government has provided financial support to the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) in the past, there can be no assurance that it will support these or other government sponsored entities in the future.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
Performance: No performance is shown for the fund. Performance information will appear in a future version of this prospectus once the fund has a full calendar year of performance information to report to investors.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	PineBridge Investments LLC
Portfolio Managers:
Michael J Kelly, CFA, Portfolio Manager since 2014
Amit Agrawal, Portfolio Manager since 2014
Robert A. Vandem Assem, CFA, Portfolio Manager since 2014
Steven Oh, CFA, Portfolio Manager since 2014
Peter Hu, CFA, Portfolio Manager since 2014
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.

The fund currently does not offer Class A or C shares.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Transamerica US Growth (formerly, Transamerica Diversified Equity)

Investment Objective: Seeks to maximize long-term growth.
Fees and Expenses: This table describes the fees and expenses that you may pay if you buy and hold shares of the fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in Transamerica Funds. More information about these and other discounts is available from your financial professional and in the “Waivers and/or Reductions of Charges” section on page 339 of the fund’s prospectus and in the fund’s statement of additional information (SAI) under the heading “Purchase of Shares.”
Shareholder Fees (fees paid directly from your investment)
	Class of Shares
	A	B	C	I	T
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.50%	None	None	None	8.50%
Maximum deferred sales charge (load) (as a percentage of purchase price or redemption proceeds, whichever is lower)	None	5.00%	1.00%	None	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class of Shares
	A	B	C	I	T
Management fees[1]	0.66%	0.66%	0.66%	0.66%	0.66%
Distribution and service (12b-1) fees	0.25%	1.00%	1.00%	0.00%	0.00%
Other expenses	0.31%	0.42%	0.36%	0.20%	0.17%
Total annual fund operating expenses	1.22% [2]	2.08%	2.02%	0.86%	0.83%
1	Management fees have been restated to reflect a reduction in advisory fees effective July 1, 2014.
2	Total annual fund operating expenses do not correlate to the ratios of expenses to average net assets in the financial highlights table, which do not reflect the reduction of 0.05% in the distribution and services (12b-1) fees on Class A shares effective March 1, 2014 for an entire fiscal year.
Example: This Example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all shares at the end of those periods (unless otherwise indicated). The Example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If the shares are redeemed at the end of each period:
Share Class	1 year	3 years	5 years	10 years
A	$667	$ 916	$1,183	$1,946
B	$711	$ 952	$1,219	$2,190
C	$305	$ 634	$1,088	$2,348
I	$ 88	$ 274	$ 477	$1,061
T	$928	$1,092	$1,271	$1,788
If the shares are not redeemed:
Share Class	1 year	3 years	5 years	10 years
A	$667	$ 916	$1,183	$1,946
B	$211	$ 652	$1,119	$2,190
C	$205	$ 634	$1,088	$2,348
I	$ 88	$ 274	$ 477	$1,061
T	$928	$1,092	$1,271	$1,788

Portfolio Turnover: The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the fund’s performance.
During the most recent fiscal year, the portfolio turnover rate for the fund was 111% of the average value of its portfolio.
Principal Investment Strategies: The fund invests, under normal circumstances, at least 80% of its net assets (plus the amount of borrowings, if any, for investment purposes) in domestic common stocks. The fund invests primarily in common stocks of growth-oriented companies. Portfolio construction emphasizes stock specific risk while minimizing other sources of broad market risk. The goal is a portfolio whose relative performance is not dependent on the market environment.
The fund’s sub-adviser, Wellington Management Company LLP (the “sub-adviser”), employs a “bottom up” approach, using fundamental analysis to identify specific securities within industries or sectors for purchase or sale. A “bottom-up” approach evaluates individual companies in the context of broader market factors.
The sub-adviser’s stock selection process is derived from its observation that the quality and persistence of a company’s business is often not reflected in its current stock price. Central to the investment process is fundamental research focused on uncovering companies with improving quality metrics, business momentum, and attractive relative valuations. The investment process is aided by a proprietary screening process that narrows the investment universe to companies that are consistent with the investment philosophy.
The initial investment universe is comprised of:
•	Securities held in the Russell 1000® Growth and S&P 500® Growth Indexes
•	Equity securities within the market-cap range of the index with historical or projected growth rates greater than the Russell 1000® Index median
•	Stocks that meet other growth criteria as determined by the team
Consistent with the fund’s objective and other policies, the fund may invest to a lesser extent in derivatives, including futures, forwards, options and swaps. The fund may invest up to 20% of its total assets in foreign securities (not including American Depositary Receipts, American Depositary Shares or U.S. dollar denominated securities of foreign issuers).
Principal Risks: Risk is inherent in all investing. Many factors affect the fund's performance. There is no assurance the fund will meet its investment objective. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. The fund may take temporary defensive positions; in such a case, the fund will not be pursuing its principal investment strategies. The following is a summary description of principal risks (in alphabetical order) of investing in the fund. You may lose money if you invest in this fund.
•	Active Trading – The fund is actively managed and may purchase and sell securities without regard to the length of time held. Active trading may have a negative impact on performance by increasing transaction costs and may generate greater amounts of net short-term capital gains, which, for shareholders holding shares in taxable accounts, would be subject to tax at ordinary income tax rates upon distribution.
•	Counterparty – The fund will be subject to credit risk (that is, where changes in an issuer’s financial strength or credit rating may affect an instrument’s value) with respect to the amount it expects to receive from counterparties to derivatives, repurchase agreements and other financial contracts entered into by the fund or held by special purpose or structured vehicles. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the value of your investment in the fund may decline.
•	Currency – The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
•	Depositary Receipts – Depositary receipts may be less liquid than the underlying shares in their primary trading market. Any distributions paid to the holders of depositary receipts are usually subject to a fee charged by the depositary. Holders of depositary receipts may have limited voting rights, and investment restrictions in certain countries may adversely impact the value of depositary receipts because such restrictions may limit the ability to convert equity shares into depositary receipts and vice versa. Such restrictions may cause equity shares of the underlying issuer to trade at a discount or premium to the market price of the depositary receipts.
•	Derivatives – Using derivatives exposes the fund to additional risks and can increase fund losses and reduce opportunities for gains when market prices, interest rates or the derivatives themselves behave in a way not anticipated by the fund. Using derivatives also can have a leveraging effect and increase fund volatility. The fund may also have to sell assets at inopportune times to satisfy its obligations. Derivatives may be difficult to sell, unwind or value, and the counterparty may default on its obligations to the fund. The fund's investments in derivative instruments may involve a small investment relative to the amount of investment exposure assumed and may result in losses exceeding the amounts invested in those instruments. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The U.S. government is in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin and reporting requirements. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make them more costly, may limit their availability, may disrupt markets or may otherwise adversely affect their value or performance.
•	Equity Securities – Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and consequently may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. If the market prices of the equity securities owned by the fund fall, the value of your investment in the fund will decline.
•	Foreign Investments – Investing in securities of foreign issuers or issuers with significant exposure to foreign markets involves additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Lack of information and weaker accounting standards also may affect the value of these securities.
•	Growth Stocks – Returns on growth stocks may not move in tandem with returns on other categories of stocks or the market as a whole. Growth stocks may be particularly susceptible to larger price swings or to adverse developments. Growth stocks as a group may be out of favor and underperform the overall equity market for a long period of time, for example, while the market favors “value” stocks.
•	Leveraging – The value of your investment may be more volatile to the extent that the fund borrows or uses derivatives or other investments that have a leveraging effect on the fund. Other risks also will be compounded. This is because leverage generally magnifies the effect of a change in the value of an asset and creates a risk of loss of value on a larger pool of assets than the fund would otherwise have had. The use of leverage is considered to be a speculative investment practice and may result in the loss of a substantial amount, and possibly all, of the fund's assets. The fund also may have to sell assets at inopportune times to satisfy its obligations.
•	Manager – The fund is subject to the risk that the sub-adviser’s judgments and investment decisions, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause the fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
•	Market – The market prices of the fund's securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors, industries or issuers. When market prices fall, the value of your investment will go down. The fund may experience a substantial or complete loss on any individual security. Financial markets in the U.S., Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal

Reserve has reduced its market support activities. Further reduction or withdrawal of this support, or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in the financial markets.
•	Portfolio Selection – The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
•	Small and Medium Capitalization Companies – The fund will be exposed to additional risks as a result of its investments in the securities of small or medium capitalization companies. Small or medium capitalization companies may be more at risk than large capitalization companies because, among other things, they may have limited product lines, operating history, market or financial resources, or because they may depend on a limited management group. The prices of securities of small and medium capitalization companies generally are more volatile than those of large capitalization companies and are more likely to be adversely affected than large capitalization companies by changes in earnings results and investor expectations or poor economic or market conditions. Securities of small and medium capitalization companies may underperform large capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses.
•	Valuation – The sales price the fund could receive for any particular portfolio investment may differ from the fund's valuation of the investment, particularly for securities that trade in thin or volatile markets, that are priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, or that are valued using a fair value methodology.
Performance: The bar chart and the table below provide some indication of the risks of investing in the fund. The bar chart shows how the fund’s performance has varied from year to year. The table shows how the fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance. The bar chart does not reflect the impact of sales charges, which, if reflected, would lower the returns. The table includes deduction of applicable sales charges. Absent any limitation of the fund’s expenses, total returns would be lower. Index returns are since inception of the oldest share class.
As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. Updated performance information is available on our website at www.transamerica.com/individual/products/mutual-funds/performance/index.html or by calling 1-888-233-4339.
Prior to March 22, 2011, the fund had a different sub-adviser, a different investment objective and used different investment strategies. The performance set forth prior to that date is attributable to a previous sub-adviser.
Prior to July 1, 2014, the fund was named Transamerica Diversified Equity and used different investment strategies. The performance set forth for the period between March 22, 2011 and June 30, 2014 is attributable to the previous investment strategies.
Annual Total Returns (calendar years ended December 31) - Class A

	Quarter Ended	Return
Best Quarter:	03/31/2012	17.01%
Worst Quarter:	09/30/2011	-17.17%

Average Annual Total Returns (periods ended December 31, 2014)
	1 Year	5 Years	Since Inception	Inception Date
Class A				11/13/2009
Return before taxes	10.54%	12.38%	12.56%
Return after taxes on distributions	5.64%	10.80%	11.00%
Return after taxes on distributions and sale of fund shares	10.07%	9.93%	10.09%
Class B (Return before taxes only)	9.46%	11.53%	11.71%	11/13/2009
Class C (Return before taxes only)	9.60%	11.56%	11.73%	11/13/2009
Class I (Return before taxes only)	10.90%	12.84%	13.62%	11/30/2009
Class T (Return before taxes only)	10.95%	N/A	15.08%	02/10/2012
Russell 1000® Growth Index (reflects no deduction for fees, expenses or taxes)	13.05%	15.81%	16.22%

Russell Investment Group is the source and owner of the trademarks, service marks and copyrights related to the Russell indexes. Russell® is a trademark of Russell Investment Group.
The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan. After-tax returns are presented for only one class and returns for other classes will vary.
Management:
Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Wellington Management Company LLP
Portfolio Manager:
Mammen Chally, CFA, Portfolio Manager since 2014
Purchase and Sale of Fund Shares: You may purchase, exchange or redeem shares of the fund on any day the New York Stock Exchange is open for business, online or through our website at www.transamericafunds.com, by mail to Transamerica Fund Services, Inc., P.O. Box 219945, Kansas City, MO 64121-9945, by telephone at 1-888-233-4339, by overnight mail to Transamerica Fund Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or through a financial intermediary. The minimum initial purchase for Class A and C shares is $1,000; the minimum subsequent investment is $50. The minimum initial purchase for payroll deduction and automatic investment plan is $500; the minimum subsequent investment is $50 per monthly fund account investment. The minimum investment for Class I shares is $1,000,000.
Class B shares are not available for purchase, including to existing Class B shareholders, except in the limited circumstances described in this prospectus under the section entitled “Shareholder Information – Buying Shares”.
Class T shares are not available to new investors; only existing Class T shareholders may purchase additional Class T shares.
Tax Information: Fund distributions may be taxable as ordinary income, qualified dividend income, or capital gains, except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. In that case, you may be taxed when you take a distribution from such plan, depending on the type of plan, the circumstances of your distribution and other factors.
Payments to Broker-Dealers and Other Financial Intermediaries: If you purchase the fund through a broker-dealer or other financial intermediary, the fund and/or its affiliates may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

More on Each Fund’s Strategies and Investments

The following provides additional information regarding each fund’s strategies and investments described at the front of the prospectus. Except as otherwise expressly stated for a particular fund in this prospectus or in the statement of additional information or as required by law, there is no limit on the amount of each fund’s assets that may be invested in a particular type of security or investment.
Transamerica Asset Allocation-Conservative Portfolio: The fund seeks to achieve its investment objective by investing its assets in a broad mix of underlying Transamerica Funds (“underlying funds”).
•	Under normal circumstances, investments in underlying funds are expected to achieve a mix over time of approximately 35% of net assets in equities, which may include both stocks and commodity-related securities, and approximately 65% of net assets in fixed-income, which may include bonds, cash, cash equivalents, and other money market instruments. These percentages may vary.
•	The underlying funds may invest in a variety of U.S. and foreign equity and fixed-income (including high-yield) securities and alternative investments. The underlying funds may also invest in real estate investment trusts (“REITs”).
•	Allocation of assets among the underlying funds is based on factors such as diversification, general market outlooks (both domestic and global), volatility in the equity markets, historical performance, global markets’ current valuations, and other global economic factors.
•	The fund may periodically adjust its allocations to favor investments in those underlying funds that it believes will provide the most favorable outlook for achieving its investment objective.
•	The fund may also invest directly in U.S. government securities and/or short-term commercial paper.
Each underlying fund has its own investment objective, principal investment strategies and investment risks. The sub-adviser for each underlying fund decides which securities to purchase and sell for that underlying fund. The fund’s ability to achieve its investment objective depends largely on the performance of the underlying funds in which it invests. The “Underlying Funds” section of the prospectus lists the underlying funds currently available for investment by the funds, provides a summary of their respective investment objectives and principal investment strategies, and identifies certain risks of the underlying funds.
The fund may have exposure to derivatives instruments, such as options, futures or forward contracts and swaps through its investments in the underlying funds.
It is not possible to predict the extent to which the fund will be invested in a particular underlying fund at any time.
As a consequence of its investment strategies and policies, the fund may be a significant shareholder in certain underlying funds.
The fund’s Portfolio Construction Manager, Morningstar Associates, LLC (the “Portfolio Construction Manager”), determines the fund’s asset allocation and periodic changes thereto, and other fund investments. The Portfolio Construction Manager may change the fund’s asset allocation and underlying funds at any time without notice to shareholders and without shareholder approval.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Asset Allocation-Growth Portfolio: The fund seeks to achieve its investment objective by investing its assets in a broad mix of underlying Transamerica Funds (“underlying funds”).
•	Under normal circumstances, it expects to invest primarily in underlying funds that invest in U.S. and foreign (including emerging market) equities, which may include stocks, commodity-related securities and alternative investments.

•	Allocation of assets among the underlying funds is based on factors such as diversification, general market outlooks (both domestic and global), historical performance, global markets’ current valuations, and other global economic factors. The underlying funds may also invest in real estate investment trusts (“REITs”).
•	The fund may periodically adjust its allocations to favor investments in those underlying funds that it believes will provide the most favorable outlook for achieving its investment objective.
•	The fund may also invest directly in U.S. government securities and/or short-term commercial paper.
Each underlying fund has its own investment objective, principal investment strategies and investment risks. The sub-adviser for each underlying fund decides which securities to purchase and sell for that underlying fund. The fund’s ability to achieve its investment objective depends largely on the performance of the underlying funds in which it invests. The “Underlying Funds” section of the prospectus lists the underlying funds currently available for investment by the fund, provides a summary of their respective investment objectives and principal investment strategies, and identifies certain risks of the underlying funds.
The fund may have exposure to derivatives instruments, such as options, futures or forward contracts and swaps through its investments in the underlying funds.
It is not possible to predict the extent to which the fund will be invested in a particular underlying fund at any time.
As a consequence of its investment strategies and policies, the fund may be a significant shareholder in certain underlying funds.
The fund’s Portfolio Construction Manager, Morningstar Associates, LLC (the “Portfolio Construction Manager”), determines the fund’s asset allocation and periodic changes thereto, and other fund investments. The Portfolio Construction Manager may change the fund’s asset allocation and underlying funds at any time without notice to shareholders and without shareholder approval.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Asset Allocation-Moderate Growth Portfolio: The fund seeks to achieve its investment objective by investing its assets in a broad mix of underlying Transamerica Funds (“underlying funds”).
•	Under normal circumstances, investments in underlying funds are expected to achieve a mix over time of approximately 70% of net assets in equities, which may include both stocks and commodity-related securities, and approximately 30% of net assets in fixed-income, which may include bonds, cash, cash equivalents, and other money market instruments. These percentages may vary.
•	The underlying funds may invest in a variety of U.S. and foreign equity and fixed-income (including high-yield) securities and alternative investments. The underlying funds may also invest in real estate investment trusts (“REITs”).
•	Allocation of assets among the underlying funds is based on factors such as diversification, general market outlooks (both domestic and global), volatility in the equity markets, historical performance, global markets’ current valuations, and other global economic factors.
•	The fund may periodically adjust its allocations to favor investments in those underlying funds that it believes will provide the most favorable outlook for achieving its investment objective.
•	The fund may also invest directly in U.S. government securities and/or short-term commercial paper.
Each underlying fund has its own investment objective, principal investment strategies and investment risks. The sub-adviser for each underlying fund decides which securities to purchase and sell for that underlying fund. The fund’s ability to achieve its investment objective depends largely on the performance of the underlying funds in which it invests. The “Underlying Funds” section of the prospectus lists the underlying funds currently available for investment by the funds, provides a summary of their respective investment objectives and principal investment strategies, and identifies certain risks of the underlying funds.

The fund may have exposure to derivatives instruments, such as options, futures or forward contracts and swaps through its investments in the underlying funds.
It is not possible to predict the extent to which the fund will be invested in a particular underlying fund at any time.
As a consequence of its investment strategies and policies, the fund may be a significant shareholder in certain underlying funds.
The fund’s Portfolio Construction Manager, Morningstar Associates, LLC (the “Portfolio Construction Manager”), determines the fund’s asset allocation and periodic changes thereto, and other fund investments. The Portfolio Construction Manager may change the fund’s asset allocation and underlying funds at any time without notice to shareholders and without shareholder approval.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Asset Allocation-Moderate Portfolio: The fund seeks to achieve its investment objective by investing its assets in a broad mix of underlying Transamerica Funds (“underlying funds”).
•	Under normal circumstances, investments in underlying funds are expected to achieve a mix over time of approximately 50% of net assets in equities, which may include both stocks and commodity-related securities, and approximately 50% of net assets in fixed-income, which may include bonds, cash, cash equivalents, and other money market instruments. These percentages may vary.
•	The underlying funds may invest in a variety of U.S. and foreign (including emerging market) equity and fixed-income (including high-yield) securities and alternative investments. The underlying funds may also invest in real estate investment trusts (“REITs”).
•	Allocation of assets among the underlying funds is based on factors such as diversification, general market outlooks (both domestic and global), volatility in the equity markets, historical performance, global markets’ current valuations, and other global economic factors.
•	The fund may periodically adjust its allocations to favor investments in those underlying funds that it believes will provide the most favorable outlook for achieving its investment objective.
•	The fund may also invest directly in U.S. government securities and/or short-term commercial paper.
Each underlying fund has its own investment objective, principal investment strategies and investment risks. The sub-adviser for each underlying fund decides which securities to purchase and sell for that underlying fund. The fund’s ability to achieve its investment objective depends largely on the performance of the underlying funds in which it invests. The “Underlying Funds” section of the prospectus lists the underlying funds currently available for investment by the funds, provides a summary of their respective investment objectives and principal investment strategies, and identifies certain risks of the underlying funds.
The fund may have exposure to derivatives instruments, such as options, futures or forward contracts and swaps through its investments in the underlying funds.
It is not possible to predict the extent to which the fund will be invested in a particular underlying fund at any time.
As a consequence of its investment strategies and policies, the fund may be a significant shareholder in certain underlying funds.
The fund’s Portfolio Construction Manager, Morningstar Associates, LLC (the “Portfolio Construction Manager”), determines the fund’s asset allocation and periodic changes thereto, and other fund investments. The Portfolio Construction Manager may change the fund’s asset allocation and underlying funds at any time without notice to shareholders and without shareholder approval.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Capital Growth: The fund’s sub-adviser, Morgan Stanley Investment Management Inc. (the “sub-adviser”), under normal circumstances, seeks long-term capital growth by investing primarily in established and emerging companies with capitalizations within the range of companies included in the Russell 1000® Growth Index, which as of December 31, 2014 was between $203.5 million and $665.5 billion.
The fund may purchase and sell certain derivative instruments, such as options, futures contracts, options on futures contracts, contracts for difference, swaps and structured investments, for various portfolio management purposes, including to earn income, facilitate portfolio management and mitigate risks. In determining compliance with any percentage limitation or requirement regarding the use or investment of fund assets, the fund will take into account derivative or synthetic instruments or other positions that, in the judgment of the sub-adviser, have economic characteristics similar to the applicable category of investments.
The fund may invest in initial public offerings. The fund may also invest up to 10% of its assets in real estate investment trusts (“REITs”) and foreign real estate companies.
The fund may invest up to 25% of its total assets in securities of foreign issuers, including issuers located in emerging market or developing countries and securities classified as American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”), American Depositary Shares (“ADSs”) or Global Depositary Shares (“GDSs”), foreign U.S. dollar denominated securities that are traded on a U.S. exchange or local shares of non-U.S. issuers. The sub-adviser considers an issuer to be from a particular country if (i) its principal securities trading market is in that country; (ii) alone or on a consolidated basis it derives 50% or more of its annual revenue from goods produced, sales made or services performed in that country; or (iii) it is organized under the laws of, or has a principal office in, that country. By applying these tests, it is possible that a particular company could be deemed to be from more than one country. The securities in which the fund may invest may be denominated in U.S. dollars or in currencies other than U.S. dollars. The fund may utilize foreign currency forward exchange contracts, which are derivatives, in connection with its investment in foreign securities. The fund’s equity investments may include common and preferred stocks, convertible securities and equity-linked securities, rights and warrants to purchase common stocks, depositary receipts, exchange-traded funds (“ETFs”), limited partnership interests, and other specialty securities having equity features.
The sub-adviser emphasizes a bottom-up stock selection process, seeking attractive investments on an individual company basis. The sub-adviser seeks to invest in high quality companies it believes have sustainable competitive advantages and the ability to redeploy capital at high rates of return. The sub-adviser typically favors companies with rising returns on invested capital, above average business visibility, strong free cash flow generation and an attractive risk/reward. The sub-adviser generally considers selling an investment when it determines the company no longer satisfies its investment criteria.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Concentrated Growth: Under normal circumstances, the fund’s sub-adviser, Torray LLC (the “sub-adviser”), will invest at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in equity securities of large capitalization companies with proven records of increasing earnings on a consistent and sustainable basis. The fund considers large capitalization companies to be those companies with market capitalizations of $5 billion or more at the time of purchase. Sustainable growth is a product of businesses generally characterized by durable competitive advantages, high returns on and efficient use of capital, low financial and operating volatility, high levels of recurring revenue and low exposure to cyclical trends. Companies are reviewed on a fundamental basis in the context of long-term secular themes.

The fund employs a concentrated approach, investing in 25 to 30 stocks, with a long-term orientation and a quality focus. Correlation of securities and underlying businesses is considered in an effort to minimize risk within the fund. Initial positions range from 2% to 3% of assets and may be increased over time to between 5% and 7%. Individual positions will not exceed 7%. Sector weights are independent of benchmarks, ranging from 0% to 35%, and cash is not employed in a tactical or strategic manner.
Risk control is an integral part of the sub-adviser’s process. In the context of security selection, the focus is on quality, which is defined as businesses demonstrating consistent financial and operating metrics through a full business cycle, high returns on capital, appropriate leverage and reasonable valuation. Risk control is also a primary part of portfolio construction. In order to achieve effective diversification, correlation among existing and prospective holdings is measured through multiple periods, assigning preference to issues exhibiting low correlation to the portfolio and among sectors. Excess (positive or negative) relative performance also initiates a review of a security by the sub-adviser.
Positions are reduced or sold if they exhibit excess valuation, reach sector or position limits, show increased business volatility, are replaced by higher conviction ideas or fail to fulfill the original investment thesis.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Dividend Focused: The fund’s sub-adviser, Barrow, Hanley, Mewhinney & Strauss, LLC (the “sub-adviser”), deploys an active strategy that seeks large and middle capitalization U.S.-listed stocks, including American Depositary Receipts (“ADRs”), which make up a portfolio that generally exhibits the following value characteristics: price/earnings and price/book ratios at or below the market (S&P 500®) and dividend yields at or above the market. In addition, the sub-adviser considers stocks for the fund that not only currently pay a dividend, but also have a consecutive 25-year history of paying cash dividends. The sub-adviser also seeks stocks that have long established histories of dividend increases in an effort to ensure that the growth of the dividend stream of the fund’s holdings will be greater than that of the market as a whole. ADRs are publicly traded on exchanges or over-the-counter in the United States and are issued through “sponsored” or “unsponsored” arrangements. In a sponsored ADR arrangement, the foreign issuer assumes the obligation to pay some or all of the depository’s transaction fees, whereas under an unsponsored arrangement, the foreign issuer assumes no obligation and the depository’s transaction fees are paid by the ADR holders.
The sub-adviser utilizes a conservative orientation based on the belief that above-average returns can be achieved while taking below-average risks. The sub-adviser’s investment approach is based on an underlying philosophy that securities markets are inefficient and that these inefficiencies can be favorably exploited through adherence to a value-oriented investment process dedicated to individual stock selection on a bottom-up basis. Accordingly, the sub-adviser constructs a portfolio of individual stocks, selected on a bottom-up basis, using fundamental analysis. The sub-adviser seeks to identify companies that are undervalued and temporarily out-of-favor for reasons it can identify and understand. The sub-adviser does not attempt to time the market or rotate in and out of broad market sectors, as it believes that it is difficult, if not impossible, to add incremental value on a consistent basis by market timing.
The fund’s portfolio will generally consist of 35 to 45 stocks with position sizes of 1% to 5% (8% maximum position weighting). Annual portfolio turnover is anticipated to be less than 25%. If a stock held in the fund omits its dividend, the fund is not required to immediately sell the stock, but the fund will not purchase any stock that does not have a 25-year record of paying cash dividends.
The sub-adviser employs a fully invested strategy. Therefore, under normal market conditions, cash and cash equivalents are generally less than 5% of the fund’s assets.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.

Transamerica Emerging Markets Debt: Under normal circumstances, the fund’s sub-adviser Logan Circle Partners, LP (the “sub-adviser”), invests at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in debt securities of issuers located in emerging market countries. Emerging market countries are countries that major international financial institutions, such as the World Bank, generally consider to be less economically mature than developed nations. Emerging market countries can include every nation in the world except the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. The fund normally invests primarily in fixed-income securities of government and government-related issuers and corporate issuers in emerging market countries.
The sub-adviser seeks to identify companies in developing countries that are believed to be undervalued and have attractive or improving fundamentals. The sub-adviser analyzes the global economic environment and its impact on emerging markets. The sub-adviser determines the investment merit of sovereign securities using quantitative and qualitative factors, taking into consideration a sovereign’s reliance on external capital, distribution of wealth, and inflation volatility as well as the fiscal and monetary policy credibility, political environment and access to capital markets and current reforms that could affect the sovereign security’s valuation in the future. The sub-adviser determines the investment merit of corporate securities primarily by analyzing the credit quality of the issuer, employing cash flow models specific to the issuer and its industry and assessing issuer prospects under varying scenarios and sensitivities.
The fund will normally invest its assets in local currency and hard currency (such as U.S. dollars) emerging markets sovereign and corporate debt issues. The fund’s U.S. dollar denominated sovereign exposure should range between 30% and 100% and corporate exposure between 30% and 70%, and the fund’s local currency sovereign and corporate exposures should range between 5% and 40%. The fund’s developed markets exposure will normally range between 0% and 10%. Generally, less than 10% of the fund’s assets will be invested in cash and cash equivalents.
The fund’s holdings may range in maturity from overnight to 30 years or more and will not be subject to any minimum credit rating standard. The fund may invest in debt securities that are rated below investment grade (commonly known as “junk bonds”), including defaulted securities. The sub-adviser does not expect defaulted securities to represent more than 5% of the fund’s portfolio at any one time. The sub-adviser may, when or if available, use certain strategies, including the use of derivatives, to seek to protect the fund from what are believed to be overvalued currencies or to take advantage of what are believed to be undervalued currencies. The fund may use forward currency contracts to hedge against a decline in the value of existing investments denominated in foreign currency. The sub-adviser generally considers selling a security when it determines that the holding no longer satisfies its investment criteria.
The fund may invest in capital securities, which are hybrid securities that combine the characteristics of bonds and preferred stocks. The fund may invest in such securities in order to take advantage of the mispricing of subordinated risk within the marketplace. The sub-adviser does not expect that capital securities will represent more than 5% of the fund’s assets at any one time.
The fund may also invest up to 25% of its assets in cross currency hedges, which involve the sale of one currency against the positive exposure to a different currency. Cross currency hedges may be used for hedging purposes or to establish an active exposure to the exchange rate between any two currencies.
The fund is non-diversified.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Emerging Markets Equity: Under normal circumstances, the fund’s sub-adviser, ClariVest Asset Management LLC (the “sub-adviser”), invests at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in equity securities (including American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”) and European Depositary Receipts (“EDRs”)) of issuers economically tied to one or more emerging market countries. Issuers considered to be economically tied to emerging market countries include, without limitation: (1) an issuer organized under the laws of or maintaining a principal office or principal place(s) of business in one or more emerging markets; (2) an issuer of securities that are principally traded in one or more emerging markets; (3) an issuer that derives or is currently expected to derive 50% or more of its total sales, revenues, profits, earnings, growth, or another measure of economic activity from, the production or sale of goods or performance of services or making of investments or other economic activity in, one or more emerging markets, or that maintains or is currently expected to maintain 50% or more of its employees, assets, investments, operations, or other business activity in one or more emerging markets; (4) a governmental or quasi-governmental entity of an emerging market; or (5) any other issuer that the sub-adviser believes may expose the fund’s assets to the economic fortunes and risks of emerging markets. The sub-adviser may consider any one of the five factors when making a determination that an issuer is “economically tied” to emerging markets. The sub-adviser may consider an issuer to be economically tied to emerging markets even though it may be based in a developed market such as the United States. The sub-adviser considers emerging market countries to be countries included in the MSCI Emerging Markets Index.
The fund may (but is not required to) invest up to 100% of its total assets in foreign securities. The fund will normally emphasize investments in common stocks and other equity securities. The fund may invest in companies that exhibit growth characteristics and companies that exhibit value characteristics.
In selecting securities for the fund, the sub-adviser utilizes quantitative tools in a bottom-up investment process. Using an internally developed algorithm, the sub-adviser constructs a portfolio that seeks to maximize expected alpha, subject to constraints designed to meet long-run expected active risk goals. The annual portfolio turnover rate of the fund may exceed 125%.
The fund may invest in exchange-traded funds (“ETFs”) in order to equitize cash positions, seek exposure to certain markets or market sectors and to hedge against certain market movements.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Enhanced Muni: Under normal circumstances, the fund’s sub-adviser, Belle Haven Investments, L.P. (the “sub-adviser”), invests at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in municipal fixed-income securities the interest from which is exempt from federal income tax and the federal alternative minimum tax (“AMT”) applicable to individuals. The fund invests primarily in general obligation and revenue bonds issued by U.S. municipal issuers, as well as issuers in U.S. territories and possessions.
The fund is an actively managed, total return strategy that seeks to identify inefficiencies in the municipal bond market. The fund will invest utilizing a process that seeks to maximize total return, while adhering to longer term strategic risk management through a disciplined commitment to the diversification benefits of investment in a number of security types within the municipal bond market. The fund does this by taking a flexible approach to where it identifies value opportunities regardless of the par value. The sub-adviser also has the flexibility to invest in a broad array of issuers across the credit spectrum, although the fund is expected to have an investment grade bias. The process is engineered to seek to exploit mispricing within the fixed income markets that may be apparent at the issuer, credit, industry, security and/or maturity level based on macro-economic and fundamental analysis. Analysis is also used to determine the fund’s yield curve in an attempt to ensure that the fund’s securities have attractive historical valuations and limited exposure to unanticipated market events that may negatively impact fund performance. Investment decisions are made to maintain a balance between total return and portfolio risk.
Under normal conditions, the duration of the fund will generally vary between 3 and 10 years. Duration is a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security to changes in interest rates. The fund’s holdings may range in maturity from overnight to approximately 20 years.
The fund may invest no more than 25% of its assets in securities of issuers in the same state, political subdivision or U.S. territory. The fund may invest up to 20% of its net assets in taxable investments, including U.S. high yield fixed income securities (commonly known as “junk bonds”) rated B or higher. Junk bonds are those securities rated below investment grade by at least one nationally recognized statistical rating organization, or, if unrated, determined by the sub-adviser to be of comparable quality.

The fund may invest in derivative instruments such as options and futures contracts on U.S. Treasury securities for hedging purposes. The fund may also invest in exchange-traded funds (“ETFs”).
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Flexible Income: The fund’s sub-adviser, Aegon USA Investment Management, LLC (the “sub-adviser”), uses a “bottom up” approach to investing and builds the fund’s portfolio one company at a time.
The fund will invest, under normal circumstances, at least 80% of net assets (plus the amount of borrowings, if any, for investment purposes) in fixed-income securities, including:
•	U.S. government and foreign government bonds and notes (including emerging market countries);
•	Mortgage-backed, commercial mortgage-backed, and asset-backed securities (including collateralized mortgage obligations) (“CMOs”);
•	Corporate bonds of issuers in the U.S. and foreign countries (including emerging market countries);
•	Convertible bonds and other convertible securities;
•	Bank loans and loan participations:
•	Structured notes; and
•	Preferred securities.
With respect to these investments:
1.	Under normal circumstances, at least 50% of the value of the fund’s assets will be invested in (a) debt securities which have a rating within the four highest grades as determined by Moody’s Investors Service, Inc. (“Moody’s”) (“Aaa, Aa, A or Baa”) or Standard & Poor’s Corporation (“S&P”) (“AAA, AA, A or BBB”); (b) securities issued or guaranteed by the United States Government or its agencies or instrumentalities; (c) commercial paper rated Prime, Prime-1 or Prime-2 by NCO/Moody’s Commercial Paper Division, Moody’s, or A-1 or A-2 by S&P; or (d) cash or cash equivalents;
2.	Up to 50% of the value of the fund’s assets may be invested in other debt securities which are not rated by Moody’s or S&P or, if so rated, are not within the grades or ratings referred to above (commonly known as “junk bonds”); and
3.	The fund may engage in options and futures transactions, foreign currency transactions, and swap transactions. Instead of investing directly in particular securities, the fund may use instruments such as derivatives, including credit default swaps and futures contracts, and synthetic instruments that are intended to provide economic exposure to the securities or the issuer. The fund may use one or more types of these instruments without limit. These instruments are taken into account when determining compliance with the fund’s 80% policy.
The fund may invest up to 20% of its total assets in equity securities, such as common stocks, rights, warrants or preferred stock.
Ordinarily, the fund will purchase debt securities having call or refunding protection or securities which are not considered by the fund likely to be called or refunded in the near term, in order to preserve initial annual yields to the fund.
The fund may invest in securities of any maturity and does not have a target average duration.
•	Short-Term Trading – The fund may use short-term trading as a means of managing its portfolio to achieve its investment objectives. As used herein, “short-term trading” means selling securities held for a relatively brief period of time, usually less than three months. Short-term trading will be used by the fund primarily in two situations:
(a)	Market Developments – A security may be sold to avoid depreciation in what the fund anticipates will be a market decline (a rise in interest rates), or a security may be purchased in anticipation of a market rise (a decline in interest rates) and later sold; and
(b)	Yield Disparities – A security may be sold and another of comparable quality purchased at approximately the same time in order to take advantage of what the fund believes is a temporary disparity in the normal yield relationship between the two securities (a “yield disparity”).
Short-term trading to take advantage of a yield disparity may be undertaken even if levels of interest rates remain unchanged. Yield disparities occur frequently for reasons not directly related to the investment quality of the respective issues or the general movement of interest rates, but may result from changes in the overall demand for or supply of various types of bonds, changes in the investment objectives or the cash requirements of investors, and the requirements of dealers to correct long or short inventory positions.
Short-term trading techniques will be used principally in connection with higher quality, non-convertible debt securities, which are often better suited for short-term trading because the market in such securities is generally of greater depth and offers greater liquidity than the market in debt securities of lower quality. It is anticipated that short-term trading will be less applicable to any convertible securities which the fund may own, since such securities will usually be purchased when the fund believes that the market value of the underlying equity security is likely to appreciate over a period of time.
The fund will engage in short-term trading if it believes the transactions, net of costs (including commission, if any), will result in improving the appreciation potential or income of its portfolio. Whether any improvement will be realized by short-term trading will depend upon the ability of the fund to evaluate particular securities and anticipate relevant market factors, including interest rate trends and variations from such trends. Short-term trading such as that contemplated by the fund places a premium upon the ability of the fund to obtain relevant information, evaluate it promptly, and take advantage of its evaluations by completing transactions on a favorable basis. By virtue of short-term trading, the fund may engage in greater buying and selling activity than investment companies which are not permitted to employ such a policy in seeking their investment objectives. Such activity can result in greater costs of operation than is the case with other investment companies, and risks of loss in portfolio value could be greater. Accordingly, an investment in fund shares may be more speculative than an investment in shares of an investment company which cannot engage in short-term trading.
The sub-adviser may sell the fund’s securities when its expectations regarding market interest rates change or the quality or return changes on investment.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Floating Rate: Under normal circumstances the fund’s sub-adviser, Aegon USA Investment Management, LLC (the “sub-adviser”) seeks to achieve the fund’s objective by investing at least 80% of its net assets (plus the amount of borrowings, if any, for investment purposes) in floating rate loans and floating rate debt securities. Floating rate loans have interest rates that reset periodically, typically quarterly or monthly. Interest rates on floating rate loans are generally based off the London Interbank Offered Rate (“LIBOR”) plus a premium, but certain leveraged loans can use different base rates. Floating rate loans represent amounts borrowed by companies or other entities, the debt securities of which are usually rated below investment grade, from banks and other lenders. In many cases, they are issued in connection with recapitalizations, acquisitions, leveraged buyouts, and refinancings. Certain loans in which the fund invests are referred to as “leveraged loans” because the borrowing companies have significantly more debt than equity.
The sub-adviser selects investments based on fundamentals, sentiment and positioning, technicals and valuations. Analysis covers all aspects of the investment including underlying credit, capital structure, collateral and covenants. Comprehensive understanding of the entire competitive landscape supports strategic positioning of a credit, and allows for more effective measurement of up and downside scenarios. Individual credits are analyzed as both an independent holding and at the portfolio level. An overlay of top-down economic, business cycle and sector trend analysis is applied to investment candidates.

The fund will primarily invest in first lien, senior secured term loans (“senior loans”) to corporate issuers, partnerships and other entities. The fund can invest in senior loans of any maturity and quality. The majority of the fund’s assets will be invested in below-investment grade loans and “high-yield” securities (commonly known as “junk bonds”) and the fund may invest without limitation in such loans and securities. The issuers of the loans in which the fund invests may themselves be rated below investment grade. To a lesser extent the fund will invest in unsecured senior loans, unsecured floating rate notes, second lien loans and subordinated bridge loans (“junior loans”), unsecured fixed rate high yield bonds, other floating rate debt securities, fixed income debt obligations, money market instruments, and other debt securities, including distressed securities that may be in default and have any or no credit rating. The fund can invest up to 15% of its assets in loans and securities that are not secured by any specific collateral. The fund can invest up to 15% in unsecured fixed rate high-yield bonds and 15% in second lien loans. The fund may invest in loans of foreign-domiciled borrowers and foreign debt securities, including emerging market debt securities, but expects that the majority of assets in which it invests will be invested in loans and securities of U.S. borrowers or issuers. The fund may invest in derivatives such as futures, forwards, and options for a variety of purposes, including as a means to manage fixed income exposure and to increase the fund’s return as a non-hedging strategy that may be considered speculative. The fund can invest in leverage loan exchange traded funds (“ETF”) to create exposure to the asset class.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Global Bond: Under normal circumstances, the fund’s sub-adviser, Logan Circle Partners, L.P. (the “sub-adviser”), invests at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in bonds. The fund’s bond holdings will be invested primarily in bonds issued by governments and government agencies located around the world. Under normal market conditions, the fund invests at least 40% of its assets (or, if conditions are not favorable, at least 30% of its assets) in non-U.S. issuers directly or through depositary receipts. The fund’s portfolio normally will be composed of investments in issuers that are economically tied to at least three different countries, including the United States. The fund may also invest in inflation-indexed securities, corporate issues, and securities or structured products that are linked to or derive their value from another security, asset or currency of any nation. A structured product is generally a customized investment that derives its value from the performance of another type of investment, such as a single security, derivatives and/or foreign currencies. The fund may invest up to 30% of its assets in developing markets.
Although the fund may buy bonds rated in any category, it focuses on “investment grade” bonds. These are bonds rated in the top four rating categories by at least one independent rating agency, such as the Standard & Poor's Corporation or Moody's Investors Service, Inc. or, if unrated, determined by the fund's sub-adviser to be of comparable quality. The fund may invest up to 25% of its total assets in bonds that are rated below investment grade (commonly known as “junk bonds”). Generally, lower rated securities pay higher yields than more highly rated securities to compensate investors for the higher risk. The fund may invest in securities of any maturity and does not have a target average duration.
The sub-adviser allocates the fund's assets based upon its assessment of changing macroeconomic, political, and market conditions. It will consider various factors, including evaluation of monetary policies, inflation and gross domestic production forecasts, interest and currency exchange rate changes, and credit risks. The sub-adviser may consider selling a security when it believes the security has become fully valued due to either its price appreciation or changes in the issuer's fundamentals, or when the sub-adviser believes another security is a more attractive investment opportunity.
The fund may engage in hedging activities wherein it hedges the foreign currency exposure back into the base currency of the fund (U.S. dollar). The fund may also engage in proxy hedging wherein the fund will use another currency to hedge the underlying currency risk of a particular bond. The fund may buy or sell currency positions and may invest in currency futures forwards and options on foreign currencies, provided that such investments are consistent with the fund’s investment objective.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Global Equity: Under normal circumstances, the fund’s sub-adviser, Rockefeller & Co., Inc. (the “sub-adviser”) invests at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in equity securities. The fund may invest in securities of U.S. and non-U.S. issuers of any size, but generally focuses on larger, more established companies. The fund will invest primarily in securities of companies domiciled in developed markets, but may invest up to 30% of its net assets in securities of companies domiciled in emerging and frontier markets, as classified using the MSCI classifications of emerging and frontier markets. Under normal conditions, the fund will invest in at least four countries including the U.S.
The sub-adviser selects investments for the fund’s portfolio using a bottom-up security analysis that includes fundamental, sector-based research in seeking to identify businesses that have high or improving returns on capital, barriers to competition and compelling valuations.
Equity securities in which the fund may invest include common stocks, preferred stocks, convertible securities, rights and warrants for equity securities, depositary receipts such as American Depositary Receipts, Global Depositary Receipts and European Depositary Receipts, and interests in other investment companies, including exchange traded funds, that invest in equity securities.
Securities held by the fund may be denominated in both U.S. dollars as well as the local currency. The fund generally will not seek to hedge against currency risks, although the fund may engage in such hedging strategies if the sub-adviser determines that it may be advantageous to do so.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Growth Opportunities: The fund’s sub-adviser, Morgan Stanley Investment Management Inc. (the “sub-adviser”), under normal circumstances, invests at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in common stocks of mid cap companies. The sub-adviser seeks long-term capital growth by investing primarily in established and emerging mid cap companies with capitalizations within the range of companies included in the Russell Midcap® Growth Index, which as of December 31, 2014 was between $203.5 million and $32.7 billion.
The sub-adviser emphasizes a bottom-up stock selection process, seeking attractive investments on an individual company basis. The sub-adviser seeks to invest in high quality companies it believes have sustainable competitive advantages and the ability to redeploy capital at high rates of return. The sub-adviser typically favors companies with rising returns on invested capital, above average business visibility, strong free cash flow generation and an attractive risk/reward. The sub-adviser generally considers selling an investment when it determines the investment no longer satisfies its investment criteria.
The fund may also invest in common stocks and other equity securities of small-and large-sized companies, as well as debt securities. The fund may invest in convertible securities. The fund may also invest in privately placed and restricted securities.
The fund may purchase and sell certain derivative instruments, such as options, futures contracts, options on futures contracts, swaps, structured instruments and foreign currency forward exchange contracts, for various portfolio management purposes, including to earn income, facilitate portfolio management and mitigate risks. Derivative instruments used by the fund will be counted toward the 80% policy discussed above to the extent they have economic characteristics similar to the securities included within that policy.
The sub-adviser may invest up to 25% of the fund's assets in securities of foreign companies, including issuers located in emerging market or developing countries. The sub-adviser considers an issuer to be from a particular country if (i) its principal securities trading market is in that country; (ii) alone or on a consolidated basis it derives 50% or more of its annual revenue from goods produced, sales made or services performed in that country; or (iii) it is organized under the laws of, or has a principal office in, that country. By applying these tests, it is possible that a particular company could be deemed to be from more than one country. The securities in which the fund may invest may be denominated by U.S. dollars or in currencies other than U.S. dollars.
The fund may utilize foreign currency forward exchange contracts, which are derivatives, in connection with its investment in foreign securities. The fund may invest in convertible securities. The fund may also invest in privately placed and restricted securities. The fund may invest in initial public offerings. The fund may also invest up to 10% of its assets in real estate investment trusts (“REITs”) and foreign real estate companies.
In times of stable or rising stock prices, the fund generally seeks to be fully invested in the instruments described above except that at least a small portion of fund assets generally will be held as cash, repurchase agreements, or cash equivalents to honor redemption requests and for other short-term needs. To the extent that fund assets are invested in cash equivalents, in times of rising market prices, the fund may underperform the market in proportion to the amount of cash equivalents in its portfolio. By purchasing stock index futures contracts, stock index call options, or call options on stock index futures contracts, however, the fund can seek to “equitize” the cash portion of its assets and obtain performance that is equivalent to investing directly in equity securities.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica High Yield Bond: The fund’s sub-adviser, Aegon USA Investment Management, LLC (the “sub-adviser”), seeks to achieve the fund’s objective by investing, under normal circumstances, at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in high-yield/high-risk bonds (commonly known as “junk bonds”).
Junk bonds are high risk debt securities rated in below investment grade or determined by the sub-adviser to be of comparable quality.
The sub-adviser’s strategy is to seek to achieve yields as high as possible while seeking to manage risk. The sub-adviser uses a “top-down/bottom-up” approach in managing the fund’s assets. The “top-down” approach is to adjust the risk profile of the fund. The sub-adviser analyzes four factors that affect the movement of fixed-income bond prices which include: economic indicators; technical indicators that are specific to the high-yield market; investor sentiment; and valuation. Analysis of these factors assists the sub-adviser in its decision regarding the fund’s portfolio allocations.
The sub-adviser has developed a proprietary credit model that is the foundation of its “bottom-up” analysis. The model tracks historical cash flow numbers and calculates credit financial ratios. Because high-yield companies are of higher financial risk, the sub-adviser does a thorough credit analysis of all companies in the fund’s portfolio, as well as all potential acquisitions.
Each potential buy and sell candidate is analyzed by the sub-adviser from both the “top-down” and “bottom-up” strategies. An industry may look attractive in one area, but not the other. They can review the results of their analysis and decide whether or not to proceed with a transaction.
The fund may invest in loans of foreign-domiciled borrowers and foreign debt securities, including emerging market debt securities, but expects that the majority of assets in which it invests will be invested in loans and securities of U.S. borrowers or issuers. The sub-adviser may sell fund securities when it determines there are changes in economic indicators, technical indicators or valuation.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.

Transamerica High Yield Muni: Under normal circumstances, the fund’s sub-adviser invests at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in municipal fixed-income securities the interest from which is exempt from federal income tax and federal alternative minimum tax (“AMT”) applicable to individuals. Interest income from some of the municipal obligations in which the fund may invest may be subject to the AMT for individuals. The fund invests primarily in general obligation and revenue bonds issued by U.S. municipal issuers, as well as issuers in U.S. territories and possessions. The fund may invest 25% or more of its total assets in any sector or sub-sector of the municipal bond market.
The fund is an actively managed, total return strategy that seeks to identify inefficiencies in the municipal bond market. The process is engineered to seek to exploit mispricing that may be apparent at the issuer, credit, industry, security and/or maturity level based on macro-economic and fundamental analysis. Analysis is also used to determine the fund’s yield curve positioning. Investment decisions are made to maximize total return while balancing portfolio risk. The fund’s investments generally include higher yielding municipal bonds, specifically medium- to- lower-grade municipal bonds. High-yield lower-grade debt securities (commonly known as “junk bonds”) are those rated below “Baa” by Moody’s Investors Service, Inc. (“Moody’s”) or lower than “BBB” by Standard & Poor’s Rating Services (“S&P”) or comparable ratings by other nationally recognized rating organizations (or, in the case of unrated securities, determined by the sub-adviser to be of comparable quality). The fund has the flexibility to invest the remainder of its assets in a broad array of issuers across the credit spectrum.
The fund may also invest up to 15% of its assets in municipal bonds that are distressed securities. Distressed securities are securities that are the subject of bankruptcy proceedings or are rated in the lowest rating categories by at least one independent rating agency (“CC” or lower by S&P or Fitch or “Ca” or lower by Moody’s), or if unrated, judged to be of comparable quality by the sub-adviser. The fund may also invest in higher quality debt securities.
Under normal conditions, the duration of the fund will generally vary between three and 20 years. Duration is a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security to changes in interest rates. The fund does not limit the maturity of the securities in which it invests. The maturity of a fixed income security is the measure of time remaining until the final payment on the security is due. However, under normal circumstances, the fund may focus on longer-term maturities in an effort to capture the higher yields generally associated with such maturities. The fund may invest more than 25% of its assets in securities relating to one political subdivision, such as any state or U.S. territory. The fund may invest in derivative instruments such as options and futures contracts for speculative, hedging, or duration management purposes. The fund may also invest in exchange-traded funds (“ETFs”) as well as municipal bond closed-end funds.
The fund is non-diversified.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Income & Growth: The fund seeks to achieve its objective by investing globally in a range of securities, primarily equities with market capitalizations in excess of $750 million, which provide current income combined with the potential for capital appreciation. The fund normally invests primarily in securities intended to generate income, including but not limited to (1) common stocks, (2) preferred stocks, including convertible securities, (3) master limited partnerships (“MLPs”) and (4) common shares of real estate investment trusts (“REITs”). The fund may, at the sub-adviser’s discretion, also invest in fixed income securities of any maturity or credit quality, including high yield bonds rated below BBB by S&P or Fitch or Baa by Moody’s (commonly known as “junk bonds”). The fund invests without restriction as to issuer country, capitalization or currency. The fund will not necessarily invest in equal weightings within each of the above noted security categories, and may disregard certain security categories for material periods of time.
Ranger International Management, LP (the “sub-adviser”) normally invests globally (including in emerging markets) in a variety of income-producing securities that the sub-adviser believes have attractive yields, and in the case of common stocks, the potential for dividend growth. The sub-adviser employs a bottom-up, fundamentals-based investment approach to security selection. The sub-adviser selects stock of issuers that it believes are stable and industry- or region-leading companies. The sub-adviser selects fixed income securities that it believes have the highest expected return among issuers of similar credit quality. The sub-adviser's investment philosophy seeks domestic and international investment candidates characterized by (i) attractive yield, (ii) quality and (iii) financial strength.
The sub-adviser sells a security if the adviser believes it is overvalued, more attractive candidates arise, or if there is a substantial, long term reduction in a company's fundamental prospects that impair its value.
The sub-adviser screens the equity and fixed income universe on the basis of quantitative valuation criteria focused on identifying companies with attractive yields which have shown the ability to maintain and grow their dividends or make interest payments through diverse economic environments. This set of securities is narrowed by eliminating those securities which have not historically been able to demonstrate sustained dividend growth or interest and principal repayment over a full economic cycle. Companies identified with above-average fundamental valuation are further analyzed for financial stability and quality to determine whether they merit investment. The sub-adviser evaluates quality using quantitative factors such as return on equity, return on assets and earnings consistency. Qualitative factors considered include quality of the management team, shareholder orientation, industry position, investment strategy and growth potential. The sub-adviser evaluates financial strength by estimating the ability of a company to meet its financial needs and obligations such as capital investment, working capital demands, research expense, debt payments and dividends and stock buybacks. The sub-adviser selects securities of the highest ranking issuers based on the filters of yield, quality and financial strength.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Inflation Opportunities: The fund’s sub-adviser, PineBridge Investments LLC (the “sub-adviser”), seeks to achieve the fund’s investment objective by investing the fund’s assets primarily in inflation-indexed fixed income securities issued by domestic and foreign governments (including those in emerging market countries), their agencies or instrumentalities, and corporations.
Inflation-indexed fixed income securities are structured to provide protection against the negative effects of inflation. The value of an inflation-indexed fixed income security’s principal or the interest income paid on the fixed income security is adjusted to track changes in an official inflation measure, usually the Consumer Price Index for Urban Consumers with respect to domestic issuers.
The fund may also invest in debt securities that are not inflation-indexed, including but not limited to securities issued or guaranteed by national governments, their agencies, instrumentalities, and political sub-divisions, securities of supranational organizations such as bonds, corporate debt securities, adjustable rate bonds, floating rate bonds, principal only bonds, Eurobonds, Eurodollar bonds and Yankee dollar instruments, zero coupon bonds, convertible notes, commercial paper, and commercial mortgage-backed and mortgage-backed asset-backed securities. The fund may invest in securities of any maturity and does not have a target average duration. The fund also may invest in money market instruments (including repurchase agreements) with remaining maturities of one year or less, as well as cash and cash equivalents.
The fund invests primarily in investment grade securities, but may invest up to 20% of its total assets in high yield securities (often referred to as “junk bonds”) rated BB or below by Moody's Investors Service, Inc., or equivalently rated by Standard & Poor's Corporation or Fitch, Inc., or, if unrated, determined by the sub-advisor to be of comparable quality.
The fund may use derivatives, including swaps, currency forward contracts, and futures, in an effort to mitigate uncertainties from exposure to such factors as credit, interest rates, inflation, and exchange rates. The fund may invest in swaps, including interest rate swaps, inflation-based swaps and credit default swaps, provided that the fund’s maximum swap underlying notional value exposure does not exceed 40% of the underlying market value of the fund’s portfolio. The fund may also invest in hybrid instruments.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica International Equity: Under normal circumstances, the fund seeks to achieve its investment objective by investing at least 80% of its net assets (plus the amount of borrowings, if any, for investment purposes) in equity securities of foreign companies representing at least three countries other than the United States. The fund’s sub-adviser, Thompson, Siegel & Walmsley LLC (the “sub-adviser”), currently anticipates investing in at least 12 countries other than the United States. The sub-adviser will emphasize established companies in individual foreign markets and will attempt to stress companies and markets that it believes are undervalued. The fund expects capital growth to be the predominant component of its total return.
Generally, the fund will invest primarily in common stocks of companies listed on foreign securities exchanges, but it may also invest in depositary receipts including American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”) and European Depositary Receipts (“EDRs”). Although the fund will emphasize larger, more seasoned or established companies, it may invest in companies of varying size as measured by assets, sales or market capitalization. The fund will invest primarily in securities of companies domiciled in developed countries, but may also invest in developing countries. The fund may invest up to 10% of its assets in securities of companies in developing countries. It is expected that investments will be diversified throughout the world and within markets in an effort to minimize specific country and currency risks.
The sub-adviser employs a relative value process utilizing a combination of quantitative and qualitative methods based on a four-factor valuation screen designed to outperform the MSCI EAFE Index. The initial universe consists of approximately 3,000 actively traded non-U.S. stocks. Parts one and two of the screen attempt to assess a company’s attractiveness based on cash flows relative to other international stocks and as compared to their industry or sector peers. The third factor considers the relative earnings prospects of the company. The fourth factor involves looking at the company’s recent price action. From the model, approximately 300 stocks are identified for further research. These are the stocks that rank the highest on the basis of these four factors combined. The sub-adviser generally limits its investment universe to those companies with a minimum of three years of operating history.
The sub-adviser’s analysts also perform rigorous fundamental analysis, exploring numerous factors that may affect the outlook for a company. They evaluate publicly available information including sell-side research, company filings, and trade periodicals. The analysts may speak with company management to hear their perspectives and outlook on pertinent business issues. They apply a consistent and disciplined review in a team environment that encourages critical thinking and analysis for each company considered for investment. A portfolio composed of approximately 80-110 stocks is selected as a result of this process.
Established positions in the fund are ranked daily and are reviewed regularly in the same manner to re-examine their fundamental and valuation characteristics. The product team meets periodically to discuss each stock’s place in the fund. The sub-adviser employs a consistent sell discipline which includes a significant negative earnings revision, a stock being sold when the catalyst is no longer valid or another stock presents a more attractive opportunity.
The sub-adviser may use derivatives for a variety of purposes, including to earn income and enhance returns, to increase or decrease exposure to a particular market, to manage or adjust the risk profile of the fund, or as alternatives to direct investments.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica International Small Cap Value: The fund’s sub-adviser, Thompson, Siegel & Walmsley LLC (the “sub-adviser”), invests under normal circumstances, at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in small-capitalization companies. The fund considers small-cap companies to be those with market capitalizations between $200 million and $6 billion at the time of investment. The fund primarily invests in equity securities of small-cap companies located outside the United States. The sub-adviser will seek stocks that it believes are undervalued. The fund expects capital growth to be the predominant component of its total return.
Generally, the fund will invest primarily in common stocks of companies listed on foreign securities exchanges, but it may also invest in depositary receipts including American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”) and European Depositary Receipts (“EDRs”). Although the fund will emphasize small cap companies, it may also invest in companies of varying sizes as measured by assets, sales or market capitalization. The fund will invest primarily in securities of companies domiciled in developed markets, but may invest up to 25% of its assets in securities of companies in emerging markets. It is expected that investments will generally be diversified throughout the world and within markets in an effort to moderate specific country and currency risks.
The sub-adviser employs a relative value process utilizing a combination of quantitative and qualitative methods based on a four-factor valuation screen designed to outperform the MSCI Europe, Australia and Far East (“EAFE”) Small Cap Index. The sub-adviser’s analysts also perform rigorous fundamental analysis. A portfolio composed of approximately 80-120 securities is selected as a result of this process.
The sub-adviser employs a consistent sell discipline, regularly reviewing the investment thesis and valuation for each stock and selling those where the catalyst is no longer valid or where another stock presents a significantly better combination of risk and reward. The sub-adviser trims and reviews for elimination any stock that suffers a significant negative earnings revision and eliminates any stock whose market capitalization reaches twice the maximum market cap of the MSCI EAFE Small Cap Index.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Large Cap Value: Under normal circumstances, the fund will invest at least 80% of its net assets (plus the amount of borrowings, if any, for investment purposes) in equity securities of large cap companies. The fund considers large cap companies to be companies with capitalizations within the range of companies included in the Russell 1000® Value Index. As of December 31, 2014, the market capitalization range of the Russell 1000® Value Index was between approximately $0.3 billion and $388.3 billion. The fund’s sub-adviser, Levin Capital Strategies, L.P. (the “sub-adviser”), normally intends to focus primarily on companies with market capitalization greater than $10 billion but may invest in companies with capitalizations between $1 billion to $10 billion at the time of purchase.
The fund will employ a value-oriented, contrarian approach and a bottom-up fundamental research process combining stock specific insight with a contra momentum discipline. Employing a contra momentum discipline is a practice through which the sub-adviser will seek to purchase securities trading lower than recent highs and at modest multiples of cash flow, reflecting low asset valuations and indicating that the securities may be undervalued. The sub-adviser emphasizes capital preservation, risk control and downside protection. The goal of the systematic evaluation is to identify and buy stocks that are undervalued but have an identifiable catalyst, such as a potentially profitable product in the issuer’s production pipeline, that has the potential to unlock value.
The fund will generally invest in companies across a variety of industries and sectors. Valuation is assessed on both a relative and absolute basis. The fund will invest primarily in common stock and depositary receipts. The fund may invest up to 20% of its assets in non-U.S. securities. The fund considers non-U.S. securities to include issuers organized or located outside the U.S. and trade primarily in a market located outside the U.S.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.

Transamerica Mid Cap Growth: The fund normally invests primarily in stocks of medium sized companies which the fund’s sub-adviser believes have the potential to deliver earnings growth in excess of the market average, or to become market leaders. Under normal circumstances, the fund’s sub-adviser, Quantum Capital Management (the “sub-adviser”) invests at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in securities of medium sized (or mid-cap) companies and other investments with similar economic characteristics. The sub-adviser considers mid-cap companies to be companies with market capitalizations that, at the time of initial purchase, are within the range of capitalization of the companies that are included in the Russell Midcap® Growth Index1. As of December 31, 2014, the market capitalizations of companies in the Russell Midcap® Growth Index ranged from approximately $203.5 million to $32.7 billion. Over time, the capitalizations of the companies in the Russell Midcap® Growth Index will change. As they do, the size of the companies in which the fund invests may change.
The fund’s equity securities may include common stocks and preferred stocks listed on the New York Stock Exchange and on other national securities exchanges and, to a lesser extent, stocks that are traded over-the-counter. The fund emphasizes common stocks. The fund may also invest in foreign securities.
The fund may also invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Generally, 5% or less of fund assets will be invested in cash and cash equivalents.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Mid Cap Value Opportunities: Under normal circumstances, the fund invests at least 80% of its net assets (plus the amount of borrowings, if any, for investment purposes) in equity securities of mid cap companies. The fund's sub-adviser, Thompson, Siegel & Walmsley LLC (the “sub-adviser”), considers mid cap companies to be those companies with market capitalizations within the range of companies included in the Russell Midcap® Value Index1 (between approximately $2.2 billion and $26.9 billion as of its most recent reconstitution on May 30, 2014). The size of the companies in the Russell Midcap® Value Index will change with market conditions. The fund may invest in other equity and non-equity securities, including preferred stocks, convertible securities and foreign securities, which may take the form of depositary receipts.
The fund primarily invests in common stocks. The sub-adviser seeks to invest in companies it believes present a value or potential worth that is not recognized by prevailing market prices or that have experienced some fundamental changes and are intrinsically undervalued by the investment community. The sub-adviser's mid cap value process uses a combination of quantitative and qualitative methods and is based on a four-factor valuation screen. Parts one and two of the screen attempt to assess a company's discount to private market value relative to other mid cap stocks. The third factor considers the relative earnings prospects of the company. The fourth factor involves looking at the company's recent price action.
The sub-adviser's analysts also explore numerous factors that might affect the outlook for a company. They evaluate publicly available information including, but not limited to, sell-side research, company filings, and trade periodicals. The analysts may speak with company management to hear their perspectives and outlook on the pertinent business issues. They apply a consistent and disciplined review in a team environment that encourages critical thinking and analysis for each company considered for investment.
The sub-adviser generally considers selling a security when the catalyst for the investment is no longer valid, when the sub-adviser believes that another stock will have a higher expected return, or for portfolio risk management. The fund generally engages in active and frequent trading of portfolio securities as part of its principal investment strategy.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
1 Russell Investment Group is the source and owner of the trademarks, service marks and copyrights related to the Russell indexes. Russell® is a trademark of Russell Investment Group.

Transamerica MLP & Energy Income: Under normal circumstances, the fund’s sub-adviser, Kayne Anderson Capital Advisors, L.P. (the “sub-adviser”), seeks to achieve the fund’s stated objective by investing at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in the equity and debt securities of energy master limited partnerships (“MLPs”), MLP-related entities, energy infrastructure companies and other issuers in the energy sector. The sub-adviser considers the “energy sector” to consist of companies involved in exploring, developing, producing, generating, transporting, transmitting, storing, gathering, processing, refining, distributing, mining or marketing of natural gas, natural gas liquids, crude oil, refined products, coal or electricity (“energy-related assets”).
MLPs are publicly traded partnerships that principally own and operate assets used in energy logistics, including, but not limited to, assets used in transporting, storing, gathering, processing, distributing, or marketing of natural gas, natural gas liquids, crude oil or refined products (“midstream assets”). MLPs also include general partner MLPs whose assets consist of ownership interests of an affiliated MLP (which may include general partnership interests, incentive distribution rights, common units and subordinated units).
MLP-related entities include companies structured as MLPs that have elected to be taxed as corporations for federal income tax purposes, affiliates of MLPs, substantially all of whose assets consist of i-units and instruments that are derivatives of interests in MLPs. MLP affiliates are not treated as publicly traded partnerships for federal income tax purposes. Energy infrastructure companies are companies, other than MLPs, that own or operate midstream assets. This includes companies that (i) derive at least 50% of their revenues or operating income from midstream assets or (ii) have midstream assets that represent a majority of their assets. Energy infrastructure companies are not structured as MLPs and are taxed as corporations. Investments in other issuers in the energy sector will consist of companies that own, operate or provide services to energy-related assets.
Equity investments by the fund may include securities of any capitalization that are publicly traded on an exchange or in the over-the-counter market, including MLP and limited liability company common units; the equity securities issued by MLP-related entities, such as I-shares of MLP-related entities and common shares of corporations that own, directly or indirectly, MLP general partner interests; and other investment companies that invest in MLPs and energy infrastructure companies.
The fund may invest in the debt securities of issuers in the energy sector, but not more than 10% of its total assets may be invested in debt securities that are rated below investment grade (commonly known as “junk bonds”), including defaulted securities.
The fund may directly invest up to, but not more than, 25% of its total assets in equity or debt securities of MLPs and other entities that are treated as qualified publicly traded partnerships for federal income tax purposes. This limit does not apply to I-shares of MLP-related entities, substantially all of whose assets consist of limited partnership interests in MLPs in the form of i-units, which are not treated as publicly traded partnerships for federal income tax purposes. MLP-related entities receive additional i-units in an amount equal to the cash distributions received by MLP common units. Similarly, holders of I-shares will receive additional I-shares, in the same proportion as the MLP-related entities’ receipt of i-units, rather than cash distributions.
The fund may use short sales, arbitrage and other strategies to try to generate additional return, the maximum exposure to which may not exceed 20% of the fund’s net assets. As part of such strategies, the fund may (1) engage in paired long short trades in an attempt to arbitrage pricing disparities in securities held in the fund (e.g., establishing a long or short position in the equity of an MLP issuer while simultaneously establishing an opposite position in an affiliated MLP-related entity or other affiliated equity security); (2) trade call or put options; (3) enter into total return swaps or credit default contracts; or (4) sell securities short. The fund may also invest in foreign securities, but generally will not invest more than 10% of fund assets in foreign securities. The fund only invests in securities traded on U.S. and Canadian exchanges.
Options trading is not a core strategy of the fund, but may be used to monetize existing positions when price targets are reached, to generate income and to help hedge the fund. In addition, by taking both long and short positions, the fund seeks to provide some protection in down markets when compared to a fund that takes only long positions.
The fund may invest a significant portion of its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments to serve as collateral for the positions the fund takes, to earn income, and for cash management purposes.

The above investment restrictions apply at the time of purchase, and the fund will not be required to reduce a position due solely to market value fluctuations in order to comply with these restrictions.
The fund is non-diversified.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Money Market: The fund’s sub-adviser, Aegon USA Investment Management, LLC (the “sub-adviser”), seeks to achieve the fund’s objective by investing the fund’s assets in high quality, U.S. dollar-denominated short-term money market instruments. These instruments include:
•	short-term U.S. government obligations, corporate bonds and notes, bank obligations (such as certificates of deposit and bankers’ acceptances), commercial paper, asset-backed securities and repurchase agreements
•	obligations issued or guaranteed by the U.S. and foreign governments and their agencies and instrumentalities
•	obligations of U.S. and foreign banks, or their foreign branches, and U.S. savings banks
The fund may invest without limit in obligations of U.S. banks.
Bank obligations purchased for the fund are limited to U.S. or foreign banks with total assets of $1.5 billion or more. Similarly, savings association obligations purchased for the fund are limited to U.S. savings association obligations issued by U.S. savings banks with total assets of $1.5 billion or more. Foreign securities purchased for the fund must be U.S. dollar-denominated and issued by foreign governments, agencies or instrumentalities, or banks that meet the minimum $1.5 billion total asset requirement. These foreign obligations must also meet the same quality requirements as U.S. obligations.
The fund will enter into repurchase agreements only with financial institutions that the sub-adviser determines are creditworthy. A financial institution must furnish collateral to the fund at least equal in value to the amount of its repurchase obligation. This collateral generally consists of U.S. government securities, but may also consist of non-U.S. government securities including securities that could not be held by the fund without the seller’s repurchase commitment. When the fund enters into a repurchase agreement with collateral that it could not otherwise hold, the fund takes on additional credit and other risks. The sub-adviser is responsible for ensuring that each repurchase agreement is eligible for purchase by the fund.
Money market instruments in which the fund may invest include instruments specifically structured so that they are eligible for purchase by money market funds, including securities that have demand, tender or put features, or interest rate reset features, and may take the form of participation interests or receipts in an underlying security, in some cases backed by a financial institution serving as a liquidity provider. Some of these instruments may have an interest rate swap feature which substitutes a floating or variable interest rate for the fixed interest rate on an underlying security, or may represent the right to receive only the interest or principal component on the underlying security. These instruments may be considered to be derivatives.
As a money market fund, the fund tries to maintain a share price of $1.00, and must follow strict rules as to the credit quality, diversification and maturity of its investments. The fund invests in securities that, at the time of purchase, are rated by one or more rating agencies in the highest short-term rating category (or, with respect to not more than 3% of its total assets, in the second highest category) or, if not rated, are determined by the sub-adviser to be of equivalent quality. Investors should note that within the two highest short-term rating categories there may be sub-categories or gradations indicating relative quality. In addition, each security, at the time of purchase by the fund, has been determined by the sub-adviser to present minimal credit risk. The fund invests in securities that, at the time of purchase, have remaining maturities of 397 days or less. The fund maintains a dollar-weighted average portfolio maturity of 60 days or less. The fund must comply with rules with respect to the fund’s weighted average life. The fund must also follow strict rules with respect to the liquidity of its portfolio securities, including daily and weekly liquidity requirements. Where required by these rules, the fund’s sub-adviser or Board of Trustees will decide whether the security should be held or sold in the event of credit downgrades or certain other events occurring after purchase.

To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Multi-Managed Balanced: The fund seeks to achieve its objective by investing in a broadly diversified portfolio of stocks, bonds and money market instruments. The fund has two sub-advisers. J.P. Morgan Investment Management Inc. (the “equity sub-adviser”) manages the equity component of the fund and Aegon USA Investment Management, LLC (the “fixed-income sub-adviser”) manages the fixed-income component of the fund.
The fund varies the percentage of assets invested in any one type of security in accordance with its sub-advisers’ interpretation of economic and market conditions, fiscal and monetary policy, and underlying securities values. Generally, the fund invests approximately 60% of its assets in equity securities and approximately 40% of its assets in fixed-income and money market securities (investing at least 25% of its assets in fixed-income senior securities, including debt securities and preferred stocks). The fund’s investment adviser, Transamerica Asset Management, Inc., monitors the allocation of the fund’s assets between the equity sub-adviser and the fixed-income sub-adviser and rebalances the allocation periodically to maintain these approximate allocations.
•	Equity component – The equity sub-adviser seeks to achieve the fund’s objective by investing, under normal circumstances, at least 80% of the equity component’s net assets in equity securities of large- and medium-capitalization U.S. companies. The fund may invest in foreign companies. The equity sub-adviser will normally keep the equity component as fully invested in equity securities as practicable. Industry by industry, the fund’s weightings are generally similar to those of the S&P 500®. The equity sub-adviser normally does not look to overweight or underweight industries. Holdings by industry sector will normally approximate those of the S&P 500®.
•	Fixed income component – The fixed income component of the fund is normally invested primarily in investment grade debt securities including: investment grade corporate securities, U.S. government obligations, mortgage-backed securities guaranteed by U.S. government agencies and instrumentalities, and mortgage-backed securities without government guarantees. Its portfolio weighted average duration will typically range from 3 to 10 years. The fund may also invest in U.S. Treasury and agency securities, municipal bonds, asset-backed securities (including collateralized loan obligations (“CLO”s), collateralized bond obligations (“CBO”s) and collateralized debt obligations (“CDO”s)), commercial mortgage-backed securities (“CMBS”), high quality short-term obligations and repurchase agreements, and in securities of foreign issuer including emerging market debt securities. The fund may invest in securities that are denominated in U.S. dollars and in foreign currencies.
•	The fund may invest in dollar rolls, which involve a sale by the fund of a mortgage-backed or other security concurrently with an agreement to repurchase a similar security at a later date at an agreed-upon price. The securities that are repurchased will bear the same interest rate and stated maturity as those sold, but pools of mortgages collateralizing those securities may have different prepayment histories than those sold.

•	The fund may invest up to 10% of its net assets in emerging market debt securities and 10% in high-yield debt securities (commonly referred to as “junk bonds”), but is limited to 15% in aggregate between emerging market debt and high-yield securities. Investment grade debt securities carry a rating of at least BBB from Standard & Poor’s or Fitch or Baa from Moody’s or are of comparable quality as determined by the fund’s sub-adviser.
The fund may, but is not required to, engage in certain investment strategies involving derivatives, such as options, futures, forward currency contracts and swaps, including, but not limited to, interest rate, total return and credit default swaps. These investment strategies may be employed to attempt to alter investment characteristics of the fund’s portfolio (including to attempt to mitigate risk of loss in some fashion, or “hedge”), but they also may be used to generate income.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Multi-Manager Alternative Strategies Portfolio: The fund’s sub-adviser, Aegon USA Investment Management, LLC (the “sub-adviser”), seeks to achieve the fund’s investment objective by investing its assets in a combination of underlying Transamerica Funds (“underlying funds”).

•	Under normal circumstances, the fund expects to invest primarily in underlying funds that use alternative investment strategies and invest in alternative asset classes, including but not limited to:
•	Long-short and market neutral strategies;
•	Bear-market strategies;
•	Tactical investment strategies (bond and/or equity);
•	Merger arbitrage;
•	Real estate securities;
•	Managed futures strategies;
•	Commodities and/or natural resources and/or precious metals;
•	Foreign currency trading strategies; and
•	Non-core investments (such as micro-cap stocks, emerging market equities, TIPS and foreign bonds).
•	The underlying funds may invest in a variety of U.S. and foreign (including emerging market) equity and fixed-income (including high-yield) instrument. Allocation of assets among the underlying funds is intended to achieve moderate capital appreciation with limited volatility and correlation with the mainstream equity and bond markets.
•	The fund seeks to periodically and gradually adjust its allocations to favor investments in those underlying funds that are expected to provide the most favorable outlook for achieving its investment objective.
•	The fund may also invest directly in U.S. government securities and/or short-term commercial paper.
•	From time to time the fund may invest in asset classes that are out of favor with the market. The fund considers these asset classes to be alternative investment strategies.
Each underlying fund has its own investment objective, principal investment strategies and investment risks. The sub-adviser for each underlying fund decides which securities to purchase and sell for that underlying fund. The fund’s ability to achieve its investment objective depends largely on the performance of the underlying funds in which it invests. The “Underlying Funds” section of the prospectus lists the underlying funds currently available for investment by the fund, provides a summary of their respective investment objectives and principal investment strategies, and identifies certain risks of the underlying funds.
The fund may have exposure to derivatives instruments, such as options, futures or forward contracts and swaps through its investments in the underlying funds.
It is not possible to predict the extent to which the fund will be invested in a particular underlying fund at any time.
As a consequence of its investment strategies and policies, the fund may be a significant shareholder in certain underlying funds.
The fund expects to allocate substantially more of its assets to underlying funds that invest in securities rather than to underlying funds that pursue commodities trading strategies. In addition, in keeping with applicable regulatory restrictions, the fund’s exposure to commodities through its investments in underlying funds will be limited.
The sub-adviser determines the fund’s asset allocation and periodic changes thereto, and other fund investments. The sub-adviser may change the fund’s asset allocation and underlying funds at any time without notice to shareholders, and without shareholder approval.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.

Transamerica Opportunistic Allocation: The fund seeks to achieve its objective by primarily investing in the common stock of closed-end funds selected by Aegon USA Investment Management, LLC (the “sub-adviser”). The fund seeks to identify and exploit relative value opportunities in the closed-end fund universe. The overall investment philosophy is predicated on recognizing and capitalizing on market inefficiencies found in this universe.
The combination of the sub-adviser’s quantitative approach and research-driven process for selecting closed-end funds is intended to produce a portfolio focused on total return that is allocated across multiple sectors, strategies and managers. The fund’s available investment universe is initially composed of those exchange-listed closed-end funds, which may include both foreign and domestic securities of all ratings and market capitalizations, with greater than $350 million in market capitalization and an average daily volume greater than $1 million. From this investment universe, the sub-adviser seeks to identify closed-end funds that are trading at a discount to their net asset value that is larger than the respective universe average, but are exhibiting signs of price appreciation.
From the filtered universe of closed-end funds, the sub-adviser constructs the portfolio by utilizing a value investment approach that seeks to identify investment worthy ideas. The sub-adviser normally selects the combination of underlying closed-end funds in an effort to maximize the diversification of independent sources of risk. The allocation to a single underlying closed-end fund will generally not exceed 4%.
The fund may also invest in exchange traded funds (“ETFs”) in order to provide exposure to asset classes that are unavailable in the closed-end universe, and to provide additional sources of liquidity. Under normal market conditions, ETFs are not expected to comprise more than 20% of the fund’s assets.
The fund may have exposure to derivative instruments, such as options, futures, or forward contracts and swaps as well as to fixed income securities,through its investment in the underlying closed-end funds and ETFs.
The fund may also seek to earn a liquidity premium through its underlying closed-end fund investments by buying underlying closed-end funds when they are less liquid and selling them when they are more liquid.
Each underlying closed-end fund and ETF has its own investment objective, principal investment strategies, and risk.
It is not possible to predict the extent to which the fund will be invested in particular underlying closed-end funds at any time. The fund may be a significant shareholder in certain underlying closed-end funds, given the fund’s planned investments in certain underlying closed-end funds, the fund considers multiple investments of up to 3% to be significant and, as such, the fund to be a “significant shareholder” of those underlying closed-end funds. The sub-adviser may change the fund’s asset allocations and underlying closed-end funds at any time without notice to the shareholders and without shareholder approval.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Short-Term Bond: The fund’s sub-adviser, Aegon USA Investment Management, LLC (the “sub-adviser”), seeks to achieve the fund’s objective by investing, under normal circumstances, at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in fixed-income securities. The fund's portfolio weighted average duration will typically range from 1 to 2.5 years. The fund expects to typically invest no more than 10% of its net assets, but may invest up to 20% of its net assets, in high-yield debt securities (commonly known as “junk bonds”).
Securities in which the fund may invest include:
•	short-term and intermediate-term corporate obligations
•	obligations issued or guaranteed by the U.S. and foreign governments and their agencies and instrumentalities
•	mortgage-backed securities
•	asset-backed securities
The sub-adviser may also invest in bank obligations, collateralized mortgage obligations, foreign securities and hybrids.

Bank obligations purchased for the fund are limited to U.S. or foreign banks with total assets of $1.5 billion or more. Similarly, savings association obligations purchased for the fund are limited to U.S. savings association obligations issued by U.S. savings banks with total assets of $1.5 billion or more. Foreign government securities purchased for the fund must be U.S. dollar-denominated and issued by foreign governments, agencies or instrumentalities. These foreign obligations must also meet the same quality requirements as U.S. obligations. The commercial paper and other short-term corporate obligations the sub-adviser buys for the fund are determined by the fund manager to present minimal credit risks.
The fund may engage in options and futures transactions, foreign currency transactions, and swap transactions. Instead of investing directly in particular securities, the fund may use instruments such as derivatives, including credit default swaps and futures contracts, and synthetic instruments that are intended to provide economic exposure to the securities or the issuer. The fund may use one or more types of these instruments without limit. These instruments are taken into account when determining compliance with the fund’s 80% policy.
The fund may use short-term trading as a means of managing its portfolio to achieve its investment objectives.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Small Cap Core: The fund normally invests primarily in stocks of companies with small market capitalizations which, in the opinion of the fund’s sub-adviser, Systematic Financial Management, L.P. (the “sub-adviser”), present an opportunity for significant increases in value, without consideration for current income. Under normal circumstances, the sub-adviser invests at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in equity securities of companies with small market capitalizations (or small-cap companies) and other investments with similar economic characteristics. The sub-adviser considers small-cap companies to be companies with market capitalizations that, at the time of initial purchase, are within the range of capitalization of the companies that are included in the Russell 2000® Index1 over time. As of December 31, 2014, the market capitalizations of companies in the Russell 2000® Index ranged from $19 million to $7.3 billion. Over time, the capitalizations of the companies in the Russell 2000® Index will change. As they do, the size of the companies in which the fund invests may change.
The fund may invest in ADRs and/or foreign securities trading on U.S. exchanges, which generally stay under 10% of portfolio assets. It will not trade securities on a non-U.S. exchange. An issuer that is a Russell 3000® Index constituent shall not be considered a foreign issuer, regardless of the issuer’s domicile or headquarters. The fund may also invest in real estate investment trusts (“REITs”). Investment in derivatives, futures and swaps are not permitted.
The fund may also invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Generally, 5% or less of fund assets will be invested in cash and cash equivalents.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Small Cap Growth: Under normal circumstances, the fund invests at least 80% of its net assets (plus the amount of borrowing, if any, for investment purposes) in stocks of small capitalization companies. The fund’s sub-adviser, Ranger Investment Management, L.P. (the “sub-adviser”), primarily focuses on seeking to identify high quality, high-growth small capitalization companies. The sub-adviser considers small capitalization companies to be companies with market capitalizations that, at the time of initial purchase, have either market capitalizations between $100 million and $2 billion or within the range of the Russell 2000® Growth Index, which as of June 30, 2014, the most recent reconstitution date of the index, was between $143 million and $4.5 billion.
The sub-adviser’s approach to security selection seeks quality growth companies by implementing a bottom-up, fundamental research driven security selection process. The sub-adviser’s focus is to attempt to identify companies with characteristics such as high recurring revenue, steady and/or accelerating sales growth, strong balance sheets and free cash flows, stable/expanding margins, and superior return on equity/return on invested capital. In addition to the extensive quantitative analysis, careful consideration is given to qualitative analysis. The sub-adviser incorporates a preference towards companies with certain qualitative characteristics such as conservative accounting practices, seasoned management team with high corporate integrity, sustainable competitive advantage and ability to grow market share, sound corporate governance, and unique demand drivers. Once these quantitative and qualitative characteristics are analyzed, the sub-adviser then determines whether it believes a company is undervalued and has sufficient upside to the stock price to warrant an investment.
The fund may invest in foreign securities through American Depositary Receipts (“ADRs”), and generally will not invest more than 10% of fund assets in foreign securities. The fund only invests in securities traded on U.S. exchanges.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Small Cap Value: The fund’s sub-adviser, Lombardia Capital Partners, LLC (the “sub-adviser”), invests, under normal circumstances, at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in equity securities of small companies. The fund generally considers small companies to be companies with capitalizations that, at the time of purchase, are within the range of companies included in the Russell 2000® Value Index. As of December 31, 2014, the market capitalization range of the Russell 2000® Value Index was between $19 million and $5 billion.
Although the portfolio management team primarily focuses on buying companies trading below their historic price to earnings ratio, stocks are also evaluated for anticipated fundamental catalysts that may narrow the discount between the current and historic price to earnings ratio. Additionally, the strategy also incorporates a preference towards higher quality companies, which are generally companies with strong balance sheets, free cash flow generation, liquidity, high interest coverage, and below average levels of debt.
From time to time, the fund may invest in exchange-traded funds (“ETFs”) in order to manage market liquidity and timing issues.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Small/Mid Cap Value: The fund’s sub-adviser, Systematic Financial Management, L.P. (the “sub-adviser”), seeks to achieve the fund’s objective by investing, under normal circumstances, at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in small- and mid-cap equity securities (U.S. Equity securities, ADRs and foreign securities trading on U.S. markets). The fund defines small- and mid-cap equities as companies whose market capitalization falls within the range of $100 million to $20 billion or within the range of the Russell 2500® Index, which as of December 31, 2014 was between $19 million and $20.7 billion, whichever is broader at the time of purchase.
The fund generally will invest in small- and mid-cap equities with valuation characteristics including low price/earnings and price/cash flow ratios. The sub-adviser’s security selection process generally favors companies with positive earnings dynamics, manageable debt levels and good cash flows. Trends in balance sheet items including inventories, accounts receivable, and payables are scrutinized as well. The sub-adviser also reviews the company’s products/services, market position, industry condition, financial and accounting policies and quality of management. Securities of issuers that possess the greatest combination of the aforementioned attributes are then prioritized as candidates for purchase.
The fund may invest up to 10% of its total assets in the securities of foreign issuers, including ADRs and foreign securities trading on U.S. markets. An issuer that is a Russell 3000® Index constituent shall not be considered a foreign issuer, regardless of the issuer’s domicile or headquarters. The fund may also invest in real estate investment trusts (“REITs”).

The sub-adviser employs a fully invested strategy. Therefore, under normal market conditions, cash and cash equivalents are generally less than 5% of the portfolio value.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Strategic High Income: The fund’s sub-adviser, Thompson, Siegel & Walmsley LLC (the “sub-adviser”), deploys an active strategy that normally seeks to invest in a range of securities, including primarily U.S. stocks with market capitalizations in excess of $3 billion, preferred stocks, and income producing fixed income securities. Under normal market conditions, the fund invests in a diversified portfolio of credit and equity securities and may shift its investments from one asset class to another in order to achieve the fund’s income objective.
The sub-adviser employs a strategic approach to asset allocation and uses a bottom-up fundamental investment approach to security selection. The sub-adviser expects to invest the fund’s portfolio in a mix of common stock, preferred stock and fixed income securities, targeting allocations of 40%, 20% and 40%, respectively for these asset classes. Depending on market factors, these allocations may range from approximately 20% to approximately 60% for common stock, 0% to approximately 40% for preferred stock and approximately 20% to approximately 60% for fixed income securities.
The equity securities in which the fund invests consist primarily of common stocks. Debt securities in which the fund invests include primarily high yield bonds (also known as “junk bonds”), although the fund may hold other fixed income securities including various fixed, floating and variable rate instruments, secured and unsecured bonds, bonds convertible into common stock, senior floating rate and term loans, debentures, shorter term instruments and closed-end funds. The fund may invest all of its fixed income allocation in securities that are rated below investment grade. The fund may invest in securities of any maturity and does not have a target average duration. The fund maintains the flexibility to invest in securities of companies from a variety of sectors, but from time to time, based on economic conditions, the fund may have significant investments in particular sectors. The fund may also invest up to 25% of its assets in foreign securities, either directly or through depositary receipts. The fund may also invest in exchange-traded funds.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Tactical Allocation: The fund’s sub-adviser, Aegon USA Investment Management, LLC (the “sub-adviser”) seeks to achieve the fund’s objective by investing primarily in a combination of underlying exchange-traded funds (“ETFs”).
The sub-adviser seeks to achieve the fund’s objectives by utilizing both tactical and strategic asset allocation strategies. The sub-adviser’s tactical asset allocation strategy involves making short-term adjustments to the fund’s asset mix, utilizing the sub-adviser’s research on various risk and return considerations, in an effort to optimize returns relative to risks as market and economic conditions change. The sub-adviser’s strategic asset allocation strategy is similar, but with a somewhat longer-term outlook. The sub-adviser’s selections of individual ETFs to populate the allocation to a given asset class may be driven by strategic or tactical considerations.
Under normal circumstances, the sub-adviser expects to allocate substantially all of the fund’s assets among underlying ETFs to achieve targeted exposure to global equities, commodities and derivative instruments, as well as U.S. and international fixed income securities. The allocation of fund assets will generally vary as follows: 16% to 70% of the fund’s net assets in global equities, including emerging markets; 0% to 8% of net assets in inflation-protected securities; 0% to 15% of net assets in commodities; 14% to 70% of net assets in fixed income securities; and 0% to 5% of its net assets in derivative instruments. The fixed income exposure may include U.S. and non-U.S. corporate bonds and U.S. Treasuries of any maturity, sovereign debt of developed and emerging market countries, and inflation-protected bonds. The fund may invest up to 35% of its net assets in high yield bonds (commonly known as “junk bonds”). The fund may also invest in ETFs (including leveraged, inverse and inverse leveraged ETFs) that use derivatives to achieve or amplify the return (or the inverse of the return) of an underlying index or benchmark, but the fund’s investments in leveraged, inverse and inverse leveraged ETFs will be limited to 5% of the fund’s net assets. The fund may invest in companies of any capitalization.
The sub-adviser actively and tactically rotates the fund’s assets among various asset classes in an effort to take advantage of changing economic conditions that the sub-adviser believes favor one asset class over another. Based on the analysis of various economic indicators, the sub-adviser will increase the allocation to the asset classes that the sub-adviser believes have a higher probability of contributing to outperformance relative to the fund’s benchmark. Tactical strategies tend to have higher turnover than index or other strategies that adhere to a long term allocation.
The sub-adviser uses a three step investment process to construct and manage the fund’s portfolio. In the first step, the sub-adviser employs a global “top down” approach in which the sub-adviser analyzes various factors that affect the movement of markets and securities prices worldwide. This step attempts to translate the sub-adviser’s top down qualitative analysis, as well as its strategic and tactical views, into an asset allocation decision reflecting the foregoing and the fund’s investment objectives. Following determination of the fund’s overall asset allocation, in step two, the sub-adviser determines sector allocations and selects and determines the weights of specific ETFs to populate each sector allocation. The sub-adviser selects and determines the weights of fixed income ETFs based on a combination of the sub-adviser’s top down analysis and a relative value and “bottom up” approach, which takes into account various qualitative factors. The sub-adviser uses quantitative models to guide the selection of equity ETFs. The sub-adviser may in its discretion adjust, change, or even disregard any model at any time. In step three, the sub-adviser reviews and may make adjustments to the portfolio constructed in the first two steps, based on the sub-adviser’s views of the market and general economic conditions.
Each underlying ETF has its own investment objective, principal investment strategies and investment risks. It is not possible to predict the extent to which the fund will be invested in a particular underlying ETF at any time. The fund may be a significant shareholder in certain underlying ETFs. The sub-adviser may change the fund’s asset allocations and underlying ETFs at any time without investor approval and without notice to investors.
The fund may invest its assets directly, or through ETFs, in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Tactical Income: The fund’s sub-adviser, Aegon USA Investment Management, LLC (the “sub-adviser”), seeks to achieve the fund’s objective by investing primarily in a combination of passively managed third-party underlying exchange-traded funds (“ETFs”).
The sub-adviser seeks to achieve the fund’s objectives by utilizing both tactical and strategic asset allocation strategies. The sub-adviser’s tactical asset allocation strategy involves making short-term adjustments to the fund’s asset mix, utilizing the sub-adviser’s research on various risk and return considerations, in an effort to optimize returns relative to risks as market and economic conditions change. The sub-adviser’s strategic asset allocation strategy is similar, but with a somewhat longer-term outlook. The sub-adviser’s selections of individual ETFs to populate the allocation to a given asset class may be driven by strategic or tactical considerations.
Under normal circumstances, the fund’s equity allocation will generally vary between 20% and 35% of its net assets. The equity allocation involves any combination of domestic and non-U.S. ETFs, consisting of any mixture of large, medium and small-cap styles and pursuing growth or value strategies. The fund’s allocation to high yield (commonly known as “junk bonds”) and emerging market fixed income asset classes will generally vary between 30% and 55% of its net assets. The fund’s allocation to other bond ETFs (which may include domestic and non-U.S. government, corporate, and structured bonds) will generally vary between 10% and 50% of net assets. The sub-adviser may also invest in ETFs (including leveraged, inverse and inverse leveraged ETFs) that use derivatives to achieve or amplify the return (or the inverse of the return) of an underlying index or benchmark, but the fund’s investments in leveraged, inverse and inverse leveraged ETFs will be limited to 3% of the fund’s net assets.

The sub-adviser actively and tactically rotates the fund’s assets among various asset classes in an effort to take advantage of changing economic conditions that the sub-adviser believes favor one asset class over another. Based on the analysis of various economic indicators, the sub-adviser will increase the allocation to the asset classes that the sub-adviser believes have a higher probability of contributing to outperformance relative to the fund’s benchmark. Tactical strategies tend to have higher turnover than index or other strategies that adhere to a long term allocation.
The sub-adviser uses a three step investment process to construct and manage the fund’s portfolio. In the first step, the sub-adviser employs a global “top down” approach in which the sub-adviser analyzes various factors that affect the movement of markets and securities prices worldwide. This step attempts to translate the sub-adviser’s top down qualitative analysis, as well as its strategic and tactical views, into an asset allocation decision reflecting the foregoing and the fund’s investment objectives. Following determination of the fund’s overall asset allocation, in step two, the sub-adviser determines sector allocations and selects and determines the weights of specific ETFs to populate each sector allocation. The sub-adviser selects and determines the weights of fixed income ETFs based on a combination of the sub-adviser’s top down analysis and a relative value and “bottom up” approach, which takes into account various qualitative factors. The sub-adviser uses quantitative models to guide the selection of equity ETFs. The sub-adviser may in its discretion adjust, change, or even disregard any model at any time. In step three, the sub-adviser reviews and may make adjustments to the portfolio constructed in the first two steps, based on the sub-adviser’s views of the market and general economic conditions.
It is the fund's goal to pay a monthly dividend that is generally consistent in amount based on current market conditions. The dividend will be calculated based on estimates of expected dividends from the fund’s holdings. Actual dividends received by the fund may vary from the estimates, and subsequent monthly dividends will be adjusted accordingly.
Each underlying ETF has its own investment objective, principal investment strategies and investment risks. It is not possible to predict the extent to which the fund will be invested in a particular underlying ETF at any time. The fund may be a significant shareholder in certain underlying ETFs. The sub-adviser may change the fund’s asset allocations and underlying ETFs at any time without investor approval and without notice to investors.
The fund may invest its assets directly, or through ETFs, in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Tactical Rotation: The fund’s sub-adviser, Aegon USA Investment Management, LLC (the “sub-adviser”) seeks to achieve the fund’s objective by investing primarily in a combination of underlying exchange-traded funds (“ETFs”).
The sub-adviser seeks to achieve the fund’s objectives by utilizing both tactical and strategic asset allocation strategies. The sub-adviser’s tactical asset allocation strategy involves making short-term adjustments to the fund’s asset mix, utilizing the sub-adviser’s research on various risk and return considerations, in an effort to optimize returns relative to risks as market and economic conditions change. The sub-adviser’s strategic asset allocation strategy is similar, but with a somewhat longer-term outlook. The sub-adviser’s selections of individual ETFs to populate the allocation to a given asset class may be driven by strategic or tactical considerations.
Under normal circumstances, the sub-adviser expects to allocate substantially all of the fund’s assets among underlying ETFs to achieve targeted exposure to global equities and short-term fixed income securities. The allocation of fund assets will generally vary as follows: 20% to 100% of the fund’s net assets in global equities, including emerging and frontier markets; and 0% to 80% of the fund’s net assets in short duration, investment grade fixed income securities, inflation-protected securities and/or cash.
The fund may invest in companies of any capitalization. The dollar-weighted average duration of the fund’s fixed income securities is normally expected to be less than 3 years.
The sub-adviser actively and tactically rotates the fund’s assets among various asset classes in an effort to take advantage of changing economic conditions that the sub-adviser believes favor one asset class over another. Based on the analysis of various economic indicators, the sub-adviser will increase the allocation to the asset classes that the sub-adviser believes have a higher probability of contributing to outperformance relative to the fund’s benchmark. Tactical strategies tend to have higher turnover than index or other strategies that adhere to a long term allocation.
The sub-adviser uses a three step investment process to construct and manage the fund’s portfolio. In the first step, the sub-adviser employs a global “top down” approach in which the sub-adviser analyzes various factors that affect the movement of markets and securities prices worldwide. This step attempts to translate the sub-adviser’s top down qualitative analysis, as well as its strategic and tactical views, into an asset allocation decision reflecting the foregoing and the fund’s investment objectives. Following determination of the fund’s overall asset allocation, in step two, the sub-adviser determines sector allocations and selects and determines the weights of specific ETFs to populate each sector allocation. The sub-adviser selects and determines the weights of fixed income ETFs based on a combination of the sub-adviser’s top down analysis and a relative value and “bottom up” approach, which takes into account various qualitative factors. The sub-adviser uses quantitative models to guide the selection of equity ETFs. The sub-adviser may in its discretion adjust, change, or even disregard any model at any time. In step three, the sub-adviser reviews and may make adjustments to the portfolio constructed in the first two steps, based on the sub-adviser’s views of the market and general economic conditions.
Each underlying ETF has its own investment objective, principal investment strategies and investment risks. It is not possible to predict the extent to which the fund will be invested in a particular underlying ETF at any time. The fund may be a significant shareholder in certain underlying ETFs. The sub-adviser may change the fund’s asset allocations and underlying ETFs at any time without investor approval and without notice to investors.
The fund may invest its assets directly, or through ETFs, in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica Unconstrained Bond: Under normal circumstances, the fund’s sub-adviser, PineBridge Investments LLC (the “sub-adviser”), invests at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in bonds. The fund may invest in investment grade and below investment grade (commonly known as “junk bonds”) fixed income securities issued by domestic and foreign issuers, including those in emerging market countries. The bonds in which the fund may invest may be issued by governments, their agencies or instrumentalities, and corporate issuers. The fund will not be constrained by management against an index.
The fund may invest opportunistically across a broad array of fixed income segments, including but not limited to U.S. government bonds, inflation-protected securities, international government bonds, municipal bonds, intermediate maturity corporate bonds, long maturity corporate bonds, bank loans (including loan participations and loan assignments), high yield bonds, emerging markets sovereign bonds, emerging market corporate bonds, emerging market local currency debt, securitized assets (asset-backed securities, mortgage-backed securities, and commercial mortgage-backed securities) and cash/cash equivalents. The fund has a broad investment universe that covers multiple sectors, quality segments, and security types. Yield curve exposure can be from U.S. or non-U.S. sectors. On a portfolio level, the fund actively manages duration and yield curve positioning. The average portfolio duration of the fund will normally vary from -3 to 10 years. During periods of market volatility, duration may deviate outside this range
Based on fundamental macroeconomic research and the resulting asset allocation output, the fund may rotate between the different fixed income segments and may exclude certain sectors based on relative attractiveness. No fixed income segment is expected to constitute more than 35% of the fund. While the fund will normally invest primarily in investment grade securities, it may invest without limit in below investment grade issues during periods when the sub-adviser believes there are attractive valuations supported by strong economic fundamentals. Each segment will be actively managed, with a well-diversified and risk managed sub portfolio of directly invested securities with no more than 5% invested in any non-government issuer. Investments in preferred and convertible securities generally will not exceed 15% of the fund’s assets. The fund may invest significantly in non-dollar denominated developed and emerging market bonds on a hedged or unhedged basis. The fund’s bank loan investments may include senior secured floating rate and fixed rate loans or debt, second lien or other subordinated or unsecured floating rate and fixed rate loans or debt and other types of secured or unsecured loans with fixed, floating or variable interest rates. The fund may also invest in To Be Announced (“TBA”) mortgages and dollar rolls.
The fund may use derivatives such as swaps, futures, forwards and structured investments, for investment purposes or in an effort to hedge and mitigate uncertainties from exposure to such factors as credit, interest rates, inflation, and exchange rates. Swaps, such as interest rate, inflation, or credit default (on indices or individual issues) are allowed as long as the maximum underlying notional value does not exceed 33% of the underlying market value of the fund. When segments are believed to be overvalued, the fund may short indices or individual issues.
For liquidity purposes, exchange traded funds (“ETFs”) may be used but will normally constitute no more than 5% of the fund. The fund may also invest in money market instruments (including repurchase agreements) with remaining maturities of one year or less, as well as cash and cash equivalents.
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Transamerica US Growth: The fund invests, under normal circumstances, at least 80% of its net assets (plus the amount of borrowings, if any, for investment purposes) in domestic common stocks. The fund invests primarily in common stocks of growth-oriented companies. Portfolio construction emphasizes stock specific risk while minimizing other sources of broad market risk. The goal is a portfolio whose relative performance is not dependent on the market environment.
The fund’s sub-adviser, Wellington Management Company LLP (the “sub-adviser”), employs a “bottom up” approach, using fundamental analysis to identify specific securities within industries or sectors for purchase or sale. A “bottom-up” approach evaluates individual companies in the context of broader market factors.
The sub-adviser’s stock selection process is derived from its observation that the quality and persistence of a company’s business is often not reflected in its current stock price. Central to the investment process is fundamental research focused on uncovering companies with improving quality metrics, business momentum, and attractive relative valuations. The investment process is aided by a proprietary screening process that narrows the investment universe to companies that are consistent with the investment philosophy.
The initial investment universe is comprised of:
•	Securities held in the Russell 1000® Growth and S&P 500® Growth Indexes
•	Equity securities within the market-cap range of the index with historical or projected growth rates greater than the Russell 1000® Index median
•	Stocks that meet other growth criteria as determined by the team
Consistent with the fund’s objective and other policies, the fund may invest to a lesser extent in derivatives, including futures, forwards, options and swaps. The fund may invest up to 20% of its total assets in foreign securities (not including American Depositary Receipts, American Depositary Shares or U.S. dollar denominated securities of foreign issuers).
The fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the fund may take temporary defensive positions in cash and short-term debt securities without limit. Although the fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.

More on Risks of Investing in the Funds

The value of your investment in a fund changes with the values of that fund’s investments. Many factors can affect those values. There is no guarantee that a fund will be able to achieve its investment objective. It is possible to lose money by investing in a fund. Each fund may be subject to risks other than those identified in this prospectus.
MORE ON PRINCIPAL RISKS:
The following provides additional information regarding the principal risks of investing in each fund as described at the front of the prospectus.
Active Trading: Certain funds are actively managed and may purchase and sell securities without regard to the length of time held. Active trading may have a negative impact on performance by increasing transaction costs and may generate greater amounts of net short-term capital gains, which, for shareholders holding shares in taxable accounts, would be subject to tax at ordinary income tax rates upon distribution.
Aggressive Investment: The fund’s investment strategies, techniques and/or portfolio investments differ from those of many other mutual funds and may be considered aggressive. This approach to investing may expose the fund to additional risks, make the fund a more volatile investment than other mutual funds and cause the fund to perform less favorably than other mutual funds under similar market or economic conditions.
Arbitrage: Securities purchased pursuant to an arbitrage strategy intended to take advantage of a perceived relationship between the value of two or more securities may not perform as expected.
Asset Allocation: A sub-adviser or the Portfolio Construction Manager may allocate a fund's assets among various asset classes and underlying funds. These allocations may be unsuccessful in maximizing a fund's return and/or avoiding investment losses, and may cause a fund to underperform.
Asset Class Variation: Certain funds may invest in underlying funds. The underlying funds invest principally in the securities constituting their asset class (i.e., equity or fixed income). However, under normal market conditions, an underlying fund may vary the percentage of its assets in these securities (subject to any applicable regulatory requirements). Depending upon the percentage of securities in a particular asset class held by the underlying funds at any given time, and the percentage of the fund's assets invested in various underlying funds, the fund's actual exposure to the securities in a particular asset class may vary substantially from its target allocation for that asset class.
Bank Obligations: To the extent a fund invests in U.S. bank obligations, the fund will be more susceptible to negative events affecting the U.S. banking industry. Banks are sensitive to changes in money market and general economic conditions. Banks are highly regulated. Decisions by regulators may limit the loans banks make and the interest rates and fees they charge, and may reduce bank profitability.
Banking Industry (Transamerica Money Market): The fund may invest without limit in obligations of U.S. banks and up to 25% of its assets in U.S. dollar-denominated obligations of non-U.S. banks, and thus will be more susceptible to negative events affecting the worldwide financial services sector. Banks are sensitive to changes in money market and general economic conditions. Banks are highly regulated. Decisions by regulators may limit the loans banks make and the interest rates and fees they charge, and may reduce bank profitability. The ongoing global financial crisis has severely affected many banks. When a bank’s borrowers get into financial trouble, their failure to repay the bank will adversely affect the bank’s financial situation. Banks have been particularly hard hit by problems in the real estate industry including defaults by borrowers and litigation relating to mortgage banking practices. Other bank activities such as investments in derivatives and foreign exchange practices also have caused losses. Governmental entities have in the past provided support to certain financial institutions, but there is no assurance they will continue to do so. Some of the entities backing fund investments may be non-U.S. institutions and, therefore, an investment in a fund may involve foreign investments risk.
Capital Markets: Global financial markets and economic conditions have been, and may continue to be, volatile due to a variety of factors, including significant write-offs in the financial services sector. In volatile times, the cost of raising capital in the debt and equity capital markets and the ability to raise capital has diminished. In particular, concerns about the general stability of financial markets and specifically the solvency of lending counterparties, may impact the cost of raising capital from the credit markets through increased interest rates, tighter lending standards, difficulties in refinancing debt on existing terms or at all and reduced, or in some cases ceasing to provide, funding to borrowers. In addition, lending counterparties under existing revolving credit facilities and other debt instruments may be unwilling or unable to meet their funding obligations. As a result of any of the foregoing, energy companies may be unable to obtain new debt or equity financing on acceptable terms. If funding is not available when needed, or is available only on unfavorable terms, energy companies may not be able to meet obligations as they come due. Moreover, without adequate funding, energy companies may be unable to execute their growth strategies, complete future acquisitions, take advantage of other business opportunities or respond to competitive pressures, any of which could have a material adverse effect on their revenues and results of operations.
Cash Flow: A substantial portion of the income received by the fund is expected to be derived from investments in equity securities of energy companies. The amount and tax characterization of cash that any such company has available for distribution depends on the amount of cash generated from such company’s operations. Cash from operations may vary widely from quarter to quarter and is largely dependent on factors affecting the company’s operations and factors affecting the energy industry in general. In addition, operating costs, capital expenditures, acquisition costs, construction costs, exploration costs, borrowing costs and other costs of expenditures may reduce the amount of cash that a company has available for distribution in a given period.
Commodities: Because a fund may invest in commodities or instruments whose performance is linked to the price of an underlying commodity or commodity index, a fund may be subject to the risks of investing in commodities. These types of risks include regulatory, economic and political developments, weather events and natural disasters, pestilence and market disruptions. A fund’s investment exposure to the commodities markets may subject the fund to greater volatility than investments in more traditional securities, such as stocks and bonds. Commodities and commodity-linked investments may be less liquid than other investments. Commodity-linked investments are subject to the credit risks associated with the issuer, and their values may decline substantially if the issuer's creditworthiness deteriorates.
To the extent a fund invests in companies principally engaged in the commodities industries (including the agriculture, energy, materials and commodity-related industrial sectors) (“commodity-related companies”), the fund will be subject to the risk factors particular to each such industry. Commodity-related companies can be significantly affected by events relating to international political and economic developments, energy conservation, the success of exploration projects, commodity prices, tax and other government regulations, and natural phenomena such as drought, floods and other adverse weather conditions and livestock disease. Cyclical industries can be significantly affected by import controls, worldwide competition, changes in consumer sentiment and spending, and companies engaged in such industries can be subject to liability for, among other things, environmental damage, depletion of resources, and mandated expenditures for safety and pollution control. In addition, the commodities industries can be significantly affected by the level and volatility of commodity prices, which have historically been among the most volatile of international prices, often exceeding the volatility of exchange rates and interest rates. Investments in commodity-related companies are also subject to the risk that the performance of such companies may not correlate with broader equity market returns or with returns on commodity investments to the extent expected by a fund’s sub-adviser.
Convertible Securities: Convertible securities share investment characteristics of both fixed income and equity securities. However, the value of these securities tends to vary more with fluctuations in the value of the underlying common stock than with fluctuations in interest rates. The value of convertible securities also tends to exhibit lower volatility than the underlying common stock. Convertible securities may include corporate notes or preferred stock, but ordinarily are a long-term debt obligation of the issuer convertible at a stated exchange rate into common stock of the issuer. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. The fund could lose money if the issuer of a convertible security is unable to meet its financial obligations or goes bankrupt.
Counterparty: The fund will be subject to credit risk (that is, where changes in an issuer’s financial strength or credit rating may affect an instrument’s value) with respect to the amount it expects to receive from counterparties to derivatives, repurchase agreements and other financial contracts entered into by the fund or held by special purpose or structured vehicles. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the value of your investment in the fund may decline.
Credit: If an issuer or other obligor (such as a party providing insurance or other credit enhancement) may fail to make the required payments on securities held by a fund. Debt securities also go up or down in value based on the perceived creditworthiness of their issuer or other obligors. If an obligor for a security held by a fund fails to pay, otherwise defaults or is perceived to be less creditworthy, becomes insolvent or files for bankruptcy, a security’s credit rating is downgraded, or the value of any underlying assets declines, the value of your investment in the fund could decline significantly, particularly in certain market environments. If a single entity provides credit enhancement to more than one fund’s investments, the adverse effects resulting from the downgrade or default will increase the adverse effects on a fund. If a fund enters into financial contracts (such as certain derivatives, repurchase agreements, reverse repurchase agreements, and when-issued, delayed delivery and forward commitment transactions), the fund will be subject to the credit risk presented by the counterparty. In addition, a fund may incur expenses in an effort to protect the fund’s interests or to enforce its rights. Credit risk is broadly gauged by the credit ratings of the securities in which a fund invests. However, ratings are only the opinions of the companies issuing them and are not guarantees as to quality. Securities rated in the lowest category of investment grade (Baa/BBB or Baa-/BBB-) may possess certain speculative characteristics.
A fund is subject to greater levels of credit risk to the extent it invests in below investment grade debt securities (that is, securities rated below the Baa/BBB categories or unrated securities of comparable quality), or “junk bonds”. These securities have a higher risk of issuer default because, among other reasons, issuers of junk bonds often have more debt in relation to total capitalization than issuers of investment grade securities. Junk bonds are considered speculative, tend to be less liquid and are more difficult to value than higher rated securities and may involve significant risk of exposure to adverse conditions and negative sentiments. These securities may be in danger of default as to principal and interest. Unrated securities of comparable quality share these risks.
A fund may invest in securities which are subordinated to more senior securities of the issuer, or which represent interests in pools of such subordinated securities. A fund is more likely to suffer a credit loss on subordinated securities than on non-subordinated securities of the same issuer. If there is a default, bankruptcy or liquidation of the issuer, most subordinated securities are paid only if sufficient assets remain after payment of the issuer's non-subordinated securities. In addition, any recovery of interest or principal may take more time. As a result, even a perceived decline in creditworthiness of the issuer is likely to have a greater impact on subordinated securities.
Currency: The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.
Currency Hedging: A fund may use currency futures, forwards or options to hedge against declines in the value of securities denominated in, or whose value is tied to, a currency other than the U.S. dollar or to reduce the impact of currency fluctuation on purchases and sales of such securities. These instruments may not always work as intended, and a fund may be worse off than if it had not used a hedging instrument. Shifting a fund's currency exposure from one currency to another may remove a fund's opportunity to profit from the original currency and involves a risk of increased losses for a fund if the sub-adviser’s projection of future exchange rates is inaccurate.
Depositary Receipts: Depositary receipts may be less liquid than the underlying shares in their primary trading market. Any distributions paid to the holders of depositary receipts are usually subject to a fee charged by the depositary. Holders of depositary receipts may have limited voting rights, and investment restrictions in certain countries may adversely impact the value of depositary receipts because such restrictions may limit the ability to convert equity shares into depositary receipts and vice versa. Such restrictions may cause equity shares of the underlying issuer to trade at a discount or premium to the market price of the depositary receipts.
Derivatives: Derivatives involve special risks and costs and may result in losses to a fund. Using derivatives can increase losses and reduce opportunities for gains when market prices, interest rates or currencies, or the derivatives themselves, behave in a way not anticipated by a fund, especially in abnormal market conditions. Using derivatives can have a leveraging effect, which may increase investment losses and may increase fund volatility, which is the degree to which the fund’s share price may fluctuate within a short time period. Even a small investment in derivatives can have a disproportionate impact on a fund. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The other parties to derivatives transactions present the same types of credit risk as issuers of fixed-income securities. Derivatives also tend to involve greater liquidity risk and they may be difficult to value. A fund may be unable to terminate or sell its derivative positions. In fact, many over-the-counter derivatives will not have liquidity beyond the counterparty to the instrument. A fund’s use of derivatives may also increase the amount of taxes payable by shareholders. The U.S. government is in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing and on-facility execution of certain derivatives, margin and reporting requirements.

The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make them more costly, may limit their availability, may disrupt markets or may otherwise adversely affect their value or performance. For derivatives that are required to be cleared by a regulated clearinghouse, a fund may be exposed to risks arising from its relationship with a brokerage firm through which it would submit derivatives trades for clearing. A fund would also be exposed to counterparty risk with respect to the clearinghouse.
Derivatives may be used by a fund for a variety of purposes, including:
•	As a hedging technique in an attempt to manage risk in the fund’s portfolio
•	As a means of changing investment characteristics of the fund’s portfolio
•	As a means of attempting to enhance returns
•	As a means of providing additional exposure to types of investments or market factors
•	As a substitute for buying or selling securities
•	As a cash flow management technique
Using derivatives, especially for non-hedging purposes, may involve greater risks to a fund than investing directly in securities, particularly as these instruments may be very complex and may not behave in the manner anticipated by the fund. Risks associated with the use of derivatives are magnified to the extent that a large portion of the fund’s assets are committed to derivatives in general or are invested in just one or a few types of derivatives.
When a fund enters into derivative transactions, it may be required to segregate assets, or enter into offsetting positions, in accordance with applicable regulations. Such segregation will not limit the fund’s exposure to loss, however, and the fund will have investment risk with respect to both the derivative itself and the assets that have been segregated to cover the fund’s derivative exposure. If the segregated assets represent a large portion of the fund’s portfolio, this may impede portfolio management or the fund’s ability to meet redemption requests or other current obligations.
Some derivatives may be difficult to value, or may be subject to the risk that changes in the value of the instrument may not correlate well with the underlying asset, rate or index. In addition, derivatives may be subject to market risk, interest rate risk and credit risk. A fund could lose the entire amount of its investment in a derivative and, in some cases, could lose more than the principal amount invested. Also, suitable derivative instruments may not be available in all circumstances or at reasonable prices. A fund’s sub-adviser may not make use of derivatives for a variety of reasons.
Risks associated with the use of derivatives are magnified to the extent that an increased portion of a fund’s assets are committed to derivatives in general or are invested in just one or a few types of derivatives.
Distressed or Defaulted Securities: Investments in defaulted securities and obligations of distressed issuers, including securities that are, or may be, involved in reorganizations or other financial restructurings, either out of court or in bankruptcy, involve substantial risks and are considered speculative. A fund may suffer significant losses if a reorganization or restructuring is not completed as anticipated. A fund will generally not receive interest payments on the distressed securities and may incur costs to protect its investment. Repayment of defaulted securities and obligations of distressed issuers is subject to significant uncertainties. Distressed or defaulted securities and any securities received in an exchange for such securities may be subject to restrictions on resale.
Dollar Rolls: Dollar rolls involve the risk that the market value of the securities that the fund is committed to buy may decline below the price of the securities the fund has sold. These transactions may involve leverage.
Emerging Markets: Investments in the securities of issuers located in or principally doing business in emerging markets bear foreign investments risks. The risks associated with investing in emerging markets are greater than investing in developed foreign markets. Emerging market countries typically have economic and political systems that are less fully developed, and that can be expected to be less stable. For example, the economies of such countries can be subject to rapid and unpredictable rates of inflation or deflation. Emerging market countries may have policies that restrict investment by foreigners or that prevent foreign investors from withdrawing their money at will. Emerging market securities are often particularly sensitive to market movements because their market prices tend to reflect speculative expectations. Some emerging market countries are especially vulnerable to economic conditions in other countries. Low trading volumes may result in a lack of liquidity and in extreme price volatility. A fund investing in emerging market countries may be required to establish special custody or other arrangements before investing. An investment in emerging market securities should be considered speculative.

Energy Sector – Certain risks inherent in investing in energy companies include the following:
•	Supply and Demand. A decrease in the production of natural gas, natural gas liquids, crude oil, coal or other energy commodities, a decrease in the volume of such commodities available for transportation, mining, processing, storage or distribution or a sustained decline in demand for such commodities, may adversely impact the financial performance of energy companies. Energy companies are subject to supply and demand fluctuations in the markets they serve which will be impacted by a wide range of factors, including fluctuating commodity prices, weather, increased conservation or use of alternative fuel sources, increased governmental or environmental regulation, depletion, rising interest rates, declines in domestic or foreign production, accidents or catastrophic events and economic conditions, among others. The United States relies heavily on foreign imports of energy such as crude oil and refined products. If a supply source decides to restrict supply to the United States or is unable to meet demand, some energy companies’ cash flows may be adversely impacted.
•	Depletion and Exploration. Energy reserves naturally deplete as they are consumed over time. Energy companies that are either engaged in the production of natural gas, natural gas liquids, crude oil, or coal, or are engaged in transporting, storing, distributing and processing these items and refined products on behalf of the owners of such commodities. To maintain or grow their revenues, these companies or their customers need to maintain or expand their reserves through exploration of new sources of supply, through the development of existing sources or through acquisitions. The financial performance of energy companies may be adversely affected if they, or the companies to whom they provide services, are unable to cost-effectively acquire additional energy deposits sufficient to replace the natural decline of existing reserves. Also, the quantities of reserves may be overstated, or deposits may not be produced in the time periods anticipated. If an energy company is not able to raise capital on favorable terms, it may not be able to add to or maintain its reserves.
•	Regulatory. Energy companies are subject to significant federal, state and local government regulation in virtually every aspect of their operations, including (i) how facilities are constructed, maintained and operated, (ii) how and where wells are drilled, (iii) how services are provided, (iv) environmental and safety controls, and, in some cases (v) the prices they may charge for the products and services they provide. Various governmental authorities have the power to enforce compliance with these regulations and the permits issued under them, and violators are subject to administrative, civil and criminal penalties, including civil fines, injunctions or both. Stricter laws, regulations or enforcement policies could be enacted in the future which would likely increase compliance costs and may adversely affect the financial performance of energy companies. In particular, changes to laws and increased regulations or enforcement policies as a result of the Macondo oil spill in the Gulf of Mexico may adversely affect the financial performance of energy companies.
•	Commodity Pricing. The operations and financial performance of energy companies may be directly affected by energy commodity prices, especially those energy companies which own the underlying energy commodity or receive payments for services that are based on commodity prices. Such impact may be a result of changes in the price for such commodity or a result of changes in the price of one energy commodity relative to the price of another energy commodity (i.e., the price of natural gas relative to the price of natural gas liquids). These prices may fluctuate widely in response to a variety of factors, including global and domestic economic conditions, weather conditions, the supply and price of imported energy commodities, the production and storage levels of energy commodities in certain regions or in the world, political stability, transportation facilities, energy conservation, domestic and foreign governmental regulation and taxation and the availability of local, intrastate and interstate transportation systems. Volatility of commodity prices may also make it more difficult for energy companies to raise capital to the extent the market perceives that their performance may be directly or indirectly tied to commodity prices.
•	Acquisition . The ability of energy companies to grow operating cash flow and increase such company’s enterprise value can be highly dependent on their ability to make acquisitions that result in an increase in cash available for distributions. Recently, the acquisition market has become more competitive as a result of the increased amount of energy companies, as well as significant private equity interest in midstream energy assets. As a result, the competitive nature of the market has resulted in higher multiples, which may reduce the attractiveness of returns on acquisitions. Accordingly, MLP Entities may be unable to make accretive acquisitions because they are unable to identify attractive acquisition candidates, negotiate acceptable purchase contracts, raise financing for such acquisitions on economically acceptable terms, or because they are outbid by competitors. . Such circumstances may limit future growth and their ability to raise distributions could be reduced. Furthermore, even if energy companies do consummate acquisitions that they believe will be accretive, the acquisitions may instead result in a decrease in operating cash flow or a decrease in enterprise value. Any acquisition involves risks, including, among other things: mistaken assumptions about revenues and costs, including synergies; the assumption of unknown liabilities; limitations on rights to indemnity from the seller; the diversion of management’s attention from other business concerns; unforeseen difficulties operating in new product or geographic areas; and customer or key employee losses at the acquired businesses.
•	Affiliated Party. Certain energy companies are dependent on their parents or sponsors for a majority of their revenues. Any failure by such company’s parents or sponsors to satisfy their payments or obligations would impact such company’s revenues and operating cash flows and ability to make interest payments and/or distributions.
•	Catastrophe. The operations of energy companies are subject to many hazards inherent in the exploring, developing, producing, generating, transporting, transmission, storing, gathering, processing, refining, distributing, mining or marketing of natural gas, natural gas liquids, crude oil, refined products, coal or electricity, including: damage to pipelines, storage tanks, plants or related equipment and surrounding properties caused by hurricanes, tornadoes, floods, fires and other natural disasters or by acts of terrorism; inadvertent damage from construction and farm equipment; well blowouts; leaks of such energy commodities; fires and explosions. These hazards could result in substantial losses, severe damage to and destruction of property and equipment, and pollution or other environmental damage and may result in the curtailment or suspension of their related operations. Energy companies may not be insured against all risks inherent to their businesses. If a significant accident or event occurs that is not fully insured, it could adversely affect the energy company’s operations and financial condition.
•	Terrorism/Market Disruption. Events in the Middle East and elsewhere could have significant adverse effects on the U.S. economy, financial and commodities markets. Energy assets could be direct targets, or indirect casualties, of an act of terror. The U.S. government has issued warnings that energy assets, specifically the United States’ pipeline infrastructure, may be the future target of terrorist organizations.
•	Weather . Extreme weather conditions, such as hurricanes, (i) could result in substantial damage to the facilities of certain energy companies located in the affected areas, (ii) significantly increase the volatility in the supply of energy commodities and (iii) adversely affect the financial performance of energy companies, and could therefore adversely affect their securities. The damage done by extreme weather also may serve to increase many insurance premiums paid by energy companies and could adversely affect such companies’ financial condition.
Equity Securities: Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and, consequently, may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. Because a company’s equity securities rank junior in priority to the interests of bond holders and other creditors, a company’s equity securities will usually react more strongly than its bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. If the market prices of the equity securities owned by a fund fall, the value of your investment in the fund will decline.
Exchange Traded Funds (ETFs): ETFs are pooled investment vehicles, such as registered investment companies and grantor trusts, whose shares are listed and traded on U.S. stock exchanges or otherwise traded in the over-the-counter market. ETFs typically seek to track an index, a commodity or a basket of assets like an index fund, but trade like a stock on an exchange. A fund will bear a pro rata portion of the operating expenses of the underlying ETFs in which it invests. An investment in an ETF generally presents the same primary risks as an investment in a conventional fund (i.e., one that is not exchange-traded) that has the same investment objectives, strategies and policies. The price of an ETF can fluctuate up and down, and the fund could lose money investing in an ETF if the prices of the securities owned by the ETF go down. In addition, ETFs are subject to the following risks that do not apply to conventional funds: (i) the market price of an ETF’s shares may trade at a discount to their net asset value; (ii) an active trading market for an ETF’s share may not develop or be maintained; or (iii) trading of an ETF’s share may be halted if the listing exchange’s officials deem such action appropriate, the shares are delisted from the exchange or the activation of market-wide “circuit breakers” (which are tied to large decreases in stock prices) halts stock trading generally.

Extension: When interest rates rise, repayments of fixed income securities, particularly asset- and mortgage-backed securities, may occur more slowly than anticipated, extending the effective duration of these fixed income securities at below market interest rates and causing their market prices to decline more than they would have declined due to the rise in interest rates alone. This may cause the fund’s share price to be more volatile.
Fixed-Income Securities: The market prices of fixed-income securities may go up or down, sometimes rapidly and unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. In addition, the market value of a fixed income security may decline if the issuer or other obligor of the security fails to pay principal and/or interest, otherwise defaults or has its credit rating downgraded or is perceived to be less creditworthy, or the credit quality or value of any underlying assets declines. When market prices fall, the value of your investment will go down. The value of your investment will generally go down when interest rates rise. Interest rates have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. A rise in rates tends to have a greater impact on the prices of longer term or duration securities.
If interest rates rise, repayments of fixed-income securities may occur more slowly than anticipated by the market. This may drive the prices of these securities down because their interest rates are lower than the current interest rate and they remain outstanding longer. This is sometimes referred to as extension risk.
Many issuers have a right to prepay their securities. If interest rates fall, an issuer may exercise this right. If this happens, a fund will be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on the prepaid security. This is sometimes referred to as prepayment or call risk.
Focused Investing: To the extent a fund invests in one or more countries, regions, sectors or industries, or in a limited number of issuers, the fund will be more susceptible to negative events affecting those countries, regions, sectors, industries or issuers. Local events, such as political upheaval, financial troubles, or natural disasters may disrupt a country’s or region’s securities markets. Geographic risk is especially high in emerging markets.
Foreign Investments: Investments in securities of foreign issuers (including those denominated in U.S. dollars) or issuers with significant exposure to foreign markets are subject to additional risks. Foreign countries in which a fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of a fund’s investments may decline because of factors affecting the particular issuers as well as foreign markets and issuers generally, such as unfavorable government actions, political or financial instability or other adverse economic or political developments. Values may also be affected by restrictions on receiving the investment proceeds from a foreign country.
Less information may be publicly available about foreign companies than about U.S. companies. Foreign companies are generally not subject to the same accounting, auditing and financial reporting standards as are U.S. companies. Some securities issued by non-U.S. governments or their subdivisions, agencies and instrumentalities may not be backed by the full faith and credit of such governments. Even where a security is backed by the full faith and credit of a government, it may be difficult for the fund to pursue its rights against the government. Some non-U.S. governments have defaulted on principal and interest payments. In addition, a fund’s investments in foreign securities may be subject to the risk of nationalization or expropriation of assets, imposition of currency exchange controls or restrictions on the repatriation of foreign currency, confiscatory taxation, political or financial instability and adverse diplomatic developments. Dividends or interest on, or proceeds from the sale of, foreign securities may be subject to non-U.S. withholding taxes, and special U.S. tax considerations may apply.
American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”), and European Depositary Receipts (“EDRs”) are generally subject to the same risks as direct investments in foreign securities.
Frontier Markets: Frontier market countries generally have smaller economies and less developed capital markets than emerging market countries, and, as a result, the risks of investing in emerging market countries are magnified in frontier market countries. The economies of frontier market countries are generally less correlated to global economic cycles than those of their more developed counterparts and their markets have low trading volumes and the potential for extreme price volatility and illiquidity. This volatility may be further heightened by the actions of a few major investors. These factors make investing in frontier market countries significantly riskier than in other countries and any one of them could cause the price of the fund’s shares to decline.
Growth Stocks: Returns on growth stocks may not move in tandem with returns on other categories of stocks or the market as a whole. Growth stocks may be particularly susceptible to larger price swings or to adverse developments.

Growth stocks can be volatile for several reasons. Since growth companies usually reinvest a high proportion of their earnings in their own businesses, they may lack the dividends often associated with the value stocks that could cushion their decline in a falling market. Also, since investors buy growth stocks because of their expected superior earnings growth, earnings disappointments often result in sharp price declines. Certain types of growth stocks, particularly technology stocks, can be extremely volatile and subject to greater price swings than the broader market. Growth stocks as a group may be out of favor and underperform the overall equity market for a long period of time, for example, while the market favors “value” stocks.
High-Yield Debt Securities: High-yield debt securities, commonly referred to as “junk bonds,” are securities that are rated below “investment grade” (that is, securities rated below Baa/BBB) or, if unrated, are determined to be below investment grade by the sub-adviser. High-yield debt securities have a higher risk of issuer default because, among other reasons, issuers of junk bonds often have more debt in relation to total capitalization than issuers of investment grade securities. These securities are considered speculative, tend to be less liquid and are more difficult to value than higher rated securities and may involve major risk of exposure to adverse conditions and negative sentiments. These securities may be in default or in danger of default as to principal and interest. High-yield debt securities range from those for which the prospect for repayment of principal and interest is predominantly speculative to those which are currently in default on principal or interest payments or in bankruptcy. A fund with high-yield debt securities may be more susceptible to credit risk and market risk than a fund that invests only in higher quality debt securities because these lower-rated debt securities are less secure financially and more sensitive to downturns in the economy. High-yield securities are not generally meant for short-term investing. Unrated securities of comparable quality share these risks.
Hybrid Instruments: Hybrid instruments combine elements of derivative contracts with those of another security (typically a fixed-income security). All or a portion of the interest or principal payable on a hybrid security is determined by reference to changes in the price of an underlying asset or by reference to another benchmark (such as interest rates, currency exchange rates or indices). Hybrid instruments also include convertible securities with conversion terms related to an underlying asset or benchmark. The risks of investing in hybrid instruments may reflect a combination of the risks of investing in securities, commodities, options, futures, and currencies. Thus, an investment in a hybrid instrument may entail significant risks in addition to those associated with traditional fixed-income or convertible securities. Hybrid instruments are also potentially more volatile and may carry greater interest rate risks than traditional instruments. Moreover, depending on the structure of the particular hybrid, it may expose a fund to leverage risks or carry liquidity risks.
Industry Concentration: Certain funds may concentrate their investments in specific industries. Concentration in a particular industry subjects a fund to the risks associated with that industry. As a result, the fund may be subject to greater price volatility and risk of loss as a result of adverse economic, business or other developments affecting that industry than funds investing in a broader range of industries.
Inflation-Protected Securities: Inflation-protected debt securities may react differently from other types of debt securities and tend to react to changes in “real” interest rates. Real interest rates represent nominal (stated) interest rates reduced by the expected impact of inflation. In general, the price of an inflation-protected debt security can fall when real interest rates rise, and can rise when real interest rates fall. Interest payments on inflation-protected debt securities can be unpredictable and will vary as the principal and/or interest is adjusted for inflation. Also, the inflation index utilized by a particular inflation-protected security may not accurately reflect the true rate of inflation, in which case the market value of the security could be adversely affected.
Interest Rate (Transamerica Money Market): The interest rates on short-term obligations held in the fund will vary, rising or falling with short-term interest rates generally. Interest rates in the United States have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. The fund's yield will tend to lag behind general changes in interest rates. The ability of the fund's yield to reflect current market rates will depend on how quickly the obligations in its portfolio mature and how much money is available for investment at current market rates.
Interest Rate: Interest rates in the United States have been at historically low levels, so the fund faces a heightened risk that interest rates may rise. When interest rates rise, the value of fixed income securities will generally fall. A change in interest rates will not have the same impact on all fixed-income securities. Generally, the longer the maturity or duration of a fixed-income security, the greater the impact of a rise in interest rates on the security’s value. In addition, different interest rate measures (such as short- and long-term interest rates and U.S. and foreign interest rates), or interest rates on different types of securities or securities of different issuers, may not necessarily change in the same amount or in the same direction. When interest rates go down, the income received by a fund, and the fund’s yield, may decline.
Duration is a measure of the expected life of a fixed-income security that is used to determine the sensitivity of a security’s price to changes in interest rates. Fixed-income securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than securities with shorter durations. Similarly, a fund with a longer average portfolio duration will generally be more sensitive to changes in interest rates than a fund with a shorter average portfolio duration. By way of example, the price of a bond fund with an average duration of five years would be expected to fall approximately 5% if interest rates rose by one percentage point.
Certain fixed-income securities pay interest at variable or floating rates. Variable rate securities tend to reset at specified intervals, while floating rate securities may reset whenever there is a change in a specified index rate. In most cases, these reset provisions reduce the impact of changes in market interest rates on the value of the security. However, some securities do not track the underlying index directly, but reset based on formulas that may produce a leveraging effect; others may also provide for interest payments that vary inversely with market rates. The market prices of these securities may fluctuate significantly when interest rates change. A fund’s yield may decline due to a decrease in market interest rates.
Inflation protected debt securities may react differently from other types of debt securities and tend to react to changes in “real” interest rates. Real interest rates represent nominal (stated) interest rates reduced by the expected impact of inflation. In general, the price of an inflation protected debt security can fall when real interest rates rise, and can rise when real interest rates fall. Interest payments on inflation protected debt securities can be unpredictable and will vary as the principal and/or interest is adjusted for inflation.
Investment Companies: To the extent that an underlying fund invests in other investment companies such as closed-end or exchange-traded funds (“ETFs”), it bears its pro rata share of these investment companies’ expenses, and is subject to the effects of the business and regulatory developments that affect these investment companies and the investment company industry generally.
IPOs: Securities offered in initial public offerings (IPOs) are subject to many of the same risks of investing in companies with smaller market capitalizations and often to a heightened degree. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile. At any particular time or from time to time, a fund may not be able to invest in securities issued in IPOs, or invest to the extent desired, because, for example, only a small portion (if any) of the securities being offered in an IPO may be made available to a fund.
Junior Loans: Junior loans are subject to the same general risks inherent to any loan investment, including credit risk, market and liquidity risk and interest rate risk. Due to their lower place in the borrower’s capital structure and possible unsecured status, junior loans involve a higher degree of overall risk than senior loans of the same borrower. Second lien loans are secured by the assets of the issuer. In a typical structure, the claim on collateral and right of payment of second lien loans are junior to those of first-lien loans. Subordinated bridge loans are loans that are intended to provide short-term financing to provide a “bridge” to an asset sale, bond offering, stock offering, or divestiture. Generally, bridge loans are provided by arrangers as part of an overall financing package. Typically, the issuer will agree to increasing interest rates if the loan is not repaid as expected. A subordinated bridge loan is junior to a senior bridge loan in right of payment.
Large Capitalization Companies: The fund’s investments in large capitalization companies may underperform other segments of the market because they may be less responsive to competitive challenges and opportunities and unable to attain high growth rates during periods of economic expansion.
Leveraging: The value of your investment may be more volatile to the extent the fund borrows or uses derivatives or other investments that have a leveraging effect on the fund. Other risks also will be compounded. This is because leverage generally magnifies the effect of a change in the value of an asset and creates a risk of loss of value on a larger pool of assets than the fund would otherwise have had, potentially resulting in the loss of all assets. The portfolio also may have to sell assets at inopportune times to satisfy its obligations. The use of leverage is considered to be a speculative investment practice that may result in the loss of a substantial amount, and possibly all, of the fund’s assets.

Liquidity: A fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly and those investments may be difficult or impossible to sell, particularly during times of market turmoil. These illiquid investments may also be difficult to value. If a fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss.
Loans: Loans are subject to the credit risk of nonpayment of principal or interest. Economic downturns or increases in interest rates may cause an increase in defaults, interest rate risk and liquidity risk. Loans may or may not be collateralized at the time of acquisition, and any collateral may be relatively illiquid or lose all or substantially all of its value subsequent to investment. In the event of bankruptcy of a borrower, a fund could experience delays or limitations with respect to its ability to realize the benefits of any collateral securing a loan.
A fund may invest in certain commercial loans, including loans generally known as “syndicated bank loans,” by acquiring participations or assignments in such loans. The lack of a liquid secondary market for such securities may have an adverse impact on the value of the securities and a fund’s ability to dispose of particular assignments or participations when necessary to meet redemptions of shares or to meet a fund’s liquidity needs. When purchasing a participation, a fund may be subject to the credit risks of both the borrower and the lender that is selling the participation. When purchasing a loan assignment, a fund acquires direct rights against the borrowers, but only to the extent of those held by the assigning lender. Investment in loans through a direct assignment from the financial institution’s interests with respect to a loan may involve additional risks to a fund.
Junior loans, which have a lower place in the borrower's capital structure than senior loans and may be unsecured, involve a higher degree of overall risk than senior loans of the same borrower. Second lien loans are secured by the assets of the issuer. In a typical structure, the claim on collateral and right of payment of second lien loans are junior to those of first-lien loans. Subordinated bridge loans are loans that are intended to provide short-term financing to provide a “bridge” to an asset sale, bond offering, stock offering, or divestiture. Generally, bridge loans are provided by arrangers as part of an overall financing package. Typically, the issuer will agree to increasing interest rates if the loan is not repaid as expected. A subordinated bridge loan is junior to a senior bridge loan in right of payment.
Manager: A fund is subject to the risk that the judgments and investment decisions of a sub-adviser or Portfolio Construction Manager, as well as the methods, tools, resources, information and data, and the analyses employed or relied on by the sub-adviser or Portfolio Construction Manager to make those judgments and decisions may be incorrect or otherwise may not produce the desired results. This could cause a fund to lose value or its results to lag relevant benchmarks or other funds with similar objectives.
Market: The market prices of the fund’s securities may go up or down, sometimes rapidly or unpredictably. If the market prices of the securities owned by the fund fall, the value of your investment in the fund will decline. The value of a security may fall due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors or issuers. The fund may experience a substantial or complete loss on any individual security. Financial markets in the United States, Europe and elsewhere have experienced increased volatility and decreased liquidity since the global financial crisis began in 2008. Governmental and non-governmental issuers defaulted on, or were forced to restructure, their debts. These market conditions may continue, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and their central banks have taken steps to support financial markets, including keeping interest rates at historically low levels. More recently, the Federal Reserve has reduced its market support activities. Further reduction or withdrawal of this support or other related efforts in response to the crisis could negatively affect financial markets generally and increase market volatility as well as result in higher interest rates and reduce the value and liquidity of certain securities. This environment could make identifying investment risks and opportunities especially difficult for the sub-adviser or Portfolio Construction Manager. Whether or not the fund invests in securities of issuers located in or with significant exposure to countries experiencing economic or financial difficulties, the value and liquidity of the fund's investments may be negatively affected. In addition, policy and legislative changes within the United States and in other countries are affecting many aspects of financial regulation, and in some instances may contribute to decreased liquidity and increased volatility in financial markets.
Master Limited Partnerships: Investments in MLPs involve risks that differ from investments in corporate issuers, including risks related to limited control and limited rights to vote on matters affecting the MLP, risks related to potential conflicts of interest between the MLP and the MLP’s general partner, cash flow risks, dilution risks, certain tax risks, and risks related to the general partner’s right to require unitholders to sell their common units at an undesirable time or price. MLP entities are typically focused in the energy, natural resources and real estate sectors of the economy. A downturn in the energy, natural resources or real estate sectors of the economy could have an adverse impact on a fund. At times, the performance of securities of companies in the energy, natural resources and real estate sectors of the economy may lag the performance of other sectors or the broader market as a whole.
The yields for equity and debt securities of MLPs and other issuers in the energy sector are susceptible in the short-term to fluctuations in interest rates and the value of the fund’s investments in such securities may decline if interest rates rise. Further, rising interest rates could adversely impact the financial performance of MLPs and other issuers in the energy sector by increasing their cost of capital. This may reduce their ability to execute acquisitions or expansion projects in a cost-effective manner.
The value of a fund’s investment in MLPs depends to a significant extent on the MLPs being treated as partnerships for U.S. federal income tax purposes. If an MLP does not meet the legal requirements to maintain partnership status, it could be taxed as a corporation and there could be a material decrease in the value of its securities. In that case, the MLP would be subject to U.S. federal income taxation, and distributions received by the fund generally would be taxed as dividend income. If any of the MLPs owned by a fund were treated as corporations for U.S. federal income tax purposes, the after-tax return to the fund with respect to its investment in such MLPs would be materially reduced, which could cause a substantial decline in the value of the fund’s shares.
Depreciation or other cost recovery deductions passed through to a fund from investments in MLPs in a given year will generally reduce the fund’s taxable income, but those deductions may be recaptured in the fund's income in one or more subsequent years. When recognized and distributed, recapture income will generally be taxable to shareholders at the time of the distribution at ordinary income tax rates, even though those shareholders might not have held shares in the fund at the time the deductions were taken by the fund, and even though those shareholders may not have corresponding economic gain on their shares at the time of the recapture. In order to distribute recapture income or to fund redemption requests, a fund may need to liquidate investments, which may lead to additional recapture income.
Medium Capitalization Companies: Investing in medium capitalization companies involves greater risk than is customarily associated with more established companies. The prices of securities of medium capitalization companies generally are more volatile and are more likely to be adversely affected by changes in earnings results and investor expectations or poor economic or market conditions. Securities of medium capitalization companies may underperform larger capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses. Such companies usually do not pay significant dividends that could cushion returns in a falling market.
Model and Data: Certain sub-advisers may utilize quantitative models, algorithms or calculations (whether proprietary and developed by the sub-adviser or supplied by third parties) (“Models”) or information or data supplied by third parties (“Data”). Models and Data are used to construct sets of transactions and investments, to provide risk management insights, and to assist in hedging the fund's investments.
If Models and Data prove to be incorrect or incomplete, any decisions made, in whole or part, in reliance thereon expose a fund to additional risks. For example, by utilizing Models or Data, a sub-adviser may buy certain investments at prices that are priced too high, to sell certain other investments at prices that are too low, or to miss favorable opportunities altogether. Similarly, any hedging based on faulty Models and Data may prove to be unsuccessful. A fund bears the risk that Models or Data used by its sub-adviser will not be successful in determining the size, direction, and/or weighting of investment positions that will enable the fund to achieve its investment objective.
Models can be predictive in nature. The use of predictive Models has inherent risks. For example, such Models may incorrectly forecast future behavior, leading to potential losses on a cash flow and/or a mark-to-market basis. In addition, in unforeseen or certain low-probability scenarios (often involving a market disruption of some kind), such Models may produce unexpected results, which can result in losses for a fund. Furthermore, the success of relying on or otherwise using Models depends on a number of factors, including the validity, accuracy and completeness of the Model’s development, implementation and maintenance, the Model’s assumptions, factors, algorithms and methodologies, and the accuracy and reliability of the supplied historical or other Data.

Models rely on, among other things, correct and complete Data inputs. If incorrect Data is entered into even a well-founded Model, the resulting information will be incorrect. However, even if Data is input correctly, Model prices may differ substantially from market prices, especially for securities with complex characteristics. Investments selected with the use of Models may perform differently than expected as a result of the design of the Model, inputs into the Model or other factors. To address these issues, a sub-adviser evaluates the performance of the Models utilized, including Model prices and outputs versus recent transactions or similar securities, and as a result, such Models may be modified from time to time. There can be no assurance that the use of Models will result in effective investment decisions for a fund.
Money Market Fund Reform: New requirements for money market funds will take effect over the course of 2015 and 2016. The new regulations will impact funds differently depending upon the types of investors that will be permitted to invest in a fund, and the types of securities in which a fund may invest. “Retail” money market funds will generally limit their beneficial owners to natural persons. All other money market funds are considered to be “institutional” money market funds. “Prime” money market funds will be permitted to invest primarily in corporate or other non-government securities, “U.S. government” money market funds will be required to invest a very high percentage of their assets in U.S. government securities and “municipal” money market funds will be required to invest significantly in municipal securities. Under the new requirements, institutional prime money market funds and institutional municipal money market funds will be required to sell and redeem shares at prices based on their market value (a floating net asset value). Retail money market funds and institutional U.S. government money market funds will not be subject to the floating net asset value requirement. The new rules will also permit or require both retail and institutional money market funds to impose liquidity fees and suspend redemptions temporarily in certain circumstances. As a result, money market funds will be required to implement changes that will impact and may adversely affect the funds and their investors.
Money Market Funds: An investment in a money market fund is not a bank deposit, and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. Although money market funds seek to maintain a stable net asset value of $1.00 per share, it is possible to lose money by investing in a money market fund.
Mortgage-Related and Asset-Backed Securities: The value of mortgage-related and asset-backed securities will be influenced by factors affecting the housing market and the assets underlying such securities. As a result, during periods of declining asset values, difficult or frozen credit markets, swings in interest rates, or deteriorating economic conditions, mortgage-related and asset-backed securities may decline in value, face valuation difficulties, become more volatile and/or become illiquid. Mortgage-backed securities may be issued by private issuers, by government-sponsored entities such as Fannie Mae (formally known as Federal National Mortgage Association) or Freddie Mac (formally known as Federal Home Loan Mortgage Corporation) or by agencies of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”). Mortgage-backed securities represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. Unlike mortgage-related securities issued or guaranteed by agencies of the U.S. government or government-sponsored entities, mortgage-related securities issued by private issuers do not have a government or government-sponsored entity guarantee (but may have other credit enhancement), and may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics. Asset-backed securities represent participations in, or are secured by and payable from, assets such as installment sales or loan contracts, leases, credit card receivables and other categories of receivables. Certain asset-backed securities present a heightened level of risk because, in the event of default, the liquidation value of the underlying assets may be inadequate to pay any unpaid principal or interest.
The value of mortgage-backed and asset-backed securities may be affected by changes in credit quality or value of the mortgage loans or other assets that support the securities. Some of these securities may receive little or no collateral protection from the underlying assets. The risk of default is generally higher in the case of mortgage-backed investments that include so-called “sub-prime” mortgages. For mortgage-backed securities, when market conditions result in an increase in the default rates on the underlying mortgages and the foreclosure values of the underlying real estate are below the outstanding amount of the underlying mortgages, collection of the full amount of accrued interest and principal on these investments may be doubtful.
Mortgage-backed and asset-backed securities are subject to prepayment or call and extension risks. The structure of some of these securities may be complex and there may be less available information than for other types of debt securities. Upon the occurrence of certain triggering events or defaults, the fund may become the holder of underlying assets at a time when those assets may be difficult to sell or may be sold only at a loss.

In response to the financial crisis that began in 2008, the Federal Reserve attempted to keep mortgage rates low by acting as a buyer of mortgage-backed assets. This support has recently ended. As a result, mortgage rates may rise and prices of mortgage-backed securities may fall. To the extent a fund's assets are invested in mortgage-backed securities, returns to fund investors may decline.
Municipal Securities: Issuers of municipal securities tend to derive a significant portion of their revenue from taxes, particularly property and income taxes, and decreases in personal income levels and property values and other unfavorable economic factors, such as a general economic recession, adversely affect municipal securities. Municipal issuers may also be adversely affected by rising health care costs, increasing unfunded pension liabilities and by the phasing out of federal programs providing financial support. Where municipal securities are issued to finance particular projects, especially those relating to education, health care, transportation, housing, water or sewer and utilities, issuers often depend on revenues from those projects to make principal and interest payments. Adverse conditions and developments in those sectors can result in lower revenues to issuers of municipal securities and can also have an adverse affect on the broader municipal securities market. To the extent the fund invests significantly in a single state, or in securities the payments on which are dependent upon a single project or source of revenues, or that relate to a sector or industry, such as health care, the fund will be more susceptible to associated risks and developments. In recent periods an increasing number of municipal issuers have defaulted on obligations, commenced insolvency proceedings, or suffered credit downgrading. Financial difficulties of municipal issuers may continue to get worse.
There may be less public information available on municipal issuers or projects than other issuers, and valuing municipal securities may be more difficult. In addition, the secondary market for municipal securities is less well developed and liquid than other markets, and dealers may be less willing to offer and sell municipal securities in times of market turbulence. Changes in the financial condition of one or more individual municipal issuers (or one or more insurers of municipal issuers), or one or more defaults by municipal issuers or insurers, can adversely affect liquidity and valuations in the overall market for municipal securities. The value of municipal securities can also be adversely affected by regulatory and political developments affecting the ability of municipal issuers to pay interest or repay principal, actual or anticipated tax law changes or other legislative actions, and by uncertainties and public perceptions concerning these and other factors.
The rate of interest paid on municipal securities normally is lower than the rate of interest paid on fully taxable securities. Some municipal securities, such as general obligation issues, are backed by the issuer’s taxing authority, while other municipal securities, such as revenue issues, are backed only by revenues from certain facilities or other sources and not by the issuer itself.
The municipal market can be susceptible to unusual volatility, particularly for lower-rated and unrated securities. Liquidity can be reduced unpredictably in response to overall economic conditions or credit tightening.
To the extent that the fund invests in municipal securities whose issuers are located in a single state, such as California, the fund will be more susceptible to economic, political and other developments that may adversely affect issuers in that state than are funds whose portfolios are more geographically diverse. These developments may include state or local legislation or policy changes, voter-passed initiatives, erosion of the tax base or reduction in revenues of the state or one or more local governments, the effects of terrorist acts or the threat of terrorist acts, the effects of possible natural disasters, or other economic or credit problems affecting the state generally or any individual locality. The major sources of revenues for local government, property taxes and sales taxes, as well as fees based on real estate development, are all adversely affected by the recent economic recession. Unfavorable developments in any economic sector may adversely affect a particular state’s overall municipal market. Historically, California’s economy has been more volatile than that of the nation as a whole. Although California has a relatively diversified economy, California has concentrations in high technology, trade, entertainment, agriculture, manufacturing, tourism, construction, government and services.
Natural Resource-Related Securities: Securities of companies involved with natural resources may be subject to significant price fluctuations, reflecting the volatility of energy and basic materials’ prices, possible instability of supply and changes in demand or inflation. In addition, some companies may be subject to the risks generally associated with extraction of natural resources and the risks of the hazards associated with natural resources.
New Fund: If a fund is newly-formed, investors in the fund bear the risk that the Investment Adviser, sub-adviser and/or Portfolio Construction Manager may not be successful in implementing its investment strategy, and may not employ a successful investment strategy, or that the fund may fail to attract sufficient assets under management to realize economies of scale, any of which could result in the fund being liquidated at any time without shareholder approval and at a time that may not be favorable for all shareholders. Such a liquidation could have negative tax consequences for shareholders and will cause shareholders to incur the expenses of liquidation.
Non-Diversification: A fund that is classified as “non-diversified” means it may invest a larger percentage of its assets in a smaller number of issuers than a diversified fund. To the extent the fund invests its assets in a smaller number of issuers, it may be more susceptible to risks associated with a single economic, political or regulatory occurrence or other negative events affecting those issuers than a diversified fund.
Portfolio Selection: The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.
Precious Metals-Related Securities: Investments in precious metals-related securities are considered speculative and are affected by a variety of worldwide economic, financial and political factors. Prices of precious metals and of precious metals-related securities historically have been very volatile. The high volatility of precious metals prices may adversely affect the financial condition of companies involved with precious metals. The production and sale of precious metals by governments or central banks or other larger holders can be affected by various economic, financial social and political factors, which may be unpredictable and may have a significant impact on the prices of precious metals. Other factors that may affect the prices of precious metals and securities related to them include changes in inflation, the outlook for inflation and changes in industrial and commercial demand for precious metals.
Preferred Stock: Preferred stock represents an interest in a company that generally entitles the holder to receive, in preference to the holders of the company’s common stock, dividends and a fixed share of the proceeds resulting from any liquidation of the company. Preferred stock’s right to dividends and liquidation proceeds is junior to the rights of a company’s debt securities. Preferred stocks may pay fixed or adjustable rates of return. The value of preferred stock may be subject to factors that affect fixed income and equity securities, including changes in interest rates and in a company’s creditworthiness. The value of preferred stock tends to vary more with fluctuations in the underlying common stock and less with fluctuations in interest rates and tends to exhibit greater volatility. Shareholders of preferred stock may suffer a loss of value if dividends are not paid. Preferred stock does not generally carry voting rights.
Prepayment or Call: Many fixed income securities give the issuer the option to repay or call the security prior to its maturity date. Issuers often exercise this right when interest rates fall. Accordingly, if a fund holds a fixed income security subject to prepayment or call risk, it will not benefit fully from the increase in value that other fixed income securities generally experience when interest rates fall. Upon prepayment of the security, a fund would also be forced to reinvest the proceeds at then current yields, which would be lower than the yield of the security that was paid off. This may adversely affect a fund’s net asset value. In addition, if a fund purchases a fixed income security at a premium (at a price that exceeds its stated par or principal value), the fund may lose the amount of the premium paid in the event of prepayment.
Privately Held Companies: Privately held companies are not subject to SEC reporting requirements, are not required to maintain their accounting records in accordance with generally accepted accounting principles, and are not required to maintain effective internal controls over financial reporting. As a result, the sub-adviser may not have timely or accurate information about the business, financial condition and results of operations of the privately held companies in which the fund invests.
Real Estate Securities: Investments in the real estate industry are subject to risks associated with direct investment in real estate. These risks may include, without limitation:
•	declining real estate value
•	risks relating to general and local economic conditions
•	over-building
•	increased competition for assets in local and regional markets
•	increases in property taxes
•	increases in operating expenses or interest rates
•	change in neighborhood value or the appeal of properties to tenants

•	insufficient levels of occupancy
•	inadequate rents to cover operating expenses
The performance of securities issued by companies in the real estate industry also may be affected by prudent management of insurance risks, adequacy of financing available in capital markets, competent management, changes in applicable laws and government regulations (including taxes) and social and economic trends.
REITs: Investing in real estate investment trusts (“REITs”) involves unique risks. When a fund invests REITs, it is subject to risks generally associated with investing in real estate. A REIT’s performance depends on the types and locations of the properties it owns, how well it manages those properties and cash flow. A decline in rental income could occur because of extended vacancies, increased competition from other properties, tenants’ failure to pay rent or poor management. A REIT’s performance also depends on the company’s ability to finance property purchases and renovations and manage its cash flows. Because REITs are typically invested in a limited number of projects or in a particular market segment, they are more susceptible to adverse developments affecting a single project or market segment than more broadly diversified investments. REITs may have lower trading volumes and may be subject to more abrupt or erratic price movements than the overall securities markets. In addition to its own expenses, the fund will indirectly bear its proportionate share of any management and other expenses paid by REITs in which it invests. REITs are subject to a number of highly technical tax-related rules and requirements. Loss of status as a qualified REIT, or changes in the treatment of REITs under the federal tax law, could adversely affect the value of a particular REIT or the market for REITs as a whole.
Redemption (Transamerica Money Market): A money market fund may experience periods of heavy redemptions that could cause the money market fund to liquidate its assets at inopportune times or at a loss or depressed value particularly during periods of declining or illiquid markets. Redemption risk is greater to the extent that the money market fund has investors with large shareholdings, short investment horizons, or unpredictable cash flow needs. The redemption by one or more large shareholders of their holdings in the money market fund could hurt performance and/or cause the remaining shareholders in the money market fund to lose money. If the money market fund is forced to liquidate its assets under unfavorable conditions or at inopportune times, the money market fund's ability to maintain a stable $1.00 share price may be affected. In addition, the money market fund may suspend redemptions when permitted by applicable regulations.
Repurchase Agreements: Under a repurchase agreement, the seller agrees to repurchase a security at a mutually agreed-upon time and price. If the other party to a repurchase agreement defaults on its obligation, a fund may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security and the market value declines, a fund could lose money. If the seller becomes insolvent and subject to liquidation or reorganization under applicable bankruptcy or other laws, a fund’s ability to dispose of the underlying securities may be restricted.
Rule 144A and Privately Placed Securities: “Rule 144A” and other privately placed securities are securities that are not registered for sale to the public and thus are considered “restricted.” They may only be resold to certain qualified institutional buyers. An insufficient number of qualified institutional buyers interested in purchasing a Rule 144A security held by a fund could adversely affect the marketability of such security and a fund might be unable to dispose of such security promptly or at reasonable prices.
Short Sales: A short sale may be effected by selling a security that a fund does not own. In order to deliver the security to the purchaser, a fund borrows the security, typically from a broker-dealer or an institutional investor. A fund later closes out the position by returning the security to the lender. If the price of the security sold short increases, a fund would incur a loss; conversely, if the price declines, a fund will realize a gain. Although the gain is limited by the price at which the security was sold short, the loss is potentially unlimited. A fund's use of short sales in an attempt to improve performance or to reduce overall portfolio risk may not be successful and may result in greater losses or lower positive returns than if a fund held only long positions. A fund may be unable to close out a short position at an acceptable price, and may have to sell related long positions at disadvantageous times to produce cash to unwind a short position. Short selling involves higher transaction costs than typical long-only investing.
A short sale may also be effected “against the box” if, at all times when the short position is open, a fund contemporaneously owns or has the right to obtain at no additional cost securities identical to those sold short. In the event that a fund were to sell securities short “against the box” and the price of such securities were to then increase rather than decrease, a fund would forego the potential realization of the increased value of the shares sold short.

Small and Medium Capitalization Companies: Investing in small- and medium-sized companies involves greater risk than is customarily associated with more established companies. The prices of securities of small and medium capitalization companies generally are more volatile than those of large capitalization companies and are more likely to be adversely affected than large capitalization companies by changes in earnings results and investor expectations or poor economic or market conditions. Securities of small and medium capitalization companies may underperform large capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses. Smaller capitalization companies often have limited product lines, markets, or financial resources and their management may lack depth and experience. Such companies usually do not pay significant dividends that could cushion returns in a falling market.
Small Capitalization Companies: Investing in small capitalization companies involves greater risk than is customarily associated with more established companies. The prices of securities of small capitalization companies generally are more volatile than those of larger capitalization companies and are more likely to be adversely affected than larger capitalization companies by changes in earnings results and investor expectations or poor economic or market conditions. Securities of small capitalization companies may underperform larger capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses. Small capitalization companies often have limited product lines, markets, or financial resources and their management may lack depth and experience. Such companies usually do not pay significant dividends that could cushion returns in a falling market.
Sovereign Debt: Sovereign debt instruments, which are debt obligations issued or guaranteed by a foreign governmental entity, are subject to the risk that the governmental entity may delay or fail to pay interest or repay principal on debt that it has issued or guaranteed, due, for example, to cash flow problems, insufficient foreign currency reserves, political considerations, relationships with other lenders such as commercial banks, the relative size of the governmental entity’s debt position in relation to the economy or the failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies. If a governmental entity defaults, it may ask for more time in which to pay or for further loans, or it may ask for forgiveness of interest or principal on its existing debt. On the other hand, a governmental entity may be unwilling to renegotiate the terms of its sovereign debt. There may be no established legal process for a U.S. bondholder (such as a fund) to enforce its rights against a governmental entity that does not fulfill its obligations, nor are there bankruptcy proceedings through which all or part of the sovereign debt that a governmental entity has not repaid may be collected.
Certain countries in Europe currently have large sovereign debts and/or fiscal deficits which has led to significant uncertainties in the market as to whether or not the governments of those countries will be able pay in full and on time the amounts due in respect of those debts.
Structured Instruments: A fund may invest in, or have exposure to, various types of structured instruments, including securities that have demand, tender or put features, or interest rate reset features. These may include instruments issued by structured investment or special purpose vehicles or conduits, and may be asset-backed or mortgage-backed securities. Structured instruments may take the form of participation interests or receipts in underlying securities or other assets, and in some cases are backed by a financial institution serving as a liquidity provider. Some of these instruments may have an interest rate swap feature which substitutes a floating or variable interest rate for the fixed interest rate on an underlying security, and some may be asset-backed or mortgage-backed securities. Structured instruments are a type of derivative instrument and the payment and credit qualities of these instruments derive from the assets embedded in the structure from which they are issued. For structured securities that have embedded leverage features, small changes in interest or prepayment rates may cause large and sudden price movements. Structured instruments are often subject to heightened liquidity risk. Structured instruments may behave in ways not anticipated by the fund, or they may not receive the tax, accounting or regulatory treatment anticipated by the fund.
Tactical and Strategic Asset Allocation: Certain funds may utilize a tactical asset allocation strategy, which involves making short-term adjustments to a fund's asset mix, utilizing the sub-adviser’s research on various risk and return considerations, in an effort to optimize returns relative to risks as market and economic conditions change. Strategic asset allocation strategy is similar, but with a somewhat longer-term outlook. These strategies tend to produce higher turnover than those that adhere to a longer term outlook, which may result in higher transaction costs. These strategies may not work as intended. A fund may not achieve its objective and may not perform as well as other funds using other asset management strategies.

Taxable Investments: Although distributions of interest income from Transamerica Enhanced Muni and Transamerica High Yield Muni’s tax-exempt securities are generally exempt from regular federal income tax, Transamerica Enhanced Muni and Transamerica High Yield Muni’s distributions from other sources, including capital gain distributions, and any gains on the sale of your shares are not. In addition, the interest on a fund’s municipal securities could become subject to regular federal income tax due to noncompliant conduct by issuers, unfavorable legislation or litigation, or adverse interpretations by regulatory authorities. You should consult a tax adviser about whether an alternative minimum tax applies to you and about state and local taxes on your fund distributions.
To Be Announced (TBA) Transactions: Although the securities that are delivered in TBA transactions must meet certain standards, there is a risk that the actual securities received by a fund may be less favorable than what was anticipated when entering into the transaction. TBA transactions also involve the risk that a counterparty will fail to deliver the security, exposing the fund to further losses. Whether or not the fund takes delivery of the securities at the termination date of a TBA transaction, it will nonetheless be exposed to changes in the value of the underlying investments during the term of the agreement.
Underlying Funds: Because the fund invests its assets in various underlying funds, its ability to achieve its investment objective depends largely on the performance of the underlying funds in which it invests. Each of the underlying funds in which the fund may invest has its own investment risks, and those risks can affect the value of the underlying funds' shares and therefore the value of the fund's investments. There can be no assurance that the investment objective of any underlying fund will be achieved. To the extent that the fund invests more of its assets in one underlying fund than in another, the fund will have greater exposure to the risks of that underlying fund. In addition, the fund will bear a pro rata portion of the operating expenses of the underlying funds in which it invests.
Underlying Closed-End Funds and Exchange Traded Funds: Because the fund invests its assets in various underlying closed-end funds and ETFs (the “underlying funds”), its ability to achieve its investment objective depends largely on the performance of the underlying funds in which it invests. Each of the underlying funds in which the fund may invest has its own investment risks, and those risks can affect the value of the underlying funds' shares and therefore the value of the fund's investments. There can be no assurance that the investment objective of any underlying fund will be achieved. To the extent that the fund invests more of its assets in one underlying fund than in another, the fund will have greater exposure to the risks of that underlying fund. In addition, the fund will bear a pro rata portion of the operating expenses of the underlying funds in which it invests.
Equity-based ETFs are subject to risks similar to those of stocks; fixed income based ETFs are subject to risks similar to those of fixed-income securities. An investment in an ETF or closed-end fund generally presents the same primary risks as an investment in a conventional fund (i.e., one that is not exchange-traded) that has the same investment objectives, strategies and policies. The price of a closed-end fund or an ETF can fluctuate up and down, and the fund could lose money investing in such a closed-end fund or an ETF if the prices of the securities owned by the closed-end fund or ETF go down. In addition, closed-end funds and ETFs are subject to the following risks that do not apply to conventional funds: (i) the market price of a closed-end fund’s or an ETF’s shares may be above or below the shares’ net asset value (shares of closed-end funds frequently trade at a discount from their net asset value); (ii) an active trading market for a closed-end fund’s or an ETF’s shares may not develop or be maintained; or (iii) trading of a closed-end fund’s or an ETF’s shares may be halted if the listing exchange’s officials deem such action appropriate, the shares are delisted from the exchange or the activation of market-wide “circuit breakers” (which are tied to large decreases in stock prices) halts stock trading generally. Closed-end funds and ETFs may employ leverage, which also subjects the funds to increased risks such as increased volatility.
U.S. Government Agency Obligations: Government agency obligations have different levels of credit support and, therefore, different degrees of credit risk. Securities issued by agencies and instrumentalities of the U.S. government that are supported by the full faith and credit of the United States, such as the Federal Housing Administration and Ginnie Mae, present little credit risk. Other securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the issuer’s right to borrow from the U.S. Treasury, subject to certain limitations, such as securities issued by Federal Home Loan Banks and securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the credit of the issuing agencies, such as Freddie Mac and Fannie Mae, are subject to a greater degree of credit risk. Although the U.S. government has provided financial support to Fannie Mae and Freddie Mac in the past, there can be no assurance that it will support these or other government sponsored entities in the future.

Valuation: Many factors may influence the price at which the fund could sell any particular portfolio investment. The sales price may well differ — higher or lower — from the fund's last valuation, and such differences could be significant, particularly for illiquid securities, securities priced based upon valuations provided by third-party pricing services that use matrix or evaluated pricing systems, and securities that trade in relatively thin markets and/or markets that experience extreme volatility. If market conditions make it difficult to value some investments, the fund may value these investments using more subjective methods, such as fair value methodologies. Investors who purchase or redeem fund shares on days when the fund is holding fair-valued securities may receive a greater or lesser number of shares, or greater or lower redemption proceeds, than they would have received if the fund had not fair-valued the security or had used a different valuation methodology. The value of foreign securities, certain fixed income securities and currencies, as applicable, may be materially affected by events after the close of the markets on which they are traded, but before a fund determines its net asset value.
Value Investing: The value approach carries the risk that the market will not recognize a security’s intrinsic value for a long time, or that a stock considered to be undervalued may actually be appropriately priced. A fund may underperform other equity funds that use different investing styles. A fund may also underperform other equity funds using the value style. Value stocks as a group may be out of favor and underperform the overall equity market for a long period of time, for example, while the market favors “growth” stocks.
Warrants and Rights: Warrants and rights may be considered more speculative than certain other types of investments because they do not entitle a holder to the dividends or voting rights for the securities that may be purchased. They do not represent any rights in the assets of the issuing company. Also, the value of a warrant or right does not necessarily change with the value of the underlying securities. A warrant or right ceases to have value if it is not exercised prior to the expiration date.
Yield (Transamerica Money Market): A money market fund invests in short-term money market instruments. As a result, the amount of income received by the money market fund will go up or down depending on variations in short-term interest rates. Investing in high quality, short-term instruments may result in a lower yield (the income on your investment) than investing in lower quality or longer-term instruments. When interest rates are very low, the money market fund's expenses could absorb all or a significant portion of the money market fund's income, and, if a money market fund's expenses exceed the money market fund's income, a money market fund may be unable to maintain its $1.00 share price. If interest rates increase, a money market fund's yield may not increase proportionately. For example, TAM may discontinue any temporary voluntary fee limitation or recoup expenses previously forgone or reimbursed. A money market fund is also required to maintain liquidity levels based on the characteristics and anticipated liquidity needs of its shareholders and a fund with greater liquidity needs may have a lower yield than money market funds with a different shareholder base.
Yield: The amount of income received by the fund will go up or down depending on variations in short-term interest rates, and when interest rates are very low the fund's expenses could absorb all or a significant portion of the fund's income.
MORE ON CERTAIN ADDITIONAL RISKS:
The following provides additional risk information regarding investing in the funds.
Absence of Regulation: Certain funds may engage in over-the-counter (“OTC”) transactions, which trade in a dealer network, rather than on an exchange. In general, there is less governmental regulation and supervision of transactions in the OTC markets than of transactions entered into on organized exchanges. Transactions in the OTC markets are also subject to the credit risk of the counterparty.
Cash Management and Defensive Investing: The value of investments held by the fund for cash management or defensive investing purposes can fluctuate. Like other fixed income securities, cash and cash equivalent securities are subject to risk, including market, interest rate and credit risk. If the fund holds cash uninvested, the fund will be subject to the credit risk of the depository institution holding the cash, it will not earn income on the cash and the fund’s yield will go down. If a significant amount of the fund’s assets are used for cash management or defensive investing purposes, it may not achieve its investment objective.
Conflicts of Interest: Transamerica Asset Management, Inc. (“TAM” or the “Investment Adviser”) and its affiliates are engaged in a variety of businesses and have interests other than that of managing the funds. The broad range of activities and interests of TAM and its affiliates gives rise to actual, potential and perceived conflicts of interest that could affect the funds and their shareholders.

TAM may have a financial incentive to implement certain changes to the funds. TAM may, from time to time, recommend a change in sub-adviser or a fund combination. TAM will benefit to the extent that an affiliated sub-adviser replaces an unaffiliated sub-adviser or additional assets are combined into a fund having a higher net advisory fee payable to TAM and/or that is sub-advised by an affiliate of TAM. TAM will also benefit to the extent that it replaces a sub-adviser with a new sub-adviser with a lower sub-advisory fee. The aggregation of assets of multiple funds for purposes of calculating breakpoints in sub-advisory fees may also give rise to conflicts of interest.
Expenses: Your actual costs of investing in a fund may be higher than the expenses shown in this prospectus for a variety of reasons. For example, expense ratios may be higher than those shown if overall net assets decrease, or if a fee limitation is changed or terminated, or with respect to a newly offered fund or class, if average net assets are lower than estimated. Net assets are more likely to decrease and fund expense ratios are more likely to increase when markets are volatile.
Inflation: The value of assets or income from investment may be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of a fund’s assets can decline as can the value of the fund’s distributions.
Investments by Asset Allocation Funds and Unaffiliated Funds: Transamerica Asset Allocation – Conservative Portfolio, Transamerica Asset Allocation – Growth Portfolio, Transamerica Asset Allocation – Moderate Growth Portfolio, Transamerica Asset Allocation – Moderate Portfolio and Transamerica Multi-Manager Alternative Strategies Portfolio, each separate series of Transamerica Funds, as well as Transamerica Asset Allocation – Conservative VP, Transamerica Asset Allocation – Growth VP, Transamerica Asset Allocation – Moderate Growth VP, Transamerica Asset Allocation – Moderate VP, Transamerica BlackRock Tactical Allocation VP, Transamerica International Moderate Growth VP, Transamerica Madison Balanced Allocation VP, Transamerica Madison Conservative Allocation VP, Transamerica Multi-Manager Alternative Strategies VP, Transamerica Voya Balanced Allocation VP, Transamerica Voya Conservative Allocation VP and Transamerica Voya Moderate Growth Allocation VP, each separate series of Transamerica Series Trust, are asset allocation funds (the “Asset Allocation Funds”) that invest in certain series of Transamerica Funds and may own a significant portion of the shares of an underlying fund.
Unaffiliated funds (the “Unaffiliated Funds”) may invest in series of Transamerica Funds subject to the fund of funds restrictions of Section 12(d)(1) of the 1940 Act. Unaffiliated Funds with exemptive relief from the SEC may invest in an underlying fund beyond the limits of Section 12(d)(1), subject to certain terms and conditions. An Unaffiliated Fund may own a significant portion of the shares of an underlying fund.
Transactions by the Asset Allocation Funds and/or the Unaffiliated Funds may be disruptive to the management of an underlying fund. An underlying fund may experience large redemptions or investments due to transactions in fund shares by the Asset Allocation Funds and/or the Unaffiliated Funds. While it is impossible to predict the overall effect of these transactions over time, there could be an adverse impact on an underlying fund's performance. In the event of such redemptions or investments, an underlying fund could be required to sell securities or to invest cash at a time when it may not otherwise desire to do so. Such transactions may increase an underlying fund's brokerage and/or other transaction costs. In addition, when the Asset Allocation Funds and/or the Unaffiliated Funds own a substantial portion of an underlying fund's shares, a large redemption by an Asset Allocation Fund and/or an Unaffiliated Fund could cause actual expenses to increase, or could result in the underlying fund's current expenses being allocated over a smaller asset base, leading to an increase in the underlying fund's expense ratio.
Redemptions of underlying fund shares could also accelerate the realization of taxable capital gains in an underlying fund if sales of securities result in capital gains. The impact of these transactions is likely to be greater when an Asset Allocation Fund and/or an Unaffiliated Fund purchases, redeems, or owns a substantial portion of an underlying fund's shares.
When possible, TAM, the sub-adviser, and/or Portfolio Construction Manager will consider how to minimize these potential adverse effects, and may take such actions as it deems appropriate to address potential adverse effects, including carrying out the transactions over a period of time, although there can be no assurance that such actions will be successful.
Redemption: A fund may experience periods of heavy redemptions that could cause the fund to liquidate its assets at inopportune times or at a loss or depressed value, particularly during periods of declining or illiquid markets. In that event, the value of your investment in the fund would go down. Redemption risk is greater to the extent that a fund has investors with large shareholdings, short investment horizons, or unpredictable cash flow needs. In addition, redemption risk is heightened during periods of overall market turmoil. The redemption by one or more large shareholders of their holdings in a fund could hurt performance and/or cause the remaining shareholders in the fund to lose money. Further, if one decision maker exercises control over fund shares owned by other fund shareholders, including clients or affiliates of the Investment Adviser and/or sub-advisers, redemptions by these shareholders may further increase the impact on the fund.
Regulatory: The U.S. government is in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin, reporting and registration requirements. The ultimate impact of the regulations remains unclear. Additional U.S. or other regulations may make derivatives more costly, may limit the availability of derivatives, or may otherwise adversely affect the value or performance of derivatives. The Dodd-Frank Wall Street Reform Act (the “Reform Act”) substantially increases regulation of the over-the-counter (“OTC”) derivatives market and participants in that market, including imposing clearing and reporting requirements on transactions involving instruments that fall within the Reform Act’s definition of “swap” and “security-based swap,” which terms generally include OTC derivatives, and imposing registration and potential substantive requirements on certain swap and security-based swap market participants. In addition, under the Reform Act, a fund may be subject to additional recordkeeping and reporting requirements. Other future regulatory developments may also impact a fund’s ability to invest or remain invested in certain derivatives. Legislation or regulation may also change the way in which a fund itself is regulated. The impact of any new governmental regulation that may be implemented on the ability of a fund to use swaps or any other financial derivative product is not known at this time, and there can be no assurance that any new governmental regulation will not adversely affect the fund’s ability to achieve its investment objective.
Securities Lending: Each fund, except as noted below, and each of the Asset Allocation Funds, may lend securities to other financial institutions that provide cash or other securities as collateral. When a fund lends portfolio securities, its investment performance will continue to reflect changes in the value of the securities loaned, and the fund will also receive a fee or interest on the collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, a fund may lose money and there may be a delay in recovering the loaned securities. A fund could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for a fund.
Transamerica Money Market does not participate in securities lending.
Strategy: Securities and investment strategies with different characteristics tend to shift in and out of favor depending upon market and economic conditions as well as investor sentiment. A fund may outperform or underperform other funds that employ a different style or strategy. A fund may employ a combination of styles that impact its risk characteristics.
Tax: In order to qualify for treatment as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”), each fund must meet certain requirements regarding the composition of its income, the diversification of its assets, and the amounts of its distributions. In particular, a fund must generally diversify its holdings so that, at the end of each quarter of each taxable year, at least 50% of the value of the fund’s total assets is represented by (1) cash and cash items, U.S. government securities, securities of other regulated investment companies, and (2) other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the fund’s total assets and to not more than 10% of the outstanding voting securities of such issuer. If a fund were to fail to meet any of these requirements, the fund might not be eligible for treatment as a RIC, in which case it would be subject to federal income tax on its net income at corporate rates (without reduction for distributions to shareholders). The fund may be able to preserve its RIC qualification by meeting certain conditions, in which case it may be subject to certain additional taxes. If a fund were to fail to qualify as a RIC, then income earned with respect to the insurance policies and contracts invested in that fund could become currently taxable to the owners of the policies and contacts, and income for prior periods with respect to the polices and contracts could also be taxable in the year of the failure.
Any income a fund derives from investments in certain hard asset ETFs, such as certain commodity ETFs, and from other non-qualifying sources must be limited to a maximum of 10% of the fund’s gross income. If a fund fails to meet the 10% requirement, the fund may be subject to the federal income tax consequences described in the preceding paragraph. A fund may invest no more than 25% of its total assets in the securities of MLPs and other entities treated as qualified publicly traded partnerships for federal income tax purposes. If a fund fails to meet the 25% requirement, the fund may be subject to the federal income tax consequences described in the preceding paragraph.
An MLP is an entity treated as a partnership under the Internal Revenue Code, the partnership interests of which are traded on securities exchanges like shares of corporate stock. To qualify as an MLP, an entity must receive at least 90% of its income from qualifying sources such as interest, dividends, income and gain from mineral or natural resources activities, income and gain from the transportation or storage of certain fuels, and, in certain circumstances, income and gain from commodities or futures, forwards and options with respect to commodities. For this purpose, mineral or natural resources activities include exploration, development, production, mining, refining, marketing and transportation (including pipelines) of oil and gas, minerals, geothermal energy, fertilizer, timber or industrial source carbon dioxide. If it does not so qualify, it will generally be subject to tax as a corporation.

     Depreciation or other cost recovery deductions passed through to a fund from investments in MLPs in a given year will generally reduce the fund’s taxable income, but those deductions may be recaptured in the fund’s income in one or more subsequent years. When recognized and distributed, recapture income will generally be taxable to shareholders at the time of the distribution at ordinary income tax rates, even though those shareholders might not have held shares in the fund at the time the deductions were taken by the fund, and even though those shareholders may not have corresponding economic gain on their shares at the time of the recapture. In order to distribute recapture income or to fund redemption requests, a fund may need to liquidate investments, which may lead to additional recapture income.
Please note that there are other factors that could adversely affect your investment in a fund and that could prevent the fund from achieving its investment objective. More information about risks appears in the Statement of Additional Information. Before investing, you should carefully consider the risks that you will assume.

Shareholder Information

Management of Transamerica Funds
The Board of Trustees is responsible for overseeing the management and business affairs of Transamerica Funds.. It oversees the operation of Transamerica Funds by its officers. It also reviews the management of each fund’s assets by the investment adviser and sub-advisers. Information about the Trustees and executive officers of Transamerica Funds is contained in the Statement of Additional Information (“SAI”).
Investment Adviser
Transamerica Asset Management, Inc. (“TAM” ), located at 4600 S. Syracuse Street, Suite 1100, Denver, CO 80237, serves as investment adviser for Transamerica Funds. TAM provides continuous and regular investment advisory services to the funds.   For each of the funds, TAM currently acts as a “manager of managers” and hires investment sub-advisers to furnish investment advice and recommendations and has entered into a sub-advisory agreement with each fund’s sub-adviser. In acting as a manager of managers, TAM provides investment advisory services that include, without limitation, oversight and monitoring of sub-advisers, daily monitoring of the sub-advisers’ buying and selling of securities for the funds and regular review and evaluation of sub-adviser performance and adherence to investment style and process. More information on the investment advisory services rendered by TAM is included in the SAI. TAM is paid investment advisory fees for its service as investment adviser to each fund. These fees are calculated on the average daily net assets of each fund.
TAM has been a registered investment adviser since 1996. As of December 31, 2014, TAM has approximately $74 billion in total assets under management.
TAM is directly owned by Transamerica Premier Life Insurance Company (“TPLIC”) (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of Aegon NV. TPLIC is owned by Commonwealth General Corporation (“Commonwealth”) (87.72%) and Aegon USA, LLC (“Aegon USA”) (12.28%). Commonwealth and AUSA are wholly owned by Aegon USA. Aegon USA is wholly owned by Aegon US Holding Corporation, which is wholly owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is wholly owned by The Aegon Trust, which is wholly owned by Aegon International B.V., which is wholly owned by Aegon NV, a Netherlands corporation, and a publicly traded international insurance group.
TAM acts as a manager of managers for the funds pursuant to an exemptive order from the U.S. Securities and Exchange Commission (“SEC”) (Release IC- 23379 dated August 5, 1998). TAM has responsibility, subject to oversight by the Board of Trustees, to, among other matters, oversee and monitor sub-advisers, recommend selection of sub-advisers and recommend changes to sub-advisers where it believes appropriate or advisable. The exemptive order permits TAM, subject to certain conditions including the approval of the Board of Trustees, but without the approval of the applicable fund’s shareholders, to:
(1)	employ a new unaffiliated sub-adviser for a fund pursuant to the terms of a new investment sub-advisory agreement, either as a replacement for an existing sub-adviser or as an additional sub-adviser;
(2)	materially change the terms of any sub-advisory agreement; and
(3)	continue the employment of an existing sub-adviser on sub-advisory contract terms where a contract has been assigned because of a change of control of the sub-adviser.
Pursuant to the exemptive order, each fund has agreed to provide certain information about new sub-advisers and new sub-advisory agreements to its shareholders.
Advisory Fees Paid for the Fiscal Year Ended October 31, 2014
Each fund paid the following advisory fee as a percentage of its average daily net assets:
Name of Fund	Advisory Fee
Transamerica Asset Allocation – Conservative Portfolio	0.10%
Transamerica Asset Allocation – Growth Portfolio	0.10%
Transamerica Asset Allocation – Moderate Growth Portfolio	0.10%

Name of Fund	Advisory Fee
Transamerica Asset Allocation – Moderate Portfolio	0.10%
Transamerica Capital Growth	0.74%
Transamerica Dividend Focused	0.64%
Transamerica Emerging Markets Debt	0.59%
Transamerica Emerging Markets Equity	0.95%
Transamerica Enhanced Muni	0.26%
Transamerica Flexible Income	0.44%
Transamerica Floating Rate	0.54%
Transamerica Global Equity	0.24%
Transamerica Growth Opportunities	0.75%
Transamerica High Yield Bond	0.56%
Transamerica High Yield Muni	0.00%
Transamerica Income & Growth	0.67%
Transamerica International Equity	0.73%
Transamerica International Small Cap Value	0.91%
Transamerica Large Cap Value	0.63%
Transamerica Mid Cap Growth	0.72%
Transamerica MLP & Energy Income	1.08%
Transamerica Money Market	0.00%
Transamerica Multi-Managed Balanced	0.66%
Transamerica Multi-Manager Alternative Strategies Portfolio	0.20%
Transamerica Opportunistic Allocation	0.00%
Transamerica Short-Term Bond	0.46%
Transamerica Small Cap Core	0.80%
Transamerica Small Cap Growth	0.82%
Transamerica Small Cap Value	0.85%
Transamerica Small/Mid Cap Value	0.77%
Transamerica Tactical Allocation	0.18%
Transamerica Tactical Income	0.47%
Transamerica Tactical Rotation	0.34%
Transamerica US Growth	0.70%

As of the date of this prospectus, Transamerica Concentrated Growth had not operated for a full fiscal year, so no advisory fee is shown. Contractual advisory fees are 0.65% of the first $650 million; 0.63% over $650 million up to $1.15 billion; and 0.575% in excess of $1.15 billion.
As of the date of this prospectus, Transamerica Global Bond had not operated for a full fiscal year, so no advisory fee is shown. Contractual advisory fees are 0.54% of the first $750 million; 0.52% over $750 million up to $1.5 billion; 0.51% in excess of $1.5 billion.
As of the date of this prospectus, Transamerica Inflation Opportunities had not operated for a full fiscal year, so no advisory fee is shown. Contractual advisory fees are 0.55% of the first $200 million; 0.54% over $200 million up to $500 million; 0.51% in excess of $500 million.
As of the date of this prospectus, Transamerica Mid Cap Value Opportunities had not operated for a full fiscal year, so no advisory fee is shown. Contractual advisory fees are 0.67% of the first $750 million; 0.665% over $750 million up to $1.5 billion; 0.655% over $1.5 billion up to $2 billion; and 0.6475% in excess of $2 billion.
As of the date of this prospectus, Transamerica Strategic High Income had not operated for a full fiscal year, so no advisory fee is shown. Contractual advisory fees are 0.66% of the first $600 million; 0.63% over $600 million up to $1 billion; 0.60% over $1 billion up to $2 billion; and 0.585% in excess of $2 billion.

As of the date of this prospectus, Transamerica Unconstrained Bond had not operated for a full fiscal year, so no advisory fee is shown. Contractual advisory fees are 0.64% of the first $1 billion; 0.625% over $1 billion up to $2 billion; 0.62% in excess of $2 billion.
Advisory Fee Changes During the Fiscal Year
Transamerica Global Equity: Effective September 4, 2014, the contractual advisory fee is 0.81% of the first $250 million; 0.80% over $250 million up to $500 million; 0.79% over $500 million up to $1 billion; 0.78% over $1 billion up to $2 billion; 0.765% over $2 billion up to $2.5 billion; and 0.76% in excess of $2.5 billion. Prior to September 4, 2014, the contractual advisory fee was 0.10%.
Transamerica High Yield Bond: Effective May 1, 2014, the contractual advisory fee is 0.55% of the first $1.25 billion; 0.525% over $1.25 billion up to $2 billion; and 0.50% in excess of $2 billion. Prior to May 1, 2014, the contractual advisory fee was 0.59% of the first $400 million; 0.575% over $400 million up to $750 million; and 0.55% in excess of $750 million.
Transamerica Multi-Managed Balanced: Effective May 1, 2014, the contractual advisory fee is 0.65% of the first $1 billion and 0.60% in excess of $1 billion. Prior to May 1, 2014, the contractual advisory fee was 0.67% of the first $500 million; 0.65% over $500 million up to $1 billion; and 0.60% in excess of $1 billion.
Transamerica US Growth: Effective July 1, 2014, the contractual advisory fee is 0.70% of the first $150 million, 0.67% over $150 million up to $650 million, 0.65% over $650 million up to $1.15 billion, 0.625% over $1.15 billion up to $2 billion, 0.61% over $2 billion up to $3 billion, 0.60% over $3 billion up to $4 billion and 0.58% in excess $4 billion. Prior to July 1, 2014, the contractual advisory fee was 0.73% for the first $500 million, 0.70% over $500 million up to $2.5 billion, and 0.65% in excess of $2.5 billion.
A discussion regarding the Board of Trustees’ approval of each fund’s investment advisory agreement is available in each fund’s annual report for the fiscal year ended October 31, 2014, except Transamerica Concentrated Growth, Transamerica Floating Rate, Transamerica Global Bond, Transamerica Global Equity, Transamerica Inflation Opportunities, Transamerica Mid Cap Growth, Transamerica Opportunistic Allocation, Transamerica Small Cap Core, Transamerica Strategic High Income, Transamerica Mid Cap Value Opportunities and Transamerica Unconstrained Bond. A discussion regarding the Board of Trustees’ approval of the investment advisory agreement for those funds will be available in each fund’s future semi-annual or annual report.
Portfolio Construction Manager
Morningstar Associates, LLC, 22 West Washington Street, Chicago, IL 60602, is the Portfolio Construction Manager for each fund listed below. Morningstar Associates, LLC has been a registered investment adviser since 1999 and is a wholly owned subsidiary of Morningstar, Inc. As of December 31, 2014, Morningstar Associates, LLC has approximately $16.2 billion in total assets under management.
Pursuant to an Asset Allocation Management Agreement between TAM and Morningstar Associates, LLC, the Portfolio Construction Manager will make each fund’s investment decisions, determine what portion of each fund should be in the underlying funds and what portion, if any, should be held in U.S. government securities, short-term commercial paper or other assets such as cash. The Portfolio Construction Manager receives compensation from TAM.
Transamerica Asset Allocation-Conservative Portfolio
Transamerica Asset Allocation-Growth Portfolio
Transamerica Asset Allocation-Moderate Portfolio
Transamerica Asset Allocation-Moderate Growth Portfolio
Portfolio Construction Team
Each fund listed above is managed by a portfolio construction team. In addition to this team, Morningstar Associates, LLC utilizes a number of other internal asset allocation consultants that serve as an investment resource to the team. The SAI provides additional information about the portfolio construction team’s compensation, other accounts managed by the portfolio construction team, and the portfolio construction team’s ownership in each fund.

Name	Employer	Positions Over Past Five Years
Dario Castagna, CFA	Morningstar Associates, LLC	Co-Portfolio Manager of the fund since 2014; Employee of Morningstar Associates, LLC since 2006
Dan McNeela, CFA	Morningstar Associates, LLC	Co-Portfolio Manager of the fund since 2010; Employee of Morningstar Associates, LLC since 2006
Michael Stout, CFA	Morningstar Associates, LLC	Co-Portfolio Manager of the fund since 2006; Employee of Morningstar, Inc. since 1993, then employee of Morningstar Associates, LLC since 1999

Sub-Adviser(s)
Pursuant to an Investment Sub-advisory Agreement between TAM and each sub-adviser on behalf of the respective fund, each sub-adviser shall make investment decisions, buy and sell securities for the fund, conduct research that leads to these purchase and sale decisions, and pay broker-dealers a commission for these trades (which can include payments for research and brokerage services).
Each sub-adviser receives compensation from TAM.
Fund	Sub-Adviser	Sub-Adviser Address
Transamerica Flexible Income	Aegon USA Investment Management, LLC	4333 Edgewood Road NE Cedar Rapids, IA 52499
Transamerica Floating Rate
Transamerica High Yield Bond
Transamerica Money Market
Transamerica Multi-Managed Balanced
Transamerica Multi-Manager Alternative Strategies Portfolio
Transamerica Opportunistic Allocation
Transamerica Short-Term Bond
Transamerica Tactical Allocation
Transamerica Tactical Income
Transamerica Tactical Rotation

Transamerica Dividend Focused	Barrow, Hanley, Mewhinney & Strauss, LLC	JP Morgan Chase Tower, 2200 Ross Avenue, 31st Floor, Dallas, TX 75201

Transamerica Enhanced Muni	Belle Haven Investments, L.P.	1133 Westchester Avenue, Suite 221, White Plains, NY 10604
Transamerica High Yield Muni

Transamerica Emerging Markets Equity	ClariVest Asset Management LLC	3611 Valley Centre Drive, Suite 100, San Diego, CA 92130

Transamerica Multi-Managed Balanced	J.P. Morgan Investment Management Inc.	270 Park Avenue New York, NY 10017

Fund	Sub-Adviser	Sub-Adviser Address
Transamerica MLP & Energy Income	Kayne Anderson Capital Advisors, L.P.	1800 Avenue of the Stars, Third Floor Los Angeles, CA 90067

Transamerica Large Cap Value	Levin Capital Strategies, L.P.	595 Madison Avenue, 17th Floor, New York, NY 10022

Transamerica Emerging Markets Debt	Logan Circle Partners, LP	1717 Arch Street Suite 1500 Philadelphia, PA 19103
Transamerica Global Bond

Transamerica Small Cap Value	Lombardia Capital Partners, LLC	55 South Lake Avenue, Suite 750, Pasadena, CA 91101

Transamerica Capital Growth	Morgan Stanley Investment Management Inc.	522 Fifth Avenue New York, NY 10036
Transamerica Growth Opportunities

Transamerica Inflation Opportunities Transamerica Unconstrained Bond	PineBridge Investments LLC	399 Park Avenue, 4th Floor New York, NY 10022

Transamerica Mid Cap Growth	Quantum Capital Management	311 California Street, Suite 510 San Francisco, CA 94104

Transamerica Small Cap Growth	Ranger Investment Management, L.P.	2828 N. Harwood Street, Suite 1900, Dallas, TX 75201

Transamerica Income & Growth	Ranger International Management, LP	273 Market Square, Lake Forest, IL 60045

Transamerica Global Equity	Rockefeller & Co., Inc.	10 Rockefeller Plaza, Floor 3, New York, NY 10020

Transamerica Small Cap Core Transamerica Small/Mid Cap Value	Systematic Financial Management, L.P.	300 Frank W. Burr Blvd. Glenpointe East 7th Floor Teaneck, NJ 07666

Transamerica International Equity	Thompson, Siegel & Walmsley LLC	6806 Paragon Place Suite 300 Richmond, VA 23230
Transamerica International Small Cap Value
Transamerica Mid Cap Value Opportunities
Transamerica Strategic High Income

Transamerica Concentrated Growth	Torray LLC	7501 Wisconsin Avenue Suite 750W Bethesda, Maryland 20814

Transamerica US Growth	Wellington Management Company LLP	280 Congress Street Boston, MA 02210

Further Information About Each Sub-adviser
Aegon USA Investment Management, LLC, a wholly-owned and indirect subsidiary of Aegon N.V., has been a registered investment adviser since December 2001. As of December 31, 2014, Aegon USA Investment Management, LLC has approximately $141 billion in total assets under management.
Barrow, Hanley, Mewhinney & Strauss, LLC, a subsidiary of OMAM Asset Management (US) LLC, which is a subsidiary of OM Asset Management plc (“OMAM”), a publicly-held company traded on the New York Stock Exchange, has been a registered investment adviser since 1979. As of December 31, 2014, Barrow, Hanley, Mewhinney & Strauss, LLC has approximately $99.7 billion in total assets under management.
Belle Haven Investments, L.P. has been a registered investment adviser since 2006. As of December 31, 2014, Belle Haven Investments, L.P. has approximately $2.5 billion in total assets under management.
ClariVest Asset Management LLC, a Delaware limited liability company, has been a registered investment adviser since 2006. As of December 31, 2014, ClariVest Asset Management LLC has approximately $3.9 billion in total assets under management.
J.P. Morgan Investment Management Inc. is a wholly-owned subsidiary of JPMorgan Asset Management Holdings Inc., which is a wholly-owned subsidiary of JPMorgan Chase & Co., a bank holding company. As of December 31, 2014, J.P. Morgan Investment Management Inc. and its affiliates has $1.74 trillion in assets under management.
Kayne Anderson Capital Advisors, L.P. was founded in 1984 and is registered with the SEC as an investment advisor. Kayne Anderson Capital Advisors, L.P. is an independent alternative investment management firm focused on niche investing in upstream oil and gas companies, energy infrastructure, growth private equity, specialty real estate, middle market credit and municipal opportunities. Kayne Anderson Capital Advisors, L.P. and its affiliates currently manage approximately $27.5 billion in assets as of December 31, 2014 (including over $23 billion in assets invested in the energy sector) for institutional investors, family offices and high-net-worth individuals, with offices in Los Angeles, Houston, New York, Chicago, Denver, Atlanta, Boca Raton and Dallas.
Levin Capital Strategies, L.P. has been a registered investment adviser since 2006. As of December 31, 2014, Levin Capital Strategies, L.P. has approximately $8.7 billion in total assets under management.
Logan Circle Partners, LP, a subsidiary of Fortress Investment Group LLC, has been a registered investment adviser since 2007. As of September 30, 2014, Logan Circle Partners, LP has approximately $31.1 billion in total assets under management.
Lombardia Capital Partners, LLC, a Delaware limited liability company, has been a registered investment adviser since 1989. As of December 31, 2014, Lombardia Capital Partners, LLC has approximately $3.7 billion in total assets under management.
Morgan Stanley Investment Management Inc., a subsidiary of Morgan Stanley, has been a registered investment adviser since 1981. As of December 31, 2014, Morgan Stanley Investment Management Inc. has approximately $403 billion in total assets under management.
PineBridge Investments LLC has been a registered investment adviser since 1983. As of December 31, 2014, PineBridge Investments LLC, including its affiliates, has approximately $72.9 billion in total assets under management.
Quantum Capital Management has been a registered investment adviser since October 1996. As of December 31, 2014, Quantum Capital Management had approximately $490 million in assets under management.
Ranger International Management, LP has been a registered investment adviser since 2010. As of December 31, 2014, Ranger International Management, LP has approximately $932 million in total assets under management.
Ranger Investment Management, L.P. has been a registered investment adviser since 2003. As of December 31, 2014, Ranger Investment Management, L.P. has approximately $1.98 billion in total assets under management.
Rockefeller & Co., Inc. has been a registered investment adviser since 1980. Rockefeller & Co., Inc. offers global investing and wealth management services to a wide variety of institutional and individual investors, and had approximately $9.6 billion in assets under management as of December 31, 2014. Rockefeller & Co., Inc. is a wholly-owned subsidiary of Rockefeller Financial Services, Inc.

Systematic Financial Management, L.P. has been a registered investment adviser since 1982. Affiliated Managers Group, Inc. (NYSE: AMG), a publicly traded asset management company, holds a majority interest in Systematic Financial Management, L.P. through its wholly-owned subsidiary, Titan NJ LP Holdings LLC. As of December 31, 2014, Systematic Financial Management, L.P. has approximately $13.8 billion in total assets under management.
Thompson, Siegel & Walmsley LLC, a majority-owned subsidiary of OMAM Inc., a wholly-owned subsidiary of Old Mutual plc., has been a registered investment adviser since 1970. As of December 31, 2014, Thompson, Siegel & Walmsley LLC has approximately $12 billion in total assets under management.
Torray LLC was founded in 2006. Through its predecessor entities, Torray LLC has been a registered investment adviser since 1972. As of December 31, 2014, Torray LLC has approximately $1.45 billion in total assets under management.
Wellington Management Company LLP, a Delaware limited liability partnership, is a professional investment counseling firm which provides investment services to investment companies, employee benefit plans, endowments, foundations, and other institutions. Wellington Management Company LLP and its predecessor organizations have provided investment advisory services for over 80 years. Wellington Management is owned by the partners of Wellington Management Group LLP, a Massachusetts limited liability partnership. As of December 31, 2014, Wellington Management Company LLP had investment management authority with respect to approximately $914 billion in client assets.
Portfolio Manager(s)
Each fund is managed by the portfolio manager(s) listed below. The SAI provides additional information about each portfolio manager’s compensation, other accounts managed by the portfolio manager, and the portfolio manager’s ownership in each fund they manage.
Transamerica Capital Growth
Name	Sub-Adviser	Positions Over Past Five Years
Dennis P. Lynch	Morgan Stanley Investment Management Inc.	Lead Portfolio Manager of the fund since 2011; associated with Morgan Stanley Investment Management Inc. in an investment management capacity since 1998; Managing Director; Team leader for the Growth team
Sam G. Chainani, CFA	Morgan Stanley Investment Management Inc.	Portfolio Manager of the fund since 2011; associated with Morgan Stanley Investment Management Inc. in an investment management capacity since 1996; Managing Director; Investor on the Growth team
David S. Cohen	Morgan Stanley Investment Management Inc.	Portfolio Manager of the fund since 2011; associated with Morgan Stanley Investment Management Inc. in an investment management capacity since 1993; Managing Director; Investor on the Growth team
Armistead B. Nash	Morgan Stanley Investment Management Inc.	Portfolio Manager of the fund since 2011; associated with Morgan Stanley Investment Management Inc. in an investment management capacity since 2002; Managing Director; Investor on the Growth team

Name	Sub-Adviser	Positions Over Past Five Years
Alexander T. Norton	Morgan Stanley Investment Management Inc.	Portfolio Manager of the fund since 2011; associated with Morgan Stanley Investment Management Inc. in an investment management capacity since 2000; Executive Director; Investor on the Growth team
Jason C. Yeung, CFA	Morgan Stanley Investment Management Inc.	Portfolio Manager of the fund since 2011; associated with Morgan Stanley Investment Management Inc. in an investment management capacity since 2002; Managing Director; Investor on the Growth team

Transamerica Concentrated Growth
Name	Sub-Adviser	Positions Over Past Five Years
Nicholas C. Haffenreffer	Torray LLC	Portfolio Manager of the fund since 2014; Portfolio Manager of the predecessor fund since 2010; Principal of Torray LLC since 2010; President of Resolute Capital Management LLC (1998 to 2010).

Transamerica Dividend Focused
Name	Sub-Adviser	Positions Over Past Five Years
Ray Nixon, Jr.	Barrow, Hanley, Mewhinney & Strauss, LLC	Portfolio Manager of the fund since 2013; Portfolio Manager at Barrow, Hanley, Mewhinney & Strauss, LLC since 1994
Brian Quinn, CFA	Barrow, Hanley, Mewhinney & Strauss, LLC	Portfolio Manager of the fund since 2013; Portfolio Manager with Barrow, Hanley, Mewhinney & Strauss, LLC since 2012; Equity Analyst (2005 – 2012)
Lewis Ropp	Barrow, Hanley, Mewhinney & Strauss, LLC	Portfolio Manager of the fund since 2013; Portfolio Manager with Barrow, Hanley, Mewhinney & Strauss, LLC since 2011; Equity Analyst (2001 – 2011)

Transamerica Emerging Markets Debt
Name	Sub-Adviser	Positions Over Past Five Years
Scott Moses, CFA	Logan Circle Partners, LP	Portfolio Manager of the fund since 2011; Employee of Logan Circle Partners, LP since 2007; Portfolio Manager for the Logan Circle emerging markets fixed income strategies

Name	Sub-Adviser	Positions Over Past Five Years
Todd Howard, CFA	Logan Circle Partners, LP	Portfolio Manager of the fund since 2011; Employee of Logan Circle Partners, LP since 2007; Portfolio Manager for the Logan Circle international strategies

Transamerica Emerging Markets Equity
Name	Sub-Adviser	Positions Over Past Five Years
David R. Vaughn, CFA	ClariVest Asset Management LLC	Portfolio Manager of the fund since 2012; founder and owner of ClariVest Asset Management LLC since 2006; primarily responsible for international, global and emerging market strategies
Stacey Nutt	ClariVest Asset Management LLC	Portfolio Manager of the fund since 2014; President and Chief Investment Officer of ClariVest Asset Management LLC; founder and owner of ClariVest Asset Management LLC since 2006
Alex Turner, CFA	ClariVest Asset Management LLC	Portfolio Manager of the fund since 2014; Assistant Portfolio Manager of the fund since 2012; joined ClariVest Asset Management LLC in 2008; Prior to 2008, Quantitative Analytic Specialist at Factset Research Systems, Inc.
Priyanshu Mutreja, CFA	ClariVest Asset Management LLC	Assistant Portfolio Manager of the fund since 2014; joined ClariVest Asset Management LLC in 2009

Transamerica Enhanced Muni
Name	Sub-Adviser	Positions Over Past Five Years
Matthew Dalton	Belle Haven Investments, L.P.	Portfolio Manager of the fund since 2012; joined Belle Haven Investments, L.P. in 1996; Chief Executive Officer since 2002
Brian Steeves	Belle Haven Investments, L.P.	Portfolio Manager of the fund since 2012; joined Belle Haven Investments, L.P. in 2008

Transamerica Flexible Income
Name	Sub-Adviser	Positions Over Past Five Years
Brian W. Westhoff, CFA	Aegon USA Investment Management, LLC	Portfolio Manager of the fund with Aegon USA Investment Management, LLC since 2011; Portfolio Manager of the fund with Transamerica Investment Management, LLC from 2005 – 2011

Name	Sub-Adviser	Positions Over Past Five Years
Rick Perry, CFA	Aegon USA Investment Management, LLC	Portfolio Manager of the fund since 2011; Portfolio Manager with Aegon USA Investment Management, LLC since 2000; Director of Investment Grade since 2006
Doug Weih, CFA	Aegon USA Investment Management, LLC	Portfolio Manager of the fund since 2014; Portfolio Manager with Aegon USA Investment Management, LLC since 2003; Director of Public Securitized Bonds since 2009
James K. Schaeffer, Jr.	Aegon USA Investment Management, LLC	Portfolio Manager of the fund since 2011; Portfolio Manager with Aegon USA Investment Management, LLC since 2004; Director of Distressed Debt since 2004

Transamerica Floating Rate
Name	Sub-Adviser	Positions Over Past Five Years
John F. Bailey, CFA	Aegon USA Investment Management, LLC	Portfolio Manager of the fund since 2013; Portfolio Manager with Aegon USA Investment Management, LLC since 1997
Jason P. Felderman, CFA	Aegon USA Investment Management, LLC	Portfolio Manager of the fund since 2013; Portfolio Manager with Aegon USA Investment Management, LLC since 2007
James K. Schaeffer, Jr.	Aegon USA Investment Management, LLC	Portfolio Manager of the fund since 2013; Portfolio Manager with Aegon USA Investment Management, LLC since 2004; Director of Distressed Debt since 2004

Transamerica Global Bond
Name	Sub-Adviser	Positions Over Past Five Years
Todd Howard, CFA	Logan Circle Partners, LP	Portfolio Manager of the fund since 2014; Employee of Logan Circle Partners, LPsince 2007; Portfolio Manager for the Logan Circle emerging markets fixed income strategies
Scott Moses, CFA	Logan Circle Partners, LP	Portfolio Manager of the fund since 2014; Employee of Logan Circle Partners, LP since 2007; Portfolio Manager for the Logan Circle international strategies

Transamerica Global Equity
Name	Sub-Adviser	Positions Over Past Five Years
David P. Harris, CFA	Rockefeller & Co., Inc.	Portfolio Manager of the fund since 2014; Portfolio Manager at Rockefeller & Co., Inc. since 1999
Jimmy C. Chang, CFA	Rockefeller & Co., Inc.	Portfolio Manager of the fund since 2014; Portfolio Manager at Rockefeller & Co., Inc. since 2004

Transamerica Growth Opportunities
Name	Sub-Adviser	Positions Over Past Five Years
Dennis P. Lynch	Morgan Stanley Investment Management Inc.	Lead Portfolio Manager of the fund since 2011; associated with Morgan Stanley Investment Management Inc. in an investment management capacity since 1998; Managing Director; Team leader for the Growth team
Sam G. Chainani, CFA	Morgan Stanley Investment Management Inc.	Portfolio Manager of the fund since 2011; associated with Morgan Stanley Investment Management Inc. in an investment management capacity since 1996; Managing Director; Investor on the Growth team
David S. Cohen	Morgan Stanley Investment Management Inc.	Portfolio Manager of the fund since 2011; associated with Morgan Stanley Investment Management Inc. in an investment management capacity since 1993; Managing Director; Investor on the Growth team
Armistead B. Nash	Morgan Stanley Investment Management Inc.	Portfolio Manager of the fund since 2011; associated with Morgan Stanley Investment Management Inc. in an investment management capacity since 2002; Managing Director; Investor on the Growth team
Alexander T. Norton	Morgan Stanley Investment Management Inc.	Portfolio Manager of the fund since 2011; associated with Morgan Stanley Investment Management Inc. in an investment management capacity since 2000; Executive Director; Investor on the Growth team
Jason C. Yeung, CFA	Morgan Stanley Investment Management Inc.	Portfolio Manager of the fund since 2011; associated with Morgan Stanley Investment Management Inc. in an investment management capacity since 2002; Managing Director; Investor on the Growth team

Transamerica High Yield Bond
Name	Sub-Adviser	Positions Over Past Five Years
Kevin Bakker, CFA	Aegon USA Investment Management, LLC	Co-Lead Portfolio Manager of the fund since 2015; Portfolio Manager of the fund since 2007; Portfolio Manager with Aegon USA Investment Management, LLC since 2007; Senior Research Analyst 2003 – 2007
Benjamin D. Miller, CFA	Aegon USA Investment Management, LLC	Portfolio Manager of the fund since 2006; Senior Research Analyst with Aegon USA Investment Management, LLC 1993 – 2006
James K. Schaeffer, Jr.	Aegon USA Investment Management, LLC	Co-Lead Portfolio Manager of the fund since 2015; Portfolio Manager of the fund since 2011; Portfolio Manager with Aegon USA Investment Management, LLC since 2004; Director of Distressed Debt since 2004

Transamerica High Yield Muni
Name	Sub-Adviser	Positions Over Past Five Years
Matthew Dalton	Belle Haven Investments, L.P.	Portfolio Manager of the fund since 2013; joined Belle Haven Investments, L.P. in 1996; Chief Executive Officer since 2002

Transamerica Income & Growth
Name	Sub-Adviser	Positions Over Past Five Years
William R. Andersen, CFA	Ranger International Management, LP	Portfolio Manager of the fund since 2012; founding principal of Ranger International Management, LP (2010); Chief Investment Officer and Senior Portfolio Manager of the global and international portfolios since 2003. Founder and Portfolio Manager of Andersen Capital Management, LLC (2004)
Jeff Middleswart	Ranger International Management, LP	Assistant Portfolio Manager of the Fund since 2014; Assistant Portfolio Manager at Ranger International Management, LP since 2014, Senior Analyst of the Ranger Global Income and Growth strategy between 2011 and 2014; Principal and President from 2007 to 2014, Behind the Numbers, LLC, and Senior Analyst, Vice President, and Director of Research from 1993 to 2007

Transamerica Inflation Opportunities
Name	Sub-Adviser	Positions Over Past Five Years
Amit Agrawal	PineBridge Investments LLC	Lead Portfolio Manager of the fund since 2014; Employee of PineBridge Investments LLC since 2002; Senior Portfolio Manager in the Fixed Income group
Robert A. Vanden Assem, CFA	PineBridge Investments LLC	Portfolio Manager of the fund since 2014; Employee of PineBridge Investments LLC since 2001; Managing Director and Head of Investment Grade Fixed Income

Transamerica International Equity
Name	Sub-Adviser	Positions Over Past Five Years
Brandon H. Harrell, CFA	Thompson, Siegel & Walmsley LLC	Portfolio Manager of the fund since 2011; Portfolio Manager of TS&W International Equity Portfolio from October 31, 2005 to February 28, 2011; Portfolio Manager of TS&W International Small Cap since December 31, 2007

Transamerica International Small Cap Value
Name	Sub-Adviser	Positions Over Past Five Years
Brandon H. Harrell, CFA	Thompson, Siegel & Walmsley LLC	Portfolio Manager of the fund since 2013; Portfolio Manager at Thompson, Siegel & Walmsley LLC since 1996
Stedman D. Oakey, CFA	Thompson, Siegel & Walmsley LLC	Portfolio Manager of the fund since 2013; Portfolio Manager at Thompson, Siegel & Walmsley LLC since 2011 and International Research Analyst since 2005

Transamerica Large Cap Value
Name	Sub-Adviser	Positions Over Past Five Years
John Levin	Levin Capital Strategies, L.P.	Portfolio Manager of the fund since 2012; Chief Executive Officer and Senior Portfolio Manager at Levin Capital Strategies, L.P. since 2006
Jack Murphy	Levin Capital Strategies, L.P.	Portfolio Manager of the fund since 2012; Porfolio Manager and Senior Securities Analyst at Levin Capital Strategies, L.P. since 2006

Transamerica Mid Cap Growth
Name	Sub-Adviser	Positions Over Past Five Years
Howard Aschwald, CFA	Quantum Capital Management	Portfolio Manager of the fund since 2013; Co- Founder, Chief Investment Officer & Director of Research with Quantum Capital Management since 1996
Timothy Chatard, CFA	Quantum Capital Management	Portfolio Manager of the fund since 2014; Employed with Quantum Capital Management since 2013 as part of the investment research team responsible for equity analysis in several economic sectors. Prior to joining Quantum Capital Management, he was an analyst at Morgan Stanley from 1991 to 1994; Portfolio Manager at Franklin Templeton Group from 1996 to 1999; Portfolio Manager at Sterling Johnston Capital Management from 1999 to 2009; and Portfolio Manager at Tano Capital from 2010 to 2013

Transamerica Mid Cap Value Opportunities
Name	Sub-Adviser	Positions Over Past Five Years
Brett P. Hawkins, CFA	Thompson, Siegel & Walmsley LLC	Portfolio Manager of the fund since 2014; Portfolio Manager at Thompson, Siegel & Walmsley LLC since 2001

Transamerica MLP & Energy Income
Name	Sub-Adviser	Positions Over Past Five Years
John C. Frey	Kayne Anderson Capital Advisors, L.P.	Portfolio Manager of the fund since 2013; Employed with Kayne Anderson Capital Advisors, L.P. since 1997 in various capacities, including portfolio manager, research analyst and controller

Transamerica Multi-Managed Balanced
Name	Sub-Adviser	Positions Over Past Five Years
Brian W. Westhoff, CFA	Aegon USA Investment Management, LLC	Portfolio Manager of the fund since 2014; Portfolio Manager with Aegon USA Investment Management, LLC since 2011; Portfolio Manager with Transamerica Investment Management, LLC from 2005-2011

Name	Sub-Adviser	Positions Over Past Five Years
Rick Perry, CFA	Aegon USA Investment Management, LLC	Portfolio Manager of the fund since 2014; Portfolio Manager with Aegon USA Investment Management, LLC since 2000; Director of Investment Grade since 2006
Doug Weih, CFA	Aegon USA Investment Management, LLC	Portfolio Manager of the fund since 2014; Portfolio Manager with Aegon USA Investment Management, LLC since 2003; Director of Public Securitized Bonds since 2009
Aryeh Glatter	J.P. Morgan Investment Management Inc.	Portfolio Manager of the fund since 2014; Employee of J.P. Morgan Investment Management Inc. since 2011; Executive Director; Portfolio Manager on the U.S. Disciplined Equity Team; Portfolio Manager at AllianceBernstein from 2000 to 2009
Steven G. Lee	J.P. Morgan Investment Management Inc.	Portfolio Manager of the fund since 2014; Employee of J.P. Morgan Investment Management Inc. since 2004; Managing Director; Portfolio Manager on the U.S. Disciplined Equity Team
Tim Snyder, CFA	J.P. Morgan Investment Management Inc.	Portfolio Manager of the fund since 2013; Employee of J.P. Morgan Investment Management Inc. since 2003; Executive Director; Portfolio Manager on the U.S. Disciplined Equity Team; Specialties include Research Enhanced Index (REI) strategies
Raffaele Zingone, CFA	J.P. Morgan Investment Management Inc.	Portfolio Manager of the fund since 2011; Employee of J.P. Morgan Investment Management Inc. since 1991; Managing Director; Portfolio Manager on the U.S. Disciplined Equity Team; Specialties include Research Enhanced Index (REI) strategies

Transamerica Multi-Manager Alternative Strategies Portfolio
Name	Sub-Adviser	Positions Over Past Five Years
Timothy S. Galbraith	Aegon USA Investment Management, LLC	Portfolio Manager of the fund with Aegon USA Investment Management, LLC since 2014; Chief Investment Officer – Alternative Investments and Portfolio Manager of the fund with Transamerica Asset Management, Inc. since 2012; Head of Alternative Investment Strategies at Morningstar Associates, LLC from 2009-2012

Name	Sub-Adviser	Positions Over Past Five Years
Prat Patel, CFA	Aegon USA Investment Management, LLC	Co-Portfolio Manager of the fund since 2014; Vice President at Transamerica Asset Management, Inc. since 2011; Analyst at GFG Capital, LLC from 2010-2011

Transamerica Opportunistic Allocation
Name	Sub-Adviser	Positions Over Past Five Years
Todd R. Porter, CFA	Aegon USA Investment Management, LLC	Portfolio Manager of the fund with Aegon USA Investment Management, LLC since 2014; Chief Investment Officer-Asset Allocation and Portfolio Manager of the fund with Transamerica Asset Management, Inc. since 2012; Chief Investment Officer at Fund Architects, LLC from 2007-2012; Chief Investment Strategist at Morningstar Associates, LLC from 1999-2006
Maciej J. Kowara, CFA	Aegon USA Investment Management, LLC	Portfolio Manager of the fund since 2013; Senior Research Consultant at Morningstar IBBOTSON from 2010-2012; Portfolio Manager at Morningstar Associates, LLC from 2005-2010
Nazar Suschko	Aegon USA Investment Management, LLC	Portfolio Manager of the fund with Aegon USA Investment Management, LLC since 2014; Senior Risk Analyst at AUIM from 2011 - 2013. Led the Portfolio Risk Management team at Aegon Asset Management in the Netherlands from 2009 - 2011. Senior Investment Risk manager at ING Investment Management from 2004 - 2009

Transamerica Short-Term Bond
Name	Sub-Adviser	Positions Over Past Five Years
Doug Weih, CFA	Aegon USA Investment Management, LLC	Lead Portfolio Manager of the fund since 2012; Portfolio Manager of the fund since 2011; Portfolio Manager with Aegon USA Investment Management, LLC since 2003; Director of Public Securitized Bonds since 2009

Name	Sub-Adviser	Positions Over Past Five Years
Matthew Buchanan, CFA	Aegon USA Investment Management, LLC	Portfolio Manager of the fund since 2012; Senior Corporate Bond Manager with Aegon USA Investment Management, LLC since 2012; Investment Grade Bond Trader with Logan Circle Partners, LP (2007-2012), Investment Grade Bond Trader and Analyst with Delaware Investments (2004-2007)
Glen Kneeland	Aegon USA Investment Management, LLC	Portfolio Manager of the fund since 2014; Portfolio Manager with Aegon USA Investment Management, LLC since 2006

Transamerica Small Cap Core
Name	Sub-Adviser	Positions Over Past Five Years
Eoin E. Middaugh, CFA	Systematic Financial Management, L.P.	Co-Portfolio Manager of the fund since 2013; Employed by Systematic Financial Management, L.P. since 2002; Portfolio Manager since 2006; Managing Partner since 2010
D. Kevin McCreesh, CFA	Systematic Financial Management, L.P.	Co-Portfolio Manager of the fund since 2013; Managing Partner of Systematic Financial Management, L.P. since 1996

Transamerica Small Cap Growth
Name	Sub-Adviser	Positions Over Past Five Years
W. Conrad Doenges	Ranger Investment Management, L.P.	Portfolio Manager of the fund since 2012; Portfolio Manager at Ranger Investment Management, L.P. since 2004 (small, mid and small-mid growth strategies)

Transamerica Small Cap Value
Name	Sub-Adviser	Positions Over Past Five Years
Andrew Absler	Lombardia Capital Partners, LLC	Portfolio Manager of the fund since 2012; associated with Lombardia Capital Partners, LLC since 2009; Senior Research Analyst and Portfolio Manager. From 2002 - 2009, Equity Analyst at Skyline Asset Management
Alvin W. Marley, CFA	Lombardia Capital Partners, LLC	Portfolio Manager of the fund since 2012; associated with Lombardia Capital Partners, LLC since 2005; Managing Director and Senior Portfolio Manager

Name	Sub-Adviser	Positions Over Past Five Years
James Veers, CFA	Lombardia Capital Partners, LLC	Portfolio Manager of the fund since 2014; associated with Lombardia Capital Partners, LLC since 2007; Managing Director, Portfolio Manager, and Senior Research Analyst

Transamerica Small/Mid Cap Value
Name	Sub-Adviser	Positions Over Past Five Years
Kenneth Burgess, CFA	Systematic Financial Management, L.P.	Portfolio Manager of the fund since 2011; Managing Partner of Systematic Financial Management, L.P. since 1997, and employed with the Firm since 1993; Specialties include cash flow analysis and small cap equities
Ron Mushock, CFA	Systematic Financial Management, L.P.	Portfolio Manager of the fund since 2011; Managing Partner of Systematic Financial Management, L.P. since 2005, and employed with the Firm since 1997; Specialties include mid and small-mid cap portfolios

Transamerica Strategic High Income
Name	Sub-Adviser	Positions Over Past Five Years
William M. Bellamy, CFA	Thompson, Siegel & Walmsley LLC	Portfolio Manager of the fund since 2014; Employee of Thompson, Siegel & Walmsley LLC since 2002; Director of Income Strategies

Transamerica Tactical Allocation
Name	Sub-Adviser	Positions Over Past Five Years
Doug Weih, CFA	Aegon USA Investment Management, LLC	Lead Portfolio Manager of the fund since 2015; Portfolio Manager with Aegon USA Investment Management, LLC since 2003; Head of U.S. Public Fixed Income since 2015; Director of Public Securitized Bonds since 2009
David Halfpap, CFA	Aegon USA Investment Management, LLC	Portfolio Manager of the fund since 2012; Portfolio Manager with Aegon USA Investment Management, LLC since 1979; Senior Vice President (1995 – present); Head of Investment Strategy and Co-Head of Global Strategy since 2011; Member of Pension Investment Committee

Name	Sub-Adviser	Positions Over Past Five Years
Frank Rybinski, CFA	Aegon USA Investment Management, LLC	Portfolio Manager of the fund since 2012; Joined Aegon USA Investment Management, LLC in 2008; Portfolio Manager and Credit Strategist; Prior to 2008, Credit Analyst at UBS Investment Bank

Transamerica Tactical Income
Name	Sub-Adviser	Positions Over Past Five Years
Doug Weih, CFA	Aegon USA Investment Management, LLC	Lead Portfolio Manager of the fund since 2015; Portfolio Manager with Aegon USA Investment Management, LLC since 2003; Head of U.S. Public Fixed Income since 2015; Director of Public Securitized Bonds since 2009
David Halfpap, CFA	Aegon USA Investment Management, LLC	Portfolio Manager of the fund since 2012; Portfolio Manager with Aegon USA Investment Management, LLC since 1979; Senior Vice President (1995 – present); Head of Investment Strategy and Co-Head of Global Strategy since 2011; Member of Pension Investment Committee
Frank Rybinski, CFA	Aegon USA Investment Management, LLC	Portfolio Manager of the fund since 2012; Joined Aegon USA Investment Management, LLC in 2008; Portfolio Manager and Credit Strategist; Prior to 2008, Credit Analyst at UBS Investment Bank

Transamerica Tactical Rotation
Name	Sub-Adviser	Positions Over Past Five Years
Doug Weih, CFA	Aegon USA Investment Management, LLC	Lead Portfolio Manager of the fund since 2015; Portfolio Manager with Aegon USA Investment Management, LLC since 2003; Head of U.S. Public Fixed Income since 2015; Director of Public Securitized Bonds since 2009
David Halfpap, CFA	Aegon USA Investment Management, LLC	Portfolio Manager of the fund since 2012; Portfolio Manager with Aegon USA Investment Management, LLC since 1979; Senior Vice President (1995 – present); Head of Investment Strategy and Co-Head of Global Strategy since 2011; Member of Pension Investment Committee

Name	Sub-Adviser	Positions Over Past Five Years
Frank Rybinski, CFA	Aegon USA Investment Management, LLC	Portfolio Manager of the fund since 2012; Joined Aegon USA Investment Management, LLC in 2008; Portfolio Manager and Credit Strategist; Prior to 2008, Credit Analyst at UBS Investment Bank

Transamerica Unconstrained Bond
Name	Sub-Adviser	Positions Over Past Five Years
Michael J. Kelly, CFA	PineBridge Investments LLC	Portfolio Manager of the fund since 2014; Portfolio Manager at PineBridge Investments LLC since 1999
Amit Agrawal	PineBridge Investments LLC	Portfolio Manager of the fund since 2014; Portfolio Manager at PineBridge Investments LLC since 2002
Robert A. Vandem Assem, CFA	PineBridge Investments LLC	Portfolio Manager of the fund since 2014; Portfolio Manager at PineBridge Investments LLC since 2001
Steven Oh, CFA	PineBridge Investments LLC	Portfolio Manager of the fund since 2014; Portfolio Manager at PineBridge Investments LLC since 2000
Peter Hu, CFA	PineBridge Investments LLC	Portfolio Manager of the fund since 2014; Portfolio Manager at PineBridge Investments LLC since 2006

Transamerica US Growth
Name	Sub-Adviser	Positions Over Past Five Years
Mammen Chally, CFA	Wellington Management Company LLP	Portfolio Manager of the fund since 2014; Senior Managing Director and Equity Portfolio Manager of Wellington Management Company LLP; joined the firm as an investment professional in 1994

Disclosure of Portfolio Holdings
A detailed description of each portfolio’s policies and procedures with respect to the disclosure of its portfolio holdings is available in the SAI and available on the Transamerica Funds website at www.transamericafunds.com.

Prior Performance for Similar Accounts
The past performance of the Other Accounts, as defined below, is not indicative of future rates of return, nor is that past performance an indication of future fund performance. A fund’s actual performance may vary significantly from the past performance of the relevant composite. Differences in asset size and cash flows may result in different security selections, differences in relative weightings of securities or differences in prices paid for particular portfolio holdings. In addition, the Other Accounts were not subject to certain investment limitations and other restrictions imposed by the Investment Company Act of 1940 and the Internal Revenue Code, which, if applicable, may have adversely affected the performance results of the composite.
The composite performance presented below is shown on both a gross and net basis. The gross performance results do not reflect the deduction of management fees and other charges applicable to the accounts that make up the composite. The composite net performance results have been prepared and adjusted by TAM to reflect the current operating expenses of Class A shares of the funds. The bar charts do not reflect Class A sales charges. If they did, returns would be lower. Where indicated in the tables, net performance reflects the deduction of the maximum 5.50% front-end sales charge with respect to Class A shares (except for Transamerica Emerging Markets Debt and Transamerica Global Bond, each of which has a maximum 4.75% front-end sales charge). The net performance for other share classes will vary due to differences in sales charge structure and class expenses. The bar charts illustrate the variability of the returns of the composite. The tables compare the investment results for the composite to that of an index measuring the broad market over different periods of time.
Barrow, Hanley, Mewhinney & Strauss, LLC. The performance information shown below represents a composite of the prior performance of all discretionary accounts (the “Other Accounts”) managed by Barrow, Hanley, Mewhinney & Strauss, LLC (the “sub-adviser”) with substantially similar investment objectives, policies and strategies as Transamerica Dividend Focused. The sub-adviser has provided the historical gross performance data shown for the composite. The data was prepared in compliance with the Global Investment Performance Standards. This methodology differs from the guidelines of the U.S. Securities and Exchange Commission for calculating performance of mutual funds.
The composite performance is not that of the fund, should not be interpreted as indicative of the fund’s future performance, and should not be considered a substitute for the fund’s performance.
Year-by-Year Total Return as of 12/31 each year (%)
Barrow, Hanley, Mewhinney & Strauss, LLC: Dividend Focused Value Equity

Average Annual Total Returns (for periods ended December 31, 2014)
	1 Year	5 Years	10 Years	Inception Date
Barrow, Hanley, Mewhinney & Strauss, LLC– Dividend Focused Value Equity (gross of all expenses and sales charges)	12.55%	16.44%	10.43%	4/1/2000
Barrow, Hanley, Mewhinney & Strauss, LLC– Dividend Focused Value Equity (net of expenses and sales charges)	5.41%	13.88%	8.55%
Barrow, Hanley, Mewhinney & Strauss, LLC– Dividend Focused Value Equity (net of expenses and excluding sales charges)	11.54%	15.17%	9.17%
Russell 1000® Value Index (reflects no deduction for fees, expenses or taxes)	13.45%	15.42%	7.30%

ClariVest Asset Management LLC. The performance information shown below represents a composite of the prior performance of all discretionary accounts (the “Other Accounts”) managed by ClariVest Asset Management LLC (the “sub-adviser”) with substantially similar investment objectives, policies and strategies as Transamerica Emerging Markets Equity. The sub-adviser has provided the historical gross performance data shown for the composite. The data was prepared in compliance with the Global Investment Performance Standards. This methodology differs from the guidelines of the U.S. Securities and Exchange Commission for calculating performance of mutual funds.
The composite performance is not that of the fund, should not be interpreted as indicative of the fund’s future performance, and should not be considered a substitute for the fund’s performance.
Year-by-Year Total Return as of 12/31 each year (%)
ClariVest Asset Management LLC: Emerging Markets Strategy

Average Annual Total Returns (for periods ended December 31, 2014)
	1 Year	5 Years	Since Inception	Inception Date
ClariVest Asset Management LLC: Emerging Markets Strategy (gross of all expenses and sales charges)	2.58%	6.70%	9.06%	03/31/2006
ClariVest Asset Management LLC: Emerging Markets Strategy (net of expenses and sales charges)	-4.54%	3.72%	6.70%
ClariVest Asset Management LLC: Emerging Markets Strategy (net of expenses and excluding sales charges)	1.02%	4.90%	7.39%
MSCI Emerging Markets (Net) Index (reflects no deduction for fees, expenses or taxes)	-2.19%	1.78%	4.72%

Logan Circle Partners, LP. The performance information shown below represents a composite of the prior performance of certain discretionary accounts (the “Other Accounts”) managed by Logan Circle Partners, LP (the “sub-adviser”) with substantially similar investment objectives, policies and strategies as Transamerica Global Bond. The sub-adviser has prepared the historical performance shown for the composite in compliance with the Global Investment Performance Standards. This methodology differs from the guidelines of the U.S. Securities and Exchange Commission for calculating performance of mutual funds.
The composite performance is not that of the fund, should not be interpreted as indicative of the fund’s future performance, and should not be considered a substitute for the fund’s performance.
Year-by-Year Total Return as of 12/31 each year (%)
Logan Circle International Bond Fund

Average Annual Total Returns (for periods ended December 31, 2014)
	1 Year	5 Years	Since Inception	Inception Date
Logan Circle International Bond Fund (gross of all expenses and sales charges)	-0.14%	5.61%	6.19%	11/1/2006
Logan Circle International Bond Fund (net of expenses and sales charges)	-5.84%	3.53%	4.49%
Logan Circle International Bond Fund (net of expenses and excluding sales charges)	-1.14%	4.54%	5.11%
Citigroup Non-U.S. World Government Bond Index Unhedged (reflects no deduction for fees, expenses or taxes)	-2.68%	0.85%	3.74%

Lombardia Capital Partners, LLC. The performance information shown below represents a composite of the prior performance of all discretionary accounts (the “Other Accounts”) managed by Lombardia Capital Partners, LLC (the “sub-adviser”) with substantially similar investment objectives, policies and strategies as Transamerica Small Cap Value. The sub-adviser has provided the historical gross performance data shown for the composite. The data was prepared in compliance with the Global Investment Performance Standards. This methodology differs from the guidelines of the Securities and Exchange Commission for calculating performance of mutual funds.
The composite performance is not that of the fund, should not be interpreted as indicative of the fund’s future performance, and should not be considered a substitute for the fund’s performance.
Year-by-Year Total Return as of 12/31 each year (%)
Lombardia Capital Partners, LLC: Small Cap Value Strategy

Average Annual Total Returns (for periods ended December 31, 2014)
	1 Year	5 Years	10 Years
Lombardia Capital Partners, LLC: Small Cap Value Strategy (gross of all expenses and sales charges)	3.09%	15.55%	9.14%
Lombardia Capital Partners, LLC: Small Cap Value Strategy (net of expenses and sales charges)	-3.84%	12.69%	7.00%
Lombardia Capital Partners, LLC: Small Cap Value Strategy (net of expenses and excluding sales charges)	1.76%	13.98%	7.61%
Russell 2000® Value Index (reflects no deduction for fees, expenses or taxes)	4.22%	14.26%	6.89%

Quantum Capital Management. The performance information shown below represents a composite of the prior performance of all discretionary accounts (the “Other Accounts”) managed by Quantum Capital Management LLC (the “sub-adviser”) with substantially similar investment objectives, policies and strategies as Transamerica Mid Cap Growth. The sub-adviser has provided the historical gross performance data shown for the composite. The data was prepared in compliance with the Global Investment Performance Standards. This methodology differs from the guidelines of the Securities and Exchange Commission for calculating performance of mutual funds.
The composite performance is not that of the fund, should not be interpreted as indicative of the fund’s future performance, and should not be considered a substitute for the fund’s performance.
Year-by-Year Total Return as of 12/31 each year (%)
Quantum Capital Management: Mid Cap Growth

Average Annual Total Returns (for periods ended December 31, 2014)
	1 Year	5 Years	Since Inception	Inception Date
Quantum Capital Management: Mid Cap Growth (gross of all expenses and sales charges)	8.39%	19.91%	12.01%	9/30/2005
Quantum Capital Management: Mid Cap Growth (net of expenses and sales charges)	1.23%	17.23%	10.03%
Quantum Capital Management: Mid Cap Growth (net of expenses and excluding sales charges)	7.12%	18.56%	10.71%
Russell Midcap® Growth Index (reflects no deduction for fees, expenses or taxes)	11.90%	16.94%	9.27%

Ranger International Management, LP. The performance information shown below represents a composite of the prior performance of all discretionary accounts (the “Other Accounts”) managed by Ranger International Management, LP (the “sub-adviser”) with substantially similar investment objectives, policies and strategies as Transamerica Income & Growth. The sub-adviser has provided the historical gross performance data shown for the composite. The data was prepared in compliance with the Global Investment Performance Standards. This methodology differs from the guidelines of the Securities and Exchange Commission for calculating performance of mutual funds.
The composite performance is not that of the fund, should not be interpreted as indicative of the fund’s future performance, and should not be considered a substitute for the fund’s performance.

Year-by-Year Total Return as of 12/31 each year (%)
Ranger International Management, LP – Ranger Global Income & Growth Composite

Average Annual Total Returns (for periods ended December 31, 2014)
	1 Year	5 Years	10 Years	Inception Date
Ranger International Management, LP – Ranger Global Income & Growth Composite (gross of all expenses and sales charges)	3.94%	12.59%	7.12%	04/01/2003
Ranger International Management, LP - Ranger Global Income & Growth Composite (net of expenses and sales charges)	-2.82%	10.03%	5.24%
Ranger International Management, LP - Ranger Global Income & Growth Composite (net of expenses and excluding sales charges)	2.84%	11.28%	5.84%
MSCI All Country World Index (reflects no deduction for fees, expenses or taxes)	4.71%	9.74%	6.65%
S&P 500® (reflects no deduction for fees, expenses or taxes)	13.69%	15.45%	7.67%

Ranger Investment Management, L.P. The performance information shown below represents a composite of the prior performance of all discretionary accounts (the “Other Accounts”) managed by Ranger Investment Management, L.P. (the “sub-adviser”) with substantially similar investment objectives, policies and strategies as Transamerica Small Cap Growth. The sub-adviser has provided the historical gross performance data shown for the composite. The data was prepared in compliance with the Global Investment Performance Standards. This methodology differs from the guidelines of the Securities and Exchange Commission for calculating performance of mutual funds.
The composite performance is not that of the fund, should not be interpreted as indicative of the fund’s future performance, and should not be considered a substitute for the fund’s performance.

Year-by-Year Total Return as of 12/31 each year (%)
Ranger Investment Management, L.P. - Ranger Global Small Cap Composite

Average Annual Total Returns (for periods ended December 31, 2014)
	1 Year	5 Years	10 Years	Inception Date
Ranger Investment Management, L.P. - Ranger Global Small Cap Composite (gross of all expenses and sales charges)	3.84%	16.91%	9.63%	07/01/2003
Ranger Investment Management, L.P. - Ranger Global Small Cap Composite (net of expenses and sales charges)	-3.14%	14.04%	7.49%
Ranger Investment Management, L.P. - Ranger Global Small Cap Composite (net of expenses and excluding sales charges)	2.49%	15.34%	8.10%
Russell 2000® Growth Index (reflects no deduction for fees, expenses or taxes)	5.60%	16.80%	8.54%

Rockefeller & Co., Inc. The performance information shown below represents a composite of the prior performance of all discretionary accounts (the “Other Accounts”) managed by Rockefeller & Co., Inc. (the “sub-adviser”) with substantially similar investment objectives, policies and strategies as Transamerica Global Equity. The sub-adviser has provided the historical gross performance data shown for the composite. The data was prepared in compliance with the Global Investment Performance Standards. This methodology differs from the guidelines of the Securities and Exchange Commission for calculating performance of mutual funds.
The composite performance is not that of the fund, should not be interpreted as indicative of the fund’s future performance, and should not be considered a substitute for the fund’s performance.

Year-by-Year Total Return as of 12/31 each year (%)
Rockefeller & Co., Inc.: Rockefeller Global Equity Composite

Average Annual Total Returns (for periods ended December 31, 2014)
	1 Year	5 Years	Since Inception	Inception Date
Rockefeller & Co., Inc.: Rockefeller Global Equity Composite (gross of all expenses and sales charges)	8.07%	13.93%	8.30%	1/1/2006
Rockefeller & Co., Inc.: Rockefeller Global Equity Composite (net of expenses and sales charges)	0.80%	11.21%	6.06%
Rockefeller & Co., Inc.: Rockefeller Global Equity Composite (net of expenses and excluding sales charges)	6.67%	12.47%	6.73%
MSCI All Country World Index (Net) Unhedged (reflects no deduction for fees, expenses or taxes)	4.17%	9.17%	5.13%

Systematic Financial Management, L.P. The performance information shown below represents a composite of the prior performance of all discretionary accounts (the “Other Accounts”) managed by Systematic Financial Management L.P. (the “sub-adviser”) with substantially similar investment objectives, policies and strategies as Transamerica Small Cap Core. The sub-adviser has provided the historical gross performance data shown for the composite. The data was prepared in compliance with the Global Investment Performance Standards. This methodology differs from the guidelines of the Securities and Exchange Commission for calculating performance of mutual funds.
The composite performance is not that of the fund, should not be interpreted as indicative of the fund’s future performance, and should not be considered a substitute for the fund’s performance.

Year-by-Year Total Return as of 12/31 each year (%)
Systematic Financial Management, L.P.: Small Cap Equity

Average Annual Total Returns (for periods ended December 31, 2014)
	1 Year	5 Years	Since Inception	Inception Date
Systematic Financial Management, L.P.: Small Cap Equity (gross of all expenses and sales charges)	4.94%	17.19%	8.74%	5/1/2006
Systematic Financial Management, L.P.: Small Cap Equity (net of expenses and sales charges)	-2.00%	14.49%	6.68%
Systematic Financial Management, L.P.: Small Cap Equity (net of expenses and excluding sales charges)	3.70%	15.79%	7.38%
Russell 2000® Index (reflects no deduction for fees, expenses or taxes)	4.89%	15.55%	9.09%

Thompson, Siegel & Walmsley LLC. The performance information shown below represents a composite of the prior performance of all discretionary accounts (the “Other Accounts”) managed by Thompson, Siegel & Walmsley LLC (the “sub-adviser”). The TS&W International Small Cap Value Composite reflects other accounts with substantially similar investment objectives, policies and strategies as Transamerica International Small Cap Value, TS&W Mid Cap Value Composite reflects other accounts with substantially similar investment objectives, policies, and strategies as Transamerica Mid Cap Value Opportunities, and TS&W Strategic High Income Composite reflects other accounts with substantially similar investment objectives, policies and strategies as Transamerica Strategic High Income. The sub-adviser has provided the historical gross performance data shown for the composite. The data was prepared in compliance with the Global Investment Performance Standards. This methodology differs from the guidelines of the U.S. Securities and Exchange Commission for calculating performance of mutual funds.
The composite performance is not that of the fund, should not be interpreted as indicative of the fund’s future performance, and should not be considered a substitute for the fund’s performance.

Year-by-Year Total Return as of 12/31 each year (%)
Thompson, Siegel & Walmsley LLC: TS&W International Small Cap Value Composite

Thompson, Siegel & Walmsley LLC: TS&W Mid Cap Value Composite

Thompson, Siegel & Walmsley LLC: TS&W Strategic High Income Composite

Average Annual Total Returns (for periods ended December 31, 2014)
	1 Year	5 Years	Since Inception	Inception Date
Thompson, Siegel & Walmsley LLC – TS&W International Small Cap Value Composite (gross of all expenses and sales charges)	-4.58%	13.93%	4.88%	12/31/2007
Thompson, Siegel & Walmsley LLC – TS&W International Small Cap Value Composite (net of expenses and sales charges)	-5.69%	12.70%	3.66%
Thompson, Siegel & Walmsley LLC – TS&W International Small Cap Value Composite (net of expenses and excluding sales charges)	-5.69%	12.70%	3.66%
MSCI EAFE Small Cap Index (reflects no deduction for fees, expenses or taxes)	-4.63%	8.98%	2.70%

	1 Year	5 Years	10 Years	Inception Date
Thompson, Siegel & Walmsley LLC – TS&W Mid Cap Value Composite (gross of all expenses and sales charges)	16.22%	18.14%	11.89%	12/31/2000
Thompson, Siegel & Walmsley LLC – TS&W Mid Cap Value Composite (net of expenses and sales charges)	8.77%	15.68%	10.15%
Thompson, Siegel & Walmsley LLC – TS&W Mid Cap Value Composite (net of expenses and excluding sales charges)	15.10%	17.00%	10.78%
Russell MidCap Value Index (reflects no deduction for fees, expenses or taxes)	14.75%	17.43%	9.43%

	1 Year	5 Years	Since Inception	Inception Date
Thompson, Siegel & Walmsley LLC – TS&W Strategic High Income Composite (gross of all expenses and sales charges)	9.46%	11.28%	11.28%	12/31/2009
Thompson, Siegel & Walmsley LLC – TS&W Strategic High Income Composite (net of expenses and sales charges)	2.25%	8.79%	8.79%
Thompson, Siegel & Walmsley LLC ] – TS&W Strategic High Income Composite (net of expenses and excluding sales charges)	8.20%	10.02%	10.02%
S&P 500® reflects no deduction for fees, expenses or taxes)	13.69%	15.45%	15.45%
40% Blend of S&P 500® and 60% Bank of America Merrill Lynch U.S. High Yield BB-B (Constrained 2%) (reflects no deduction for fees, expenses or taxes)	9.55%	12.84%	12.84%

Wellington Management Company LLP. The performance information shown below represents composites of the prior performance of certain discretionary accounts (the “Other Accounts”) managed by Wellington Management Company LLP (the “sub-adviser”) with substantially similar investment objectives, policies and strategies substantially as Transamerica US Growth. The sub-adviser has provided the historical gross performance data shown for the composite. The data was prepared in compliance with the Global Investment Performance Standards. This methodology differs from the guidelines of the U.S. Securities and Exchange Commission for calculating performance of mutual funds.
The composite performance is not that of the fund, should not be interpreted as indicative of the fund’s future performance, and should not be considered a substitute for the fund’s performance.
Year-by-Year Total Return as of 12/31 each year (%)
Wellington Management Company LLP: Wellington Management Disciplined US Growth Composite

Average Annual Total Returns (for periods ended December 31, 2014)
	1 Year	5 Years	10 Years
Wellington Management Company LLP: Wellington Management Disciplined US Growth Composite (gross of all expenses and sales charges)	14.02%	17.30%	8.93%
Wellington Management Company LLP: Wellington Management Disciplined US Growth Composite (net of expenses and sales charges)	6.53%	14.69%	7.07%
Wellington Management Company LLP: Wellington Management Disciplined US Growth Composite (net of expenses and excluding sales charges)	12.73%	16.00%	7.67%
Russell 1000® Growth Index (reflects no deduction for fees, expenses or taxes)	13.05%	15.81%	8.49%

How To Contact the Funds

•	Customer Service: 1-888-233-4339
•	Internet: www.transamericafunds.com
•	Fax: 1-888-329-4339

Mailing Address:	Transamerica Fund Services, Inc. P.O. Box 219945 Kansas City, MO 64121-9945
Overnight Address:	Transamerica Fund Services, Inc. 330 W. 9th Street Kansas City, MO 64105
The Following Information Applies to Class A, Class B, Class C, Class I and Class T Shares (Class B Shares are Closed Except for Exchanges and Dividend and Capital Gains Reinvestment; Class T Shares are Closed to New Investors). Certain of the funds also offer Class I2 shares in a separate prospectus.
Opening an Account

Fill out the New Account Application, which is available on our website. Transamerica Funds requires all applications to include an investment representative or an approved broker-dealer of record. An approved broker-dealer is one that is providing services under a valid dealer sales agreement with the funds’ distributor.
IRAs and other retirement plan accounts require different applications, which you can request by calling Customer Service or by visiting our website at www.transamericafunds.com.
Federal regulations may require the fund to obtain, verify and record certain information from you and persons authorized to act on your behalf in order to establish an account. Required information includes name, date of birth (for an individual), permanent residential address or principal place of business and Social Security Number or Employer Identification Number. The fund may also ask to see other identifying documents. If you do not provide the information, the fund may not be able to open your account. Identifying information must be provided for each trader on an account. The fund may also place limits on account transactions while it is in the process of verifying your identity. If the fund is unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if the fund believes it has identified potentially criminal activity, the fund reserves the right to take action it deems appropriate or as required by law, which may include redeeming your shares and closing your account.

Minimum Investment
Class A, Class C and Class T Shares:
Type of Account	Minimum Initial Investment (per fund account)	Minimum Subsequent Investment (per fund account)
Regular Accounts	$1,000	$50
IRA, Roth IRA or Coverdell ESA	$1,000	$50
Employer-sponsored Retirement Plans (includes 403(b), SEP and SIMPLE IRA plans)	$1,000	$50
Uniform Gift to Minors (“UGMA”) or Transfer to Minors (“UTMA”)	$1,000	$50
Payroll Deduction and Automatic Investment Plans	$ 500	$50*

Class I Shares**:
Type of Account	Minimum Initial Investment (per fund account)	Minimum Subsequent Investment (per fund account)
Regular Accounts	$1,000,000	N/A
IRA, Roth IRA or Coverdell ESA	$1,000,000	N/A
Employer-sponsored Retirement Plans	Waived	N/A
Uniform Gift to Minors (“UGMA”) or Transfer to Minors (“UTMA”)	$1,000,000	N/A
Payroll Deduction and Automatic Investment Plans	$1,000,000	$ 50*

*	Minimum monthly per fund account investment.
Note: Transamerica Funds reserves the right to change the amount of these minimums from time to time or to waive them in whole or in part. Omnibus accounts maintained on behalf of certain 401(k) and other retirement plans are not subject to these account minimum requirements. The minimums may be waived for certain employer-sponsored retirement plans under which the employee limits his or her salary deferral purchase to one fund account. There are no minimums for “wrap” accounts for the benefit of clients of certain broker-dealers, financial institutions, or financial planners who have entered into arrangements with Transamerica Funds or Transamerica Capital, Inc., and for investments made by a retirement plan described in Section 401(a), 401(k), 401(m), 403(b) or 457 of the Internal Revenue Code.
**	Class I shares are currently primarily offered for investment to institutional investors including, but not limited to, fee-based programs, qualified retirement plans, certain endowment plans and foundations and Directors, Trustees and employees of the funds’ affiliates. The minimum investment for Class I shares is $1,000,000 per fund account, but will be waived for certain investors, including fee-based programs, qualified retirement plans, certain endowment plans and foundations, financial intermediaries that submit trades on behalf of underlying investors, shareholders who received Class I shares in the conversion of Class P shares to Class I shares on February 10, 2012, Directors, Trustees and officers of any Transamerica-sponsored funds, and employees of Transamerica and its affiliates.
By Mail
•	Send your completed application and check made payable to Transamerica Fund Services, Inc.
Through an Authorized Dealer
•	The dealer is responsible for opening your account and providing Transamerica Funds with your taxpayer identification number.

Buying Shares

Investors may purchase shares of the funds at the “offering price” of the shares, which is the net asset value per share (“NAV”) plus any applicable initial sales charge. Please note that purchase requests initiated through an automated service that exceed $50,000 per day may be rejected and must be submitted by check or via bank wire.
Effective November 1, 2013, Class B shares were closed to new and existing investors except in the following circumstances:
•	Existing Class B Shareholders may continue to exchange their Class B shares for Class B shares of other funds, subject to the requirements described in the prospectus under “Shareholder Information – Exchanging Shares.”

•	Existing Class B Shareholders may continue to add to their accounts through dividend and capital gains reinvestments.
•	Existing Class B Shareholders may continue to hold their Class B shares until they automatically convert to Class A shares as provided in the existing conversion schedule set forth under “Shareholder Information – Choosing a Share Class.”
Class T shares are not available to new investors; only existing Class T shareholders may purchase additional Class T shares.
Shares of Transamerica International Small Cap Value are not available to new investors; only existing shareholders may purchase additional shares.
Each fund reserves the right to make additional exceptions or otherwise to modify the foregoing policies at any time.
By Check
•	Make your check payable and send to Transamerica Fund Services, Inc.
•	If you are purchasing shares in an existing account(s), please reference your account number(s) and the Transamerica fund(s) in which you wish to invest. If you do not specify the fund(s) in which you wish to invest, and your referenced account is invested in one fund, your check will be deposited into such fund.
•	Redemption proceeds will be withheld for 15 calendar days from the date of purchase for funds to clear.
•	Transamerica Funds does not accept cash, money orders, traveler’s checks, credit card convenience checks, or starter checks without pre-printed information. Cashier’s checks and third-party checks may be accepted, subject to approval by Transamerica Funds. We reserve the right to reject or accept any form of payment. Any unacceptable forms of payment will be returned.
•	If you are opening a new account, send your completed application along with your check.
By Automatic Investment Plan
•	With an Automatic Investment Plan (“AIP”), a level dollar amount is invested monthly and payment is deducted electronically from your bank account. Due to your bank’s requirements, please allow up to 30 days for your AIP to begin. Investments may be made between the 3rd and 28th of each month only, and will occur on the 15th if no selection is made. Call Customer Service for information on how to establish an AIP or visit our website to obtain an AIP request form.
By Telephone
•	You may request an electronic transfer of funds from your bank account to your Transamerica Funds account. The electronic bank link option must be established in advance before Automated Clearing House (“ACH”) purchases will be accepted. Call Customer Service or visit our website at www.transamericafunds.com for information on how to establish an electronic bank link. Due to your bank’s requirements, please allow up to 30 days to establish this option.
Through an Authorized Dealer
•	If your dealer has already established your account for you, no additional documentation is needed. Call your dealer to place your order. Transamerica Funds must receive your payment within three business days after your order is accepted.
By Internet
•	You may request an electronic transfer of funds from your bank account to your Transamerica Funds account. The electronic bank link option must be established in advance before ACH purchases will be accepted. Call Customer Service or visit our website at www.transamericafunds.com for information on how to establish an electronic bank link.
By Payroll Deduction
•	You may have money transferred regularly from your payroll to your Transamerica Funds account. Call Customer Service to establish this option.

By Wire Transfer
•	You may request that your bank wire funds to your Transamerica Funds account (note that your bank may charge a fee for such service). You must have an existing account to make a payment by wire transfer. Ask your bank to send your payment to:
State Street Bank and Trust Company, Boston, MA, ABA#011000028 Credit: Transamerica Funds Acct #00418533 Ref: Shareholder name, Transamerica fund and account numbers.
•	Shares will be purchased at the next determined public offering price after receipt of your wire if you have supplied all other required information.
Other Information
If your check, draft or electronic transfer is returned unpaid by your bank, you will be charged a fee of $20 for each item that has been returned.
Transamerica Funds reserves the right to terminate your electronic draft privileges if the drafts are returned unpaid by your bank.
Transamerica Funds or its agents may reject a request for purchase of shares at any time, in whole or in part, in its discretion for any reason at any time, and is not obligated to provide notice before rejecting or canceling an order, including, but not limited to, any purchase under the exchange privilege and any purchase request that does not include an investment representative or an approved broker-dealer.
Selling Shares

Shares may be sold (or “redeemed”) on any day the New York Stock Exchange is open for business. Proceeds from the redemption of shares will usually be sent to the redeeming shareholder within three business days after receipt in good order of a request for redemption. However, Transamerica Funds has the right to take up to seven days to pay redemption proceeds, and may postpone payment under certain circumstances, as authorized by law.
If you have recently purchased your shares by check or electronic funds transfer, your redemption payment may be delayed until the Fund is reasonably satisfied that the check or electronic funds transfer has cleared (which may take up to 15 calendar days). This delay may be avoided if you purchase shares by Federal Funds wire or certified check.
Please note that redemption requests greater than $50,000 per day must be submitted in writing. In addition, amounts greater than $50,000 cannot be sent via ACH (check or federal funds wire only). Additionally, requests totaling more than $100,000 must be in writing with an original signature guarantee for all shareholders.
The electronic bank link option must be established in advance for payments made electronically to your bank such as ACH or expedited wire redemptions. Call Customer Service to verify this feature is in place on your account or to obtain information on how to establish the electronic bank link.
Shares are redeemed at NAV, minus any applicable sales charge.
To request your redemption and receive payment by:
Direct Deposit – ACH
•	You may request an “ACH redemption” in writing, by phone or by internet access to your account. Payment should usually be received by your bank account 2-4 banking days after your request is received in good order. Transamerica Funds does not charge for this payment option. Certain IRAs and qualified retirement plans may not be eligible via the internet.
Direct Deposit – Wire
•	You may request an expedited wire redemption in writing or by phone. The electronic bank link must be established in advance. Otherwise, an original signature guarantee will be required. Wire redemptions have a minimum of $1,000 per wire. Payment should be received by your bank account the next banking day after your request is received in good order. Transamerica Funds charges $10 for this service. Your bank may charge a fee as well.

Check to Address of Record
•	Written Request – Send a letter requesting a withdrawal to Transamerica Funds. Specify the fund, account number, and dollar amount or number of shares you wish to redeem. Be sure to include all shareholders’ signatures and any additional documents, as well as an original signature guarantee(s) if required. If you are requesting a distribution from an IRA, federal tax withholding of 10% will apply unless you elect otherwise. If you elect to withhold, the minimum tax withholding rate is 10%.
•	Telephone or Internet Request – You may request your redemption by phone or internet. Certain IRAs and qualified retirement plans may not be eligible.
Check to Another Party/Address
•	This request must be in writing, regardless of amount, signed by all account owners with an original signature guarantee.
Systematic Withdrawal Plan (by Direct Deposit – ACH or Check)
•	You can establish a Systematic Withdrawal Plan (“SWP”) either at the time you open your account or at a later date. Call Customer Service for information on how to establish a SWP, or visit our website to obtain the appropriate form to complete.
Through an Authorized Dealer
•	You may redeem your shares through an authorized dealer (they may impose a service charge). Contact your Registered Representative or call Customer Service for assistance.
Your Request to Sell Your Shares and Receive Payment May Be Subject to:
•	The type of account you have and if there is more than one shareholder.
•	The dollar amount you are requesting; redemptions over $50,000 must be in writing and those redemptions totaling more than $100,000 require a written request with an original signature guarantee for all shareholders on the account.
•	A written request and original signature guarantee may be required if there have been recent changes made to your account (such as an address change) or other such circumstances. For your protection, if an address change was made in the last 10 days, Transamerica Funds requires a redemption request in writing, signed by all account owners with an original signature guarantee.
•	When redeeming all shares from an account with an active AIP, your AIP will automatically be stopped. Please contact Customer Service if you wish to re-activate your AIP.
•	Each fund reserves the right to refuse a telephone redemption request if it is believed it is advisable to do so. The telephone redemption option may be suspended or terminated at any time without advance notice.
•	Redemption proceeds will be withheld for 15 calendar days from the date of purchase for funds to clear.
•	Shares will normally be redeemed for cash, although each fund retains the right to redeem its shares in kind. Please see the SAI for more details.
•	If you request that a withdrawal check be delivered overnight, a $20 overnight fee will be charged; for Saturday delivery, a $30 overnight fee will be charged.
Please see additional information relating to original signature guarantee later in this prospectus.
Involuntary Redemptions
Each fund reserves the right, to the fullest extent permitted by law, to close your account if the account value falls below the fund’s minimum account balance, including solely due to declines in NAV, or you are deemed to engage in activities that are illegal (such as late trading) activity that is believed to be detrimental to the fund (such as market timing), or other potential criminal or fraudulent activity.

Exchanging Shares

•	You may request an exchange in writing, by phone, or by accessing your account through the internet.
•	You can exchange shares in one fund for shares in the same class of another fund.
•	Class A, Class C and Class T shares minimum exchange to a new fund account is $1,000. This minimum is reduced to $500 per fund account if you elect to establish an AIP and invest a minimum of $50 per month, per fund account. If you want to exchange between existing fund accounts, the required minimum will be $50 per fund account.
•	Class I shares minimum exchange to a new fund account is $1,000,000 per fund account but will be waived for certain investors as outlined within the Minimum Investment Section.
•	An exchange is treated as a redemption of a fund’s shares, followed by a purchase of the shares of the fund into which you exchanged. Prior to making exchanges into a fund that you do not own, please read the prospectus for that fund carefully.
•	If you exchange all your shares to a new fund, any active systematic plan that you maintain with Transamerica Funds will also carry over to this new fund unless otherwise instructed.
•	In certain circumstances, shares of one class of a fund may also be exchanged directly for shares of another class of the same fund, as described in the Statement of Additional Information.
•	Transamerica Funds reserves the right to modify or terminate the exchange privilege at any time upon 60 days’ written notice.
•	Transamerica Funds reserves the right to deny any exchange request involving transactions between classes of shares. Please review your individual circumstances with your financial professional.
•	The minimum exchange amount may be waived with respect to transactions in omnibus accounts maintained on behalf of certain 401(k) and other retirement plans.
•	Class T shares of Transamerica US Growth may be exchanged for only Class A shares of any Transamerica fund, other than Transamerica US Growth.
•	You may not exchange other classes of shares of the Transamerica Funds for Class T shares of Transamerica US Growth.
Converting Shares
If you hold Class A, Class B, Class C, Class T or Class I2 shares and are eligible to purchase Class I shares as described under the Minimum Investment section, you may be eligible to convert your Class A, Class B, Class C, Class T or Class I2 shares to Class I shares (or, under certain circumstances, convert to Class A shares) of the same fund, subject to the discretion of Transamerica Fund Services, Inc., to permit or reject such a conversion. Please contact your financial adviser or Customer Service for conversion instructions.
A conversion between share classes of the same fund is a nontaxable event.
If you convert from one class of shares to another, the transaction will be based on the respective NAVs of the two classes on the trade date for the conversion. Consequently, a conversion may provide you with fewer shares or more shares than you originally owned, depending on that day’s NAV. At the time of conversion, the total dollar value of your “old” shares will equal the total dollar value of your “new” shares. However, subsequent share price fluctuations may decrease or increase the total dollar value of your “new” shares compared with that of your “old” shares.
Choosing a Share Class

Individual investors can generally invest in Class A and Class C shares. The amount of your investment and the amount of time that you plan to hold your shares will determine which class of shares you should choose. You should make this decision carefully because all of your future investments in your account will be in the same share class that you designate when you open your account. Your financial professional can help you choose the share class that makes the best sense for you.

If you are investing a large amount and/or plan to hold your shares for a long period, Class A shares may make the most sense for you. If you are investing a lesser amount, you may want to consider Class C shares if you plan to invest for a period of less than 5 years.
Transamerica Funds may, at any time and in its sole discretion, add, delete, or change the sales charges for any share class.
Class A Shares – Front Load
With Class A shares, you pay an initial sales charge only when you buy shares. (The offering price includes the sales charge.)
Note:  You do not pay an initial sales charge on Class A Transamerica Money Market purchases.
There are 12b-1 distribution and service fees of up to 0.25% per year.
If you are investing $1 million or more in a Transamerica Fund (other than Transamerica Short-Term Bond), you can purchase Class A shares without any sales charge. However, if you redeem any of those shares within the first 24 months after buying them, you will pay a 1.00% contingent deferred sales charge (“CDSC”), unless they were purchased through a retirement plan described in Section 401(a), 401(k), 401(m), 403(b) or 457 of the Internal Revenue Code with assets of $1 million or more and whose accounts are held through an omnibus or plan level arrangement, or through a “wrap” account for the benefit of clients of certain broker-dealers, financial institutions, or financial planners who have entered into arrangements with Transamerica Funds or TCI and did not receive an upfront commission (finder’s fee) the CDSC may be waived. In the event that you exchange Class A shares purchased in an amount of $1 million or more for shares of another fund, you will be charged the CDSC imposed by the fund into which you exchange your shares. The term of this CDSC will commence on the date that you initially purchase Class A shares of a Transamerica fund in an amount of $1 million or more.
If you invest $250,000 or more in Transamerica Short-Term Bond, you can purchase Class A shares without any sales charge. However, if you redeem any of these shares within the first 12 months after buying them, you will pay a 0.75% CDSC, unless they were purchased in a retirement plan or “wrap” account as described above and did not receive an upfront commission (finder’s fee). In the event that you exchange any of these shares for shares of another fund, you will be charged the CDSC imposed by the fund into which you exchange your shares. The term of this CDSC will commence on the date that you initially purchase Class A shares of Transamerica Short-Term Bond without any sales charge as described in this paragraph.
Class B Shares – Back Load
Class B shares are closed to new and existing shareholders, except as provided in the “Buying Shares” section above.
Existing Class B shareholders may continue to hold their shares until they automatically convert to Class A shares after 8 years, as provided in the existing conversion schedule.
Existing Class B shareholders will be charged a CDSC upon redemption according to the table below:
Contingent Deferred Sales Charge – Class B Shares
Year after Purchasing	As a % of Dollar Amount (Subject to Change)
First	5%
Second	4%
Third	3%
Fourth	2%
Fifth	1%
Sixth and Later	0%

Class B shares automatically convert to Class A shares after eight years, lowering annual expenses after conversion.

Class C Shares – Level Load
With Class C shares, you pay no initial sales charge. You will pay a 1.00% CDSC if shares are redeemed during the first 12 months. There are 12b-1 distribution and service fees of up to 1.00% per year.
The maximum purchase order in Class C shares is $999,999.99.
Class T Shares – Front Load (Transamerica US Growth)
(Closed to new investors)
When you buy Class T shares of Transamerica US Growth, you pay an initial sales charge (the offering price includes the sales charge). You can reduce the sales charge percentage in the same ways that are described under Class A shares. Class T shares are not subject to annual 12b-1 distribution and service fees.
You pay no sales charge when you redeem Class T shares. As with Class A shares, if you pay no up-front sales charge because you are purchasing $1 million or more of Class T shares, you will pay a deferred sales charge of 1.00% if you redeem any of those shares within the first 24 months after buying them, unless they were purchased through a retirement plan described in Section 401(a), 401(k), 401(m), 403(b) or 457 of the Internal Revenue Code. The charge is assessed on an amount equal to the lesser of the then current market value or the original cost of the shares being redeemed. No sales charge is imposed on net asset value above the initial purchase.
Waivers of the sales charges are granted under certain conditions. Persons eligible to buy Class T shares at NAV may not impose a sales charge when they re-sell those shares.
Contingent Deferred Sales Charge
Your shares may be subject to a CDSC. Dividends and capital gains are not subject to the sales charge. There is no charge on any increase in the value of your shares. Transamerica Funds will always use the first in, first out method to fulfill your redemption requests. If your shares are worth less than when you bought them, the charge will be assessed on their current, lower value. In some cases, the sales charge may be waived.
Waivers and/or Reductions of Charges
Class A and Class T Sales Charge Reductions
You can lower the sales charge percentage in the following ways:
•	Substantial investments receive lower sales charge rates (see tables below).
•	The “rights of accumulation” allows you, your spouse and children under age 21 to include the value of your existing holdings in any class of shares of the Transamerica Funds to determine your Class A or Class T sales charge. Breakpoints are derived from the daily NAV at the market close, the current combined NAV value at the time of the purchase and the gross amount of the new purchase.
•	A Letter of Intent (“LOI”) allows you, your spouse and children under age 21 to count all share investments, up to a maximum of $1 million, in a Transamerica fund (except as noted below for Transamerica Short-Term Bond) over the next 13 months, as if you were making them all at once, to qualify for reduced sales charges on your Class A or Class T investments. The 13 month period will begin on the date of your first purchase following the execution of your LOI. The market value of your existing holdings eligible to be aggregated as of the trading day immediately before the start of your LOI period will be credited toward satisfying your LOI. Purchases made at NAV after the establishment of your LOI (as a result of another waiver or sales charge reduction) shall not count toward meeting the amount stated in your LOI. Transamerica Funds will reserve a portion of your shares to cover any additional sales charge that may apply if your LOI amount is not met.
•	You may purchase shares of Transamerica Short-Term Bond pursuant to the LOI terms described above. However, an LOI for such purchases of Transamerica Short-Term Bond may be used only to aggregate investments in Transamerica Short-Term Bond up to a maximum of $250,000. Purchases of other Transamerica funds may not be aggregated with purchases of Transamerica Short-Term Bond for purposes of reaching the $250,000 threshold described in this paragraph. Additionally, purchases of Transamerica Short-Term Bond will not count towards satisfying the amount stated in your LOI for any other Transamerica fund.

•	By investing as part of a qualified group. An individual who is a member of a qualified group may purchase Class A or Class T shares at the reduced sales charge applicable to that group as a whole. A “qualified group” is one which has at least ten members; has been in existence for at least six months; has some purpose in addition to the purchase of mutual fund shares at a discount; has agreed to include fund sales publications in mailings to members; has arrangements made for access to the group which are satisfactory to Transamerica Funds’ transfer agent; has arrangements satisfactory to Transamerica Funds’ transfer agent established for verification that the group meets these requirements; and the group’s sole organizational nexus or connection is not that the members are credit card holders of a company, policy holders of an insurance company, customers of a bank or a broker-dealer, clients of an investment adviser or security holders of a company. Transamerica Funds reserves the right to waive the requirement that the group continue to meet the minimum membership requirement or the requirement that an investor continues to belong to the group in order to qualify for lower sales charges (but not to waive either of these requirements initially). To establish a group purchase program, both the group itself and each participant must complete an application. Please contact Customer Service (1-888-233-4339) for further information and assistance. Qualified group accounts are not eligible to be counted under a rights of accumulation or LOI sales charge reduction or waiver with accounts other than accounts in the qualified group.
•	By investing in a SIMPLE IRA plan held by Transamerica Fund Services, Inc. with State Street Bank as custodian, you and all plan participants will receive a reduced sales charge on all plan contributions that exceed quantity discount amounts. SIMPLE IRA plan accounts are not eligible to be counted toward a sales charge reduction or waiver with accounts other than accounts in the SIMPLE IRA plan.
•	Your Class I share investments may count toward a reduction of sales charge paid on Class A and Class T shares. You may be able to lower the sales charge percentage on Class A and Class T by requesting “rights of accumulation” or a “letter of intent”. If you would like to add one of these features to your Class A or Class T share account, please contact Customer Service.

Class A Share Quantity Discounts (all funds except Transamerica bond funds[2] and Transamerica Money Market1)
Amount of Purchase*	Sales Charge as % of Offering Price	Sales Charge as % of Amount Invested
Under $50,000	5.50%	5.82%
$50,000 to under $100,000	4.75%	4.99%
$100,000 to under $250,000	3.50%	3.63%
$250,000 to under $500,000	2.75%	2.83%
$500,000 to under $1,000,000	2.00%	2.04%
$1,000,000 and over	0.00%	0.00%

Class A Share Quantity Discounts (Transamerica bond funds[2] except Transamerica Short-Term Bond)
Amount of Purchase*	Sales Charge as % of Offering Price	Sales Charge as % of Amount Invested
Under $50,000	4.75%	4.99%
$50,000 to under $100,000	4.00%	4.17%
$100,000 to under $250,000	3.50%	3.63%
$250,000 to under $500,000	2.25%	2.30%
$500,000 to under $1,000,000	1.25%	1.27%
$1,000,000 and over	0.00%	0.00%

Class A Share Quantity Discounts (Transamerica Enhanced Muni and Transamerica High Yield Muni)
Amount of Purchase*	Sales Charge as % of Offering Price	Sales Charge as % of Amount Invested
Under $50,000	3.25%	3.36%
$50,000 to under $100,000	2.50%	2.56%
$100,000 to under $250,000	2.00%	2.04%
$250,000 to under $500,000	1.50%	1.52%
$500,000 to under $1,000,000	0.75%	0.76%
$1,000,000 and over	0.00%	0.00%

Class A Share Quantity Discounts (Transamerica Short-Term Bond)
Amount of Purchase*	Sales Charge as % of Offering Price	Sales Charge as % of Amount Invested
Under $250,000	2.50%	2.56%
$250,000 and over	0.00%	0.00%

Class T Share Quantity Discounts (Transamerica US Growth)
Amount of Purchase*	Sales Charge as % of Offering Price	Sales Charge as % of Amount Invested
Under $10,000	8.50%	9.29%
$10,000 to under $25,000	7.75%	8.40%
$25,000 to under $50,000	6.25%	6.67%
$50,000 to under $75,000	5.75%	6.10%
$75,000 to under $100,000	5.00%	5.26%
$100,000 to under $250,000	4.25%	4.44%
$250,000 to under $500,000	3.00%	3.09%
$500,000 to under $1,000,000	1.25%	1.27%
$1,000,000 and over	0.00%	0.00%

[1]	There is no sales charge on Class A Shares of Transamerica Money Market.
[2]	Transamerica bond funds include Transamerica Emerging Markets Debt, Transamerica Flexible Income, Transamerica Floating Rate, Transamerica Global Bond, Transamerica High Yield Bond, Transamerica Inflation Opportunities, Transamerica Short-Term Bond, Transamerica Tactical Income and Transamerica Unconstrained Bond.
*	The transfer agent, Transamerica Fund Services, Inc. must be notified when a purchase is made that qualifies under any of the above provisions. Consequently, when a purchaser acquires shares directly from Transamerica Funds, he/she must indicate in his/her purchase order that such purchase qualifies under any of the above provisions, and must provide enough information to substantiate that claim. When a purchaser acquires shares through a dealer or other financial intermediary, he/she must inform his/her dealer or other financial intermediary of any facts that may qualify a purchase for any of the above provisions, such as, for example, information about other holdings of Class A or Class T shares of the funds that the purchaser has, directly with Transamerica Funds, or through other accounts with dealers or financial intermediaries. To substantiate a claim, it may be necessary for a purchaser to provide TFS or his/her dealer or other financial intermediary information or records regarding shares of Transamerica Funds held in all accounts (e.g., retirement plan accounts) of the purchaser directly with Transamerica Funds or with one or several dealers or other financial intermediaries, including to substantiate “rights of accumulation” accounts held by a spouse and children under age 21.
Waiver of Class A and Class T Initial Sales Charges
Class A and Class T shares may be purchased without a sales charge by:
•	Current and former trustees, directors, officers, and employees of Transamerica Funds and its affiliates; employees of Transamerica Funds sub-advisers; sales representatives and employees of dealers having a sales agreement with Transamerica Funds’ distributor, TCI; and any family members thereof;
•	Any trust, pension, profit-sharing or other benefit plan for any of the foregoing persons;
•	“Wrap” accounts for the benefit of clients of certain broker-dealers, financial institutions, or financial planners who have entered into arrangements with Transamerica Funds or TCI;
•	Employer-sponsored retirement plans described in Section 401(a), 401(k), 401(m), 403(b) or 457 of the Internal Revenue Code with assets of $1 million or more and whose accounts are held through an Omnibus or plan level arrangement;
•	Retirement plans described in Section 401(a), 401(k), 401(m), 403(b), or 457 of the Internal Revenue Code whose accounts are held through an Omnibus or plan level arrangement that purchased Class A shares without a sales charge prior to August 31, 2007;
•	Other retirement plans that purchased Class A shares without a sales charge prior to April 28, 2006;
•	Other retirement plans whose accounts are held through an arrangement with Morgan Stanley & Co. Incorporated;
•	Other retirement plans whose accounts are held through an arrangement with Ascensus (formerly BISYS Retirement);
•	Other retirement plans whose accounts are held through an arrangement with Sammons Financial NetworkSM LLC.
•	Other retirement plans, non-qualified brokerage accounts, and other accounts that are opened through an arrangement with Transamerica Retirement Advisors, Inc., Transamerica Retirement Solutions Corporation, Transamerica Investors Securities Corporation or Clark Consulting, LLC;
•	Other individual retirement accounts held in the Merrill Lynch Investor Choice Annuity (IRA Series) with Transamerica Advisors Life Insurance Company and Transamerica Financial Life Insurance Company; and

•	Certain financial intermediaries who have entered into an agreement with Transamerica Capital, Inc. to offer shares to self-directed investment brokerage accounts that may or may not charge a transaction fee to their customers.
Investments by the retirement plan accounts mentioned above are not eligible to be counted under a rights of accumulation or letter of intent sales charge reduction or waiver with accounts other than accounts in the retirement plan.
Any person listed above (including retirement plan accounts and retirement plans) who requests a waiver of sales charges must provide adequate information to his/her broker-dealer or other financial intermediary or the funds’ distributor to substantiate such request.
Persons eligible to buy Class A and Class T shares at NAV may not impose a sales charge when they re-sell those shares.
Waiver of Class A, Class C and Class T Contingent Deferred Sales Charges
You will not be assessed a sales charge in the following situations:
•	Following the death of the shareholder on redemptions from the deceased person’s account only. If this deceased person’s account is re-registered to another name, sales charges would continue to apply to this new account. The transfer agent will require satisfactory proof of death before it determines to waive the CDSC fee.
•	Following the total disability of the shareholder (as determined by the Social Security Administration — applies only to shares held at the time the disability is determined). The transfer agent will require satisfactory proof of disability before it determines to waive the CDSC fee.
•	On redemptions made under Transamerica Funds’ systematic withdrawal plan (may not exceed an annualized 12% of the account value per fund on the day the systematic withdrawal plan was established).
•	If you redeem your shares and reinvest the proceeds in the same class of any fund within 90 days of redeeming, the sales charge on the first redemption is waived.
•	For clients of broker-dealers that redeem Class C shares for which the selling broker-dealer was not paid an up-front commission by TCI.
Information on sales charge reductions and/or waivers can also be found (free of charge) on the Transamerica Funds website at www.transamericafunds.com.
The Following Information Applies to Class R Shares
Transamerica Asset Allocation-Conservative Portfolio, Transamerica Asset Allocation-Growth Portfolio, Transamerica Asset Allocation-Moderate Growth Portfolio and Transamerica Asset Allocation-Moderate Portfolio each offer Class R shares.
Class R Availability
Class R shares of the funds are intended for purchase by participants in certain retirement plans described below and under the following conditions:
•	401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit sharing and money purchase plans, defined-benefit plans and non-qualified deferred compensation plans (eligible retirement plans).
•	Class R shares are available only to eligible retirement plans where Class R shares are held on the books of the funds through omnibus or Network Level 3 accounts (either at the plan level or at the level of the financial service firm serving as an intermediary).
•	The plan’s record-keeper or financial service firm serving as an intermediary must have an agreement with Transamerica Funds or its agents to utilize Class R shares in certain investment products or programs.
The financial service firm serving as an intermediary can provide participants with detailed information on how to participate in the plan, elect a fund as an investment option, elect different investment options, alter the amounts contributed to the plan or change allocations among investment options. For questions about participant accounts or to obtain an application to participate in a plan, participants should contact their financial service firm serving as an intermediary, employee benefits office, the plan administrator, or the organization that provides recordkeeping services for the plan.

Financial service firms may provide some of the shareholder servicing and account maintenance services required by retirement plan accounts and their plan participants, including transfers of registration, dividend payee charges and generation of confirmation statements, and may arrange for plan administrators to provide other investment or administrative services. Financial service firms may charge retirement plans and plan participants transaction fees and/or other additional amounts for such services. Similarly, retirement plans may charge plan participants for certain expenses. These fees and additional amounts could reduce the return of investments in Class R shares of the funds.
Opening an Account and Purchasing Shares
Eligible retirement plans generally may open an account and purchase Class R shares by contacting any broker, dealer or other financial service firm authorized to sell Class R shares of the funds. Additional shares may be purchased through a retirement plan’s administrator, record-keeper or financial service firm serving as an intermediary. There is no minimum initial investment for Class R shares.
Please refer to the retirement plan documents for information on how to purchase Class R shares of the funds and any fees that may apply.
Transamerica Funds must receive your payment within three business days after your order is accepted.
Transamerica Funds or its agents may reject a request for purchase of shares at any time, in whole or in part, including any purchase under the exchange privilege. Each fund reserves the right to discontinue offering Class R shares at any time, to liquidate Class R shares or merge Class R shares into another class of shares, or to cease investment operations entirely.
Selling Shares
If you own Class R shares, please refer to the retirement plan documents for information on how to redeem Class R shares of the funds.
Shares will normally be redeemed for cash, although each fund retains the right to redeem its shares in kind, under unusual circumstances, in order to protect the interests of shareholders by the delivery of securities selected from its assets at its discretion. Please see the SAI for more details.
Exchanging Shares
For Class R shares, if authorized by your plan, you can request an exchange of your shares in one fund for Class R shares of another fund. Please refer to your plan’s documents for additional information. An exchange is treated as a redemption of a fund’s shares followed by a purchase of the shares of the fund into which you exchanged. Prior to making exchanges into a fund you do not own, please read the prospectus of that fund.
Features and Policies

Checkwriting Service (For Class A and I shares of Transamerica Money Market only)
If you would like to use the checkwriting service, mark the appropriate box on the application or authorization form. Your Transamerica Money Market fund account must have a minimum balance of $1,000 to establish check writing privileges. The fund will send you checks when it receives these properly completed documents, and your check has cleared the 15 day holding period. Checks must be written for at least $250, or, a $10 service fee will be assessed to your account. Investments made by check or ACH must have been in your account for at least 15 calendar days before you can write checks against them. A service fee of $10 applies for those checks written under $250. When the check is presented for payment, the fund will redeem a sufficient number of full and fractional shares in your account at that day’s net asset value to cover the amount of the check. Checks presented against your account in an amount that exceeds your available balance will be returned for “insufficient funds”, and your account will incur a $20 service fee. Due to dividends accruing on your account, it is not possible to determine your account’s value in advance so you should not write a check for the entire value or try to close your account by writing a check. A stop payment on a check may be requested for a $20 service fee. The payment of funds is authorized by the signature(s) appearing on the Transamerica Funds application or authorization form. Each signatory guarantees the genuineness of the other signatures.
The use of checks is subject to the rules of the Transamerica Funds designated bank for its checkwriting service. Transamerica Funds has chosen UMB Bank, N.A. as its designated bank for this service. UMB Bank, N.A., or its bank affiliate (the Bank), is appointed agent by the person(s) signing the Transamerica Funds application or authorization form (the Investor(s)) and, as agent, is authorized and directed upon presentment of checks to the Bank to transmit such checks to Transamerica Funds as requests to redeem shares registered in the name of the Investor(s) in the amounts of such checks.
This checkwriting service is subject to the applicable terms and restrictions, including charges, set forth in this prospectus. The Investor(s) agrees that he/she is subject to the rules, regulations, and laws governing check collection including the Uniform Commercial Code as enacted in the state of Missouri, pertaining to this checkwriting service, as amended from time to time. The Bank and/or Transamerica Funds has the right not to honor checks presented to it and the right to change, modify or terminate this checkwriting service at any time.
The checkwriting service is not available for IRAs, Coverdell ESAs, qualified retirement plans or Class B, Class C, or Class R shares of Transamerica Money Market.
Shareholders who previously had checkwriting privileges in Transamerica Money Market Class P and received Transamerica Money Market Class I shares as a result of the conversion of Class P shares to Class I shares on February 10, 2012 may continue to utilize their checkwriting privileges in Class I.
Customer Service
Occasionally, Transamerica Funds experiences high call volume due to unusual market activity or other events that may make it difficult for you to reach a Customer Service Representative by telephone. If you are unable to reach Transamerica Funds by telephone, please consider visiting our website at www.transamericafunds.com. You may also send instructions by mail, by fax, or by using our automated phone system at 1-888-233-4339.
Uncashed Checks Issued on Your Account
If any check Transamerica Funds issues is returned by the Post Office as undeliverable, or remains outstanding (uncashed) for six months, we reserve the right to reinvest check proceeds back into your account at the NAV next calculated after reinvestment. If applicable, we will also change your account distribution option from cash to reinvest. Interest does not accrue on amounts represented by uncashed checks. In case we are unable to reinvest check proceeds in the original funds that you held, for example, if a fund has been liquidated or is closed to new investments, we reserve the right to reinvest the proceeds in Transamerica Money Market.
Minimum Dividend Check Amounts
To control costs associated with issuing and administering dividend checks, we reserve the right not to issue checks under a specified amount. For accounts with the cash by check dividend distribution option, if the dividend payment total is less than $10, the distribution will be reinvested into the account and no check will be issued.
Minimum Account Balance
Due to the proportionately higher cost of maintaining customer fund accounts with balances below the stated minimums for each class of shares, Transamerica Funds reserves the right to close such accounts or assess an annual fee on such fund accounts to help offset the costs associated with maintaining the account. Transamerica Funds generally provides a 60-day notification to the address of record prior to assessing a minimum fund account fee, or closing any fund account. The following describes the fees assessed against fund accounts with balances below the stated minimum:
Account Balance (per fund account)	Fee Assessment (per fund account)
If your balance is below $1,000 per fund account, including solely due to declines in NAV	$25 annual fee assessed, until balance reaches $1,000

No fees will be charged on:
•	accounts opened within the preceding 12 months
•	accounts with an active monthly Automatic Investment Plan or payroll deduction ($50 minimum per fund account)
•	accounts owned by an individual that, when combined by Social Security Number, have a balance of $5,000 or more
•	accounts owned by individuals in the same household (by address) that have a combined balance of $5,000 or more

•	accounts for which Transamerica Funds in its discretion has waived the minimum account balance requirements
•	UTMA/UGMA accounts (held at Transamerica Funds)
•	State Street Custodial Accounts (held at Transamerica Funds)
•	Coverdell ESA accounts (held at Transamerica Funds)
•	Omnibus and Network Level 3 accounts
•	B share accounts whose shares have started to convert to A share accounts (as long as combined value of both accounts is at least $1,000)
While there is currently no minimum account size for maintaining a Class I share account, the funds reserve the right, without prior notice, to establish a minimum amount required to maintain an account.
Telephone Transactions
Transamerica Funds and its transfer agent, Transamerica Fund Services, Inc. (“TFS”) are not liable for complying with telephone instructions that are deemed by them to be genuine. Transamerica Funds and TFS will employ reasonable procedures to help ensure telephone instructions are genuine. These procedures may include requiring personal identification, providing written confirmation of transactions, and tape recording conversations. In situations where Transamerica Funds or TFS reasonably believe they were acting on genuine telephone instructions, you bear the risk of loss. Transamerica Funds reserves the right to modify the telephone redemption privilege at any time.
Retirement and ESA State Street Account Maintenance Fees
Retirement plan and Coverdell ESA State Street accounts are subject to an annual custodial fee of $15 per fund account, with a maximum fee of $30 per Social Security Number. For example, an IRA in two fund accounts would normally be subject to a $30 annual custodial fee. The fee is waived if the total of the retirement plan and ESA account(s)’ value per Social Security Number is more than $50,000.
An A share account that holds shares converted from a B-share account shall be considered as part of the original B share account for purposes of this fee.
Professional Fees
Your financial professional may charge a fee for his or her services. This fee will be in addition to any fees charged by Transamerica Funds. Your financial professional will answer any questions that you may have regarding such fees.
Signature Guarantee
An original signature guarantee assures that a signature is genuine so that you are protected from unauthorized account transactions. Notarization is not an acceptable substitute. Acceptable guarantors only include participants in the Securities Transfer Agents Medallion Program (“STAMP2000”). Participants in STAMP2000 may include financial institutions such as banks, savings and loan associations, trust companies, credit unions, broker-dealers, and member firms of a national securities exchange.
An original signature guarantee is typically required if any of the following is applicable:
•	You request a redemption or distribution transaction totaling more than $100,000 or, in the case of an IRA with a market value in excess of $100,000, you request a custodian to custodian transfer.
•	You would like a check made payable to anyone other than the shareholder(s) of record.
•	You would like a check mailed to an address which has been changed within 10 days of the redemption request.
•	You would like a check mailed to an address other than the address of record.
•	You would like your redemption proceeds wired to a bank account other than a bank account of record.
•	You are adding or removing a shareholder from an account.
•	You are changing ownership of an account.

•	When establishing an electronic bank link, if the Transamerica Funds’ account holder’s name does not appear on the check.
•	Transactions requiring supporting legal documentation.
The funds reserve the right to require an original signature guarantee under other circumstances or to reject or delay a redemption on certain legal grounds.
An original signature guarantee may be refused if any of the following is applicable:
•	It does not appear valid or in good form.
•	The transaction amount exceeds the surety bond limit of the signature guarantee.
•	The guarantee stamp has been reported as stolen, missing or counterfeit.
Note: For certain maintenance and non-financial requests, Transamerica Funds requires a Signature Validation Program Stamp for your protection. When an institution provides a Signature Validation Program Stamp, it assures Transamerica Funds that the signature and instructions are yours and that you have the authority to provide the instruction(s) contained within the request. A notary’s seal cannot serve as an alternative to a Signature Validation Program Stamp.
Electronic Signatures
Transamerica may accept electronic signatures in certain circumstances. Please contact Customer Service (1-888-233-4339) to see if you are eligible for this feature.
Paperless Legal Program
Transamerica may accept requests to transfer or redeem accounts having an original signature guarantee without the necessity to include additional legal documentation. The shareholder should contact their signature guarantor regarding all documentation that may be required to obtain an original signature guarantee.
Employer Sponsored Accounts
If you participate in an employer sponsored retirement plan and wish to make an allocation change to your current fund selection, you or your financial professional must notify Transamerica Funds by phone or in writing. Please also remember to inform your employer of the change(s) to your fund allocation. Documentation for allocations submitted online or in writing from your employer will be used to allocate your contributions. This documentation will supersede all other prior instructions received from you or your financial professional. (Note: If you perform a partial or complete exchange to a new fund selection, your current fund allocation will remain unchanged for future contributions unless specified otherwise.)
E-Mail Communication
As e-mail communications may not be secure, and because we are unable to take reasonable precautions to verify your shareholder and transaction information, we cannot respond to account-specific requests received via e-mail. For your protection, we ask that all account specific requests be submitted only via telephone, mail or through the secure link on our website.
Reinvestment Privilege (Does not apply to Class I shares)
Within a 90-day period after you sell your shares, you have the right to “reinvest” your money in any fund of the same class. You will not incur a new sales charge if you use this privilege within the allotted time frame. Any CDSC you paid on your shares will be credited to your account. To take advantage of the 90-day reinvestment privilege, a written request must accompany your investment check.
You may reinvest the proceeds of a Class B share sale (less the CDSC) in Class A shares without paying the up-front sales charge.
Statements and Reports
Transamerica Funds will send you a confirmation statement after every transaction that affects your account balance or registration, with the exception of systematic transactions or transactions necessary to assess account fees. Systematic transactions and fees will be shown on your next regularly scheduled quarterly statement. Information regarding these fees is disclosed in this prospectus. Please review the confirmation statement carefully and promptly notify Transamerica Funds of any error. Information about the tax status of the prior year’s income dividends and capital gains distributions will be mailed to shareholders early each year.
Please retain your statements. If you require historical statements, Transamerica Funds may charge $10 per statement year up to a maximum of $50 per Social Security Number. Financial reports for the funds, which include a list of the holdings, will be mailed twice a year to all shareholders.
eDelivery
By enrolling in eDelivery, you are notified via e-mail when shareholder documents are available for viewing on our website such as account statements, financial transaction confirmations, prospectuses, tax forms, and annual and semi-annual reports. With eDelivery, you can save time by receiving e-mail notifications days before documents might be received through the postal service; reduce clutter by reducing the amount of paper for filing, shredding, or recycling; lower environmental impact by cutting paper waste and transportation requirements; and enjoy added security by accessing your information electronically through our secure website link.
Once your account is established, visit our website at www.transamericafunds.com. Click on Resources, and select Individual Investor. When you have logged into your account, select the “Electronic Delivery” option and follow the simple enrollment steps provided.
Right to Terminate or Suspend Account Privileges
The fund may, in its discretion, limit or terminate trading activity by any person, group or account that it believes would be disruptive, even if the activity has not exceeded the policy described in this prospectus. As part of the fund’s policy to detect and deter frequent purchases, redemptions and exchanges, the fund may review and consider the history of frequent trading activity in all accounts in the Transamerica Funds known to be under common ownership or control. The fund may send a written warning to a shareholder that it believes may be engaging in disruptive or excessive trading activity; however, the fund reserves the right to suspend or terminate the ability to purchase or exchange shares, with or without warning, for any account that the fund determines, in the exercise of its discretion, has engaged in such trading activity.
Market Timing/Excessive Trading
Some investors try to profit from various short-term or frequent trading strategies known as market timing. Examples of market timing include switching money into funds when their share prices are expected to rise and taking money out when their share prices are expected to fall, and switching from one fund to another and then back again after a short period of time. As money is shifted in and out, a fund may incur expenses for buying and selling securities. Excessive purchases, redemptions or exchanges of fund shares may disrupt portfolio management, hurt fund performance and drive fund expenses higher. For example, a fund may be forced to liquidate investments as a result of short-term trading and incur increased brokerage costs or realize capital gains without attaining any investment advantage. These costs are generally borne by all shareholders, including long-term investors who do not generate these costs.
The Board of Trustees has approved policies and procedures that are designed to discourage market timing or excessive trading, which include limitations on the number of transactions in fund shares. If you intend to engage in such practices, we request that you do not purchase shares of any of the funds. Each fund reserves the right to reject any request to purchase shares, including purchases in connection with an exchange transaction, which the fund reasonably believes to be in connection with market timing or excessive trading.
While the funds discourage market timing and excessive short-term trading, the funds cannot always recognize or detect such trading, particularly if it is facilitated by financial intermediaries or done through Omnibus Account arrangements.
The funds’ distributor has entered into agreements with intermediaries requiring the intermediaries to provide certain information to help identify harmful trading activity and to prohibit further purchases or exchanges by a shareholder identified as having engaged in excessive trading. There is no guarantee that the procedures used by financial intermediaries will be able to curtail frequent, short-term trading activity. For example, shareholders who seek to engage in frequent, short-term trading activity may use a variety of strategies to avoid detection, and the financial intermediaries’ ability to deter such activity may be limited by the capabilities of operational and information systems. Due to the risk that the funds and financial intermediaries may not detect all harmful trading activity, it is possible that shareholders may bear the risks associated with such activity.

Orders to purchase, redeem or exchange shares forwarded by certain omnibus accounts with Transamerica Funds will not be considered to be market timing or excessive trading for purposes of Transamerica Funds’ policies. However, the market timing and excessive trading policies of these omnibus firms or plans may apply to transactions by the underlying shareholders.
Reallocations in underlying series of Transamerica Funds by an Asset Allocation Fund that invests in other series of Transamerica Funds in furtherance of a fund’s objective are not considered to be market timing or excessive trading.
Investment Policy and Other Changes
A fund that has a policy of investing, under normal circumstances, at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in the particular type of securities implied by its name will provide its shareholders with at least 60 days’ prior written notice before making changes to such policy. Such notice will comply with the conditions set forth in any applicable SEC rules then in effect.
Unless expressly designated as fundamental, all policies and procedures of the funds, including their investment objectives, may be changed at any time by the Board of Trustees without shareholder approval. The investment strategies employed by a fund may also be changed without shareholder approval.
To the extent authorized by law, the funds reserve the right to discontinue offering shares at any time, to merge or liquidate a class of shares or to cease operations entirely.
Abandoned or Unclaimed Property
Every state has unclaimed property laws that generally provide for escheatment to the state of unclaimed property under various circumstances. In addition to the state unclaimed property laws, we may be required to escheat property pursuant to regulatory demand, finding, agreement or settlement. To help prevent such escheatment, it is important that you keep your contact and other information on file with us up to date, including the names, contact information and identifying information for customers, beneficiaries and other payees. Such updates should be communicated in a form and manner satisfactory to us.
Sending Forms and Transaction Requests in Good Order
We cannot process your requests for transactions relating to the funds until they are received in good order. “Good order” means the actual receipt of the instructions relating to the requested transaction in writing (or, when appropriate, by telephone or electronically), along with all forms, information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes, to the extent applicable to the transaction: your completed application; the transaction amount (in dollars, shares or percentage terms); the names, fund and account number(s) and allocations to and/or from the fund accounts affected by the requested transaction; the signatures of all owners (exactly as registered on the account) if necessary; Social Security Number or Taxpayer I.D.; and any other information or supporting documentation that we may require, including any spousal or joint owner’s consents and signature guarantees. With respect to purchase requests, “good order” also generally includes receipt of sufficient funds to effect any purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time. “Received” or receipt in good order generally means that everything necessary must be received by the funds, at our mailing address specified in this prospectus. We reserve the right to reject electronic transactions that do not meet our requirements.
Pricing of Shares

How Share Price Is Determined
The price at which shares are purchased or redeemed is the NAV, plus any applicable sales charge, that is next calculated following receipt and acceptance of a purchase order in good order or receipt of a redemption order in good order by the fund, an authorized intermediary, or the mail processing center located in Kansas City, Missouri.
When Share Price Is Determined
The NAV of all funds (or class thereof) is determined on each day the New York Stock Exchange (“NYSE”) is open for business. The NAV is not determined on days when the NYSE is closed (generally New Year’s Day, Martin Luther King Jr.

Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas). Foreign securities may trade in their primary markets on weekends or other days when a fund does not price its shares (therefore, the value of a fund’s foreign securities may change on days when shareholders will not be able to buy or sell shares of the funds).
Purchase orders received in good order and accepted, and redemption orders received in good order, before the close of business of the NYSE, usually 4:00 p.m. Eastern Time, receive the NAV determined as of the close of the NYSE that day (plus any applicable sales charges). Purchase and redemption requests received after the NYSE is closed receive the NAV determined as of the close of the NYSE the next day the NYSE is open.
Purchase orders for shares of the Asset Allocation Funds that are received in good order and accepted before the close of business on the NYSE receive the NAV determined as of the close of the NYSE that day. For direct purchases, corresponding orders for shares of the underlying constituent funds are priced on the same day that orders for shares of the Asset Allocation Funds are received and accepted. For purchases of shares of the Asset Allocation Funds through the National Securities Clearing Corporation (“NSCC”), orders for shares of the underlying constituent funds will be placed after the receipt and acceptance of the settled purchase order for shares of the Asset Allocation Funds.
How NAV Is Calculated
The NAV of each fund (or class thereof) is calculated by taking the value of its net assets and dividing by the number of shares of the fund (or class) that are then outstanding.
The Board has approved procedures to be used to value the funds’ securities for purposes of determining the funds’ NAV. The valuation of the securities of the funds is determined in good faith by or under the direction of the Board. While the Board has primary responsibility to shareholders for valuation of portfolio securities, the Board has delegated certain valuation functions for the funds to TAM.
In general, securities and other investments (including shares of ETFs) are valued based on market prices at the close of regular trading on the NYSE. Fund securities (including shares of ETFs) listed or traded on domestic securities exchanges or the NASDAQ/NMS, including dollar-denominated foreign securities or ADRs, are valued at the closing price on the exchange or system where the security is principally traded. With respect to securities traded on the NASDAQ/NMS, such closing price may be the last reported sale price or the NASDAQ Official Closing Price (“NOCP”). If there have been no sales for that day on the exchange or system where the security is principally traded, then the value should be determined with reference to the last sale price, or the NOCP, if applicable, on any other exchange or system. If there have been no sales for that day on any exchange or system, a security is valued at the closing bid quotes on the exchange or system where the security is principally traded, or at the NOCP, if applicable. Foreign securities traded on U.S. exchanges are generally priced using last sale price regardless of trading activity. Securities traded over-the-counter are valued at the last bid price. The market price for debt obligations is generally the price supplied by an independent third party pricing service, which may use market prices or quotations or a variety of fair value techniques and methodologies. Short-term debt obligations that will mature in 60 days or less are valued at amortized cost, unless it is determined that using this method would not reflect an investment’s fair value. The prices that the fund uses may differ from the amounts that would be realized if the investments were sold and the differences could be significant, particularly for securities that trade in relatively thin markets and/or markets that experience extreme volatility. Foreign securities generally are valued based on quotations from the primary market in which they are traded, and are converted from the local currency into U.S. dollars using current exchange rates. Market quotations for securities prices may be obtained from automated pricing services. Shares of open-end funds (other than ETF shares) are generally valued at the NAV reported by that investment company. ETF shares are valued at the most recent sale price or official closing price on the exchange on which they are traded.
When a market quotation for a security is not readily available (which may include closing prices deemed to be unreliable because of the occurrence of a subsequent event), a valuation committee appointed by the Board may, in good faith, establish a value for the security in accordance with fair valuation procedures adopted by the Board. The Board reviews all fair value determinations typically at its regularly scheduled meetings. The types of securities for which such fair value pricing may be required include, but are not limited to: foreign securities, where a significant event occurs after the close of the foreign market on which such security principally trades that is likely to have changed the value of such security, or the closing value is otherwise deemed unreliable; securities of an issuer that has entered into a restructuring; securities whose trading has been halted or suspended; fixed-income securities that have gone into default and for which there is no current market value quotation; and securities that are restricted as to transfer or resale. The funds use a fair value model developed by an independent third party pricing service to price foreign equity securities on days when there is a certain percentage change in the value of a domestic equity security index, as such percentage may be determined by TAM from time to time.
Valuing securities in accordance with fair value procedures involves greater reliance on judgment than valuing securities based on readily available market quotations. The valuation committee makes fair value determinations in good faith in accordance with the funds’ valuation procedures. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that a fund could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the fund determines its NAV.
Distribution of Shares

Distributor
Transamerica Capital, Inc. (“TCI”), located at 4600 South Syracuse Street, Suite 1100, Denver, CO 80237 underwrites and distributes all classes of fund shares and bears the expenses of offering these shares to the public. TCI is an affiliate of the investment adviser and the funds. The funds may pay TCI, or its agent, fees for its services. Of the distribution and service fees it usually receives for Class A and B shares, TCI, or its agent, may reallow or pay to brokers or dealers who sold them 0.25% of the average daily net assets of those shares. In the case of Class C and R shares, TCI, or its agent, reallows or pays to brokers, dealers or intermediaries its entire fee to those entities who sold them.
Distribution Plan
Each fund has adopted a Rule 12b-1 Plan under the Investment Company Act of 1940 (the “Plan”) for each class of shares (except Class I and Class T Shares).
The Plan permits the use of fund assets to pay distribution and service fees for the sale and distribution of its shares. These fees are used to pay TCI, broker-dealers, financial intermediaries and other professionals who sell fund shares and provide ongoing services to shareholders and to pay other marketing and advertising expenses.
Under the Plan, each fund pays the following distribution and service fees (as a percentage of the fund’s average daily net assets):
•	Class A Shares – Up to 0.25% (Transamerica Enhanced Muni and Transamerica High Yield Muni will waive 0.10% of the 0.25% 12b-1 fee on Class A shares through March 1, 2015)
•	Class B Shares – Up to 1.00%
•	Class C Shares – Up to 1.00% (Transamerica Enhanced Muni and Transamerica High Yield Muni will waive 0.25% of the 1.00% 12b-1 fee on Class C shares through March 1, 2015)
•	Class R Shares – Up to 0.50%
Because these fees are paid out of each fund’s assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.
Even though Class B and C shares do not carry up-front sales loads, the higher distribution and service fees payable by those shares under the Rule 12b-1 Plan, may over time, be higher than the total fees paid by owners of Class A shares.
Other Distribution and Service Arrangements
TCI, TAM and their affiliates may enter into arrangements with affiliated entities that provide administrative, recordkeeping and other services with respect to one or more of the funds. Payment for these services is made by TCI, TAM and their affiliates out of past profits and other available sources and may take the form of internal credit, recognition or cash payments. TCI, TAM and their affiliates may also enter into similar arrangements with unaffiliated entities.
TCI engages in wholesaling activities designed to support, maintain, and increase the number of financial intermediaries who sell shares of the funds. Wholesaling activities include, but are not limited to, recommending and promoting, directly or through intermediaries, the funds to financial intermediaries and providing sales training, retail broker support and other services. Payment for these activities is made by TCI, TAM and their affiliates out of past profits and other available sources, including revenue sharing payments from others.
TCI (in connection with, or in addition to, wholesaling services), TAM and fund sub-advisers, directly or through TCI, out of their past profits and other available sources, typically provide cash payments or non-cash compensation to unaffiliated brokers and other financial intermediaries who have sold shares of the funds, promote the distribution of the funds or render investor services to fund shareholders. Such payments and compensation are in addition to the sales charges, Rule 12b-1 Plan fees, service fees and other fees that may be paid, directly or indirectly, to such brokers and other financial intermediaries. These arrangements are sometimes referred to as “revenue sharing” arrangements. The amount of revenue sharing payments is substantial, may be substantial to any given recipient and may exceed the costs and expenses incurred by the recipient for any fund-related distribution or shareholder servicing activities. The presence of these payments and the basis on which an intermediary compensates its registered representatives or salespersons may create an incentive for a particular intermediary, registered representative or salesperson to highlight, feature or recommend the funds, at least in part, based on the level of compensation paid. Revenue sharing arrangements are separately negotiated. Revenue sharing payments are not an additional charge to the funds.
Such additional cash payments may be made to brokers and other financial intermediaries that provide services to the funds and/or fund shareholders, including (without limitation) shareholder servicing, marketing support and/or access to meetings and/or events, sales representatives and management representatives of the broker or other financial intermediaries. Cash compensation may also be paid to brokers and other financial intermediaries for inclusion of a fund on a sales list or mutual fund trading platform, including a preferred or select sales list or trading platform, in other sales programs, or as an expense reimbursement or compensation in cases where the broker or other financial intermediary provides services to fund shareholders. To the extent permitted by applicable law, TCI and other parties may pay or allow other incentives and compensation to brokers and other financial intermediaries. TCI, TAM and the other parties making these payments generally assess the advisability of continuing making these payments periodically.
These cash payments may take a variety of forms, including (without limitation) reimbursement of ticket charges, additional compensation based on sales, on-going fees for shareholder servicing and maintenance of investor accounts, and finder’s fees that vary depending on the fund or share class and the dollar amount of shares sold. Revenue sharing payments can be calculated: (i) as a percentage of gross or net sales for a particular period; (ii) as a percentage of gross or net assets under management; (iii) as a fixed or negotiated flat fee dollar amount; or (iv) based on a combination of any of these methods. These payments are made on a periodic basis, such as monthly or quarterly. During 2014, in general, payments calculated as a percentage of sales ranged from 5 basis points (0.05%) to 45 basis points (0.45%), payments calculated as a percentage of assets under management ranged from 2.5 basis points (0.025%) to 20 basis points (0.20%), and flat annual fees ranged from $25,000 to $75,000, which included at times payments for a series of meetings and/or events of other broker-dealers and banks.
As of December 31, 2014, TCI had revenue sharing agreements with more than 20 brokers and other financial intermediaries including, without limitation: Ameriprise Financial Services, Inc.; AXA Advisors, LLC; Bank of America – Merrill Lynch; Barrow, Hanley, Mewhinney and Strauss; Centaurus Financial, Inc.; Charles Schwab; Citigroup-Morgan Stanley Smith Barney; Fifth Third Securities; Hantz Financial Services, Inc.; J.P. Morgan Securities; Kayne Anderson Capital Advisors, L.P.; LPL Financial; National Financial Services; PNC Investments; Pershing LLC; PineBridge Investments LLC; Ranger International Management, LP; Raymond James and Associates; Raymond James Financial Services; Suntrust Investments Services; Transamerica Financial Advisors; UBS Financial Services; US Bancorp Investments, Inc.; and Wells Fargo Advisors, LLC. For the calendar year ended December 31, 2014, TCI paid approximately $10 million to various brokers and other financial intermediaries in connection with revenue sharing arrangements. TCI expects to have revenue sharing arrangements with a number of brokers and other financial intermediaries in 2015, including some or all of the foregoing brokers and financial intermediaries, among others, on terms similar to those discussed above.
For the same period, TCI received revenue sharing payments totaling approximately $5 million from various financial services firms for their participation in functions, events and meetings sponsored by TCI, including, without limitation, the following firms: Aegon USA Investment Management, LLC, Barrow, Hanley, Mewhinney & Strauss, LLC, BlackRock Financial Management, Inc., CBRE Clarion Securities LLC, Jennison Associates LLC, J.P. Morgan Investment Inc., Kayne Anderson Capital Advisors, L.P., Madison Asset Management, LLC, Morgan Stanley Investment Management Inc.,

Morningstar Associates LLC, Natixis Global Asset Management, OppenheimerFunds, Inc., Pacific Investment Management Company LLC, PineBridge Investments LLC, Ranger International Management, LP, Systematic Financial Management L.P., Thompson, Siegel & Walmsley LLC and Wellington Management Company LLP.
As of December 31, 2014, TAM made revenue sharing payments to approximately 3 financial intermediaries, the most sizeable of which were to Universal Life Insurance Company. For the same period, TAM did not receive any revenue sharing payments from financial services firms.
TAM also serves as investment adviser to certain funds of funds that are underlying investment options for Transamerica insurance products. TCI and its affiliates make revenue sharing payments to, or receive revenue sharing payments from, affiliates of certain underlying unaffiliated funds within Transamerica insurance products for the provision of services to investors and distribution activities. These amounts are in addition to any revenue sharing programs described above with respect to mutual fund distributors. A financial intermediary may receive both mutual fund-related and insurance-related revenue sharing payments.
In addition, while TCI typically pays most of the sales charge applicable to the sale of fund shares to brokers and other financial intermediaries through which purchases are made, TCI may, on occasion, pay the entire sales charge. (Additional information about payments of sales charges to brokers is available in the section titled “Dealer Reallowances” of the SAI.)
Also, TAM pays, out of its own assets, a “trail” fee to financial intermediaries for servicing and maintenance of accounts of Class T shareholders in Transamerica US Growth in an amount equal, on an annual basis, up to 0.10% of average daily net assets held by such Class T shareholders.
From time to time, TCI, its affiliates and/or TAM and/or fund sub-advisers may also, to the extent permitted by applicable law, pay non-cash compensation or revenue sharing to brokers and other financial intermediaries and their sales representatives in the form of, for example: (i) occasional gifts or prizes; (ii) occasional meals, tickets or other entertainment; and/or (iii) ad hoc sponsorship support of broker marketing events, programs, sales contests, promotions or other activities. Such non-cash compensation may also include, in part, assistance with the costs and expenses associated with travel, lodging, and educational sales and promotional meetings, seminars, programs and conferences, entertainment and meals to the extent permitted by law. TCI and TAM may also make payments in connection with the sponsorship by Transamerica or its affiliates of special events which may be attended by brokers and other financial intermediaries. Such non-cash compensation is in addition to the overall revenue sharing arrangements described above.
The non-cash compensation to sales representatives and compensation or reimbursement received by brokers and other financial intermediaries through sales charges, other fees payable from the funds, and/or revenue sharing arrangements for selling shares of the funds may be more or less than the overall compensation or reimbursement on similar or other products and may influence your broker or other financial intermediary to present and recommend the funds over other investment options available in the marketplace. In addition, depending on the arrangements in place at any particular time, your broker or other financial intermediary may have a financial incentive for recommending a particular class of fund shares over other share classes.
Shareholders may obtain more information about these arrangements, including the conflicts of interests that such arrangements may create, from their brokers and other financial intermediaries, and should so inquire if they would like additional information. Intermediaries may categorize and disclose these arrangements to their clients and to members of the public in a manner different from the disclosures in this prospectus and the SAI. A shareholder should ask his/her broker or financial intermediary how he/she will be compensated for investments made in the funds. Revenue sharing payments, as well as payments under the shareholder services and distribution plan (where applicable), also benefit TAM, TCI and their affiliates and fund sub-advisers to the extent the payments result in more assets being invested in the funds on which fees are being charged.
Although a fund may use financial firms that sell fund shares to effect transactions for the fund’s portfolio, the fund and its investment adviser or sub-adviser will not consider the sale of fund shares as a factor when choosing financial firms to effect those transactions.
Class I shares of the funds may be offered through certain brokers and financial intermediaries (“service agents”) that have established a shareholder servicing relationship with Transamerica Funds on behalf of their customers. Service agents may impose additional or different conditions than Transamerica Funds on purchases, redemptions or exchanges of fund shares by their customers. Service agents may also independently establish and charge their customers transaction fees, account fees or other amounts in connection with purchases, sales and redemptions of fund shares in addition to any fees charged by Transamerica Funds. These additional fees may vary over time and would increase the cost of the customer’s investment and lower investment returns. Each service agent is responsible for transmitting to its customers a schedule of any such fees and information regarding any additional or different conditions regarding purchases, redemptions and exchanges. Shareholders who are customers of service agents should consult their service agents for information regarding these fees and conditions. Among the service agents with whom Transamerica Funds may enter into a shareholder servicing relationship are firms whose business involves or includes investment consulting, or whose parent or affiliated companies are in the investment consulting business, that may recommend that their clients utilize TAM’s investment advisory services or invest in the funds or in other products sponsored by TAM and its affiliates.

Distributions and Taxes

Dividends and Distributions
Each fund intends to distribute all or substantially all of its net investment income and net capital gains, if any, to its shareholders each year. Dividends will be reinvested in additional shares unless you elect to take your dividends in cash. Each fund generally pays any distributions of net capital gains annually. Each fund generally pays any dividends from net investment income annually, except the following:
Fund	Pay quarterly dividends	Pay monthly dividends	Declare dividends daily and pay monthly
Transamerica Asset Allocation-Conservative Portfolio	X
Transamerica Dividend Focused	X
Transamerica Emerging Markets Debt	X
Transamerica Enhanced Muni		X
Transamerica Flexible Income		X
Transamerica Floating Rate			X
Transamerica Global Bond		X
Transamerica High Yield Bond		X
Transamerica High Yield Muni		X
Transamerica Income & Growth	X
Transamerica Inflation Opportunities		X
Transamerica MLP & Energy Income	X
Transamerica Money Market			X
Transamerica Multi-Managed Balanced	X
Transamerica Opportunistic Allocation	X
Transamerica Large Cap Value	X
Transamerica Short-Term Bond			X
Transamerica Strategic High Income	X
Transamerica Tactical Allocation	X
Transamerica Tactical Income		X
Transamerica Unconstrained Bond		X

If necessary, each fund may make distributions at other times as well.
Taxes on Distributions in General
A fund will not generally have to pay income tax on amounts it distributes to shareholders. Shareholders will generally be taxed on distributions (other than exempt-interest dividends paid by Transamerica Enhanced Muni and Transamerica High Yield Muni and any distributions treated as a return of capital), whether such distributions are paid in cash or reinvested in additional shares.
The following are guidelines for how certain distributions by a fund are generally taxed to non-corporate shareholders under current federal income tax law:
•	Distributions of net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) will be taxed as long-term capital gains, generally at rates of up to 20%, regardless of how long the shareholders have held their shares.
•	Distributions reported as paid from a fund’s “qualified dividend income” may be taxable to shareholders as qualified dividend income at rates of up to 20%. Qualified dividend income generally is income derived from certain dividends from U.S. corporations or certain foreign corporations that are either incorporated in a U.S. possession or eligible for tax benefits under certain U.S. income tax treaties. In addition, dividends that a fund receives in respect of stock of certain foreign corporations will be qualified dividend income if that stock is readily tradable on an established U.S. securities market. A shareholder (and the fund in which the shareholder invests) will have to satisfy certain holding period requirements in order for the shareholder to obtain the benefit of the tax rates applicable to qualified dividend income.
•	Distributions from tax-exempt interest income earned by Transamerica Enhanced Muni and Transamerica High Yield Muni, called “exempt-interest dividends,” are exempt from regular federal income tax and, in general, are not tax preference items for purposes of the federal alternative minimum tax (the “AMT”). Exempt-interest dividends distributed to corporate shareholders may result in increased liability under the AMT as applied to corporations.
•	Distributions in excess of a fund’s earnings and profits will, as to each shareholder, be treated as a return of capital to the extent of the shareholder’s basis in his or her fund shares, and as a capital gain thereafter (assuming the shareholder holds the shares as capital assets). A distribution treated as a return of capital will not be taxable currently but will reduce the shareholder’s tax basis in his or her shares, which will generally increase the gain (or decrease the loss) that will be recognized on a subsequent sale or exchange of the shares.
•	Other distributions generally will be taxed at ordinary income tax rates.
A 3.8% Medicare contribution tax generally applies to all or a portion of the net investment income of a shareholder who is an individual and not a nonresident alien for federal income tax purposes and who has adjusted gross income (subject to certain adjustments) that exceeds a threshold amount. This 3.8% tax also applies to all or a portion of the undistributed net investment income of certain shareholders that are estates or trusts. For these purposes, dividends, interest, and certain capital gains are generally taken into account in computing a shareholder’s net investment income, but exempt-interest dividends are not taken into account.
If a fund declares a dividend in October, November, or December, payable to shareholders of record in such a month, and pays it in the following January, shareholders will be taxed on the dividend as if they received it in the year in which it was declared.
Each fund in which you invest will send you a tax report annually summarizing the amount and tax aspects of your distributions. If you buy shares of a fund shortly before it makes a taxable distribution (other than regular monthly distributions paid by Transamerica Money Market or Transamerica Short-Term Bond), the distribution will be generally taxable to you even though it may effectively represent a return of a portion of your investment. This is known as “buying a dividend.”
Investors who invest through tax-deferred accounts, such as IRAs, 403(b) accounts, and qualified retirement plans, will ordinarily not be subject to tax until a distribution is made from the account, at which time such distribution is generally taxed as ordinary income, even if the distribution is wholly or partly attributable to exempt-interest dividends received by the tax-deferred account. These accounts are subject to complex tax rules, and tax-deferred account investors should therefore consult their tax advisers regarding their investments in a tax-deferred account.
Funds that invest in other funds (“asset allocation funds”) may recognize income on distributions from underlying funds in which they invest and may also recognize gains and losses if they redeem or sell shares in underlying funds. Distributions of net capital gains or qualified dividend income of either the asset allocation funds or underlying funds will generally be taxed at long-term capital gain rates of up to 20% when distributed to noncorporate shareholders of the asset allocation funds. Other distributions, including short-term capital gains, generally will be taxed as ordinary income. The structure of such asset allocation funds and the reallocation of investments among underlying funds could affect the amount, timing and character of distributions.
Taxes on the Sale or Exchange of Shares
If you sell shares of a fund or exchange them for shares of another fund, you generally will have a capital gain or loss, which will generally be a long-term capital gain or loss if you held the shares for more than one year; otherwise it will generally be a short-term capital gain or loss.
Any loss recognized on shares held for six months or less will be treated as a long-term capital loss to the extent of any amounts treated as distributions of long-term capital gain that were received with respect to the shares. In certain cases, a loss realized upon a disposition of shares in a fund held for six months or less will be disallowed to the extent of any exempt-interest dividends received with respect to those shares.

Any gain or loss on the sale or exchange of shares is computed by subtracting your tax basis in the shares from the redemption proceeds in the case of a sale or the value of the shares received in the case of an exchange. Because your tax basis depends on the original purchase price, on the price at which any dividends may have been reinvested, and on the amount of any distributions treated as returns of capital for federal income tax purposes, you should be sure to keep account statements so that you or your tax return preparer will be able to determine whether a sale will result in a taxable gain or loss.
Money market funds typically maintain a stable net asset value of $1.00 per share. Assuming Transamerica Money Market maintains a stable net asset value, you will typically not recognize gain or loss upon the sale, redemption, or exchange of shares of this fund.
Withholding Taxes
A fund in which you invest may be required to apply backup withholding of U.S. federal income tax on all distributions payable to you (including exempt-interest dividends) if you fail to provide the funds with your correct taxpayer identification number or to make required certifications, or if you have been notified by the IRS that you are subject to backup withholding.
The backup withholding rate is 28%. Backup withholding is not an additional tax, but is a method by which the IRS ensures that it will collect taxes otherwise due. Any amounts withheld may be credited against your U.S. federal income tax liability. Backup withholding will not be applied to payments that have been subject to the 30% withholding tax applicable to shareholders that are not U.S. persons.
Non-Resident Alien Withholding
Dividends and certain other payments (but not distributions of net capital gains or exempt-interest dividends) to persons who are not citizens or residents of the United States or U.S. entities (“Non-U.S. Persons”) are generally subject to U.S. tax withholding at the rate of 30%. For fund taxable years beginning on or before December 31, 2014, the 30% withholding described in this paragraph will not be imposed on any dividends reported as interest-related dividends or as short-term capital gain dividends. Each fund intends to withhold U.S. federal income tax at the rate of 30% on taxable distributions and other payments to Non-U.S. Persons that are subject to withholding, regardless of whether a lower rate may be permitted under an applicable treaty.
If you are a non-U.S. person, you must provide a U.S. mailing address to establish an account unless your broker-dealer firm submits your account through the National Securities Clearing Corporation. Your broker-dealer will be required to submit a foreign certification form. Investors changing a mailing address to a non-U.S. address will be required to have a foreign certification form completed by their broker-dealer and returned to us before future purchases can be accepted. Additionally, those shareholders will need to provide an appropriate tax form (e.g., Form W-8BEN) and documentary evidence and letter of explanation.
Unless certain non-U.S. entities that hold fund shares comply with IRS requirements that will generally require them to report information regarding U.S. persons investing in, or holding accounts with, such entities, a 30% withholding tax may apply to fund distributions (but not distributions of exempt-interest dividends) payable to such entities after June 30, 2014 (or, in certain cases, after later dates) and redemptions and certain capital gain dividends payable to such entities after December 31, 2016. A non-U.S. shareholder may be exempt from the withholding described in this paragraph under an applicable intergovernmental agreement between the U.S. and a foreign government, provided that the shareholder and the applicable foreign government comply with the terms of such agreement.
Other Tax Information
This tax discussion is for general information only. In addition to federal income taxes, you may be subject to state, local or foreign taxes on payments received from, and investments made in shares of, a fund. More information is provided in the SAI of the funds. You should also consult your own tax adviser for information regarding all tax consequences applicable to your investments in the funds.

List and Description of Certain Underlying Funds

This section lists the underlying funds in which some or all of the Asset Allocation Funds may invest and describes those that are not otherwise discussed in this prospectus. This section summarizes their respective investment objectives and principal investment strategies and risks. Further information about certain underlying funds is contained in these underlying funds’ prospectuses, available at www.transamericafunds.com.
Fund Name	Transamerica Asset Allocation-Conservative Portfolio	Transamerica Asset Allocation-Growth Portfolio	Transamerica Asset Allocation-Moderate Growth Portfolio	Transamerica Asset Allocation-Moderate Portfolio	Transamerica Multi-Manager Alternative Strategies Portfolio
Transamerica Arbitrage Strategy	X	X	X	X	X
Transamerica Bond	X		X	X	X
Transamerica Capital Growth	X	X	X	X	X
Transamerica Commodity Strategy	X	X	X	X	X
Transamerica Concentrated Growth	X	X	X	X	X
Transamerica Core Bond	X		X	X	X
Transamerica Developing Markets Equity	X	X	X	X	X
Transamerica Dividend Focused	X	X	X	X	X
Transamerica Emerging Markets Debt	X		X	X	X
Transamerica Emerging Markets Equity	X	X	X	X	X
Transamerica Flexible Income	X		X	X	X
Transamerica Floating Rate	X		X	X	X
Transamerica Global Bond	X		X	X	X
Transamerica Global Equity	X	X	X	X	X
Transamerica Global Multifactor Macro	X	X	X	X	X
Transamerica Global Real Estate Securities	X	X	X	X	X
Transamerica Growth	X	X	X	X	X
Transamerica Growth Opportunities	X	X	X	X	X
Transamerica High Yield Bond	X		X	X	X
Transamerica Income & Growth	X	X	X	X	X
Transamerica Inflation Opportunities	X		X	X	X
Transamerica Intermediate Bond	X		X	X	X
Transamerica International Equity	X	X	X	X	X
Transamerica International Equity Opportunities	X	X	X	X	X
Transamerica International Small Cap	X	X	X	X	X
Transamerica International Small Cap Value	X	X	X	X	X
Transamerica Large Cap Value	X	X	X	X	X
Transamerica Long/Short Strategy	X	X	X	X	X
Transamerica Managed Futures Strategy	X	X	X	X	X
Transamerica Mid Cap Growth	X	X	X	X	X

Fund Name	Transamerica Asset Allocation-Conservative Portfolio	Transamerica Asset Allocation-Growth Portfolio	Transamerica Asset Allocation-Moderate Growth Portfolio	Transamerica Asset Allocation-Moderate Portfolio	Transamerica Multi-Manager Alternative Strategies Portfolio
Transamerica Mid Cap Value	X	X	X	X	X
Transamerica Mid Cap Value Opportunities	X	X	X	X	X
Transamerica MLP & Energy Income	X	X	X	X	X
Transamerica Money Market	X	X	X	X	X
Transamerica Multi-Managed Balanced	X	X	X	X	X
Transamerica Short-Term Bond	X		X	X	X
Transamerica Small Cap Core	X	X	X	X	X
Transamerica Small Cap Growth	X	X	X	X	X
Transamerica Small Cap Value	X	X	X	X	X
Transamerica Small/Mid Cap Value	X	X	X	X	X
Transamerica Strategic High Income	X		X	X	X
Transamerica Total Return	X		X	X	X
Transamerica Unconstrained Bond	X		X	X	X
Transamerica US Growth	X	X	X	X	X

Transamerica Arbitrage Strategy
Principal Investment Strategies: In attempting to achieve the fund’s objective, Water Island Capital, LLC (the “sub-adviser”), the fund’s sub-adviser, plans to invest, under normal circumstances, at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in equity securities and other investments with similar economic characteristics of companies (both domestic and foreign) that are involved in publicly announced mergers, takeovers, tender offers, leveraged buyouts, spin-offs, liquidations and other corporate reorganizations. Equity securities include common and preferred stock and options.
Merger arbitrage is a highly specialized investment approach designed to profit from the successful completion of corporate reorganizations. The sub-adviser uses investment strategies designed to minimize market exposure including short selling and purchasing and selling options. The most common arbitrage activity, and the approach the fund generally will use, involves purchasing the shares of an announced acquisition target company at a discount to their expected value upon completion of the acquisition. The sub-adviser may engage in selling securities short when the terms of a proposed acquisition call for the exchange of common stock and/or other securities. In such a case, the common stock of the company to be acquired may be purchased and, at approximately the same time, an equivalent amount of the acquiring company’s common stock and/or other securities of the acquiring company may be sold short.
The fund may enter into equity swap agreements for the purpose of attempting to obtain a desired return on, or exposure to, certain equity securities or equity indices in an expedited manner or at a lower cost to the fund than if the fund had invested directly in such securities. The fund generally engages in active and frequent trading of portfolio securities to achieve its principal investment strategies. The fund will sell or cover a security when the securities of the companies involved in the transaction do not meet the fund’s expected return criteria when gauged by prevailing market prices and the relative risks of the situation.
The principal hedging strategies that the fund employs are short selling, engaging in put and call options, total return swaps, and currency forward contracts.
Short Sales: The sub-adviser may engage in selling securities short when the terms of a proposed acquisition call for the exchange of common stock and/or other securities. In such a case, the common stock of the company to be acquired may be purchased and, at approximately the same time, an equivalent amount of the acquiring company’s common stock and/or other securities of the acquiring company may be sold short. The fund will make these short sales with the intention of later closing out (or covering) the short position with the securities of the acquiring company received when the acquisition is consummated. The purpose of the short sale is to protect against a decline in the market value of the acquiring company’s securities prior to the acquisition’s completion.
Put and Call Options: The sub-adviser may engage in purchasing and/or selling put and call options in an effort to reduce the risks associated with some of its investments. The market price of a put option normally will vary inversely with the market price of the underlying security. Consequently, by purchasing put options on securities the fund has purchased, it may be possible for the fund to partially offset any decline in the market value of these securities. The market price of the call, in most instances, will move in conjunction with the price of the underlying security.
The premium received by the fund for the sale of options may be used by the fund in an effort to reduce the risks associated with individual investments and to increase total investment return. To achieve this goal, the fund will typically sell covered puts and/or calls to generate additional income. From time to time, the fund may also choose to utilize the income generated from such sales to purchase additional options with the goal of providing downside protection should the price of the related securities drop. There is no guarantee this strategy will achieve its goal of enhancing returns and protecting against losses. Currently, the sub-adviser does not intend to commit greater than 25% of the fund’s net assets to option strategies.
Transamerica Bond
Principal Investment Strategies: The fund’s sub-adviser, Loomis, Sayles & Company, L.P. (the “sub-adviser”), invests, under normal circumstances, at least 80% of the fund’s assets (plus the amount of borrowings, if any, for investment purposes) in fixed-income securities. The fund invests primarily in investment grade fixed-income securities, although it may invest up to 35% of its assets in lower-rated fixed-income securities (“junk bonds”) and up to 20% of its assets in equity securities, such as common stocks and preferred stocks (with up to 10% of its assets in common stocks). The fund may invest in fixed-income securities of any maturity. The fund may also invest up to 10% of its assets in bank loans, which include senior secured and unsecured floating rate loans made by banks and other financial institutions to corporate customers. The fund may invest any portion of its assets in securities of Canadian issuers (denominated in any currency) and up to 20% of its assets in other foreign securities (excluding Canadian dollar denominated securities), including emerging market securities. The fund may invest without limit in obligations of supranational entities (e.g., the World Bank). The fixed-income securities in which the fund may invest include without limitation: corporate securities, U.S. government securities, commercial paper, zero coupon securities, mortgage-backed securities, stripped mortgage-backed securities, collateralized mortgage obligations, foreign currency denominated securities, asset-backed securities, when issued securities, real estate investment trusts (“REITs”), Rule 144A securities, structured notes, repurchase agreements, and convertible securities. The fund may engage in options and futures transactions, foreign currency hedging transactions and swap transactions.
The fund may invest in structured notes, which are derivative debt instruments with principal and/or interest payments linked to the value of a commodity, a foreign currency, an index of securities, an interest rate, or other financial indicators. Structured notes can be used to increase a fund’s exposure to changes in the value of assets or to hedge the risks of other investments that a fund holds. The fund may also invest in equity securities, including common stocks, preferred stocks and similar securities.
Transamerica Commodity Strategy
Principal Investment Strategies: The fund seeks to maintain substantial economic exposure to the performance of the commodities markets. The fund’s sub-adviser, Goldman Sachs Asset Management, L.P. (the “sub-adviser”), primarily gains exposure to commodities markets by investing in a wholly-owned subsidiary of the fund organized as a company under the laws of the Cayman Islands (the “Subsidiary”). The Subsidiary has the same investment objective as the fund and is advised by TAM and sub-advised by the sub-adviser.
The fund intends to seek exposure to commodities markets and returns linked to commodities markets and commodities-related indices, including the Bloomberg Commodity Index Total Return (the “Index”) by investing, through the Subsidiary, in leveraged or unleveraged commodity-linked investments. In pursuing its objective, the fund attempts to provide exposure to the returns of real assets that trade in the commodities markets without direct investment in physical commodities. Real assets include oil, gas, industrial and precious metals, livestock, and agricultural or meat products, or other items that have tangible properties. Commodity-linked investments may be more volatile and less liquid than the underlying commodities and their value may be affected by the performance of commodities as well as weather, tax, regulatory or political developments, overall market movements and other factors affecting the value of particular industries or commodities, such as disease, embargoes, acts of war or terrorism. The fund will also seek to add incremental returns through the use of “roll-timing” or similar strategies as described further below.
The fund’s portfolio will reflect greater than 25% exposure to commodity-related industries.
In pursuing its investment objective, the fund uses the Index as its performance benchmark and will attempt to produce returns that correspond to the performance of the Index, but the fund will not attempt to replicate the Index. The fund may, therefore, invest in securities or other instruments that are not included in the Index.
Investment in the Subsidiary. The fund may invest up to 25% of its total assets in the Subsidiary. The Subsidiary primarily obtains its commodity exposure by investing in commodity-linked swaps (which may include total return index swaps). Commodity-linked swaps are derivative instruments whereby the cash flows agreed upon between counterparties are dependent upon the price of the underlying commodity or commodity index over the life of the swap. The value of the swap will rise and fall in response to changes in the underlying commodity or commodity index. Commodity-linked swaps expose the Subsidiary and the fund economically to movements in commodity prices. Neither the fund nor the Subsidiary invests directly in commodities.
The Subsidiary may also invest in other instruments, including fixed income instruments, either as investments or to serve as margin or collateral for its derivative positions. The Subsidiary is not registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to the investor protections of the 1940 Act.
It is expected that certain of the Subsidiary's investments will produce leveraged exposure to the commodities markets.
The fund employs commodity roll-timing strategies. “Rolling” futures exposure is the process by which the holder of a particular futures contract or other instrument providing futures exposure (e.g. swaps) will sell such contract or instrument on or before the expiration date and simultaneously purchase a new contract or instrument with identical terms except for a later expiration date. This process allows a holder of the instrument to extend its current position through the original instrument’s expiration without delivering the underlying asset. The fund’s rolling may differ from that of the Index to the extent necessary to enable the fund to seek excess returns over the Index. The fund’s “roll-timing” strategies may include, for example, rolling the fund’s commodity exposure earlier or later versus the Index, or holding and rolling positions with longer or different expiration dates than the Index.
As discussed above, the fund, through the Subsidiary, primarily gains commodities exposure through the use of swaps and other derivative instruments. The use of swaps is a highly specialized activity which involves investment techniques and risk analyses different from those associated with ordinary portfolio securities transactions.
•	Fixed Income Investments – The fund attempts to enhance return by investing in investment grade fixed income securities, and may invest up to 10% of its assets in non-investment grade fixed income securities. The fund may invest in corporate securities, U.S. government securities, mortgage-backed securities, asset-backed securities, and municipal securities. The average duration will vary. The sub-adviser uses derivatives, including futures and swaps, to manage the duration of the fund’s investment portfolio. As a result of the fund’s use of derivatives, the fund may hold significant amounts of U.S. Treasury or short-term investments, including money market funds.
•	Other – The fund may also invest in forwards, futures and interest rate swaps to seek to increase total return and/or for hedging purposes. The fund may invest up to 35% of its net assets in foreign securities.
The fund is non-diversified.
Transamerica Core Bond
Principal Investment Strategies: The fund’s sub-adviser, J.P. Morgan Investment Management Inc. (the “sub-adviser”), seeks to achieve the fund’s objective by investing, under normal circumstances, at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in bonds, including (without limitation):
•	U.S. government securities, including Treasury obligations and government sponsored enterprises such as Fannie Mae, Ginnie Mae, Freddie Mac and securities issued by other government agencies and instrumentalities
•	Medium- to high-quality corporate bonds

•	Mortgage-backed securities, including U.S. agency and non-agency pass through and collateralized mortgage obligations (“CMOs”)
•	Asset-backed securities
•	Commercial mortgage-backed securities (“CMBS”)
Generally, such bonds will have intermediate to long maturities.
To a lesser extent, the fund may invest in:
•	U.S. dollar-denominated foreign bonds
•	Short-term securities, including agency discount notes, commercial paper and money market funds
The fund may invest in bonds and other debt securities that are rated in the lowest investment grade category. The fund’s average weighted maturity will ordinarily range between four and 12 years. The sub-adviser analyzes four major factors in managing and constructing the fund’s portfolio: duration, market sector, maturity concentrations and individual securities. The sub-adviser looks for market sectors and individual securities that it believes will perform well over time. The sub-adviser is value oriented and selects individual securities after performing a risk/reward analysis that includes an evaluation of interest rate risk, credit risk, and the complex legal and technical structure of the transaction. The fund may use futures contracts, options, swaps and other derivatives as tools in the management of fund assets. The fund may use derivatives as a substitute for various investments, to alter the investment characteristics of the fund, for risk management and/or to increase income or gain to the fund.
Transamerica Developing Markets Equity
Principal Investment Strategies: The fund’s sub-adviser, OppenheimerFunds, Inc. (the “sub-adviser”), mainly invests in common stocks of issuers in developing and emerging markets throughout the world. The sub-adviser invests, under normal circumstances, at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in equity securities of issuers that are economically tied to one or more emerging market countries. The fund will normally invest in at least three different emerging market countries. The fund can (but is not required to) invest up to 100% of its total assets in foreign securities. The fund focuses on companies with above-average earnings growth.
In selecting investments for the fund, the sub-adviser evaluates investment opportunities on a company-by-company basis. This approach includes fundamental analysis of a company's financial statements, management record, and capital structure, operations, product development, and competitive position in its industry. The sub-adviser also looks for newer or established businesses that are entering into a growth cycle, have the potential for accelerating earnings growth or cash flow, and possess reasonable valuations. The sub-adviser considers the effect of worldwide trends on the growth of particular business sectors and looks for companies that may benefit from those trends and seeks a diverse mix of industries and countries to help reduce the risks of foreign investing, such as currency fluctuations and stock market volatility. The sub-adviser may invest in growth companies of different capitalization ranges in any developing market country. This may include small, unseasoned companies. The sub-adviser monitors individual issuers for changes in the factors above, which may trigger a decision to sell a security.
In general, countries may be considered developing or emerging markets if they are included in any one of the MSCI emerging markets indices, classified as a developing or emerging market, or classified under a similar or corresponding classification, by organizations such as the World Bank and the International Monetary Fund, or have economies, industries and stock markets with similar characteristics. For purposes of the fund’s investments, a determination that an issuer is economically tied to a developing market country is based on factors including, but not limited to, geographic location of its primary trading markets, location of its assets, its domicile or its principal offices, or whether it receives revenues from a developing market. Such a determination can also be based, in whole or in part, on inclusion of an issuer or its securities in an Index representative of developing or emerging markets.
The growing inter-relationship of global economies and financial markets has increased the effect of conditions in one country or region on issuers of securities in a different country or region. In particular, the adoption or prolongation of protectionist trade policies by one or more countries, changes in economic or monetary policy in the United States or abroad, or a slowdown in the U.S. economy, could lead to a decrease in demand for products and reduced flows of capital and income to companies in other countries. Those events might particularly affect companies in emerging and developing market countries.

The fund may purchase American Depositary Shares (“ADSs”) as part of American Depositary Receipt (“ADR”) issuances, which are negotiable certificates issued by a U.S. bank representing a specified number of shares in a foreign stock traded on a U.S. exchange. They are subject to some of the special considerations and risks that apply to foreign securities traded and held abroad.
Transamerica Global Multifactor Macro
Principal Investment Strategies: Under normal circumstances, the fund’s sub-adviser, AQR Capital Management, LLC (the “sub-adviser”), pursues the fund’s investment objective by investing globally across a wide range of asset classes, including equities, fixed income, currencies and commodities. The fund may take both “long” and “short” positions in each of the asset classes through the use of certain derivative instruments as defined below. The fund has the flexibility to shift its allocation across asset classes and markets around the world, including emerging markets, based on the sub-adviser’s assessment of their relative attractiveness.
The fund obtains exposure to asset classes primarily through derivative instruments, such as forwards and futures contracts, options and swaps, including, but not limited to, global developed and emerging market equity index futures, swaps on equity index futures, equity swaps, options, global developed and emerging market currency forwards and futures, commodity futures and swaps, global developed fixed income futures, and bond and interest rate futures and swaps (collectively, the “Instruments”), either by investing directly in those Instruments, or indirectly by investing in a wholly-owned subsidiary of the fund organized as a company under the laws of the Cayman Islands (the “Subsidiary”) that invests in those Instruments. The fund may also invest in exchange traded funds or exchange traded notes. The fund may take a short position in an Instrument, such as a future, forward, or swap.
A significant portion of the fund’s assets may be invested directly or indirectly in short-term investments, which may include, but are not limited to, U.S. government securities, U.S. government agency securities, short-term fixed income securities, overnight and/or fixed term repurchase agreements, money market mutual fund shares, and cash and cash equivalents with one year or less term to maturity. These cash or cash equivalent holdings serve as collateral for the positions the fund takes and also earn income for the fund. While the fund normally does not engage in any direct borrowing, leverage is implicit in the futures and other derivatives it trades.
The fund generally intends to gain exposure to commodities by investing up to 25% of its total assets in the Subsidiary. The Subsidiary has the same investment objective as the fund and is advised by Transamerica Asset Management, Inc. and sub-advised by the sub-adviser. The Subsidiary, unlike the fund, may invest without limitation in commodities, commodity index-linked securities and other commodity-linked securities and derivative instruments, such as swaps and futures that provide exposure to the performance of the commodities markets. The Subsidiary may also invest in other instruments, including fixed income instruments, either as investments or to serve as margin or collateral for its derivative positions. The Subsidiary is not registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to the investor protections of the 1940 Act.
The fund will allocate its assets among various regions and countries. Under normal market conditions, the fund invests at least 40% of its assets (or, if conditions are not favorable, at least 30% of its assets) outside of the U.S. through direct investments, the Instruments or depositary receipts (“Foreign Securities”). The fund’s portfolio normally will be composed of investments that are economically tied to no less than three different countries, including the United States.
Foreign Securities may include foreign currencies and interest rates, sovereign debt, equity indices representing countries other than the United States and through exposure to companies (i) organized or located outside the United States, (ii) whose primary trading market is located outside the United States or (iii) doing a substantial amount of business outside the United States, which the fund considers as a company that derives at least 50% of its revenue from business outside the United States or has at least 50% of its assets outside the United States.
The sub-adviser uses a bottom up systematic process that considers four primary indicators of attractiveness in determining whether to take a long and/or short position in an asset class through a direct investment or an Instrument: macroeconomic data, value, momentum, and carry.
Macroeconomic Data: The sub-adviser seeks to evaluate the impact of macroeconomic news and macroeconomic trends on the attractiveness of Instruments and asset classes around the world. Macroeconomic themes considered include, but are not limited to, business cycles, international trade, monetary policy, investor sentiment and asset-specific fundamentals.

The evaluation of macroeconomic attractiveness includes both quantitative and qualitative components.
•	Quantitative analysis measures an Instrument’s attractiveness based on the current level and historical evolution of key macroeconomic measures. These measures include, but are not limited to, growth and inflation forecasts, demand for exports, central bank actions and equity market performance.
•	Qualitative input adds a perspective not available through quantitative analysis. These considerations include, but are not limited to, the sub-adviser’s assessment of fiscal and monetary policy, trade policy, geo-political risks and supply-and-demand conditions.
Value: Value strategies favor investments that appear cheap over those that appear expensive based on fundamental measures related to price, seeking to capture the tendency for relatively cheap assets to outperform relatively expensive assets. The fund will seek to buy assets that are cheap and sell those that are expensive relative to similar investments globally and relative to their historical averages. Examples of value measures include using price-to-earnings and price-to-book ratios for selecting equities.
Momentum: Momentum strategies favor investments that have performed relatively well over those that have underperformed over the medium-term, seeking to capture the tendency that an asset’s recent performance will continue in the near future. The fund will seek to buy assets that recently outperformed and sell those that recently underperformed relative to similar investments globally and relative to their historical averages. Examples of momentum measures include simple price momentum for selecting equities and price- and yield-based momentum for selecting bonds.
Carry: Carry strategies favor investments with higher yields over those with lower yields, seeking to capture the tendency for higher-yielding assets to provide higher returns than lower-yielding assets. The fund will seek to buy high-yielding assets and sell low-yielding assets relative to similar investments globally and relative to their historical averages. An example of carry measures includes using interest rates to select currencies and bonds.
The fund is non-diversified.
Transamerica Global Real Estate Securities
Principal Investment Strategies: Under normal conditions, the fund’s sub-adviser, CBRE Clarion Securities LLC (the “sub-adviser”), will invest at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in equity securities of issuers that are principally engaged in the real estate industry. The sub-adviser considers issuers principally engaged in the real estate industry to be companies that derive their intrinsic value from the ownership, operation, development, construction, financing, management or sale of commercial, industrial or residential real estate and similar activities. Under normal market conditions, the fund invests at least 40% of its assets (or, if conditions are not favorable, at least 30% of its assets) in non-U.S. issuers directly or through depositary receipts. The fund's portfolio normally will be composed of investments in issuers that are economically tied to at least three different countries, including the United States. As a general matter, the sub-adviser intends to invest in common stocks and convertible securities of real estate companies, including real estate investment trusts (“REITs”).
The sub-adviser may engage in frequent and active trading of fund investments to achieve the fund’s investment objective. The fund does not directly invest in real estate.
This fund is non-diversified.
Transamerica Growth
Principal Investment Strategies: The fund’s sub-adviser, Jennison Associates LLC (the “sub-adviser”), invests, under normal circumstances, at least 65% of the fund’s total assets in equity and equity-related securities, principally common stocks, preferred stocks, warrants, rights and depositary receipts of U.S. companies with market capitalizations of at least $1 billion that the sub-adviser considers to have above average prospects for growth. These companies are generally medium- to large-capitalization companies.
The sub-adviser uses a “bottom-up” approach, researching and evaluating individual company fundamentals rather than macro-economic factors, in seeking to identify individual companies with earnings growth potential that may not be recognized by the market at large. A “bottom-up” approach is looking at individual companies against the context of broader market factors.
The fund may invest up to 20% of its assets in the securities of foreign issuers.

Transamerica Intermediate Bond
Principal Investment Strategies: The fund’s sub-adviser, Aegon USA Investment Management, LLC (the “sub-adviser”), normally invests the fund’s assets primarily in investment grade debt securities including: investment grade corporate securities, U.S. government obligations, mortgage-backed securities guaranteed by U.S. government agencies and instrumentalities, and mortgage-backed securities without government guarantees. Under normal circumstances, the fund invests at least 80% of its net assets (plus the amount of borrowings, if any, for investment purposes) in bonds. The fund’s portfolio weighted average duration will typically range from 3 to 10 years. The fund may also invest in U.S. Treasury and agency securities, municipal bonds, municipal securities, dollar roll transactions, asset-backed securities (including collateralized loan obligations (“CLO”s), collateralized bond obligations (“CBO”s) and collateralized debt obligations (“CDO”s)), commercial mortgage-backed securities (“CMBS”), high quality short-term obligations and repurchase agreements, and in securities of foreign issuers including emerging market debt securities. The fund may invest in securities that are denominated in U.S. dollars and in foreign currencies.
The fund may invest up to 10% of its net assets in emerging market debt securities and 10% in high-yield debt securities (commonly referred to as “junk bonds”), but is limited to 15% in aggregate between emerging market debt and high-yield securities. Investment grade debt securities carry a rating of at least BBB from Standard & Poor’s Corporation or Fitch, Inc. or Baa from Moody’s Investors Service, Inc. or are of comparable quality as determined by the fund’s sub-adviser.
The sub-adviser uses a “top down” and “bottom up” approach to determine sector, security, yield curve positioning, and duration positions for the fund. The sub-adviser focuses on fundamentals, sentiment and positioning, technicals, and valuation. Also, the sub-adviser overlays a risk management framework and seeks to manage risk based on macro and business cycle reassessments.
The fund may, but is not required to, engage in certain investment strategies involving derivatives, such as options, futures, forward currency contracts and swaps, including, but not limited to, interest rate, total return and credit default swaps. These investment strategies may be employed to attempt to alter investment characteristics of the fund (including to attempt to mitigate risk of loss in some fashion, or “hedge”), but they also may be used to generate income.
Transamerica International Equity Opportunities
Principal Investment Strategies: The fund’s sub-adviser, MFS® Investment Management (the “sub-adviser”), invests, under normal circumstances, at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in common stocks and related equity securities—such as preferred stock, convertible securities and depositary receipts—of issuers economically tied to a number of countries throughout the world, including emerging market countries. The fund normally invests primarily in equity securities of foreign companies, including emerging market equity securities. The sub-adviser may invest a large percentage of the fund’s assets in issuers in a single country, a small number of countries, or a particular geographic region. In selecting investments for the fund, the sub-adviser is not constrained to any particular investment style. The sub-adviser may invest the fund’s assets in the stocks of companies it believes to have above average earnings growth potential compared to other companies (growth companies), in the stocks of companies it believes are undervalued compared to their perceived worth (value companies), or in a combination of growth and value companies. The sub-adviser may invest the fund’s assets in companies of any size.
The sub-adviser uses a “bottom-up” investment approach to buying and selling investments for the fund. A “bottom-up” approach is looking at individual companies against the context of broader market factors. Investments are selected primarily based on fundamental analysis of individual issuers and their potential in light of their financial condition, and market, economic, political, and regulatory conditions. Factors considered may include analysis of an issuer’s earnings, cash flows, competitive position, and management ability. Quantitative models that systematically evaluate an issuer’s valuation, price and earnings momentum, earnings quality, and other factors may also be considered. The sub-adviser may engage in active and frequent trading in pursuing the fund’s principal investment strategies.
Transamerica International Small Cap
Principal Investment Strategies: The fund’s sub-adviser, Schroder Investment Management North America Inc. (the “sub-adviser”), together with its affiliate, Schroder Investment Management North America Limited, under normal circumstances, invests at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in small-capitalization companies (currently considered by the sub-adviser to be those with market capitalizations, based on the number of shares readily available in the market, of $5 billion or less at the time of investment) that it believes offer the potential for capital appreciation. The fund primarily invests in equity securities of small-cap companies located outside the United States.
The sub-adviser employs a fundamental investment approach that considers macroeconomic factors while focusing primarily on company-specific factors. The sub-adviser generally sells a security when its market price approaches the sub-adviser’s estimate of fair value or when the sub-adviser identifies a significantly more attractive investment candidate. The fund generally emphasizes developed markets in Europe and the Pacific, with a limited allocation to emerging markets. Stocks of emerging market countries can be substantially more volatile and substantially less liquid than those of both U.S. and more developed foreign markets.
The fund may invest in preferred stocks and closed-end investment companies that invest primarily in foreign securities. The fund may also invest in convertible securities and warrants. The fund may invest, to a limited extent, in derivatives. Investments in derivatives may subject the fund to risks different from, and possibly greater than, those of the underlying securities, assets, or market indexes. The fund does not intend to use derivatives for speculation or for the purpose of leveraging, or magnifying, investment returns.
The fund may enter into forward foreign currency exchange contracts, which are a type of derivative contract.
Transamerica Long/Short Strategy
Principal Investment Strategies: The fund’s sub-adviser, J.P. Morgan Investment Management Inc. (the “sub-adviser”), employs a long-short equity strategy by investing the fund’s assets in long and short positions in equity securities selected from a universe of mid- to large capitalization stocks. The equity securities will have market characteristics and capitalizations similar to those included in the Russell 1000® Index1 and/or the S&P 500® at the time of purchase. In implementing its strategy, the fund invests primarily in common stocks, real estate investment trusts (“REITs”) and depositary receipts.
The fund purchases securities that the sub-adviser believes are undervalued and sells short securities that the sub-adviser believes are overvalued. The fund’s net equity market exposure will typically range from approximately 20% to 40%; however, in response to market conditions, the fund may adjust its equity market exposure. Under normal market conditions, the fund’s net long equity market exposure will not exceed 60% and its net short equity market exposure will not exceed 20%. Further, the fund’s gross equity market exposure is limited to 200%. The fund may hold a substantial portion of its total assets in cash when it holds significant short positions. By taking both long and short positions, the fund seeks to provide some protection in down markets when compared to a fund that takes only long positions.
Selling stocks short allows the fund to more fully exploit insights into stocks that the fund’s sub-adviser expects to underperform. Short sales involve the sale of a security which the fund does not own in hopes of purchasing the same security at a later date at a lower price. To make delivery to the buyer, the fund must borrow the security, and the fund is obligated to return the security to the lender, which is accomplished by a later purchase of the security by the fund.
On behalf of the fund, the sub-adviser buys and sells, as well as shorts and covers shorts in, equity securities and derivatives on those securities according to its own policies, using the research and valuation rankings as a basis for its decisions. In general, the sub-adviser buys and covers shorts in equity securities that are identified as undervalued and considers selling or shorting them when they appear overvalued.
Transamerica Managed Futures Strategy
Principal Investment Strategies: Under normal circumstances, the fund’s sub-adviser, AQR Capital Management, LLC (the “sub-adviser”), invests the fund’s assets primarily in a portfolio of futures contracts, futures-related instruments, forwards and swaps. The fund’s universe of investments currently includes more than 100 global developed and emerging market exchange-traded futures, futures-related instruments, forward contracts and swaps across four major asset classes (commodities, currencies, fixed-income and equities); however, this universe of investments is subject to change under varying market conditions and as these instruments evolve over time.
Generally, the fund invests in futures contracts, futures-related instruments, forwards and swaps, and may include, but will not be limited to, global equity index futures, swaps on equity index futures and equity swaps, global currency forwards and futures, commodity futures, commodity swaps, global interest rate and bond futures and swaps (collectively, the “Instruments”), either by investing directly in those Instruments, or indirectly by investing up to 25% of its total assets in a wholly-owned subsidiary of the fund organized as a company under the laws of the Cayman Islands (the “Subsidiary”)

that invests in those Instruments. There are no geographic limits on the market exposure of the fund’s assets. This flexibility allows the sub-adviser to look for investments or gain exposure to asset classes and markets around the world, including emerging markets, that it believes will enhance the fund’s ability to meet its objective. The fund may also invest in exchange traded funds or exchange traded notes through which the fund can participate in the performance of one or more Instruments.
The Subsidiary has the same investment objective as the fund and is advised by Transamerica Asset Management, Inc. and sub-advised by the sub-adviser. The Subsidiary, unlike the fund, may invest without limitation in commodities and other commodity-linked securities and derivative instruments, such as swaps and futures that provide exposure to the performance of the commodities markets. The Subsidiary is not registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to the investor protections of the 1940 Act. In addition, the Subsidiary may also invest in financial futures, option and swap contracts, fixed income securities, pooled investment vehicles, including those that are not registered pursuant to the 1940 Act, and other investments intended to serve as margin or collateral for the Subsidiary’s derivative positions.
The fund’s return is expected to be derived principally from changes in the value of securities and its portfolio is expected to consist principally of securities.
The sub-adviser uses proprietary quantitative models to identify price trends in equity, fixed-income, currency and commodity Instruments. Once a trend is determined, the fund will take either a long or short position in the given Instrument. The owner of a “long” position in a derivative instrument will benefit from an increase in the price of the underlying security or instrument. The owner of a “short” position in a derivative instrument will benefit from a decrease in the price of the underlying security or instrument. The size of the position taken will relate to the sub-adviser’s systematic assessment of the trend and its likelihood of continuing as well as the sub-adviser’s estimate of the Instrument’s risk. The sub-adviser generally expects that the fund will have exposure in long and short positions across all four major asset classes (commodities, currencies, fixed income and equities), but at any one time the fund may emphasize one or two of the asset classes or a limited number of exposures within an asset class. The fund may take a short position in a derivative instrument, such as a future, forward or swap. The fund may enter into derivatives transactions, including swap agreements or taking short positions in futures contracts, which have similar economic effects as short sales.
Futures and forward contracts are contractual agreements to buy or sell a particular currency, commodity or financial instrument at a pre-determined price in the future. The fund’s use of futures contracts, forward contracts, swaps and certain other Instruments will have the economic effect of financial leverage. Financial leverage magnifies exposure to the swings in prices of an asset class underlying an Instrument and results in increased volatility, which means the fund will have the potential for greater gains, as well as the potential for greater losses, than if the fund does not use Instruments that have a leveraging effect. Leveraging tends to magnify, sometimes significantly, the effect of any increase or decrease in the fund’s exposure to an asset class and may cause the fund’s NAV to be volatile. For example, if the sub-adviser seeks to gain enhanced exposure to a specific asset class through an Instrument providing leveraged exposure to the class and that Instrument increases in value, the gain to the fund will be magnified; however, if that investment decreases in value, the loss to the fund will be magnified. A decline in the fund’s assets due to losses magnified by the Instruments providing leveraged exposure may require the fund to liquidate portfolio positions to satisfy its obligations, to meet redemption requests or to meet asset segregation requirements when it may not be advantageous to do so. There is no assurance that the fund’s use of Instruments providing enhanced exposure will enable the fund to achieve its investment objective.
The sub-adviser expects the fund’s NAV over short-term periods to be volatile because of the significant use of Instruments that have a leveraging effect. Volatility is a statistical measurement of the dispersion of returns of a security or fund or index, as measured by the annualized standard deviation of its returns. Higher volatility generally indicates higher risk. The sub-adviser, on average, will target an annualized volatility level for the fund of 10%. The sub-adviser expects that the fund’s targeted annualized forecasted volatility will typically range between 5% and 13%; however, the actual or realized volatility level for longer or shorter periods may be materially higher or lower depending on market conditions. Actual or realized volatility can and will differ from the forecasted or target volatility described above.
As a result of the fund’s strategy, the fund may have highly leveraged exposure to one or more asset classes at times. The 1940 Act and the rules and interpretations thereunder impose certain limitations on the fund’s ability to use leverage; however, the fund is not subject to any additional limitations on its net long and short exposures. For example, the fund could hold instruments that provide five times the net return of a broad or narrow-based securities index. When taking into account derivative instruments and instruments with a maturity of one year or less at the time of acquisition, the fund’s strategy will result in frequent portfolio trading and high portfolio turnover (typically greater than 300%).
A significant portion of the assets of the fund may be invested directly or indirectly in money market instruments, which may include, but are not be limited to, U.S. government securities, U.S. government agency securities, short-term fixed income securities, overnight and/or fixed term repurchase agreements, money market mutual fund shares, and cash and cash equivalents with one year or less term to maturity. These cash or cash equivalent holdings serve as collateral for the positions the fund takes and also earn income for the fund.
This fund is non-diversified.
Transamerica Mid Cap Value
Principal Investment Strategies: The fund’s sub-adviser, J.P. Morgan Investment Management Inc. (the “sub-adviser”), seeks to achieve the fund’s objective by investing, under normal circumstances, at least 80% of the fund’s net assets (plus the amount of borrowings, if any, for investment purposes) in equity securities of mid cap companies. Mid cap companies are companies with market capitalizations equal to those within the universe of the Russell Midcap® Value Index1 and/or between $1 billion and $20 billion at the time of purchase. As of the date of the last reconstitution of the Russell Midcap® Value Index on May 30, 2014, the market capitalizations of the companies in the index ranged from $2.2 billion to $26.9 billion. The fund will normally only purchase securities that are traded on registered exchanges or the over-the-counter market in the United States. The fund may invest in other equity securities, which include preferred stocks, convertible securities and foreign securities, which may take the form of depositary receipts. The fund may also invest up to 15% of its net assets in real estate investment trusts (“REITs”). Maximum weightings in any sector are double that of the benchmark or 25%, whichever is greater.
The sub-adviser may use derivatives, including futures contracts, covered call options, options on futures contracts and stock index futures and options, for the purpose of remaining fully invested, equitizing cash, reducing transaction costs or managing interest rate risk.
Transamerica Total Return
Principal Investment Strategies: The fund’s sub-adviser, Pacific Investment Management Company LLC (the “sub-adviser”), invests, under normal circumstances, at least 65% of the fund’s total assets in fixed-income instruments of varying maturities, which may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. The average duration of this fund normally varies within two years (plus or minus) of the duration of the Barclays U.S. Aggregate Bond Index, as calculated by the sub-adviser, which as of December 31, 2014, was 4.95 years. Duration is a measure of the expected life of a fixed-income security that is used to determine the sensitivity of a security’s price to changes in interest rates.
The sub-adviser invests the fund’s assets primarily in investment grade debt securities, but may invest up to 10% of the fund’s total assets in high yield securities (“junk bonds”) rated B or higher by Moody’s, Fitch, or S&P or, if unrated, determined by the sub-adviser to be of comparable quality (except that within such limitation, the fund may invest in mortgage-related securities rated below B). The sub-adviser may invest up to 30% of the fund’s total assets in securities denominated in foreign currencies, and may invest beyond this limit in U.S. dollar-denominated securities of foreign issuers. The fund may invest up to 15% of its total assets in securities and instruments that are economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than 1 year remaining to maturity). Foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) normally will be limited to 20% of the fund’s total assets. The fund may invest in to-be-announced pass-through mortgage securities, which settle on a delayed delivery basis.
The fund may invest all of its assets in derivative instruments, such as options, futures contracts or swap agreements, or in mortgage- or asset-backed securities. The fund may engage in short sales. The fund may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The “total return” sought by the fund consists of income earned on the fund’s investments, plus capital appreciation, if any, which generally arises from decreases in interest rates or improving credit fundamentals for a particular sector or security. The fund may invest up to 10% of its total assets in preferred stock, convertible securities and other equity related securities.

Except as noted below, each fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, each fund may take temporary defensive positions in cash and short-term debt securities without limit. Although a fund would do this only in seeking to avoid losses, the fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that a fund has any uninvested cash, the fund would also be subject to risk with respect to the depository institution holding the cash.
Fund Name	Transamerica Arbitrage Strategy	Transamerica Bond	Transamerica Commodity Strategy	Transamerica Core Bond	Transamerica Developing Markets Equity
Active Trading	X
Aggressive Investment	X		X		X
Arbitrage	X
Bank Obligations		X
Banking Industry
CFTC Regulation			X
Commodities			X
Convertible Securities		X
Counterparty	X	X	X	X
Credit		X	X	X
Currency	X	X	X	X	X
Currency Hedging	X	X
Depository Receipts					X
Derivatives	X	X	X	X
Distressed or Defaulted Securities
Emerging Markets	X	X	X		X
Equity Securities	X	X			X
Exchange Traded Funds
Extension		X	X	X
Fixed-Income Securities	X	X	X	X
Focused Investing	X		X		X
Foreign Investments	X	X	X	X	X
Growth Stocks					X
High-Yield Debt Securities	X	X	X
Industry Concentration			X
Inflation Protected Securities
Interest Rate		X	X	X
Investment Companies
Leveraging	X	X	X	X
Liquidity	X	X	X	X	X
Loans
Manager	X	X	X	X	X
Market	X	X	X	X	X
Master Limited Partnership
Medium Capitalization Companies
Model and Data
Mortgage-Related & Asset-Backed Securities		X	X	X
Municipal Securities			X
New Fund

Fund Name	Transamerica Arbitrage Strategy	Transamerica Bond	Transamerica Commodity Strategy	Transamerica Core Bond	Transamerica Developing Markets Equity
Non-Diversification			X
Portfolio Selection	X	X	X	X	X
Precious Metals Related Securities			X
Preferred Stock	X	X
Prepayment or Call		X	X	X
Real Estate Securities
REITs		X
Repurchase Agreements		X
Rule 144A & Privately Placed Securities		X
Russian Securities					X
Short Sales	X
Structured Instruments		X	X
Structured Sales
Small Capitalization Companies
Small & Medium Capitalization Companies					X
Sovereign Debt
Subsidiary			X
Tax			X
U.S. Government Agency Obligations			X	X
Valuation	X	X	X	X	X
Value Investing
Volatility Target
Warrants and Rights
Yield

Fund Name	Transamerica Global Multifactor Macro	Transamerica Global Real Estate Securities	Transamerica Growth	Transamerica Intermediate Bond	Transamerica International Equity Opportunities
Active Trading		X	X		X
Aggressive Investment	X
Arbitrage
Bank Obligations
Banking Industry
CFTC Regulation	X
Commodities	X
Convertible Securities		X			X
Counterparty	X	X		X
Credit	X			X
Currency	X	X	X	X	X
Currency Hedging
Depository Receipts	X	X	X		X
Derivatives	X			X

Fund Name	Transamerica Global Multifactor Macro	Transamerica Global Real Estate Securities	Transamerica Growth	Transamerica Intermediate Bond	Transamerica International Equity Opportunities
Distressed or Defaulted Securities
Dollar Rolls				X
Emerging Markets	X	X		X	X
Equity Securities	X	X	X		X
Exchange Traded Funds	X
Exchange-Traded Notes	X
Extension	X	X		X
Fixed-Income Securities	X	X		X
Focused Investing		X			X
Foreign Investments	X	X	X	X	X
Forwards and Future Contracts	X
Growth Stocks			X		X
High-Yield Debt Securities				X
Industry Concentration		X
Inflation Protected Securities
Interest Rate	X			X
Investment Companies	X
Leveraging	X			X
Liquidity	X			X	X
Loans				X
Manager	X	X	X	X	X
Market	X	X	X	X	X
Master Limited Partnership
Medium Capitalization Companies			X
Model and Data	X
Mortgage-Related & Asset-Backed Securities		X		X
Municipal Securities				X
New Fund	X			X
Non-Diversification	X	X
Portfolio Selection	X	X	X	X	X
Precious Metals Related Securities
Preferred Stock			X		X
Prepayment or Call	X	X		X
Real Estate Securities		X
Redemption
REITs		X
Repurchase Agreements				X
Rule 144A & Privately Placed Securities
Short Sales	X
Structured Instruments
Structured Sales
Small Capitalization Companies
Small & Medium Capitalization Companies		X			X

Fund Name	Transamerica Global Multifactor Macro	Transamerica Global Real Estate Securities	Transamerica Growth	Transamerica Intermediate Bond	Transamerica International Equity Opportunities
Sovereign Debt
Subsidiary	X
Tax	X
U.S. Government Agency Obligations	X			X
Valuation	X	X	X	X	X
Value Investing	X				X
Volatility Target
Warrants and Rights			X
Yield				X

Fund Name	Transamerica International Small Cap	Transamerica Long/Short Strategy	Transamerica Managed Futures Strategy	Transamerica Mid Cap Value
Active Trading		X	X
Aggressive Investment			X
Arbitrage
Bank Obligations
Banking Industry
CFTC Regulation			X
Commodities			X
Convertible Securities	X			X
Counterparty	X	X	X
Credit			X
Currency	X	X	X	X
Currency Hedging	X	X	X
Depository Receipts				X
Derivatives	X	X	X	X
Distressed or Defaulted Securities
Emerging Markets	X		X
Equity Securities	X	X		X
Exchange Traded Funds			X
Exchange Traded Notes			X
Extension
Fixed-Income Securities			X
Focused Investing	X			X
Foreign Investments	X	X	X	X
Growth Stocks	X	X
Hedging			X
High-Yield Debt Securities
Industry Concentration
Inflation Protected Securities
Interest Rate		X	X
Investment Companies	X		X
Leveraging	X	X	X

Fund Name	Transamerica International Small Cap	Transamerica Long/Short Strategy	Transamerica Managed Futures Strategy	Transamerica Mid Cap Value
Liquidity	X	X	X
Loans
Manager	X	X	X	X
Market	X	X	X	X
Master Limited Partnership
Medium Capitalization Companies		X		X
Model and Data			X
Mortgage-Related & Asset-Backed Securities
New Fund
Non-Diversification			X
Portfolio Selection	X	X	X	X
Precious Metals Related Securities
Preferred Stock	X			X
Prepayment or Call			X
Real Estate Securities		X
Redemption
REITs		X		X
Repurchase Agreements
Rule 144A & Privately Placed Securities
Short Sales		X	X
Small Capitalization Companies	X		X
Small & Medium Capitalization Companies
Sovereign Debt
Structured Instruments		X	X
Structured Sales
Subsidiary			X
Tax			X
U.S. Government Agency Obligations			X
Valuation	X	X	X	X
Value Investing				X
Volatility Target			X
Warrants and Rights	X
Yield

Fund Name	Transamerica Total Return
Active Trading	X
Arbitrage
Bank Obligations
Banking Industry
CFTC Regulation
Commodities
Convertible Securities	X
Counterparty	X
Credit	X
Currency	X

Fund Name	Transamerica Total Return
Currency Hedging	X
Depository Receipts
Derivatives	X
Distressed or Defaulted Securities
Dollar Rolls	X
Emerging Markets	X
Equity Securities	X
Exchange Traded Funds
Extension	X
Fixed-Income Securities	X
Focused Investing
Foreign Investments	X
Growth Stocks
High-Yield Debt Securities	X
Industry Concentration
Inflation Protected Securities
Interest Rate	X
Investment Companies
Leveraging	X
Liquidity	X
Loans
Manager	X
Market	X
Master Limited Partnership
Medium Capitalization Companies
Model and Data
Mortgage-Related & Asset-Backed Securities	X
New Fund
Non-Diversification
Portfolio Selection	X
Precious Metals Related Securities
Preferred Stock	X
Prepayment or Call	X
Real Estate Securities
Redemption
REITs
Repurchase Agreements	X
Rule 144A & Privately Placed Securities	X
Short Sales	X
Structured Instruments
Structured Sales
Small Capitalization Companies
Small & Medium Capitalization Companies
Sovereign Debt	X
Subsidiary
Tax
To be Announced Transaction	X
U.S. Government Agency Obligations	X

Fund Name	Transamerica Total Return
Valuation	X
Value Investing
Volatility Target
Warrants and Rights
Yield

Financial Highlights

The Financial Highlights table is intended to help you understand a fund’s performance for the past five years or since its inception if less than five years. Certain information reflects financial results for a single fund share. The total returns in the table represent the rate an investor would have earned (or lost) on an investment in the fund for the period shown, assuming reinvestment of all dividends and distributions. Information has been derived from financial statements audited by Ernst & Young LLP, an Independent Registered Public Accounting firm, whose report, along with the fund’s financial statements, is included in the October 31, 2014 Annual Report, which is available to you upon request.
Financial highlights for Class I of Transamerica Concentrated Growth through December 31, 2013, are based on the historical financial highlights of The Torray Resolute Fund, a separate series of The Torray Fund (the “predecessor fund”). The information has been derived from financial statements, audited by another Independent Registered Public Accounting firm, whose report, along with the predecessor fund’s financial statements, is included in the predecessor fund’s Annual Report for the fiscal year ended December 31, 2013, which is available to you upon request.
Information is not shown for Transamerica Unconstrained Bond, as the fund commenced operations on or after October 31, 2014.
Financial highlights for Class I of Transamerica International Equity through October 31, 2010 are based on the historical financial highlights of TS&W International Equity Portfolio, a separate series of The Advisors’ Inner Circle Fund (the “predecessor fund”). The information has been derived from financial statements, audited by another Independent Registered Public Accounting firm, whose report, along with the predecessor fund’s financial statements, is included in the predecessor fund’s Annual Report for the fiscal year ended October 31, 2010, which is available to you upon request.
For a share outstanding during the years indicated:	Transamerica Asset Allocation - Conservative Portfolio
	Class A
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$12.33	$11.73	$11.17	$11.22	$10.42
Investment operations
Net investment income (loss)(A) (B)	0.29	0.27	0.28	0.30	0.35
Net realized and unrealized gain (loss)	0.39	0.64	0.55	(0.06)	0.83
Total investment operations	0.68	0.91	0.83	0.24	1.18
Distributions
Net investment income	(0.30)	(0.27)	(0.27)	(0.29)	(0.38)
Net realized gains	(0.33)	(0.04)	—	—	—
Total distributions	(0.63)	(0.31)	(0.27)	(0.29)	(0.38)
Net asset value
End of year	$12.38	$12.33	$11.73	$11.17	$11.22
Total return(C)	5.65%	7.90%	7.55%	2.20%	11.59%
Ratio and supplemental data
Net assets end of year (000’s)	$416,116	$451,868	$495,444	$489,240	$485,473
Expenses to average net assets(D)	0.53%	0.58%	0.59%	0.62%	0.63%
Net investment income (loss) to average net assets(B)	2.38%	2.30%	2.40%	2.63%	3.28%
Portfolio turnover rate(E)	26%	6%	20%	31%	16%
(A)	Calculated based on average number of shares outstanding.
(B)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Does not include expenses of the investment companies in which the Fund invests.
(E)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Asset Allocation - Conservative Portfolio
	Class B
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$12.26	$11.66	$11.11	$11.17	$10.38
Investment operations
Net investment income (loss)(A) (B)	0.21	0.19	0.20	0.24	0.30
Net realized and unrealized gain (loss)	0.38	0.63	0.55	(0.07)	0.80
Total investment operations	0.59	0.82	0.75	0.17	1.10
Distributions
Net investment income	(0.20)	(0.18)	(0.20)	(0.23)	(0.31)
Net realized gains	(0.33)	(0.04)	—	—	—
Total distributions	(0.53)	(0.22)	(0.20)	(0.23)	(0.31)
Net asset value
End of year	$12.32	$12.26	$11.66	$11.11	$11.17
Total return(C)	4.96%	7.13%	6.81%	1.50%	10.82%
Ratio and supplemental data
Net assets end of year (000’s)	$37,192	$52,694	$65,549	$80,696	$114,303
Expenses to average net assets(D)	1.28%	1.29%	1.28%	1.27%	1.26%
Net investment income (loss) to average net assets(B)	1.73%	1.62%	1.78%	2.08%	2.81%
Portfolio turnover rate(E)	26%	6%	20%	31%	16%
(A)	Calculated based on average number of shares outstanding.
(B)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Does not include expenses of the investment companies in which the Fund invests.
(E)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Asset Allocation - Conservative Portfolio
	Class C
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$12.24	$11.64	$11.09	$11.16	$10.37
Investment operations
Net investment income (loss)(A) (B)	0.21	0.19	0.20	0.23	0.29
Net realized and unrealized gain (loss)	0.38	0.64	0.55	(0.06)	0.82
Total investment operations	0.59	0.83	0.75	0.17	1.11
Distributions
Net investment income	(0.21)	(0.19)	(0.20)	(0.24)	(0.32)
Net realized gains	(0.33)	(0.04)	—	—	—
Total distributions	(0.54)	(0.23)	(0.20)	(0.24)	(0.32)
Net asset value
End of year	$12.29	$12.24	$11.64	$11.09	$11.16
Total return(C)	4.97%	7.24%	6.90%	1.50%	10.92%
Ratio and supplemental data
Net assets end of year (000’s)	$508,285	$548,471	$584,283	$578,193	$601,625
Expenses to average net assets(D)	1.22%	1.23%	1.22%	1.21%	1.22%
Net investment income (loss) to average net assets(B)	1.69%	1.63%	1.77%	2.04%	2.75%
Portfolio turnover rate(E)	26%	6%	20%	31%	16%
(A)	Calculated based on average number of shares outstanding.
(B)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Does not include expenses of the investment companies in which the Fund invests.
(E)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the period and years indicated:	Transamerica Asset Allocation - Conservative Portfolio
	Class I
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010 (A)
Net asset value
Beginning of period/year	$12.35	$11.75	$11.19	$11.24	$10.69
Investment operations
Net investment income (loss)(B) (C)	0.32	0.30	0.30	0.32	0.22
Net realized and unrealized gain (loss)	0.39	0.65	0.56	(0.04)	0.75
Total investment operations	0.71	0.95	0.86	0.28	0.97
Distributions
Net investment income	(0.33)	(0.31)	(0.30)	(0.33)	(0.42)
Net realized gains	(0.33)	(0.04)	—	—	—
Total distributions	(0.66)	(0.35)	(0.30)	(0.33)	(0.42)
Net asset value
End of period/year	$12.40	$12.35	$11.75	$11.19	$11.24
Total return(D)	5.94%	8.24%	7.87%	2.52%	9.39% (E)
Ratio and supplemental data
Net assets end of period/year (000’s)	$32,814	$28,551	$24,297	$15,067	$10,813
Expenses to average net assets(F)	0.26%	0.26%	0.25%	0.26%	0.28% (G)
Net investment income (loss) to average net assets(C)	2.58%	2.47%	2.58%	2.83%	2.24% (G)
Portfolio turnover rate(H)	26%	6%	20%	31%	16% (E)
(A)	Commenced operations on November 30, 2009.
(B)	Calculated based on average number of shares outstanding.
(C)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(D)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)	Not annualized.
(F)	Does not include expenses of the investment companies in which the Fund invests.
(G)	Annualized.
(H)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Asset Allocation - Conservative Portfolio
	Class R
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$12.41	$11.81	$11.24	$11.29	$10.49
Investment operations
Net investment income (loss)(A) (B)	0.25	0.27	0.26	0.28	0.27
Net realized and unrealized gain (loss)	0.40	0.61	0.55	(0.07)	0.88
Total investment operations	0.65	0.88	0.81	0.21	1.15
Distributions
Net investment income	(0.26)	(0.24)	(0.24)	(0.26)	(0.35)
Net realized gains	(0.33)	(0.04)	—	—	—
Total distributions	(0.59)	(0.28)	(0.24)	(0.26)	(0.35)
Net asset value
End of year	$12.47	$12.41	$11.81	$11.24	$11.29
Total return(C)	5.40%	7.61%	7.30%	1.90%	11.23%
Ratio and supplemental data
Net assets end of year (000’s)	$2,051	$2,439	$2,589	$2,425	$3,061
Expenses to average net assets(D)	0.82%	0.81%	0.85%	0.90%	0.88%
Net investment income (loss) to average net assets(B)	2.06%	2.21%	2.23%	2.50%	2.56%
Portfolio turnover rate(E)	26%	6%	20%	31%	16%
(A)	Calculated based on average number of shares outstanding.
(B)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Does not include expenses of the investment companies in which the Fund invests.
(E)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Asset Allocation - Growth Portfolio
	Class A
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$15.26	$12.37	$11.49	$11.36	$9.92
Investment operations
Net investment income (loss)(A) (B)	0.32	0.16	0.07	0.07	0.05
Net realized and unrealized gain (loss)	1.08	2.87	0.94	0.11	1.48
Total investment operations	1.40	3.03	1.01	0.18	1.53
Distributions
Net investment income	(0.31)	(0.14)	(0.13)	(0.05)	(0.09)
Net asset value
End of year	$16.35	$15.26	$12.37	$11.49	$11.36
Total return(C)	9.30%	24.75%	8.96%	1.59%	15.55%
Ratio and supplemental data
Net assets end of year (000’s)	$728,850	$693,517	$601,498	$610,951	$645,459
Expenses to average net assets(D)	0.55%	0.62%	0.65%	0.67%	0.68%
Net investment income (loss) to average net assets(B)	2.02%	1.18%	0.56%	0.58%	0.45%
Portfolio turnover rate(E)	31%	22%	21%	30%	10%
(A)	Calculated based on average number of shares outstanding.
(B)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Does not include expenses of the investment companies in which the Fund invests.
(E)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Asset Allocation - Growth Portfolio
	Class B
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$14.91	$12.07	$11.20	$11.09	$9.70
Investment operations
Net investment income (loss)(A) (B)	0.23	0.07	(0.01)	— (C)	(0.02)
Net realized and unrealized gain (loss)	1.03	2.80	0.91	0.11	1.44
Total investment operations	1.26	2.87	0.90	0.11	1.42
Distributions
Net investment income	(0.19)	(0.03)	(0.03)	—	(0.03)
Net asset value
End of year	$15.98	$14.91	$12.07	$11.20	$11.09
Total return (D)	8.49%	23.83%	8.08%	0.99%	14.65%
Ratio and supplemental data
Net assets end of year (000’s)	$73,479	$98,099	$106,594	$140,909	$184,263
Expenses to average net assets(E)	1.34%	1.38%	1.38%	1.36%	1.35%
Net investment income (loss) to average net assets(B)	1.51%	0.51%	(0.12)%	(0.02)%	(0.18)%
Portfolio turnover rate(F)	31%	22%	21%	30%	10%
(A)	Calculated based on average number of shares outstanding.
(B)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(C)	Rounds to less than $0.01 or $(0.01).
(D)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)	Does not include expenses of the investment companies in which the Fund invests.
(F)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Asset Allocation - Growth Portfolio
	Class C
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$14.88	$12.06	$11.20	$11.09	$9.69
Investment operations
Net investment income (loss)(A) (B)	0.20	0.07	(0.01)	— (C)	(0.01)
Net realized and unrealized gain (loss)	1.06	2.81	0.92	0.11	1.45
Total investment operations	1.26	2.88	0.91	0.11	1.44
Distributions
Net investment income	(0.22)	(0.06)	(0.05)	—	(0.04)
Net asset value
End of year	$15.92	$14.88	$12.06	$11.20	$11.09
Total return(D)	8.51%	23.95%	8.22%	0.99%	14.86%
Ratio and supplemental data
Net assets end of year (000’s)	$736,246	$710,928	$629,208	$682,872	$774,914
Expenses to average net assets(E)	1.26%	1.30%	1.29%	1.29%	1.29%
Net investment income (loss) to average net assets(B)	1.32%	0.51%	(0.08)%	—% (F)	(0.12)%
Portfolio turnover rate(G)	31%	22%	21%	30%	10%
(A)	Calculated based on average number of shares outstanding.
(B)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(C)	Rounds to less than $0.01 or $(0.01).
(D)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)	Does not include expenses of the investment companies in which the Fund invests.
(F)	Rounds to less than 0.01% or (0.01)%.
(G)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the period and years indicated:	Transamerica Asset Allocation - Growth Portfolio
	Class I
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010 (A)
Net asset value
Beginning of period/year	$15.28	$12.39	$11.53	$11.39	$10.35
Investment operations
Net investment income (loss)(B) (C)	0.35	0.20	0.10	0.11	(0.02)
Net realized and unrealized gain (loss)	1.11	2.88	0.94	0.13	1.20
Total investment operations	1.46	3.08	1.04	0.24	1.18
Distributions
Net investment income	(0.37)	(0.19)	(0.18)	(0.10)	(0.14)
Net asset value
End of period/year	$16.37	$15.28	$12.39	$11.53	$11.39
Total return(D)	9.64%	25.21%	9.28%	2.10%	11.57% (E)
Ratio and supplemental data
Net assets end of period/year (000’s)	$30,595	$23,052	$17,219	$14,642	$13,112
Expenses to average net assets(F)	0.26%	0.27%	0.25%	0.27%	0.30% (G)
Net investment income (loss) to average net assets(C)	2.19%	1.49%	0.86%	0.93%	(0.15)% (G)
Portfolio turnover rate(H)	31%	22%	21%	30%	10% (E)
(A)	Commenced operations on November 30, 2009.
(B)
Calculated based on average number of shares outstanding.
(C)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(D)
Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)
Not annualized.
(F)
Does not include expenses of the investment companies in which the Fund invests.
(G)
Annualized.
(H)
Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Asset Allocation - Growth Portfolio
	Class R
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$15.16	$12.27	$11.39	$11.27	$9.85
Investment operations
Net investment income (loss)(A) (B)	0.23	0.13	0.06	0.05	0.01
Net realized and unrealized gain (loss)	1.12	2.86	0.92	0.11	1.49
Total investment operations	1.35	2.99	0.98	0.16	1.50
Distributions
Net investment income	(0.27)	(0.10)	(0.10)	(0.04)	(0.08)
Net asset value
End of year	$16.24	$15.16	$12.27	$11.39	$11.27
Total return(C)	9.01%	24.51%	8.76%	1.45%	15.35%
Ratio and supplemental data
Net assets end of year (000’s)	$2,127	$2,541	$1,661	$3,722	$3,762
Expenses to average net assets(D)	0.85%	0.84%	0.82%	0.82%	0.84%
Net investment income (loss) to average net assets(B)	1.47%	0.97%	0.52%	0.44%	0.15%
Portfolio turnover rate(E)	31%	22%	21%	30%	10%
(A)
Calculated based on average number of shares outstanding.
(B)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(C)
Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)
Does not include expenses of the investment companies in which the Fund invests.
(E)
Does not include portfolio activity of the investment companies in which the Fund invests.
For a share outstanding during the years indicated:	Transamerica Asset Allocation - Moderate Growth Portfolio
	Class A
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$14.39	$12.34	$11.55	$11.59	$10.39
Investment operations
Net investment income (loss) (A) (B)	0.31	0.21	0.16	0.19	0.19
Net realized and unrealized gain (loss)	0.83	2.06	0.80	(0.06)	1.27
Total investment operations	1.14	2.27	0.96	0.13	1.46
Distributions
Net investment income	(0.30)	(0.22)	(0.17)	(0.17)	(0.23)
Return of capital	—	—	—	—	(0.03)
Total distributions	(0.30)	(0.22)	(0.17)	(0.17)	(0.26)
Net asset value
End of year	$15.23	$14.39	$12.34	$11.55	$11.59
Total return(C)	8.01%	18.67%	8.48%	1.09%	14.35%
Ratio and supplemental data
Net assets end of year (000’s)	$1,319,226	$1,269,265	$1,181,926	$1,186,790	$1,202,885
Expenses to average net assets (D)	0.52%	0.58%	0.60%	0.62%	0.62%
Net investment income (loss) to average net assets(B)	2.09%	1.60%	1.30%	1.58%	1.80%
Portfolio turnover rate(E)	33%	19%	25%	35%	17%
(A)	Calculated based on average number of shares outstanding.
(B)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Does not include expenses of the investment companies in which the Fund invests.
(E)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Asset Allocation - Moderate Growth Portfolio
	Class B
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$14.38	$12.32	$11.50	$11.53	$10.34
Investment operations
Net investment income (loss)(A) (B)	0.23	0.12	0.08	0.12	0.13
Net realized and unrealized gain (loss)	0.79	2.05	0.80	(0.07)	1.25
Total investment operations	1.02	2.17	0.88	0.05	1.38
Distributions
Net investment income	(0.17)	(0.11)	(0.06)	(0.08)	(0.16)
Return of capital	—	—	—	—	(0.03)
Total distributions	(0.17)	(0.11)	(0.06)	(0.08)	(0.19)
Net asset value
End of year	$15.23	$14.38	$12.32	$11.50	$11.53
Total return(C)	7.16%	17.72%	7.73%	0.43%	13.57%
Ratio and supplemental data
Net assets end of year (000’s)	$133,060	$182,030	$213,032	$283,905	$383,062
Expenses to average net assets(D)	1.30%	1.33%	1.33%	1.31%	1.30%
Net investment income (loss) to average net assets(B)	1.52%	0.94%	0.65%	1.02%	1.19%
Portfolio turnover rate(E)	33%	19%	25%	35%	17%
(A)	Calculated based on average number of shares outstanding.
(B)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(C)
Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)
Does not include expenses of the investment companies in which the Fund invests.
(E)
Does not include portfolio activity of the investment companies in which the Fund invests.
For a share outstanding during the years indicated:	Transamerica Asset Allocation - Moderate Growth Portfolio
	Class C
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$14.30	$12.26	$11.47	$11.50	$10.32
Investment operations
Net investment income (loss) (A) (B)	0.21	0.12	0.08	0.12	0.13
Net realized and unrealized gain (loss)	0.82	2.05	0.80	(0.05)	1.25
Total investment operations	1.03	2.17	0.88	0.07	1.38
Distributions
Net investment income	(0.21)	(0.13)	(0.09)	(0.10)	(0.17)
Return of capital	—	—	—	—	(0.03)
Total distributions	(0.21)	(0.13)	(0.09)	(0.10)	(0.20)
Net asset value
End of year	$15.12	$14.30	$12.26	$11.47	$11.50
Total return(C)	7.23%	17.88%	7.74%	0.56%	13.58%
Ratio and supplemental data
Net assets end of year (000’s)	$1,526,267	$1,506,825	$1,379,454	$1,468,164	$1,606,227
Expenses to average net assets(D)	1.23%	1.26%	1.25%	1.25%	1.25%
Net investment income (loss) to average net assets(B)	1.39%	0.92%	0.66%	0.99%	1.20%
Portfolio turnover rate(E)	33%	19%	25%	35%	17%
(A)	Calculated based on average number of shares outstanding.
(B)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Does not include expenses of the investment companies in which the Fund invests.
(E)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the period and years indicated:	Transamerica Asset Allocation - Moderate Growth Portfolio
	Class I
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010 (A)
Net asset value
Beginning of period/year	$14.40	$12.36	$11.58	$11.61	$10.76
Investment operations
Net investment income (loss) (B) (C)	0.34	0.24	0.18	0.21	0.09
Net realized and unrealized gain (loss)	0.84	2.06	0.81	(0.03)	1.07
Total investment operations	1.18	2.30	0.99	0.18	1.16
Distributions
Net investment income	(0.35)	(0.26)	(0.21)	(0.21)	(0.28)
Return of capital	—	—	—	—	(0.03)
Total distributions	(0.35)	(0.26)	(0.21)	(0.21)	(0.31)
Net asset value
End of period/year	$15.23	$14.40	$12.36	$11.58	$11.61
Total return(D)	8.27%	19.00%	8.82%	1.54%	11.07% (E)
Ratio and supplemental data
Net assets end of period/year (000’s)	$54,952	$46,067	$34,145	$23,403	$16,293
Expenses to average net assets(F)	0.25%	0.26%	0.25%	0.26%	0.29% (G)
Net investment income (loss) to average net assets(C)	2.30%	1.84%	1.53%	1.74%	0.89% (G)
Portfolio turnover rate(H)	33%	19%	25%	35%	17% (E)
(A)	Commenced operations on November 30, 2009.
(B)	Calculated based on average number of shares outstanding.
(C)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(D)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)	Not annualized.
(F)	Does not include expenses of the investment companies in which the Fund invests.
(G)	Annualized.
(H)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Asset Allocation - Moderate Growth Portfolio
	Class R
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$14.32	$12.28	$11.50	$11.53	$10.36
Investment operations
Net investment income (loss)(A) (B)	0.26	0.19	0.14	0.17	0.15
Net realized and unrealized gain (loss)	0.84	2.04	0.79	(0.04)	1.28
Total investment operations	1.10	2.23	0.93	0.13	1.43
Distributions
Net investment income	(0.27)	(0.19)	(0.15)	(0.16)	(0.23)
Return of capital	—	—	—	—	(0.03)
Total distributions	(0.27)	(0.19)	(0.15)	(0.16)	(0.26)
Net asset value
End of year	$15.15	$14.32	$12.28	$11.50	$11.53
Total return(C)	7.77%	18.46%	8.21%	1.06%	14.08%
Ratio and supplemental data
Net assets end of year (000’s)	$5,364	$5,202	$4,965	$5,306	$5,413
Expenses to average net assets (D)	0.75%	0.77%	0.77%	0.77%	0.79%
Net investment income (loss) to average net assets(B)	1.75%	1.42%	1.14%	1.43%	1.43%
Portfolio turnover rate(E)	33%	19%	25%	35%	17%
(A)	Calculated based on average number of shares outstanding.
(B)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Does not include expenses of the investment companies in which the Fund invests.
(E)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Asset Allocation - Moderate Portfolio
	Class A
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$13.58	$12.26	$11.60	$11.59	$10.62
Investment operations
Net investment income (loss)(A) (B)	0.27	0.24	0.23	0.26	0.30
Net realized and unrealized gain (loss)	0.54	1.34	0.67	(0.02)	1.04
Total investment operations	0.81	1.58	0.90	0.24	1.34
Distributions
Net investment income	(0.27)	(0.26)	(0.24)	(0.23)	(0.37)
Net realized gains	(0.56)	—	—	—	—
Total distributions	(0.83)	(0.26)	(0.24)	(0.23)	(0.37)
Net asset value
End of year	$13.56	$13.58	$12.26	$11.60	$11.59
Total return(C)	6.20%	13.13%	7.95%	2.10%	12.95%
Ratio and supplemental data
Net assets end of year (000’s)	$899,852	$900,887	$866,505	$877,866	$857,469
Expenses to average net assets (D)	0.52%	0.56%	0.58%	0.61%	0.61%
Net investment income (loss) to average net assets(B)	1.99%	1.89%	1.93%	2.23%	2.78%
Portfolio turnover rate(E)	27%	21%	22%	30%	16%
(A)	Calculated based on average number of shares outstanding.
(B)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Does not include expenses of the investment companies in which the Fund invests.
(E)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Asset Allocation - Moderate Portfolio
	Class B
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$13.61	$12.26	$11.58	$11.55	$10.59
Investment operations
Net investment income (loss)(A) (B)	0.18	0.16	0.15	0.20	0.24
Net realized and unrealized gain (loss)	0.52	1.34	0.65	(0.03)	1.02
Total investment operations	0.70	1.50	0.80	0.17	1.26
Distributions
Net investment income	(0.15)	(0.15)	(0.12)	(0.14)	(0.30)
Net realized gains	(0.56)	—	—	—	—
Total distributions	(0.71)	(0.15)	(0.12)	(0.14)	(0.30)
Net asset value
End of year	$13.60	$13.61	$12.26	$11.58	$11.55
Total return(C)	5.32%	12.36%	7.06%	1.49%	12.13%
Ratio and supplemental data
Net assets end of year (000’s)	$71,121	$95,350	$115,595	$152,538	$220,658
Expenses to average net assets(D)	1.30%	1.31%	1.31%	1.28%	1.28%
Net investment income (loss) to average net assets(B)	1.32%	1.21%	1.28%	1.69%	2.24%
Portfolio turnover rate(E)	27%	21%	22%	30%	16%
(A)	Calculated based on average number of shares outstanding.
(B)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Does not include expenses of the investment companies in which the Fund invests.
(E)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Asset Allocation - Moderate Portfolio
	Class C
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$13.48	$12.17	$11.52	$11.50	$10.55
Investment operations
Net investment income (loss)(A) (B)	0.17	0.15	0.15	0.19	0.24
Net realized and unrealized gain (loss)	0.53	1.34	0.66	(0.01)	1.02
Total investment operations	0.70	1.49	0.81	0.18	1.26
Distributions
Net investment income	(0.18)	(0.18)	(0.16)	(0.16)	(0.31)
Net realized gains	(0.56)	—	—	—	—
Total distributions	(0.74)	(0.18)	(0.16)	(0.16)	(0.31)
Net asset value
End of year	$13.44	$13.48	$12.17	$11.52	$11.50
Total return(C)	5.39%	12.37%	7.17%	1.50%	12.22%
Ratio and supplemental data
Net assets end of year (000’s)	$1,138,082	$1,142,473	$1,069,033	$1,088,747	$1,142,029
Expenses to average net assets (D)	1.22%	1.24%	1.23%	1.22%	1.22%
Net investment income (loss) to average net assets(B)	1.29%	1.21%	1.28%	1.64%	2.21%
Portfolio turnover rate(E)	27%	21%	22%	30%	16%
(A)	Calculated based on average number of shares outstanding.
(B)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Does not include expenses of the investment companies in which the Fund invests.
(E)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the period and years indicated:	Transamerica Asset Allocation - Moderate Portfolio
	Class I
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010 (A)
Net asset value
Beginning of period/year	$13.59	$12.28	$11.63	$11.61	$10.94
Investment operations
Net investment income (loss)(B) (C)	0.30	0.28	0.25	0.28	0.17
Net realized and unrealized gain (loss)	0.54	1.33	0.68	0.01	0.91
Total investment operations	0.84	1.61	0.93	0.29	1.08
Distributions
Net investment income	(0.31)	(0.30)	(0.28)	(0.27)	(0.41)
Net realized gains	(0.56)	—	—	—	—
Total distributions	(0.87)	(0.30)	(0.28)	(0.27)	(0.41)
Net asset value
End of period/year	$13.56	$13.59	$12.28	$11.63	$11.61
Total return(D)	6.45%	13.41%	8.26%	2.53%	10.27% (E)
Ratio and supplemental data
Net assets end of period/year (000’s)	$47,590	$41,286	$36,572	$26,332	$17,853
Expenses to average net assets(F)	0.25%	0.26%	0.25%	0.26%	0.28% (G)
Net investment income (loss) to average net assets(C)	2.21%	2.17%	2.11%	2.42%	1.73% (G)
Portfolio turnover rate(H)	27%	21%	22%	30%	16% (E)
(A)	Commenced operations on November 30, 2009.
(B)	Calculated based on average number of shares outstanding.
(C)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(D)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)	Not annualized.
(F)	Does not include expenses of the investment companies in which the Fund invests.
(G)	Annualized.
(H)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Asset Allocation - Moderate Portfolio
	Class R
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$13.52	$12.20	$11.54	$11.53	$10.58
Investment operations
Net investment income (loss)(A) (B)	0.22	0.21	0.20	0.23	0.24
Net realized and unrealized gain (loss)	0.55	1.34	0.67	— (C)	1.06
Total investment operations	0.77	1.55	0.87	0.23	1.30
Distributions
Net investment income	(0.25)	(0.23)	(0.21)	(0.22)	(0.35)
Net realized gains	(0.56)	—	—	—	—
Total distributions	(0.81)	(0.23)	(0.21)	(0.22)	(0.35)
Net asset value
End of year	$13.48	$13.52	$12.20	$11.54	$11.53
Total return(D)	5.88%	12.93%	7.72%	2.01%	12.60%
Ratio and supplemental data
Net assets end of year (000’s)	$5,665	$4,990	$4,954	$5,314	$4,278
Expenses to average net assets(E)	0.73%	0.76%	0.79%	0.82%	0.83%
Net investment income (loss) to average net assets(B)	1.68%	1.67%	1.71%	2.00%	2.23%
Portfolio turnover rate(F)	27%	21%	22%	30%	16%
(A)	Calculated based on average number of shares outstanding.
(B)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(C)	Rounds to less than $0.01 or $(0.01).
(D)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)	Does not include expenses of the investment companies in which the Fund invests.
(F)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the period and years indicated:	Transamerica Capital Growth
	Class A
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010(A)
Net asset value
Beginning of period/year	$21.40	$15.34	$15.47	$13.78	$11.77
Investment operations
Net investment income (loss)(B)	(0.15)	(0.07)	— (C)	(0.12)	(0.09)
Net realized and unrealized gain (loss)	3.64	6.49	0.32	1.81	2.12
Total investment operations	3.49	6.42	0.32	1.69	2.03
Distributions
Net investment income	—	—	—	—	(0.02)
Net realized gains	(0.49)	(0.36)	(0.45)	—	—
Total distributions	(0.49)	(0.36)	(0.45)	—	(0.02)
Net asset value
End of period/year	$24.40	$21.40	$15.34	$15.47	$13.78
Total return(D)	16.52%	42.74%	2.38%	12.34%	17.24% (E)
Ratio and supplemental data
Net assets end of period/year (000’s)	$124,413	$88,843	$65,782	$66,058	$48,547
Expenses to average net assets
After (waiver/reimbursement) recapture	1.26%	1.48%	1.52%	1.55%	1.55% (F)
Before (waiver/reimbursement) recapture	1.26%	1.41%	1.47%	1.63%	1.78% (F)
Net investment income (loss) to average net assets	(0.63)%	(0.38)%	0.01%	(0.76)%	(0.75)% (F)
Portfolio turnover rate	30%	29%	52%	90%	57% (E)
(A)
Commenced operations on November 13, 2009.
(B)
Calculated based on average number of shares outstanding.
(C)
Rounds to less than $0.01 or $(0.01).
(D)
Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)
Not annualized.
(F)
Annualized.

For a share outstanding during the period and years indicated:	Transamerica Capital Growth
	Class B
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010(A)
Net asset value
Beginning of period/year	$19.31	$13.96	$14.22	$12.75	$10.95
Investment operations
Net investment income (loss)(B)	(0.32)	(0.17)	(0.10)	(0.20)	(0.15)
Net realized and unrealized gain (loss)	3.26	5.88	0.29	1.67	1.96
Total investment operations	2.94	5.71	0.19	1.47	1.81
Distributions
Net investment income	—	—	— (C)	—	(0.01)
Net realized gains	(0.49)	(0.36)	(0.45)	—	—
Total distributions	(0.49)	(0.36)	(0.45)	—	(0.01)
Net asset value
End of period/year	$21.76	$19.31	$13.96	$14.22	$12.75
Total return(D)	15.44%	41.86%	1.65%	11.61%	16.51% (E)
Ratio and supplemental data
Net assets end of period/year (000’s)	$4,932	$6,020	$5,596	$7,786	$9,916
Expenses to average net assets
After (waiver/reimbursement) recapture	2.20%	2.20%	2.20%	2.20%	2.20% (F)
Before (waiver/reimbursement) recapture	2.16%	2.28%	2.33%	2.45%	2.51% (F)
Net investment income (loss) to average net assets	(1.54)%	(1.07)%	(0.73)%	(1.41)%	(1.36)% (F)
Portfolio turnover rate	30%	29%	52%	90%	57% (E)
(A)
Commenced operations on November 13, 2009.
(B)
Calculated based on average number of shares outstanding.
(C)
Rounds to less than $0.01 or $(0.01).
(D)
Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)
Not annualized.
(F)	Annualized.

For a share outstanding during the period and years indicated:	Transamerica Capital Growth
	Class C
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010(A)
Net asset value
Beginning of period/year	$19.33	$13.96	$14.20	$12.74	$10.94
Investment operations
Net investment income (loss)(B)	(0.28)	(0.15)	(0.08)	(0.20)	(0.15)
Net realized and unrealized gain (loss)	3.28	5.88	0.29	1.66	1.96
Total investment operations	3.00	5.73	0.21	1.46	1.81
Distributions
Net investment income	—	—	— (C)	—	(0.01)
Net realized gains	(0.49)	(0.36)	(0.45)	—	—
Total distributions	(0.49)	(0.36)	(0.45)	—	(0.01)
Net asset value
End of period/year	$21.84	$19.33	$13.96	$14.20	$12.74
Total return(D)	15.74%	42.01%	1.80%	11.62%	16.53% (E)
Ratio and supplemental data
Net assets end of period/year (000’s)	$50,879	$27,535	$19,809	$16,252	$12,814
Expenses to average net assets
After (waiver/reimbursement) recapture	1.95%	2.04%	2.08%	2.20%	2.20% (F)
Before (waiver/reimbursement) recapture	1.95%	2.04%	2.06%	2.18%	2.26% (F)
Net investment income (loss) to average net assets	(1.34)%	(0.95)%	(0.54)%	(1.41)%	(1.39)% (F)
Portfolio turnover rate	30%	29%	52%	90%	57% (E)
(A)
Commenced operations on November 13, 2009.
(B)
Calculated based on average number of shares outstanding.
(C)
Rounds to less than $0.01 or $(0.01).
(D)
Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)
Not annualized.
(F)	Annualized.

For a share outstanding during the period and years indicated:	Transamerica Capital Growth
	Class I
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010(A)
Net asset value
Beginning of period/year	$21.78	$15.61	$15.66	$13.89	$11.64
Investment operations
Net investment income (loss)(B)	(0.07)	0.02	0.11	(0.06)	(0.06)
Net realized and unrealized gain (loss)	3.70	6.59	0.30	1.83	2.33
Total investment operations	3.63	6.61	0.41	1.77	2.27
Distributions
Net investment income	—	(0.08)	(0.01)	—	(0.02)
Net realized gains	(0.49)	(0.36)	(0.45)	—	—
Total distributions	(0.49)	(0.44)	(0.46)	—	(0.02)
Net asset value
End of period/year	$24.92	$21.78	$15.61	$15.66	$13.89
Total return(C)	16.88%	43.45%	2.96%	12.81%	19.58% (D)
Ratio and supplemental data
Net assets end of period/year (000’s)	$161,858	$105,747	$80,083	$11,767	$434
Expenses to average net assets
After (waiver/reimbursement) recapture	0.95%	0.99%	0.94%	1.13%	1.20% (E)
Before (waiver/reimbursement) recapture	0.95%	0.99%	0.94%	1.10%	1.85% (E)
Net investment income (loss) to average net assets	(0.31)%	0.11%	0.66%	(0.37)%	(0.51)% (E)
Portfolio turnover rate	30%	29%	52%	90%	57% (D)
(A)
Commenced operations on November 30, 2009.
(B)
Calculated based on average number of shares outstanding.
(C)
Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)
Not annualized.
(E)
Annualized.
For a share outstanding during the period indicated:	Transamerica Concentrated Growth
	Class A	Class C
	October 31, 2014(A)	October 31, 2014(A)
Net asset value
Beginning of period	$15.57	$15.57
Investment operations
Net investment income (loss)(B)	— (C)	(0.07)
Net realized and unrealized gain (loss)	0.65	0.64
Total investment operations	0.65	0.57
Net asset value
End of period	$16.22	$16.14
Total return(D)	4.17% (E)	3.66% (E)
Ratio and supplemental data
Net assets end of period (000’s)	$444	$274
Expenses to average net assets
After (waiver/reimbursement) recapture	1.18% (F)	1.93% (F)
Before (waiver/reimbursement) recapture	1.18% (F)	1.93% (F)
Net investment income (loss) to average net assets	0.03% (F)	(0.67)% (F)
Portfolio turnover rate	18% (E)	18% (E)
(A)	Commenced operations on March 1, 2014.
(B)
Calculated based on average number of shares outstanding.
(C)
Rounds to less than $0.01 or $(0.01).
(D)
Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)
Not annualized.
(F)	Annualized.

For a share outstanding during the period and years indicated:	Transamerica Concentrated Growth
	Class I(A)
	October 31, 2014(B)	December 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010(C)
Net asset value
Beginning of period/year	$15.76	$12.240	$10.220	$10.000	$10.000
Investment operations
Net investment income (loss)(D)	0.02	(0.003)	0.009 (E)	0.003	0.000
Net realized and unrealized gain (loss)	0.76	3.869	2.064	0.221 (F)	0.000
Total investment operations	0.78	3.866	2.073	0.224	0.000
Distributions
Net investment income	—	(0.004)	(0.006)	(0.002)	0.000
Net realized gains	(0.45)	(0.342)	(0.047)	(0.002)	—
Total distributions	(0.45)	(0.346)	(0.053)	(0.004)	0.000
Net asset value
End of period/year	$16.09	$15.76	$12.24	$10.22	$10.00
Total return(G)	6.13% (H)	31.84%	20.28%	2.23%	0.00%
Ratio and supplemental data
Net assets end of period/year (000’s)	$19,643	$13,761	$10,320	$2,801	$100
Expenses to average net assets
After (waiver/reimbursement) recapture	1.00% (I)	1.25%	1.25%	1.25%	0.00%
Before (waiver/reimbursement) recapture	1.08% (I)	2.18%	3.68%	5.90%	0.00%
Net investment income (loss) to average net assets	0.16% (I)	(0.02)%	0.08% (E)	0.03%	0.00%
Portfolio turnover rate	18% (H)	14.84%	21.76%	22.35%	0.00%
(A)	Prior to February 28, 2014, information provided in previous periods reflects The Torray Resolute Fund, which is the accounting survivor pursuant to a Plan of Reorganization. Prior to January 1, 2014, the Financial Highlights were audited by another independent registered public accounting firm.
(B)	Effective at the close of business on February 28, 2014, the fiscal year end of the Fund changed to October 31. The Financial Highlights represent activity for the ten months of January 1, 2014 - October 31, 2014. Refer to the Notes to Financial Statements for details.
(C)
Commenced operations on December 31, 2010.
(D)
Calculated based on average number of shares outstanding.
(E)	For the year ended December 31, 2012, investment income per share reflects a special dividend which amounted to $0.01 per share. Excluding the special dividend, the ratio of net investment income to average net assets would have been (0.01)%.
(F)	The amount of net gains on securities (both realized and unrealized) per share does not accord with the amounts reported in the Statement of Changes due to the timing of purchases and redemptions of Fund shares and fluctuating market values during the period.
(G)
Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(H)
Not annualized.
(I)	Annualized.

For a share outstanding during the period and year indicated:	Transamerica Dividend Focused
	Class A
	October 31, 2014	October 31, 2013(A)
Net asset value
Beginning of period/year	$11.98	$10.00
Investment operations
Net investment income (loss)(B)	0.20	0.14
Net realized and unrealized gain (loss)	1.47	1.97
Total investment operations	1.67	2.11
Distributions
Net investment income	(0.20)	(0.13)
Net realized gains	(0.10)	—
Total distributions	(0.30)	(0.13)
Net asset value
End of period/year	$13.35	$11.98
Total return(C)	14.14%	21.25% (D)
Ratio and supplemental data
Net assets end of period/year (000’s)	$63,639	$1,245
Expenses to average net assets
After (waiver/reimbursement) recapture	0.96%	1.07% (E)
Before (waiver/reimbursement) recapture	0.96%	1.07% (E)
Net investment income (loss) to average net assets	1.55%	1.47% (E)
Portfolio turnover rate	21%	23% (D)
(A)
Commenced operations on January 4, 2013.
(B)
Calculated based on average number of shares outstanding.
(C)
Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)
Not annualized.

(E)
Annualized.
For a share outstanding during the period and year indicated:	Transamerica Dividend Focused
	Class C
	October 31, 2014	October 31, 2013(A)
Net asset value
Beginning of period/year	$11.96	$10.00
Investment operations
Net investment income (loss)(B)	0.09	0.08
Net realized and unrealized gain (loss)	1.49	1.96
Total investment operations	1.58	2.04
Distributions
Net investment income	(0.12)	(0.08)
Net realized gains	(0.10)	—
Total distributions	(0.22)	(0.08)
Net asset value
End of period/year	$13.32	$11.96
Total return(C)	13.30%	20.50% (D)
Ratio and supplemental data
Net assets end of period/year (000’s)	$4,419	$1,297
Expenses to average net assets
After (waiver/reimbursement) recapture	1.81%	1.78% (E)
Before (waiver/reimbursement) recapture	1.81%	1.78% (E)
Net investment income (loss) to average net assets	0.74%	0.83% (E)
Portfolio turnover rate	21%	23% (D)
(A)
Commenced operations on January 4, 2013.
(B)
Calculated based on average number of shares outstanding.
(C)
Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)
Not annualized.
(E)	Annualized.

For a share outstanding during the period and year indicated:	Transamerica Dividend Focused
	Class I
	October 31, 2014	October 31, 2013(A)
Net asset value
Beginning of period/year	$11.98	$10.00
Investment operations
Net investment income (loss)(B)	0.23	0.17
Net realized and unrealized gain (loss)	1.47	1.96
Total investment operations	1.70	2.13
Distributions
Net investment income	(0.23)	(0.15)
Net realized gains	(0.10)	—
Total distributions	(0.33)	(0.15)
Net asset value
End of period/year	$13.35	$11.98
Total return(C)	14.37%	21.40% (D)
Ratio and supplemental data
Net assets end of period/year (000’s)	$6,311	$1,715
Expenses to average net assets
After (waiver/reimbursement) recapture	0.80%	0.82% (E)
Before (waiver/reimbursement) recapture	0.80%	0.82% (E)
Net investment income (loss) to average net assets	1.80%	1.82% (E)
Portfolio turnover rate	21%	23% (D)
(A)
Commenced operations on January 4, 2013.
(B)
Calculated based on average number of shares outstanding.
(C)
Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)
Not annualized.
(E)	Annualized.

For a share outstanding during the period and years indicated:	Transamerica Emerging Markets Debt
	Class A
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011(A)
Net asset value
Beginning of period/year	$10.83	$11.54	$10.00	$10.00
Investment operations
Net investment income (loss)(B)	0.61	0.56	0.59	0.08
Net realized and unrealized gain (loss)	(0.11)	(0.55)	1.45	(0.08)
Total investment operations	0.50	0.01	2.04	—
Distributions
Net investment income	(0.58)	(0.47)	(0.50)	— (C)
Net realized gains	—	(0.25)	—	—
Total distributions	(0.58)	(0.72)	(0.50)	— (C)
Net asset value
End of period/year	$10.75	$10.83	$11.54	$10.00
Total return(D)	4.81%	(0.07)%	21.07%	0.04% (E)
Ratio and supplemental data
Net assets end of period/year (000’s)	$81,684	$129,805	$60,754	$2,247
Expenses to average net assets
After (waiver/reimbursement) recapture	1.18%	1.11%	1.21%	1.35% (F)
Before (waiver/reimbursement) recapture	1.18%	1.11%	1.19%	1.65% (F)
Net investment income (loss) to average net assets	5.68%	5.02%	5.47%	5.24% (F)
Portfolio turnover rate	321%	326%	305%	31% (E)
(A)
Commenced operations on August 31, 2011.
(B)
Calculated based on average number of shares outstanding.
(C)
Rounds to less than $0.01 or $(0.01).
(D)
Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)
Not annualized.
(F)	Annualized.

For a share outstanding during the period and years indicated:	Transamerica Emerging Markets Debt
	Class C
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011(A)
Net asset value
Beginning of period/year	$10.80	$11.51	$9.99	$10.00
Investment operations
Net investment income (loss)(B)	0.54	0.48	0.52	0.07
Net realized and unrealized gain (loss)	(0.11)	(0.54)	1.44	(0.08)
Total investment operations	0.43	(0.06)	1.96	(0.01)
Distributions
Net investment income	(0.51)	(0.40)	(0.44)	— (C)
Net realized gains	—	(0.25)	—	—
Total distributions	(0.51)	(0.65)	(0.44)	— (C)
Net asset value
End of period/year	$10.72	$10.80	$11.51	$9.99
Total return(D)	4.12%	(0.69)%	20.24%	(0.08)% (E)
Ratio and supplemental data
Net assets end of period/year (000’s)	$27,202	$30,547	$10,543	$1,025
Expenses to average net assets
After (waiver/reimbursement) recapture	1.84%	1.81%	1.87%	2.00% (F)
Before (waiver/reimbursement) recapture	1.84%	1.81%	1.86%	2.29% (F)
Net investment income (loss) to average net assets	5.02%	4.36%	4.87%	4.35% (F)
Portfolio turnover rate	321%	326%	305%	31% (E)
(A)	Commenced operations on August 31, 2011.
(B)	Calculated based on average number of shares outstanding.
(C)	Rounds to less than $0.01 or $(0.01).
(D)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)	Not annualized.
(F)	Annualized.

For a share outstanding during the period and years indicated:	Transamerica Emerging Markets Debt
	Class I
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011(A)
Net asset value
Beginning of period/year	$10.85	$11.56	$10.01	$10.00
Investment operations
Net investment income (loss)(B)	0.65	0.60	0.63	0.09
Net realized and unrealized gain (loss)	(0.10)	(0.56)	1.44	(0.08)
Total investment operations	0.55	0.04	2.07	0.01
Distributions
Net investment income	(0.62)	(0.50)	(0.52)	— (C)
Net realized gains	—	(0.25)	—	—
Total distributions	(0.62)	(0.75)	(0.52)	— (C)
Net asset value
End of period/year	$10.78	$10.85	$11.56	$10.01
Total return(D)	5.30%	0.23%	21.40%	0.14% (E)
Ratio and supplemental data
Net assets end of period/year (000’s)	$340,068	$133,449	$46,190	$2,064
Expenses to average net assets
After (waiver/reimbursement) recapture	0.81%	0.79%	0.86%	1.00% (F)
Before (waiver/reimbursement) recapture	0.81%	0.79%	0.84%	1.34% (F)
Net investment income (loss) to average net assets	6.00%	5.38%	5.68%	5.46% (F)
Portfolio turnover rate	321%	326%	305%	31% (E)
(A)	Commenced operations on August 31, 2011.
(B)	Calculated based on average number of shares outstanding.
(C)	Rounds to less than $0.01 or $(0.01).
(D)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)	Not annualized.
(F)	Annualized.

For a share outstanding during the period and years indicated:	Transamerica Emerging Markets Equity
	Class A
	October 31, 2014	October 31, 2013	October 31, 2012(A)
Net asset value
Beginning of period/year	$10.40	$9.42	$10.00
Investment operations
Net investment income (loss)(B)	0.11	0.12	0.09
Net realized and unrealized gain (loss)	(0.16)	0.88	(0.67)
Total investment operations	(0.05)	1.00	(0.58)
Distributions
Net investment income	(0.10)	(0.02)	—
Net asset value
End of period/year	$10.25	$10.40	$9.42
Total return(C)	(0.40)%	10.68%	(5.80)% (D)
Ratio and supplemental data
Net assets end of period/year (000’s)	$1,495	$805	$302
Expenses to average net assets
After (waiver/reimbursement) recapture	1.62%	1.60%	1.85% (E)
Before (waiver/reimbursement) recapture	1.62%	1.60%	1.85% (E)
Net investment income (loss) to average net assets	1.05%	1.19%	1.97% (E)
Portfolio turnover rate	69%	63%	76% (D)
(A)	Commenced operations on April 30, 2012.
(B)
Calculated based on average number of shares outstanding.
(C)
Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Not annualized.
(E)	Annualized.

For a share outstanding during the period and years indicated:	Transamerica Emerging Markets Equity
	Class C
	October 31, 2014	October 31, 2013	October 31, 2012(A)
Net asset value
Beginning of period/year	$10.32	$9.39	$10.00
Investment operations
Net investment income (loss)(B)	0.04	0.06	0.07
Net realized and unrealized gain (loss)	(0.15)	0.87	(0.68)
Total investment operations	(0.11)	0.93	(0.61)
Distributions
Net investment income	(0.07)	—	—
Net asset value
End of period/year	$10.14	$10.32	$9.39
Total return(C)	(1.05)%	9.90%	(6.10)% (D)
Ratio and supplemental data
Net assets end of period/year (000’s)	$1,424	$916	$253
Expenses to average net assets
After (waiver/reimbursement) recapture	2.29%	2.23%	2.52% (E)
Before (waiver/reimbursement) recapture	2.29%	2.23%	2.52% (E)
Net investment income (loss) to average net assets	0.36%	0.57%	1.43% (E)
Portfolio turnover rate	69%	63%	76% (D)
(A)	Commenced operations on April 30, 2012.
(B)	Calculated based on average number of shares outstanding.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Not annualized.
(E)	Annualized.

For a share outstanding during the period and years indicated:	Transamerica Emerging Markets Equity
	Class I
	October 31, 2014	October 31, 2013	October 31, 2012(A)
Net asset value
Beginning of period/year	$10.43	$9.43	$10.00
Investment operations
Net investment income (loss)(B)	0.12	0.17	0.11
Net realized and unrealized gain (loss)	(0.13)	0.87	(0.68)
Total investment operations	(0.01)	1.04	(0.57)
Distributions
Net investment income	(0.12)	(0.04)	—
Net asset value
End of period/year	$10.30	$10.43	$9.43
Total return(C)	(0.04)%	11.03%	(5.70)% (D)
Ratio and supplemental data
Net assets end of period/year (000’s)	$1,147	$505	$302
Expenses to average net assets
After (waiver/reimbursement) recapture	1.29%	1.26%	1.60% (E)
Before (waiver/reimbursement) recapture	1.29%	1.26%	1.60% (E)
Net investment income (loss) to average net assets	1.22%	1.74%	2.26% (E)
Portfolio turnover rate	69%	63%	76% (D)
(A)
Commenced operations on April 30, 2012.
(B)
Calculated based on average number of shares outstanding.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Not annualized.
(E)	Annualized.

For a share outstanding during the years indicated:	Transamerica Enhanced Muni
	Class A
	October 31, 2014	October 31, 2013(A)
Net asset value
Beginning of year	$10.37	$10.00
Investment operations
Net investment income (loss)(B)(C)	0.25	0.22
Net realized and unrealized gain (loss)	0.78	0.38 (D)
Total investment operations	1.03	0.60
Distributions
Net investment income	(0.24)	(0.23)
Net asset value
End of year	$11.16	$10.37
Total return(E)	10.05%	6.05%
Ratio and supplemental data
Net assets end of year (000’s)	$35,974	$6,241
Expenses to average net assets(F)
After (waiver/reimbursement) recapture	0.86%	0.86%
Before (waiver/reimbursement) recapture	1.12%	2.36%
Net investment income (loss) to average net assets(C)	2.27%	2.12%
Portfolio turnover rate(G)	107%	111%
(A)	Commenced operations on October 31, 2012.
(B)	Calculated based on average number of shares outstanding.
(C)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(D)	The per share amount may differ with the change in aggregate gains (losses) as shown in the Statements of Operations due to the timing of purchases and sales of Fund shares in relation to fluctuating market values during the year.
(E)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(F)	Does not include expenses of the investment companies in which the Fund invests.
(G)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Enhanced Muni
	Class C
	October 31, 2014	October 31, 2013(A)
Net asset value
Beginning of year	$10.36	$10.00
Investment operations
Net investment income (loss)(B)(C)	0.18	0.15
Net realized and unrealized gain (loss)	0.78	0.39 (D)
Total investment operations	0.96	0.54
Distributions
Net investment income	(0.18)	(0.18)
Net asset value
End of year	$11.14	$10.36
Total return(E)	9.35%	5.42%
Ratio and supplemental data
Net assets end of year (000’s)	$9,960	$1,778
Expenses to average net assets(F)
After (waiver/reimbursement) recapture	1.46%	1.46%
Before (waiver/reimbursement) recapture	1.87%	3.08%
Net investment income (loss) to average net assets(C)	1.69%	1.47%
Portfolio turnover rate(G)	107%	111%
(A)	Commenced operations on October 31, 2012.
(B)	Calculated based on average number of shares outstanding.
(C)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(D)	The per share amount may differ with the change in aggregate gains (losses) as shown in the Statements of Operations due to the timing of purchases and sales of Fund shares in relation to fluctuating market values during the year.
(E)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(F)	Does not include expenses of the investment companies in which the Fund invests.
(G)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Enhanced Muni
	Class I
	October 31, 2014	October 31, 2013(A)
Net asset value
Beginning of year	$10.41	$10.00
Investment operations
Net investment income (loss)(B)(C)	0.26	0.23
Net realized and unrealized gain (loss)	0.78	0.38 (D)
Total investment operations	1.04	0.61
Distributions
Net investment income	(0.25)	(0.20)
Net asset value
End of year	$11.20	$10.41
Total return(E)	10.16%	6.10%
Ratio and supplemental data
Net assets end of year (000’s)	$22,007	$6,632
Expenses to average net assets(F)
After (waiver/reimbursement) recapture	0.71%	0.71%
Before (waiver/reimbursement) recapture	0.92%	2.12%
Net investment income (loss) to average net assets(C)	2.44%	2.21%
Portfolio turnover rate(G)	107%	111%
(A)	Commenced operations on October 31, 2012.
(B)
Calculated based on average number of shares outstanding.
(C)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(D)	The per share amount may differ with the change in aggregate gains (losses) as shown in the Statements of Operations due to the timing of purchases and sales of Fund shares in relation to fluctuating market values during the year.
(E)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(F)	Does not include expenses of the investment companies in which the Fund invests.
(G)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Flexible Income
	Class A
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$9.38	$9.37	$8.83	$8.99	$8.33
Investment operations
Net investment income (loss)(A)	0.29	0.41	0.45	0.51	0.50
Net realized and unrealized gain (loss)	0.08	0.03	0.55	(0.16)	0.70
Total investment operations	0.37	0.44	1.00	0.35	1.20
Distributions
Net investment income	(0.29)	(0.43)	(0.46)	(0.51)	(0.54)
Net asset value
End of year	$9.46	$9.38	$9.37	$8.83	$8.99
Total return(B)	3.98%	4.85%	11.60%	3.93%	14.89%
Ratio and supplemental data
Net assets end of year (000’s)	$73,829	$78,512	$77,291	$65,393	$55,103
Expenses to average net assets
After (waiver/reimbursement) recapture	0.89%	0.95%	0.95%	0.97%	1.07% (C)
Before (waiver/reimbursement) recapture	0.91%	1.00%	1.01%	1.07%	1.15% (C)
Net investment income (loss) to average net assets	3.04%	4.32%	4.95%	5.70%	5.79%
Portfolio turnover rate	26%	32%	35%	42%	120%
(A)	Calculated based on average number of shares outstanding.
(B)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(C)	Includes extraordinary expenses. The impact of the extraordinary expenses was 0.01%.

For a share outstanding during the years indicated:	Transamerica Flexible Income
	Class B
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$9.39	$9.37	$8.83	$9.00	$8.34
Investment operations
Net investment income (loss)(A)	0.21	0.32	0.37	0.44	0.43
Net realized and unrealized gain (loss)	0.07	0.05	0.55	(0.18)	0.71
Total investment operations	0.28	0.37	0.92	0.26	1.14
Distributions
Net investment income	(0.21)	(0.35)	(0.38)	(0.43)	(0.48)
Net asset value
End of year	$9.46	$9.39	$9.37	$8.83	$9.00
Total return(B)	2.98%	4.00%	10.69%	2.96%	14.02%
Ratio and supplemental data
Net assets end of year (000’s)	$3,644	$4,819	$6,641	$7,066	$10,614
Expenses to average net assets
After (waiver/reimbursement) recapture	1.72%	1.85%	1.79%	1.82%	1.88% (C)
Before (waiver/reimbursement) recapture	1.72%	1.85%	1.79%	1.82%	1.88% (C)
Net investment income (loss) to average net assets	2.24%	3.42%	4.13%	4.87%	4.97%
Portfolio turnover rate	26%	32%	35%	42%	120%
(A)	Calculated based on average number of shares outstanding.
(B)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(C)	Includes extraordinary expenses. The impact of the extraordinary expenses was 0.01%.

For a share outstanding during the years indicated:	Transamerica Flexible Income
	Class C
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$9.32	$9.31	$8.79	$8.96	$8.31
Investment operations
Net investment income (loss)(A)	0.22	0.34	0.38	0.45	0.44
Net realized and unrealized gain (loss)	0.08	0.04	0.54	(0.17)	0.70
Total investment operations	0.30	0.38	0.92	0.28	1.14
Distributions
Net investment income	(0.22)	(0.37)	(0.40)	(0.45)	(0.49)
Net asset value
End of year	$9.40	$9.32	$9.31	$8.79	$8.96
Total return(B)	3.26%	4.10%	10.71%	3.21%	14.15%
Ratio and supplemental data
Net assets end of year (000’s)	$68,629	$71,692	$81,874	$50,314	$36,264
Expenses to average net assets
After (waiver/reimbursement) recapture	1.60%	1.67%	1.65%	1.68%	1.74% (C)
Before (waiver/reimbursement) recapture	1.60%	1.67%	1.65%	1.68%	1.74% (C)
Net investment income (loss) to average net assets	2.33%	3.60%	4.22%	4.98%	5.14%
Portfolio turnover rate	26%	32%	35%	42%	120%
(A)	Calculated based on average number of shares outstanding.
(B)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(C)	Includes extraordinary expenses. The impact of the extraordinary expenses was 0.01%.

For a share outstanding during the period and years indicated:	Transamerica Flexible Income
	Class I
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010(A)
Net asset value
Beginning of period/year	$9.39	$9.38	$8.85	$9.02	$8.48
Investment operations
Net investment income (loss)(B)	0.31	0.43	0.47	0.53	0.50
Net realized and unrealized gain (loss)	0.08	0.04	0.55	(0.16)	0.57
Total investment operations	0.39	0.47	1.02	0.37	1.07
Distributions
Net investment income	(0.31)	(0.46)	(0.49)	(0.54)	(0.53)
Net asset value
End of period/year	$9.47	$9.39	$9.38	$8.85	$9.02
Total return(C)	4.25%	5.13%	11.87%	4.19%	13.10% (D)
Ratio and supplemental data
Net assets end of period/year (000’s)	$42,545	$33,036	$31,480	$19,992	$9,787
Expenses to average net assets
After (waiver/reimbursement) recapture	0.62%	0.68%	0.67%	0.69%	0.76% (E)(F)
Before (waiver/reimbursement) recapture	0.62%	0.68%	0.67%	0.69%	0.76% (E)(F)
Net investment income (loss) to average net assets	3.29%	4.58%	5.20%	5.93%	6.25% (F)
Portfolio turnover rate	26%	32%	35%	42%	120% (D)
(A)	Commenced operations on November 30, 2009.
(B)	Calculated based on average number of shares outstanding.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Not annualized.
(E)	Includes extraordinary expenses. The impact of the extraordinary expenses was 0.01%.
(F)	Annualized.

For a share outstanding during the period indicated:	Transamerica Global Bond
	Class A	Class C	Class I
	October 31, 2014(A)	October 31, 2014(A)	October 31, 2014(A)
Net asset value
Beginning of period	$10.00	$10.00	$10.00
Investment operations
Net investment income (loss)(B)	0.15	0.09	0.16
Net realized and unrealized gain (loss)	(0.23)	(0.22)	(0.23)
Total investment operations	(0.08)	(0.13)	(0.07)
Distributions
Net investment income	(0.08)	(0.05)	(0.09)
Net asset value
End of period	$9.84	$9.82	$9.84
Total return(C)	(0.82)% (D)	(1.34)% (D)	(0.71)% (D)
Ratio and supplemental data
Net assets end of period (000’s)	$300	$254	$323
Expenses to average net assets
After (waiver/reimbursement) recapture	1.00% (E)	1.75% (E)	0.75% (E)
Before (waiver/reimbursement) recapture	1.09% (E)	1.81% (E)	0.91% (E)
Net investment income (loss) to average net assets	2.15% (E)	1.39% (E)	2.42% (E)
Portfolio turnover rate	138% (D)	138% (D)	138% (D)
(A)	Commenced operations on March 1, 2014.
(B)	Calculated based on average number of shares outstanding.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Not annualized.
(E)	Annualized.

For a share outstanding during the years indicated:	Transamerica Global Equity (formerly, Transamerica Multi-Manager International Portfolio)
	Class A
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$10.96	$9.22	$9.09	$9.84	$8.53
Investment operations
Net investment income (loss)(A)(B)	0.18	0.11	0.16	0.08	0.09
Net realized and unrealized gain (loss)	0.10	1.73	0.22	(0.75)	1.33
Total investment operations	0.28	1.84	0.38	(0.67)	1.42
Distributions
Net investment income	(0.16)	(0.10)	(0.25)	(0.08)	(0.11)
Net asset value
End of year	$11.08	$10.96	$9.22	$9.09	$9.84
Total return(C)	2.54%	20.08%	4.65%	(6.90)%	16.80%
Ratio and supplemental data
Net assets end of year (000’s)	$56,663	$82,534	$86,834	$118,070	$135,479
Expenses to average net assets(D)
After (waiver/reimbursement) recapture	0.74%	0.69%	0.68%	0.67%	0.70%
Before (waiver/reimbursement) recapture	0.75%	0.69%	0.68%	0.67%	0.70%
Net investment income (loss) to average net assets(B)	1.64%	1.09%	1.79%	0.77%	1.04%
Portfolio turnover rate(E)	150%	18%	41%	13%	11%
(A)
Calculated based on average number of shares outstanding.
(B)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(C)
Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)
Does not include expenses of the investment companies in which the Fund invests.
(E)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Global Equity (formerly, Transamerica Multi-Manager International Portfolio)
	Class B
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$10.89	$9.16	$9.00	$9.74	$8.45
Investment operations
Net investment income (loss)(A)(B)	0.10	0.04	0.09	0.01	0.02
Net realized and unrealized gain (loss)	0.08	1.71	0.24	(0.75)	1.32
Total investment operations	0.18	1.75	0.33	(0.74)	1.34
Distributions
Net investment income	(0.07)	(0.02)	(0.17)	— (C)	(0.05)
Net asset value
End of year	$11.00	$10.89	$9.16	$9.00	$9.74
Total return(D)	1.64%	19.11%	3.92%	(7.59)%	15.95%
Ratio and supplemental data
Net assets end of year (000’s)	$6,460	$9,191	$9,847	$13,373	$18,432
Expenses to average net assets(E)
After (waiver/reimbursement) recapture	1.53%	1.45%	1.45%	1.45%	1.45%
Before (waiver/reimbursement) recapture	1.63%	1.54%	1.54%	1.48%	1.49%
Net investment income (loss) to average net assets(B)	0.95%	0.37%	1.05%	0.11%	0.19%
Portfolio turnover rate(F)	150%	18%	41%	13%	11%
(A)
Calculated based on average number of shares outstanding.
(B)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(C)
Rounds to less than $0.01 or $(0.01).
(D)
Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)
Does not include expenses of the investment companies in which the Fund invests.
(F)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Global Equity (formerly, Transamerica Multi-Manager International Portfolio)
	Class C
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$10.88	$9.15	$9.01	$9.75	$8.45
Investment operations
Net investment income (loss)(A)(B)	0.09	0.04	0.09	0.02	0.02
Net realized and unrealized gain (loss)	0.10	1.72	0.23	(0.74)	1.33
Total investment operations	0.19	1.76	0.32	(0.72)	1.35
Distributions
Net investment income	(0.08)	(0.03)	(0.18)	(0.02)	(0.05)
Net asset value
End of year	$10.99	$10.88	$9.15	$9.01	$9.75
Total return(C)	1.73%	19.26%	3.87%	(7.42)%	16.10%
Ratio and supplemental data
Net assets end of year (000’s)	$74,772	$88,681	$92,050	$117,858	$144,849
Expenses to average net assets(D)
After (waiver/reimbursement) recapture	1.47%	1.40%	1.38%	1.34%	1.36%
Before (waiver/reimbursement) recapture	1.49%	1.40%	1.38%	1.34%	1.36%
Net investment income (loss) to average net assets(B)	0.87%	0.40%	1.07%	0.16%	0.27%
Portfolio turnover rate(E)	150%	18%	41%	13%	11%
(A)
Calculated based on average number of shares outstanding.
(B)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(C)
Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)
Does not include expenses of the investment companies in which the Fund invests.
(E)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the period and years indicated:	Transamerica Global Equity (formerly, Transamerica Multi-Manager International Portfolio)
	Class I
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010(A)
Net asset value
Beginning of period/year	$10.96	$9.23	$9.11	$9.86	$8.84
Investment operations
Net investment income (loss)(B)(C)	0.21	0.14	0.16	0.11	(0.02)
Net realized and unrealized gain (loss)	0.09	1.73	0.25	(0.74)	1.19
Total investment operations	0.30	1.87	0.41	(0.63)	1.17
Distributions
Net investment income	(0.20)	(0.14)	(0.29)	(0.12)	(0.15)
Net asset value
End of period/year	$11.06	$10.96	$9.23	$9.11	$9.86
Total return(D)	2.75%	20.53%	5.07%	(6.49)%	13.41% (E)
Ratio and supplemental data
Net assets end of period/year (000’s)	$33,329	$32,954	$28,450	$28,748	$28,047
Expenses to average net assets(F)
After (waiver/reimbursement) recapture	0.44%	0.31%	0.28%	0.29%	0.34% (G)
Before (waiver/reimbursement) recapture	0.46%	0.31%	0.28%	0.29%	0.34% (G)
Net investment income (loss) to average net assets(C)	1.88%	1.39%	1.87%	1.12%	(0.21)% (G)
Portfolio turnover rate(H)	150%	18%	41%	13%	11% (E)
(A)
Commenced operations on November 30, 2009.
(B)
Calculated based on average number of shares outstanding.
(C)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(D)
Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)
Not annualized.
(F)
Does not include expenses of the investment companies in which the Fund invests.
(G)
Annualized.
(H)
Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Growth Opportunities
	Class A
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$10.73	$8.15	$10.93	$9.82	$7.54
Investment operations
Net investment income (loss)(A)	(0.04)	(0.03)	0.01	(0.10)	(0.05)
Net realized and unrealized gain (loss)	1.05	2.71	(0.55)	1.21	2.33
Total investment operations	1.01	2.68	(0.54)	1.11	2.28
Distributions
Net investment income	—	(0.02)	— (B)	—	—
Net realized gains	(0.45)	(0.08)	(2.24)	—	—
Total distributions	(0.45)	(0.10)	(2.24)	—	—
Net asset value
End of year	$11.29	$10.73	$8.15	$10.93	$9.82
Total return(C)	9.57%	33.31%	(3.79)%	11.30%	30.41%
Ratio and supplemental data
Net assets end of year (000’s)	$104,933	$105,245	$91,110	$103,177	$59,685
Expenses to average net assets
After (waiver/reimbursement) recapture	1.37%	1.46%	1.67%	1.75%	1.75%
Before (waiver/reimbursement) recapture	1.37%	1.46%	1.54%	1.64%	1.98%
Net investment income (loss) to average net assets	(0.39)%	(0.27)%	0.10%	(0.83)%	(0.56)%
Portfolio turnover rate	53%	45%	38%	125%	63%
(A)	Calculated based on average number of shares outstanding.
(B)	Rounds to less than $0.01 or $(0.01).
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.

For a share outstanding during the years indicated:	Transamerica Growth Opportunities
	Class B
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$9.43	$7.21	$10.01	$9.05	$6.99
Investment operations
Net investment income (loss)(A)	(0.12)	(0.09)	(0.04)	(0.15)	(0.10)
Net realized and unrealized gain (loss)	0.92	2.39	(0.52)	1.11	2.16
Total investment operations	0.80	2.30	(0.56)	0.96	2.06
Distributions
Net investment income	—	—	— (B)	—	—
Net realized gains	(0.45)	(0.08)	(2.24)	—	—
Total distributions	(0.45)	(0.08)	(2.24)	—	—
Net asset value
End of year	$9.78	$9.43	$7.21	$10.01	$9.05
Total return(C)	8.63%	32.23%	(4.47)%	10.61%	29.47%
Ratio and supplemental data
Net assets end of year (000’s)	$4,079	$5,507	$5,582	$9,636	$12,406
Expenses to average net assets
After (waiver/reimbursement) recapture	2.23%	2.27%	2.32%	2.40%	2.40%
Before (waiver/reimbursement) recapture	2.23%	2.27%	2.31%	2.29%	2.41%
Net investment income (loss) to average net assets	(1.27)%	(1.06)%	(0.56)%	(1.40)%	(1.21)%
Portfolio turnover rate	53%	45%	38%	125%	63%
(A)	Calculated based on average number of shares outstanding.
(B)	Rounds to less than $0.01 or $(0.01).
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.

For a share outstanding during the years indicated:	Transamerica Growth Opportunities
	Class C
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$9.48	$7.25	$10.05	$9.08	$7.01
Investment operations
Net investment income (loss)(A)	(0.11)	(0.09)	(0.04)	(0.15)	(0.10)
Net realized and unrealized gain (loss)	0.93	2.40	(0.52)	1.12	2.17
Total investment operations	0.82	2.31	(0.56)	0.97	2.07
Distributions
Net realized gains	(0.45)	(0.08)	(2.24)	—	—
Net asset value
End of year	$9.85	$9.48	$7.25	$10.05	$9.08
Total return(B)	8.80%	32.19%	(4.46)%	10.68%	29.53%
Ratio and supplemental data
Net assets end of year (000’s)	$13,296	$13,099	$10,943	$14,288	$12,781
Expenses to average net assets
After (waiver/reimbursement) recapture	2.14%	2.25%	2.28%	2.40%	2.40%
Before (waiver/reimbursement) recapture	2.14%	2.25%	2.28%	2.28%	2.41%
Net investment income (loss) to average net assets	(1.16)%	(1.06)%	(0.51)%	(1.43)%	(1.21)%
Portfolio turnover rate	53%	45%	38%	125%	63%
(A)	Calculated based on average number of shares outstanding.
(B)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.

For a share outstanding during the period and years indicated:	Transamerica Growth Opportunities
	Class I
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010(A)
Net asset value
Beginning of period/year	$11.32	$8.61	$11.37	$10.19	$8.04
Investment operations
Net investment income (loss)(B)	— (C)	0.02	0.08	(0.02)	(0.02)
Net realized and unrealized gain (loss)	1.11	2.85	(0.58)	1.24	2.17
Total investment operations	1.11	2.87	(0.50)	1.22	2.15
Distributions
Net investment income	—	(0.08)	(0.02)	(0.04)	—
Net realized gains	(0.45)	(0.08)	(2.24)	—	—
Total distributions	(0.45)	(0.16)	(2.26)	(0.04)	—
Net asset value
End of period/year	$11.98	$11.32	$8.61	$11.37	$10.19
Total return(D)	9.97%	33.87%	(3.16)%	12.01%	26.74% (E)
Ratio and supplemental data
Net assets end of period/year (000’s)	$65,747	$68,609	$80,359	$9,954	$815
Expenses to average net assets
After (waiver/reimbursement) recapture	0.99%	1.01%	0.99%	1.08%	1.40% (F)
Before (waiver/reimbursement) recapture	0.99%	1.01%	0.99%	1.08%	1.48% (F)
Net investment income (loss) to average net assets	(0.02)%	0.22%	0.90%	(0.20)%	(0.23)% (F)
Portfolio turnover rate	53%	45%	38%	125%	63% (E)
(A)	Commenced operations on November 30, 2009.
(B)	Calculated based on average number of shares outstanding.
(C)	Rounds to less than $0.01 or $(0.01).
(D)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)	Not annualized.
(F)	Annualized.

For a share outstanding during the years indicated:	Transamerica High Yield Bond
	Class A
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$9.75	$9.59	$8.95	$9.16	$8.45
Investment operations
Net investment income (loss)(A)	0.50	0.54	0.59	0.61	0.66
Net realized and unrealized gain (loss)	0.05	0.17	0.67	(0.21)	0.73
Total investment operations	0.55	0.71	1.26	0.40	1.39
Distributions
Net investment income	(0.49)	(0.55)	(0.62)	(0.61)	(0.68)
Net realized gains	(0.13)	—	—	—	—
Total distributions	(0.62)	(0.55)	(0.62)	(0.61)	(0.68)
Net asset value
End of year	$9.68	$9.75	$9.59	$8.95	$9.16
Total return(B)	5.85%	7.58%	14.57%	4.41%	17.21%
Ratio and supplemental data
Net assets end of year (000’s)	$135,250	$404,077	$256,099	$228,920	$193,332
Expenses to average net assets
After (waiver/reimbursement) recapture	0.97%	1.04%	1.06%	1.17%	1.15%
Before (waiver/reimbursement) recapture	0.97%	1.04%	1.06%	1.17%	1.15%
Net investment income (loss) to average net assets	5.10%	5.49%	6.44%	6.65%	7.52%
Portfolio turnover rate	48%	64%	78%	93%	91%
(A)	Calculated based on average number of shares outstanding.
(B)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.

For a share outstanding during the years indicated:	Transamerica High Yield Bond
	Class B
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$9.76	$9.60	$8.95	$9.15	$8.44
Investment operations
Net investment income (loss)(A)	0.42	0.46	0.52	0.55	0.61
Net realized and unrealized gain (loss)	0.05	0.17	0.67	(0.21)	0.72
Total investment operations	0.47	0.63	1.19	0.34	1.33
Distributions
Net investment income	(0.41)	(0.47)	(0.54)	(0.54)	(0.62)
Net realized gains	(0.13)	—	—	—	—
Total distributions	(0.54)	(0.47)	(0.54)	(0.54)	(0.62)
Net asset value
End of year	$9.69	$9.76	$9.60	$8.95	$9.15
Total return(B)	4.99%	6.69%	13.77%	3.81%	16.38%
Ratio and supplemental data
Net assets end of year (000’s)	$6,435	$8,234	$9,236	$9,431	$13,887
Expenses to average net assets
After (waiver/reimbursement) recapture	1.80%	1.83%	1.84%	1.83%	1.83%
Before (waiver/reimbursement) recapture	1.80%	1.83%	1.83%	1.84%	1.83%
Net investment income (loss) to average net assets	4.28%	4.72%	5.69%	5.99%	6.93%
Portfolio turnover rate	48%	64%	78%	93%	91%
(A)	Calculated based on average number of shares outstanding.
(B)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.

For a share outstanding during the years indicated:	Transamerica High Yield Bond
	Class C
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$9.72	$9.56	$8.92	$9.13	$8.42
Investment operations
Net investment income (loss)(A)	0.42	0.47	0.53	0.55	0.61
Net realized and unrealized gain (loss)	0.05	0.17	0.66	(0.21)	0.73
Total investment operations	0.47	0.64	1.19	0.34	1.34
Distributions
Net investment income	(0.42)	(0.48)	(0.55)	(0.55)	(0.63)
Net realized gains	(0.13)	—	—	—	—
Total distributions	(0.55)	(0.48)	(0.55)	(0.55)	(0.63)
Net asset value
End of year	$9.64	$9.72	$9.56	$8.92	$9.13
Total return(B)	4.98%	6.80%	13.81%	3.84%	16.54%
Ratio and supplemental data
Net assets end of year (000’s)	$69,198	$75,630	$76,995	$48,789	$41,810
Expenses to average net assets
After (waiver/reimbursement) recapture	1.74%	1.77%	1.77%	1.76%	1.77%
Before (waiver/reimbursement) recapture	1.74%	1.77%	1.77%	1.76%	1.77%
Net investment income (loss) to average net assets	4.33%	4.78%	5.73%	6.07%	6.96%
Portfolio turnover rate	48%	64%	78%	93%	91%
(A)	Calculated based on average number of shares outstanding.
(B)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.

For a share outstanding during the period and years indicated:	Transamerica High Yield Bond
	Class I
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010(A)
Net asset value
Beginning of period/year	$9.82	$9.66	$9.00	$9.20	$8.55
Investment operations
Net investment income (loss)(B)	0.52	0.57	0.62	0.65	0.63
Net realized and unrealized gain (loss)	0.05	0.17	0.68	(0.21)	0.68
Total investment operations	0.57	0.74	1.30	0.44	1.31
Distributions
Net investment income	(0.52)	(0.58)	(0.64)	(0.64)	(0.66)
Net realized gains	(0.13)	—	—	—	—
Total distributions	(0.65)	(0.58)	(0.64)	(0.64)	(0.66)
Net asset value
End of period/year	$9.74	$9.82	$9.66	$9.00	$9.20
Total return(C)	5.95%	7.80%	15.05%	4.95%	15.92% (D)
Ratio and supplemental data
Net assets end of period/year (000’s)	$305,992	$82,840	$103,181	$82,736	$27,057
Expenses to average net assets
After (waiver/reimbursement) recapture	0.75%	0.79%	0.78%	0.77%	0.83% (E)
Before (waiver/reimbursement) recapture	0.75%	0.79%	0.78%	0.78%	0.83% (E)
Net investment income (loss) to average net assets	5.32%	5.78%	6.64%	7.09%	7.71% (E)
Portfolio turnover rate	48%	64%	78%	93%	91% (D)
(A)	Commenced operations on November 30, 2009.
(B)	Calculated based on average number of shares outstanding.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Not annualized.
(E)	Annualized.

For a share outstanding during the period and years indicated:	Transamerica High Yield Muni
	Class A
	October 31, 2014	October 31, 2013(A)
Net asset value
Beginning of period/year	$10.21	$10.00
Investment operations
Net investment income (loss)(B)(C)	0.34	0.09
Net realized and unrealized gain (loss)	1.31	0.21
Total investment operations	1.65	0.30
Distributions
Net investment income	(0.38)	(0.09)
Net realized gains	(0.02)	—
Total distributions	(0.40)	(0.09)
Net asset value
End of period/year	$11.46	$10.21
Total return(D)	16.49%	2.96% (E)
Ratio and supplemental data
Net assets end of period/year (000’s)	$4,492	$262
Expenses to average net assets(F)
After (waiver/reimbursement) recapture	0.91%	0.91% (G)
Before (waiver/reimbursement) recapture	2.27%	43.10% (G)
Net investment income (loss) to average net assets(C)	3.11%	3.50% (G)
Portfolio turnover rate(H)	266%	52% (E)
(A)	Commenced operations on July 31, 2013.
(B)	Calculated based on average number of shares outstanding.
(C)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(D)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)	Not annualized.
(F)	Does not include expenses of the investment companies in which the Fund invests.
(G)	Annualized.
(H)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the period and years indicated:	Transamerica High Yield Muni
	Class C
	October 31, 2014	October 31, 2013(A)
Net asset value
Beginning of period/year	$10.21	$10.00
Investment operations
Net investment income (loss)(B)(C)	0.34	0.07
Net realized and unrealized gain (loss)	1.26	0.21
Total investment operations	1.60	0.28
Distributions
Net investment income	(0.32)	(0.07)
Net realized gains	(0.02)	—
Total distributions	(0.34)	(0.07)
Net asset value
End of period/year	$11.47	$10.21
Total return(D)	15.94%	2.83% (E)
Ratio and supplemental data
Net assets end of period/year (000’s)	$1,398	$496
Expenses to average net assets(F)
After (waiver/reimbursement) recapture	1.51%	1.51% (G)
Before (waiver/reimbursement) recapture	2.98%	43.79% (G)
Net investment income (loss) to average net assets(C)	3.08%	2.88% (G)
Portfolio turnover rate(H)	266%	52% (E)
(A)	Commenced operations on July 31, 2013.
(B)	Calculated based on average number of shares outstanding.
(C)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(D)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)	Not annualized.
(F)	Does not include expenses of the investment companies in which the Fund invests.
(G)	Annualized.
(H)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the period and years indicated:	Transamerica High Yield Muni
	Class I
	October 31, 2014	October 31, 2013(A)
Net asset value
Beginning of period/year	$10.21	$10.00
Investment operations
Net investment income (loss)(B)(C)	0.43	0.09
Net realized and unrealized gain (loss)	1.25	0.21
Total investment operations	1.68	0.30
Distributions
Net investment income	(0.40)	(0.09)
Net realized gains	(0.02)	—
Total distributions	(0.42)	(0.09)
Net asset value
End of period/year	$11.47	$10.21
Total return(D)	16.76%	3.00% (E)
Ratio and supplemental data
Net assets end of period/year (000’s)	$5,042	$258
Expenses to average net assets(F)
After (waiver/reimbursement) recapture	0.76%	0.76% (G)
Before (waiver/reimbursement) recapture	2.04%	42.89% (G)
Net investment income (loss) to average net assets(C)	3.91%	3.64% (G)
Portfolio turnover rate(H)	266%	52% (E)
(A)	Commenced operations on July 31, 2013.
(B)	Calculated based on average number of shares outstanding.
(C)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(D)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)	Not annualized.
(F)	Does not include expenses of the investment companies in which the Fund invests.
(G)	Annualized.
(H)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Income & Growth
	Class A
	October 31, 2014	October 31, 2013(A)
Net asset value
Beginning of year	$11.04	$10.00
Investment operations
Net investment income (loss)(B)	0.65	0.40
Net realized and unrealized gain (loss)	(0.30)	1.03
Total investment operations	0.35	1.43
Distributions
Net investment income	(0.43)	(0.30)
Return of capital	(0.11)	(0.09)
Total distributions	(0.54)	(0.39)
Net asset value
End of year	$10.85	$11.04
Total return(C)	3.29%	14.55%
Ratio and supplemental data
Net assets end of year (000’s)	$70,223	$43,345
Expenses to average net assets
After (waiver/reimbursement) recapture	1.10%	1.19%
Before (waiver/reimbursement) recapture	1.10%	1.19%
Net investment income (loss) to average net assets	5.29%	3.73%
Portfolio turnover rate	23%	24%
(A)	Commenced operations on October 31, 2012.
(B)	Calculated based on average number of shares outstanding.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.

For a share outstanding during the years indicated:	Transamerica Income & Growth
	Class C
	October 31, 2014	October 31, 2013(A)
Net asset value
Beginning of year	$11.00	$10.00
Investment operations
Net investment income (loss)(B)	0.56	0.32
Net realized and unrealized gain (loss)	(0.29)	1.02
Total investment operations	0.27	1.34
Distributions
Net investment income	(0.38)	(0.26)
Return of capital	(0.09)	(0.08)
Total distributions	(0.47)	(0.34)
Net asset value
End of year	$10.80	$11.00
Total return(C)	2.55%	13.67%
Ratio and supplemental data
Net assets end of year (000’s)	$93,062	$40,924
Expenses to average net assets
After (waiver/reimbursement) recapture	1.84%	1.88%
Before (waiver/reimbursement) recapture	1.84%	1.88%
Net investment income (loss) to average net assets	5.16%	3.05%
Portfolio turnover rate	23%	24%
(A)	Commenced operations on October 31, 2012.
(B)	Calculated based on average number of shares outstanding.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.

For a share outstanding during the years indicated:	Transamerica Income & Growth
	Class I
	October 31, 2014	October 31, 2013(A)
Net asset value
Beginning of year	$11.06	$10.00
Investment operations
Net investment income (loss)(B)	0.65	0.48
Net realized and unrealized gain (loss)	(0.27)	0.98
Total investment operations	0.38	1.46
Distributions
Net investment income	(0.46)	(0.31)
Return of capital	(0.11)	(0.09)
Total distributions	(0.57)	(0.40)
Net asset value
End of year	$10.87	$11.06
Total return(C)	3.54%	14.86%
Ratio and supplemental data
Net assets end of year (000’s)	$72,556	$27,139
Expenses to average net assets
After (waiver/reimbursement) recapture	0.85%	0.90%
Before (waiver/reimbursement) recapture	0.85%	0.90%
Net investment income (loss) to average net assets	5.94%	4.55%
Portfolio turnover rate	23%	24%
(A) Commenced operations on October 31, 2012.
(B) Calculated based on average number of shares outstanding.
(C) Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.

For a share outstanding during the period indicated:	Transamerica Inflation Opportunities
	Class A	Class C	Class I
	October 31, 2014(A)	October 31, 2014(A)	October 31, 2014(A)
Net asset value
Beginning of period	$10.00	$10.00	$10.00
Investment operations
Net investment income (loss)(B)	0.16	0.09	0.18
Net realized and unrealized gain (loss)	(0.06)	(0.04)	(0.06)
Total investment operations	0.10	0.05	0.12
Distributions
Net investment income	(0.15)	(0.11)	(0.17)
Net asset value
End of period	$9.95	$9.94	$9.95
Total return(C)	1.01% (D)	0.52% (D)	1.16% (D)
Ratio and supplemental data
Net assets end of period (000’s)	$299	$380	$277
Expenses to average net assets
After (waiver/reimbursement) recapture	1.00% (E)	1.75% (E)	0.75% (E)
Before (waiver/reimbursement) recapture	1.01% (E)	1.77% (E)	0.84% (E)
Net investment income (loss) to average net assets	2.30% (E)	1.39% (E)	2.67% (E)
Portfolio turnover rate	57% (D)	57% (D)	57% (D)
(A)	Commenced operations on March 1, 2014.
(B)	Calculated based on average number of shares outstanding.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Not annualized.
(E)	Annualized.

For a share outstanding during the period and years indicated:	Transamerica International Equity
	Class A
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011(A)
Net asset value
Beginning of period/year	$18.44	$14.57	$13.47	$15.03
Investment operations
Net investment income (loss)(B)	0.48	0.30	0.24	0.15
Net realized and unrealized gain (loss)	(0.58)	3.81	1.19	(1.71)
Total investment operations	(0.10)	4.11	1.43	(1.56)
Distributions
Net investment income	(0.34)	(0.24)	(0.33)	—
Net realized gains	(0.39)	—	—	—
Total distributions	(0.73)	(0.24)	(0.33)	—
Net asset value
End of period/year	$17.61	$18.44	$14.57	$13.47
Total return(C)	(0.51)%	28.61%	11.10%	(10.38)% (D)
Ratio and supplemental data
Net assets end of period/year (000’s)	$61,566	$21,102	$2,999	$490
Expenses to average net assets
After (waiver/reimbursement) recapture	1.29%	1.42%	1.46%	1.50% (E)
Before (waiver/reimbursement) recapture	1.29%	1.42%	1.51%	1.52% (E)
Net investment income (loss) to average net assets	2.62%	1.82%	1.76%	1.56% (E)
Portfolio turnover rate	19%	34%	33%	16% (D)
(A)	Commenced operations on March 1, 2011.
(B)	Calculated based on average number of shares outstanding.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Not annualized.
(E)	Annualized.

For a share outstanding during the period and years indicated:	Transamerica International Equity
	Class C
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011(A)
Net asset value
Beginning of period/year	$18.21	$14.45	$13.40	$15.03
Investment operations
Net investment income (loss)(B)	0.33	0.22	0.11	0.16
Net realized and unrealized gain (loss)	(0.54)	3.76	1.24	(1.79)
Total investment operations	(0.21)	3.98	1.35	(1.63)
Distributions
Net investment income	(0.27)	(0.22)	(0.30)	—
Net realized gains	(0.39)	—	—	—
Total distributions	(0.66)	(0.22)	(0.30)	—
Net asset value
End of period/year	$17.34	$18.21	$14.45	$13.40
Total return(C)	(1.19)%	27.87%	10.49%	(10.84)% (D)
Ratio and supplemental data
Net assets end of period/year (000’s)	$36,867	$17,537	$4,886	$113
Expenses to average net assets
After (waiver/reimbursement) recapture	1.98%	2.06%	2.04%	2.14% (E)
Before (waiver/reimbursement) recapture	1.98%	2.06%	2.04%	2.14% (E)
Net investment income (loss) to average net assets	1.82%	1.35%	0.82%	1.64% (E)
Portfolio turnover rate	19%	34%	33%	16% (D)
(A)	Commenced operations on March 1, 2011.
(B)	Calculated based on average number of shares outstanding.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Not annualized.
(E)	Annualized.

For a share outstanding during the period and years indicated:	Transamerica International Equity
	Class I(A)
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of period/year	$18.60	$14.65	$13.50	$13.97	$12.55
Investment operations
Net investment income (loss)(B)	0.48	0.40	0.33	0.40	0.22
Net realized and unrealized gain (loss)	(0.52)	3.81	1.17	(0.68)	1.36
Total investment operations	(0.04)	4.21	1.50	(0.28)	1.58
Distributions
Net investment income	(0.37)	(0.26)	(0.35)	(0.19)	(0.16)
Net realized gains	(0.39)	—	—	—	—
Total distributions	(0.76)	(0.26)	(0.35)	(0.19)	(0.16)
Net asset value
End of period/year	$17.80	$18.60	$14.65	$13.50	$13.97
Total return(C)	(0.20)%	29.14%	11.58%	(2.05)%	12.73%
Ratio and supplemental data
Net assets end of period/year (000’s)	$567,267	$168,782	$90,012	$78,738	$75,271
Expenses to average net assets
After (waiver/reimbursement) recapture	0.95%	1.02%	1.05%	1.16%	1.43%
Before (waiver/reimbursement) recapture	0.95%	1.02%	1.05%	1.16%	1.43%
Net investment income (loss) to average net assets	2.63%	2.40%	2.39%	2.79%	1.76%
Portfolio turnover rate	19%	34%	33%	16%	43%
(A)	Prior to March 1, 2011, information provided in previous periods reflects TS&W International Equity Portfolio, which is the accounting survivor pursuant to a Plan of Reorganization. Prior to November 1, 2010, the financial highlights were audited by another independent registered public accounting firm.
(B)	Calculated based on average number of shares outstanding.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.

For a share outstanding during the period and years indicated:	Transamerica International Small Cap Value
	Class I
	October 31, 2014	October 31, 2013(A)
Net asset value
Beginning of period/year	$12.24	$10.00
Investment operations
Net investment income (loss) (B)	0.25	0.20
Net realized and unrealized gain (loss)	(0.44)	2.04
Total investment operations	(0.19)	2.24
Distributions
Net investment income	(0.15)	—
Net realized gains	(0.09)	—
Total distributions	(0.24)	—
Net asset value
End of period/year	$11.81	$12.24
Total return(C)	(1.67)%	22.40% (D)
Ratio and supplemental data
Net assets end of period/year (000’s)	$214,170	$4,186
Expenses to average net assets
After (waiver/reimbursement) recapture	1.15%	1.22% (E)
Before (waiver/reimbursement) recapture	1.15%	1.23% (E)
Net investment income (loss) to average net assets	2.03%	2.16% (E)
Portfolio turnover rate	21%	23% (D)
(A)	Commenced operations on January 4, 2013.
(B)	Calculated based on average number of shares outstanding.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Not annualized.
(E)	Annualized.

For a share outstanding during the period and years indicated:	Transamerica Large Cap Value
	Class A
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011(A)
Net asset value
Beginning of period/year	$14.24	$11.77	$10.30	$10.00
Investment operations
Net investment income (loss)(B)	0.15	0.17	0.16	0.11
Net realized and unrealized gain (loss)	1.40	3.13	1.51	0.28
Total investment operations	1.55	3.30	1.67	0.39
Distributions
Net investment income	(0.17)	(0.19)	(0.20)	(0.09)
Net realized gains	(2.32)	(0.64)	—	—
Total distributions	(2.49)	(0.83)	(0.20)	(0.09)
Net asset value
End of period/year	$13.30	$14.24	$11.77	$10.30
Total return(C)	12.09%	29.74%	16.40%	3.94% (D)
Ratio and supplemental data
Net assets end of period/year (000’s)	$31,677	$8,605	$1,949	$1,021
Expenses to average net assets
After (waiver/reimbursement) recapture	1.07%	1.13%	1.26%	1.32% (E)
Before (waiver/reimbursement) recapture	1.07%	1.13%	1.26%	1.32% (E)
Net investment income (loss) to average net assets	1.13%	1.32%	1.45%	1.09% (E)
Portfolio turnover rate	87%	121%	117%	35% (D)
(A)	Commenced operations on November 15, 2010.
(B)	Calculated based on average number of shares outstanding.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Not annualized.
(E)	Annualized.

For a share outstanding during the period and years indicated:	Transamerica Large Cap Value
	Class C
	October 31, 2014	October 31, 2013	October 31,2012	October 31, 2011(A)
Net asset value
Beginning of period/year	$14.20	$11.76	$10.29	$10.00
Investment operations
Net investment income (loss)(B)	0.06	0.09	0.10	0.06
Net realized and unrealized gain (loss)	1.39	3.12	1.50	0.28
Total investment operations	1.45	3.21	1.60	0.34
Distributions
Net investment income	(0.07)	(0.13)	(0.13)	(0.05)
Net realized gains	(2.32)	(0.64)	—	—
Total distributions	(2.39)	(0.77)	(0.13)	(0.05)
Net asset value
End of period/year	$13.26	$14.20	$11.76	$10.29
Total return(C)	11.30%	28.86%	15.64%	3.38% (D)
Ratio and supplemental data
Net assets end of period/year (000’s)	$9,402	$7,783	$1,716	$1,752
Expenses to average net assets
After (waiver/reimbursement) recapture	1.79%	1.79%	1.87%	1.91% (E)
Before (waiver/reimbursement) recapture	1.79%	1.79%	1.87%	1.91% (E)
Net investment income (loss) to average net assets	0.49%	0.68%	0.90%	0.49% (E)
Portfolio turnover rate	87%	121%	117%	35% (D)
(A)	Commenced operations on November 15, 2010.
(B)	Calculated based on average number of shares outstanding.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Not annualized.
(E)	Annualized.

For a share outstanding during the period and years indicated:	Transamerica Large Cap Value
	Class I
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011(A)
Net asset value
Beginning of period/year	$14.28	$11.81	$10.31	$10.00
Investment operations
Net investment income (loss)(B)	0.20	0.22	0.22	0.13
Net realized and unrealized gain (loss)	1.39	3.13	1.51	0.30
Total investment operations	1.59	3.35	1.73	0.43
Distributions
Net investment income	(0.20)	(0.24)	(0.23)	(0.12)
Net realized gains	(2.32)	(0.64)	—	—
Total distributions	(2.52)	(0.88)	(0.23)	(0.12)
Net asset value
End of period/year	$13.35	$14.28	$11.81	$10.31
Total return(C)	12.40%	30.11%	17.00%	4.31% (D)
Ratio and supplemental data
Net assets end of period/year (000’s)	$13,348	$16,805	$3,550	$7,855
Expenses to average net assets
After (waiver/reimbursement) recapture	0.79%	0.79%	0.83%	0.95% (E)
Before (waiver/reimbursement) recapture	0.79%	0.79%	0.83%	0.95% (E)
Net investment income (loss) to average net assets	1.55%	1.64%	2.01%	1.38% (E)
Portfolio turnover rate	87%	121%	117%	35% (D)
(A)	Commenced operations on November 15, 2010.
(B)	Calculated based on average number of shares outstanding.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Not annualized.
(E)	Annualized.

For a share outstanding during the year indicated:	Transamerica Mid Cap Growth
	Class A	Class C	Class I
	October 31, 2014(A)	October 31, 2014(A)	October 31, 2014(A)
Net asset value
Beginning of year	$10.00	$10.00	$10.00
Investment operations
Net investment income (loss)(B)	(0.06)	(0.14)	(0.03)
Net realized and unrealized gain (loss)	1.02	1.02	1.01
Total investment operations	0.96	0.88	0.98
Distributions
Net investment income	—	—	— (C)
Net asset value
End of year	$10.96	$10.88	$10.98
Total return(D)	9.60%	8.80%	9.81%
Ratio and supplemental data
Net assets end of year (000’s)	$492	$330	$339
Expenses to average net assets
After (waiver/reimbursement) recapture	1.31%	2.05%	1.05%
Before (waiver/reimbursement) recapture	1.33%	2.05%	1.10%
Net investment income (loss) to average net assets	(0.55)%	(1.28)%	(0.29)%
Portfolio turnover rate	67%	67%	67%
(A)	Commenced operations on October 31, 2013.
(B)	Calculated based on average number of shares outstanding.
(C)
Rounds to less than $0.01 or $(0.01).
(D)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.

For a share outstanding during the period indicated:	Transamerica Mid Cap Value Opportunities
	Class A	Class C	Class I
	October 31, 2014(A)	October 31, 2014(A)	October 31, 2014(A)
Net asset value
Beginning of period	$10.00	$10.00	$10.00
Investment operations
Net investment income (loss)(B)	0.07	0.04	0.06
Net realized and unrealized gain (loss)	0.69	0.69	0.72
Total investment operations	0.76	0.73	0.78
Distributions
Net investment income	(0.08)	(0.05)	(0.09)
Net asset value
End of period	$10.68	$10.68	$10.69
Total return(C)	7.62% (D)	7.29% (D)	7.83% (D)
Ratio and supplemental data
Net assets end of period (000’s)	$703	$278	$5,979
Expenses to average net assets
After (waiver/reimbursement) recapture	1.18% (E)	1.93% (E)	0.95% (E)
Before (waiver/reimbursement) recapture	1.18% (E)	1.93% (E)	0.96% (E)
Net investment income (loss) to average net assets	1.38% (E)	0.71% (E)	1.13% (E)
Portfolio turnover rate	23% (D)	23% (D)	23% (D)
(A)	Commenced operations on April 30, 2014
(B)	Calculated based on average number of shares outstanding.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Not annualized.
(E)	Annualized.

For a share outstanding during the period and years indicated:	Transamerica MLP & Energy Income
	Class A
	October 31, 2014	October 31, 2013(A)
Net asset value
Beginning of period/year	$10.28	$10.00
Investment operations
Net investment income (loss)(B)	0.26	0.13
Net realized and unrealized gain (loss)	1.40	0.20
Total investment operations	1.66	0.33
Distributions
Net investment income	(0.27)	(0.05)
Net realized gains	(0.05)	—
Total distributions	(0.32)	(0.05)
Net asset value
End of period/year	$11.62	$10.28
Total return(C)	16.36%	3.35% (D)
Ratio and supplemental data
Net assets end of period/year (000’s)	$64,300	$16,419
Expenses to average net assets
After (waiver/reimbursement) recapture	1.54%	1.65% (E)
Before (waiver/reimbursement) recapture	1.54%	1.65% (E)
Net investment income (loss) to average net assets	2.24%	2.67% (E)
Portfolio turnover rate	46%	28% (D)
(A)	Commenced operations on April 30, 2013.
(B)	Calculated based on average number of shares outstanding.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Not annualized.
(E)	Annualized.

For a share outstanding during the period and years indicated:	Transamerica MLP & Energy Income
	Class C
	October 31, 2014	October 31, 2013(A)
Net asset value
Beginning of period/year	$10.25	$10.00
Investment operations
Net investment income (loss)(B)	0.17	0.09
Net realized and unrealized gain (loss)	1.41	0.20
Total investment operations	1.58	0.29
Distributions
Net investment income	(0.21)	(0.04)
Net realized gains	(0.05)	—
Total distributions	(0.26)	(0.04)
Net asset value
End of period/year	$11.57	$10.25
Total return(C)	15.59%	2.90% (D)
Ratio and supplemental data
Net assets end of period/year (000’s)	$53,064	$5,008
Expenses to average net assets
After (waiver/reimbursement) recapture	2.26%	2.35% (E)
Before (waiver/reimbursement) recapture	2.26%	2.39% (E)
Net investment income (loss) to average net assets	1.47%	1.71% (E)
Portfolio turnover rate	46%	28% (D)
(A)
Commenced operations on April 30, 2013.
(B)
Calculated based on average number of shares outstanding.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Not annualized.
(E)	Annualized.

For a share outstanding during the period and years indicated:	Transamerica MLP & Energy Income
	Class I
	October 31, 2014	October 31, 2013(A)
Net asset value
Beginning of period/year	$10.28	$10.00
Investment operations
Net investment income (loss)(B)	0.29	0.14
Net realized and unrealized gain (loss)	1.41	0.20
Total investment operations	1.70	0.34
Distributions
Net investment income	(0.30)	(0.06)
Net realized gains	(0.05)	—
Total distributions	(0.35)	(0.06)
Net asset value
End of period/year	$11.63	$10.28
Total return(C)	16.69%	3.40% (D)
Ratio and supplemental data
Net assets end of period/year (000’s)	$112,833	$9,582
Expenses to average net assets
After (waiver/reimbursement) recapture	1.27%	1.35% (E)
Before (waiver/reimbursement) recapture	1.27%	1.42% (E)
Net investment income (loss) to average net assets	2.52%	2.82% (E)
Portfolio turnover rate	46%	28% (D)
(A)
Commenced operations on April 30, 2013.
(B)	Calculated based on average number of shares outstanding.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Not annualized.
(E)	Annualized.

For a share outstanding during the years indicated:	Transamerica Money Market
	Class A
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$1.00	$1.00	$1.00	$1.00	$1.00
Investment operations
Net investment income (loss)(A)	— (B)	— (B)	— (B)	— (B)	— (B)
Net realized and unrealized gain (loss)	—	—	—	—	— (B)
Total investment operations	— (B)	— (B)	— (B)	— (B)	— (B)
Net equalization credits and charges	—	—	—	—	— (B)
Distributions
Net investment income	— (B)	— (B)	— (B)	— (B)	— (B)
Net asset value
End of year	$1.00	$1.00	$1.00	$1.00	$1.00
Total return(C)	0.01%	0.01%	0.01%	—% (D)	0.01%
Ratio and supplemental data
Net assets end of year (000’s)	$100,310	$90,423	$95,801	$112,490	$119,744
Expenses to average net assets
After (waiver/reimbursement) recapture(E)	0.22%	0.24%	0.27%	0.20%	0.22%
Before (waiver/reimbursement) recapture	1.09%	1.09%	1.17%	1.26%	1.19%
Net investment income (loss) to average net assets	0.01%	—% (D)	—% (D)	—% (D)	—% (D)
(A)	Calculated based on average number of shares outstanding.
(B)
Rounds to less than $0.01 or $(0.01).
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Rounds to less than 0.01% or (0.01)%.
(E)	Transamerica Asset Management, Inc. or any of its affiliates waive fees or reimburse expenses in order to avoid a negative yield. Refer to the notes to the financial statements for details.

For a share outstanding during the years indicated:	Transamerica Money Market
	Class B
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$1.00	$1.00	$1.00	$1.00	$1.00
Investment operations
Net investment income (loss)(A)	— (B)	— (B)	— (B)	— (B)	— (B)
Net realized and unrealized gain (loss)	—	—	—	—	— (B)
Total investment operations	— (B)	— (B)	— (B)	— (B)	— (B)
Net equalization credits and charges	—	—	—	—	— (B)
Distributions
Net investment income	— (B)	— (B)	— (B)	— (B)	— (B)
Net asset value
End of year	$1.00	$1.00	$1.00	$1.00	$1.00
Total return(C)	0.01%	0.01%	0.01%	—% (D)	0.01%
Ratio and supplemental data
Net assets end of year (000’s)	$3,820	$6,189	$9,289	$15,318	$19,442
Expenses to average net assets
After (waiver/reimbursement) recapture(E)	0.22%	0.24%	0.27%	0.20%	0.21%
Before (waiver/reimbursement) recapture	1.86%	1.82%	1.84%	1.89%	1.81%
Net investment income (loss) to average net assets	0.01%	—% (D)	—% (D)	—% (D)	—% (D)
(A)	Calculated based on average number of shares outstanding.
(B)	Rounds to less than $0.01 or $(0.01).
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Rounds to less than 0.01% or (0.01)%.
(E)	Transamerica Asset Management, Inc. or any of its affiliates waive fees or reimburse expenses in order to avoid a negative yield. Refer to the notes to the financial statements for details.

For a share outstanding during the years indicated:	Transamerica Money Market
	Class C
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$1.00	$1.00	$1.00	$1.00	$1.00
Investment operations
Net investment income (loss)(A)	— (B)	— (B)	— (B)	— (B)	— (B)
Net realized and unrealized gain (loss)	—	—	—	—	— (B)
Total investment operations	— (B)	— (B)	— (B)	— (B)	— (B)
Net equalization credits and charges	—	—	—	—	— (B)
Distributions
Net investment income	— (B)	— (B)	— (B)	— (B)	— (B)
Net asset value
End of year	$1.00	$1.00	$1.00	$1.00	$1.00
Total return(C)	0.01%	0.01%	—% (D)	—% (D)	0.01%
Ratio and supplemental data
Net assets end of year (000’s)	$24,180	$30,196	$31,391	$36,078	$33,800
Expenses to average net assets
After (waiver/reimbursement) recapture(E)	0.22%	0.24%	0.27%	0.20%	0.22%
Before (waiver/reimbursement) recapture	1.67%	1.64%	1.67%	1.73%	1.66%
Net investment income (loss) to average net assets	0.01%	—% (D)	—% (D)	—% (D)	—% (D)
(A)	Calculated based on average number of shares outstanding.
(B)	Rounds to less than $0.01 or $(0.01).
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Rounds to less than 0.01% or (0.01)%.
(E)	Transamerica Asset Management, Inc. or any of its affiliates waive fees or reimburse expenses in order to avoid a negative yield. Refer to the notes to the financial statements for details.

For a share outstanding during the period and years indicated:	Transamerica Money Market
	Class I
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010(A)
Net asset value
Beginning of period/year	$1.00	$1.00	$1.00	$1.00	$1.00
Investment operations
Net investment income (loss)(B)	— (C)	— (C)	— (C)	— (C)	— (C)
Net realized and unrealized gain (loss)	—	—	—	—	— (C)
Total investment operations	— (C)	— (C)	— (C)	— (C)	— (C)
Net equalization credits and charges	—	—	—	—	— (C)
Distributions
Net investment income	— (C)	— (C)	— (C)	— (C)	— (C)
Net asset value
End of period/year	$1.00	$1.00	$1.00	$1.00	$1.00
Total return(D)	0.01%	0.04%	0.02%	0.01%	0.01% (E)
Ratio and supplemental data
Net assets end of period/year (000’s)	$19,325	$22,305	$25,460	$55	$55
Expenses to average net assets
After (waiver/reimbursement) recapture(F)	0.21%	0.21%	0.26%	0.19%	0.22% (G)
Before (waiver/reimbursement) recapture	0.77%	0.71%	0.72%	3.60%	3.17% (G)
Net investment income (loss) to average net assets	0.02%	0.04%	0.02%	0.02%	0.01% (G)
(A)	Commenced operations on November 30, 2009.
(B)	Calculated based on average number of shares outstanding.
(C)	Rounds to less than $0.01 or $(0.01).
(D)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)	Not annualized.
(F)	Transamerica Asset Management, Inc. or any of its affiliates waive fees or reimburse expenses in order to avoid a negative yield. Refer to the notes to the financial statements for details.
(G)	Annualized.

For a share outstanding during the years indicated:	Transamerica Multi-Manager Alternative Strategies Portfolio
	Class A
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$10.01	$9.92	$9.68	$9.82	$9.35
Investment operations
Net investment income (loss) (A) (B)	0.05	0.14	0.21	0.15	0.14
Net realized and unrealized gain (loss)	0.49	0.14	0.25	(0.23)	0.58
Total investment operations	0.54	0.28	0.46	(0.08)	0.72
Distributions
Net investment income	(0.05)	(0.19)	(0.22)	(0.06)	(0.15)
Return of capital	—	—	—	—	(0.10)
Total distributions	(0.05)	(0.19)	(0.22)	(0.06)	(0.25)
Net asset value
End of year	$10.50	$10.01	$9.92	$9.68	$9.82
Total return (C)	5.46%	2.89%	4.95%	(0.77)%	7.83%
Ratio and supplemental data
Net assets end of year (000’s)	$129,568	$200,903	$176,808	$171,567	$128,041
Expenses to average net assets (D)	0.72%	0.72%	0.74%	0.76%	0.80%
Net investment income (loss) to average net assets (B)	0.46%	1.42%	2.19%	1.53%	1.51%
Portfolio turnover rate (E)	79%	116%	62%	31%	35%
(A)	Calculated based on average number of shares outstanding.
(B)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Does not include expenses of the investment companies in which the Fund invests.
(E)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Multi-Manager Alternative Strategies Portfolio
	Class C
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$9.91	$9.82	$9.59	$9.73	$9.27
Investment operations
Net investment income (loss)(A) (B)	(0.03)	0.08	0.14	0.09	0.08
Net realized and unrealized gain (loss)	0.49	0.13	0.25	(0.22)	0.57
Total investment operations	0.46	0.21	0.39	(0.13)	0.65
Distributions
Net investment income	—	(0.12)	(0.16)	(0.01)	(0.09)
Return of capital	—	—	—	—	(0.10)
Total distributions	—	(0.12)	(0.16)	(0.01)	(0.19)
Net asset value
End of year	$10.37	$9.91	$9.82	$9.59	$9.73
Total return(C)	4.64%	2.18%	4.21%	(1.35)%	7.12%
Ratio and supplemental data
Net assets end of year (000’s)	$125,950	$140,309	$142,788	$141,413	$114,662
Expenses to average net assets(D)	1.45%	1.44%	1.41%	1.42%	1.44%
Net investment income (loss) to average net assets(B)	(0.29)%	0.80%	1.47%	0.91%	0.82%
Portfolio turnover rate(E)	79%	116%	62%	31%	35%
(A)	Calculated based on average number of shares outstanding.
(B)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Does not include expenses of the investment companies in which the Fund invests.
(E)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the period and years indicated:	Transamerica Multi-Manager Alternative Strategies Portfolio
	Class I
	October 31, 2014	October 31, 2013	October 31, 2012	October 31,2011	October 31, 2010 (A)
Net asset value
Beginning of period/year	$10.03	$9.94	$9.70	$9.84	$9.49
Investment operations
Net investment income (loss)(B) (C)	0.08	0.17	0.23	0.15	0.07
Net realized and unrealized gain (loss)	0.50	0.15	0.27	(0.19)	0.57
Total investment operations	0.58	0.32	0.50	(0.04)	0.64
Distributions
Net investment income	(0.09)	(0.23)	(0.26)	(0.10)	(0.19)
Return of capital	—	—	—	—	(0.10)
Total distributions	(0.09)	(0.23)	(0.26)	(0.10)	(0.29)
Net asset value
End of period/year	$10.52	$10.03	$9.94	$9.70	$9.84
Total return(D)	5.81%	3.25%	5.34%	(0.47)%	6.90% (E)
Ratio and supplemental data
Net assets end of period/year (000’s)	$238,046	$207,733	$175,506	$120,465	$34,131
Expenses to average net assets(F)	0.41%	0.39%	0.37%	0.40%	0.50% (G)
Net investment income (loss) to average net assets(C)	0.74%	1.74%	2.37%	1.56%	0.82% (G)
Portfolio turnover rate(H)	79%	116%	62%	31%	35% (E)
(A)	Commenced operations on November 30, 2009.
(B)
Calculated based on average number of shares outstanding.
(C)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(D)
Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)
Not annualized.
(F)
Does not include expenses of the investment companies in which the Fund invests.
(G)
Annualized.
(H)
Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Multi-Managed Balanced
	Class A
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$24.23	$22.15	$23.34	$21.40	$17.85
Investment operations
Net investment income (loss)(A)(B)	0.24	0.23	0.26	0.25	0.52
Net realized and unrealized gain (loss)	2.57	2.88	1.94	1.94	3.55
Total investment operations	2.81	3.11	2.20	2.19	4.07
Distributions
Net investment income	(0.31)	(0.25)	(0.31)	(0.25)	(0.52)
Net realized gains	(1.12)	(0.78)	(3.08)	—	—
Total distributions	(1.43)	(1.03)	(3.39)	(0.25)	(0.52)
Net asset value
End of year	$25.61	$24.23	$22.15	$23.34	$21.40
Total return(C)	12.11%	14.61%	11.27%	10.26%	23.08%
Ratio and supplemental data
Net assets end of year (000’s)	$174,817	$152,382	$125,266	$107,146	$95,258
Expenses to average net assets(D)
After (waiver/reimbursement) recapture	1.23%	1.36%	1.47%	1.46%	1.56% (E)
Before (waiver/reimbursement) recapture	1.23%	1.36%	1.43%	1.49%	1.56% (E)
Net investment income (loss) to average net assets(B)	1.00%	0.99%	1.20%	1.09%	2.67%
Portfolio turnover rate(F)	102%	126%	153%	263%	99%
(A)	Calculated based on average number of shares outstanding.
(B)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Does not include expenses of the investment companies in which the Fund invests.
(E)	Includes extraordinary expenses. The impact of the extraordinary expenses was 0.01%.
(F)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Multi-Managed Balanced
	Class B
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$24.09	$22.01	$23.23	$21.34	$17.79
Investment operations
Net investment income (loss)(A)(B)	0.02	0.03	0.08	0.06	0.33
Net realized and unrealized gain (loss)	2.55	2.87	1.92	1.92	3.58
Total investment operations	2.57	2.90	2.00	1.98	3.91
Distributions
Net investment income	(0.09)	(0.04)	(0.14)	(0.09)	(0.36)
Net realized gains	(1.12)	(0.78)	(3.08)	—	—
Total distributions	(1.21)	(0.82)	(3.22)	(0.09)	(0.36)
Net asset value
End of year	$25.45	$24.09	$22.01	$23.23	$21.34
Total return(C)	11.07%	13.66%	10.30%	9.33%	22.15%
Ratio and supplemental data
Net assets end of year (000’s)	$6,579	$8,186	$9,074	$9,996	$14,658
Expenses to average net assets(D)
After (waiver/reimbursement) recapture	2.15%	2.24%	2.33%	2.29%	2.34% (E)
Before (waiver/reimbursement) recapture	2.15%	2.24%	2.29%	2.32%	2.34% (E)
Net investment income (loss) to average net assets(B)	0.10%	0.13%	0.36%	0.25%	1.73%
Portfolio turnover rate(F)	102%	126%	153%	263%	99%
(A)	Calculated based on average number of shares outstanding.
(B)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Does not include expenses of the investment companies in which the Fund invests.
(E)	Includes extraordinary expenses. The impact of the extraordinary expenses was 0.01%.
(F)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Multi-Managed Balanced
	Class C
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$23.88	$21.85	$23.09	$21.20	$17.69
Investment operations
Net investment income (loss)(A)(B)	0.08	0.08	0.13	0.13	0.40
Net realized and unrealized gain (loss)	2.53	2.85	1.92	1.91	3.53
Total investment operations	2.61	2.93	2.05	2.04	3.93
Distributions
Net investment income	(0.16)	(0.12)	(0.21)	(0.15)	(0.42)
Net realized gains	(1.12)	(0.78)	(3.08)	—	—
Total distributions	(1.28)	(0.90)	(3.29)	(0.15)	(0.42)
Net asset value
End of year	$25.21	$23.88	$21.85	$23.09	$21.20
Total return(C)	11.38%	13.90%	10.63%	9.63%	22.43%
Ratio and supplemental data
Net assets end of year (000’s)	$132,473	$95,601	$62,789	$38,868	$24,194
Expenses to average net assets(D)
After (waiver/reimbursement) recapture	1.90%	1.98%	2.04%	2.03%	2.11% (E)
Before (waiver/reimbursement) recapture	1.90%	1.98%	2.01%	2.05%	2.11% (E)
Net investment income (loss) to average net assets(B)	0.32%	0.36%	0.61%	0.55%	2.09%
Portfolio turnover rate(F)	102%	126%	153%	263%	99%
(A)	Calculated based on average number of shares outstanding.
(B)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Does not include expenses of the investment companies in which the Fund invests.
(E)	Includes extraordinary expenses. The impact of the extraordinary expenses was 0.01%.
(F)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the period and years indicated:	Transamerica Multi-Managed Balanced
	Class I
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010(A)
Net asset value
Beginning of period/year	$24.31	$22.22	$23.40	$21.46	$18.49
Investment operations
Net investment income (loss)(B)(C)	0.33	0.32	0.36	0.38	0.57
Net realized and unrealized gain (loss)	2.57	2.89	1.94	1.91	2.98
Total investment operations	2.90	3.21	2.30	2.29	3.55
Distributions
Net investment income	(0.39)	(0.34)	(0.40)	(0.35)	(0.58)
Net realized gains	(1.12)	(0.78)	(3.08)	—	—
Total distributions	(1.51)	(1.12)	(3.48)	(0.35)	(0.58)
Net asset value
End of period/year	$25.70	$24.31	$22.22	$23.40	$21.46
Total return(D)	12.46%	15.07%	11.76%	10.70%	19.52% (E)
Ratio and supplemental data
Net assets end of period/year (000’s)	$176,667	$174,902	$176,788	$12,086	$265
Expenses to average net assets(F)
After (waiver/reimbursement) recapture	0.92%	0.98%	0.99%	1.00%	1.46% (G)(H)
Before (waiver/reimbursement) recapture	0.92%	0.98%	0.96%	1.01%	2.01% (G)(H)
Net investment income (loss) to average net assets(C)	1.32%	1.39%	1.63%	1.61%	3.15% (G)
Portfolio turnover rate(I)	102%	126%	153%	263%	99% (E)
(A)	Commenced operations on November 30, 2009.
(B)	Calculated based on average number of shares outstanding.
(C)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(D)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)	Not annualized.
(F)	Does not include expenses of the investment companies in which the Fund invests.
(G)	Annualized.
(H)	Includes extraordinary expenses. The impact of the extraordinary expenses was 0.01%.
(I)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Opportunistic Allocation
	Class A	Class C	Class I
	October 31, 2014(A)	October 31, 2014(A)	October 31, 2014(A)
Net asset value
Beginning of year	$10.00	$10.00	$10.00
Investment operations
Net investment income (loss)(B)	0.66	0.58	0.69
Net realized and unrealized gain (loss)	(0.21)	(0.20)	(0.21)
Total investment operations	0.45	0.38	0.48
Distributions
Net investment income	(0.63)	(0.56)	(0.65)
Net asset value
End of year	$9.82	$9.82	$9.83
Total return(C)	4.38%	3.69%	4.74%
Ratio and supplemental data
Net assets end of year (000’s)	$268	$259	$531
Expenses to average net assets(D)
After (waiver/reimbursement) recapture	1.22%	1.95%	0.95%
Before (waiver/reimbursement) recapture	9.64%	10.37%	9.47%
Net investment income (loss) to average net assets	6.41%	5.68%	6.67%
Portfolio turnover rate(E)	118%	118%	118%
(A)	Commenced operations on October 31, 2013.
(B)	Calculated based on average number of shares outstanding.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Does not include expenses of the investment companies in which the Fund invests.
(E)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Short-Term Bond
	Class A
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$10.45	$10.51	$10.33	$10.53	$10.26
Investment operations
Net investment income (loss)(A)	0.21	0.25	0.33	0.37	0.43
Net realized and unrealized gain (loss)	— (B)	0.01	0.27	(0.16)	0.29
Total investment operations	0.21	0.26	0.60	0.21	0.72
Distributions
Net investment income	(0.23)	(0.27)	(0.35)	(0.39)	(0.45)
Net realized gains	(0.06)	(0.05)	(0.07)	(0.02)	—
Total distributions	(0.29)	(0.32)	(0.42)	(0.41)	(0.45)
Net asset value
End of year	$10.37	$10.45	$10.51	$10.33	$10.53
Total return(C)	1.97%	2.46%	5.95%	2.01%	7.15%
Ratio and supplemental data
Net assets end of year (000’s)	$1,012,764	$953,044	$793,493	$779,041	$856,959
Expenses to average net assets
After (waiver/reimbursement) recapture	0.84%	0.83%	0.83%	0.82%	0.83%
Before (waiver/reimbursement) recapture	0.86%	0.88%	0.89%	0.92%	0.97%
Net investment income (loss) to average net assets	2.05%	2.38%	3.22%	3.58%	4.16%
Portfolio turnover rate	52%	73%	61%	51%	54%
(A)
Calculated based on average number of shares outstanding.
(B)	Rounds to less than $0.01 or $(0.01).
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.

For a share outstanding during the years indicated:	Transamerica Short-Term Bond
	Class C
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$10.43	$10.49	$10.31	$10.51	$10.24
Investment operations
Net investment income (loss)(A)	0.14	0.17	0.25	0.29	0.36
Net realized and unrealized gain (loss)	(0.01)	0.01	0.27	(0.17)	0.28
Total investment operations	0.13	0.18	0.52	0.12	0.64
Distributions
Net investment income	(0.15)	(0.19)	(0.27)	(0.30)	(0.37)
Net realized gains	(0.06)	(0.05)	(0.07)	(0.02)	—
Total distributions	(0.21)	(0.24)	(0.34)	(0.32)	(0.37)
Net asset value
End of year	$10.35	$10.43	$10.49	$10.31	$10.51
Total return(B)	1.20%	1.67%	5.15%	1.23%	6.32%
Ratio and supplemental data
Net assets end of year (000’s)	$847,407	$867,319	$837,435	$846,464	$834,859
Expenses to average net assets
After (waiver/reimbursement) recapture	1.59%	1.60%	1.59%	1.59%	1.59%
Before (waiver/reimbursement) recapture	1.59%	1.60%	1.59%	1.59%	1.63%
Net investment income (loss) to average net assets	1.30%	1.63%	2.46%	2.81%	3.40%
Portfolio turnover rate	52%	73%	61%	51%	54%
(A)	Calculated based on average number of shares outstanding.
(B)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.

For a share outstanding during the period and years indicated:	Transamerica Short-Term Bond
	Class I
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010(A)
Net asset value
Beginning of period/year	$10.27	$10.33	$10.15	$10.35	$10.14
Investment operations
Net investment income (loss)(B)	0.23	0.26	0.35	0.38	0.39
Net realized and unrealized gain (loss)	(0.01)	0.01	0.26	(0.16)	0.24
Total investment operations	0.22	0.27	0.61	0.22	0.63
Distributions
Net investment income	(0.24)	(0.28)	(0.36)	(0.40)	(0.42)
Net realized gains	(0.06)	(0.05)	(0.07)	(0.02)	—
Total distributions	(0.30)	(0.33)	(0.43)	(0.42)	(0.42)
Net asset value
End of period/year	$10.19	$10.27	$10.33	$10.15	$10.35
Total return(C)	2.18%	2.66%	6.21%	2.16%	6.34% (D)
Ratio and supplemental data
Net assets end of period/year (000’s)	$804,004	$485,299	$368,296	$270,667	$198,461
Expenses to average net assets
After (waiver/reimbursement) recapture	0.63%	0.63%	0.63%	0.64%	0.65% (E)
Before (waiver/reimbursement) recapture	0.63%	0.63%	0.63%	0.64%	0.67% (E)
Net investment income (loss) to average net assets	2.25%	2.58%	3.40%	3.75%	4.17% (E)
Portfolio turnover rate	52%	73%	61%	51%	54% (D)
(A)	Commenced operations on November 30, 2009.
(B)	Calculated based on average number of shares outstanding.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Not annualized.
(E)	Annualized.

For a share outstanding during the year indicated:	Transamerica Small Cap Core
	Class A	Class C	Class I
	October 31, 2014(A)	October 31, 2014(A)	October 31, 2014(A)
Net asset value
Beginning of year	$10.00	$10.00	$10.00
Investment operations
Net investment income (loss)(B)	0.06	(0.02)	0.08
Net realized and unrealized gain (loss)	0.76	0.76	0.76
Total investment operations	0.82	0.74	0.84
Distributions
Net investment income	(0.02)	(0.01)	(0.02)
Net asset value
End of year	$10.80	$10.73	$10.82
Total return(C)	8.18%	7.36%	8.44%
Ratio and supplemental data
Net assets end of year (000’s)	$333	$380	$685
Expenses to average net assets
After (waiver/reimbursement) recapture	1.32%	2.05%	1.05%
Before (waiver/reimbursement) recapture	1.32%	2.06%	1.08%
Net investment income (loss) to average net assets	0.55%	(0.20)%	0.79%
Portfolio turnover rate	140%	140%	140%
(A)	Commenced operations on October 31, 2013.
(B)	Calculated based on average number of shares outstanding.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.

For a share outstanding during the period and years indicated:	Transamerica Small Cap Growth
	Class A
	October 31, 2014	October 31, 2013	October 31, 2012(A)
Net asset value
Beginning of period/year	$12.37	$9.38	$10.00
Investment operations
Net investment income (loss)(B)	(0.11)	(0.08)	(0.02)
Net realized and unrealized gain (loss)	0.61	3.07	(0.60)
Total investment operations	0.50	2.99	(0.62)
Distributions
Net investment income	—	— (C)	—
Net asset value
End of period/year	$12.87	$12.37	$9.38
Total return(D)	4.04%	31.90%	(6.20)% (E)
Ratio and supplemental data
Net assets end of period/year (000’s)	$862	$591	$236
Expenses to average net assets
After (waiver/reimbursement) recapture	1.35%	1.29%	1.45% (F)
Before (waiver/reimbursement) recapture	1.35%	1.29%	1.52% (F)
Net investment income (loss) to average net assets	(0.87)%	(0.70)%	(1.17)% (F)
Portfolio turnover rate	73%	74%	11% (E)
(A)	Commenced operations on August 31, 2012.
(B)
Calculated based on average number of shares outstanding.
(C)	Rounds to less than $0.01 or $(0.01).
(D)
Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)
Not annualized.
(F)	Annualized.

For a share outstanding during the period and years indicated:	Transamerica Small Cap Growth
	Class C
	October 31, 2014	October 31, 2013	October 31, 2012(A)
Net asset value
Beginning of period/year	$12.28	$9.37	$10.00
Investment operations
Net investment income (loss)(B)	(0.19)	(0.14)	(0.03)
Net realized and unrealized gain (loss)	0.61	3.05	(0.60)
Total investment operations	0.42	2.91	(0.63)
Net asset value
End of period/year	$12.70	$12.28	$9.37
Total return(C)	3.42%	31.06%	(6.30)% (D)
Ratio and supplemental data
Net assets end of period/year (000’s)	$628	$404	$234
Expenses to average net assets
After (waiver/reimbursement) recapture	1.99%	1.95%	2.15% (E)
Before (waiver/reimbursement) recapture	1.99%	1.95%	2.21% (E)
Net investment income (loss) to average net assets	(1.51)%	(1.32)%	(1.89)% (E)
Portfolio turnover rate	73%	74%	11% (D)
(A)
Commenced operations on August 31, 2012.
(B)	Calculated based on average number of shares outstanding.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Not annualized.
(E)	Annualized.

For a share outstanding during the period and years indicated:	Transamerica Small Cap Growth
	Class I
	October 31, 2014	October 31, 2013	October 31, 2012(A)
Net asset value
Beginning of period/year	$12.39	$9.39	$10.00
Investment operations
Net investment income (loss)(B)	(0.07)	(0.04)	(0.01)
Net realized and unrealized gain (loss)	0.62	3.05	(0.60)
Total investment operations	0.55	3.01	(0.61)
Distributions
Net investment income	—	(0.01)	—
Net asset value
End of period/year	$12.94	$12.39	$9.39
Total return(C)	4.44%	32.08%	(6.10)% (D)
Ratio and supplemental data
Net assets end of period/year (000’s)	$510	$490	$235
Expenses to average net assets
After (waiver/reimbursement) recapture	1.03%	1.04%	1.15% (E)
Before (waiver/reimbursement) recapture	1.03%	1.02%	1.31% (E)
Net investment income (loss) to average net assets	(0.54)%	(0.41)%	(0.89)% (E)
Portfolio turnover rate	73%	74%	11% (D)
(A)	Commenced operations on August 31, 2012.
(B)
Calculated based on average number of shares outstanding.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Not annualized.
(E)	Annualized.

For a share outstanding during the period and years indicated:	Transamerica Small Cap Value
	Class A
	October 31, 2014	October 31, 2013	October 31, 2012(A)
Net asset value
Beginning of period/year	$13.21	$9.83	$10.00
Investment operations
Net investment income (loss)(B)(C)	0.08	0.06	0.04
Net realized and unrealized gain (loss)	0.56	3.39	(0.21)
Total investment operations	0.64	3.45	(0.17)
Distributions
Net investment income	(0.08)	(0.07)	—
Net realized gains	(0.82)	— (D)	—
Total distributions	(0.90)	(0.07)	—
Net asset value
End of period/year	$12.95	$13.21	$9.83
Total return(E)	4.99%	35.30%	(1.70)% (F)
Ratio and supplemental data
Net assets end of period/year (000’s)	$955	$996	$268
Expenses to average net assets(G)
After (waiver/reimbursement) recapture	1.38%	1.37%	1.36% (H)
Before (waiver/reimbursement) recapture	1.38%	1.37%	1.36% (H)
Net investment income (loss) to average net assets(C)	0.61%	0.50%	0.91% (H)
Portfolio turnover rate(I)	37%	49%	22% (F)
(A)	Commenced operations on April 30, 2012.
(B)	Calculated based on average number of shares outstanding.
(C)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(D)	Rounds to less than $0.01 or $(0.01).
(E)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(F)	Not annualized.
(G)	Does not include expenses of the investment companies in which the Fund invests.
(H)
Annualized.
(I)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the period and years indicated:	Transamerica Small Cap Value
	Class C
	October 31, 2014	October 31, 2013	October 31, 2012(A)
Net asset value
Beginning of period/year	$13.15	$9.79	$10.00
Investment operations
Net investment income (loss)(B)(C)	(0.01)	— (D)	0.01
Net realized and unrealized gain (loss)	0.58	3.38	(0.22)
Total investment operations	0.57	3.38	(0.21)
Distributions
Net investment income	(0.03)	(0.02)	—
Net realized gains	(0.82)	— (D)	—
Total distributions	(0.85)	(0.02)	—
Net asset value
End of period/year	$12.87	$13.15	$9.79
Total return(E)	4.39%	34.65%	(2.10)% (F)
Ratio and supplemental data
Net assets end of period/year (000’s)	$921	$635	$251
Expenses to average net assets(G)
After (waiver/reimbursement) recapture	1.99%	1.98%	2.04% (H)
Before (waiver/reimbursement) recapture	1.99%	1.98%	2.04% (H)
Net investment income (loss) to average net assets(C)	(0.05)%	—% (I)	0.24% (H)
Portfolio turnover rate(J)	37%	49%	22% (F)
(A)	Commenced operations on April 30, 2012.
(B)	Calculated based on average number of shares outstanding.
(C)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(D)	Rounds to less than $0.01 or $(0.01).
(E)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(F)	Not annualized.
(G)	Does not include expenses of the investment companies in which the Fund invests.
(H)	Annualized.
(I)
Rounds to less than 0.01% or (0.01)%.

(J)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the period and years indicated:	Transamerica Small Cap Value
	Class I
	October 31, 2014	October 31, 2013	October 31, 2012(A)
Net asset value
Beginning of period/year	$13.26	$9.84	$10.00
Investment operations
Net investment income (loss)(B)(C)	0.12	0.12	0.06
Net realized and unrealized gain (loss)	0.57	3.38	(0.22)
Total investment operations	0.69	3.50	(0.16)
Distributions
Net investment income	(0.11)	(0.08)	—
Net realized gains	(0.82)	— (D)	—
Total distributions	(0.93)	(0.08)	—
Net asset value
End of period/year	$13.02	$13.26	$9.84
Total return(E)	5.37%	35.87%	(1.60)% (F)
Ratio and supplemental data
Net assets end of period/year (000’s)	$655	$719	$371
Expenses to average net assets(G)
After (waiver/reimbursement) recapture	1.04%	1.03%	1.12% (H)
Before (waiver/reimbursement) recapture	1.04%	1.03%	1.12% (H)
Net investment income (loss) to average net assets(C)	0.93%	1.01%	1.17% (H)
Portfolio turnover rate(I)	37%	49%	22% (F)
(A)
Commenced operations on April 30, 2012.
(B)
Calculated based on average number of shares outstanding.
(C)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(D)
Rounds to less than $0.01 or $(0.01).
(E)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(F)	Not annualized.
(G)
Does not include expenses of the investment companies in which the Fund invests.
(H)	Annualized.
(I)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Small/Mid Cap Value
	Class A
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$29.05	$21.86	$20.65	$18.89	$14.72
Investment operations
Net investment income (loss)(A)	0.07	0.11	0.11	(0.06)	(0.02)
Net realized and unrealized gain (loss)	2.18	7.18	2.24	1.82	4.19
Total investment operations	2.25	7.29	2.35	1.76	4.17
Distributions
Net investment income	(0.10)	(0.10)	— (B)	—	—
Net realized gains	(2.32)	—	(1.14)	—	—
Total distributions	(2.42)	(0.10)	(1.14)	—	—
Net asset value
End of year	$28.88	$29.05	$21.86	$20.65	$18.89
Total return(C)	8.13%	33.47%	12.28%	9.32%	28.33%
Ratio and supplemental data
Net assets end of year (000’s)	$473,644	$519,376	$332,085	$323,147	$283,240
Expenses to average net assets
After (waiver/reimbursement) recapture	1.30%	1.38%	1.41%	1.43%	1.47%
Before (waiver/reimbursement) recapture	1.30%	1.38%	1.41%	1.43%	1.47%
Net investment income (loss) to average net assets	0.24%	0.44%	0.50%	(0.27)%	(0.12)%
Portfolio turnover rate	96%	97%	74%	174%	57%
(A)	Calculated based on average number of shares outstanding.
(B)	Rounds to less than $0.01 or $(0.01).
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.

For a share outstanding during the years indicated:	Transamerica Small/Mid Cap Value
	Class B
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$27.23	$20.55	$19.60	$18.05	$14.16
Investment operations
Net investment income (loss)(A)	(0.12)	(0.05)	(0.03)	(0.20)	(0.12)
Net realized and unrealized gain (loss)	2.04	6.73	2.12	1.75	4.01
Total investment operations	1.92	6.68	2.09	1.55	3.89
Distributions
Net investment income	—	—	— (B)	—	—
Net realized gains	(2.32)	—	(1.14)	—	—
Total distributions	(2.32)	—	(1.14)	—	—
Net asset value
End of year	$26.83	$27.23	$20.55	$19.60	$18.05
Total return(C)	7.38%	32.51%	11.58%	8.59%	27.47%
Ratio and supplemental data
Net assets end of year (000’s)	$27,010	$32,286	$29,615	$33,830	$38,355
Expenses to average net assets
After (waiver/reimbursement) recapture	2.01%	2.08%	2.08%	2.09%	2.12%
Before (waiver/reimbursement) recapture	2.01%	2.08%	2.08%	2.09%	2.12%
Net investment income (loss) to average net assets	(0.47)%	(0.22)%	(0.16)%	(0.95)%	(0.74)%
Portfolio turnover rate	96%	97%	74%	174%	57%
(A)	Calculated based on average number of shares outstanding.
(B)	Rounds to less than $0.01 or $(0.01).
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.

For a share outstanding during the years indicated:	Transamerica Small/Mid Cap Value
	Class C
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010
Net asset value
Beginning of year	$26.95	$20.33	$19.40	$17.86	$14.00
Investment operations
Net investment income (loss)(A)	(0.12)	(0.05)	(0.02)	(0.18)	(0.12)
Net realized and unrealized gain (loss)	2.03	6.67	2.09	1.72	3.98
Total investment operations	1.91	6.62	2.07	1.54	3.86
Distributions
Net investment income	— (B)	—	— (B)	—	—
Net realized gains	(2.32)	—	(1.14)	—	—
Total distributions	(2.32)	—	(1.14)	—	—
Net asset value
End of year	$26.54	$26.95	$20.33	$19.40	$17.86
Total return(C)	7.42%	32.56%	11.60%	8.62%	27.57%
Ratio and supplemental data
Net assets end of year (000’s)	$314,999	$288,038	$198,356	$181,765	$169,903
Expenses to average net assets
After (waiver/reimbursement) recapture	1.97%	2.03%	2.04%	2.05%	2.07%
Before (waiver/reimbursement) recapture	1.97%	2.03%	2.04%	2.05%	2.07%
Net investment income (loss) to average net assets	(0.44)%	(0.20)%	(0.13)%	(0.89)%	(0.73)%
Portfolio turnover rate	96%	97%	74%	174%	57%
(A)	Calculated based on average number of shares outstanding.
(B)	Rounds to less than $0.01 or $(0.01).
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.

For a share outstanding during the period and years indicated:	Transamerica Small/Mid Cap Value
	Class I
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010(A)
Net asset value
Beginning of period/year	$29.74	$22.38	$21.03	$19.15	$15.44
Investment operations
Net investment income (loss)(B)	0.17	0.22	0.20	0.05	(0.02)
Net realized and unrealized gain (loss)	2.24	7.34	2.29	1.83	3.73
Total investment operations	2.41	7.56	2.49	1.88	3.71
Distributions
Net investment income	(0.20)	(0.20)	— (C)	—	—
Net realized gains	(2.32)	—	(1.14)	—	—
Total distributions	(2.52)	(0.20)	(1.14)	—	—
Net asset value
End of period/year	$29.63	$29.74	$22.38	$21.03	$19.15
Total return(D)	8.51%	34.02%	12.75%	9.82%	24.03% (E)
Ratio and supplemental data
Net assets end of period/year (000’s)	$235,418	$180,096	$105,664	$68,499	$40,346
Expenses to average net assets
After (waiver/reimbursement) recapture	0.96%	0.98%	0.97%	1.00%	1.04% (F)
Before (waiver/reimbursement) recapture	0.96%	0.98%	0.97%	1.00%	1.04% (F)
Net investment income (loss) to average net assets	0.57%	0.84%	0.93%	0.24%	(0.11)% (F)
Portfolio turnover rate	96%	97%	74%	174%	57% (E)
(A)	Commenced operations on November 30, 2009.
(B)	Calculated based on average number of shares outstanding.
(C)	Rounds to less than $0.01 or $(0.01).
(D)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)	Not annualized.
(F)	Annualized.

For a share outstanding during the period indicated:	Transamerica Strategic High Income
	Class A	Class C	Class I
	October 31, 2014(A)	October 31, 2014(A)	October 31, 2014(A)
Net asset value
Beginning of period	$10.00	$10.00	$10.00
Investment operations
Net investment income (loss)(B)	0.24	0.18	0.26
Net realized and unrealized gain (loss)	0.26	0.26	0.26
Total investment operations	0.50	0.44	0.52
Distributions
Net investment income	(0.20)	(0.15)	(0.21)
Net asset value
End of period	$10.30	$10.29	$10.31
Total return(C)	4.99% (D)	4.46% (D)	5.24% (D)
Ratio and supplemental data
Net assets end of period (000’s)	$1,200	$1,073	$13,897
Expenses to average net assets(E)
After (waiver/reimbursement) recapture	1.20% (F)	1.95% (F)	0.95% (F)
Before (waiver/reimbursement) recapture	1.40% (F)	2.14% (F)	1.23% (F)
Net investment income (loss) to average net assets	3.43% (F)	2.66% (F)	3.80% (F)
Portfolio turnover rate(G)	61% (D)	61% (D)	61% (D)
(A)	Commenced operations on March 1, 2014.
(B)	Calculated based on average number of shares outstanding.
(C)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(D)	Not annualized.
(E)	Does not include expenses of the investment companies in which the Fund invests.
(F)	Annualized.
(G)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Tactical Allocation
	Class A
	October 31, 2014	October 31, 2013(A)
Net asset value
Beginning of year	$10.28	$10.00
Investment operations
Net investment income (loss)(B)(C)	0.21	0.13
Net realized and unrealized gain (loss)	0.10	0.54
Total investment operations	0.31	0.67
Distributions
Net investment income	(0.25)	(0.39)
Net realized gains	(0.02)	—
Total distributions	(0.27)	(0.39)
Net asset value
End of year	$10.32	$10.28
Total return(D)	3.05%	6.91%
Ratio and supplemental data
Net assets end of year (000’s)	$5,432	$4,050
Expenses to average net assets(E)
After (waiver/reimbursement) recapture	1.11%	1.15%
Before (waiver/reimbursement) recapture	1.49%	3.06%
Net investment income (loss) to average net assets(C)	1.99%	1.33%
Portfolio turnover rate(F)	228%	425%
(A)	Commenced operations on October 31, 2012.
(B)	Calculated based on average number of shares outstanding.
(C)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(D)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)	Does not include expenses of the investment companies in which the Fund invests.
(F)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Tactical Allocation
	Class C
	October 31, 2014	October 31, 2013(A)
Net asset value
Beginning of year	$10.20	$10.00
Investment operations
Net investment income (loss)(B)(C)	0.13	0.04
Net realized and unrealized gain (loss)	0.10	0.56
Total investment operations	0.23	0.60
Distributions
Net investment income	(0.18)	(0.40)
Net realized gains	(0.02)	—
Total distributions	(0.20)	(0.40)
Net asset value
End of year	$10.23	$10.20
Total return(D)	2.24%	6.18%
Ratio and supplemental data
Net assets end of year (000’s)	$6,362	$5,909
Expenses to average net assets(E)
After (waiver/reimbursement) recapture	1.85%	1.85%
Before (waiver/reimbursement) recapture	2.21%	3.72%
Net investment income (loss) to average net assets(C)	1.30%	0.43%
Portfolio turnover rate(F)	228%	425%
(A)	Commenced operations on October 31, 2012.
(B)	Calculated based on average number of shares outstanding.
(C)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(D)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)	Does not include expenses of the investment companies in which the Fund invests.
(F)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Tactical Allocation
	Class I
	October 31, 2014	October 31, 2013(A)
Net asset value
Beginning of year	$10.22	$10.00
Investment operations
Net investment income (loss)(B)(C)	0.24	0.14
Net realized and unrealized gain (loss)	0.09	0.56
Total investment operations	0.33	0.70
Distributions
Net investment income	(0.28)	(0.48)
Net realized gains	(0.02)	—
Total distributions	(0.30)	(0.48)
Net asset value
End of year	$10.25	$10.22
Total return(D)	3.25%	7.32%
Ratio and supplemental data
Net assets end of year (000’s)	$874	$1,533
Expenses to average net assets(E)
After (waiver/reimbursement) recapture	0.85%	0.85%
Before (waiver/reimbursement) recapture	1.21%	2.73%
Net investment income (loss) to average net assets(C)	2.37%	1.36%
Portfolio turnover rate(F)	228%	425%
(A)	Commenced operations on October 31, 2012.
(B)	Calculated based on average number of shares outstanding.
(C)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(D)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)	Does not include expenses of the investment companies in which the Fund invests.
(F)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Tactical Income
	Class A
	October 31, 2014	October 31, 2013	October 31, 2012(A)
Net asset value
Beginning of year	$10.16	$10.25	$10.00
Investment operations
Net investment income (loss)(B)(C)	0.38	0.34	0.33
Net realized and unrealized gain (loss)	0.26	0.10	0.45
Total investment operations	0.64	0.44	0.78
Distributions
Net investment income	(0.32)	(0.47)	(0.53)
Net realized gains	—	(0.04)	—
Return of capital	—	(0.02)	—
Total distributions	(0.32)	(0.53)	(0.53)
Net asset value
End of year	$10.48	$10.16	$10.25
Total return(D)	6.39%	4.49%	8.02%
Ratio and supplemental data
Net assets end of year (000’s)	$259,348	$342,367	$254,763
Expenses to average net assets(E)
After (waiver/reimbursement) recapture	0.87%	0.88%	0.92%
Before (waiver/reimbursement) recapture	0.89%	0.93%	0.98%
Net investment income (loss) to average net assets(C)	3.63%	3.32%	3.27%
Portfolio turnover rate(F)	102%	237%	142%
(A)	Commenced operations on October 31, 2011.
(B)	Calculated based on average number of shares outstanding.
(C)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(D)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)	Does not include expenses of the investment companies in which the Fund invests.
(F)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Tactical Income
	Class C
	October 31, 2014	October 31, 2013	October 31, 2012(A)
Net asset value
Beginning of year	$10.12	$10.22	$10.00
Investment operations
Net investment income (loss)(B)(C)	0.29	0.25	0.25
Net realized and unrealized gain (loss)	0.27	0.11	0.46
Total investment operations	0.56	0.36	0.71
Distributions
Net investment income	(0.24)	(0.40)	(0.49)
Net realized gains	—	(0.04)	—
Return of capital	—	(0.02)	—
Total distributions	(0.24)	(0.46)	(0.49)
Net asset value
End of year	$10.44	$10.12	$10.22
Total return(D)	5.61%	3.63%	7.26%
Ratio and supplemental data
Net assets end of year (000’s)	$400,142	$464,339	$279,728
Expenses to average net assets(E)
After (waiver/reimbursement) recapture	1.63%	1.63%	1.67%
Before (waiver/reimbursement) recapture	1.63%	1.63%	1.68%
Net investment income (loss) to average net assets(C)	2.86%	2.54%	2.48%
Portfolio turnover rate(F)	102%	237%	142%
(A)	Commenced operations on October 31, 2011.
(B)	Calculated based on average number of shares outstanding.
(C)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(D)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)	Does not include expenses of the investment companies in which the Fund invests.
(F)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Tactical Income
	Class I
	October 31, 2014	October 31, 2013	October 31, 2012(A)
Net asset value
Beginning of year	$10.16	$10.26	$10.00
Investment operations
Net investment income (loss)(B)(C)	0.40	0.36	0.37
Net realized and unrealized gain (loss)	0.26	0.10	0.44
Total investment operations	0.66	0.46	0.81
Distributions
Net investment income	(0.34)	(0.50)	(0.55)
Net realized gains	—	(0.04)	—
Return of capital	—	(0.02)	—
Total distributions	(0.34)	(0.56)	(0.55)
Net asset value
End of year	$10.48	$10.16	$10.26
Total return(D)	6.64%	4.62%	8.35%
Ratio and supplemental data
Net assets end of year (000’s)	$242,703	$270,502	$240,339
Expenses to average net assets(E)
After (waiver/reimbursement) recapture	0.64%	0.67%	0.67%
Before (waiver/reimbursement) recapture	0.64%	0.65%	0.72%
Net investment income (loss) to average net assets(C)	3.83%	3.57%	3.61%
Portfolio turnover rate(F)	102%	237%	142%
(A)	Commenced operations on October 31, 2011.
(B)	Calculated based on average number of shares outstanding.
(C)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(D)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)	Does not include expenses of the investment companies in which the Fund invests.
(F)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Tactical Rotation
	Class A
	October 31, 2014	October 31, 2013(A)
Net asset value
Beginning of year	$11.12	$10.00
Investment operations
Net investment income (loss)(B)(C)	0.08	0.05
Net realized and unrealized gain (loss)	0.61	1.56
Total investment operations	0.69	1.61
Distributions
Net investment income	(0.05)	(0.49)
Net realized gains	(0.03)	—
Total distributions	(0.08)	(0.49)
Net asset value
End of year	$11.73	$11.12
Total return(D)	6.31%	16.86%
Ratio and supplemental data
Net assets end of year (000’s)	$12,115	$6,456
Expenses to average net assets(E)
After (waiver/reimbursement) recapture	1.11%	1.15%
Before (waiver/reimbursement) recapture	1.32%	3.94%
Net investment income (loss) to average net assets(C)	0.70%	0.45%
Portfolio turnover rate(F)	194%	301%
(A)	Commenced operations on October 31, 2012.
(B)	Calculated based on average number of shares outstanding.
(C)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(D)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)	Does not include expenses of the investment companies in which the Fund invests.
(F)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Tactical Rotation
	Class C
	October 31, 2014	October 31, 2013(A)
Net asset value
Beginning of year	$11.05	$10.00
Investment operations
Net investment income (loss)(B)(C)	— (D)	(0.03)
Net realized and unrealized gain (loss)	0.60	1.56
Total investment operations	0.60	1.53
Distributions
Net investment income	(0.02)	(0.48)
Net realized gains	(0.03)	—
Total distributions	(0.05)	(0.48)
Net asset value
End of year	$11.60	$11.05
Total return(E)	5.46%	16.03%
Ratio and supplemental data
Net assets end of year (000’s)	$7,266	$3,840
Expenses to average net assets(F)
After (waiver/reimbursement) recapture	1.85%	1.85%
Before (waiver/reimbursement) recapture	2.09%	4.69%
Net investment income (loss) to average net assets(C)	(0.03)%	(0.28)%
Portfolio turnover rate(G)	194%	301%
(A)	Commenced operations on October 31, 2012.
(B)	Calculated based on average number of shares outstanding.
(C)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(D)	Rounds to less than $0.01 or $(0.01).
(E)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(F)	Does not include expenses of the investment companies in which the Fund invests.
(G)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the years indicated:	Transamerica Tactical Rotation
	Class I
	October 31, 2014	October 31, 2013(A)
Netasset value
Beginning of year	$11.09	$10.00
Investment operations
Net investment income (loss)(B)(C)	0.11	0.07
Net realized and unrealized gain (loss)	0.61	1.57
Total investment operations	0.72	1.64
Distributions
Net investment income	(0.07)	(0.55)
Net realized gains	(0.03)	—
Total distributions	(0.10)	(0.55)
Net asset value
End of year	$11.71	$11.09
Total return(D)	6.57%	17.26%
Ratio and supplemental data
Net assets end of year (000’s)	$3,521	$2,824
Expenses to average net assets(E)
After (waiver/reimbursement) recapture	0.85%	0.85%
Before (waiver/reimbursement) recapture	1.03%	3.63%
Net investment income (loss) to average net assets(C)	0.98%	0.67%
Portfolio turnover rate(F)	194%	301%
(A)	Commenced operations on October 31, 2012.
(B)	Calculated based on average number of shares outstanding.
(C)	Recognition of net investment income by the Fund is affected by the timing of the declaration of dividends by the investment companies in which the Fund invests.
(D)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)	Does not include expenses of the investment companies in which the Fund invests.
(F)	Does not include portfolio activity of the investment companies in which the Fund invests.

For a share outstanding during the period and years indicated:	Transamerica US Growth (formerly, Transamerica Diversified Equity)
	Class A
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010(A)
Net asset value
Beginning of period/year	$16.95	$13.41	$14.63	$14.29	$12.85
Investment operations
Net investment income (loss)(B)	0.02	0.07	0.01	(0.06)	0.15
Net realized and unrealized gain (loss)	2.38	3.50	0.76 (C)	0.56	1.31
Total investment operations	2.40	3.57	0.77	0.50	1.46
Distributions
Net investment income	(0.13)	(0.03)	—	(0.16)	(0.02)
Net realized gains	—	—	(1.99)	—	—
Total distributions	(0.13)	(0.03)	(1.99)	(0.16)	(0.02)
Net asset value
End of period/year	$19.22	$16.95	$13.41	$14.63	$14.29
Total return(D)	14.25%	26.62%	7.04% (C)	3.44%	11.32% (E)
Ratio and supplemental data
Net assets end of period/year (000’s)	$459,677	$447,645	$420,504	$77,197	$83,766
Expenses to average net assets
After (waiver/reimbursement) recapture	1.27%	1.36%	1.47%	1.52%	1.52% (F)
Before (waiver/reimbursement) recapture	1.27%	1.36%	1.39%	1.66%	1.72% (F)
Net investment income (loss) to average net assets	0.13%	0.49%	0.08%	(0.42)%	1.14% (F)
Portfolio turnover rate	111%	55%	80%	141%	79% (E)
(A)	Commenced operations on November 13, 2009.
(B)	Calculated based on average number of shares outstanding.
(C)	Includes fair fund settlement. The impacts were $0.01 to Net realized and change in unrealized gain on investments and 0.08% to Total return.
(D)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)	Not annualized.
(F)	Annualized.

For a share outstanding during the period and years indicated:	Transamerica US Growth (formerly, Transamerica Diversified Equity)
	Class B
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010(A)
Net asset value
Beginning of period/year	$16.64	$13.25	$14.57	$14.22	$12.85
Investment operations
Net investment income (loss)(B)	(0.13)	(0.05)	(0.09)	(0.16)	0.06
Net realized and unrealized gain (loss)	2.34	3.44	0.76 (C)	0.55	1.32
Total investment operations	2.21	3.39	0.67	0.39	1.38
Distributions
Net investment income	—	—	— (D)	(0.04)	(0.01)
Net realized gains	—	—	(1.99)	—	—
Total distributions	—	—	(1.99)	(0.04)	(0.01)
Net asset value
End of period/year	$18.85	$16.64	$13.25	$14.57	$14.22
Total return(E)	13.28%	25.59%	6.29% (C)	2.71%	10.68% (F)
Ratio and supplemental data
Net assets end of period/year (000’s)	$16,421	$19,658	$20,668	$5,420	$7,375
Expenses to average net assets
After (waiver/reimbursement) recapture	2.17%	2.17%	2.17%	2.17%	2.17% (G)
Before (waiver/reimbursement) recapture	2.11%	2.17%	2.19%	2.30%	2.44% (G)
Net investment income (loss) to average net assets	(0.76)%	(0.31)%	(0.63)%	(1.07)%	0.40% (G)
Portfolio turnover rate	111%	55%	80%	141%	79% (F)
(A)	Commenced operations on November 13, 2009.
(B)	Calculated based on average number of shares outstanding.
(C)	Includes fair fund settlement. The impacts were $0.01 to Net realized and change in unrealized gain on investments and 0.08% to Total return.
(D)	Rounds to less than $0.01 or $(0.01).
(E)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(F)	Not annualized.
(G)	Annualized.

For a share outstanding during the period and years indicated:	Transamerica US Growth (formerly, Transamerica Diversified Equity)
	Class C
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010(A)
Net asset value
Beginning of period/year	$16.61	$13.22	$14.55	$14.22	$12.85
Investment operations
Net investment income (loss)(B)	(0.12)	(0.05)	(0.08)	(0.16)	0.06
Net realized and unrealized gain (loss)	2.34	3.44	0.74 (C)	0.55	1.32
Total investment operations	2.22	3.39	0.66	0.39	1.38
Distributions
Net investment income	(0.01)	—	— (D)	(0.06)	(0.01)
Net realized gains	—	—	(1.99)	—	—
Total distributions	(0.01)	—	(1.99)	(0.06)	(0.01)
Net asset value
End of period/year	$18.82	$16.61	$13.22	$14.55	$14.22
Total return(E)	13.37%	25.64%	6.22% (C)	2.72%	10.68% (F)
Ratio and supplemental data
Net assets end of period/year (000’s)	$49,041	$47,397	$42,637	$13,393	$15,013
Expenses to average net assets
After (waiver/reimbursement) recapture	2.05%	2.16%	2.17%	2.17%	2.17% (G)
Before (waiver/reimbursement) recapture	2.05%	2.14%	2.16%	2.25%	2.31% (G)
Net investment income (loss) to average net assets	(0.65)%	(0.32)%	(0.63)%	(1.07)%	0.48% (G)
Portfolio turnover rate	111%	55%	80%	141%	79% (F)
(A)	Commenced operations on November 13, 2009.
(B)	Calculated based on average number of shares outstanding.
(C)	Includes fair fund settlement. The impacts were $0.01 to Net realized and change in unrealized gain on investments and 0.08% to Total return.
(D)	Rounds to less than $0.01 or $(0.01).
(E)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(F)	Not annualized.
(G)	Annualized.

For a share outstanding during the period and years indicated:	Transamerica US Growth (formerly, Transamerica Diversified Equity)
	Class I
	October 31, 2014	October 31, 2013	October 31, 2012	October 31, 2011	October 31, 2010(A)
Net asset value
Beginning of period/year	$17.19	$13.60	$14.74	$14.41	$12.65
Investment operations
Net investment income (loss)(B)	0.09	0.15	0.09	— (C)	0.26
Net realized and unrealized gain (loss)	2.41	3.54	0.76 (D)	0.56	1.53
Total investment operations	2.50	3.69	0.85	0.56	1.79
Distributions
Net investment income	(0.20)	(0.10)	—	(0.23)	(0.03)
Net realized gains	—	—	(1.99)	—	—
Total distributions	(0.20)	(0.10)	(1.99)	(0.23)	(0.03)
Net asset value
End of period/year	$19.49	$17.19	$13.60	$14.74	$14.41
Total return(E)	14.67%	27.16%	7.62% (D)	3.82%	14.16% (F)
Ratio and supplemental data
Net assets end of period/year (000’s)	$212,866	$249,718	$310,170	$1,127	$421
Expenses to average net assets
After (waiver/reimbursement) recapture	0.90%	0.91%	0.90%	1.17%	1.17% (G)
Before (waiver/reimbursement) recapture	0.90%	0.91%	0.90%	1.15%	1.81% (G)
Net investment income (loss) to average net assets	0.51%	0.97%	0.67%	0.01%	2.14% (G)
Portfolio turnover rate	111%	55%	80%	141%	79% (F)
(A)	Commenced operations on November 30, 2009.
(B)	Calculated based on average number of shares outstanding.
(C)	Rounds to less than $0.01 or $(0.01).
(D)	Includes fair fund settlement. The impacts were $0.01 to Net realized and change in unrealized gain on investments and 0.08% to Total return.
(E)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(F)	Not annualized.
(G)	Annualized.

For a share outstanding during the period and years indicated:	Transamerica US Growth (formerly, Transamerica Diversified Equity)
	Class T
	October 31, 2014	October 31, 2013	October 31, 2012(A)
Net asset value
Beginning of period/year	$36.39	$28.69	$28.70
Income (loss) from investment operations:
Net investment income (loss) (B)	0.21	0.30	0.14
Net realized and unrealized gain (loss)	5.14	7.49	(0.15) (C)
Total investment operations	5.35	7.79	(0.01)
Distributions
Net investment income	(0.19)	(0.09)	—
Net asset value
End of period/year	$41.55	$36.39	$28.69
Total return(D)	14.74%	27.16%	(0.04)% (C)(E)
Ratios and supplemental data
Net assets end of period/year (000’s)	$101,029	$94,866	$81,976
Expenses to average net assets
After (waiver/reimbursement) recapture	0.87%	0.91%	0.90% (F)
Before (waiver/reimbursement) recapture	0.87%	0.91%	0.90% (F)
Net investment income (loss) to average net assets	0.53%	0.93%	0.65% (F)
Portfolio turnover rate	111%	55%	80% (E)
(A)	Commenced operations on February 10, 2012.
(B)	Calculated based on average number of shares outstanding.
(C)	Includes fair fund settlement. The impacts were $0.01 to Net realized and change in unrealized gain on investments and 0.08% to Total return.
(D)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.
(E)	Not annualized.
(F)	Annualized.

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Both the investment returns and principal value of mutual funds will fluctuate over time so that shares, when redeemed, may be worth more or less than their original cost.
Transamerica Funds
4600 S. Syracuse Street, Suite 1100
Denver, CO 80237
Customer Service: 1-888-233-4339
Shareholder inquiries and transaction requests should be mailed to:
Transamerica Fund Services, Inc.
P.O. Box 219945
Kansas City, MO 64121-9945
ADDITIONAL INFORMATION about these funds is contained in the Statement of Additional Information dated March 1, 2015, as may be amended from time to time, and in the annual and semi-annual reports to shareholders. The Statement of Additional Information is incorporated by reference into this prospectus.
Information about the funds (including the Statement of Additional Information) has been filed with and is available from the SEC, and can be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the operation of the public reference room may be obtained by calling the SEC at 1-202-551-8090. Copies of this information may be obtained upon payment of a duplication fee, by electronic request at the following e-mail address, publicinfo@sec.gov, or by writing to the Public Reference Section of the SEC, Washington, DC 20549-1520. Reports and other information about the funds are also available on the SEC’s Internet site at http://www.sec.gov.
To obtain a copy of the Statement of Additional Information or the annual and semi-annual reports, without charge, or to request other information or make other inquiries about the funds, call or write to Transamerica Funds at the phone number or address above or visit Transamerica Funds website at www.transamericafunds.com. In the Transamerica Funds annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the funds’ performance during the last fiscal year. Additional information about the funds’ investments is available in the funds’ annual and semi-annual reports to shareholders.
Each fund’s current net asset value per share is available on our website at www.transamericafunds.com.
www.transamerica.com
Sales Support: 1-800-851-7555
Distributor: Transamerica Capital, Inc.
The Investment Company Act File Number for Transamerica Funds is 811-04556.